           Prospectus supplement dated October 30, 2006 (to prospectus dated October 23, 2006)

                                              $1,252,719,000
                                              (Approximate)

                                     Bear Stearns ALT-A Trust 2006-7
                                              Issuing Entity

                                  Wells Fargo Bank, National Association
                               Master Servicer and Securities Administrator
                              Structured Asset Mortgage Investments II Inc.
                                                Depositor

                                         EMC Mortgage Corporation
                                            Sponsor and Seller

               Bear Stearns ALT-A Trust, Mortgage Pass-Through Certificates, Series 2006-7
________________________________________________________________________________________________________________________

You should consider carefully the risk factors beginning on page S-22 in this prospectus supplement.
________________________________________________________________________________________________________________________

The Trust

The trust will consist  primarily of a pool of adjustable  rate Alt-A type mortgage loans secured by first liens on one- to four-family residential properties.

The trust will issue these classes of certificates that are offered under this prospectus supplement:

         o    2 classes of group I senior  certificates  designated  Class  I-A-1  Certificates  and Class
              I-A-2 Certificates,

         o    14 classes of group II senior certificates  designated Class II-1A-1,  Class II-1A-2,  Class
              II-1X-1, Class II-2A-1A,  Class II-2A-1B, Class II-2A-2, Class II-2X-1, Class II-2X-2, Class
              II-2X-3,  Class  II-2X-4,  Class  II-2X-5,  Class  II-3A-1,  Class II-3A-2 and Class II-3X-1
              Certificates,

         o    4 classes of group I subordinate  certificates  designated Class I-M-1,  Class I-M-2,  Class
              I-B-1 and Class I-B-2 Certificates, and

         o    4 classes of group II  subordinate  certificates  designated  Class II-B-1,  Class  II-BX-1,
              Class  II-B-2  and Class  II-B-3  Certificates,  all as more fully  described  in the tables beginning on pages S-2 through S-5 of this prospectus supplement.

Certain classes of certificates are exchangeable certificates as further described herein.
The certificates  are obligations  only of the trust, as the issuing entity.  Neither the certificates nor the mortgage loans are insured or guaranteed by any person,  except as described herein.  Distributions on the  certificates  will be payable  solely  from the assets  transferred  to the trust for the  benefit of certificateholders.

Credit Enhancement

Credit  enhancement  for the offered  certificates  related to loan group I will consist of excess spread, overcollateralization  and  additional  classes of  subordinated  certificates.  The offered  certificates related to loan group I and the Class I-B-3 Certificates may receive  additional  distributions in respect of interest from payments under the related cap contracts, as described herein.
Credit  enhancement  for the  offered  certificates  related to loan group II will  consist of  additional classes of subordinated certificates.

Distributions  on the  certificates  will be on the 25th of each month,  or, if the 25th is not a business day, on the next business day, beginning in November 2006.

Neither the  Securities  and Exchange  Commission  nor any state  securities  commission  has approved the certificates  or determined if this prospectus  supplement or the prospectus is accurate or complete.  Any representation to the contrary is a criminal offense.

The Attorney  General of the state of New York has not passed on or endorsed the merits of this  offering.
Any representation to the contrary is unlawful.

The  price to  investors  will  vary from  time to time and will be  determined  at the time of sale.  The proceeds to the  depositor  from the offering are expected to be  approximately  101.50% of the  aggregate principal amount of the offered certificates,  plus accrued interest thereon,  less expenses.  See "Method of Distribution" in this prospectus supplement.

The  Underwriter  will deliver to  purchasers  the offered  certificates  in  book-entry  form through The
Depository Trust Company,  Clearstream  Banking,  société anonyme and the Euroclear  System, in each case, on or about October 31, 2006.

                                         Bear, Stearns & Co. Inc.
                                               Underwriter

Important  notice  about  information  presented  in  this  prospectus  supplement  and  the  accompanying prospectus

You should rely only on the  information  contained in this  document.  We have not  authorized  anyone to provide you with different information.

We  provide   information  to  you  about  the  offered   certificates  in  two  separate  documents  that
progressively provide more detail:

o    the  accompanying  prospectus,  which provides  general  information,  some of which may not apply to this series of certificates; and

o    this prospectus supplement, which describes the specific terms of your certificates.

Annex I, Annex II,  Schedule A,  Schedule B and  Schedule C are  incorporated  into and comprise a part of this prospectus supplement as if fully set forth herein.

The  description of your  certificates  in this  prospectus  supplement is intended to enhance the related description  in the prospectus and you should rely on the  information  in this  prospectus  supplement as providing additional detail not available in the prospectus.

The  Depositor's  principal  offices are located at 383 Madison  Avenue,  New York, New York 10179 and its
telephone number is (212) 272-2000.

NOTWITHSTANDING  ANY OTHER  EXPRESS  OR  IMPLIED  AGREEMENT  TO THE  CONTRARY,  THE  SPONSOR,  THE  MASTER
SERVICER,  THE  SECURITIES  ADMINISTRATOR,  THE CAP  CONTRACT  PROVIDER,  EMC  MORTGAGE  CORPORATION,  THE
TRUSTEE,  EACH RECIPIENT OF THE RELATED PROSPECTUS  SUPPLEMENT AND, BY ITS ACCEPTANCE THEREOF, EACH HOLDER
OF A CERTIFICATE,  AGREES AND  ACKNOWLEDGES  THAT EACH PARTY HERETO HAS AGREED THAT EACH OF THEM AND THEIR
EMPLOYEES,  REPRESENTATIVES  AND OTHER AGENTS MAY DISCLOSE,  IMMEDIATELY UPON COMMENCEMENT OF DISCUSSIONS,
TO ANY AND ALL PERSONS  THE TAX  TREATMENT  AND TAX  STRUCTURE  OF THE  CERTIFICATES  AND THE REMICS,  THE
TRANSACTIONS  DESCRIBED  HEREIN AND ALL MATERIALS OF ANY KIND  (INCLUDING  OPINIONS OR OTHER TAX ANALYSES)
THAT ARE PROVIDED TO ANY OF THEM RELATING TO SUCH TAX TREATMENT AND TAX STRUCTURE.

                                          European Economic Area

         In  relation  to each  Member  State of the  European  Economic  Area which has  implemented  the
Prospectus  Directive  (referred to herein as a Relevant  Member State),  the  Underwriter has represented and agreed that with effect from and including the date on which the  Prospectus  Directive is implemented in that Relevant Member State (referred to herein as a Relevant  Implementation  Date) it has not made and will not make an offer of notes to the public in that Relevant  Member State prior to the  publication  of a  prospectus  in  relation  to the notes  which has been  approved  by the  competent  authority  in that
Relevant  Member State or, where  appropriate,  approved in another  Relevant Member State and notified to the competent  authority in that Relevant Member State,  all in accordance with the Prospectus  Directive, except that it may,  with effect from and  including the Relevant  Implementation  Date,  make an offer of notes to the public in that Relevant Member State at any time:

(a)      to legal entities  which are  authorized or regulated to operate in the financial  markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)      to any legal  entity  which has two or more of (1) an  average of at least 250  employees  during the last  financial  year; (2) a total balance sheet of more than  €43,000,000  and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c)      in any other  circumstances  which do not require the  publication  by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

         For the  purposes  of this  provision,  the  expression  an  "offer  of notes to the  public"  in relation to any notes in any Relevant  Member State means the  communication  in any form and by any means of  sufficient  information  on the  terms of the offer  and the  notes to be  offered  so as to enable an investor to decide to purchase or subscribe  the notes,  as the same may be varied in that Member State by any measure  implementing  the Prospectus  Directive in that Member State and the  expression  referred to herein as Prospectus Directive means Directive  2003/71/EC and includes any relevant  implementing measure in each Relevant Member State.

                                              United Kingdom

         The Underwriter has represented and agreed that:

(a)      it has only  communicated or caused to be communicated  and will only  communicate or cause to be communicated  an invitation or  inducement to engage in investment  activity  (within the meaning of Section 21 of the FSMA)  received by it in  connection  with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to the Issuing Entity; and

(b)      it has  complied  and will  comply with all  applicable  provisions  of the FSMA with  respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

                                TABLE OF CONTENTS                              PAGE

ANNEX I
ANNEX II
SCHEDULE A
SCHEDULE B
SCHEDULE C

                                          TRANSACTION STRUCTURE

Mortgagors
originate loans
loan payments
amount financed
Originators
Servicers
purchase loans
loan purchase price
loan payments and monthly reports
Wells Fargo Bank, National Association
Master Servicer
Oversees and monitors servicers
Securities Administrator
Aggregates collections
Calculates cash flows
Remits to investors
Custodian
Holds certain mortgage notes and related mortgage documents
Treasury Bank
Custodian
Holds certain mortgage notes and related mortgage documents
EMC
Sponsor
Purchases loans
Forms pool
asset pool
net offering proceeds
Structured Asset Mortgage Investments II Inc.
Depositor
Creates issuing entity
net offering proceeds
certificates
Bear Stearns & Co. Inc.
Underwriter
Sells certificates to investors
Offering proceeds
asset pool
certificates
Citibank, N.A.
Trustee
Represents investors interests
Monthly distributions/ Certain proceeds payable under the related Cap Contracts
Bear Stearns ALT-A Trust 2006-7
Issuing entity
Holds pool
Issues certificates
Investors
certificates

                                     SUMMARY OF PROSPECTUS SUPPLEMENT

           The following  summary provides a brief  description of material aspects of this offering and does not  contain  all of the  information  that you  should  consider  in making  your  investment  decision.  To understand all of the terms of the offered  certificates,  read carefully this entire  prospectus  supplement and the entire  accompanying  prospectus.  A glossary is included at the end of this  prospectus  supplement.
Capitalized  terms used but not defined in the glossary at the end of this  prospectus  supplement  or in the following summary have the meanings assigned to them in the glossary at the end of the prospectus.

Issuing Entity.....................  Bear Stearns ALT-A Trust 2006-7.

Title of Series....................  Bear Stearns ALT-A Trust, Mortgage Pass-Through Certificates, Series 2006-7.

Cut-off Date.......................  October 1, 2006.

Closing Date.......................  On or about October 31, 2006.

Depositor..........................  Structured Asset Mortgage Investments II Inc.

Sponsor............................  EMC Mortgage Corporation, an affiliate of the depositor.

Master Servicer....................  Wells Fargo Bank, National Association.

Servicers..........................  EMC Mortgage  Corporation,  Countrywide  Home Loans  Servicing LP,  HomeBanc
                                     Mortgage  Corporation  and  various  other  servicers,  none of  which  will service more than 10% of the  mortgage  loans in either loan group I or loan group II.

Originators........................  EMC Mortgage  Corporation,  Countrywide Home Loans, Inc.,  HomeBanc Mortgage
                                     Corporation  and various  other  originators,  none of which will  originate more than 10% of the mortgage loans in either loan group I or loan group II.

Cap Contract Provider..............  Wachovia Bank, National Association.

Trustee ...........................  Citibank, N.A.

Securities Administrator...........  Wells Fargo Bank, National Association.

Distribution Dates.................  Distributions  on the offered  certificates  will be made on the 25th day of each month,  or, if such day is not a business  day, on the next  succeeding business day, beginning in November 2006.

Non-Offered Certificates...........  The   classes   of  offered   certificates,   including   any   exchangeable
                                     certificates,  their  pass-through rates and initial  certificate  principal balances  are set forth in the table  below.  The  Issuing  Entity will also issue other certificates  designated as the Class I-B-3, Class II-B-4, Class
                                     II-B-5,  Class  II-B-6,  Class  XP,  Class  B-IO,  Class  R  and  Class  R-X
                                     Certificates,  which  classes  are not offered  pursuant to this  prospectus supplement.

                                     Group I Offered Certificates

                    Pass-Through        Initial Current         Initial Rating
Class                   Rate            Principal Amount         (S&P/Moody's)                    Designation
______________________________________________________________________________________________________________________
I-A-1             Adjustable Rate         $475,358,000              AAA/Aaa                  Group I Super Senior
I-A-2             Adjustable Rate         $57,584,000               AAA/Aaa                  Group I Senior Support
I-M-1             Adjustable Rate         $14,108,000               AA/Aa2                    Group I Subordinate
I-M-2             Adjustable Rate         $10,941,000                A/A2                     Group I Subordinate
I-B-1             Adjustable Rate          $7,486,000              BBB/Baa2                   Group I Subordinate
I-B-2             Adjustable Rate          $2,879,000              BBB-/Baa3                  Group I Subordinate

Total Group I Offered
Certificates*:                              $568,356,000
*Approximate

                                             Group I Non-Offered Certificates

                     Pass-Through           Initial Current          Initial Rating
Class                    Rate              Principal Amount          (S&P/Moody's)                  Designation
________________________________________________________________________________________________________________________
    I-B-3          Adjustable Rate            $3,455,000                 BB/Ba2                 Group I Subordinate
      XP                 N/A                     $100                     N/A                   Group I Subordinate
     B-IO                N/A                      $0                      N/A                   Group I Subordinate

Total Group I Non-Offered
Certificates*:                                $3,455,100
*Approximate

                                         Group II Offered Certificates

                         Pass-Through        Initial Current           Initial Rating
Class                        Rate           Principal Amount        (S&P/Moody's/Fitch)                  Designation
______________________________________________________________________________________________________________________________
II-1A-1                 Variable Rate         $141,971,000              AAA/Aaa/ AAA               Group II-1 Super Senior
II-1A-2                 Variable Rate          $12,039,000              AAA/Aa1/AAA               Group II-1 Senior Support
II-1X-1                   Fixed Rate            Notional                AAA/Aaa/AAA            Group II-1 Senior Interest Only
II-2A-1A                Variable Rate         $210,000,000              AAA/Aaa/AAA                Group II-2 Super Senior
II-2A-1B                Variable Rate         $190,919,000              AAA/Aaa/AAA         Group II-2 Super Senior/Exchangeable
II-2A-2                 Variable Rate          $33,996,000              AAA/Aa1/AAA               Group II-2 Senior Support
II-2X-1                   Fixed Rate            Notional                AAA/Aaa/AAA            Group II-2 Senior Interest Only
                                                                                                 Group II-2 Senior Interest
II-2X-2                   Fixed Rate            Notional                AAA/Aaa/AAA                   Only/Exchangeable
                                                                                                 Group II-2 Senior Interest
II-2X-3                   Fixed Rate            Notional                AAA/Aaa/AAA                   Only/Exchangeable
                                                                                                 Group II-2 Senior Interest
II-2X-4                   Fixed Rate            Notional                AAA/Aaa//AAA                  Only/Exchangeable
                                                                                                 Group II-2 Senior Interest
II-2X-5                   Fixed Rate            Notional                AAA/Aaa/AAA                   Only/Exchangeable
II-3A-1                 Variable Rate          $50,549,000              AAA/Aaa/AAA                Group II-3 Super Senior
II-3A-2                 Variable Rate          $4,286,000               AAA/Aa1/AAA               Group II-3 Senior Support
II-3X-1                   Fixed Rate            Notional                AAA/Aaa/AAA            Group II-3 Senior Interest Only
II-B-1                  Variable Rate          $27,069,000                NR/NR/AA                   Group II Subordinate
II-BX-1                 Variable Rate           Notional                  NR/NR/AA           Group II Subordinate Interest Only
II-B-2                  Variable Rate          $7,635,000                 NR/NR/A                    Group II Subordinate
II-B-3                  Variable Rate          $5,899,000                NR/NR/BBB                   Group II Subordinate

Total Group II
Offered
Certificates*:                                $684,363,000

*Approximate

                                                 Group II Non-Offered Certificates

                         Pass-Through        Initial Current           Initial Rating
Class                        Rate           Principal Amount        (S&P/Moody's/Fitch)               Designation
_______________________________________________________________________________________________________________________
II-B-4                  Variable Rate          $3,818,000                 NR/NR/BB               Group II Subordinate
II-B-5                  Variable Rate          $3,123,000                 NR/NR/B                Group II Subordinate
II-B-6                  Variable Rate          $2,778,539                    NA                  Group II Subordinate

Total Group II
Non-Offered
Certificates*:                                 $9,719,539
*Approximate

Other Information:

The  trust  will  issue  Class  R  Certificates  and  Class  R-X  Certificates  (together,  the  "residual certificates")  which  will not have a  pass-through  rate and  which  are not  offered  pursuant  to this prospectus supplement.

The  pass-through  rates on the  certificates  are  described in detail on pages S-12 through S-14 in this prospectus supplement.

Class II-1X-1 Certificates:

The Class II-1X-1  Certificates  do not have a principal  amount.  The Class II-1X-1  Certificates  have a notional amount equal to the aggregate  certificate  principal  balance of the Class II-1A-1  Certificates and the Class II-1A-2  Certificates.  The Class II-1X-1  Certificates  have an initial  notional amount of
$154,010,000.

Class II-2X-1 Certificates:

The Class II-2X-1  Certificates  do not have a principal  amount.  The Class II-2X-1  Certificates  have a notional amount equal to the aggregate  certificate  principal balance of the Class II-2A-1A  Certificates and the Class II-2A-2  Certificates.  The Class II-2X-1  Certificates  have an initial  notional amount of
$243,996,000.

Class II-2X-2 Certificates:

The Class II-2X-2  Certificates  do not have a principal  amount.  The Class II-2X-2  Certificates  have a notional amount equal to the certificate principal balance of the Class II-2A-1B  Certificates.  The Class
II-2X-2 Certificates have an initial notional amount of $190,919,000.

Class II-2X-3 Certificates:

The Class II-2X-3  Certificates  do not have a principal  amount.  The Class II-2X-3  Certificates  have a notional amount equal to the certificate principal balance of the Class II-2A-1B  Certificates.  The Class
II-2X-3 Certificates have an initial notional amount of $190,919,000.

Class II-2X-4 Certificates:

The Class II-2X-4  Certificates  do not have a principal  amount.  The Class II-2X-4  Certificates  have a notional amount equal to the certificate principal balance of the Class II-2A-1B  Certificates.  The Class
II-2X-4 Certificates have an initial notional amount of $190,919,000.

Class II-2X-5 Certificates:

The Class II-2X-5  Certificates  do not have a principal  amount.  The Class II-2X-5  Certificates  have a notional amount equal to the certificate principal balance of the Class II-2A-1B  Certificates.  The Class
II-2X-5 Certificates have an initial notional amount of $190,919,000.

Class II-3X-1 Certificates:

The Class II-3X-1  Certificates  do not have a principal  amount.  The Class II-3X-1  Certificates  have a notional amount equal to the aggregate  certificate  principal  balance of the Class II-3A-1  Certificates and the Class II-3A-2  Certificates.  The Class II-3X-1  Certificates  have an initial  notional amount of
$54,835,000.

Class II-BX-1 Certificates:

The Class II-BX-1  Certificates  do not have a principal  amount.  The Class II-BX-1  Certificates  have a notional amount equal to the certificate  principal  balance of the Class II-B-1  Certificates.  The Class
II-BX-1 Certificates have an initial notional amount of $27,069,000.

The Issuing Entity

The depositor will establish a trust with respect to the Bear Stearns ALT-A Trust,  Mortgage  Pass-Through
Certificates,  Series 2006-7,  pursuant to a pooling and servicing  agreement dated as of October 1, 2006, among the depositor, the master servicer, the securities administrator, the trustee and the sponsor.

See "Description of the Certificates" in this prospectus supplement.

The  certificates  represent  in the  aggregate  the entire  beneficial  ownership  interest in the trust.
Distributions  of interest and/or  principal on the offered  certificates  will be made only from payments received in connection with the mortgage loans described below.

Sponsor and Mortgage Loan Sellers

EMC Mortgage  Corporation,  in its capacity as a mortgage  loan seller,  or the Sponsor or EMC, a Delaware corporation  and an affiliate of the  depositor and the  underwriter,  will sell a portion of the mortgage loans to the  depositor.  The  remainder of the mortgage  loans will be sold  directly to the depositor by
Master Funding LLC, a special purpose entity that was established by EMC Mortgage  Corporation,  which, in turn, acquired those mortgage loans from EMC Mortgage Corporation.

The Originators

Approximately  37.40%,  42.28%,  5.76% and 16.56% of the loan group I, sub-loan group II-1, sub-loan group
II-2 and  sub-loan  group  II-3  mortgage  loans,  respectively,  were  originated  by EMC.  Approximately
50.98%,  71.33% and 35.49% of the loan group I,  sub-loan  group  II-2 and  sub-loan  group II-3  mortgage loans,  respectively,  were  originated by Countrywide  Home Loans,  Inc., or  Countrywide.  Approximately
5.32%,  39.02%,  22.73% and 44.93% of the loan  group I,  sub-loan  group  II-1,  sub-loan  group II-2 and sub-loan group II-3 mortgage loans,  respectively,  were originated by HomeBanc Mortgage Corporation.  The remainder of the mortgage  loans were  originated by various  originators,  none of which have  originated more than 10% of the mortgage loans in the aggregate of any loan group.

The Servicers

Approximately  38.93%,  33.63%,  4.63% and 15.95% of the loan group I, sub-loan group II-1, sub-loan group
II-2 and  sub-loan  group II-3  mortgage  loans,  respectively,  will be  serviced  by EMC.  Approximately
50.98%,  71.33% and 35.49% of the loan group I,  sub-loan  group  II-2 and  sub-loan  group II-3  mortgage loans,  respectively,  will be serviced by Countrywide Home Loans Servicing LP, or Countrywide  Servicing.
Approximately  5.32%,  39.02%,  22.73% and 44.93% of the loan group I, sub-loan group II-1, sub-loan group
II-2 and  sub-loan  group II-3  mortgage  loans,  respectively,  will be  serviced  by  HomeBanc  Mortgage
Corporation.  The  remainder of the mortgage  loans will be serviced by various  servicers,  none of which will service more than 10% of the mortgage loans in the aggregate of any loan group.

The Mortgage Loans

The trust will initially  contain  approximately  2,873 first lien  adjustable rate mortgage loans secured by one- to four-family residential real properties and individual condominium units.

The mortgage loans have an aggregate  principal balance of approximately  $1,269,924,622 as of the Cut-off
Date.

Substantially all of the mortgage loans have an initial  fixed-rate  period of two, three,  five, seven or ten  years.  After  the fixed  rate  period,  if any,  the  interest  rate on each  mortgage  loan will be adjusted  monthly based on One-Month  LIBOR,  semi-annually  based on Six-Month LIBOR or annually based on
One-Year LIBOR or One-Year  Treasury,  to equal the related index plus a fixed  percentage set forth in or computed in  accordance  with the related  note,  subject to rounding  and to certain  other  limitations, including  an initial  cap, a  subsequent  periodic  cap on each  adjustment  date and a maximum  lifetime mortgage rate, all as more fully described under "The Mortgage Pool" in this  prospectus  supplement.  The related index is as described  under "The Mortgage  Pool—Indices on the Mortgage Loans" in this prospectus supplement.  As to each mortgage  loan,  the related  servicer will be  responsible  for  calculating  and implementing interest rate adjustments.

The mortgage  loans have been divided into two primary loan groups,  designated as group I and group II as more fully described below and in Schedule A to this  prospectus  supplement.  The mortgage loans in group
II have been further  divided into three  sub-loan  groups,  designated as sub-loan  group II-1,  sub-loan group II-2 and sub-loan group II-3. The Class I-A-1  Certificates  and the Class I-A-2  Certificates  will be entitled to receive  distributions  solely with respect to the loan group I mortgage  loans.  The Class
II-1A-1,  Class II-1A-2 and Class II-1X-1  Certificates will be entitled to receive  distributions  solely with  respect to the sub-loan  group II-1  mortgage  loans,  the Class  II-2A-1A,  Class  II-2A-1B,  Class
II-2A-2,  Class II-2X-1,  Class II-2X-2,  Class II-2X-3, Class II-2X-4 and Class II-2X-5 Certificates will be entitled  to receive  distributions  solely  with  respect to the  sub-loan  group II-2,  and the Class
II-3A-1,  Class II-3A-2 and Class II-3X-1  Certificates will be entitled to receive  distributions  solely with respect to the sub-loan group II-3 mortgage loans.

Approximately  89.30%,  89.74%,  94.03% and  89.90% of the loan group I,  sub-loan  group  II-1,  sub-loan group II-2 and sub-loan group II-3 mortgage  loans,  respectively,  will require  payment of interest only for the initial period set forth in the related mortgage note.

Approximately  33.41%,  41.75%,  9.38% and 20.34% of the loan group I, sub-loan group II-1, sub-loan group
II-2 and sub-loan group II-3 mortgage loans,  respectively,  are assumable in accordance with the terms of the related mortgage note.

The Group I Mortgage Loans

The following  table  describes  certain  characteristics  of all of the group I mortgage  loans as of the cut-off date:

Number of mortgage loans:...................1,164

Aggregate stated principal
   balance:..........................$575,842,083

Range of stated principal
   balances:................$46,373 to $3,867,532

Average stated principal
    balance:............................ $494,710

Range of mortgage rates (per annum):
   .............................4.625% to 10.625%

Weighted average mortgage rate (per annum):7.441%

Range of remaining terms to stated
     maturity (months):...............299 to  480

Weighted average remaining term to stated
     maturity (months):.......................360

Weighted average loan-to-value ratio at
     origination:..........................75.47%

Weighted average gross margin (per annum):.2.280%

Non-Zero Weighted average cap at first interest
     adjustment date (per annum):..........4.996%

Non-Zero Weighted average periodic cap
     (per annum):..........................1.641%

Weighted average maximum lifetime mortgage
     rate (per annum):....................12.632%

Weighted average months to first interest
     adjustment date (months):.................57

Loan Index Type:
One Year LIBOR...........................  58.46%
Six Month LIBOR........................... 40.79%
One Month LIBOR.............................0.35%
One Year Treasury.........................  0.40%

The Sub-Loan Group II-1 Mortgage Loans

The following  table  describes  certain  characteristics  of all of the mortgage  loans in sub-loan group
II-1 as of the cut-off date:

Number of mortgage loans:.....................488

Aggregate stated principal
   balance:..........................$166,048,632

Range of stated principal balances:
.............................$61,700 to $2,000,000

Average stated principal
    balance:.............................$340,264

Range of mortgage rates (per annum):
   ..............................4.250% to 8.000%

Weighted average mortgage rate (per annum):6.747%

Range of remaining terms to stated maturity
     (months):.........................332 to 360

Weighted average remaining term to stated
     maturity (months):.......................358

Weighted average loan-to-value ratio at
     origination:..........................76.97%

Weighted average gross margin (per annum):.2.303%

Non-Zero Weighted average cap at first interest
     adjustment date (per annum):..........5.207%

Non-Zero Weighted average periodic cap
     (per annum):..........................1.782%

Weighted average maximum lifetime mortgage
     rate (per annum):....................12.344%

Weighted average months to first interest
     adjustment date (months):.................58

Loan Index Type:

One Year LIBOR.............................60.49%
Six Month LIBOR............................32.46%
One Year Treasury...........................7.05%

The Sub-Loan Group II-2 Mortgage Loans

The following  table  describes  certain  characteristics  of all of the mortgage  loans in sub-loan group
II-2 as of the cut-off date:

Number of mortgage loans:...................1,002

Aggregate stated principal
   balance:..........................$468,911,691

Range of stated principal balances:
..............................$1,841 to $2,698,500

Average stated principal balance:........$467,976

Range of mortgage rates (per annum):
................................. 5.000% to 9.000%

Weighted average mortgage rate (per annum):7.010%

Range of remaining terms to stated maturity
     (months):.........................349 to 479

Weighted average remaining term to stated
     maturity (months):.......................359

Weighted average loan-to-value ratio at
     origination:..........................76.97%

Weighted average gross margin (per annum):.2.256%

Non-Zero Weighted average cap at first interest
     adjustment date (per annum):..........5.094%

Non-Zero Weighted average periodic cap
     (per annum):..........................1.961%

Weighted average maximum lifetime mortgage
     rate (per annum):....................12.294%

Weighted average months to first interest
     adjustment date (months):.................82

Loan Index Type:

One Year LIBOR.............................91.30%
Six Month LIBOR............................8.60%
One Year Treasury...........................0.10%

The Sub-Loan Group II-3 Mortgage Loans

The following  table  describes  certain  characteristics  of all of the mortgage  loans in sub-loan group
II-3 as of the cut-off date:

Number of mortgage loans:.....................219

Aggregate stated principal balance: ..$59,122,216

Range of stated principal
   balances:................$40,273 to $1,400,000

Average stated principal balance:........$269,964

Range of mortgage rates (per annum):
.................................3.875% to 10.375%

Weighted average mortgage rate (per annum):6.928%

Range of remaining terms to stated maturity
     (months):.........................346 to 478

Weighted average remaining term to stated
     maturity (months):.......................359

Weighted average loan-to-value ratio at
     origination:..........................75.42%

Weighted average gross margin (per annum):.2.269%

Non-Zero Weighted average cap at first interest
     adjustment date (per annum):..........5.102%

Non-Zero Weighted average periodic cap
     (per annum):..........................1.879%

Weighted average maximum lifetime mortgage
     rate (per annum):....................12.485%

Weighted average months to first interest
     adjustment date (months):................118

Loan Index Type:
One Year LIBOR............................86.17%
Six Month LIBOR...........................13.83%

The Group II Mortgage Loans (Aggregate)

The following  table  describes  certain  characteristics  of all of the group II mortgage loans as of the cut-off date:

Number of mortgage loans:...................1,709

Aggregate stated principal balance:..$694,082,539

Range of stated principal balances:
..............................$1,841 to $2,698,500

Average stated principal balance:........$406,134

Range of mortgage rates (per annum):
   .............................3.875% to 10.375%

Weighted average mortgage rate (per annum):6.940%

Range of remaining terms to stated maturity
     (months):.........................332 to 479

Weighted average remaining term to stated
     maturity (months):.......................359

Weighted average loan-to-value ratio at
     origination:..........................76.84%

Weighted average gross margin (per annum):.2.269%

Non-Zero Weighted average cap at first interest
     adjustment date (per annum):..........5.122%

Non-Zero Weighted average periodic cap
     (per annum):..........................1.911%

Weighted average maximum lifetime mortgage
     rate (per annum):....................12.322%

Weighted average months to first interest
     adjustment date (months):.................80

Loan Index Type:
One Year LIBOR.............................83.49%
Six Month LIBOR............................14.75%
One Year Treasury...........................1.76%

Removal and Substitution of a Mortgage Loan

The trustee will acknowledge the sale,  transfer and assignment to it (or the applicable  custodian on its behalf) by the depositor and receipt of the mortgage  loans,  subject to further review and the exceptions which may be noted pursuant to the  procedures  described in the pooling and servicing  agreement.  If the trustee (or the  applicable  custodian on its behalf)  finds that any mortgage  loan appears  defective on its face,  appears to have not been  executed or  received,  or appears to be  unrelated  to the  mortgage loans  identified in the mortgage loan schedule  (determined on the basis of the mortgagor name,  original principal  balance and loan  number),  the  trustee  (or the  applicable  custodian  on its behalf)  shall promptly  notify the sponsor.  The sponsor  must then correct or cure any such defect  within 90 days from the date of notice from the trustee (or the  applicable  custodian on its behalf) of the defect and if the sponsor fails to correct or cure such defect within such period and such defect  materially  and adversely affects the  interests of the  certificateholders  in the related  mortgage  loan,  the sponsor  will,  in accordance  with  the  terms of the  pooling  and  servicing  agreement  and the  mortgage  loan  purchase agreement,  within 90 days of the date of notice,  provide the trustee with a substitute mortgage loan (if within two years of the closing  date) or  repurchase  the mortgage  loan;  provided  that, if such defect would  cause  the  mortgage  loan  to  be  other  than  a  "qualified  mortgage"  as  defined  in  Section
860G(a)(3)(a) of the Internal  Revenue Code, any such cure or substitution  must occur within 90 days from the date such breach was discovered.

Description of the Certificates

General

The Class I-A-1  Certificates  and the Class I-A-2  Certificates  will represent  interests in the group I mortgage loans and are sometimes  referred to herein as the group I senior  certificates  or the Class I-A
Certificates.

The Class I-M-1,  Class I-M-2,  Class I-B-1,  Class I-B-2 and Class I-B-3 Certificates will each represent subordinated  interests in the group I mortgage loans and are sometimes  referred to herein as the group I subordinate certificates.

The Class I-A-1,  Class I-A-2,  Class I-M-1,  Class I-M-2,  Class I-B-1 and Class I-B-2  Certificates  are
sometimes referred to herein as the group I offered certificates.

The  Class  I-B-3,  Class XP and  Class  B-IO  Certificates,  which  are not  offered  by this  prospectus supplement,  and are  sometimes  referred to herein as the  non-offered  group I  certificates,  will each represent subordinated interests in the group I mortgage loans.

The group I offered  certificates  and the  non-offered  group I  certificates  are sometimes  referred to herein as the group I certificates.

Payments of interest  and  principal on each class of group I  certificates  will be made from the group I mortgage loans..

The Class II-1A-1,  Class II-1A-2 and Class II-1X-1  Certificates will represent interests  principally in sub-loan group II-1 and the Class II-1A-1  Certificates  and the Class II-1A-2  Certificates are sometimes referred to herein as the Class II-1A  Certificates.  The Class II-2A-1A,  Class II-2A-1B,  Class II-2A-2,
Class II-2X-1,  Class II-2X-2,  Class II-2X-3, Class II-2X-4 and Class II-2X-5 Certificates will represent interests  principally  in sub-loan  group II-2 and the Class  II-2A-1A,  Class II-2A-1B and Class II-2A-2
Certificates are sometimes referred to herein as the Class II-2A  Certificates.  The Class II-3A-1,  Class
II-3A-2 and Class II-3X-1  Certificates  will represent  interests  principally in sub-loan group II-3 and the Class II-3A-1  Certificates  and the Class II-3A-2  Certificates  are sometimes  referred to herein as the Class II-3A Certificates.

The Class II-1X-1,  Class II-2X-1,  Class II-2X-2,  Class II-2X-3,  Class II-2X-4, Class II-2X-5 and Class
II-3X-1 Certificates are sometimes referred to herein as the senior interest only certificates.

The  Class  II-B-1,  Class  II-BX-1,  Class  II-B-2  and Class  II-B-3  Certificates  will each  represent subordinated  interests  in loan  group II and are  sometimes  referred  to herein as the group II offered subordinate  certificates.  The  Class  II-BX-1  Certificates  are  sometimes  referred  to  herein as the subordinate interest-only certificates.

The senior  interest  only  certificates  and the  subordinate  interest only  certificates  are sometimes referred to herein as the interest only certificates.

The Class II-1A,  Class II-2A and Class II-3A  Certificates and the senior interest only  certificates are sometimes  referred to herein as the group II senior  certificates.  Payments of interest and principal on each class of group II senior certificates,  as applicable,  will be made first from mortgage loans in the related  sub-loan  group and  thereafter,  in limited  circumstances  as further  described  herein,  from mortgage loans in the other sub-loan groups in loan group II.

The  group II  senior  certificates  and the  group II  offered  subordinate  certificates  are  sometimes referred to herein as the group II offered certificates.

The trust  will also  issue  Class  II-B-4,  Class  II-B-5 and Class  II-B-6  Certificates,  which are not offered by this prospectus  supplement,  and are sometimes  referred to herein as the non-offered group II certificates.  The non-offered  group II certificates  will each represent  subordinated  interests in the group II mortgage  loans.  The  non-offered  group II certificates  have an initial  principal  balance of approximately $9,719,539.

The Class II-B-1,  Class II-BX-1,  Class II-B-2, Class II-B-3, Class II-B-4, Class II-B-5 and Class II-B-6
Certificates are sometimes collectively referred to herein as the Class II-B Certificates.

The group II  subordinate  certificates,  together  with the group II senior  certificates  are  sometimes referred to herein as the group II certificates.

The group I offered  certificates,  together with the group II offered certificates are sometimes referred to herein as the offered certificates.

The group I senior  certificates,  together with the group II senior  certificates are sometimes  referred to herein as the senior certificates.

The group II offered  subordinate  certificates,  together with the non-offered  group II certificates are sometimes  referred  to  herein  as the  group  II  subordinate  certificates.  The  group  I  subordinate certificates,  together with the group II  subordinate  certificates  are sometimes  referred to herein as the subordinate certificates.

The  non-offered  group I certificates  and non-offered  group II  certificates  together with the offered certificates, are sometimes referred to herein as the certificates.

The Class XP Certificates,  which are not offered  pursuant to this  prospectus,  will represent the right of the holder to prepayment  charges on the group I mortgage loans to the extent such  prepayment  charges are not  retained  by the  related  servicer  in  accordance  with  the  terms  of the  related  servicing agreement.

The  Class R  Certificates  and the  Class  R-X  Certificates,  which  are not  offered  pursuant  to this prospectus,  will  represent  the  residual  interests  in the real estate  mortgage  investment  conduits established by the trust.

The assumed final  distribution  date for the offered  certificates is the distribution  date occurring in
December 2046.

Record Date

For each class of group I offered  certificates and for any distribution  date, the business day preceding the applicable  distribution date so long as the group I offered  certificates  remain in book-entry form;
and  otherwise  the record date shall be the last  business day of the month  preceding the month in which such  distribution date occurs.  For each class of group II offered  certificates and for any distribution date,  the close of  business  on the last  business  day of the month  preceding  the month in which such distribution date occurs.

Denominations

For each class of offered certificates, $25,000, and multiples of $1.00 in excess thereof.

Registration of Offered Certificates

The  trust  will  issue the  offered  certificates,  initially,  in  book-entry  form.  Persons  acquiring interests in these  offered  certificates  will hold their  beneficial  interests  through The  Depository
Trust Company, in the United States, or Clearstream  Banking,  société anonyme or the Euroclear System, in
Europe. The trust will issue the residual certificates in certificated fully-registered form.

We refer you to  "Description of the  Certificates—Registration  of the Book-Entry  Certificates"  in this prospectus supplement.

Pass Through Rates

The  pass-through  rate for each  class of  offered  certificates  may change  from  distribution  date to distribution  date. The  pass-through  rate will therefore be adjusted on a monthly basis.  Investors will be notified of a pass-through rate adjustment through the monthly distribution reports.

Group I Certificates

The pass-through rates on each class of group I certificates are as follows:

The Class  I-A-1,  Class  I-A-2,  Class  I-M-1,  Class  I-M-2,  Class  I-B-1,  Class I-B-2 and Class I-B-3
Certificates  will bear interest at a  pass-through  rate equal to the least of (i)  one-month  LIBOR plus the related margin,  (ii) 11.50% per annum and (iii) the  weighted average of the net rates of the group I mortgage  loans as adjusted  to an  effective  rate  reflecting  the accrual of interest on an  actual/360 basis.

One-month  LIBOR for the first interest  accrual period and for all  subsequent  accrual  periods shall be determined  as described  in  "Description  of the  Certificates—Calculation  of One-Month  LIBOR" in this prospectus supplement.

The related margin for the Class I-A-1,  Class I-A-2,  Class I-M-1,  Class I-M-2, Class I-B-1, Class I-B-2
and Class  I-B-3  Certificates  will be 0.170%,  0.220%,  0.310%,  0.450%,  1.150%,  2.150% and 2.150% per
annum,  respectively,  provided that, after the first possible optional termination date for loan group I, the related margin for the Class I-A-1,  Class I-A-2,  Class I-M-1,  Class I-M-2, Class I-B-1, Class I-B-2
and Class  I-B-3  Certificates  will be 0.340%,  0.440%,  0.465%,  0.675%,  1.725%,  3.225% and 3.225% per
annum, respectively.

If on any  distribution  date, the  pass-through  rate for a class of the group I offered  certificates or the Class I-B-3  Certificates  is based on the Net Rate Cap as  described in this  prospectus  supplement, the holders of the related  certificates  will  receive a smaller  amount of  interest  than such  holders would have received on such  distribution  date had the  pass-through  rate been  calculated  based on the lesser of (a) one-month  LIBOR plus the related margin and (b) 11.50% per annum.  However,  the shortfalls described in this paragraph may be covered by excess  cashflow or the cap  contracts,  as described in the prospectus supplement.

Group II Certificates

The pass-through rates on each class of group II certificates are as follows:

On or prior to the  distribution  date in  August  2011,  the  Class  II-1A-1  Certificates  and the Class
II-1A-2  Certificates  will each bear  interest  at a variable  pass-through  rate  equal to the  weighted average of the net rates of the sub-loan  group II-1  mortgage  loans minus  approximately  0.745%.  After the distribution  date in August 2011, the Class II-1A-1  Certificates and the Class II-1A-2  Certificates
will each bear  interest at a variable  pass-through  rate equal to the weighted  average of the net rates of the sub-loan group II-1 mortgage loans.

On or prior to the  distribution  date in August 2011, the Class II-1X-1  Certificates  will bear interest at a fixed  pass-through rate equal to approximately  0.745% per annum based on a notional amount equal to the  aggregate  certificate  principal  balance of the Class  II-1A-1  Certificates  and the Class II-1A-2
Certificates.  After the distribution  date in August 2011, the Class II-1X-1  Certificates  will not bear any interest and the pass-through rate will be equal to 0.00% per annum thereon.

On or prior to the  distribution  date in August  2013,  the  Class  II-2A-1A  Certificates  and the Class
II-2A-2  Certificates  will each bear  interest  at a variable  pass-through  rate  equal to the  weighted average of the net rates of the sub-loan  group II-2  mortgage  loans minus  approximately  0.690%.  After the distribution date in August 2013, the Class II-2A-1A  Certificates and the Class II-2A-2  Certificates
will each bear  interest at a variable  pass-through  rate equal to the weighted  average of the net rates of the sub-loan group II-2 mortgage loans.

On or prior to the distribution  date in August 2013, the Class II-2A-1B  Certificates  will bear interest at a variable  pass-through  rate equal to the  weighted  average of the net rates of the  sub-loan  group
II-2 mortgage loans minus  approximately  0.890%.  After the  distribution  date in August 2013, the Class
II-2A-1B  Certificates  will bear interest at a variable  pass-through  rate equal to the weighted average of the net rates of the sub-loan group II-2 mortgage loans.

On or prior to the  distribution  date in August 2013, the Class II-2X-1  Certificates  will bear interest at a fixed  pass-through rate equal to approximately  0.690% per annum based on a notional amount equal to the aggregate  certificate  principal  balance of the Class  II-2A-1A  Certificates  and the Class II-2A-2
Certificates.  After the distribution  date in August 2013, the Class II-2X-1  Certificates  will not bear any interest and the pass-through rate will be equal to 0.00% per annum thereon.

On or prior to the  distribution  date in August 2013,  each of the Class II-2X-2,  Class  II-2X-3,  Class
II-2X-4  and  Class  II-2X-5  Certificates  will  bear  interest  at a fixed  pass-through  rate  equal to approximately  0.490%,  0.200%,  0.100% and 0.100% per  annum,  respectively,  based on a notional  amount equal to the certificate  principal  balance of the Class II-2A-1B  Certificates.  After the  distribution date in  August  2013,  each of the  Class  II-2X-2,  Class  II-2X-3,  Class  II-2X-4  and  Class  II-2X-5
Certificates  will not bear any  interest  and the  pass-through  rate  will be equal to 0.00%  per  annum thereon.

On or prior to the  distribution  date in  August  2016,  the  Class  II-3A-1  Certificates  and the Class
II-3A-2  Certificates  will each bear  interest  at a variable  pass-through  rate  equal to the  weighted average of the net rates of the sub-loan  group II-3  mortgage  loans minus  approximately  0.540%.  After the distribution  date in August 2016, the Class II-3A-1  Certificates and the Class II-3A-2  Certificates
will each bear  interest at a variable  pass-through  rate equal to the weighted  average of the net rates of the sub-loan group II-3 mortgage loans.

On or prior to the  distribution  date in August 2016, the Class II-3X-1  Certificates  will bear interest at a fixed  pass-through rate equal to approximately  0.540% per annum based on a notional amount equal to the  aggregate  certificate  principal  balance of the Class  II-3A-1  Certificates  and the Class II-3A-2
Certificates.  After the distribution  date in August 2016, the Class II-3X-1  Certificates  will not bear any interest and the pass-through rate will be equal to 0.00% per annum thereon.

On or prior to the distribution  date in August 2011, the Class II-B-1  Certificates will bear interest at a  variable  pass-through  rate equal to the  weighted  average of the  weighted  average  net rate of the mortgage  loans in each  sub-loan  group in loan  group II  weighted  in  proportion  to the excess of the aggregate  stated  principal  balance of each  sub-loan  group over the  aggregate  certificate  principal balance of the related  senior  certificates  (other than the senior  interest  only  certificates)  minus
approximately  0.345%.   After the  distribution  date in August 2011 up to and including the distribution date in August 2013,  the Class II-B-1  Certificates  will bear interest at a variable  pass-through  rate equal to the weighted  average of the weighted  average net rate of the  mortgage  loans in each  sub-loan group in loan group II weighted in proportion to the excess of the aggregate stated  principal  balance of each sub-loan group over the aggregate  certificate  principal balance of the related senior  certificates
(other than the senior interest only certificates)  minus  approximately  0.345% multiplied by a fraction, whose  numerator is the sum for each of sub-loan  group II-2 and sub-loan  group II-3 of the excess of the aggregate  stated  principal  balance of such  sub-loan  group over the  aggregate  certificate  principal balance  of the  related  senior  certificates,  and whose  denominator  is the  excess  of the  aggregate principal balance of the Group II mortgage loans over the aggregate  certificate  principal balance of the related  senior  certificates.  After  the  distribution  date  in  August  2013 up to and  including  the distribution  date in August  2016,  the  Class  II-B-1  Certificates  will bear  interest  at a  variable pass-through  rate equal to the weighted  average of the weighted  average net rate of the mortgage  loans in each  sub-loan  group in loan group II weighted in  proportion  to the excess of the  aggregate  stated
principal balance of each sub-loan group over the aggregate  certificate  principal balance of the related senior  certificates  (other  than the senior  interest  only  certificates)  minus  approximately  0.345%
multiplied by a fraction,  whose  numerator is the excess of the  aggregate  stated  principal  balance of sub-loan group II-3 over the aggregate  certificate  principal balance of the related senior certificates, and whose  denominator  is the excess of the aggregate  principal  balance of the Group II mortgage  loans over  the  aggregate  certificate  principal  balance  of  the  related  senior  certificates.  After  the distribution  date in August 2016, each of the Class II-B-1  Certificates will bear interest at a variable pass-through  rate equal to the weighted  average of the weighted  average net rate of the mortgage  loans in each  sub-loan  group in loan group II weighted in  proportion  to the excess of the  aggregate  stated
principal balance of each sub-loan group over the aggregate  certificate  principal balance of the related senior certificates (other than the senior interest only certificates).

On or  prior  to the  distribution  date  in  August  2011,  the  Class  II-BX-1  will  bear  interest  at approximately  0.345%.  After the  distribution  date in August 2011 up to and including the  distribution date in August  2013,  the Class  II-BX-1  will bear  interest at  approximately  0.345%  multiplied  by a fraction,  whose  numerator  is the sum for each of  sub-loan  group II-2 and  sub-loan  group II-3 of the excess  of the  aggregate  certificate  principal  balance  of such  sub-loan  group  over  the  aggregate certificate  principal  balance of the related senior  certificates ,  and whose denominator is the excess of the  aggregate  principal  balance  of the  Group II  mortgage  loans  over the  aggregate  certificate principal  balance of the related senior  certificates.  After the distribution  date in August 2013 up to
and  including  the  distribution   date  in  August  2016,  the  Class  II-BX-1  will  bear  interest  at approximately  0.345%  multiplied by a fraction,  whose  numerator is the excess of the  aggregate  stated
principal balance of sub-loan group II-3 over the aggregate  certificate  principal balance of the related senior  certificates,  and whose denominator is the excess of the aggregate principal balance of the Group
II mortgage loans over the aggregate  certificate  principal  balance of the related senior  certificates.
After the distribution date in August 2016, the Class II-BX-1 Certificates will not bear any interest.

The Class  II-B-2,  Class  II-B-3,  Class  II-B-4,  Class II-B-5 and Class II-B-6  Certificates  will bear interest at a variable  pass-through  rate equal to the weighted  average of the weighted average net rate of the mortgage  loans in each  sub-loan  group in loan group II weighted in  proportion  to the excess of the aggregate stated  principal  balance of each sub-loan group over the aggregate  certificate  principal balance of the related senior certificates (other than the senior interest only certificates).

The residual  certificates  and the Class XP  Certificates  do not have a  pass-through  rate and will not bear interest.

Exchangeable Certificates
Loan Group II will allow for and include  exchangeable  certificates.  The holders of one or more  classes of  exchangeable  certificates  will  be  entitled  to  exchange  all  or a  part  of  those  classes  for proportionate  interests in one or more classes of exchanged  certificates within the same Loan Group. The possible  combinations  of  exchangeable  certificates  are identified on Schedule B. See  "Description of the Certificates—Exchangeable Certificates."

Distributions on the Certificates

General.  The  issuing  entity  will  make  distributions  with  respect  to each  class  of  certificates primarily from certain collections and other recoveries on the mortgage loans.

Interest  Payments:  On each  distribution  date holders of the offered  certificates and the Class I-B-3,
Class II-B-4, Class II-B-5 and Class II-B-6 Certificates will be entitled to receive:

     o   the interest  that has accrued on the  certificate  principal  balance or notional  amount of the related  certificates at the applicable  pass-through  rate during the related  interest  accrual period, and

     o   any interest due on a prior distribution date that was not paid, less

     o   interest shortfalls allocated to the related certificates.

The interest  accrual period for the group I offered  certificates and the Class I-B-3  Certificates  will be the period from and  including  the  preceding  distribution  date (or from and  including  the closing date,  in the  case of the  first  distribution  date)  to and  including  the day  prior  to the  current distribution date.

Interest on the group I offered  certificates,  the Class I-B-3  Certificates  will be  calculated  on the basis of a 360-day year and the actual number of days elapsed during the related interest accrual period.

Each  class of group I offered  certificates  and the Class  I-B-3  Certificates  may  receive  additional interest  distributions  from payments under the related cap contracts,  as described below under "The Cap
Contracts".

The  interest  accrual  period  for the  group II  certificates  will be the  calendar  month  immediately preceding the calendar month in which a distribution date occurs.

Calculations  of interest on the group II  certificates  will be based on a 360-day year that  consists of twelve 30-day months.

The Class  II-1X-1  Certificates  have a notional  amount  equal to the  aggregate  certificate  principal balance  of the  Class  II-1A-1  Certificates  and the  Class  II-1A-2  Certificates.  The  Class  II-1X-1
Certificates have an initial notional amount of $154,010,000.

The Class  II-2X-1  Certificates  have a notional  amount  equal to the  aggregate  certificate  principal balance  of the  Class  II-2A-1A  Certificates  and the Class  II-2A-2  Certificates.  The  Class  II-2X-1
Certificates have an initial notional amount of $243,996,000.

The Class  II-2X-2,  Class II-2X-3,  Class II-2X-4 and Class II-2X-5  Certificates  have notional  amounts equal to the certificate principal balance of the Class II-2A-1B  Certificates.  The Class II-2X-2,  Class
II-2X-3,  Class  II-2X-4  and  Class  II-2X-5  Certificates,  each  have an  initial  notional  amount  of
$190,919,000.

The Class  II-3X-1  Certificates  have a notional  amount  equal to the  aggregate  certificate  principal balance  of the  Class  II-3A-1  Certificates  and the  Class  II-3A-2  Certificates.  The  Class  II-3X-1
Certificates have an initial notional amount of $54,835,000.

The Class II-BX-1  Certificates  have a notional amount equal to the certificate  principal balance of the
Class  II-B-1   Certificates.   The  Class  II-B-1   Certificates  have  an  initial  notional  amount  of
$27,069,000.

Payments on Group I Certificates

On each distribution  date,  holders of the group I offered  certificates and the Class I-B-3 Certificates will receive a  distribution  of interest and principal on their  certificates  if there is cash available on that date subject to the priorities for payment set forth in this prospectus supplement.

Distributions  to the holders of the group I offered  certificates and the Class I-B-3  Certificates  will be made as follows:

First,  distributions of interest to the group I offered  certificates  and the Class I-B-3  Certificates, and  payment  of  interest  shortfalls  from  previous  distribution  dates in the case of the  Class  I-A
Certificates,  will be made from  interest  collections  derived  from the group I  mortgage  loans in the following order of priority:

     o   First,  from  interest  collections  derived from the loan group I mortgage  loans,  to the Class
         I-A-1 Certificates and the Class I-A-2 Certificates, on a pro rata basis;

     o   Second, to the Class I-M-1 Certificates;

     o   Third, to the Class I-M-2 Certificates;

     o   Fourth, to the Class I-B-1 Certificates;

     o   Fifth, to the Class I-B-2 Certificates; and

     o   Sixth, to the Class I-B-3 Certificates.

Second,  distributions of principal to the group I offered  certificates and the Class I-B-3  Certificates will be made primarily from principal  collections,  advances and excess interest derived from the group I mortgage loans until the required level of  overcollateralization  is reached,  in the following  order of priority:

     o   First,  from collections on the loan group I mortgage loans, to the Class I-A-1  Certificates and the Class I-A-2 Certificates, on a pro rata basis;

     o   Second, to the Class I-M-1 Certificates;

     o   Third, to the Class I-M-2 Certificates;

     o   Fourth, to the Class I-B-1 Certificates;

     o   Fifth, to the Class I-B-2 Certificates; and

     o   Sixth, to the Class I-B-3 Certificates.

Third,  distributions  of any remaining  excess interest will be made to the group I offered  certificates and the Class I-B-3  Certificates for payment of unpaid interest  shortfalls and unpaid realized losses in the following order of priority:

     o   First, to the Class I-A Certificates on a pro rata basis;

     o   Second, to the Class I-M-1 Certificates;

     o   Third, to the Class I-M-2 Certificates;

     o   Fourth, to the Class I-B-1 Certificates;

     o   Fifth, to the Class I-B-2 Certificates; and

     o   Sixth, to the Class I-B-3 Certificates.

Distributions to the group I offered  certificates and the Class I-B-3  Certificates will be made from any remaining  excess  interest to cover basis risk  shortfalls,  to the extent not covered by the related cap contracts, in the following order of priority:

     o   First, to the Class I-A Certificates on a pro rata basis;

     o   Second, to the Class I-M-1 Certificates;

     o   Third, to the Class I-M-2 Certificates;

     o   Fourth, to the Class I-B-1 Certificates;

     o   Fifth, to the Class I-B-2 Certificates; and

     o   Sixth, to the Class I-B-3 Certificates.

Distributions of any remaining excess cashflow will be made to certain non-offered group I certificates.

You should review the priority of payments for the offered  certificates  described under  "Description of the Certificates—Distributions on the Group I Certificates" in this prospectus supplement.

Payments on Group II Certificates

On each  distribution  date,  holders of the group II certificates will receive a distribution of interest and principal on their  certificates  (other than the interest only  certificates in the case of principal distributions)  to the extent of available  funds and subject to the  priorities  for payment set forth in this prospectus supplement.

Distributions to the holders of the group II certificates will be made as follows:

First,  distributions of interest to the group II senior  certificates and payment of interest  shortfalls from previous  distribution  dates will be made from interest  collections  derived from group II mortgage loans in the related sub-loan group.

Second,  any remaining  available  funds for that sub-loan  group will then be  distributed to the related group II senior  certificates in payment of principal  (other than the senior interest only  certificates)
up to the  amount of  principal  distributions  to which the  related  group II  senior  certificates  are entitled on that distribution date.

After  payment in full of principal to the group II senior  certificates  (other than the senior  interest only certificates) in any certificate group,  payments of principal,  as applicable,  and interest will be made  from  remaining  available  funds  for the  related  sub-loan  group  to the  group  II  subordinate certificates,  sequentially,  in the order of their numerical class  designations to the extent  described herein.

Monthly  principal  distributions on the Class II-1A  Certificates  will generally only include  principal payments on the sub-loan group II-1 mortgage loans.  Monthly  principal  distributions  on the Class II-2A
Certificates  will generally only include  principal  payments on the sub-loan group II-2 mortgage  loans.
Monthly  principal  distributions on the Class II-3A  Certificates  will generally only include  principal payments on the sub-loan group II-3 mortgage loans.

You should review the priority of payments for the offered  certificates  described under  "Description of the  Certificates—Distributions  on the Group II  Certificates"  in this prospectus  supplement.  See also
"Description  of the  Certificates—Principal  Distributions  on the  Group  II  Senior  Certificates"  and
"—Principal Distributions on the Group II Subordinate Certificates" in this prospectus supplement.

Credit Enhancement

Credit  enhancement  provides limited protection to holders of specified  certificates  against shortfalls in payments received on the mortgage loans.

Group I Offered Certificates

Excess  Spread and  Overcollateralization.  The group I  mortgage  loans are  expected  to  generate  more interest  than is  needed  to pay  interest  on the  group I  offered  certificates  and the  Class  I-B-3
Certificates  because we expect the weighted  average net interest  rate of the group I mortgage  loans to be higher than the weighted average  pass-through  rate on the group I offered  certificates and the Class
I-B-3  Certificates.  Interest  payments  received  in respect of the group I mortgage  loans in excess of the  amount  that is  needed to pay  interest  on the group I  offered  certificates  and the Class  I-B-3
Certificates  and related trust expenses will be used to reduce the total  principal  balance of the group
I offered  certificates and the Class I-B-3 Certificates  until a required level of  overcollateralization has been achieved.

See  "Description  of  the  Certificates—Excess  Spread  and  Overcollateralization  Provisions"  in  this prospectus supplement.

Subordination;  Allocation  of Losses.  By issuing  group I senior  certificates  and group I  subordinate certificates,  the trust has  increased the  likelihood  that the group I senior  certificateholders  will receive regular payments of interest and principal.

The group I senior  certificates  will have payment  priority over the group I  subordinate  certificates.
Among the classes of group I  subordinate  certificates,  the Class I-M-1  Certificates  will have payment priority  over the Class I-M-2,  the Class I-B-1,  the Class I-B-2 and the Class I-B-3  Certificates,  the
Class I-M-2  Certificates  will have payment  priority over the Class I-B-1, the Class I-B-2 and the Class
I-B-3  Certificates,  the  Class  I-B-1  Certificates  will have  payment  priority  over the Class  I-B-2
Certificates  and the  Class  I-B-3  Certificates  and the Class  I-B-2  Certificates  will  have  payment priority over the Class I-B-3 Certificates.

In general,  this loss  protection  is  accomplished  by  allocating  any  realized  losses on the group I mortgage loans in excess of available  excess spread and any current  overcollateralization  for the group
I  certificates  to the  group  I  subordinate  certificates,  beginning  with  the  group  I  subordinate certificates  with the lowest payment priority,  until the certificate  principal balance of that class of group I subordinate  certificates  has been reduced to zero and then  allocating any loss to the next most junior class of group I subordinate  certificates,  until the certificate  principal balance of each class of group I  subordinate  certificates  has been reduced to zero.  If no group I  subordinate  certificates remain  outstanding,  the  principal  portion of  realized  losses on the group I  mortgage  loans will be allocated first to the Class I-A-2 Certificates  until the certificate  principal balance thereof has been reduced to zero and then to the Class I-A-1 Certificates  until the certificate  principal balance thereof has been reduced to zero.

See  "Description of the  Certificates—Allocation  of Realized Losses;  Subordination"  in this prospectus supplement.

Each class of group I offered  certificates and the Class I-B-3  Certificates  will be entitled to certain payments under the related cap contract.  See "The Cap Contracts" in this prospectus supplement.

Group II Offered Certificates

Subordination;  Allocation of Losses.  The credit  enhancement  provided for the benefit of the holders of the group II offered certificates  consists of subordination.  By issuing group II senior certificates and group II subordinate  certificates,  the trust has increased the likelihood  that the holders of the group
II senior  certificates  and the group II subordinate  certificates  having a higher payment priority will receive regular payments of interest and principal.

The  group  II  senior   certificates  will  have  a  payment  priority  over  the  group  II  subordinate certificates.  Among  the  classes  of group  II  subordinate  certificates,  each  class  of  Class  II-B
Certificates  with a lower  numerical  class  designation  will have payment  priority  over each class of
Class II-B Certificates with a higher numerical class designation.

As with the group I  certificates,  loss  protection  for the group II  certificates  is  accomplished  by allocating any realized  losses on the group II mortgage  loans to the group II subordinate  certificates, beginning  with the  group II  subordinate  certificates  with the  lowest  payment  priority,  until  the certificate  principal  balance of that class of group II  subordinate  certificates  has been  reduced to zero and then  allocating  any loss to the next most junior  class of group II  subordinate  certificates, until the  certificate  principal  balance of each  class of group II  subordinate  certificates  has been reduced to zero. If no group II subordinate  certificates  remain  outstanding,  the principal  portion of realized  losses on the group II mortgage  loans will be allocated  (i) in the case of realized  losses on the sub-loan group II-1 mortgage  loans,  first to the Class II-1A-2  Certificates  until the  certificate principal  balance thereof has been reduced to zero and then to the Class II-1A-1  Certificates  until the certificate  principal  balance  thereof has been reduced to zero,  (ii) in the case of realized losses on the sub-loan group II-2 mortgage  loans,  first to the Class II-2A-2  Certificates  until the  certificate principal  balance  thereof has been reduced to zero and then to the Class II-2A-1A  Certificates  and the
Class II-2A-1B  Certificates,  pro rata, until the certificate  principal balance thereof has been reduced to zero,  and (iii) in the case of realized  losses on the sub-loan  group II-3 mortgage  loans,  first to the Class II-3A-2  Certificates  until the certificate  principal balance thereof has been reduced to zero and then to the Class  II-3A-1  Certificates  until the  certificate  principal  balance  thereof has been reduced to zero.

Subordination  provides  the  holders  of the group II senior  certificates  and the group II  subordinate certificates  having a higher payment priority in such loan group with protection  against losses realized when the remaining  unpaid principal  balance on a mortgage loan exceeds the amount of proceeds  recovered upon the liquidation of that mortgage loan.

As of the closing date, the aggregate  certificate  principal  balance of the Class II-B-1,  Class II-B-2,
Class II-B-3,  Class II-B-4,  Class II-B-5 and Class II-B-6 Certificates will equal approximately 7.25% of the aggregate  certificate  principal balance of all classes of the group II certificates  (other than the interest only certificates).  As of the closing date, the aggregate  certificate  principal balance of the
Class II-B-4,  Class II-B-5 and Class II-B-6  Certificates will equal approximately 1.40% of the aggregate certificate  principal  balance of all classes of the group II certificates  (other than the interest only certificates).

In addition,  to extend the period during which the group II subordinate  certificates remain available as credit enhancement to the group II senior  certificates,  the entire amount of any prepayments and certain other  unscheduled  recoveries  of principal  with  respect to the group II mortgage  loans in the related loan group will be  allocated to the group II senior  certificates  (other than the senior  interest  only certificates) in the related  certificate  group to the extent described in this prospectus  supplement on each  distribution  date during the first seven years after the closing date (with such  allocation  to be subject to  further  reduction  over an  additional  four year  period  thereafter  as  described  in this
prospectus   supplement),   unless  certain  subordination  levels  are  achieved  and  certain  loss  and delinquency  tests are satisfied.  This structure will accelerate the  amortization of the group II senior certificates.

See "Description of the Certificates—Allocation of Losses; Subordination" in this prospectus supplement.

Payments on Exchangeable Certificates

In the event that  certificates  comprising an allowable  combination  of  exchangeable  certificates  are exchanged for their related  exchanged  certificates,  those exchanged  certificates will be entitled to a proportionate  share of the principal  distributions  on each class of  exchangeable  certificates  in the related allowable  combination plus the pass-through rate on such  exchangeable  securities.  In addition, exchanged  certificates  will bear a proportionate  share of losses and interest  shortfalls  allocable to each class of exchangeable  certificates in the related allowable  combination.  On each distribution date when exchanged  certificates are outstanding,  principal  distributions  from the applicable  exchangeable certificates  are allocated to the related  exchanged  certificates.  The payment  characteristics  of the classes of  exchanged  certificates  will reflect the  aggregate  payment  characteristics  of the related exchangeable  certificates.  Schedule B sets forth the  characteristics  of the exchangeable  certificates
and  the  combinations  of  exchanged  certificates  and  regular  certificates  offered  hereunder.   See
"Description of the  Certificates—Exchangeable  Certificates—Procedures" in this prospectus supplement and
"Description  of  the  Securities—Exchangeable   Securities"  in  the  prospectus  for  a  description  of
exchangeable  certificates  and exchange  procedures  and fees.  For a more  detailed  description  of how distributions  will be  allocated  among the various  classes of  certificates,  see  "Description  of the
Certificates—Priority  of  Distributions"  and  "—Distributions  of Principal on the Certificates" in this prospectus supplement.

Advances

Each  servicer  will make cash  advances  with respect to  delinquent  payments of scheduled  interest and principal  due (if any) on the  mortgage  loans for which it acts as servicer,  in general,  to the extent that such servicer  reasonably  believes that such cash advances can be repaid from future payments on the related mortgage loans. If the related servicer fails to make any required  advances,  the master servicer may be  obligated  to do so, as  described in this  prospectus  supplement.  These cash  advances are only intended to maintain a regular flow of scheduled  interest and principal  payments on the certificates and are not intended to guarantee or insure against losses.

The Cap Contracts

Each class of group I offered  certificates  and the Class  I-B-3  Certificates  will be  entitled  to the benefits  provided by the related cap  contract.  There can be no  assurance as to the extent of benefits, if any, that may be realized by the group I certificateholders as a result of the cap contracts.

See "The Cap Contracts" in this prospectus supplement.

Servicing and Master Servicing Fee

The master  servicer will be entitled to receive,  as  compensation  for its activities  under the pooling and servicing  agreement,  the investment  income  received on amounts in the  distribution  account for a certain  period of days as further  described in this  prospectus  supplement.  Each of the servicers will be entitled to receive a servicing fee, as  compensation  for its activities  under the related  Servicing
Agreement,  equal to 1/12th of the servicing fee rate multiplied by the stated  principal  balance of each mortgage  loan  serviced  by it as of the due  date  in the  month  preceding  the  month  in  which  such distribution date occurs.  The servicing fee rates will be 0.250% through 0.420% per annum.

Optional Termination

At its option,  the sponsor or its designee  may  purchase  from the trust all of (i) the group I mortgage loans,  together  with any  properties  in respect  thereof  acquired on behalf of the trust,  and thereby effect  termination and early retirement of the group I certificates  after the stated  principal  balance of the group I mortgage loans (and  properties  acquired in respect  thereof),  remaining in the trust has been  reduced to less than 20% of the  stated  principal  balance of the group I mortgage  loans as of the cut-off  date and (ii) the group II  mortgage  loans,  together  with any  properties  in respect  thereof acquired on behalf of the trust,  and thereby  effect  termination  and early  retirement  of the group II certificates  after the stated principal  balance of the group II mortgage loans (and properties  acquired in respect  thereof),  remaining  in the trust has been  reduced to less than 10% of the stated  principal balance of the group II mortgage loans as of the cut-off date.

See "Pooling and Servicing Agreement—Termination" in this prospectus supplement.

Federal Income Tax Consequences

One or more elections  will be made to treat the mortgage loans and certain  related assets as one or more real estate mortgage investment conduits for federal income tax purposes.

See "Federal Income Tax Consequences" in this prospectus supplement.

Ratings

It is a  condition  to the  issuance  of the  certificates  that  the  offered  certificates  receive  the following  ratings from  Standard & Poor's  Ratings  Services,  a division of The  McGraw-Hill  Companies,
Inc., which is referred to herein as S&P,  Moody's  Investors  Service,  Inc., which is referred to herein as Moody's, and Fitch Ratings which is referred to herein as Fitch:

Offered Certificates     S&P       Moody's      Fitch
Class I-A-1              AAA         Aaa         N/A
Class I-A-2              AAA         Aaa         N/A
Class II-1A-1            AAA         Aaa         AAA
Class II-1A-2            AAA         Aa1         AAA
Class II-1X-1            AAA         Aaa         AAA
Class II-2A-1A           AAA         Aaa         AAA
Class II-2A-1B           AAA         Aaa         AAA
Class II-2A-2            AAA         Aa1         AAA
Class II-2X-1            AAA         Aaa         AAA
Class II-2X-2            AAA         Aaa         AAA
Class II-2X-3            AAA         Aaa         AAA
Class II-2X-4            AAA         Aaa         AAA
Class II-2X-5            AAA         Aaa         AAA
Class II-3A-1            AAA         Aaa         AAA
Class II-3A-2            AAA         Aa1         AAA
Class II-3X-1            AAA         Aaa         AAA
Class I-M-1               AA         Aa2         N/A
Class I-M-2               A          A2          N/A
Class I-B-1              BBB        Baa2         N/A
Class I-B-2              BBB-       Baa3         N/A
Class II-B-1             N/A         N/A         AA
Class II-BX-1            N/A         N/A         AA
Class II-B-2             N/A         N/A          A
Class II-B-3             N/A         N/A         BBB

A rating is not a  recommendation  to buy, sell or hold  securities and either rating agency can revise or withdraw  such  ratings at any time.  In  general,  ratings  address  credit  risk and do not  address the likelihood of prepayments.

See "Yield on the  Certificates"  and "Ratings" in this prospectus  supplement and "Yield  Considerations"
in the prospectus.

Legal Investment

The offered  certificates  (other than the Class I-M-2,  Class I-B-1,  Class I-B-2, Class II-B-2 and Class
II-B-3  Certificates)  will  constitute  "mortgage  related  securities" for purposes of SMMEA, so long as they are rated in one of the two highest rating categories by a nationally  recognized  statistical rating organization.  The Class I-M-2,  Class  I-B-1,  Class  I-B-2,  Class II-B-2 and Class II-B-3  Certificates
will not constitute "mortgage related securities" for purposes of SMMEA.

See "Legal Investment" in this prospectus supplement and "Legal Investment Matters" in the prospectus.

ERISA Considerations

The offered  certificates  may be  purchased  by persons  investing  assets of employee  benefit  plans or individual  retirement  accounts,  subject to important  considerations.  Plans should  consult with their legal advisors before investing in the offered certificates.

See "ERISA Considerations" in this prospectus supplement.

                                               RISK FACTORS

         You are  encouraged  to carefully  consider the  following  risk factors in  connection  with the purchase of the offered certificates:

The Offered  Certificates  Will Have Limited  Liquidity,  So You May Be Unable to Sell Your  Securities or
May Be Forced to Sell Them at a Discount from Their Fair Market Value.

         The  underwriter  intends to make a  secondary  market in the offered  certificates,  however the underwriter  will not be obligated to do so.  There can be no  assurance  that a secondary  market for the offered  certificates  will develop or, if it does  develop,  that it will provide  holders of the offered certificates  with  liquidity  of  investment  or that  it  will  continue  for  the  life of the  offered certificates.  As a result,  any resale  prices that may be available for any offered  certificate  in any market that may develop may be at a discount  from the  initial  offering  price or the fair market  value thereof. The offered certificates will not be listed on any securities exchange.

Credit  Enhancement  Is  Limited;  the  Failure of Credit  Enhancement  to Cover  Losses on the Trust Fund
Assets May Result in Losses Allocated to the Offered Certificates.

         The  subordination  of (i) each class of group I subordinate  certificates  to the group I senior certificates and the classes of group I subordinate  certificates  with a higher payment priority and (ii)
each class of group II subordinate  certificates  to the group II senior  certificates  and the classes of group II  subordinate  certificates  with a higher  payment  priority,  in each case, as described in this prospectus  supplement,  is intended to enhance  the  likelihood  that  holders of the  applicable  senior certificates,  and to a more limited extent, that holders of the applicable subordinate  certificates with a higher  payment  priority,  will receive  regular  payments of interest and principal and to provide the holders of the  applicable  senior  certificates,  and to a more  limited  extent,  the holders of related subordinate  certificates  with a higher payment  priority,  with protection  against losses realized when the  remaining  unpaid  principal  balance on a mortgage  loan in the  related  loan group or loan  groups exceeds the amount of proceeds  recovered upon the  liquidation  of that mortgage  loan. In general,  this loss  protection is  accomplished  by  allocating  the principal  portion of any realized  losses,  to the extent not  covered by excess  spread or  overcollateralization  in the case of the group I  certificates, among the  certificates,  beginning  with the related  subordinate  certificates  with the lowest  payment priority,  until the certificate  principal  balance of that  subordinate  class has been reduced to zero.
The  principal  portion of realized  losses are then  allocated  to the next most junior  class of related subordinate  certificates,  until the certificate  principal balance of each class of related  subordinate certificates  is  reduced  to  zero.  If no  group I  subordinate  certificates  remain  outstanding,  the principal  portion of realized losses on the group I mortgage loans will be allocated,  first to the Class
I-A-2 Certificates  until the certificate  principal balance thereof has been reduced to zero, and then to the Class I-A-1  Certificates  until the certificate  principal  balance thereof has been reduced to zero.
If no group II subordinate  certificates remain  outstanding,  the principal portion of realized losses on the group II mortgage  loans will be allocated  (i) in the case of realized  losses on the sub-loan  group
II-1 mortgage  loans,  first to the Class II-1A-2  Certificates  until the certificate  principal  balance thereof  has been  reduced  to zero and then to the  Class  II-1A-1  Certificates  until  the  certificate principal  balance  thereof has been reduced to zero,  (ii) in the case of realized losses on the sub-loan group II-2  mortgage  loans,  first to the Class  II-2A-2  Certificates  until the  certificate  principal balance  thereof  has been  reduced  to zero and then to the  Class  II-2A-1A  Certificates  and the Class
II-2A-1B  Certificates,  pro rata,  until the  certificate  principal  balance thereof has been reduced to zero,  and (iii) in the case of realized  losses on the sub-loan group II-3 mortgage  loans,  first to the
Class II-3A-2  Certificates  until the certificate  principal balance thereof has been reduced to zero and then to the Class II-3A-1  Certificates  until the certificate  principal balance thereof has been reduced to  zero.  Accordingly,  if the  aggregate  certificate  principal  balance  of  the  related  classes  of subordinate  certificates  with a lower  payment  priority were to be reduced to zero,  delinquencies  and defaults on the mortgage  loans in the related loan groups would reduce the amount of funds  available for monthly  distributions  to the  holders of the  classes of the  related  subordinate  certificates  with a higher  payment  priority.  If the  aggregate  certificate  principal  balance of the  related  classes of subordinate  certificates were to be reduced to zero,  delinquencies and defaults on the mortgage loans in the related  loan group  would  reduce the amount of funds  available  for  monthly  distributions  to the holders of the  related  senior  certificates.  In the case of realized  losses on group I mortgage  loans only,  realized losses will be covered first by excess interest and then by  overcollateralization  on the group I certificates  provided by the group I mortgage  loans before any allocation of realized  losses to the group I subordinate certificates.

         The ratings of the offered  certificates  by the rating  agencies  may be lowered  following  the initial  issuance  thereof as a result of losses on the mortgage loans in the related loan group in excess of the levels  contemplated by the rating agencies at the time of their initial rating  analysis.  Neither the depositor,  the master servicer,  any servicer, the securities  administrator,  the trustee nor any of their respective  affiliates will have any obligation to replace or supplement any credit enhancement,  or to take any other  action to  maintain  the  ratings of the  offered  certificates.  See  "Description  of
Credit Enhancement—Reduction or Substitution of Credit Enhancement" in the prospectus.

The  Rate  and  Timing  of  Principal  Distributions  on the  Offered  Certificates  Will Be  Affected  by
Prepayment Speeds.

         The rate and timing of  distributions  allocable to principal  on the offered  certificates  will depend, in general,  on the rate and timing of principal payments  (including  prepayments and collections upon  defaults,  liquidations  and  repurchases)  on the mortgage  loans in the related loan group and the allocation  thereof to pay principal on these certificates as provided in this prospectus  supplement.  As is the case with mortgage  pass-through  certificates  generally,  the offered certificates are subject to substantial  inherent  cash-flow  uncertainties  because  the  mortgage  loans may be prepaid at any time.
However,  approximately  36.80%,  13.91%,  25.63%  and 19.29% of the loan group I,  sub-loan  group  II-1, sub-loan  group II-2 and sub-loan  group II-3  mortgage  loans,  respectively,  provide for payment by the mortgagor of a prepayment  charge in  connection  with some  prepayments,  which may act as a deterrent to prepayment  of the  mortgage  loan  during  the  applicable  period.  For a  detailed  description  of the characteristics  of the  prepayment  charges on the  mortgage  loans,  and the  standards  under which the prepayment charges may be waived by the applicable  servicer,  see "The Mortgage Pool – Prepayment Charges on the  Mortgage  Loans" in this  prospectus  supplement.  There can be no assurance  that the  prepayment charges will have any effect on the prepayment performance of the mortgage loans.

         Generally,  when  prevailing  interest rates are increasing,  prepayment  rates on mortgage loans tend to decrease.  A decrease in the prepayment  rates on the mortgage loans will result in a reduced rate of return of  principal to investors in the offered  certificates  at a time when  reinvestment  at higher prevailing rates would be desirable.

         Conversely,  when  prevailing  interest rates are declining,  prepayment  rates on mortgage loans tend to  increase.  An increase in the  prepayment  rates on the  mortgage  loans will result in a greater rate of return of  principal  to  investors  in the offered  certificates,  at time when  reinvestment  at comparable yields may not be possible.

         Unless the certificate  principal  balances of the group I senior  certificates have been reduced to zero, the group I subordinate  certificates will not be entitled to any principal  distributions  until at least the distribution  date occurring in November 2009 or during any period in which  delinquencies or losses on the mortgage loans exceed certain levels.  This will accelerate the  amortization of the group I senior  certificates  as a whole while,  in the absence of losses in respect of the mortgage  loans in the related loan group,  increasing  the  percentage  interest in the principal  balance of the mortgage loans the group I subordinate certificates evidence.

         On each  distribution  date  during the first seven  years  after the  closing  date,  the entire amount of any  prepayments  and certain  other  unscheduled  recoveries  of principal  with respect to the group  II  mortgage  loans in any  sub-loan  group  will be  allocated  to the  related  group  II  senior certificates  (other than the senior  interest only  certificates),  with such allocation to be subject to further  reduction  over an  additional  four year period  thereafter,  as  described  in this  prospectus supplement,  unless the amount of subordination  provided to the group II senior certificates by the group
II subordinate  certificates  is twice the amount as of the cut-off date, and certain loss and delinquency tests are satisfied.  This will accelerate the  amortization  of the group II senior  certificates in each certificate  group,  as a whole while,  in the absence of losses in respect of the group II mortgage loans in the  related  sub-loan  group,  increasing  the  percentage  interest in the  principal  balance of the mortgage loans the subordinate certificates evidence.

         For further  information  regarding the effect of principal  prepayments on the weighted  average lives of the  offered  certificates,  see  "Yield  on the  Certificates"  in this  prospectus  supplement, including  the tables  entitled  "Percent of Initial  Principal  Amount  Outstanding  at the Following CPR
Percentage" in this prospectus supplement.

The Yield to Maturity on the Offered Certificates Will Depend on a Variety of Factors.

         The yield to maturity on the offered certificates will depend, in general, on:

                  o   the applicable purchase price; and

                  o   the rate and timing of principal payments (including prepayments and collections upon defaults, liquidations and repurchases) on the related mortgage loans and the allocation thereof to reduce the certificate principal balance of the offered certificates, as well as other factors.

         The yield to investors on the offered  certificates will be adversely  affected by any allocation thereto of interest shortfalls on the related mortgage loans.

         In general,  if the offered  certificates are purchased at a premium and principal  distributions on the  related  mortgage  loans  occur at a rate faster than  anticipated  at the time of  purchase,  the investor's  actual yield to maturity will be lower than that assumed at the time of purchase.  Conversely, if the offered  certificates  are  purchased  at a discount  and  principal  distributions  on the related mortgage  loans occur at a rate slower  than that  anticipated  at the time of  purchase,  the  investor's actual yield to maturity will be lower than that originally assumed.

         The proceeds to the  depositor  from the sale of the group I offered  certificates  and the group
II  offered  certificates  were  determined  based on a number of  assumptions,  including  a 30% and 25%, respectively,  constant rate of prepayment each month, or CPR, relative to the then outstanding  principal balance of the related  mortgage loans. No  representation  is made that the mortgage loans will prepay at this rate or at any other  rate,  or that the  mortgage  loans  will  prepay at the same  rate.  The yield assumptions  for the offered  certificates  will vary as determined at the time of sale. See "Yield on the
Certificates" in this prospectus supplement.

         The sponsor may, from time to time, implement programs designed to encourage  refinancing.  These
programs  may  include,  without  limitation,   modifications  of  existing  loans,  general  or  targeted solicitations,  the offering of pre-approved  applications,  reduced origination fees or closing costs, or other financial  incentives.  Targeted  solicitations may be based on a variety of factors,  including the credit of the borrower or the location of the mortgaged property.  In addition,  the sponsor may encourage assumptions of mortgage loans,  including  defaulted mortgage loans,  under which  creditworthy  borrowers assume the outstanding  indebtedness of the mortgage loans which may be removed from the related  mortgage pool. As a result of these  programs,  with respect to the mortgage pool  underlying  any trust,  the rate of principal  prepayments  of the mortgage  loans in the mortgage pool may be higher than would  otherwise be the case, and in some cases,  the average credit or collateral  quality of the mortgage loans remaining in the mortgage pool may decline.

A Transfer of Servicing May Result in an Increased Risk of Delinquency and Loss on the Mortgage Loans.

         The primary  servicing  for a majority of the mortgage  loans was  transferred  to EMC within the last three months.  Any  servicing  transfer  involves  notifying  mortgagors  to remit  payments to a new servicer,  transferring  physical  possession  of loan files and records to the new  servicer and entering loan and mortgagor  data on the  management  information  systems of the new servicer.  Accordingly,  such transfers  could  result in  misdirected  notices,  misapplied  payments,  data input  problems  and other problems.  In addition,  investors  should note that when the servicing of mortgage loans is  transferred, there is  generally  an  increase  in  delinquencies  associated  with such  transfer.  Such  increase  in delinquencies  may result in losses,  which,  to the extent they are not  absorbed by credit  enhancement, will cause losses or  shortfalls to be incurred by the holders of the offered  certificates.  In addition, any higher  default rate  resulting  from such transfer may result in an  acceleration  of  prepayments on those mortgage loans.

A  Transfer  of  Master  Servicing  in an Event of a Master  Servicer  Default  May  Increase  the Risk of
Delinquency and Loss on the Mortgage Loans.

         If the master  servicer  defaults in its obligations  under the pooling and servicing  agreement, the master  servicing  of the  mortgage  loans may be  transferred  to the  trustee,  in its  capacity  as successor  master servicer,  or an alternate  master  servicer.  In the event of such a transfer of master servicing  there  may be an  increased  risk of  errors  in  transmitting  information  and  funds  to the successor master servicer.

The  Underwriting  Standards of Some of the Mortgage  Loans Do Not Conform to the  Standards of Fannie Mae
or Freddie Mac, And May Present a Greater Risk of Loss with Respect to those Mortgage Loans.

         Some of the mortgage loans were  underwritten  in accordance  with  underwriting  standards which are primarily  intended to provide for single family  "non-conforming"  mortgage loans. A "non-conforming"
mortgage loan means a mortgage  loan that is  ineligible  for purchase by Fannie Mae or Freddie Mac due to either credit  characteristics of the related mortgagor or documentation  standards in connection with the underwriting  of the related  mortgage  loan that do not meet the Fannie Mae or Freddie  Mac  underwriting
guidelines  for  "A"  credit   mortgagors.   These  credit   characteristics   include   mortgagors  whose
creditworthiness  and  repayment  ability do not  satisfy  such  Fannie Mae or  Freddie  Mac  underwriting guidelines  and  mortgagors  who may have a record  of credit  write-offs,  outstanding  judgments,  prior bankruptcies  and other  credit  items that do not satisfy  such  Fannie Mae or Freddie  Mac  underwriting guidelines.  These documentation  standards may include mortgagors who provide limited or no documentation
in  connection  with  the  underwriting  of  the  related  mortgage  loan.  Accordingly,   mortgage  loans
underwritten under the related  originator's  non-conforming  credit underwriting  standards are likely to experience rates of delinquency,  foreclosure and loss that are higher,  and may be substantially  higher, than mortgage loans originated in accordance with the Fannie Mae or Freddie Mac  underwriting  guidelines.
Any resulting  losses, to the extent not covered by credit  enhancement,  may affect the yield to maturity of the related offered certificates.

Book-Entry Securities May Delay Receipt of Payment and Reports.

         If the trust fund issues  certificates  in book-entry  form,  certificateholders  may  experience delays in receipt of payments  and/or  reports  since  payments and reports will  initially be made to the book-entry  depository or its nominee.  In addition,  the issuance of  certificates in book-entry form may reduce the liquidity of  certificates  so issued in the secondary  trading market since some investors may be unwilling to purchase certificates for which they cannot receive physical certificates.

The Subordinate Certificates Have a Greater Risk of Loss than the Senior Certificates.

         When  certain  classes  of  certificates   provide  credit   enhancement  for  other  classes  of
certificates it is sometimes referred to as "subordination."  For purposes of this prospectus  supplement, subordination with respect to the offered certificates or "subordinated classes" means:

                  o   with  respect to the Class I-A-1  Certificates:  the Class  I-A-2,  the Class I-M-1,
                      the Class I-M-2, the Class I-B-1, the Class I-B-2 and the Class I-B-3 Certificates;

                  o   with  respect to the Class I-A-2  Certificates:  the Class  I-M-1,  the Class I-M-2,
                      the Class I-B-1, the Class I-B-2 and the Class I-B-3 Certificates;

                  o   with  respect to the Class I-M-1  Certificates:  the Class  I-M-2,  the Class I-B-1,
                      the Class I-B-2 and the Class I-B-3 Certificates;

                  o   with respect to the Class I-M-2  Certificates:  the Class I-B-1, the Class I-B-2 and
                      the Class I-B-3 Certificates;

                  o   with respect to the Class I-B-1  Certificates:  the Class I-B-2 Certificates and the
                      Class I-B-3 Certificates;

                  o   with respect to the Class I-B-2 Certificates: the Class I-B-3 Certificates;

                  o   with  respect  to the  Class  II-1A-1  Certificates:  the Class  II-1A-2,  the Class
                      II-B-1,  the Class II-B-2,  the Class II-B-3, the Class II-B-4, the Class II-B-5 and
                      the Class II-B-6 Certificates;

                  o   with  respect  to each of the Class  II-2A-1A  Certificates  and the Class  II-2A-1B
                      Certificates:  the Class  II-2A-2,  the Class II-B-1,  the Class  II-B-2,  the Class
                      II-B-3, the Class II-B-4, the Class II-B-5 and the Class II-B-6 Certificates;

                  o   with  respect  to the  Class  II-3A-1  Certificates:  the Class  II-3A-2,  the Class
                      II-B-1,  the Class II-B-2,  the Class II-B-3, the Class II-B-4, the Class II-B-5 and
                      the Class II-B-6 Certificates;

                  o   with respect to each of the Class  II-1A-2,  the Class II-2A-2 and the Class II-3A-2
                      Certificates:  the Class  II-B-1,  the Class  II-B-2,  the Class  II-B-3,  the Class
                      II-B-4, the Class II-B-5 and the Class II-B-6 Certificates;

                  o   with respect to the Class II-B-1  Certificates:  the Class II-B-2, the Class II-B-3,
                      the Class II-B-4, the Class II-B-5 and the Class II-B-6 Certificates;

                  o   with respect to the Class II-B-2  Certificates:  the Class II-B-3, the Class II-B-4,
                      the Class II-B-5 and the Class II-B-6 Certificates;

                  o   with respect to the Class II-B-3  Certificates:  the Class II-B-4,  the Class II-B-5
                      and the Class II-B-6 Certificates;

                  o   with  respect  to the Class  II-B-4  Certificates:  the Class  II-B-5  and the Class
                      II-B-6 Certificates; and

                  o   with respect to the Class II-B-5 Certificates: the Class II-B-6 Certificates.

         Credit  enhancement  for the senior  certificates  will be provided,  first,  by the right of the holders of the senior  certificates  to receive  certain  payments of interest and principal  prior to the related  subordinated  classes and, then by the allocation of realized  losses to the related  outstanding subordinated  class with the lowest payment priority and, in the case of the group I offered  certificates or the Class I-B-3 Certificates,  any available excess spread and overcollateralization.  Accordingly,  if the  aggregate  certificate  principal  balance  of a  subordinated  class  were to be  reduced  to  zero, delinquencies  and defaults on the mortgage  loans in the related loan group(s) would reduce the amount of funds available for monthly  distributions to holders of the remaining  related  outstanding  subordinated class with the lowest  payment  priority and, if the aggregate  certificate  principal  balance of all the group I subordinate  certificates or all the group II subordinate  certificates were to be reduced to zero and,  in the case of the  group I senior  certificates,  excess  interest  and  overcollateralization  was insufficient,  delinquencies  and defaults on the mortgage loans from the related loan groups would reduce the amount of funds  available for monthly  distributions  to holders of the related senior  certificates.
You should fully  consider the risks of investing in a  subordinate  certificate,  including the risk that you may not fully recover your initial  investment as a result of realized  losses.  See  "Description  of the Certificates" in this prospectus supplement.

         The weighted  average  lives of, and the yields to maturity on the (i) Class I-M-1,  Class I-M-2,
Class I-B-1,  Class I-B-2 and Class I-B-3  Certificates  will be  progressively  more  sensitive,  in that order,  to the rate and timing of mortgagor  defaults  and the  severity of ensuing  losses on the group I mortgage loans and (ii) Class II-B-1,  Class II-B-2,  Class II-B-3,  Class II-B-4,  Class II-B-5 and Class
II-B-6  Certificates  will be  progressively  more  sensitive,  in that  order,  to the rate and timing of mortgagor  defaults  and the  severity  of ensuing  losses on the group II mortgage  loans.  If the actual rate and severity of losses on the related  mortgage  loans is higher than those assumed by an investor in such  certificates,  the  actual  yield to  maturity  of such  certificates  may be lower  than the  yield anticipated by such holder based on such  assumption.  The timing of losses on the related  mortgage loans will also affect an  investor's  actual  yield to  maturity,  even if the rate of defaults and severity of losses over the life of such mortgage loans are consistent  with an investor's  expectations.  In general, the earlier a loss occurs,  the greater the effect on an  investor's  yield to maturity.  Realized  losses allocated to a class of  certificates  will result in less interest  accruing on such class of subordinate certificates  than  would  otherwise  be the case.  Once a realized  loss is  allocated  to a  subordinate certificate,  no interest will be  distributable  with respect to such written down amount.  However,  the amount of any realized losses allocated to the group I subordinate certificates may be reimbursed to the holders of the group I  subordinate  certificates  from excess cash flow or money  remaining  from the
related   cap   contracts   according   to  the   priorities   set  forth   under   "Description   of  the
Certificates—Distributions  on the  Group I  Certificates"  and "The  Cap  Contracts"  in this  prospectus supplement.

         It is not expected that the group I subordinated  certificates  will be entitled to any principal distributions  until at least November 2009 or during any period in which  delinquencies  or losses on the mortgage  loans exceed  certain  levels.  As a result,  the weighted  average of the group I  subordinated certificates  will be  longer  than  would  otherwise  be the  case if  distributions  of  principal  were allocated  among all of the  related  certificates  at the same time.  As a result of the longer  weighted average lives of the related  subordinated  certificates,  the holders of such certificates have a greater risk of suffering a loss on their  investments.  Further,  because such certificates might not receive any principal if certain  delinquency or loss levels occur,  it is possible for such  certificates  to receive no principal distributions even if no losses have occurred on the mortgage pool.

         In addition,  the multiple class structure of the subordinated  certificates  causes the yield of such classes to be  particularly  sensitive to changes in the rates of prepayment of the related  mortgage loans.  Because  distributions of principal will be made to the holders of such certificates  according to
the  priorities  set  forth  under  "Description  of  the   Certificates—Distributions   on  the  Group  I
Certificates,"  "—Distributions  on the Group II Certificates"  and "The Cap Contracts" in this prospectus supplement,  the yield to maturity  on such  classes of  certificates  will be  sensitive  to the rates of prepayment on the related  mortgage loans  experienced both before and after the commencement of principal distributions  on such  classes.  The yield to  maturity  on such  classes  of  certificates  will also be extremely  sensitive to losses due to defaults on the related  mortgage loans and the timing  thereof,  to the extent such losses are not covered by  overcollateralization  with respect to such loan group,  excess spread  with  respect to such loan group,  or a class of related  subordinated  certificates  with a lower payment  priority.  Furthermore,  the  timing  of  receipt  of  principal  and  interest  by  the  related subordinated  certificates  may be adversely  affected by losses even if such classes of  certificates  do not ultimately bear such loss.

Excess  Spread  May be  Inadequate  to  Cover  Losses  on the  Group I  Mortgage  Loans  and/or  to  Build
Overcollateralization.

         The  group I  mortgage  loans  are  expected  to  generate  more  interest  than is needed to pay interest  on the group I offered  certificates  and the Class  I-B-3  Certificates  because  we expect the weighted  average net interest rate on the group I mortgage  loans to be higher than the weighted  average pass-through  rate on the group I offered  certificates and the Class I-B-3  Certificates.  If the group I mortgage loans  generate more interest than is needed to pay interest on the group I offered  certificates and the Class I-B-3  Certificates  and related trust fund expenses,  such "excess  spread" will be used to make additional  principal payments on the group I offered  certificates and the Class I-B-3 Certificates, which will  reduce the total  principal  balance of the group I offered  certificates  or the Class  I-B-3
Certificates  below the  aggregate  principal  balance of the group I  mortgage  loans,  thereby  creating
"overcollateralization."  Overcollateralization  is intended to provide limited  protection to the holders of the group I offered  certificates and the Class I-B-3  Certificates by absorbing losses from liquidated group I mortgage loans.  However,  we cannot assure you that enough excess spread will be generated on the group I mortgage  loans to  establish  or maintain the  required  level of  overcollateralization.  On the closing date,  the required  level of  overcollateralization  will be met. If the  protection  afforded by overcollateralization  is insufficient,  then an investor in group I certificates  could experience a loss on its investment.

         The excess  spread  available on any  distribution  date will be affected by the actual amount of interest  received,  advanced or recovered in respect of the group I mortgage  loans during the  preceding month.  Such  amount may be  influenced  by changes  in the  weighted  average of the rates on the group I mortgage loans resulting from prepayments, defaults and liquidations of the those mortgage loans.

         The  overcollateralization  provisions,  whenever  overcollateralization  is at a level below the required level,  are intended to result in an accelerated  rate of principal  distributions  to holders of the  classes  of  group  I  offered  certificates  or  the  Class  I-B-3  Certificates  then  entitled  to distributions  of  principal.  An  earlier  return  of  principal  to the  holders  of the group I offered certificates  or the Class I-B-3  Certificates  as a result of the  overcollateralization  provisions will influence  the yield on the group I offered  certificates  and the Class  I-B-3  Certificates  in a manner similar to the manner in which  principal  prepayments  on the group I mortgage  loans will  influence the yield on the group I offered certificates and the Class I-B-3 Certificates.

The Group I Offered  Certificates  May Not  Always  Receive  Interest  Based on  One-Month  LIBOR Plus the
Related Margin.

         The group I offered  certificates  may not always  receive  interest at a rate equal to One-Month
LIBOR  plus the  related  margin.  The  pass-through  rates on the group I offered  certificates  are each subject  to a net  rate  cap  equal to the  weighted  average  of the net  mortgage  rates on the  group I mortgage  loans,  as  further  described  herein.  If the net rate cap on a class of the  group I  offered certificates  is less than the lesser of (a)  One-Month  LIBOR plus the related  margin and (b) the 11.50%
cap,  the  interest  rate on such  class of group I offered  certificates  will be reduced to the net rate cap.  Thus, the yield to investors in such  certificates  will be sensitive  both to  fluctuations  in the level  of  One-Month  LIBOR  and to the  adverse  effects  of the  application  of the net rate  cap.  The prepayment  or default  of  mortgage  loans in loan group I with  relatively  higher net  mortgage  rates, particularly  during a period of increased  One-Month  LIBOR  rates,  may result in the net rate cap being lower than otherwise  would be the case. If on any  distribution  date the application of the net rate cap results in an  interest  payment  lower than  One-Month  LIBOR plus the related  margin on the  applicable class  of  certificates  during  the  related  interest  accrual  period,  the  value  of  such  class  of certificates may be temporarily or permanently reduced.

         To the extent  interest on the group I offered  certificates  is limited to the net rate cap, the difference  between (i) the lesser of (a) One-Month  LIBOR plus the related  margin and (b) the 11.50% cap and (ii) the net rate cap will  create a  shortfall.  This  shortfall  will be  covered  to the  extent of excess cash flow  available  for that  purpose and to the extent of available  payments  under the related cap  contracts.  However,  payments  under  the cap  contracts  are  based  on the  lesser  of the  actual certificate  principal  balance of the related class of certificates  and an assumed  principal  amount of such certificates  based on certain  prepayment  assumptions  regarding the group I mortgage loans. If the group I mortgage loans do not prepay  according to those  assumptions,  it may result in the cap contracts providing  insufficient  funds to cover such  shortfalls.  In  addition,  each cap  contract  provides for payment of the excess of  One-Month  LIBOR over a  specified  per annum  rate,  which also may not provide sufficient  funds to cover such  shortfalls.  Such shortfalls may remain unpaid on the final  distribution date, including the optional termination date.

         In  addition,  although  the group I offered  certificates  are  entitled to  payments  under the related cap contracts  during periods of increased  One-Month  LIBOR rates,  the  counterparty  thereunder will only be obligated to make such payments under certain circumstances.

         To the extent  that  payments on the group I offered  certificates  depend in part on payments to be  received  under the cap  contracts,  the  ability of the trust to make  payments  on those  classes of certificates will be subject to the credit risk of Wachovia Bank, National Association.

         The cap  contracts  terminate  in  accordance  with  their  terms on the  dates  set forth in the related contract.  This date was selected based on certain  prepayment  assumptions  regarding the group I mortgage  loans and that the optional  termination  right becomes  exercisable  and is exercisable at that time.  These  prepayment  assumptions  were used to  determine  the  projected  principal  balance  of the applicable class of certificates  under the contracts.  If prepayments on the group I mortgage loans occur at rates that are slower than those  assumptions,  or even if such group I mortgage loans prepay according to those  assumptions,  if the optional  termination right is not exercised,  the contracts will terminate prior to the repayment in full of the related  classes of  certificates.  See "The Cap  Contracts" in this prospectus supplement.

The Securities Are Not Suitable Investments for All Investors.

         The  certificates  are  complex  investments  that are not  appropriate  for all  investors.  The interaction  of the  factors  described  above is  difficult  to analyze  and may change from time to time while the  certificates  are  outstanding.  It is  impossible  to predict with any certainty the amount or timing  of  distributions  on  the  certificates  or the  likely  return  on an  investment  in  any  such securities.  As a result,  only sophisticated  investors with the resources to analyze the potential risks and rewards of an investment in the certificates should consider such an investment.

Some of the  Mortgage  Loans  Have an  Initial  Interest  Only  Period,  Which  May  Result  in  Increased
Delinquencies and Losses.

         As of the cut-off  date,  approximately  89.30%,  89.74%,  94.03% and 89.90% of the loan group I, sub-loan group II-1,  sub-loan group II-2 and sub-loan group II-3 mortgage  loans,  respectively,  have an initial  interest  only period.  During this period,  the payment  made by the related  mortgagor  will be less than it would be if the mortgage loan amortized.  In addition,  the mortgage loan balance will not be reduced by the  principal  portion of scheduled  payments  during this period.  As a result,  no principal payments will be made to the  certificates  from these  mortgage  loans during their  interest only period except in the case of a prepayment.

         After the initial  interest only period,  the scheduled  monthly  payment on these mortgage loans will increase,  which may result in increased  delinquencies  by the related  mortgagors,  particularly if interest  rates have  increased  and the  mortgagor is unable to  refinance.  In  addition,  losses may be greater on these  mortgage  loans as a result of the mortgage loan not  amortizing  during the early years of these mortgage loans.  Although the amount of principal  included in each scheduled monthly payment for a  traditional  mortgage loan is relatively  small during the first few years after the  origination  of a mortgage loan, in the aggregate the amount can be  significant.  Any resulting  delinquencies  and losses, to the extent not covered by credit enhancement, will be allocated to the certificates.

         Mortgage  loans  with  an  initial  interest  only  period  are  relatively  new in the  mortgage marketplace.  The performance of these mortgage loans may be  significantly  different than mortgage loans that fully amortize.  In particular,  there may be a higher expectation by these mortgagors of refinancing their mortgage  loans with a new mortgage  loan, in particular  one with an initial  interest only period, which may result in higher or lower prepayment  speeds than would otherwise be the case. In addition,  the failure  to build  equity in the  property  by the  related  mortgagor  may  affect  the  delinquency  and prepayment of these mortgage loans.

The Mortgage Loans Are Concentrated in the State of California, Which May Result in Losses with Respect to These Mortgage Loans.

         As of the cut-off  date,  approximately  37.99%,  26.69%,  38.76% and 18.71% of the loan group I, sub-loan  group II-1,  sub-loan  group II-2 and sub-loan  group II-3  mortgage  loans,  respectively,  are secured by property in the State of  California.  Investors  should note that some  geographic  regions of the United  States from time to time will  experience  weaker  regional  economic  conditions  and housing markets,  and,  consequently,  will  experience  higher  rates  of  loss  and  delinquency  than  will  be experienced on mortgage loans generally.  For example,  a region's  economic  condition and housing market may be directly,  or indirectly,  adversely  affected by natural  disasters or civil  disturbances such as earthquakes,  hurricanes,  floods, eruptions or riots. The economic impact of any of these types of events may also be felt in areas  beyond the region  immediately  affected by the  disaster or  disturbance.  The mortgage  loans  securing  the  offered  certificates  may be  concentrated  in  these  regions,  and  any concentration  may  present  risk  considerations  in  addition  to those  generally  present  for similar
mortgage-backed   securities  without  this  concentration.   Any  risks  associated  with  mortgage  loan
concentration  may affect the yield to maturity of the offered  certificates  to the extent  losses caused by these risks are not covered by the subordination provided by the non-offered subordinate certificates.

Statutory  and  Judicial  Limitations  on  Foreclosure  Procedures  May Delay  Recovery  in Respect of the
Mortgaged  Property  and, in Some  Instances,  Limit the Amount that May Be Recovered  by the  Foreclosing
Lender, Resulting in Losses on the Mortgage Loans That Might be Allocated to the Offered Certificates.

         Foreclosure  procedures  may vary from  state to state.  Two  primary  methods of  foreclosing  a mortgage instrument are judicial foreclosure,  involving court proceedings,  and non-judicial  foreclosure pursuant to a power of sale granted in the mortgage  instrument.  A foreclosure  action is subject to most of the delays and  expenses of other  lawsuits  if  defenses  are raised or  counterclaims  are  asserted.
Delays may also result from difficulties in locating necessary defendants.  Non-judicial  foreclosures may be subject to delays  resulting  from state laws  mandating  the recording of notice of default and notice of sale and,  in some  states,  notice to any party  having an  interest  of record in the real  property, including junior lienholders.  Some states have adopted "anti-deficiency"  statutes that limit the ability of a lender to collect the full amount owed on a loan if the property sells at  foreclosure  for less than the full amount owed. In addition,  United  States courts have  traditionally  imposed  general  equitable principles  to limit the remedies  available to lenders in  foreclosure  actions that are perceived by the court as harsh or unfair.  The effect of these  statutes  and judicial  principles  may be to delay and/or
reduce   distributions  in  respect  of  the  offered   certificates.   See  "Legal  Aspects  of  Mortgage
Loans—Foreclosure on Mortgages and Some Contracts" in the prospectus.

The Value of the Mortgage  Loans May Be Affected By, Among Other Things,  a Decline in Real Estate Values,
Which May Result in Losses on the Offered Certificates.

         No assurance  can be given that values of the mortgaged  properties  have remained or will remain at their  levels on the dates of  origination  of the related  mortgage  loans.  If the  residential  real estate market should  experience an overall decline in property  values so that the  outstanding  balances of the mortgage  loans,  and any  secondary  financing on the mortgaged  properties,  in the mortgage pool
become  equal  to  or  greater  than  the  value  of  the  mortgaged  properties,   the  actual  rates  of
delinquencies,  foreclosures  and losses  could be higher  than  those now  generally  experienced  in the mortgage  lending  industry.  In some areas of the  United  States,  real  estate  values  have risen at a greater  rate in  recent  years  than in the past.  In  particular,  mortgage  loans  with high  principal balances or high loan-to-value  ratios will be affected by any decline in real estate values.  Real estate values in any area of the  country  may be  affected  by several  factors,  including  population  trends, mortgage  interest  rates,  and the  economic  well-being  of that area.  Any decrease in the value of the mortgage loans may result in the  allocation of losses which are not covered by credit  enhancement to the offered certificates.

The  Ratings  on the  Offered  Certificates  are Not a  Recommendation  to Buy,  Sell or Hold the  Offered
Certificates  and are Subject to  Withdrawal  at any Time,  Which May Affect the  Liquidity  or the Market
Value of the Offered Certificates.

         It is a  condition  to the  issuance  of the  offered  certificates  that each  class of  offered certificates be rated in the categories  shown on pages S-2 through S-5 of this prospectus  supplement.  A security  rating is not a  recommendation  to buy, sell or hold  securities and may be subject to revision or  withdrawal  at any time.  No person is obligated  to maintain  the rating on any offered  certificate, and,  accordingly,  there can be no assurance that the ratings assigned to any offered  certificate on the date on which the offered  certificates  are initially issued will not be lowered or withdrawn by a rating agency at any time  thereafter.  In the event any rating is revised or  withdrawn,  the  liquidity  or the market  value of the related  offered  certificates  may be  adversely  affected.  See  "Ratings"  in this prospectus supplement and "Rating" in the prospectus.

The Mortgage Loans May Have Limited Recourse to the Related Borrower, Which May Result in Losses with
Respect to These Mortgage Loans.

         Some or all of the mortgage loans  included in the trust fund will be nonrecourse  loans or loans for which recourse may be restricted or unenforceable.  As to those mortgage loans,  recourse in the event of mortgagor  default will be limited to the specific real  property and other  assets,  if any, that were pledged to secure the mortgage loan.  However,  even with respect to those mortgage loans that provide for recourse  against the mortgagor and its assets  generally,  there can be no assurance that  enforcement of the  recourse  provisions  will  be  practicable,  or that  the  other  assets  of the  mortgagor  will be sufficient  to permit a recovery  in respect of a  defaulted  mortgage  loan in excess of the  liquidation value of the related  mortgaged  property.  Any risks  associated  with mortgage  loans with no or limited recourse  may affect the yield to maturity  of the offered  certificates  to the extent  losses  caused by these risks which are not covered by credit enhancement are allocated to the offered certificates.

The Mortgage Loans May Have Environmental Risks, Which May Result in Increased Losses with Respect to
These Mortgage Loans.

         To the extent that a servicer or the master  servicer  (in its  capacity as  successor  servicer)
for a mortgage  loan  acquires  title to any related  mortgaged  property  which is  contaminated  with or affected by hazardous wastes or hazardous  substances,  these mortgage loans may incur additional  losses.
See  "Servicing  of  Mortgage  Loans—Realization  Upon or Sale of  Defaulted  Mortgage  Loans"  and "Legal
Aspects  of  Mortgage   Loans—Environmental   Legislation"  in  the   prospectus.   To  the  extent  these
environmental  risks  result  in losses on the  mortgage  loans,  the  yield to  maturity  of the  offered certificates, to the extent not covered by credit enhancement, may be affected.

Violation of Various Federal, State and Local Laws May Result in Losses on the Mortgage Loans.

         Applicable  state and local laws generally  regulate  interest  rates and other charges,  require specific  disclosure,  and require licensing of the originator.  In addition,  other state and local laws, public  policy and general  principles  of equity  relating to the  protection  of  consumers,  unfair and deceptive practices and debt collection  practices may apply to the origination,  servicing and collection of the mortgage loans.  The mortgage loans are also subject to various federal laws.

         Depending  on the  provisions  of the  applicable  law and the specific  facts and  circumstances involved,  violations of these  federal or state laws,  policies and  principles  may limit the ability of the trust to collect all or part of the  principal of or interest on the mortgage  loans,  may entitle the borrower to a refund of amounts  previously paid and, in addition,  could subject the trust to damages and administrative enforcement.  See "Legal Aspects of Mortgage Loans" in the prospectus.

         Under the  anti-predatory  lending  laws of some  states,  the borrower is required to meet a net tangible  benefits test in connection with the origination of the related  mortgage loan. This test may be highly  subjective  and open to  interpretation.  As a result,  a court may determine that a mortgage loan does not meet the test even if the  originator  reasonably  believed  that the test was  satisfied  at the time of  origination.  Any  determination  by a court  that a  mortgage  loan  does not meet the test will result in a  violation  of the  state  anti-predatory  lending  law,  in which  case the  sponsor  will be required to purchase that mortgage loan from the trust.

         On the closing date,  the sponsor will  represent that each mortgage loan at the time it was made complied  in  all  material  respects  with  all  applicable  laws  and  regulations,  including,  without limitation,  usury,  equal credit  opportunity,  disclosure and recording  laws and all predatory  lending laws;  and each  mortgage  loan  has  been  serviced  in all  material  respects  in  accordance  with all applicable  laws  and  regulations,  including,  without  limitation,  usury,  equal  credit  opportunity, disclosure and recording laws and all predatory  lending laws and the terms of the related  mortgage note, the  mortgage  and other loan  documents.  In the event of a breach of this  representation,  the  sponsor will be obligated to cure the breach or  repurchase  or replace the affected  mortgage  loan in the manner described in the prospectus.

The Return on the Offered Certificates Could be Reduced by Shortfalls Due to The Application of the
Servicemembers Civil Relief Act and Similar State Laws.

         The  Servicemembers'  Civil Relief Act or the Relief Act, and similar state or local laws provide relief to  mortgagors  who enter  active  military  service and to  mortgagors  in reserve  status who are called  to  active  military  service  after  the  origination  of  their  mortgage  loans.  The  military operations by the United States in Iraq and  Afghanistan  has caused an increase in the number of citizens in active military duty,  including those citizens previously in reserve status.  Under the Relief Act the interest rate  applicable to a mortgage loan for which the related  mortgagor is called to active military service will be reduced from the percentage  stated in the related  mortgage note to 6.00%.  This interest rate  reduction  and any reduction  provided  under similar state or local laws will result in an interest shortfall  because  neither  the master  servicer  nor the  related  servicer  will be able to collect the amount of interest which  otherwise  would be payable with respect to such mortgage loan if the Relief Act or similar  state law was not  applicable  thereto.  This  shortfall  will not be paid by the mortgagor on future due dates or advanced by the master servicer or the related  servicer and,  therefore,  will reduce the amount available to pay interest to the  certificateholders  on subsequent  distribution  dates. We do not know how many mortgage  loans in the mortgage pool have been or may be affected by the  application of the Relief Act or similar  state law. In addition,  the Relief Act imposes  limitations  that would impair the ability of the master  servicer or servicer to foreclose on an affected  single family loan during the mortgagor's  period of active duty status,  and,  under some  circumstances,  during an  additional  three month period  thereafter.  Thus, in the event that the Relief Act or similar  legislation  or  regulations applies to any  mortgage  loan which goes into  default,  there may be delays in payment and losses on the certificates  in  connection  therewith.  Any other  interest  shortfalls,  deferrals  or  forgiveness  of payments on the mortgage loans  resulting from similar  legislation or regulations may result in delays in payments or losses to holders of the offered certificates.

                                            THE MORTGAGE POOL

General

         References to percentages of the mortgage loans unless  otherwise  noted are calculated  based on the aggregate unpaid principal balance of the mortgage loans as of the Cut-off Date.

         All of the  mortgage  loans will be  acquired  by the  Depositor  on the date of  issuance of the
Offered  Certificates  from the Sponsor,  an affiliate of the Depositor and the  underwriter,  pursuant to the Mortgage  Loan  Purchase  Agreement.  The Sponsor  acquired the mortgage  loans  directly in privately negotiated transactions. See "Mortgage Loan Origination—General" in this prospectus supplement.

         We have provided below and in Schedule A to this prospectus  supplement  information with respect to the  conventional  mortgage  loans that we expect to include in the pool of mortgage loans in the trust fund as of the  Closing  Date.  Prior to the  closing  date of October 31,  2006,  we may remove  mortgage loans  from the  mortgage  pool and we may  substitute  other  mortgage  loans for the  mortgage  loans we remove.  The Depositor  believes that the  information  set forth in this  prospectus  supplement  will be representative  of the  characteristics  of the mortgage  pool as it will be  constituted  at the time the
Certificates  are issued,  although the range of mortgage rates and  maturities and other  characteristics of the mortgage  loans may vary.  The actual  mortgage  loans included in the trust fund as of the Closing
Date may vary from the mortgage  loans as described in this  prospectus  supplement by up to plus or minus
5% as to any material  characteristics  described  herein.  If, as of the Closing Date,  any material pool characteristic  differs  by 5% or more  from  the  description  in  this  prospectus  supplement,  revised disclosure will be provided either in a supplement or in a Current Report on Form 8-K.

         The mortgage  pool will  initially  consist of 2,873 first lien  adjustable-rate  mortgage  loans secured by one- to four-family  residences and individual  condominium  units,  having an aggregate unpaid principal  balance as of the Cut-off Date of  approximately  $1,269,924,622.  As of the Closing Date,  the mortgage loans have original terms to maturity of not greater than 40 years.

         The mortgage  loans will be selected for  inclusion in the mortgage  pool based on rating  agency criteria,  compliance  with  representations  and warranties,  and conformity to criteria  relating to the characterization of securities for tax, ERISA, SMMEA, Form S-3 eligibility and other legal purposes.

         The mortgage  pool has been divided into two primary loan groups,  designated as Loan Group I and
Loan Group II. The  mortgage  loans in Loan Group I and Loan Group II are  referred to herein as the group
I mortgage loans and the group II mortgage  loans,  respectively.  Loan Group II has been further  divided into three  sub-loan  groups,  designated as Sub-Loan  Group II-1,  Sub-Loan Group II-2 and Sub-Loan Group
II-3.  The  mortgage  loans in  Sub-Loan  Group  II-1,  Sub-Loan  Group II-2 and  Sub-Loan  Group II-3 are
designated  as the Sub-Loan  Group II-1,  Sub-Loan  Group II-2 and  Sub-Loan  Group II-3  mortgage  loans, respectively.  The mortgage pool and the  characteristics  of the mortgage  loans  consisting of each Loan
Group and sub-group are more fully described below and in Schedule A to this prospectus supplement.

         Loan Group I will consist of 1,164 first lien  adjustable-rate  mortgage loans secured by one- to four-family  residences and individual  condominium units, having an aggregate unpaid principal balance as of the Cut-off Date of  approximately  $575,842,083,  after  application  of scheduled  payments due on or before the Cut-off Date whether or not received.

         Loan Group II will consist of 1,709 first lien  adjustable-rate  mortgage  loans  secured by one-
to four-family  residences and individual  condominium units, having an aggregate unpaid principal balance as of the Cut-off Date of approximately  $694,082,539,  after application of scheduled  payments due on or before the Cut-off Date whether or not received.

         Sub-Loan  Group II-1 will consist of 488 first lien  adjustable-rate  mortgage  loans  secured by one- to four-family  residences and individual  condominium  units,  having an aggregate  unpaid principal balance as of the Cut-off Date of  approximately  $166,048,632,  after  application of scheduled  payments due on or before the Cut-off Date whether or not received.

         Sub-Loan  Group II-2 will consist of 1,002 first lien  adjustable-rate  mortgage loans secured by one- to four-family  residences and individual  condominium  units,  having an aggregate  unpaid principal balance as of the Cut-off Date of  approximately  $468,911,691,  after  application of scheduled  payments due on or before the Cut-off Date whether or not received.

         Sub-Loan  Group II-3 will consist of 219 first lien  adjustable-rate  mortgage  loans  secured by one- to four-family  residences and individual  condominium  units,  having an aggregate  unpaid principal balance as of the Cut-off Date of approximately  $59,122,216,  after application of scheduled payments due on or before the Cut-off Date whether or not received.

         The  mortgage  loans are being  serviced as  described  below under "The Master  Servicer and the
Servicers." The mortgage loans were  originated in accordance  with the guidelines  described in "Mortgage
Loan  Origination"  below.  The  following  paragraphs  and the tables  set forth in  Schedule A set forth additional information with respect to the mortgage pool.(1)

         All of the  mortgage  loans are  adjustable  rate  mortgage  loans.  After an initial  fixed-rate period,  the interest  rate borne by the mortgage  loans will be adjusted  based on various  indices.  The mortgage loans will be adjusted monthly based on One-Month LIBOR,  semi-annually  based on Six-Month LIBOR or annually based on One-Year LIBOR or One-Year  Treasury,  each referred to herein as an Index,  computed in accordance  with the related  note,  plus (or minus) the related  gross  margin,  generally  subject to rounding and to certain other  limitations,  including  generally a maximum lifetime  mortgage rate and in certain  cases a  minimum  lifetime  mortgage  rate and in  certain  cases a maximum  upward  or  downward adjustment on each interest adjustment date.

         For any mortgage loan, the Loan-to-Value  Ratio is the principal  balance at origination  divided by the  lesser of (i) the sales  price and (ii) the  original  appraised  value of the  related  mortgaged property,  except in the case of a refinanced  mortgage  loan, in which case the appraised  value is used.
Approximately  99.01%,  98.82%,  100.00% and 100.00% of the loan group I,  sub-loan  group II-1,  sub-loan
group  II-2  and  sub-loan  group  II-3  mortgage  loans,  respectively,   with  Loan-to-Value  Ratios  at
origination  exceeding 80% are covered by Primary Insurance  Policies (as defined in the prospectus).  See
"Description  of  Primary  Mortgage  Insurance,   Hazard  Insurance;  Claims  Thereunder—Primary  Mortgage
Insurance Policies" in the prospectus.

         All of the mortgage loans that are not assumable have scheduled  monthly  payments due on the Due
Date. Each such mortgage loan will contain a customary "due-on-sale" clause.

_____________________
(1)      The  description  herein and in Schedule A hereof of the mortgage  loans is based upon  estimates of the composition  thereof as of the Cut-off Date, as adjusted to reflect the Stated  Principal  Balances as of the Cut-off  Date.  Prior to the issuance of the  Certificates,  mortgage  loans may be removed as a result of (i)  principal  prepayments  thereof in full prior to October 31,  2006,  (ii)  requirements  of
Moody's, S&P or Fitch or (iii) delinquencies or otherwise.  In any such event, other mortgage loans may be included in the trust.  The  Depositor  believes  that the  estimated  information  set forth  herein with respect to the mortgage loans as presently  constituted is representative of the  characteristics  thereof at the time the  Certificates  are issued,  although  certain  characteristics  of the mortgage  loans may vary.

Billing and Payment Procedures

         The majority of the mortgage loans require  monthly  payments to be made no later than either the
1st or 15th day of each  month,  with a grace  period.  The  applicable  servicer  sends  monthly  billing statements to borrowers that are  automatically  generated  after payments are received.  If no payment is received by the day that the late charge is  assessed,  a billing  statement is  automatically  generated.
Borrowers may elect for monthly payments to be deducted  automatically  from deposit accounts and may make payments by various means,  including online  transfers and phone payment,  although an additional fee may be charged for these payment methods.

Prepayment Charges on the Mortgage Loans

         Approximately  36.80%,  13.91%,  25.63%  and  19.29% of the loan group I,  sub-loan  group  II-1, sub-loan  group II-2 and sub-loan  group II-3  mortgage  loans,  respectively,  provide for payment by the mortgagor  of a  prepayment  charge in  connection  with some  prepayments.  The amount of the  prepayment charge is as provided in the related  mortgage note, and the  prepayment  charge will generally  apply if, in any  twelve-month  period  during the first year,  first three years or other period as provided in the related  mortgage  note from the date of  origination  of the  mortgage  loan,  the  mortgagor  prepays an aggregate  amount exceeding 20% of the original  principal  balance of the mortgage loan or another amount permitted by applicable  law. The amount of the  prepayment  charge will, for the majority of the mortgage loans,  be equal to 6 months' advance  interest  calculated on the basis of the mortgage rate in effect at the time of the  prepayment on the amount  prepaid in excess of 20% of the original  principal  balance of the mortgage loan,  but it may be a lesser or greater  amount as provided in the related  mortgage note. A prepayment  charge may not apply with  respect to a sale of the related  mortgaged  property,  and in some circumstances, such as illegality, may be unenforceable.

         The  holders  of the  Class  XP  Certificates  will be  entitled  to all the  prepayment  charges received on the group I mortgage  loans to the extent  such  prepayment  charges  are not  retained by the related servicer in accordance with the terms of the related servicing  agreement.  No prepayment  charges will be available for  distribution  on any other classes of  Certificates.  The Master Servicer shall not waive (or permit a servicer to waive) any prepayment charge unless: (i) the  enforceability  thereof shall have been limited by bankruptcy, insolvency,  moratorium,  receivership and other similar laws relating to creditors'  rights  generally,  (ii) the enforcement  thereof is illegal,  or any local,  state or federal agency has  threatened  legal action if the  prepayment  penalty is enforced,  (iii) the mortgage debt has been  accelerated  in connection  with a foreclosure or other  involuntary  payment or (iv) such waiver is standard  and  customary  in  servicing  similar  mortgage  loans and relates to a default or a reasonably foreseeable  default and would, in the reasonable  judgment of the Master Servicer,  maximize  recovery of total  proceeds  taking into account the value of such  prepayment  charge and the related  mortgage loan.
Accordingly,  there  can be no  assurance  that  the  prepayment  charges  will  have  any  effect  on the prepayment performance of the mortgage loans.

         Certain  prepayment  charges  are  classified  as "hard"  prepayment  charges,  meaning  that the mortgagor has to cover the prepayment  charge  regardless of the reason for  prepayment,  while others are classified as "soft,"  meaning that the mortgagor has to cover the prepayment  charge unless the mortgagor has conveyed  the related  mortgaged  property to a  third-party.  The sponsor  does not have  information with respect to the percentage of each type of prepayment charge included in the pool of mortgage loans.

Special Characteristics of the Mortgage Loans

         Interest  Only  Loans.  Approximately  89.30%,  89.74%,  94.03%  and  89.90% of the loan group I, sub-loan  group II-1,  sub-loan  group II-2 and sub-loan  group II-3 mortgage  loans,  respectively,  will require payments of interest only for the initial period set forth in the related mortgage note.

         Assumable Mortgage Loans.  Approximately  33.41%,  41.75%,  9.38% and 20.34% of the loan group I, sub-loan  group II-1,  sub-loan  group II-2 and sub-loan  group II-3  mortgage  loans,  respectively,  are assumable in accordance with the terms of the related  mortgage note. See "Yield on the  Certificates"  in this prospectus supplement and "Maturity and Prepayment Considerations" in the prospectus.

         Lender-Paid  PMI  Loans.  Approximately  0.25%,  8.04%,  4.99%  and  8.45% of the  loan  group I, sub-loan  group II-1,  sub-loan  group II-2 and sub-loan  group II-3  mortgage  loans,  respectively,  are covered by a lender-paid primary mortgage insurance policy.

Indices on the Mortgage Loans

         Six-Month LIBOR.  Approximately  40.79%,  32.46%,  8.60% and 13.83% of the loan group I, sub-loan group  II-1,  sub-loan  group II-2 and  sub-loan  group II-3  mortgage  loans,  respectively,  will adjust semiannually  based on Six-Month  LIBOR.  Six-Month LIBOR will be a per annum rate equal to the average of interbank  offered  rates for  six-month  U.S.  dollar-denominated  deposits in the London market based on quotations of major banks as published in The Wall Street  Journal and are most  recently  available as of the time specified in the related mortgage note.

         The  following  does not purport to be  representative  of future levels of Six-Month  LIBOR.  No assurance  can be given as to the level of Six-Month  LIBOR on any  adjustment  date or during the life of any mortgage loan with an Index of Six-Month LIBOR.

                                                                   Six-Month LIBOR

Date                                    2001            2002         2003        2004        2005         2006
January 1.....................          6.20%           2.03%        1.38%       1.22%       2.78%        4.71%
February 1....................          5.26            2.08         1.35        1.21        2.97         4.82
March 1.......................          4.91            2.04         1.34        1.17        3.19         5.26
April 1.......................          4.71            2.36         1.23        1.16        3.39         5.14
May 1.........................          4.30            2.12         1.29        1.38        3.41         5.22
June 1........................          3.98            2.08         1.21        1.60        3.54         5.39
July 1........................          3.91            1.95         1.12        1.89        3.73         5.59
August 1......................          3.69            1.87         1.21        1.99        3.95         5.51
September 1...................          3.45            1.80         1.20        1.98        4.00         5.43
October 1.....................          2.52            1.71         1.14        2.20        4.27         5.37
November 1....................          2.15            1.60         1.23        2.32        4.47
December 1....................          2.03            1.47         1.27        2.63        4.63

         One-Year LIBOR.  Approximately  58.46%,  60.49%,  91.30% and 86.17% of the loan group I, sub-loan group  II-1,  sub-loan  group II-2 and  sub-loan  group II-3  mortgage  loans,  respectively,  will adjust annually  based on  One-Year  LIBOR.  One-Year  LIBOR  will be a per annum  rate  equal to the  average of interbank  offered  rates for  one-year  U.S.  dollar-denominated  deposits in the London  market based on quotations of major banks as published in The Wall Street  Journal and are most  recently  available as of the time specified in the related mortgage note.

         The  following  does not purport to be  representative  of future  levels of One-Year  LIBOR.  No assurance  can be given as to the level of  One-Year  LIBOR on any  adjustment  date or during the life of any mortgage loan with an Index of One-Year LIBOR.

                                                                    One-Year LIBOR
Date                                   2001          2002          2003         2004         2005          2006
January 1.....................         5.17%         2.49%         1.45%        1.48%        3.10%         4.85%
February 1....................         4.88          2.43          1.38         1.37         2.98          5.15
March 1.......................         4.67          3.00          1.28         1.34         2.55          5.38
April 1.......................         4.44          2.63          1.36         1.81         3.81          5.29
May 1.........................         4.24          2.59          1.21         2.08         3.78          5.38
June 1........................         4.18          2.28          1.19         2.11         3.76          5.50
July 1........................         3.82          2.09          1.16         2.38         3.90          5.69
August 1......................         3.56          1.90          1.44         2.30         4.22          5.54
September 1...................         2.64          1.73          1.45         2.46         4.13          5.41
October 1.....................         2.27          1.64          1.24         2.49         4.68          5.30
November 1....................         2.39          1.73          1.48         2.54         4.74
December 1....................         2.44          1.45          1.60         2.96         4.82

         One-Year  U.S.  Treasury.  Approximately  0.40%,  7.05% and 0.10% of the loan  group I,  sub-loan group II-1 and sub-loan  group II-2  mortgage  loans,  respectively,  will be based on the weekly  average yield on U.S.  Treasury  securities  adjusted  to a  constant  maturity  of one  year,  or  One-Year  U.S.
Treasury,  as reported by the Federal Reserve Board in statistical Release No. H.15(519),  or the Release, as most recently  available as of the date forty-five  days,  thirty-five days or thirty days prior to the adjustment  date or on the  adjustment  date as published in the place  specified in the related  mortgage note and as made  available as of the date  specified in the related  mortgage note. In the event that the
Index  specified  in a  mortgage  note is no  longer  available,  an index  that is  based  on  comparable information  will be  selected by the Master  Servicer,  to the extent  that it is  permissible  under the terms of the related mortgage note and mortgage.

                                         STATIC POOL INFORMATION

         The depositor will provide static pool  information,  material to this offering,  with respect to the  experience  of the  sponsor  in  securitizing  asset  pools of the same type and with  respect to the
experience    of    Countrywide    in    securitizing    asset    pools    of    the    same    type    at
http://www.bearstearns.com/transactions/sami_ii/balta2006-7/index.html.  With  respect to the  Countrywide information  provided therein,  investors are directed to: Issue Year Filter/As  Applicable,  Payment Type
Filter/ARM, NegAm Flag Filter/NO and AltDeal Flag Filter/YES.

         Information  provided  through the internet address above will not be deemed to be a part of this prospectus  supplement or the  registration  statement for the securities  offered hereby if it relates to any prior  securities  pool  formed  before  January 1, 2006 or  vintage  data  related to periods  before
January 1, 2006, or with respect to the mortgage  pool (if  applicable)  for any period before  January 1,
2006.

                                            THE ISSUING ENTITY

         Bear  Stearns  ALT-A Trust 2006-7 is a common law trust formed under the laws of the State of New
York pursuant to the Agreement.  The Agreement  constitutes the "governing  instrument"  under the laws of the State of New York.  After its  formation,  Bear  Stearns  ALT-A  Trust  2006-7  will not engage in any activity  other than (i)  acquiring  and holding the mortgage  loans and the other assets of the trust and proceeds  therefrom,  (ii) issuing the  certificates,  (iii) making payments on the  certificates and (iv)
engaging in other  activities  that are  necessary,  suitable or convenient to accomplish the foregoing or are  incidental  thereto  or  connected  therewith.  The  foregoing  restrictions  are  contained  in  the
Agreement.  For a  description  of other  provisions  relating  to  amending  the  Pooling  and  Servicing
Agreement, please see "The Agreements— Amendment" in the prospectus.

         The assets of Bear Stearns  ALT-A Trust  2006-7 will  consist of the  mortgage  loans and certain related assets.

         Bear Stearns ALT-A Trust 2006-7's fiscal year end is December 31.

                                              THE DEPOSITOR

         Structured Asset Mortgage  Investments II Inc.,  referred to herein as the Depositor,  was formed in the  state  of  Delaware  on June 10,  2003,  and is a  wholly-owned  subsidiary  of The  Bear  Stearns
Companies  Inc.  The  Depositor  was  organized  for the sole  purpose of  serving as a private  secondary mortgage  market  conduit.  The  Depositor  does not have,  nor is it expected in the future to have,  any significant assets.

         The Depositor has been serving as a private  secondary  mortgage  market conduit for  residential mortgage  loans since 2003.  As of August 31, 2006,  the  Depositor  has been  involved in the issuance of securities  backed by residential  mortgage loans of approximately  $122,151,359,269.  In conjunction with the Sponsor's  acquisition  of the mortgage  loans,  the  Depositor  will execute a mortgage loan purchase agreement  through which the loans will be transferred to itself.  These loans are subsequently  deposited in a common law or statutory trust, described herein, which will then issue the Certificates.

         After issuance and  registration of the securities  contemplated  in this  prospectus  supplement and any  supplement  hereto,  the  Depositor  will have no  significant  duties or  responsibilities  with respect to the pool assets or the securities.

         The Depositor's  principal  executive  offices are located at 383 Madison  Avenue,  New York, New
York 10179.  Its telephone number is (212) 272-2000.

                                               THE SPONSOR

         The  sponsor,  EMC  Mortgage  Corporation,  referred  to  herein  as  EMC  or  the  Sponsor,  was incorporated in the State of Delaware on September 26, 1990, as a wholly owned  subsidiary  corporation of
The Bear Stearns  Companies  Inc., and is an affiliate of the Depositor and the  Underwriter.  The Sponsor
was  established  as a mortgage  banking  company to  facilitate  the purchase and servicing of whole loan portfolios  containing  various  levels of  quality  from  "investment  quality"  to  varying  degrees  of
"non-investment  quality" up to and  including  real estate owned assets  ("REO").  The Sponsor  commenced operation in Texas on October 9, 1990.

         The Sponsor  maintains its principal  office at 2780 Lake Vista Drive,  Lewisville,  Texas 75067.
Its telephone number is (214) 626-3800.

         Since its inception in 1990,  the sponsor has purchased  over $100 billion in  residential  whole loans and servicing  rights,  which include the purchase of newly originated  alternative A, jumbo (prime)
and  sub-prime  loans.  Loans are  purchased  on a bulk and flow  basis.  The Sponsor is one of the United
States'  largest  purchasers  of scratch and dent and  sub-performing  residential  mortgages and REO from various  institutions,  including banks,  mortgage companies,  thrifts and the U.S. government.  Loans are generally  purchased  with  the  ultimate  strategy  of  securitization  into an  array  of Bear  Stearns'
securitizations  based upon product type and credit parameters,  including those where the loan has become re-performing or cash-flowing.

         Performing  loans  include  first  lien  fixed  rate and ARMs,  as well as closed  end fixed rate second  liens and lines of credit  ("HELOCs").  Performing  loans  acquired  by the Sponsor are subject to varying  levels  of due  diligence  prior  to  purchase.  Portfolios  may be  reviewed  for  credit,  data integrity,  appraisal  valuation,  documentation,  as well as  compliance  with certain  laws.  Performing loans  purchased  will have been  originated  pursuant to the  Sponsor's  underwriting  guidelines  or the originator's underwriting guidelines that are acceptable to the Sponsor.

         Subsequent to purchase by the Sponsor,  performing  loans are pooled together by product type and credit parameters and structured into RMBS, with the assistance of Bear Stearns'  Financial  Analytics and
Structured Transactions Group, for distribution into the primary market.

         The Sponsor has been  securitizing  residential  mortgage loans since 1999.  The following  table describes  size,  composition  and growth of the Sponsor's total portfolio of assets it has securitized as of the dates indicated.

                                             December 31, 2004                      December 31, 2005                        June 30, 2006

                                              Total Portfolio of                                                             Total Portfolio of
Loan Type                       Number             Loans                Number     Total Portfolio of Loans    Number              Loans
_________________________________________________________________________________________________________________________________________________
Alt-A ARM                       44,821     $   11,002,497,283.49        73,638     $   19,087,119,981.75       45,516     $   12,690,441,830.33
Alt-A Fixed                     15,344     $    4,005,790,504.28        17,294     $    3,781,150,218.13        9,735     $    2,365,141,449.49
HELOC                                -     $                -            9,309     $      509,391,438.93        4,360     $      310,097,521.60
Prime ARM                       30,311     $   11,852,710,960.78        27,384     $   13,280,407,388.92        4,203     $    2,168,057,808.87
Prime Fixed                      1,035     $      509,991,605.86         3,526     $    1,307,685,538.44        1,083     $      484,927,212.35
Reperforming                     2,802     $      311,862,677.46         2,877     $      271,051,465.95        1,084     $      115,127,847.83
Seconds                         14,842     $      659,832,093.32       114,899     $    5,609,656,263.12       68,788     $    3,755,330,847.76
Prime Short Duration ARM        23,326     $    7,033,626,375.35        38,819     $   14,096,175,420.37       39,946     $   15,102,521,877.81
SubPrime                        98,426     $   13,051,338,552.19       101,156     $   16,546,152,274.44       34,396     $    6,069,878,975.92
Totals                         230,907     $   48,427,650,052.74       388,902     $   74,488,789,990.05      209,831     $   43,061,525,370.96

         With respect to some of the  securitizations  organized by the sponsor, a "step-down" trigger has occurred  with respect to the loss and  delinquency  experience  of the mortgage  loans  included in those securitizations,  resulting in a sequential  payment of  principal  to the related  offered  certificates, from the  certificates  with the highest  credit  rating to the one with the lowest  rating.  In addition, with respect to one  securitization  organized by the sponsor, a servicing trigger required by the related financial guaranty insurer has occurred;  however,  the insurer has granted extensions enabling the normal servicing activities to continue.

         The Sponsor has received a civil  investigative  demand (CID),  from the Federal Trade Commission
(FTC),  seeking  documents and data relating to the Sponsor's  business and servicing  practices.  The CID was issued pursuant to a December 8, 2005 resolution of the FTC authorizing  non-public  investigations of various unnamed  subprime  lenders,  loan servicers and loan brokers to determine  whether there have been violations of certain consumer protections laws.  The Sponsor is cooperating with the FTC's inquiry.

                                  THE MASTER SERVICER AND THE SERVICERS

General

         Wells Fargo  Bank,  National  Association,  referred to in this  prospectus  supplement  as Wells
Fargo or the Master  Servicer,  will act as the Master  Servicer of the mortgage  loans and as  Securities
Administrator  pursuant to the  Pooling  and  Servicing  Agreement,  referred to herein as the  Agreement, dated as of the Cut-off Date,  among the  Depositor,  the Sponsor,  the Master  Servicer,  the  Securities
Administrator  and the  Trustee.  Wells  Fargo  will  also  act as a  Custodian  pursuant  to the  related
Custodial Agreement.

         Primary  servicing of the mortgage loans will be provided by the Sponsor,  Countrywide  Servicing and  various  other  servicers,  none of which will  service  more than 10% of the  mortgage  loans in the aggregate  of each  loan  group in  accordance  with  their  respective  servicing  agreements  which  are collectively  referred  to herein as the  Servicing  Agreements.  Each of the  Servicing  Agreements  will require,  among other things,  that each Servicer accurately and fully report its borrower credit files to credit  repositories  in a timely manner.  Each of the Servicing  Agreements will be assigned to the trust pursuant  to an  assignment,  assumption  and  recognition  agreements  among the  related  mortgage  loan originator,  the  related  Servicer,  the  Sponsor  and the  Trustee on behalf of the  certificateholders;
provided,  however,  that the Sponsor will retain the right to enforce the  representations and warranties made  to it by  each  Servicer  with  respect  to the  related  mortgage  loans.  The  Servicers  will  be responsible for the servicing of the mortgage loans pursuant to the related Servicing  Agreement,  and the
Master  Servicer  will be required to monitor their  performance.  In the event of a default by a Servicer under the related  Servicing  Agreement,  the Master  Servicer  will be  required to enforce any  remedies against the related  Servicer  and shall  either  find a  successor  servicer or shall  assume the primary servicing obligations for the related mortgage loans itself.

         The  information  set forth in the following  paragraph  with respect to the Master  Servicer has been provided by the Master Servicer.

The Master Servicer

         Wells Fargo is a national  banking  association  and a  wholly-owned  subsidiary of Wells Fargo &
Company.  A diversified  financial  services company with approximately $482 billion in assets, 23 million customers  and 153,000  employees as of December 31,  2005,  Wells Fargo & Company is a U.S.  bank holding company  providing  banking,  insurance,  trust,  mortgage and consumer  finance  services  throughout the
United  States and  internationally.  Wells Fargo  provides  retail and  commercial  banking  services and
corporate  trust,  custody,   securities  lending,   securities  transfer,  cash  management,   investment
management  and other  financial  and fiduciary  services.  The  Depositor,  the Sponsor and the servicers may  maintain  banking  and other  commercial  relationships  with Wells Fargo and its  affiliates.  Wells
Fargo maintains principal corporate trust offices located at 9062 Old Annapolis Road,  Columbia,  Maryland
21045-1951  (among other locations) and its office for certificate  transfer  services is located at Sixth
Street and Marquette Avenue, Minneapolis, Minnesota 55479.

         Wells  Fargo  acts  as  Master  Servicer  pursuant  to the  Agreement.  The  Master  Servicer  is responsible for the aggregation of monthly  servicer  reports and remittances and for the oversight of the performance of the servicers  under the terms of their  respective  servicing  agreements.  In particular, the Master Servicer  independently  calculates monthly loan balances based on servicer data,  compares its results to servicer  loan-level  reports and reconciles any discrepancies  with the servicers.  The Master
Servicer also reviews the servicing of defaulted  loans for  compliance  with the terms of the  Agreement.
In addition,  upon the occurrence of certain  Servicer  events of default under the terms of any servicing agreement,  the Master Servicer may be required to enforce certain  remedies on behalf of the Trust and at the  direction  of the Trustee  against  such  defaulting  servicer.  Wells Fargo has been  engaged in the business of master  servicing  since June 30, 1995. As of June 30, 2006,  Wells Fargo was acting as master servicer  for  approximately  1253 series of  residential  mortgage-backed  securities  with an  aggregate outstanding principal balance of approximately $651,189,990,090.

         Wells Fargo  serves or has served  within the past two years as  warehouse  master  servicer  for various  mortgage  loans owned by the Sponsor or an affiliate of the Sponsor and  anticipates  that one or more of those mortgage  loans may be included in the Trust.  The terms of the warehouse  master  servicing agreement  under which those  services are provided by Wells Fargo are customary  for the  mortgage-backed securitization industry.

         Wells  Fargo  serves or may have  served  within  the past two years as loan file  custodian  for various  mortgage  loans owned by the Sponsor or an affiliate of the Sponsor and  anticipates  that one or more of those  mortgage  loans may be included in the Trust.  The terms of any custodial  agreement  under which those  services are provided by Wells Fargo are  customary  for the  mortgage-backed  securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

The Servicers

         EMC,  Countrywide  Home Loans  Servicing  LP,  HomeBanc  Mortgage  Corporation  and various other servicers,  none of which will  service  more than 10% of the  mortgage  loans in the  aggregate of either
Loan  Group I or Loan  Group II,  will  service  the  related  mortgage  loans in  accordance  with  their respective Servicing Agreements, which will be assigned to the trust on the Closing Date.

EMC  Mortgage Corporation

         For a further  description of EMC,  please see "The Sponsor" in this prospectus  supplement.  EMC will  service  the  mortgage  loans  in  accordance  with  the  description  of the  applicable  servicing procedures  contained in this section of the prospectus  supplement.  EMC has been  servicing  residential mortgage loans since 1990.  From year end 2004 to year end 2005 EMC's servicing portfolio grew by 113%.

         The  principal  business  of EMC  since  inception  has  been  specializing  in the  acquisition,
securitization,   servicing  and  disposition  of  mortgage  loans.  EMC's  servicing  portfolio  consists primarily of two categories:

              o   "performing  loans," or  performing  investment  quality  loans  serviced  for EMC's own account or the  account of Fannie  Mae,  Freddie  Mac,  private  mortgage  conduits  and various institutional investors; and

              o   "non-performing  loans," or non-investment grade,  sub-performing loans,  non-performing loans  and REO  properties  serviced  for  EMC's  own  account  and for the  account  of investors in securitized performing and non-performing collateral transactions.

         EMC has been  servicing  residential  mortgage  loans since 1990.  As of June 30,  2006,  EMC was acting as servicer  for  approximately  236 series of  residential  mortgage-backed  securities  and other mortgage loans with an outstanding  principal balance of approximately  $64.6 billion.  From year end 2004 to June 30, 2006, the loan count of EMC's servicing  portfolio grew by approximately  95.9% and the unpaid principal balance of EMC's servicing portfolio grew by approximately 132.5%.

         The following table describes size,  composition and growth of EMC's total  residential  mortgage loan servicing portfolio as of the dates indicated.

                                  As of December 31, 2004                                  As of December 31, 2005                                    As of June 30, 2006
---------------- ----------- --------------------- ---------- ------------- ---------- --------------------- ----------- ---------- ----------- --------------------- ---------- -----------
                 No. of Loans    Dollar Amount     Percent by   Percent by   No. of        Dollar            Percent      Percent      No. of         Dollar          Percent     Percent
                                                   No. of       Dollar       Loans         Amount            by No.       by Dollar    Loans          Amount          by No.      by Dollar
                                                   Loans        Amount                                       of Loans     Amount                                      of Loans      Amount
                 ----------- --------------------- ---------- ------------- ---------- --------------------- ----------- ---------- ----------- --------------------- ---------- -----------
Alta-A Arm.....      19,498     $4,427,820,707.76      7.96%        15.94%     57,510    $13,625,934,321.62      12.69%     23.00%      45,369       $11,945,448,034     9.46%      18.50%

Alta-A Fixed...      25,539     $4,578,725,473.28     10.43%        16.48%     17,680     $3,569,563,859.33       3.90%      6.03%      26,199        $5,240,887,579      5.46%       8.11%

Prime Arm......       8,311     $1,045,610,015.30      3.39%         3.76%      7,428     $1,010,068,678.92       1.64%      1.71%       7,050          $935,151,471      1.47%       1.45%

Prime Fixed....      14,560     $1,573,271,574.42      5.95%         5.66%     15,975     $2,140,487,565.90       3.52%      3.61%      15,683        $2,139,403,359      3.27%       3.31%

Seconds .......      39,486     $1,381,961,155.08     16.13%         4.98%   155,510      $7,164,515,426.20      34.31%     12.10%     179,330        $8,547,703,140     37.38%      13.24%

Subprime.......     114,436    $13,706,363,249.78     46.74%        49.34%    142,890    $20,373,550,690.52      31.53%     34.40%     139,890       $20,361,085,084     29.16%      31.53%

Other..........      23,010     $1,063,682,459.11      9.40%         3.83%     56,216    $11,347,144,055.57      12.40%     19.16%      66,235       $15,414,138,024     13.81%      23.87%
                 ----------- --------------------- ---------- ------------- ---------- --------------------- ----------- ---------- ----------- --------------------- ---------- -----------
Total..........     244,840    $27,777,434,634.73    100.00%       100.00%    453,209    $59,231,264,598.06     100.00%    100.00%     479,756       $64,583,816,692    100.00%     100.00%

Countrywide Home Loans Servicing LP

         The  principal   executive   offices  of  Countrywide   Home  Loans  Servicing  LP  ("Countrywide
Servicing") are located at 7105 Corporate  Drive,  Plano,  Texas 75024.  Countrywide  Servicing is a Texas
limited  partnership  directly  owned by  Countrywide  GP, Inc. and  Countrywide  LP, Inc.,  each a Nevada corporation and a direct wholly owned  subsidiary of Countrywide  Home Loans.  Countrywide GP, Inc. owns a
0.1% interest in  Countrywide  Servicing  and is the general  partner.  Countrywide  LP, Inc. owns a 99.9%
interest in Countrywide Servicing and is a limited partner.

         Countrywide  Home Loans  established  Countrywide  Servicing in February 2000 to service mortgage loans  originated by Countrywide  Home Loans that would  otherwise have been serviced by Countrywide  Home
Loans. In January and February,  2001,  Countrywide Home Loans transferred to Countrywide Servicing all of its rights and  obligations  relating to mortgage  loans serviced on behalf of Freddie Mac and Fannie Mae, respectively.  In October 2001,  Countrywide  Home Loans  transferred to Countrywide  Servicing all of its rights and  obligations  relating to the bulk of its non-agency loan servicing  portfolio  (other than the servicing of home equity lines of credit),  including  with  respect to those  mortgage  loans (other than home equity lines of credit)  formerly  serviced by Countrywide  Home Loans and  securitized by certain of its  affiliates.  While  Countrywide  Home Loans expects to continue to directly  service a portion of its loan  portfolio,  it is expected  that the servicing  rights for most newly  originated  Countrywide  Home
Loans  mortgage loans will be transferred  to  Countrywide  Servicing upon sale or  securitization  of the related mortgage loans.  Countrywide  Servicing is engaged in the business of servicing mortgage loans and will not originate or acquire loans,  an activity that will continue to be performed by  Countrywide  Home
Loans. In addition to acquiring  mortgage  servicing  rights from  Countrywide  Home Loans, it is expected that Countrywide  Servicing will service mortgage loans for non-Countrywide  Home Loans affiliated parties as well as subservice mortgage loans on behalf of other master servicers.

         In connection with the establishment of Countrywide  Servicing,  certain employees of Countrywide
Home Loans became employees of Countrywide  Servicing.  Countrywide Servicing has engaged Countrywide Home
Loans as a subservicer to perform certain loan servicing activities on its behalf.

         Countrywide  Servicing is an approved  mortgage loan servicer for Fannie Mae, Freddie Mac, Ginnie
Mae, HUD and VA and is licensed to service  mortgage loans in each state where a license is required.  Its loan  servicing  activities are guaranteed by Countrywide  Financial  and/or  Countrywide  Home Loans when required by the owner of the mortgage loans.

Countrywide Home Loans

         Countrywide  Home  Loans is a New  York  corporation  and a direct  wholly  owned  subsidiary  of
Countrywide  Financial  Corporation,  a Delaware  corporation  ("Countrywide  Financial").  The  principal executive  offices of  Countrywide  Home Loans are  located at 4500 Park  Granada,  Calabasas,  California
91302.  Countrywide Home Loans is engaged primarily in the mortgage banking business,  and as part of that business,  originates,  purchases,  sells and services  mortgage loans.  Countrywide Home Loans originates mortgage  loans  through a retail  branch  system and through  mortgage  loan  brokers and  correspondents nationwide.  Mortgage loans  originated by Countrywide  Home Loans are  principally  first-lien,  fixed or adjustable rate mortgage loans secured by single-family residences.

         Except as otherwise  indicated,  reference  in the  remainder of this  prospectus  supplement  to
"Countrywide  Home  Loans"  should  be  read to  include  Countrywide  Home  Loans  and  its  consolidated subsidiaries,  including Countrywide  Servicing.  Countrywide Home Loans services substantially all of the mortgage loans it originates or acquires.  In addition,  Countrywide  Home Loans has purchased in bulk the rights to service mortgage loans  originated by other lenders.  Countrywide Home Loans has in the past and may in the future  sell to mortgage  bankers and other  institutions  a portion of its  portfolio  of loan servicing rights.  As of December 31, 2002,  December 31, 2003,  December 31, 2004,  December 31, 2005 and
September  30, 2006,  Countrywide  Home Loans  provided  servicing  for  mortgage  loans with an aggregate principal balance of approximately  $452.405  billion,  $644.855  billion,  $838.322  billion,  $1,111.090 billion  and  $1,244.311  billion,  respectively,  substantially  all of which  were  being  serviced  for unaffiliated persons.

Mortgage Loan Production

         The following table sets forth, by number and dollar amount of mortgage loans,  Countrywide  Home
Loans' residential mortgage loan production for the periods indicated.

                                                             Consolidated Mortgage Loan Production

                                         Ten Months                        Years Ended                         Nine Months
                                            Ended                          December 31,                            Ended
                                        December 31,                                                         September, 30
                                            2001          2002         2003          2004           2005           2006
                                                      (Dollars in millions, except average loan amount)
Conventional Conforming Loans
  Number of Loans.......................    504,975       999,448    1,517,743       846,395       809,630        559,501
  Volume of Loans.......................$    76,432   $   150,110  $   235,868   $   138,845   $   167,675    $   109,872
     Percent of Total Dollar Volume.....      61.7%         59.6%        54.2%         38.2%         34.1%          32.9%
Conventional Non-conforming Loans
  Number of Loans.......................    137,593       277,626      554,571       509,711       826,178        479,627
  Volume of Loans.......................$    22,209   $    61,627  $   136,664   $   140,580   $   225,217    $   148,652
     Percent of Total Dollar Volume.....      17.9%         24.5%        31.4%         38.7%         45.9%          44.5%
FHA/VA Loans
  Number of Loans.......................    118,734       157,626      196,063       105,562        80,528         65,618
  Volume of Loans.......................$    14,109   $    19,093  $    24,402   $    13,247   $    10,712    $     9,436
     Percent of Total Dollar Volume.....      11.4%          7.6%         5.6%          3.6%          2.2%           2.8%
Prime Home Equity Loans
  Number of Loans.......................    164,503       316,049      453,817       587,046       683,887        519,895
  Volume of Loans.......................$     5,639   $    11,650  $    18,103   $    30,893   $    42,706    $    35,229
     Percent of Total Dollar Volume.....       4.5%          4.6%         4.2%          8.5%          8.7%          10.6%
Nonprime Mortgage Loans
  Number of Loans.......................     43,359        63,195      124,205       250,030       278,112        188,558
  Volume of Loans.......................$     5,580   $     9,421  $    19,827   $    39,441   $    44,637    $    30,545
     Percent of Total Dollar Volume.....       4.5%          3.7%         4.6%         11.0%          9.1%           9.2%
Total Loans
  Number of Loans.......................    969,164     1,813,944    2,846,399     2,298,744     2,678,335      1,813,199
  Volume of Loans.......................$   123,969   $   251,901  $   434,864   $   363,006   $   490,947    $   333,734
  Average Loan Amount...................$   128,000   $   139,000  $   153,000   $   158,000   $   183,000    $   184,000
  Non-Purchase Transactions(1)..........       63%           66%          72%           51%           53%            53%
  Adjustable-Rate Loans(1)..............       12%           14%          21%           52%           52%            48%
_________________
(1)  Percentage of total mortgage loan production (excluding commercial real estate loans) based on dollar volume.

Loan Servicing

         Countrywide  Servicing has  established  standard  policies for the  servicing and  collection of mortgages. Servicing includes, but is not limited to:

            (a)   collecting, aggregating and remitting mortgage loan payments;

            (b)   accounting for principal and interest;

            (c)   holding escrow (impound) funds for payment of taxes and insurance;

            (d)   making inspections as required of the mortgaged properties;

            (e)   preparation of tax related information in connection with the mortgage loans;

            (f)   supervision of delinquent mortgage loans;

            (g)   loss mitigation efforts;

            (h)   foreclosure proceedings and, if applicable, the disposition of mortgaged properties;

         and

            (i)   generally administering the mortgage loans, for which it receives servicing fees.

         Billing  statements  with respect to mortgage loans are mailed monthly by Countrywide  Servicing.
The  statement  details all debits and credits and  specifies  the payment  due.  Notice of changes in the applicable loan rate are provided by Countrywide Servicing to the mortgagor with these statements.

Collection Procedures

         When a mortgagor fails to make a payment on a mortgage loan,  Countrywide  Servicing  attempts to cause the deficiency to be cured by  corresponding  with the mortgagor.  In most cases,  deficiencies  are
cured  promptly.   Pursuant  to  Countrywide  Servicing's  servicing  procedures,   Countrywide  Servicing
generally  mails to the mortgagor a notice of intent to foreclose  after the loan becomes 61 days past due
(three  payments due but not  received)  and,  generally  within 59 days  thereafter,  if the loan remains delinquent,  institutes  appropriate  legal  action to foreclose on the  mortgaged  property.  Foreclosure proceedings  may be  terminated if the  delinquency  is cured.  Mortgage  loans to borrowers in bankruptcy proceedings  may be  restructured  in accordance  with law and with a view to  maximizing  recovery of the loans, including any deficiencies.

         Once  foreclosure is initiated by Countrywide  Servicing,  a foreclosure  tracking system is used to monitor the progress of the  proceedings.  The system  includes  state  specific  parameters to monitor whether  proceedings  are  progressing  within the time frame typical for the state in which the mortgaged property is located.  During the foreclosure  proceeding,  Countrywide  Servicing determines the amount of the foreclosure bid and whether to liquidate the mortgage loan.

         If  foreclosed,  the mortgaged  property is sold at a public or private sale and may be purchased by Countrywide  Servicing.  After foreclosure,  Countrywide Servicing may liquidate the mortgaged property and charge-off the loan balance which was not recovered through liquidation proceeds.

         Servicing and  charge-off  policies and  collection  practices with respect to mortgage loans may change over time in  accordance  with,  among other things,  Countrywide  Servicing's  business  judgment, changes in the servicing portfolio and applicable laws and regulations.

Static Pool Data

         Certain static pool data with respect to the  delinquency,  cumulative  loss and prepayment  data
                           for     Countrywide      Home     Loans     is     available     online     at:
http://www.countrywidedealsdata.com/?CWDD=01200608.

HomeBanc Mortgage Corporation

         HomeBanc  Corp.  is a Georgia  corporation  that owns 100% of the  outstanding  stock of HomeBanc
Mortgage Corporation,  or "HBMC," a residential mortgage banking company and a Delaware corporation.  HBMC and its predecessors  have been in the residential  mortgage loan origination  business for over 20 years.
HomeBanc Corp. has elected to be taxed as a real estate  investment  trust, or "REIT," and is self-managed and self-advised.  HBMC is a taxable REIT subsidiary that focuses its origination  activities primarily on prime one-to-four family residential mortgage loans.

         HBMC  began  operating   independently  in  May  2000,   following  a  leveraged  buyout  by  its
Atlanta-based  management team and GTCR Golder Rauner,  L.L.C.  and its affiliated  funds, or "GTCR." HBMC was First  Tennessee  Bank  National  Association's  Atlanta,  Georgia  mortgage  banking  operation  that operated  under the name of  "HomeBanc  Mortgage."  Since 2001,  HBMC's first full year of operating as an independent  company,  originations have grown at a compounded annual rate of approximately 12%, from $4.1 billion in 2001 to $6.4 billion in 2005.

         HomeBanc  operates in select  markets within the States of Georgia,  Florida and North  Carolina, and  HBMC  also is  either  licensed  or  exempt  from  licensing  to make  loans  in  Alabama,  Colorado,
Mississippi, South Carolina, Tennessee and Texas.

         HomeBanc is an approved  full service  mortgage  loan  servicer  for Fannie Mae,  Freddie Mac and
Ginnie Mae (though  not active at this  time),  HUD, VA and  various  other  private  investors.  Prior to
December 2003,  HBMC did not retain the servicing for any of the mortgage loans that it sold,  although it did service  loans that were the  subject of  securitized  transactions  for up to 30 days after the loans were  securitized.  In  July  2001,  HBMC  implemented  an  interim  servicing  platform  to  support  its conforming  mortgage loan  securitization  sales,  which included  licensing of comprehensive  third party mortgage  loan  servicing  software.  In 2002,  HBMC  commenced  preparation  to  transition  from interim servicing to "life-of-loan"  servicing,  which included hiring additional  experienced management and line staff and licensing  additional third party mortgage  accounting  software.  Since December 2003, HBMC has retained  servicing  for a portion of its  interest-only,  adjustable  rate  mortgage  loans and a limited number of Fannie Mae mortgage  loans.  Beginning in August 2006,  HBMC has retained  substantially  all of its Fannie Mae and Freddie Mac  servicing.  Although HBMC has limited  life-of-loan  servicing  experience as an  organization,  the  current  servicing  team as of  June  30,  2006  has 38  full-time  associates, including  4  managers,  each of whom has at least 15 years of  mortgage  servicing  experience.  HomeBanc
Corp.  and HBMC began  servicing  securitized  mortgage  loans of the type included in the  securitization transaction  in 2004.  As of December  31,  2004,  December  31,  2005 and June 30,  2006,  HBMC  provided servicing for mortgage loans with an aggregate principal balance of approximately  $3.575 billion,  $6.722 billion and $7.070  billion  respectively,  the majority of which were being  serviced for  securitization transaction.

         HomeBanc  and HBMC's  principal  executive  offices are located at 2002 Summit  Boulevard,  Suite
100, Atlanta, Georgia 30319, and their telephone number at that address is (404) 303-4000.

         HomeBanc files reports,  proxy statements and other  information with the Securities and Exchange
Commission or "SEC," which are  available on the internet at the SEC's  website,  http://www.sec.gov.  You may read and copy any document  that  HomeBanc  files with the SEC at the SEC's public  reference  room at
100 F Street,  N.E.,  Washington,  D.C. 20549. You may call the SEC at 1-800-SEC-0330 for more information about  the  operation  of the  public  reference  room.  You  may  also  inspect  the  reports  and  other information  that HomeBanc files with the SEC at the New York Stock Exchange,  Inc., 20 Broad Street,  New
York, New York 10005.

Securitization Program

         HomeBanc Corp. and HBMC have been engaged in the  securitization  of assets since 2004.  HomeBanc
Corp.  securitized  approximately  $1.884 billion of residential  Loans in 2004 and  approximately  $4.367 billion of residential  Loans in 2005.  Through its affiliates,  HomeBanc Corp.  originated  approximately
$3.780 billion and $4.208 billion of residential  mortgage loans in 2004 and in 2005,  respectively,  that
were  either   securitized  or  are  of  the  types  of  residential  Loans  generally  included  in  such securitization transactions.

Delinquency and Foreclosure Experience.

         The following table sets forth the  delinquency  and  foreclosure  experience of first and second lien  adjustable  rate  residential  mortgage  loans  originated  by and  serviced  by HBMC on  behalf  of securitization  trusts and third parties for whom HBMC is servicing  similar  mortgage loan  products,  as of the dates indicated.  There can be no assurance,  and no  representation  is made, that the delinquency and  foreclosure  experience  with respect to the mortgage  loans included in the trust will be similar to that reflected in the table below,  nor is any  representation  made as to the rate at which losses may be experienced  on  liquidation  of defaulted  mortgage  loans.  In  addition,  because the  delinquency  and foreclosure  experience of the mortgage  loans in the table below only reflects such  experience as of the end of the  previous  six  calendar  quarters,  such  data  may  not  reflective  of the  delinquency  and foreclosure  experience  of  the  mortgage  loans  to  be  expected  over  an  extended  period  of  time.
Accordingly,  the  information  should not be  considered  to reflect the credit  quality of the  mortgage loans included in the trust, or as a basis for assessing the  likelihood,  amount or severity of losses on the mortgage loans.

         Due to its recent  formation and its limited  life-of-loan  servicing  activities  since December
2003, the Servicer does not have meaningful historical servicing data.

         The actual  loss and  delinquency  experience  on the  mortgage  moans will  depend,  among other things,  upon the  value of the real  estate  securing  such  mortgage  loans,  interest  rates,  economic conditions and the ability of borrowers to make required payments.

                                      HomeBanc Mortgage Corporation
                                    Delinquencies and Foreclosures(1)

                                                    As of June 30, 2006

                               Number of     Principal Balance     Percent by    Percent by
                                                                    Principal     Number of
                                 Loans                               Balance        Loans
Current Loans.........          30,920         $6,214,262,896        97.67%        97.53%
Period of Delinquency(2)
   30 to 59 days......            560           $107,569,208          1.69%         1.77%
   60 to 89 days......            94            $17,872,902           0.28%         0.30%
   90 days or more....            68            $12,800,336           0.20%         0.21%
Foreclosures/
   Bankruptcies(3)....            37             $5,887,695           0.09%         0.12%

Real Estate Owned                 25             $4,425,092           0.07%         0.08%
Total Portfolio(4)              31,704         $6,362,818,129        100.00%       100.00%

                                                   As of March 31, 2006

                               Number of     Principal Balance    Percent by     Percent by
                                                                   Principal     Number of
                                 Loans                              Balance        Loans
Current Loans.........          32,159        $6,402,253,235        98.40%         98.24%
Period of Delinquency(2)
   30 to 59 days......            372           $66,975,990          1.03%         1.14%
   60 to 89 days......            85            $18,696,042          0.29%         0.26%
   90 days or more....            48            $6,012,883           0.09%         0.15%
Foreclosures/
   Bankruptcies(3)....            58            $10,211,176          0.16%         0.18%

Real Estate Owned                 12            $2,430,344           0.04%         0.04%
Total Portfolio(4)              32,734        $6,506,579,669        100.00%       100.00%

                                                 As of December 31, 2005

                                                                Percent by     Percent by
                               Number of                        Principal      Number of
                                 Loans     Principal Balance     Balance         Loans
Current Loans.........          30,648       $5,957,375,697       97.81%         97.76%
Period of Delinquency(2)
   30 to 59 days......            511         100,497,156         1.65%          1.63%
   60 to 89 days......            79           12,615,448         0.21%          0.25%
   90 days or more....            43           6,792,421          0.11%          0.14%
Foreclosures/
   Bankruptcies(3)....            61           11,908,004         0.20%          0.19%

Real Estate Owned                  9           1,317,589          0.02%          0.03%
Total Portfolio                 31,351       $6,090,506,316      100.00%        100.00%

                                                As of September 30, 2005

                                                                Percent by    Percent by
                               Number of                        Principal      Number of
                                 Loans     Principal Balance     Balance         Loans
Current Loans.........          28,639       $5,457,619,976       98.40%        98.33%
Period of Delinquency(2)
   30 to 59 days......            396          71,397,430         1.29%          1.36%
   60 to 89 days......            32           6,081,614          0.11%          0.11%
   90 days or more....            19           3,058,014          0.06%          0.07%
Foreclosures/
   Bankruptcies(3)....            33           6,869,444          0.12%          0.11%

Real Estate Owned                  7           1,081,211          0.02%          0.02%
Total Portfolio                 29,126       $5,546,107,689      100.00%        100.00%

                                                  As of June 30, 2005

                                                                Percent by    Percent by
                               Number of                        Principal      Number of
                                 Loans     Principal Balance     Balance         Loans
Current Loans.........          25,848       $4,810,763,440       98.96%        99.03%
Period of Delinquency(2)
   30 to 59 days......            196          39,065,432         0.80%          0.75%
   60 to 89 days......            15           2,353,016          0.05%          0.06%
   90 days or more....            22           3,429,617          0.07%          0.08%
Foreclosures/
   Bankruptcies(3)....            17           4,916,717          0.10%          0.07%

Real Estate Owned                  4            653,379           0.01%          0.02%
Total Portfolio                 26,102       $4,861,181,601      100.00%        100.00%

                                                  As of March 31, 2005

                                                                Percent by    Percent by
                               Number of                        Principal      Number of
                                 Loans     Principal Balance     Balance         Loans
Current Loans.........          21,581       $3,933,935,814       99.19%        99.25%
Period of Delinquency(2)
   30 to 59 days......            134          25,473,456         0.64%          0.62%
   60 to 89 days......            15           3,963,688          0.10%          0.07%
   90 days or more....             8           1,758,379          0.04%          0.04%
Foreclosures/
   Bankruptcies(3)....             5           1,016,717          0.03%          0.02%

Real Estate Owned                  0               0              0.00%          0.00%
Total Portfolio                 21,743       $3,966,148,054      100.00%        100.00%

                                                As of December 31, 2004

                                                                Percent by    Percent by
                               Number of                        Principal      Number of
                                 Loans     Principal Balance     Balance         Loans
Current Loans.........          17,096       $3,160,212,874       99.06%        99.11%
Period of Delinquency(2)
   30 to 59 days......            126          22,655,728         0.71%          0.73%
   60 to 89 days......            15           2,879,582          0.09%          0.09%
   90 days or more....            11           2,238,959          0.07%          0.06%
Foreclosures/
   Bankruptcies(3)....             2           2,053,400          0.06%          0.01%

Real Estate Owned                  -               0              0.00%          0.00%
Total Portfolio                 17,250       $3,190,040,543      100.00%        100.00%

                                                As of September 30, 2004

                               Number of   Principal Balance    Percent by    Percent by
                                                                Principal      Number of
                                 Loans                           Balance         Loans
Current Loans.........          11,835       $2,321,849,839       98.74%        98.83%
Period of Delinquency(2)
   30 to 59 days......            120          23,850,426         1.01%          1.00%
   60 to 89 days......            17           3,290,437          0.14%          0.14%
   90 days or more....             2           2,077,100          0.09%          0.02%
Foreclosures/
   Bankruptcies(3)....             1            303,400           0.01%          0.01%

Real Estate Owned                  -               0              0.00%          0.00%
Total Portfolio                 11,975       $2,351,371,202      100.00%        100.00%
__________________________
(1)  These tables show mortgage loans which were delinquent or for which foreclosure proceedings had
     been   instituted as of the date indicated.
(2)  No mortgage loan is included in this table as delinquent until it is 30 days past due.
(3)  Exclusive of the number of loans and principal balance shown in the period of delinquency.
(4)  Slight variations in totals are due to rounding.

                                        MORTGAGE LOAN ORIGINATION

General

         Approximately  37.40%,  42.28%,  5.76% and 16.56% of the Loan Group I, Sub- Loan Group II-1, Sub-
Loan  Group  II-2 and  Sub-  Loan  Group  II-3  mortgage  loans,  respectively,  were  originated  by EMC.
Approximately  50.98%,  71.33%  and  35.49% of the Loan  Group I, Sub- Loan Group II-2 and Sub- Loan Group
II-3 mortgage loans,  respectively,  were originated by Countrywide Home Loans, Inc.  Approximately 5.32%,
39.02%,  22.73% and 44.93% of the Loan Group I, Sub- Loan Group  II-1,  Sub- Loan Group II-2 and Sub- Loan
Group  II-3  mortgage  loans,  respectively,   were  originated  by  HomeBanc  Mortgage  Corporation.  The remainder  of the  group I  mortgage  loans  and  group II  mortgage  loans  were  originated  by  various originators,  none of which  have  originated  more than 10% of the  mortgage  loans in the  aggregate  of either Loan Group I and Loan Group II.

EMC

         Approximately  25.38% of the mortgage  loans in the  aggregate  have been acquired by the Sponsor from  various  sellers  and were  originated  generally  in  accordance  with the  following  underwriting guidelines established by the Sponsor.

         Bear Stearns Residential  Mortgage  Corporation,  an affiliate of the Sponsor,  the Depositor and the Underwriter,  originated  approximately  2.76%,  3.14%,  0.17% and 0.60% of the Loan Group I, Sub-Loan
Group II-1,  Sub-Loan Group II-2 and Sub-Loan Group II-3 mortgage loans,  respectively,  and approximately
1.75% of the  mortgage  loans in the  aggregate  by aggregate  principal  balance as of the Cut-Off  Date.
Subsequently, these mortgage loans were transferred to the Sponsor.

EMC Underwriting Guidelines

         The following is a description  of the  underwriting  policies  customarily  employed by EMC with respect to the  residential  mortgage  loans that EMC  originated  during the period of origination of the mortgage loans.  EMC has  represented to the depositor that the mortgage loans were  originated  generally in accordance with such policies.

         The mortgage loans  originated by EMC, or EMC mortgage loans,  are  "conventional  non-conforming mortgage loans" (i.e., loans that are not insured by the Federal Housing  Authority,  or FHA, or partially guaranteed by the Veterans  Administration  or which do not qualify for sale to Fannie Mae or Freddie Mac)
and are  secured by first  liens on one-to  four-family  residential  properties.  These  loans  typically differ from those  underwritten  to the  guidelines  established  by Fannie Mae and Freddie Mac  primarily with  respect  to the  original  principal  balances,  loan-to-value  ratios,  borrower  income,  required documentation,  interest  rates,  borrower  occupancy of the  mortgaged  property,  property  types and/or mortgage loans with  loan-to-value  ratios over 80% that do not have primary mortgage  insurance.  The EMC mortgage loans have either been  originated or purchased by an originator and were generally  underwritten in  accordance  with the  standards  described  herein.  Exceptions  to the  underwriting  guidelines  are permitted  when the seller's  performance  supports  such action and the  variance  request is approved by credit management.

         Such  underwriting  standards are applied to evaluate the prospective  borrower's credit standing and  repayment  ability  and the value  and  adequacy  of the  mortgaged  property  as  collateral.  These standards  are  applied  in  accordance  with the  applicable  federal  and  state  laws and  regulations.
Exceptions to the  underwriting  standards are permitted  where  compensating  factors are present and are managed through a formal exception process.

         Generally,  each  mortgagor  will have been  required  to  complete  an  application  designed to provide to the lender  pertinent  credit  information  concerning the  mortgagor.  The mortgagor will have given  information with respect to its assets,  liabilities,  income (except as described  below),  credit
history,  employment  history  and  personal  information,   and  will  have  furnished  the  lender  with
authorization  to obtain a credit report which summarizes the mortgagor's  credit history.  In the case of investment  properties and two- to four-unit  dwellings,  income  derived from the mortgaged  property may have been  considered  for  underwriting  purposes,  in addition to the income of the mortgagor from other sources.  With respect to second homes or vacation  properties,  no income  derived from the property will have been considered for underwriting purposes.

         With respect to purchase money or rate/term  refinance loans secured by single family  residences the following  loan-to-value  ratios and original principal balances are allowed:  loan-to-value ratios at origination  of up to 97% for EMC mortgage  loans with  original  principal  balances of up to $375,000 if the loan is secured by the  borrower's  primary  residence,  up to 95% for EMC mortgage  loans  secured by one-to-four  family,  primary  residences and single family second homes with original  principal balances of up to $650,000,  up to 90% for EMC mortgage loans secured by one-to-four  family,  primary  residences, single  family  second  homes with  original  principal  balances  of up to  $1,000,000  and up to 70% for mortgage  loans secured by  one-to-four,  primary  residences and single family second homes with original principal  balances of up to  $2,000,000,  or super  jumbos.  For cash out  refinance  loans,  the maximum loan-to-value  ratio generally is 95% and the maximum "cash out" amount  permitted is based in part on the original amount of the related EMC mortgage loan.

         With  respect  to  mortgage  loans  secured by  investment  properties,  loan-to-value  ratios at origination  of up to 90%  for  mortgage  loans  with  original  principal  balances  up to  $500,000  are permitted.  Mortgage loans secured by investment  properties may have higher original  principal  balances if they have  lower  loan-to-value  ratios at  origination.  For cash out  refinance  loans,  the  maximum loan-to-value  ratio generally is 90% and the maximum "cash out" amount  permitted is based in part on the original amount of the related mortgage loan.

         Substantially  all other EMC mortgage  loans  included in the mortgage pool with a  loan-to-value ratio at origination  exceeding 80%, have primary mortgage  insurance  policies  insuring a portion of the balance of the EMC Loan at least equal to the product of the  original  principal  balance of the mortgage loan and a  fraction,  the  numerator  of which is the excess of the  original  principal  balance of such mortgage  loan  over 75% of the  lesser  of the  appraised  value  and the  selling  price of the  related mortgaged  property  and the  denominator  of which  is the  original  principal  balance  of the  related mortgage loan, plus accrued interest thereon and related foreclosure  expenses is generally  required.  No such primary  mortgage  insurance policy will be required with respect to any such EMC Loan after the date on which the related  loan-to-value  ratio  decreases  to 80% or less or,  based upon new  appraisal,  the principal  balance of such mortgage loan  represents  80% or less of the new appraised  value.  All of the insurers that have issued  primary  mortgage  insurance  policies  with respect to the EMC mortgage  loans meet Fannie Mae's or Freddie Mac's standard or are acceptable to the Rating Agencies.

         In  determining  whether a prospective  borrower has sufficient  monthly income  available (i) to meet the  borrower's  monthly  obligation  on their  proposed  mortgage  loan and (ii) to meet the monthly housing  expenses and other financial  obligations on the proposed  mortgage loan,  each lender  generally considers,  when  required  by the  applicable  documentation  program,  the ratio of such  amounts to the proposed  borrower's  acceptable  stable  monthly gross income.  Such ratios vary depending on a number of underwriting criteria, including loan-to-value ratios, and are determined on a loan-by-loan basis.

         Each lender also examines a prospective borrower's credit report.  Generally,  each credit report provides  a  credit  score  for the  borrower.  Credit  scores  generally  range  from  350 to 840 and are available  from three major credit  bureaus:  Experian  (formerly TRW  Information  Systems and Services),
Equifax and Trans Union. If three credit scores are obtained,  the originator  applies the middle score of the primary  wage earner.  If a primary  wage earner  cannot be  determined  because of the  documentation type,  the lowest  middle  score of all  borrowers is used.  Credit  scores are  empirically  derived from historical credit bureau data and represent a numerical  weighing of a borrower's  credit  characteristics over a two-year  period.  A credit  score is  generated  through the  statistical  analysis of a number of credit-related  characteristics or variables.  Common  characteristics  include the number of credit lines
(trade  lines),  payment  history,  past  delinquencies,  severity  of  delinquencies,  current  levels of indebtedness,  types of credit and length of credit  history.  Attributes are the specific  values of each characteristic.  A scorecard (the model) is created with weights or points assigned to each attribute.  An individual loan  applicant's  credit score is derived by summing  together the attribute  weights for that applicant.

         The mortgage  loans have been  underwritten  under one of the following  documentation  programs:
full/alternative  documentation,  stated income  documentation,  no ratio documentation,  and no income/no asset documentation.

         Under full/alternative  documentation,  the prospective borrower's employment,  income and assets are verified through written and telephonic communications.

         Under a stated  income/verified  asset  documentation  program,  more  emphasis  is placed on the value and  adequacy  of the  mortgaged  property as  collateral,  credit  history and other  assets of the borrower than on a verified income of the borrower.  Although the income is not verified,  the originators obtain a telephonic  verification of the borrower's  employment  without  reference to income.  Borrower's assets are verified.

         Under the no ratio  documentation  program the borrower's  income is not stated and no ratios are calculated.  Although the income is not stated nor verified,  lenders obtain a telephonic  verification of the borrower's employment without reference to income. Borrower's assets are verified.

         Under the stated  income/stated  asset  documentation  program,  the borrower's income and assets are  stated but not  verified.  The  underwriting  of such  mortgage  loans may be based  entirely  on the adequacy of the mortgaged property as collateral and on the credit history of the borrower.

         Under the no  income/no  asset  documentation  program,  the  borrower's  income  and  assets are neither  stated nor  verified.  The  underwriting  of such  mortgage  loans may be based  entirely  on the adequacy of the mortgaged property as collateral and on the credit history of the borrower.

         Each  mortgaged  property  relating to an EMC  mortgage  loan has been  appraised  by a qualified independent  appraiser  who is approved by each  lender.  All  appraisals  are  required to conform to the
Uniform  Standards of  Professional  Appraisal  Practice  adopted by the Appraisal  Standard  Board of the
Appraisal  Foundation.  Each appraisal must meet the  requirements  of Fannie Mae and Freddie Mac.  Fannie
Mae and  Freddie  Mac  require,  among  other  things,  that the  appraiser,  or its agent on its  behalf, personally  inspect the property  inside and out,  verify  whether the property was in good  condition and verify that construction,  if new, had been  substantially  completed.  The appraisal  generally will have been based on prices  obtained on recent sales of comparable  properties,  determined  in accordance  with
Fannie Mae and Freddie Mac  guidelines.  In certain cases an analysis  based on income  generated from the property or a  replacement  cost  analysis  based on the current  cost of  constructing  or  purchasing  a similar property may be used.

Countrywide Home Loans, Inc.

         Note: Loan-to-Value Ratio as used in "Underwriting Standards" below has the following meaning:

         The  "Loan-to-Value  Ratio" of a mortgage  loan at any given time is a fraction,  expressed  as a percentage,  the numerator of which is the principal  balance of the related  mortgage loan at the date of determination and the denominator of which is

     o   in the case of a purchase, the lesser of the selling price of the mortgaged property or its appraised value at the time of sale or

     o   in the case of a refinance, the appraised value of the mortgaged property at the time of the refinance, except in the case of a mortgage loan underwritten pursuant to Countrywide Home
         Loans' Streamlined Documentation Program as described under "—Underwriting Standards—General".

         With  respect to mortgage  loans  originated  pursuant  to  Countrywide  Home Loans'  Streamlined
Documentation Program,

     o   if the  loan-to-value  ratio at the time of the origination of the mortgage loan being refinanced was 80% or less and the loan amount of the new loan being  originated  is $650,000 or less,  then the  "Loan-to-Value  Ratio" will be the ratio of the  principal  amount of the new mortgage  loan being  originated  divided by the appraised value of the related  mortgaged  property at the time of the  origination of the Mortgage Loan being  refinanced,  as  reconfirmed by Countrywide  Home
         Loans using an automated property valuation system; or

     o   if the  loan-to-value  ratio at the time of the origination of the mortgage loan being refinanced was  greater  than 80% or the loan  amount  of the new loan  being  originated  is  greater  than
         $650,000,  then the  "Loan-to-Value  Ratio" will be the ratio of the principal  amount of the new mortgage loan being originated  divided by the appraised value of the related mortgaged  property as determined by an appraisal  obtained by Countrywide  Home Loans at the time of the origination of the new mortgage loan. See "—Underwriting Standards—General" in this prospectus supplement.

No  assurance  can be given that the value of any  mortgaged  property  has remained or will remain at the level that existed on the appraisal or sales date.  If  residential  real estate values  generally or in a particular  geographic area decline,  the  Loan-to-Value  Ratios might not be a reliable  indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to the mortgage loans.

     Underwriting Standards

         General

         Countrywide  Home Loans,  Inc.,  a New York  corporation  ("Countrywide  Home  Loans"),  has been originating  mortgage  loans since 1969.  Countrywide  Home Loans'  underwriting  standards are applied in accordance with applicable federal and state laws and regulations.

         As part of its evaluation of potential  borrowers,  Countrywide  Home Loans generally  requires a description  of income.  If  required  by its  underwriting  guidelines,  Countrywide  Home Loans  obtains
employment   verification  providing  current  and  historical  income  information  and/or  a  telephonic employment  confirmation.  Such employment  verification  may be obtained,  either through analysis of the prospective  borrower's recent pay stub and/or W-2 forms for the most recent two years,  relevant portions of the most  recent two years' tax  returns,  or from the  prospective  borrower's  employer,  wherein the employer  reports the length of  employment  and  current  salary  with that  organization.  Self-employed prospective  borrowers  generally  are required to submit  relevant  portions of their federal tax returns for the past two years.

         In  assessing a  prospective  borrower's  creditworthiness,  Countrywide  Home Loans may use FICO
Credit  Scores.  "FICO  Credit  Scores" are  statistical  credit  scores  designed to assess a  borrower's creditworthiness  and  likelihood to default on a consumer  obligation  over a two-year  period based on a borrower's  credit  history.  FICO Credit Scores were not  developed to predict the  likelihood of default on  mortgage  loans and,  accordingly,  may not be  indicative  of the  ability of a borrower to repay its mortgage loan. FICO Credit Scores range from  approximately  250 to approximately  900, with higher scores indicating an individual  with a more  favorable  credit  history  compared to an individual  with a lower score.  Under Countrywide Home Loans'  underwriting  guidelines,  borrowers  possessing higher FICO Credit
Scores,  which indicate a more favorable  credit history and who give  Countrywide Home Loans the right to obtain the tax returns  they filed for the  preceding  two years,  may be eligible  for  Countrywide  Home
Loans' processing program (the "Preferred Processing Program").

         Periodically the data used by Countrywide  Home Loans to complete the  underwriting  analysis may be obtained by a third party,  particularly for mortgage loans originated  through a loan correspondent or mortgage  broker.  In those  instances,  the initial  determination as to whether a mortgage loan complies with  Countrywide  Home Loans'  underwriting  guidelines  may be made by an  independent  company hired to perform  underwriting  services on behalf of Countrywide  Home Loans,  the loan  correspondent or mortgage broker.  In  addition,  Countrywide  Home Loans may acquire  mortgage  loans from  approved  correspondent lenders  under a program  pursuant to which  Countrywide  Home Loans  delegates to the  correspondent  the
obligation  to  underwrite  the  mortgage  loans  to  Countrywide  Home  Loans'  standards.   Under  these
circumstances,  the  underwriting of a mortgage loan may not have been reviewed by Countrywide  Home Loans before  acquisition of the mortgage loan and the  correspondent  represents that  Countrywide  Home Loans'
underwriting  standards  have been  met.  After  purchasing  mortgage  loans  under  those  circumstances,
Countrywide  Home Loans conducts a quality  control review of a sample of the mortgage  loans.  The number of loans  reviewed  in the  quality  control  process  varies  based on a variety  of  factors,  including
Countrywide  Home Loans' prior  experience  with the  correspondent  lender and the results of the quality control review process itself.

         Countrywide  Home Loans'  underwriting  standards are applied by or on behalf of Countrywide Home
Loans to evaluate the  prospective  borrower's  credit  standing and  repayment  ability and the value and adequacy of the mortgaged  property as  collateral.  Under those  standards,  a prospective  borrower must generally  demonstrate that the ratio of the borrower's monthly housing expenses (including  principal and interest on the  proposed  mortgage  loan and, as  applicable,  the  related  monthly  portion of property taxes,  hazard insurance and mortgage  insurance) to the borrower's  monthly gross income and the ratio of total  monthly  debt to the monthly  gross  income  (the  "debt-to-income"  ratios) are within  acceptable limits.  If the  prospective  borrower has applied for an interest only Six-Month LIBOR Loan, the interest component of the monthly  mortgage  expense is  calculated  based upon the initial  interest rate plus 2%.
If the  prospective  borrower  has  applied  for a 3/1  Mortgage  Loan  or  3/27  Mortgage  Loan  and  the
Loan-to-Value  Ratio is less than or equal to 75%, the interest  component of the monthly mortgage expense is  calculated  based on the initial loan  interest  rate;  if the  Loan-to-Value  Ratio  exceeds 75%, the interest  component of the monthly  mortgage  expense  calculation  is based on the initial loan  interest rate plus 2%. If the  prospective  borrower has applied for a 5/1 Mortgage  Loan, a 5/25 Mortgage  Loan, a
7/1 Mortgage  Loan, a 7/23  Mortgage  Loan, a 10/1 Mortgage Loan or a 10/20  Mortgage  Loan,  the interest component of the monthly  mortgage  expense is calculated  based on the initial loan interest rate. If the prospective  borrower has applied for a Negative  Amortization Loan, the interest component of the monthly housing  expense  calculation is based upon the greater of 4.25% and the fully indexed  mortgage note rate at the time of loan application.  The maximum  acceptable  debt-to-income  ratio, which is determined on a loan-by-loan  basis varies  depending on a number of underwriting  criteria,  including the  Loan-to-Value
Ratio,  loan  purpose,  loan  amount and credit  history  of the  borrower.  In  addition  to meeting  the debt-to-income  ratio guidelines,  each prospective borrower is required to have sufficient cash resources to pay the down payment and closing costs.  Exceptions to Countrywide Home Loans' underwriting  guidelines
may  be  made  if  compensating  factors  are  demonstrated  by  a  prospective  borrower.   Additionally,
Countrywide  Home Loans does permit its adjustable  rate mortgage loans,  hybrid  adjustable rate mortgage loans and  negative  amortization  mortgage  loans to be assumed by a purchaser  of the related  mortgaged property,  so long as the mortgage loan is in its adjustable  rate period (except for a 3/1 Mortgage Loan, which may be assumed  during the fixed rate  period)  and the related  purchaser  meets  Countrywide  Home
Loans' underwriting standards that are then in effect.

         Countrywide Home Loans may provide secondary financing to a borrower  contemporaneously  with the origination of a mortgage  loan,  subject to the following  limitations:  the  Loan-to-Value  Ratio of the senior  (i.e.,  first) lien may not exceed 80% and the combined  Loan-to-Value  Ratio may not exceed 100%.
Countrywide  Home Loans'  underwriting  guidelines  do not prohibit or otherwise  restrict a borrower from obtaining  secondary  financing from lenders other than Countrywide Home Loans,  whether at origination of the mortgage loan or thereafter.

         The  nature  of the  information  that a  borrower  is  required  to  disclose  and  whether  the information is verified depends,  in part, on the documentation  program used in the origination  process.
In  general  under  the  Full  Documentation  Loan  Program  (the  "Full  Documentation  Program"),   each
prospective  borrower is required to complete an application  which includes  information  with respect to the  applicant's  assets,  liabilities,  income,  credit  history,  employment  history and other personal information.  Self-employed  individuals  are generally  required to submit their two most recent  federal income tax returns.  Under the Full  Documentation  Program,  the  underwriter  verifies  the  information contained in the application relating to employment, income, assets and mortgages.

         A  prospective  borrower may be eligible for a loan  approval  process that limits or  eliminates
Countrywide  Home Loans'  standard  disclosure or  verification  requirements  or both.  Countrywide  Home
Loans offers the following  documentation  programs as alternatives to its Full Documentation  Program: an
Alternative   Documentation   Loan  Program  (the   "Alternative   Documentation   Program"),   a  Reduced
Documentation  Loan  Program  (the  "Reduced  Documentation  Program"),  a CLUES Plus  Documentation  Loan
Program (the "CLUES Plus  Documentation  Program"),  a No Income/No Asset  Documentation Loan Program (the
"No Income/No Asset Documentation  Program"), a Stated Income/Stated Asset Documentation Loan Program (the
"Stated  Income/Stated  Asset  Documentation  Program") and a Streamlined  Documentation Loan Program (the
"Streamlined Documentation Program").

         For all mortgage loans originated or acquired by Countrywide  Home Loans,  Countrywide Home Loans obtains a credit  report  relating to the applicant  from a credit  reporting  company.  The credit report typically  contains  information  relating  to such  matters as credit  history  with  local and  national merchants and lenders,  installment debt payments and any record of defaults,  bankruptcy,  dispossession, suits or  judgments.  All adverse  information  in the credit  report is required to be  explained  by the prospective borrower to the satisfaction of the lending officer.

         Except with respect to the mortgage loans  originated  pursuant to its Streamlined  Documentation
Program,   whose  values  were  confirmed  with  a  Fannie  Mae  proprietary  automated  valuation  model,
Countrywide  Home  Loans  obtains  appraisals  from  independent  appraisers  or  appraisal  services  for properties that are to secure mortgage loans. The appraisers  inspect and appraise the proposed  mortgaged property  and  verify  that the  property  is in  acceptable  condition.  Following  each  appraisal,  the appraiser  prepares a report which  includes a market data  analysis  based on recent sales of  comparable homes in the area and, when deemed  appropriate,  a replacement cost analysis based on the current cost of constructing  a similar  home.  All  appraisals  are  required  to conform  to Fannie  Mae or Freddie  Mac appraisal standards then in effect.

         Countrywide  Home Loans  requires  title  insurance on all of its mortgage loans secured by first liens on real  property.  Countrywide  Home Loans also requires that fire and extended  coverage  casualty insurance be  maintained on the  mortgaged  property in an amount at least equal to the principal  balance of the related  single-family  mortgage loan or the replacement cost of the mortgaged property,  whichever is less.

         In  addition  to  Countrywide  Home  Loans'  standard  underwriting   guidelines  (the  "Standard
Underwriting  Guidelines"),  which are consistent in many respects with the guidelines applied to mortgage loans  purchased  by Fannie Mae and  Freddie  Mac,  Countrywide  Home Loans uses  underwriting  guidelines
featuring  expanded  criteria  (the  "Expanded  Underwriting   Guidelines").   The  Standard  Underwriting
Guidelines and the Expanded Underwriting Guidelines are described further under the next two headings.

         Standard Underwriting Guidelines

         Countrywide Home Loans' Standard  Underwriting  Guidelines for mortgage loans with non-conforming original  principal  balances  generally  allow  Loan-to-Value  Ratios  at  origination  of up to 95%  for purchase  money or rate and term  refinance  mortgage  loans with  original  principal  balances  of up to
$400,000,  up to 90% for mortgage loans with original principal balances of up to $650,000,  up to 75% for mortgage loans with original  principal  balances of up to  $1,000,000,  up to 65% for mortgage loans with original  principal  balances  of up to  $1,500,000,  and up to  60%  for  mortgage  loans  with  original principal balances of up to $2,000,000.

         For cash-out refinance mortgage loans,  Countrywide Home Loans' Standard Underwriting  Guidelines
for mortgage loans with non-conforming  original principal balances generally allow  Loan-to-Value  Ratios at  origination  of up to 75%  and  original  principal  balances  ranging  up to  $650,000.  The  maximum
"cash-out"  amount permitted is $200,000 and is based in part on the original  Loan-to-Value  Ratio of the related mortgage loan. As used in this prospectus  supplement,  a refinance mortgage loan is classified as a cash-out  refinance  mortgage loan by Countrywide  Home Loans if the borrower  retains an amount greater than the lesser of 2% of the entire  amount of the proceeds from the  refinancing  of the existing loan or
$2,000.

         Countrywide Home Loans' Standard  Underwriting  Guidelines for conforming  balance mortgage loans generally allow  Loan-to-Value  Ratios at origination on owner occupied  properties of up to 95% on 1 unit properties  with principal  balances up to $417,000  ($625,500 in Alaska and Hawaii) and 2 unit properties with  principal  balances  up to  $533,850  ($800,775  in  Alaska  and  Hawaii)  and  up to  80% on 3 unit properties  with  principal  balances  of up to  $645,300  ($967,950  in  Alaska  and  Hawaii)  and 4 unit properties  with  principal  balances  of up to  $801,950  ($1,202,925  in Alaska and  Hawaii).  On second homes,  Countrywide  Home Loans' Standard  Underwriting  Guidelines for conforming  balance mortgage loans generally  allow  Loan-to-Value  Ratios at  origination of up to 95% on 1 unit  properties  with principal balances up to $417,000  ($625,500 in Alaska and Hawaii).  Countrywide  Home Loans' Standard  Underwriting
Guidelines for conforming  balance mortgage loans generally allow  Loan-to-Value  Ratios at origination on investment  properties of up to 90% on 1 unit properties with principal  balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit  properties  with principal  balances up to $533,850  ($800,775 in Alaska and Hawaii) and up to 75% on 3 unit  properties  with  principal  balances of up to $645,300  ($967,950 in
Alaska and Hawaii) and 4 unit properties with principal  balances of up to $801,950  ($1,202,925 in Alaska and Hawaii).

         Under  its  Standard  Underwriting  Guidelines,   Countrywide  Home  Loans  generally  permits  a
debt-to-income  ratio based on the borrower's  monthly housing  expenses of up to 33% and a debt-to-income ratio based on the borrower's total monthly debt of up to 38%.

         In connection with the Standard  Underwriting  Guidelines,  Countrywide  Home Loans originates or acquires mortgage loans under the Full Documentation  Program, the Alternative  Documentation Program, the
Reduced  Documentation  Program,  the CLUES Plus  Documentation  Program or the Streamlined  Documentation
Program.

         The  Alternative  Documentation  Program  permits a borrower to provide W-2 forms  instead of tax returns  covering the most recent two years,  permits bank  statements in lieu of verification of deposits and permits alternative methods of employment verification.

         Under the Reduced  Documentation  Program,  some underwriting  documentation  concerning  income, employment and asset  verification is waived.  Countrywide Home Loans obtains from a prospective  borrower either a verification of deposit or bank statements for the two-month period  immediately  before the date of the mortgage loan application or verbal  verification of employment.  Since  information  relating to a prospective  borrower's income and employment is not verified,  the borrower's  debt-to-income  ratios are calculated  based on the  information  provided by the  borrower in the  mortgage  loan  application.  The maximum Loan-to-Value Ratio ranges up to 95%.

         The CLUES Plus  Documentation  Program  permits the  verification  of employment  by  alternative means, if necessary,  including  verbal  verification  of employment or reviewing  paycheck stubs covering the pay period  immediately prior to the date of the mortgage loan  application.  To verify the borrower's assets and the  sufficiency of the borrower's  funds for closing,  Countrywide  Home Loans obtains deposit or bank account  statements from each prospective  borrower for the month immediately prior to the date of the mortgage loan  application.  Under the CLUES Plus  Documentation  Program,  the maximum  Loan-to-Value
Ratio is 75% and  property  values  may be based on  appraisals  comprising  only  interior  and  exterior inspections.  Cash-out  refinances  and  investor  properties  are not  permitted  under  the  CLUES  Plus
Documentation Program.

         The  Streamlined  Documentation  Program  is  available  for  borrowers  who are  refinancing  an existing  mortgage loan that was  originated or acquired by Countrywide  Home Loans  provided that,  among other things,  the mortgage loan has not been more than 30 days  delinquent in payment during the previous twelve-month  period.  Under the Streamlined  Documentation  Program,  appraisals are obtained only if the loan amount of the loan being  refinanced had a  Loan-to-Value  Ratio at the time of origination in excess of 80% or if the loan amount of the new loan being  originated  is greater  than  $650,000.  In  addition, under the  Streamlined  Documentation  Program,  a credit  report is  obtained  but only a limited  credit review is  conducted,  no  income or asset  verification  is  required,  and  telephonic  verification  of employment is permitted.  The maximum  Loan-to-Value  Ratio under the  Streamlined  Documentation  Program ranges up to 95%.

         Expanded Underwriting Guidelines

         Mortgage loans which are underwritten pursuant to the Expanded  Underwriting  Guidelines may have higher  Loan-to-Value  Ratios,  higher loan amounts and different  documentation  requirements  than those associated with the Standard Underwriting  Guidelines.  The Expanded  Underwriting  Guidelines also permit higher  debt-to-income  ratios than  mortgage  loans  underwritten  pursuant to the Standard  Underwriting
Guidelines.

         Countrywide Home Loans' Expanded  Underwriting  Guidelines for mortgage loans with non-conforming original  principal  balances  generally  allow  Loan-to-Value  Ratios  at  origination  of up to 95%  for purchase  money or rate and term  refinance  mortgage  loans with  original  principal  balances  of up to
$400,000,  up to 90% for mortgage loans with original principal balances of up to $650,000,  up to 80% for mortgage loans with original  principal  balances of up to  $1,000,000,  up to 75% for mortgage loans with original  principal  balances of up to $1,500,000 and up to 70% for mortgage loans with original principal balances of up to $3,000,000.  Under certain  circumstances,  however,  Countrywide  Home Loans'  Expanded
Underwriting  Guidelines  allow for  Loan-to-Value  Ratios of up to 100% for purchase money mortgage loans with original principal balances of up to $375,000.

         For cash-out refinance mortgage loans,  Countrywide Home Loans' Expanded Underwriting  Guidelines
for mortgage loans with non-conforming  original principal balances generally allow  Loan-to-Value  Ratios at  origination  of up to 90% and  original  principal  balances  ranging up to  $1,500,000.  The  maximum
"cash-out"  amount permitted is $400,000 and is based in part on the original  Loan-to-Value  Ratio of the related mortgage loan.

         Countrywide Home Loans' Expanded  Underwriting  Guidelines for conforming  balance mortgage loans generally allow  Loan-to-Value  Ratios at origination on owner occupied properties of up to 100% on 1 unit properties  with principal  balances up to $417,000  ($625,500 in Alaska and Hawaii) and 2 unit properties with  principal  balances  up to  $533,850  ($800,775  in  Alaska  and  Hawaii)  and  up to  85% on 3 unit properties  with  principal  balances  of up to  $645,300  ($967,950  in  Alaska  and  Hawaii)  and 4 unit properties  with  principal  balances  of up to  $801,950  ($1,202,925  in Alaska and  Hawaii).  On second homes,  Countrywide  Home Loans' Expanded  Underwriting  Guidelines for conforming  balance mortgage loans generally  allow  Loan-to-Value  Ratios at  origination of up to 95% on 1 unit  properties  with principal balances up to $417,000  ($625,500 in Alaska and Hawaii).  Countrywide  Home Loans' Expanded  Underwriting
Guidelines for conforming  balance mortgage loans generally allow  Loan-to-Value  Ratios at origination on investment  properties of up to 90% on 1 unit properties with principal  balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit  properties  with principal  balances up to $533,850  ($800,775 in Alaska and Hawaii) and up to 85% on 3 unit  properties  with  principal  balances of up to $645,300  ($967,950 in
Alaska and Hawaii) and 4 unit properties with principal  balances of up to $801,950  ($1,202,925 in Alaska and Hawaii).

         Under  its  Expanded  Underwriting  Guidelines,   Countrywide  Home  Loans  generally  permits  a
debt-to-income  ratio based on the borrower's  monthly housing  expenses of up to 36% and a debt-to-income ratio  based  on  the  borrower's  total  monthly  debt  of up to  40%;  provided,  however,  that  if the
Loan-to-Value  Ratio  exceeds  80%,  the  maximum  permitted   debt-to-income  ratios  are  33%  and  38%,
respectively.

         In connection with the Expanded  Underwriting  Guidelines,  Countrywide  Home Loans originates or acquires mortgage loans under the Full Documentation  Program, the Alternative  Documentation Program, the
Reduced  Documentation  Loan  Program,  the No  Income/No  Asset  Documentation  Program  and  the  Stated
Income/Stated Asset Documentation  Program.  Neither the No Income/No Asset Documentation  Program nor the
Stated Income/Stated Asset Documentation Program is available under the Standard Underwriting Guidelines.

         The same  documentation  and verification  requirements  apply to mortgage loans documented under the  Alternative  Documentation  Program  regardless of whether the loan has been  underwritten  under the
Expanded Underwriting Guidelines or the Standard Underwriting  Guidelines.  However, under the Alternative
Documentation  Program,  mortgage loans that have been underwritten  pursuant to the Expanded Underwriting
Guidelines  may have  higher  loan  balances  and  Loan-to-Value  Ratios  than those  permitted  under the
Standard Underwriting Guidelines.

         Similarly,  the  same  documentation  and  verification  requirements  apply  to  mortgage  loans documented under the Reduced  Documentation  Program  regardless of whether the loan has been underwritten under the Expanded Underwriting  Guidelines or the Standard Underwriting  Guidelines.  However,  under the
Reduced  Documentation  Program,  higher loan balances and Loan-to-Value Ratios are permitted for mortgage loans  underwritten  pursuant to the  Expanded  Underwriting  Guidelines  than those  permitted  under the
Standard Underwriting Guidelines.  The maximum Loan-to-Value Ratio, including secondary financing,  ranges up to 90%.  The  borrower is not  required to disclose  any income  information  for some  mortgage  loans originated  under the  Reduced  Documentation  Program,  and  accordingly  debt-to-income  ratios  are not calculated  or  included  in  the  underwriting  analysis.  The  maximum  Loan-to-Value  Ratio,  including secondary financing, for those mortgage loans ranges up to 85%.

         Under the No Income/No Asset Documentation  Program,  no documentation  relating to a prospective borrower's  income,  employment  or  assets  is  required  and  therefore  debt-to-income  ratios  are not calculated or included in the underwriting  analysis, or if the documentation or calculations are included in a mortgage loan file, they are not taken into account for purposes of the underwriting  analysis.  This program  is  limited  to  borrowers  with  excellent  credit  histories.  Under  the  No  Income/No  Asset
Documentation Program, the maximum Loan-to-Value Ratio,  including secondary financing,  ranges up to 95%.
Mortgage loans originated under the No Income/No Asset  Documentation  Program are generally  eligible for sale to Fannie Mae or Freddie Mac.

         Under the Stated  Income/Stated  Asset  Documentation  Program,  the mortgage loan application is reviewed to determine  that the stated income is reasonable  for the  borrower's  employment  and that the stated assets are consistent with the borrower's  income.  The Stated  Income/Stated  Asset  Documentation
Program  permits  maximum  Loan-to-Value  Ratios up to 90%.  Mortgage  loans  originated  under the Stated
Income/Stated Asset Documentation Program are generally eligible for sale to Fannie Mae or Freddie Mac.

         Under the Expanded  Underwriting  Guidelines,  Countrywide  Home Loans may also provide  mortgage loans to borrowers  who are not U.S.  citizens,  including  permanent  and  non-permanent  residents.  The borrower is required to have a valid U.S.  social  security number or a certificate of foreign status (IRS form W 8). The borrower's income and assets must be verified under the Full  Documentation  Program or the
Alternative  Documentation  Program. The maximum  Loan-to-Value Ratio,  including secondary financing,  is
80%.

HomeBanc Mortgage Corporation

     Origination and Acquisition of Mortgage Loans

         HomeBanc Mortgage Corporate  originated  approximately  5.32%,  39.02%,  22.73% and 44.93% of the loan  group I,  sub-loan  group  II-1,  sub-loan  group  II-2 and  sub-loan  group  II-3  mortgage  loans, respectively.  For a  description  of  HomeBanc  Mortgage  Corporation  see "The Master  Servicer  And The
Servicers—The  Servicers—HomeBanc  Mortgage  Corporation."  The discussion below under "HMBC  Underwriting
Guidelines" is a general summary description of underwriting guidelines generally applied by HBMC.

     HBMC Underwriting Guidelines

         HBMC's  underwriting  guidelines  are intended to  facilitate  the funding and  ultimate  sale of
mortgage  loans  in  the  secondary  mortgage  market  and  funding  through  securitizations.   The  HBMC
underwriting  guidelines allow HBMC to evaluate an applicant's  credit standing,  financial  condition and repayment  ability,  as well as the value and adequacy of the  mortgaged  property as  collateral  for any loan that  HBMC  reviews.  HBMC  seeks to match  the  amount  of  disclosure  required  by  applicants  to appropriate loan products.  As part of the loan application  process,  the applicant is generally required to  provide  information  concerning  his or her  assets,  liabilities,  income and  expenses,  subject to certain of the  provisions  below,  along with an  authorization  permitting  HBMC to obtain any necessary third-party  verifications,  including  a  credit  report  summarizing  the  applicant's  credit  history.
However,  in some cases loans are  underwritten  without the  independent  verification of the applicant's stated income or employment in the related loan application.

         In  evaluating an  applicant's  ability and  willingness  to repay the proposed  loan,  HBMC also reviews the applicant's  credit history and outstanding  debts, as reported on the credit report that HBMC obtains.  If an  existing  mortgage  or other  significant  debt  listed  on the loan  application  is not adequately  reported on the credit report,  HBMC may request a written or oral verification of the balance and payment  history of that debt from the  servicer of the debt.  HBMC  verifies the  applicant's  liquid assets for a general  indication of  creditworthiness  and to determine whether the applicant has adequate liquid assets to cover any required down payment,  closing costs and prepaid  interest,  while maintaining a minimum cash reserve  equal to the sum of three to six monthly PITI  payments  plus,  in certain  cases, the sum of three to six monthly  payments of all other debt  obligations  included in determination of the
"debt  -to-income"  ratio. In addition,  HBMC uses  information  regarding the applicant's  liquid assets, together with information  regarding the applicant's debt obligations to gauge the  reasonableness  of the applicant's stated income.

         HBMC also evaluates the applicant's  income to determine  stability,  probability of continuation and adequacy to service the  proposed  HBMC debt  payment.  HBMC's  guidelines  for  verifying  income and employment of a potential borrower are generally as follows:

         o    For salaried applicants, HBMC typically requires a written verification of employment from the applicant's employer, or a copy of the applicant's two most recent federal tax returns, or a current pay stub and verbal verification of employment from the employer;

         o    For non-salaried applicants, including self-employed applicants, HBMC requires copies of the applicant's two most recent federal income tax returns, along with all supporting schedules; and

         o    For self-employed applicants, HBMC also generally requires the submission of a signed profit and loss statement.

         In determining  the adequacy of the property as collateral for the loan,  HBMC may obtain full or partial appraisals or it may use an automated  valuation model,  which is a computer  generated  appraisal report  created  using  formulas  based  on  various  factors,  including  sales  trends,  title  records, neighborhood  analysis,  tax  assessments  and  other  available  information  regarding  the  prospective mortgaged  property.  Each full and partial  appraisal is performed by an independent  appraiser that HBMC approves.  The  appraiser  is required to inspect the  property  and verify that it is in good  condition, and that  construction or renovation,  if applicable,  has been completed.  The appraisal report indicates a value for the  property  and  provides  information  concerning  marketability,  the  neighborhood,  the property site, interior and exterior improvements and the condition of the property.

         In  addition to the  foregoing,  the  approval  process  generally  requires  that the  potential borrower have a total  debt-service-to-income  ratio, or "DTI" ratio,  that typically does not exceed 45%.
HBMC  may  raise  this  limit to 50% or  greater,  if the  potential  borrower  demonstrates  satisfactory disposable  income and/or other mitigating  factors are present.  The DTI ratio is calculated as the ratio of the borrower's total monthly debt obligations,  including,  if applicable,  the interest-only  payments on the proposed loan,  and, in the case of most non-hybrid  adjustable  rate,  interest-only  loans, at an interest rate that is two  percentage  points  higher than the original  rate,  divided by the  borrower's total  monthly  income.  The required DTI ratio  generally  varies  depending  upon the LTV, the occupancy type and the level of documentation provided.

     Exceptions.

         The  underwriting  standards  described  above are  guidelines  of  general  applicability.  On a case-by-case  basis,  it may be determined  that an applicant  warrants an exception to these  guidelines.
An exception may be allowed by underwriting  personnel with  appropriate  credit authority and only if the application  reflects  compensating  factors,  such as: a low loan-to-value  ratio; stable ownership;  low debt-to-income ratios; or excess cash reserves or similar mitigating circumstances.

     "Streamline Refi" Program.

         A borrower  with a mortgage  loan  originated by HBMC on or after January 1, 2003 may be eligible for HBMC's  "streamline  refi"  program  to change the  interest  rate or the term of the  mortgage  loan.
Provided  such a borrower is current in his or her  mortgage  payment  obligations  and has not been 30 or more days  delinquent  within the previous 24 months with respect to any mortgage loan,  HBMC may permit a refinancing  of one or more of the  borrower's  mortgage  loans that were  originated by HBMC to a current market interest rate with a simplified  application  process so long as the borrower has a credit score of
660 or greater for mortgage loans having a  loan-to-value  Ratio or combined  loan-to-value  ratio of less than or equal to 95% or a credit score of 680 or greater for mortgage loans having a  loan-to-value  ratio or combined  loan-to-value  ratio of greater than 95%. In addition,  no judgments or other adverse  public record may appear on the credit report  obtained by HBMC in  connection  with the loan  application.  With respect to mortgage loans that were  originated  without  requiring  certain  documentation,  the mortgage loan must also be seasoned for at least 12 months prior to becoming  eligible  for the  "streamline  refi"
program.  The  borrower may not be required to provide any  verifications  of current  employment,  income level or extent of assets.  In  addition,  no  current  appraisal  or  indication  of market  value may be required  with  respect to the  properties  securing  the mortgage  loans which are  refinanced  under the
"streamline  refi"  program.  A borrower may  participate  in this  "streamline  refi"  program  through a refinancing of one or more of his or her existing  mortgage  loans by either  replacing any such loan with a new  mortgage  loan at a  current  market  interest  rate or,  in the case of a  mortgage  loan  that is serviced  by HBMC,  by  executing  a  modification  agreement  at a  current  market  interest  rate.  The
"streamline  refi"  program is for  borrowers who wish to change only the interest rate and/or the term of their  mortgage  loan and is not  available to  borrowers  who wish to cash out a portion of the equity in their  property.  The  related  term  sheet will  disclose  the  percentage  of  mortgage  loans that were originated  under the  "streamline  refi"  program  included in the trust.  To the extent  that  borrowers become  eligible for the  "streamline  refi" program after their mortgage loans are included in the Trust, such mortgage loans may be refinanced under such program.

                                     DESCRIPTION OF THE CERTIFICATES

         The trust will issue the  Certificates  pursuant to the Agreement.  The  Certificates  consist of the classes of  Certificates  reflected on pages S-2 through S-5 of this prospectus  supplement,  which we refer to collectively as the Offered Certificates,  and one or more classes of Class B-IO,  Class R, Class
R-X,  Class XP and such  other  non-offered  certificates  which are not  offered  publicly.  The  various classes  of Class  I-A  Certificates  are also  referred  to as the Group I Senior  Certificates;  and the various classes of Class I-M  Certificates  and Class I-B Certificates are referred to herein as the Class
I-M  Certificates  or Class I-B  Certificates,  respectively,  or,  collectively,  the Group I Subordinate
Certificates.  The  various  classes of Class II-A  Certificates,  which are divided  into three  sub-loan groups,  and the senior interest only  certificates  are  collectively  referred to as the Group II Senior
Certificates;  and the various classes of the Class II-B  Certificates are referred to herein as the Group
II Subordinate  Certificates.  The Certificates offered are collectively referred to herein as the Offered
Certificates.

         Holders of the  Residual  Certificates  will be entitled to receive any  residual  cash flow from the mortgage pool,  which is not expected to be significant.  A holder of a Residual  Certificate will not have a right to alter the structure of the  transaction.  The initial  owner of the Residual  Certificates is expected to be Bear, Stearns Securities Corp.

General

         The Bear Stearns ALT-A Trust Mortgage  Pass-Through  Certificates,  Series 2006-7 will consist of the Offered Certificates and Non-offered  Certificates.  Only the Offered Certificates are offered by this prospectus supplement.

         The Certificates  represent in the aggregate the entire beneficial  ownership interest in a trust fund consisting of the following:

              o   all of the  Depositor's  right,  title and  interest in and to the mortgage  loans,  the related mortgage notes,  mortgages and other related  documents,  including all interest and  principal  due with  respect to the  mortgage  loans  after the Cut-off  Date,  but excluding any payments of principal or interest due on or prior to the Cut-off Date,

              o   any mortgaged properties acquired on behalf of  certificateholders  by foreclosure or by deed in lieu of foreclosure, and any revenues received thereon,

              o   the  rights of the  Trustee  under all  insurance  policies  required  to be  maintained pursuant to the Agreement,

              o   the rights of the  Depositor  under the Mortgage  Loan  Purchase  Agreement  between the
                  Depositor and the Sponsor,

              o   such  assets  relating  to the  mortgage  loans as from  time to time may be held in the
                  Protected Accounts and the Distribution Account,

              o   the rights of the  Depositor  with respect to the  Servicing  Agreements,  to the extent assigned to the Trustee,

              o   the rights of the Depositor with respect to the Cap Contracts, and

              o   any proceeds of the foregoing.

         Each class of the Certificates will have the approximate  initial  Certificate  Principal Balance or  Notional  Amount as set forth on pages S-2  through  S-5  hereof and will have the  Pass-Through  Rate determined  as provided  under  "Summary of  Prospectus  Supplement—Description  of the  Certificates—Pass
Through  Rates"  and   "Description  of  the   Certificates—Interest   Distribution"  in  this  prospectus
supplement.  The Residual  Certificates  also represent the right to receive  additional  distributions in respect of the trust fund on any distribution  date after all required  payments of principal and interest have  been  made on such  date in  respect  of the  other  classes  of  Certificates,  although  it is not anticipated  that funds will be available for any additional  distribution.  The Class I-B-3,  Class B-IO,
Class XP, Class II-B-4,  Class  II-B-5,  Class II-B-6 and Residual  Certificates  are not being offered by this prospectus supplement.

         The Offered  Certificates (other than the Residual  Certificates) will be issued,  maintained and transferred on the  book-entry  records of DTC,  Clearstream  Banking,  société  anonyme and the Euroclear
System and each of their  participants in minimum  denominations  of $25,000 and integral  multiples of $1 in excess  thereof.  One  certificate  of each of these  classes  may be issued in a  different  principal amount to accommodate  the remainder of the initial  principal  amount of the  certificates of such class.
The Residual  Certificates will be offered in registered,  certificated  form, in a single  certificate of
$100.  The Residual  Certificates  (together  with any  Book-entry  Certificates  re-issued as  definitive certificates)  will be transferable and exchangeable at the offices of the Securities  Administrator.  The
Offered  Certificates  will be issued as global  securities.  See Annex II to this  prospectus  supplement and "Description of the Securities—Form of Securities" and "—Global Securities" in the prospectus.

         The  Book-entry  Certificates  will  initially be  represented  by one or more Global  Securities registered  in the name of a nominee of DTC. The  Depositor  has been  informed by DTC that DTC's  nominee will be Cede & Co. No person  acquiring an interest in any class of the  Book-entry  Certificates  will be entitled to receive a certificate  representing  such person's  interest,  except as set forth below under
"—Definitive  Certificates".  Unless  and until  definitive  certificates  are  issued  under the  limited circumstances  described in this prospectus  supplement,  all references to actions by  certificateholders with respect to the Book-entry  Certificates  shall refer to actions taken by DTC upon  instructions  from its participants and all references in this prospectus supplement to distributions,  notices,  reports and
statements  to   certificateholders   with  respect  to  the  Book-entry   Certificates   shall  refer  to
distributions,  notices,  reports and  statements  to DTC or Cede & Co., as the  registered  holder of the
Book-entry  Certificates,  for distribution to Certificate  Owners in accordance with DTC procedures.  See
"—Registration  of  the  Book-Entry  Certificates"  and  "—Definitive  Certificates"  in  this  prospectus supplement.

         All distributions to holders of the Offered  Certificates,  other than the final  distribution on any  class  of  Offered  Certificates,  will  be made on each  distribution  date by or on  behalf  of the
Securities  Administrator  to the persons in whose names the Offered  Certificates  are  registered at the close of business on the related  Record  Date.  Distributions  will be made either (a) by check mailed to the  address of each  certificateholder  as it appears in the  certificate  register  or (b) upon  written request to the Securities  Administrator  at least five business days prior to the relevant Record Date by any holder of Offered Certificate,  by wire transfer in immediately  available funds to the account of the certificateholders  specified in the request.  The final distribution on any class of Offered Certificates will be made in a like manner,  but only upon presentment and surrender of the related  Certificate at the corporate  trust office of the Securities  Administrator,  for these purposes  located at Sixth Street and
Marquette Avenue,  Minneapolis,  Minnesota 55479, Attention:  Corporate Trust Group, BSALTA 2006-7, or any
other location specified in the notice to certificateholders of the final distribution.

         The  Certificates  will not be  listed on any  securities  exchange  or  quoted in the  automated quotation  system of any registered  securities  association.  As a result,  investors in the Certificates
may  experience  limited  liquidity.   See  "Risk  Factors—The  Offered  Certificates  Will  Have  Limited
Liquidity,  So You May Be Unable to Sell Your  Securities or May Be Forced to Sell Them at a Discount from
Their Fair Market Value." in this prospectus supplement.

Registration of the Book-Entry Certificates

         DTC is a  limited-purpose  trust  company  organized  under the laws of the State of New York,  a member of the  Federal  Reserve  System,  a  "clearing  corporation"  within  the  meaning of the New York
Uniform Commercial Code, and a "clearing agency"  registered  pursuant to the provisions of Section 17A of the  Exchange  Act.  DTC was  created  to hold  securities  for its  participants  and to  facilitate  the clearance  and  settlement  of  securities  transactions  between  participants  through  electronic  book entries, thereby eliminating the need for physical movement of certificates.

         Certificate  Owners that are not  participants or indirect  participants  but desire to purchase, sell or otherwise  transfer  ownership of, or other  interests in, the Book-entry  Certificates  may do so only through  participants and indirect  participants.  In addition,  Certificate  Owners will receive all
distributions  of  principal  of  and  interest  on  the  Book-entry   Certificates  from  the  Securities
Administrator  through DTC and DTC  participants.  The Securities  Administrator  will forward payments to
DTC in same day funds and DTC will forward  payments to  participants  in next day funds  settled  through the New York Clearing House.  Each  participant  will be responsible  for disbursing the payments.  Unless and until definitive  certificates are issued, it is anticipated that the only  certificateholders  of the
Book-entry  Certificates  will  be  Cede  & Co.,  as  nominee  of  DTC.  Certificate  Owners  will  not be recognized by the Securities  Administrator as  certificateholders,  as such term is used in the Agreement and  Certificate  Owners will be permitted to exercise the rights of  certificateholders  only  indirectly through DTC and its participants.

         Under the Rules, DTC is required to make book-entry  transfers of Book-entry  Certificates  among participants  and to receive and transmit  distributions  of principal of, and interest on, the Book-entry
Certificates.  Participants and indirect  participants  with which  Certificate  Owners have accounts with respect to the Book-entry  Certificates  similarly are required to make  book-entry  transfers and receive and transmit  these  payments on behalf of their  respective  Certificate  Owners.  Accordingly,  although
Certificate  Owners will not  possess  definitive  certificates,  the Rules  provide a mechanism  by which
Certificate  Owners through their  participants and indirect  participants  will receive payments and will be able to transfer their interest.

         Because  DTC can only act on  behalf  of  participants,  who in turn act on  behalf  of  indirect participants  and on behalf of certain  banks,  the ability of a  Certificate  Owner to pledge  Book-entry
Certificates  to persons or entities that do not  participate in the DTC system,  or to otherwise act with respect to Book-entry  Certificates,  may be limited due to the absence of physical  certificates  for the
Book-entry  Certificates.  In  addition,  under a book-entry  format,  Certificate  Owners may  experience delays in their receipt of payments since  distribution  will be made by the Securities  Administrator  to
Cede & Co., as nominee for DTC.

         Under the Rules,  DTC will take action  permitted to be taken by a  certificateholders  under the
Agreement  only at the  direction  of one or  more  participants  to  whose  DTC  account  the  Book-entry
Certificates  are  credited.  Additionally,  under  the  Rules,  DTC will take  actions  with  respect  to specified  voting  rights  only at the  direction  of and on  behalf of  participants  whose  holdings  of
Book-entry  Certificates  evidence these specified voting rights.  DTC may take  conflicting  actions with respect to voting  rights,  to the extent that  participants  whose  holdings of  Book-entry  Certificates evidence voting rights, authorize divergent action.

         The Depositor, the Master Servicer, the Securities  Administrator,  the Servicers and the Trustee
will have no  liability  for any  aspect  of the  records  relating  to or  payments  made on  account  of beneficial  ownership interests in the Book-entry  Certificates held by Cede & Co., as nominee for DTC, or for  maintaining,  supervising  or reviewing  any records  relating to beneficial  ownership  interests or transfers thereof.
Definitive Certificates

         Definitive  certificates  will be issued to Certificate  Owners or their nominees,  respectively, rather than to DTC or its nominee,  only if (1) the  Depositor  advises the  Securities  Administrator  in writing  that DTC is no longer  willing or able to properly  discharge  its  responsibilities  as clearing agency with  respect to the  Book-entry  Certificates  and the  Depositor  is unable to locate a qualified successor  within 30 days or (2) the  Depositor  notifies  DTC of its intent to terminate  the  book-entry system and, upon receipt of a notice of intent from DTC, the  participants  holding  beneficial  interests in the Book-entry Certificates agree to initiate a termination.  Additionally,  after the occurrence of an event of default under the Agreement,  any Certificate  Owner  materially and adversely  affected  thereby may,  at its  option,  request  and,  subject  to the  procedures  set forth in the  Agreement,  receive a definitive  certificate  evidencing such Certificate Owner's fractional  undivided interest in the related class of Certificates.

         Upon  its  receipt  of  notice  of the  occurrence  of any  event  described  in the  immediately preceding paragraph,  the Securities  Administrator is required to request that DTC notify all Certificate
Owners through its participants of the availability of definitive  certificates.  Upon surrender by DTC of the definitive  certificates  representing  the Book-entry  Certificates  and receipt of instructions  for re-registration,  the  Securities  Administrator  will reissue the Book-entry  Certificates  as definitive certificates  issued in the  respective  principal  amounts owned by individual  Certificate  Owners,  and thereafter  the  Securities  Administrator  will  recognize  the  holders of  definitive  certificates  as certificateholders  under  the  Agreement.  Except  with  respect  to the  exchangeable  certificates,  no service charge may be made for any  registration or transfer or exchange of definitive  certificates,  but payment  of a sum  sufficient  to cover  any tax or  other  governmental  charge  may be  required  by the
Securities Administrator.

Exchangeable Certificates

         All or a portion of the offered certificates (the "Exchangeable  Certificates")  included in Loan
Group II may be exchanged  for a  proportionate  interest in certain other  related  offered  certificates
(the  "Exchanged  Certificates"),  in the  combinations  shown  in  Schedule  B. All or a  portion  of the
Exchanged  Certificates  may also be  exchanged  for the  related  Exchangeable  Certificates  in the same manner.  The classes of Exchanged  Certificates and of Exchangeable  Certificates  that are outstanding at any given time, and the outstanding  principal amounts and notional amounts of these classes,  will depend upon any related  distributions of principal or reductions in notional  amounts,  as well as any exchanges that occur.  Exchanged  Certificates  or  Exchangeable  Certificates  in any  combination may be exchanged only in the proportion that the original  principal  amounts or notional amounts of such certificates bear to one  another as shown in  Schedule  B.  Holders of  Exchangeable  Certificates  will be the  beneficial owners of a  proportionate  interest  in the  Exchanged  Certificates  in the  related  group of  combined certificates,  referred to herein as a Combination  Group,  and will receive a proportionate  share of the distributions on those certificates.

Procedures

         If a certificateholder  wishes to exchange  certificates,  the certificateholder  must notify the
Securities       Administrator       by      e-mail      at       William.Augustin@wellsfargo.com       or
Michelle.y.treadwell@wellsfargo.com  and  gctsspgteamb-2@wellsfargo.com  no later than seven Business Days before the proposed  exchange  date.  The  exchange  date can be any Business Day from the 25th day of the month to the  second to the last  Business  Day of the month  subject  to the  Securities  Administrator's approval.  The notice must be on the  certificateholder's  letterhead,  carry a medallion  stamp guarantee and set forth the  following  information:  the CUSIP  number of both  certificates  to be  exchanged  and certificates  to be  received,  outstanding  principal  amount  and/or  notional  amount and the  original principal  balance and/or notional amount of the  certificates  to be exchanged,  the  certificateholder's
DTC  participant  number and the proposed  exchange  date.  After  receiving  the notice,  the  Securities
Administrator will e-mail the  certificateholder  with wire payment instructions  relating to the exchange fee (if any).  The  Securities  Administrator  will  notify the  Depositor  of any such  exchange  for the purpose of DTC  eligibility.  The  Securities  Administrator  will notify the  Depositor  of the  proposed exchange,  and the  Depositor  or an affiliate  of the  Depositor  will apply for the CUSIP number for the exchanged  certificate.  The  certificateholder  will utilize the Deposit and Withdrawal  System at DTC to exchange the  certificates.  A notice becomes  irrevocable on the seventh Business Day before the proposed
exchange  date.  The  Securities   Administrator   will  make  the  first  distribution  on  an  Exchanged
Certificate or an Exchangeable  Certificate  received in an exchange  transaction on the distribution date in the following month to the  certificateholder  of record as of the close of business on the last day of the month of the exchange.

Additional Considerations

         The characteristics of the Exchangeable  Certificates will reflect,  in the aggregate,  generally the  characteristics  of the related Exchanged  Certificates.  Investors are encouraged to also consider a number of factors that will limit a  certificateholder's  ability to exchange  Exchanged  Certificates for
Exchangeable Certificates and vice versa:

         o    At the time of the proposed  exchange,  a  certificateholder  must own  certificates  of the related class or classes in the proportions necessary to make the desired exchange.
         o    A  certificateholder  that  does  not own the  certificates  may be  unable  to  obtain  the necessary Exchanged Certificates or Exchangeable Certificates.
         o    The  certificateholder of certificates required for a desired combination may refuse to sell them at a reasonable price (or any price) or may be unable to sell them.
         o    Certain  certificates may have been purchased or placed into other financial  structures and thus be unavailable.
         o    Principal  distributions  and  reductions  in notional  amounts  will  decrease  the amounts available for exchange over time.
         o    Only the combinations listed on Schedule B are permitted.
         o    The record dates for Exchangeable  Certificates and the Exchanged  Certificates that are the subject of the exchange must be the same.

Calculation of One-Month LIBOR

         On the second LIBOR business day preceding the  commencement of each Interest  Accrual Period for the  Group I  Offered  Certificates,  which  date we  refer  to as an  interest  determination  date,  the
Securities  Administrator will determine  One-Month LIBOR for such Interest Accrual Period on the basis of such rate as it appears on  Telerate  Screen  Page 3750,  as of 11:00 a.m.  London  time on such  interest determination  date.  If such rate does not appear on such page,  or such other page as may  replace  that page on that service,  or if such service is no longer  offered,  such other service for displaying  LIBOR or comparable  rates as may be reasonably  selected by the securities  administrator,  One-Month LIBOR for the  applicable  Interest  Accrual  Period will be the Reference  Bank Rate. If no such  quotations can be obtained and no Reference Bank Rate is available,  One-Month LIBOR will be the One-Month LIBOR  applicable to the immediately preceding Interest Accrual Period.

         The Reference Bank Rate with respect to any Interest  Accrual Period,  means the arithmetic mean, rounded  upwards,  if  necessary,  to the nearest  whole  multiple of 0.03125%,  of the offered  rates for
United States dollar deposits for one month that are quoted by the Reference  Banks,  as described  below, as of 11:00 a.m.,  New York City time, on the related  interest  determination  date to prime banks in the
London  interbank  market  for a period  of one  month in  amounts  approximately  equal to the  aggregate
Certificate  Principal  Balance  of all  Classes  of Group I Offered  Certificates  and  Group II  Offered
Subordinate  Certificates  for such Interest  Accrual  Period,  provided that at least two such  Reference
Banks  provide such rate. If fewer than two offered  rates  appear,  the  Reference  Bank Rate will be the arithmetic mean, rounded upwards,  if necessary,  to the nearest whole multiple of 0.03125%,  of the rates quoted by one or more major  banks in New York  City,  selected  by the  Securities  Administrator,  as of
11:00 a.m.,  New York City time, on such date for loans in U.S.  dollars to leading  European  banks for a period of one month in amounts  approximately equal to the aggregate  Certificate Principal Balance of all
Classes of Group I Offered  Certificates and Group II Offered  Subordinate  Certificates.  As used in this section,  LIBOR  business  day means a day on which  banks are open for  dealing in foreign  currency  and exchange in London and New York City;  and Reference  Banks means leading banks selected by the Securities
Administrator  and  engaged in  transactions  in  Eurodollar  deposits in the  international  Eurocurrency market:

                  1.  with an established place of business in London,

                  2.  which have been designated as such by the Securities Administrator, and

                  3.  which are not controlling, controlled by, or under common control with, the
                      Depositor, the Sponsor or the Master Servicer.

         The  establishment  of One-Month  LIBOR on each  interest  determination  date by the  Securities
Administrator  and the Securities  Administrator's  calculation of the rate of interest  applicable to the
Classes of Group I Offered  Certificates  for the related Interest Accrual Period shall, in the absence of manifest error, be final and binding.

Distributions on the Group I Certificates

         On each distribution  date, the Securities  Administrator  will withdraw the available funds with respect to Loan Group I from the Distribution  Account for such  distribution  date and apply such amounts as follows:

         First, to pay any accrued and unpaid interest on the Group I Offered  Certificates  and the Class
I-B-3 Certificates in the following order of priority:

                  1.  From  Interest  Funds in respect of the group I mortgage  loans,  to the Class I-A-1
                      Certificates  and the Class I-A-2  Certificates,  the Current  Interest and then any
                      Interest  Carry-forward  Amount for each such  class,  on a pro rata basis  based on the Current Interest and Interest Carry-forward Amount owed to each such class;

                  2.  From  remaining  Interest  Funds in respect of the group I  mortgage  loans,  to the
                      Class I-M-1,  Class I-M-2,  Class I-B-1,  Class I-B-2 and Class I-B-3  Certificates,
                      sequentially, in that order, the Current Interest for each such class;

                  3.  Any Excess Spread to the extent  necessary to meet a level of  overcollateralization equal  to the  Overcollateralization  Target  Amount  will  be the  Extra  Principal
                      Distribution  Amount  and will be  included  as part of the  Principal  Distribution
                      Amount and distributed in accordance  with Second (A) or (B) below (as  applicable);
                      and

                  4.  Any Remaining  Excess Spread will be applied as Excess Cashflow  pursuant to clauses
                      Third through Twelfth below.

         On any  distribution  date, any shortfalls  resulting from the  application of the Relief Act and any Prepayment  Interest  Shortfalls to the extent not covered by Compensating  Interest  Payments will be allocated,  first, in reduction of amounts  otherwise  distributable  to the Class B-IO  Certificates  and
Residual  Certificates  and  thereafter,   to  the  Current  Interest  payable  to  the  Group  I  Offered
Certificates and the Class I-B-3  Certificates,  on a pro rata basis, on such distribution  date, based on the respective  amounts of interest accrued on such Certificates for such  distribution  date. The holders of  the  Group  I  Offered  Certificates  and  the  Class  I-B-3  Certificates  will  not be  entitled  to reimbursement for any such interest shortfalls.

         Second,  to  pay  as  principal  on  the  Group  I  Offered  Certificates  and  the  Class  I-B-3
Certificates entitled to payments of principal, in the following order of priority:

         (A)      For each  distribution  date (i) prior to the  Stepdown  Date or (ii) on which a Trigger
                  Event is in effect, from the Principal Distribution Amount for such distribution date:

                  1.  To the Class  I-A-1  Certificates  and the Class I-A-2  Certificates,  on a pro rata basis in  accordance  with  their  respective  Certificate  Principal  Balances,  an amount equal to the Principal  Distribution  Amount until the Certificate  Principal
                      Balances of each such class thereof are reduced to zero;

                  2.  To the Class I-M-1 Certificates,  any remaining Principal  Distribution Amount until the Certificate Principal Balance thereof is reduced to zero;

                  3.  To the Class I-M-2 Certificates,  any remaining Principal  Distribution Amount until the Certificate Principal Balance thereof is reduced to zero;

                  4.  To the Class I-B-1 Certificates,  any remaining Principal  Distribution Amount until the Certificate Principal Balance thereof is reduced to zero;

                  5.  To the Class I-B-2 Certificates,  any remaining Principal  Distribution Amount until the Certificate Principal Balance thereof is reduced to zero; and

                  6.  To the Class I-B-3 Certificates,  any remaining Principal  Distribution Amount until the Certificate Principal Balance thereof is reduced to zero.

         (B)      For each  distribution  date on or after the Stepdown  Date,  so long as a Trigger Event is not in effect, from the Principal Distribution Amount for such distribution date:

                  1.  To the Class  I-A-1  Certificates  and the Class I-A-2  Certificates,  on a pro rata basis in  accordance  with  their  respective  Certificate  Principal  Balances,  an amount equal to the Class I-A Principal  Distribution  Amount until the  Certificate
                      Principal Balances of each such class thereof are reduced to zero;

                  2.  To the Class I-M-1 Certificates,  from any remaining Principal  Distribution Amount, the Class I-M-1  Principal  Distribution  Amount,  until the  Certificate  Principal
                      Balance thereof is reduced to zero;

                  3.  To the Class I-M-2 Certificates,  from any remaining Principal  Distribution Amount, the Class I-M-2  Principal  Distribution  Amount,  until the  Certificate  Principal
                      Balance thereof is reduced to zero;

                  4.  To the Class I-B-1 Certificates,  from any remaining Principal  Distribution Amount, the Class I-B-1  Principal  Distribution  Amount,  until the  Certificate  Principal
                      Balance thereof is reduced to zero;

                  5.  To the Class I-B-2 Certificates,  from any remaining Principal  Distribution Amount, the Class I-B-2  Principal  Distribution  Amount,  until the  Certificate  Principal
                      Balance thereof is reduced to zero; and

                  6.  To the Class I-B-3 Certificates,  from any remaining Principal  Distribution Amount, the Class I-B-3  Principal  Distribution  Amount,  until the  Certificate  Principal
                      Balance thereof is reduced to zero.

         Third, from any Excess Cashflow,  to the Class I-A Certificates,  pro rata in accordance with the respective amounts owed to each such Class, (i) any Interest  Carry-forward  Amount for each such Class to the extent not fully paid  pursuant to subclauses  First 1 above and (ii) any Unpaid  Realized Loss Amount for each such Class for such distribution date;

         Fourth, from any remaining Excess Cashflow,  to the Class I-M-1 Certificates,  an amount equal to
(a) any Interest  Carry-forward  Amount,  and then (b) any Unpaid  Realized Loss Amount for such Class for such distribution date;

         Fifth, from any remaining Excess Cashflow,  to the Class I-M-2  Certificates,  an amount equal to
(a) any Interest  Carry-forward  Amount,  and then (b) any Unpaid  Realized Loss Amount for such Class for such distribution date;

         Sixth, from any remaining Excess Cashflow,  to the Class I-B-1  Certificates,  an amount equal to
(a) any Interest  Carry-forward  Amount,  and then (b) any Unpaid  Realized Loss Amount for such Class for such distribution date;

         Seventh,  from any remaining Excess Cashflow,  to the Class I-B-2  Certificates,  an amount equal to (a) any Interest  Carry-forward  Amount,  and then (b) any Unpaid  Realized  Loss Amount for such Class for such distribution date;

         Eighth, from any remaining Excess Cashflow,  to the Class I-B-3 Certificates,  an amount equal to
(a) any Interest  Carry-forward  Amount,  and then (b) any Unpaid  Realized Loss Amount for such Class for such distribution date;

         Ninth,  from any  remaining  Excess  Cashflow,  to the Class  I-A  Certificates,  any Basis  Risk
Shortfall  Carry-forward  Amount for each such Class for such  distribution  date, pro rata,  based on the
Basis Risk Shortfall Carry-forward Amount owed to each such Class;

         Tenth, from any remaining Excess Cashflow,  to the Class I-M-1,  Class I-M-2,  Class I-B-1, Class
I-B-2 and Class I-B-3  Certificates,  in that order,  any Basis Risk Shortfall  Carry-forward  Amount,  in each case for such Class for such distribution date;

         Eleventh,  from  any  remaining  Excess  Cashflow,  to the  Class  B-IO  certificates  an  amount specified in the Agreement; and

         Twelfth, any remaining amounts to the Residual Certificates.

         On each distribution  date, all amounts  representing  prepayment charges in respect of the group
I mortgage  loans  received by the Trust during the related  Prepayment  Period will be withdrawn from the
Distribution  Account and shall not be available  for  distribution  to the holders of the Group I Offered
Certificates and the Class I-B-3  Certificates.  Prepayment  charges received by the Trust with respect to the  group I  mortgage  loans  will be  distributed  to the  Class  XP  Certificates  as set  forth in the
Agreement.

         When a borrower  prepays  all or a portion of a mortgage  loan  between Due Dates,  the  borrower pays interest on the amount prepaid only to the date of  prepayment.  Accordingly,  an interest  shortfall will result equal to the  difference  between the amount of interest  collected and the amount of interest that would have been due absent such  prepayment.  We refer to this  interest  shortfall  as a  Prepayment
Interest  Shortfall.  Any Prepayment  Interest  Shortfalls  resulting from a prepayment in full or in part are  required  to be paid by the  applicable  Servicer,  but only to the extent  that such amount does not exceed the  aggregate  of the  Servicing  Fees on the  mortgage  loans  serviced  by it on the  applicable distribution  date.  Any  Prepayment  Interest  Shortfalls  required  to be funded  but not  funded by the applicable  Servicer  are  required  to be paid by the Master  Servicer,  but only to the extent that such amount does not exceed the aggregate  Master  Servicing  Compensation  for the related  mortgage loans for the applicable  distribution  date.  The amount of the Master  Servicing  Compensation  and Servicing Fees
used to offset  such  Prepayment  Interest  Shortfalls  is  referred  to herein as  Compensating  Interest
Payments.

         Accrued  Certificate  Interest may be further reduced on each distribution date by application of the  Relief  Act or  similar  state  laws.  The  Relief  Act and  similar  state  laws  limit,  in certain circumstances,  the interest  rate  required to be paid by a mortgagor  in the military  service to 6% per annum.  Neither the related  Servicer nor the Master  Servicer are obligated to fund  interest  shortfalls resulting from the Relief Act or similar state laws.

Excess Spread and Overcollateralization Provisions

         Excess  Spread  will be  required to be applied as an Extra  Principal  Distribution  Amount with
respect  to  the  Group  I  Offered   Certificates   and  the  Class  I-B-3   Certificates   whenever  the
Overcollateralization   Amount  is  less  than  the   Overcollateralization   Target  Amount.  If  on  any
distribution  date,  after  giving  effect to  allocations  of the  Principal  Distribution  Amounts,  the aggregate  Certificate  Principal  Balance  of the  Group  I  Offered  Certificates  and the  Class  I-B-3
Certificates  exceeds  the  aggregate  Stated  Principal  Balance of the group I  mortgage  loans for such distribution  date, the Certificate  Principal  Balances of the Group I Subordinate  Certificates  will be reduced, in inverse order of seniority (beginning with the Class I-B-3  Certificates),  by an amount equal to such excess.  If no Group I Subordinate  Certificates  remain  outstanding,  the Certificate  Principal
Balances of the Group I Senior  Certificates will be reduced  beginning with the Class I-A-2  Certificates and then the Class  I-A-1  Certificates,  by an amount  equal to such  excess.  Any such  reduction  is an
Applied Realized Loss Amount.

Pass-Through Rates for the Group I Offered Certificates

         The  pass-through  rate per  annum  for the Group I  Offered  Certificates  and the  Class  I-B-3
Certificates will be equal to the least of:

                  (i)      the London interbank  offered rate for one month United States dollar deposits, which we refer to as One-Month  LIBOR,  calculated  as  described  below under  "—Calculation  of
         One-Month LIBOR" plus the related Margin,

                  (ii)     11.50% per annum, and

                  (iii)    the Net Rate Cap.

Distributions on the Group II Certificates

         On each  distribution  date, the Available  Funds with respect to each Sub-Loan Group included in
Loan Group II will be distributed as follows:

         (A)      On each  distribution  date,  the  Available  Funds  for  Sub-Loan  Group  II-1  will be distributed to the Class II-1A-1, Class II-1A-2 and Class II-1X-1 Certificates as follows:

                  first, to the Class II-1A-1,  Class II-1A-2 and Class II-1X-1 Certificates,  the Accrued
         Certificate  Interest  on each such  class for such  distribution  date,  pro rata,  based on the
         Accrued  Certificate  Interest  owed to each such  class.  Accrued  Certificate  Interest  on the
         Class  II-1A-1,  Class  II-1A-2 and Class  II-1X-1  Certificates  is subject to  reduction in the event of certain Net  Interest  Shortfalls  allocable  thereto,  as  described  under  "—Interest
         Distributions on the Group II Certificates" below in this prospectus supplement;

                  second,  to the Class  II-1A-1,  Class  II-1A-2  and  Class  II-1X-1  Certificates,  any
         Accrued Certificate  Interest thereon remaining  undistributed from previous  distribution dates, pro rata,  based on the  undistributed  Accrued  Certificate  Interest owed to each class, to the extent of remaining Available Funds for Sub-Loan Group II-1; and

                  third,  to the  Class  II-1A-1  Certificates  and the  Class  II-1A-2  Certificates,  in
         reduction  of  their  Certificate  Principal  Balances,   pro  rata,  based  on  each  respective
         Certificate  Principal  Balance,  the Senior Optimal  Principal Amount with respect to the Senior
         Certificates  in  Sub-Loan  Group II-1 for such  distribution  date,  to the extent of  remaining
         Available Funds for Sub-Loan Group II-1, until each such Certificate  Principal  Balance has been reduced to zero.

          (B)     On each  distribution  date,  the  Available  Funds  for  Sub-Loan  Group  II-2  will be distributed to the Class II-2A-1A,  Class II-2A-1B,  Class II-2A-2,  Class II-2X-1,  Class II-2X-2,  Class
II-2X-3, Class II-2X-4 and Class II-2X-5 Certificates as follows:

                  first,  to the Class  II-2A-1A,  Class  II-2A-1B,  Class II-2A-2,  Class II-2X-1,  Class
         II-2X-2,  Class II-2X-3,  Class II-2X-4 and Class II-2X-5  Certificates,  the Accrued Certificate
         Interest  on each  such  class  for such  distribution  date,  pro  rata,  based  on the  Accrued
         Certificate  Interest  owed to  each  such  class.  Accrued  Certificate  Interest  on the  Class
         II-2A-1A,  Class II-2A-1B,  Class II-2A-2,  Class II-2X-1,  Class II-2X-2,  Class II-2X-3,  Class
         II-2X-4  and Class  II-2X-5  Certificates  is subject to  reduction  in the event of certain  Net
         Interest Shortfalls  allocable thereto, as described under "—Interest  Distributions on the Group
         II Certificates" below in this prospectus supplement;

                  second,  to the Class II-2A-1A,  Class  II-2A-1B,  Class II-2A-2,  Class II-2X-1,  Class
         II-2X-2,  Class II-2X-3,  Class II-2X-4 and Class II-2X-5  Certificates,  any Accrued Certificate
         Interest thereon remaining  undistributed  from previous  distribution  dates, pro rata, based on the  undistributed  Accrued  Certificate  Interest owed to each class, to the extent of remaining
         Available Funds for Sub-Loan Group II-2; and

                  third,  to the Class  II-2A-1A,  Class  II-2A-1B  and  Class  II-2A-2  Certificates,  in
         reduction  of  their  Certificate  Principal  Balances,   pro  rata,  based  on  each  respective
         Certificate  Principal  Balance,  the Senior Optimal  Principal Amount with respect to the Senior
         Certificates  in  Sub-Loan  Group II-2 for such  distribution  date,  to the extent of  remaining
         Available Funds for Sub-Loan Group II-2, until each such Certificate  Principal  Balance has been reduced to zero.

         (C)      On each  distribution  date,  the  Available  Funds  for  Sub-Loan  Group  II-3  will be distributed to the Class II-3A-1, Class II-3A-2 and Class II-3X-1 Certificates as follows:

                  first, to the Class II-3A-1,  Class II-3A-2 and Class II-3X-1 Certificates,  the Accrued
         Certificate  Interest  on each such  class for such  distribution  date,  pro rata,  based on the
         Accrued  Certificate  Interest  owed to each such  class.  Accrued  Certificate  Interest  on the
         Class  II-3A-1,  Class  II-3A-2 and Class  II-3X-1  Certificates  is subject to  reduction in the event of certain Net  Interest  Shortfalls  allocable  thereto,  as  described  under  "—Interest
         Distributions on the Group II Certificates" below in this prospectus supplement;

                  second,  to the Class  II-3A-1,  Class  II-3A-2  and  Class  II-3X-1  Certificates,  any
         Accrued Certificate  Interest thereon remaining  undistributed from previous  distribution dates, pro rata,  based on the  undistributed  Accrued  Certificate  Interest owed to each class, to the extent of remaining Available Funds for Sub-Loan Group II-3; and

                  third,  to the  Class  II-3A-1  Certificates  and the  Class  II-3A-2  Certificates,  in
         reduction  of  their  Certificate  Principal  Balances,   pro  rata,  based  on  each  respective
         Certificate  Principal  Balance,  the Senior Optimal  Principal Amount with respect to the Senior
         Certificates  in  Sub-Loan  Group II-3 for such  distribution  date,  to the extent of  remaining
         Available Funds for Sub-Loan Group II-3, until each such Certificate  Principal  Balance has been reduced to zero.

         (D) Except as provided in paragraphs  (E) and (F) below,  on each  distribution  date on or prior to the  distribution  date on which  the  Certificate  Principal  Balances  of the  Group  II  Subordinate
Certificates  are reduced to zero, such date being referred to herein as the Group II Cross-Over  Date, an amount equal to the sum of the remaining  Available  Funds for all Sub-Loan  Groups in Loan Group II after the distributions  set forth in paragraphs (A) through (C) above, will be distributed  sequentially in the following  order:  first to the Class II-B-1  Certificates and Class II-BX-1  Certificates,  pro rata, and then  sequentially  to the Class  II-B-2,  Class  II-B-3,  Class  II-B-4,  Class  II-B-5 and Class  II-B-6
Certificates,  in that order,  in each case up to an amount equal to and in the following  order:  (a) the
Accrued  Certificate  Interest thereon for such distribution  date, (b) any Accrued  Certificate  Interest thereon remaining  undistributed  from previous  distribution  dates and (c) such class's Allocable Share, as applicable,  for such distribution  date, in each case, to the extent of the remaining  Available Funds for all Sub-Loan Groups for Loan Group II.

         (E)      On each  distribution  date  prior  to the  Group  II  Cross-Over  Date  but  after  the reduction  of the  aggregate  Certificate  Principal  Balance of the Group II Senior  Certificates  in any
Sub-Loan  Group or Groups to zero,  the remaining  Certificate  Group or Groups in such Loan Group II will be entitled to receive in reduction of their  Certificate  Principal  Balances,  pro rata,  based upon the aggregate  Certificate  Principal  Balance of the remaining Group II Senior  Certificates in each Sub-Loan
Group  immediately prior to such Distribution  Date, in addition to any Principal  Prepayments  related to such remaining Group II Senior  Certificates'  respective Sub-Loan Group allocated to such remaining Group
II Senior  Certificates,  100% of the Principal  Prepayments on any group II mortgage loan in the Sub-Loan
Group or Groups  relating to the fully paid Sub-Loan Group or Groups.  Such amounts  allocated to Group II
Senior  Certificates  shall be treated as part of the Available  Funds for the related  Sub-Loan Group and distributed  as part of the Group II Senior  Optimal  Principal  Amount in accordance  with the priorities set forth in clause  third in each of  paragraphs  (A) through (C) above under the heading  "Distributions
on  the  Group  II   Certificates,"   in  reduction  of  the  Certificate   Principal   Balances  thereof.
Notwithstanding  the foregoing,  if (i) the weighted  average of the Group II  Subordinate  Percentages on such  distribution  date  equals or  exceeds  two  times  the  initial  weighted  average  of the Group II
Subordinate  Percentages and (ii) the aggregate  Stated  Principal  Balance of the group II mortgage loans in all Sub-Loan  Groups  delinquent 60 days or more (including for this purpose any such mortgage loans in foreclosure and mortgage loans with respect to which the related  mortgaged  property has been acquired by the Trust),  averaged over the last six months,  as a percentage  of the sum of the aggregate  Certificate
Principal  Balance of the Group II  Subordinate  Certificates  does not exceed 100%,  then the  additional allocation  of  Principal  Prepayments  to the  Group II  Senior  Certificates  in  accordance  with  this paragraph  (E) will not be made and 100% of the  Principal  Prepayments  on any group II mortgage  loan in the  Sub-Loan  Group  relating  to the fully  paid  Certificate  Group will be  allocated  to the Group II
Subordinate Certificates (other than the Class II-BX-1 Certificates).

         (F)      If on any  distribution  date on which the aggregate  Certificate  Principal  Balance of the Group II Senior  Certificates  in a  Certificate  Group  would be greater  than the  aggregate  Stated
Principal  Balance  of the  group II  mortgage  loans  in its  related  Sub-Loan  Group  and any  Group II
Subordinate  Certificates are still outstanding,  in each case, after giving effect to distributions to be made on such  distribution  date,  (i) 100% of amounts  otherwise  allocable  to the Group II  Subordinate
Certificates  in  respect  of  principal  will be  distributed  to such  Group II Senior  Certificates  in reduction of the  Certificate  Principal  Balances  thereof,  until the  aggregate  Certificate  Principal
Balance of such Group II Senior  Certificates is equal to the aggregate  Stated  Principal  Balance of the mortgage  loans in its  related  Sub-Loan  Group,  and (ii) the  Accrued  Certificate  Interest  otherwise allocable  to the  Group II  Subordinate  Certificates  on such  distribution  date  will be  reduced  and distributed  to such  Group II Senior  Certificates,  to the  extent of any  amount due and unpaid on such
Group  II  Senior  Certificates,  in an  amount  equal  to  the  Accrued  Certificate  Interest  for  such distribution  date on the  excess of (x) the  aggregate  Certificate  Principal  Balance  of such Group II
Senior  Certificates  over (y) the aggregate  Stated  Principal  Balance of the group II mortgage loans in the  related  Sub-Loan  Group.  Any such  reduction  in the Accrued  Certificate  Interest on the Group II
Subordinate  Certificates  will be allocated  first to the Group II  Subordinate  Certificates  in reverse order of their  respective  numerical  designations,  commencing  with the Class II-B-6  Certificates.  If
there  exists  more  than  one  undercollateralized   Sub-Loan  Group  on  a  distribution  date,  amounts
distributable  to  such  undercollateralized  Certificate  Groups  pursuant  to  this  paragraph  will  be allocated  between such  undercollateralized  Sub-Loan  Groups,  pro rata,  based upon the amount by which their respective  aggregate  Certificate  Principal Balances exceed the aggregate Stated Principal Balance of the group II mortgage loans in their respective Sub-Loan Groups.

         (G)      If,  after  distributions  have been made  pursuant  to  priorities  first and second of paragraphs (A) through (C) above under the heading  "Distributions  on the Group II  Certificates"  on any
distribution  date,  the remaining  Available  Funds for any Sub-Loan  Group in Loan Group II is less than the Senior Optimal  Principal  Amount for that Sub-Loan  Group,  the Senior Optimal  Principal  Amount for
that Sub-Loan Group shall be reduced by that amount,  and the remaining  Available Funds for that Sub-Loan
Group will be  distributed as principal  among the related  classes of Senior  Certificates  in Loan Group
II, pro rata, based on their respective Certificate Principal Balances.

         Payments made on a class of Certificates  with Available Funds from another  Sub-Loan Group are a type of credit enhancement,  which has the effect of providing limited  cross-collateralization  among the
Sub-Loan Groups.

         (H)      On each  distribution  date, any Available Funds remaining after payment of interest and principal  to the  classes  of Group  II  Certificates  entitled  thereto,  as  described  above,  will be distributed  to the  Residual  Certificates;  provided,  that if on any  distribution  date  there are any
Available  Funds for any Sub-Loan Group included in Loan Group II remaining  after payment of interest and principal to the Group II  Certificates  entitled  thereto,  such amounts will be distributed to the other classes of Group II Senior  Certificates,  pro rata,  based upon their  respective  Certificate  Principal
Balances,  until all  amounts due to all  classes of Group II Senior  Certificates  have been paid in full based  upon  their  respective  Certificate  Principal  Balances  and  then to any  Group  II  Subordinate
Certificates  (unless otherwise  described herein),  before any remaining  Available Funds are distributed in accordance  with this paragraph to the Residual  Certificates.  It is not  anticipated  that there will be any significant amounts remaining for such distribution.

         All amounts  representing  prepayment  charges in respect of the group II mortgage  loans will be retained by the related  servicer  and will not be received by the Trust  and will  not be  available  for distribution to the holders of the Group II Certificates.

Distributions on Exchangeable Classes

         In the event that Exchanged  Certificates  comprising a Combination Group are exchanged for their related  Exchangeable  Certificates,  such  Exchangeable  Certificates will be entitled to a proportionate share of the principal  distributions on each class of Exchanged  Certificates in such Combination  Group.
Such Exchanged  Certificates  will also be entitled to the pass-through  rate of the related  Exchangeable
Certificates.  In  addition,  Exchangeable  Certificates  will bear a  proportionate  share of losses  and interest shortfalls allocable to each class of Exchanged Certificates in such Combination Group.

Interest Distributions on the Group II Certificates

         Holders of each  class of Group II Senior  Certificates  will be  entitled  to  receive  interest distributions in an amount equal to the Accrued  Certificate  Interest on that class on each  distribution date, to the extent of the Available Funds for the related Sub-Loan Group for that distribution date.

         Holders  of  the  Group  II  Subordinate  Certificates  will  be  entitled  to  receive  interest distributions in an amount equal to the Accrued  Certificate  Interest on that class on each  distribution date, to the extent of the Available  Funds  remaining for all Sub-Loan  Groups  included in Loan Group II on that  distribution  date  after  distributions  of  interest  and  principal  to the  Group  II  Senior
Certificates  and  distributions  of  interest  and  principal  to  any  class  of  Group  II  Subordinate
Certificates having a higher payment priority.

         As described in the definition of "Accrued  Certificate  Interest," Accrued Certificate  Interest
on each class of  certificates  is subject to  reduction  in the event of  specified  interest  shortfalls allocable thereto.

         When a  Principal  Prepayment  in full is made on a group II  mortgage  loan,  the  mortgagor  is charged  interest  only for the period from the Due Date of the preceding  monthly  payment up to the date of the Principal  Prepayment,  instead of for a full month. When a partial Principal Prepayment is made on a group II mortgage  loan,  the mortgagor is not charged  interest on the amount of the prepayment for the month in which the prepayment is made.  Interest shortfalls  resulting from Principal  Prepayments in full or in part are referred to herein as "Prepayment Interest Shortfalls".

         Any Prepayment  Interest  Shortfalls  resulting  from  prepayments in full or prepayments in part made  during  the  preceding  calendar  month  that  are  being  distributed  to the  holders  of Group II
Certificates  on that  distribution  date will be offset by the related  Servicer,  but only to the extent that those Prepayment  Interest  Shortfalls do not exceed the aggregate of the Servicing Fees on the group
II mortgage  loans  serviced  by such  Servicer  for the  applicable  distribution  date.  Any  Prepayment
Interest  Shortfalls  required to be funded but not funded by the related Servicer are required to be paid by the Master  Servicer,  but only to the extent  that such amount  does not exceed the  aggregate  Master
Servicer  compensation  for the  applicable  distribution  date. No assurance can be given that the Master
Servicing  compensation  available to cover Prepayment  Interest  Shortfalls will be sufficient  therefor.
Any Prepayment  Interest  Shortfalls  which are not covered by the related Servicer or the Master Servicer on any  distribution  date will not be  reimbursed  on any future  distribution  date.  See  "Pooling  and
Servicing  Agreement—Servicing  and  Other  Compensation  and  Payment  of  Expenses"  in this  prospectus supplement.

                  Accrued  Certificate  Interest  may be  further  reduced  on each  distribution  date by application  of the Relief Act or similar  state  laws.  The Relief Act and similar  state laws limit,  in certain  circumstances,  the interest rate  required to be paid by a mortgagor in the military  service to
6% per annum.  Neither the  related  Servicer  nor the Master  Servicer  are  obligated  to fund  interest shortfalls resulting from the Relief Act or similar state laws.

         Prepayment Interest  Shortfalls,  to the extent not covered by the related Servicer or the Master
Servicer from servicing  compensation,  together with interest  shortfalls  due to the  application of the
Relief Act or similar state laws, are collectively referred to herein as "Net Interest Shortfalls".

         Realized  Losses on the group II  mortgage  loans will  further  reduce the  Accrued  Certificate
Interest payable to the Group II Certificates on a distribution  date;  provided,  however,  that prior to the date on which the aggregate  Certificate  Principal Balances of the Group II Subordinate  Certificates
have been reduced to zero, the interest  portion of Realized Losses will be allocated  sequentially to the
Group II Subordinate  Certificates,  beginning with the class of Group II  Subordinate  Certificates  with the lowest payment priority,  and will not reduce the Accrued Certificate  Interest on the Group II Senior
Certificates.  Once the aggregate Certificate Principal Balances of the Group II Subordinate  Certificates
have been  reduced to zero the  interest  portion of  Realized  Losses will be  allocated  to the Group II
Senior Certificates related to the mortgage loans on which such Realized Losses occurred.

         If on any  distribution  date the  Available  Funds for any  Sub-Loan  Group is less than Accrued
Certificate  Interest on the related Group II Senior  Certificates  for that  distribution  date, prior to reduction  for Net  Interest  Shortfalls  and the  interest  portion  of  Realized  Losses on the  related mortgage  loans,  the  shortfall  will be  allocated  among the  holders of each  class of related  Senior
Certificates  in  proportion  to  the  respective  amounts  of  Accrued  Certificate   Interest  for  that
distribution  date that would have been allocated  thereto in the absence of such Net Interest  Shortfalls and/or  Realized  Losses  for such  distribution  date.  In  addition,  the  amount  of any such  interest shortfalls  with  respect to the  mortgage  loans in the related  Sub-Loan  Group will  constitute  unpaid
Accrued  Certificate  Interest and will be distributable to holders of the related  Certificates  entitled to such amounts on subsequent  distribution  dates,  to the extent of the Available  Funds for the related
Sub-Loan  Group  remaining  after  current   interest   distributions  as  described  in  this  prospectus
supplement.  Any such amounts so carried forward will not bear interest.  Any interest shortfalls will not be offset by a reduction  in the  servicing  compensation  of the  Servicers or  otherwise,  except to the limited  extent  described  in  the  fourth  preceding  paragraph  with  respect  to  Prepayment  Interest
Shortfalls.

         The  Pass-Through  Rates  applicable to the calculation of the Accrued  Certificate  Interest for the Group II Offered Certificates are as follows:

                  o   On  or  prior  to  the   distribution   date  in  August  2011,  the  Class  II-1A-1
                      Certificates  and the  Class  II-1A-2  Certificates  will each  bear  interest  at a variable  pass-through  rate equal to the  weighted  average of the net rates of the
                      Sub-Loan  Group  II-1  mortgage  loans  minus   approximately   0.745%.   After  the
                      distribution  date in August  2011,  the Class  II-1A-1  Certificates  and the Class
                      II-1A-2  Certificates will each bear interest at a variable  pass-through rate equal to the weighted average of the net rates of the Sub-Loan Group II-1 mortgage loans.

                  o   On  or  prior  to  the   distribution   date  in  August  2011,  the  Class  II-1X-1
                      Certificates   will  bear   interest   at  a  fixed   pass-through   rate  equal  to
                      approximately  0.745% per annum based on a notional  amount  equal to the  aggregate certificate  principal  balance  of the  Class  II-1A-1  Certificates  and the Class
                      II-1A-2  Certificates.  After  the  distribution  date in  August  2011,  the  Class
                      II-1X-1  Certificates  will not bear any interest and the pass-through  rate will be equal to 0.00% per annum thereon.

                  o   On  or  prior  to  the  distribution   date  in  August  2013,  the  Class  II-2A-1A
                      Certificates  and the  Class  II-2A-2  Certificates  will each  bear  interest  at a variable  pass-through  rate equal to the  weighted  average of the net rates of the
                      Sub-Loan  Group  II-2  mortgage  loans  minus   approximately   0.690%.   After  the
                      distribution  date in August 2013,  the Class  II-2A-1A  Certificates  and the Class
                      II-2A-2  Certificates will each bear interest at a variable  pass-through rate equal to the weighted average of the net rates of the Sub-Loan Group II-2 mortgage loans.

                  o   On  or  prior  to  the  distribution   date  in  August  2013,  the  Class  II-2A-1B
                      Certificates  will  bear  interest  at a  variable  pass-through  rate  equal to the weighted  average of the net rates of the sub-loan  group II-2 mortgage  loans minus approximately  0.890%.  After  the  distribution  date in  August  2013,  the  Class
                      II-2A-1B  Certificates  will bear interest at a variable  pass-through rate equal to the weighted average of the net rates of the sub-loan group II-2 mortgage loans.

                  o   On  or  prior  to  the   distribution   date  in  August  2013,  the  Class  II-2X-1
                      Certificates   will  bear   interest   at  a  fixed   pass-through   rate  equal  to
                      approximately  0.690% per annum based on a notional  amount  equal to the  aggregate certificate  principal  balance  of the Class  II-2A-1A  Certificates  and the Class
                      II-2A-2  Certificates.  After  the  distribution  date in  August  2013,  the  Class
                      II-2X-1  Certificates  will not bear any interest and the pass-through  rate will be equal to 0.00% per annum thereon.

                  o   On or prior to the  distribution  date in August  2013,  each of the Class  II-2X-2,
                      Class II-2X-3,  Class II-2X-4 and Class II-2X-5  Certificates  will bear interest at a fixed pass-through rate equal to approximately  0.490%,  0.200%, 0.100% and 0.100%
                      per  annum,  respectively,  based on a  notional  amount  equal  to the  certificate principal  balance of the Class II-2A-1B  Certificates.  After the distribution date in August 2013,  each of the Class II-2X-2,  Class II-2X-3,  Class II-2X-4 and Class
                      II-2X-5  Certificates  will not bear any interest and the pass-through  rate will be equal to 0.00% per annum thereon.

                  o   On  or  prior  to  the   distribution   date  in  August  2016,  the  Class  II-3A-1
                      Certificates  and the  Class  II-3A-2  Certificates  will each  bear  interest  at a variable  pass-through  rate equal to the  weighted  average of the net rates of the
                      Sub-Loan  Group  II-3  mortgage  loans  minus   approximately   0.540%.   After  the
                      distribution  date in August  2016,  the Class  II-3A-1  Certificates  and the Class
                      II-3A-2  Certificates will each bear interest at a variable  pass-through rate equal to the weighted average of the net rates of the Sub-Loan Group II-3 mortgage loans.

                  o   On  or  prior  to  the   distribution   date  in  August  2016,  the  Class  II-3X-1
                      Certificates   will  bear   interest   at  a  fixed   pass-through   rate  equal  to
                      approximately  0.540% per annum based on a notional  amount  equal to the  aggregate certificate  principal  balance  of the  Class  II-3A-1  Certificates  and the Class
                      II-3A-2  Certificates.  After  the  distribution  date in  August  2016,  the  Class
                      II-3X-1  Certificates  will not bear any interest and the pass-through  rate will be equal to 0.00% per annum thereon.

                  o   On or prior to the distribution  date in August 2011, the Class II-B-1  Certificates will bear  interest at a variable  pass-through  rate equal to the weighted  average of the weighted  average net rate of the mortgage  loans in each  sub-loan  group in loan  group  II  weighted  in  proportion  to the  excess  of the  aggregate  stated
                      principal  balance of each sub-loan group over the aggregate  certificate  principal balance of the related  senior  certificates  (other than the senior  interest  only
                      certificates)  minus  approximately  0.345%.   After the distribution date in August
                      2011 up to and  including  the  distribution  date in August 2013,  the Class II-B-1
                      Certificates  will  bear  interest  at a  variable  pass-through  rate  equal to the weighted  average of the  weighted  average net rate of the  mortgage  loans in each sub-loan  group  in loan  group II  weighted  in  proportion  to the  excess  of the aggregate  stated  principal  balance  of each  sub-loan  group  over the  aggregate certificate  principal  balance of the related senior  certificates  (other than the senior  interest  only  certificates)  minus  approximately  0.345%  multiplied by a fraction,  whose  numerator is the sum for each of sub-loan  group II-2 and sub-loan group  II-3  of the  excess  of the  aggregate  stated  principal  balance  of  such sub-loan  group over the  aggregate  certificate  principal  balance of the  related
                      senior  certificates,   and  whose  denominator  is  the  excess  of  the  aggregate principal  balance of the Group  II mortgage  loans over the  aggregate  certificate principal  balance of the related senior  certificates.  After the distribution date in August 2013 up to and including the  distribution  date in August 2016, the Class
                      II-B-1  Certificates  will bear  interest at a variable  pass-through  rate equal to the  weighted  average of the  weighted  average net rate of the  mortgage  loans in each  sub-loan  group in loan group II weighted in  proportion  to the excess of the aggregate  stated  principal  balance  of each  sub-loan  group  over the  aggregate certificate  principal  balance of the related senior  certificates  (other than the senior  interest  only  certificates)  minus  approximately  0.345%  multiplied by a fraction,  whose  numerator  is the excess of the  aggregate  certificate  principal balance of sub-loan group II-3 over the aggregate  certificate  principal balance of the  related  senior  certificates,  and  whose  denominator  is the  excess  of the aggregate  principal  balance of  the Group  II  mortgage  loans over the  aggregate certificate  principal  balance  of  the  related  senior  certificates.  After  the distribution  date in August 2016, each of the Class II-B-1  Certificates  will bear interest  at a  variable  pass-through  rate  equal to the  weighted  average of the weighted  average  net rate of the  mortgage  loans in each  sub-loan  group in loan group II weighted in  proportion  to the excess of the  aggregate  stated  principal balance of each sub-loan group over the aggregate  certificate  principal balance of
                      the   related   senior   certificates   (other   than  the  senior   interest   only
                      certificates).

                  o   On or prior to the  distribution  date in August 2011,  the Class  II-BX-1 will bear interest at  approximately  0.345%.  After the  distribution  date in August 2011 up to and including the  distribution  date in August 2013, the Class II-BX-1 will bear interest at approximately  0.345%  multiplied by a fraction,  whose numerator is the sum for each of  sub-loan  group II-2 and  sub-loan  group II-3 of the excess of the aggregate  certificate  principal  balance of such sub-loan group over the aggregate certificate  principal  balance  of the  related  senior  certificates ,  and  whose denominator  is the  excess  of the  aggregate  principal  balance  of the  Group II mortgage  loans over the  aggregate  certificate  principal  balance of the  related senior  certificates.  After  the  distribution  date  in  August  2013  up  to  and including  the  distribution  date in  August  2016,  the  Class  II-BX-1  will bear interest at approximately  0.345%  multiplied by a fraction,  whose numerator is the excess of the aggregate  stated  principal  balance of sub-loan  group II-3 over the aggregate  certificate  principal  balance of the related senior  certificates,  and whose  denominator is the excess of the aggregate  principal balance of the Group II mortgage  loans over the  aggregate  certificate  principal  balance of the  related senior  certificates.  After  the  distribution  date  in  August  2016,  the  Class
                      II-BX-1 Certificates will not bear any interest.

                  o   The Class II-B-2,  Class  II-B-3,  Class II-B-4 and Class II-B-5  Certificates  will bear interest at a variable  pass-through  rate equal to the weighted average of the weighted  average  net rate of the  mortgage  loans in each  sub-loan  group in Loan
                      Group II weighted in  proportion  to the excess of the  aggregate  stated  principal balance of each sub-loan group over the aggregate  stated  principal  balance of the related senior certificates (other than the senior interest only certificates).

         As described in this prospectus  supplement,  the Accrued Certificate  Interest allocable to each class of Certificates is based on the  Certificate  Principal  Balance or Notional Amount of that class of
Certificates.  All  distributions  of  interest  on the Group II  Certificates  will be based on a 360-day year consisting of twelve 30-day months.

Principal Distributions on the Group II Senior Certificates

         Distributions in reduction of the Certificate  Principal Balance of the Class II-1A  Certificates
will  be  made  on  each  distribution  date  pursuant  to  priority  third  above  of  clause  (A)  under
"—Distributions  on the Group II  Certificates."  In accordance  with such priority  third,  the Available
Funds  for  Sub-Loan  Group  II-1  remaining  after  the  distribution  of  interest  on the  Class  II-1A
Certificates  and Class  II-1X-1  Certificates  will be  allocated  to such  Certificates  in an aggregate amount  not to exceed  the  Senior  Optimal  Principal  Amount  for the  related  Sub-Loan  Group for such distribution date.

         Distributions in reduction of the Certificate  Principal Balance of the Class II-2A  Certificates
will  be  made  on  each  distribution  date  pursuant  to  priority  third  above  of  clause  (B)  under
"—Distributions  on the Group II  Certificates."  In accordance  with such priority  third,  the Available
Funds for Sub-Loan Group II-2 remaining after the distribution of interest on the Class II-2A

Certificates  and the Class II-2X  Certificates  will be  allocated to such  Certificates  in an aggregate amount  not to exceed  the  Senior  Optimal  Principal  Amount  for the  related  Sub-Loan  Group for such distribution date.

         Distributions in reduction of the Certificate  Principal Balance of the Class II-3A  Certificates
will  be  made  on  each  distribution  date  pursuant  to  priority  third  above  of  clause  (C)  under
"—Distributions  on the Group II  Certificates."  In accordance  with such priority  third,  the Available
Funds  for  Sub-Loan  Group  II-3  remaining  after  the  distribution  of  interest  on the  Class  II-3A
Certificates  and the Class II-3X-1  Certificates  will be allocated to such  Certificates in an aggregate amount  not to exceed  the  Senior  Optimal  Principal  Amount  for the  related  Sub-Loan  Group for such distribution date.

         In addition,  if on any  distribution  date the aggregate  Certificate  Principal  Balance of any class or classes of Group II Senior  Certificates  would be greater than the  aggregate  Stated  Principal
Balance of the mortgage loans in its related Sub-Loan Group,  amounts otherwise  allocable to the Group II
Subordinate  Certificates  in respect of principal  will be  distributed to such class or classes of Group
II Senior  Certificates  in reduction of the  Certificate  Principal  Balances  thereof in accordance with paragraph (F) under "—Distributions on the Group II Certificates."

         The  definition  of Group II Senior  Optimal  Principal  Amount  allocates  the entire  amount of prepayments  and certain other  unscheduled  recoveries of principal with respect to the mortgage loans in the related Group II Sub-Loan Group based on the Group II Senior  Prepayment  Percentage,  rather than the
Group II Senior  Percentage,  which is the  allocation  concept used for scheduled  payments of principal.
While the Group II Senior  Percentage  allocates  scheduled  payments  of  principal  between the Group II
Senior  Certificates  related to a Sub-Loan Group and the percentage interest of such Loan Group evidenced by the related Group II Subordinate  Certificates on a pro rata basis,  the Senior  Prepayment  Percentage allocates  100% of the  unscheduled  principal  collections  to the  Group II Senior  Certificates  of the related Sub-Loan Group on each  distribution  date for the first seven years after the Closing Date with a reduced but still  disproportionate  percentage of unscheduled  principal  collections  being allocated to the Group II Senior  Certificates  of a Sub-Loan  Group over an  additional  four year period  (subject to certain  subordination  levels being attained and certain loss and delinquency test being met);  provided, however,  that if on any  distribution  date the  current  weighted  average  of the Group II  Subordinate
Percentages  is equal  to or  greater  than  two  times  the  weighted  average  of the  initial  Group II
Subordinate  Percentages  and certain loss and  delinquency  tests  described in the  definition of Senior
Prepayment  Percentage are met, the related Group II Subordinate  Certificates  will receive,  on or prior to the  distribution  date  occurring in October 2009, 50% (and after the  distribution  date occurring in
October 2009,  100%) of the Group II Subordinate  Percentage of prepayments on the group II mortgage loans in the related Sub-Loan Group during the related  Prepayment  Period;  provided,  further,  that if on any distribution  date the Group II Senior  Percentage for the related  Certificate Group exceeds the Group II
Senior  Percentage as of the Cut-off Date,  then all  prepayments  received on the group II mortgage loans in the related  Sub-Loan  Group  during the related  Prepayment  Period will be  allocated to the Group II
Senior Certificates in such Certificate Group. The  disproportionate  allocation of unscheduled  principal collections  will  have the  effect  of  accelerating  the  amortization  of the  related  Group II Senior
Certificates  while, in the absence of Realized Losses,  increasing the respective  percentage interest in the  principal  balance of the group II mortgage  loans in each Sub-Loan  Group  evidenced by the Group II
Subordinate  Certificates.  Increasing the respective  percentage  interest in the group II mortgage loans of the  related  Group II  Subordinate  Certificates  relative  to that of the  related  Group  II  Senior
Certificates  is intended to  preserve  the  availability  of the  subordination  provided by the Group II
Subordinate Certificates.

         The initial Group II Senior  Percentage for each  Certificate  Group with respect to the group II mortgage loans will be approximately 92.75%. For purposes of all principal  distributions  described above and for calculating the Group II Senior Optimal  Principal  Amount,  Group II Senior  Percentage and Group
II Senior Prepayment  Percentage,  the applicable  Certificate Principal Balance for any distribution date shall be determined  before the  allocation of losses on the group II mortgage  loans in the mortgage pool to be made on such distribution date as described under "—Allocation of Losses; Subordination" below.

Principal Distributions on the Group II Subordinate Certificates

         All unscheduled  principal  collections on the mortgage loans not otherwise  distributable to the
Group  II  Senior  Certificates  will be  allocated  on a pro  rata  basis  among  the  class  of Group II
Subordinate  Certificates  with the highest  payment  priority  then  outstanding  and each other class of
Group II  Subordinate  Certificates  (other than the Class  II-BX-1  Certificates)  for which certain loss levels  established  for such class in the  Agreement  have not been  exceeded.  The related loss level on any  distribution  date would be satisfied as to any Class  II-B-1,  Class  II-B-2,  Class  II-B-3,  Class
II-B-4,  Class  II-B-5  and  Class  II-B-6  Certificates,  respectively,  only if the  sum of the  current percentage  interests  in the group II mortgage  loans  evidenced  by such class and each  class,  if any, subordinate  thereto  were at least equal to the sum of the initial  percentage  interests in the group II mortgage loans evidenced by such class and each class, if any, subordinate thereto.

         As described above under "—Principal  Distributions on the Group II Senior  Certificates," unless the amount of  subordination  provided  to the Group II Senior  Certificates  by the Group II  Subordinate
Certificates  is twice the amount as of the Cut-off  Date,  and  certain  loss and  delinquency  tests are satisfied,  on each  distribution  date during the first seven  years after the Closing  Date,  the entire amount of any  prepayments  and certain  other  unscheduled  recoveries  of principal  with respect to the group II mortgage loans in a Sub-Loan Group will be allocated to the Group II Senior  Certificates  in the related  Certificate  Group,  with such  allocation to be subject to further  reduction over an additional four year period thereafter, as described in this prospectus supplement.

         The initial Group II  Subordinate  Percentages  for each Sub-Loan Group included in Loan Group II will be approximately 7.25%.

         For purposes of all principal  distributions  described  above and for  calculating  the Group II
Subordinate Optimal Principal Amount, Group II Subordinate  Percentage and Group II Subordinate Prepayment
Percentage for Loan Group II, the  applicable  Certificate  Principal  Balance for any  distribution  date shall be determined  before the  allocation of losses on the related  mortgage  loans in the mortgage pool to be made on such  distribution  date as described under  "—Allocation of Losses;  Subordination" in this prospectus supplement.
Monthly Advances

         If the  scheduled  payment on a mortgage  loan which was due on a related Due Date is  delinquent other than as a result of  application  of the Relief Act or similar state law, the related  Servicer will be required to remit to the Securities  Administrator  on the date  specified in the applicable  Servicing
Agreement an amount equal to such  delinquency,  net of the Servicing Fee except to the extent the related
Servicer  determines any such advance to be nonrecoverable from Liquidation  Proceeds,  Insurance Proceeds or from future  payments on the mortgage loan for which such advance was made.  Subject to the  foregoing, such advances will be made by the Servicers or subservicers,  if applicable,  through final disposition or liquidation  of the  related  mortgaged  property,  or until  such  time as  specified  in the  applicable
Servicing  Agreement.  Failure by the related Servicer to remit any required  advance,  which failure goes unremedied for the number of days  specified in the applicable  Servicing  Agreement,  will  constitute an event of default  under such  Servicing  Agreement.  Such event of default  shall then obligate the Master
Servicer as successor servicer (or the Trustee,  in the case that Wells Fargo is the defaulting  Servicer)
to advance such amounts to the Distribution  Account to the extent provided in the Agreement.  Any failure of the Master  Servicer to make such  advances  would  constitute  an Event of Default as discussed  under
"The  Agreements—Events  of Default and Rights Upon Event of Default" in the prospectus.  The Trustee,  as successor  servicer or master  servicer,  as  applicable,  will be required to make an advance which Wells
Fargo,  as Servicer,  or the Master  Servicer was required to make but failed to do so, as provided in the
Agreement.

         All Monthly  Advances  will be  reimbursable  to the party making such Monthly  Advance from late collections,  Insurance  Proceeds  and  Liquidation  Proceeds  from  the  mortgage  loan as to  which  the unreimbursed  Monthly Advance was made. In addition,  any Monthly  Advances  previously made in respect of any  mortgage  loan  that are  deemed by the  related  Servicer,  subservicer  or  Master  Servicer  to be nonrecoverable  from  related  late  collections,  Insurance  Proceeds  or  Liquidation  Proceeds  may  be
reimbursed to such party out of any funds in the  Distribution  Account prior to the  distributions on the
Certificates.

Allocation of Realized Losses; Subordination

General

         Subordination  provides  the  holders  of  Certificates  having a higher  payment  priority  with protection  against  Realized Losses on the related  mortgage  loans. In general,  this loss protection is accomplished  by  allocating  any Realized  Losses among the related  Group II  Subordinate  Certificates, beginning  with the  Subordinate  Certificates  with the lowest  payment  priority  until the  Certificate
Principal  Balance of that class of  Subordinate  Certificates  has been  reduced to zero.  In the case of the Group I Certificates  only,  only those Realized  Losses in excess of available  Excess Spread and the current Overcollateralization Amount will be allocated to the Group I Subordinate Certificates.

         With  respect to any  defaulted  mortgage  loan that is finally  liquidated  through  foreclosure sale,  disposition of the related mortgaged  property if acquired on behalf of the  certificateholders  by deed-in-lieu of foreclosure or otherwise,  the amount of loss realized,  if any, will equal the portion of the unpaid principal  balance  remaining,  if any, plus interest thereon through the last day of the month in which such mortgage loan was finally  liquidated,  after  application of all amounts  recovered (net of amounts  reimbursable  to the related  Servicer or Master Servicer for Monthly  Advances,  Servicing Fees,
servicing  advances and certain other amounts  specified in the applicable  Servicing  Agreement)  towards interest and principal  owing on the mortgage  loan.  The amount of such loss realized on a mortgage loan, together with the amount of any  Bankruptcy  Loss (if any) in respect of a mortgage loan is referred to in this prospectus supplement as a Realized Loss.

         There are two types of  Bankruptcy  Losses that can occur with  respect to a mortgage  loan.  The first type of  Bankruptcy  Loss,  referred to in this  prospectus  supplement  as a  Deficient  Valuation, results if a court,  in connection with a personal  bankruptcy of a mortgagor,  establishes the value of a mortgaged  property at an amount less than the unpaid  principal  balance of the mortgage  loan secured by such  mortgaged  property.  In such a case,  the holder of such  mortgage  loan would  become an unsecured creditor to the extent of the difference  between the unpaid  principal  balance of such mortgage loan and such  reduced  unsecured  debt.  The  second  type of  Bankruptcy  Loss,  referred  to in this  prospectus supplement as a Debt Service  Reduction,  results from a court reducing the amount of the monthly  payment on the related mortgage loan, in connection with the personal bankruptcy of a mortgagor.

         The  principal  portion of Debt  Service  Reductions  will not be  allocated  in reduction of the
Certificate  Principal  Balance  of any class of  Certificates.  As a result of the  subordination  of the
Subordinate  Certificates in right of distribution of available funds to the related Senior  Certificates, any Debt Service  Reductions  relating to mortgage loans in the related Loan Group will generally be borne by the Subordinate  Certificates (to the extent then  outstanding) in inverse order of priority.  However, in the case of the Group II Certificates,  after the Group II Cross-Over  Date, the amounts  distributable under clause (1) of the  definition of Senior  Optimal  Principal  Amount for each Sub-Loan Group included in Loan Group II will be reduced by the amount of any Debt  Service  Reductions  available to the group II mortgage  loans of the related  Sub-Loan  Group.  Regardless of when they occur,  Debt Service  Reductions may reduce the amount of  available  funds for a Sub-Loan  Group that would  otherwise  be  available  for distribution on a distribution date.

         In the event that the related  Servicer,  the Master  Servicer or any  sub-servicer  recovers any amount in respect of a Liquidated  Mortgage  Loan with respect to which a Realized  Loss has been incurred after  liquidation  and  disposition of such mortgage loan, any such amount,  which is referred to in this prospectus  supplement  as a  Subsequent  Recovery,  will be  distributed  as part of  available  funds in accordance with the priorities  described  under  "Description  of the  Certificates–Distributions  on the
Group I  Certificates,"  and  "Distributions  on the  Certificates on the Group II  Certificates"  in this prospectus  supplement.  Additionally,  the  Certificate  Principal  Balance of each class of  Subordinate
Certificates  that has been  reduced by the  allocation  of a Realized  Loss to such  Certificate  will be increased,  in order of seniority,  by the amount of such  Subsequent  Recovery,  but not in excess of the amount of any Realized  Losses  previously  allocated  to such class of  Certificates  and not  previously offset by  Subsequent  Recoveries.  Holders of such  Certificates  will not be  entitled to any payment in respect of  interest  on the  amount of such  increases  for an  Interest  Accrual  Period  preceding  the distribution date on which such increase occurs.

         Any  allocation  of a  principal  portion of a  Realized  Loss to a  Certificate  will be made by reducing the  Certificate  Principal  Balance  thereof by the amount so  allocated as of the  distribution date in the month following the calendar month in which such Realized Loss was incurred.

         An allocation  of a Realized  Loss on a pro rata basis among two or more classes of  Certificates means an allocation to each such class of  Certificates on the basis of its then  outstanding  Certificate
Principal Balance prior to giving effect to distributions to be made on such distribution date.

Allocation of Realized Losses on the Group I Certificates

         The Applied  Realized  Loss Amount for the group I mortgage  loans,  to the extent not covered by
Excess  Spread and  Overcollateralization  Amount,  shall be  allocated  first to the Class  I-B-3,  Class
I-B-2, Class I-B-1, Class I-M-2 and Class I-M-1  Certificates,  in that order (so long as their respective
Certificate  Principal  Balances  have not been  reduced to zero) and  thereafter  Realized  Losses on the group I mortgage  loans will be allocated,  first to the Class I-A-2  Certificates  until the  Certificate
Principal  Balance  thereof has been reduced to zero, and then to the Class I-A-1  Certificates  until the
Certificate  Principal  Balance  thereof has been reduced to zero.  Such  subordination  will increase the likelihood  of timely  receipt by the holders of the Group I  Certificates  with higher  relative  payment priority of the maximum amount to which they are entitled on any  distribution  date and will provide such holders  protection  against  losses  resulting  from  defaults  on group I  mortgage  loans to the extent described  in  this  prospectus  supplement.  The  Depositor  will  allocate  a loss to a  certificate  by reducing its principal amount by the amount of the loss.

Allocation of Realized Losses on the Group II Certificates

         The  principal  portion of Realized  Losses on the group II mortgage  loans will be  allocated on any distribution  date as follows:  first, to the Class II-B-6  Certificates;  second, to the Class II-B-5
Certificates;  third, to the Class II-B-4 Certificates;  fourth, to the Class II-B-3 Certificates;  fifth, to the Class II-B-2  Certificates;  and sixth,  to the Class II-B-1  Certificates,  in each case until the
Certificate  Principal Balance of such class has been reduced to zero.  Thereafter,  the principal portion of Realized  Losses on the group II mortgage  loans in each  related  Sub-Loan  Group will be allocated on any  distribution  date to the Group II Senior  Certificates  (other than the related Senior Interest Only
Certificates)  in the related  Certificate  Group.  The principal  portion of any Realized Losses that are allocated  to the  Certificates  in  Sub-Loan  Group  II-1 will be  allocated  first to the Class  II-1A-2
Certificates  until the  Certificate  Principal  Balance  thereof has been reduced to zero and then to the
Class II-1A-1  Certificates  until the  Certificate  Principal  Balance  thereof has been reduced to zero.
The principal  portion of any Realized  Losses that are allocated to the  Certificates  in Sub-Loan  Group
II-2 will be allocated first to the Class II-2A-2  Certificates  until the Certificate  Principal  Balance thereof  has been  reduced  to zero and then to the Class  II-2A-1A  Certificates  and the Class  II-2A-1B
Certificates,  pro rata,  until the  Certificate  Principal  Balance thereof has been reduced to zero. The principal  portion of any Realized  Losses that are allocated to the  Certificates  in Sub-Loan Group II-3 will be  allocated  first to the Class  II-3A-2  Certificates  until  the  Certificate  Principal  Balance thereof  has been  reduced  to zero and then to the  Class  II-3A-1  Certificates  until  the  Certificate
Principal  Balance thereof has been reduced to zero. Once any of the Class II-1A-1  Certificates and Class
II-1A-2,  in the  aggregate,  Class  II-2A-1A,  Class  II-2A-1B  and Class  II-2A-2  Certificates,  in the
aggregate,  and Class II-3A-1  Certificates and Class II-3A-2  Certificates,  in the aggregate,  have been reduced to zero, the principal  portion of Realized  Losses on the mortgage loans in the related  Sub-Loan
Group (if any) will be allocated to the remaining  outstanding  Group II Senior  Certificates of the other
Certificate Groups, pro rata, based upon their respective Certificate Principal Balances.

         No reduction of the  Certificate  Principal  Balance on a  distribution  date of any class of (i)
Group II Subordinate  Certificates  will be made on any distribution date on account of Realized Losses on the group II mortgage  loans to the extent  that such  allocation  would  result in the  reduction  of the aggregate  Certificate  Principal  Balances of all Group II  Certificates  (other than the  Interest  Only
Certificates)  as of  such  distribution  date,  after  giving  effect  to  all  distributions  and  prior allocations  of Realized  Losses on the group II mortgage  loans on such date,  to an amount less than the aggregate  Stated  Principal  Balance  of all of the  group II  mortgage  loans as of the first day of the month of such  distribution  date and (ii) Group II Senior  Certificates  of a Certificate  Group shall be made on any  distribution  date on account of Realized Losses in the related  Sub-Loan Group to the extent that  such  reduction  would  have the  effect of  reducing  the  Certificate  Principal  Balance  of such
Certificate  Group as of such  distribution  date to an amount less than the Stated Principal  Balances of the group II mortgage  loans in the related  Sub-Loan  Group as of the  related Due Date.  The  limitation described  in clauses (i) and (ii) is referred to herein as the Loss  Allocation  Limitation  with respect to Loan Group II.

Cross-Collateralization

         Notwithstanding  the  foregoing,  on any  distribution  date on which the  Certificate  Principal
Balance  of the Group I  Subordinate  Certificates  or the  Group II  Subordinate  Certificates  have been reduced  to zero and a Realized  Loss that is a Special  Hazard  Loss is to be  allocated  to the  related
Senior  Certificates,  such loss will be allocated among such Senior Certificates and the most subordinate outstanding class of non-related Subordinate Certificates on a pro rata basis, based on the

Certificate  Principal  Balances  thereof.  In such event, the Senior  Certificates in a Loan Group may be allocated a portion of Special Hazard Losses on the mortgage loans from the other non-related loan group.

                                            THE CAP CONTRACTS

         The Trustee,  on behalf of the Trust,  will enter into one or more cap contracts that provide for payments to the  Securities  Administrator  with  respect to the Class I-A-1,  Class  I-A-2,  Class I-M-1,
Class I-M-2,  Class I-B-1,  Class I-B-2 and Class I-B-3  Certificates,  or Cap  Contracts,  with  Wachovia
Bank, National  Association,  or the Cap Counterparty,  for the benefit of the holders of the Class I-A-1,
Class I-A-2,  Class I-M-1, Class I-M-2,  Class I-B-1,  Class I-B-2 and Class I-B-3  Certificates.  Each of
the Class  I-A-1,  Class  I-A-2,  Class  I-M-1,  Class  I-M-2,  Class  I-B-1,  Class I-B-2 and Class I-B-3
Certificates  will receive the benefit of payments  from the related Cap  Contract,  except that the Class
I-M-1,  the Class  I-M-2,  the Class  I-B-1,  the Class  I-B-2 and the Class I-B-3  Certificates  also may receive  payments  from the Cap  Contracts  related to the Class I-A  Certificates.  The Cap Contracts are
intended to provide partial  protection to the Class I-A-1,  Class I-A-2,  Class I-M-1, Class I-M-2, Class
I-B-1,  Class I-B-2 and Class I-B-3  Certificates  in the event that the  pass-through  rate applicable to such classes of Certificates is limited by the Net Rate Cap and to cover certain interest shortfalls.

         The Cap  Counterparty is Wachovia Bank,  National  Association,  a national  banking  association that has, as of the date of this  prospectus  supplement,  long-term  debt ratings from S&P, Fitch Ratings and Moody's of "AA-", "AA-" and "Aa2",  respectively,  and short-term debt ratings from S&P, Fitch Ratings and  Moody's  of "A-1+",  "F1+" and  "P-1",  respectively.  The  ratings  reflect  the  respective  rating agency's current  assessment of the  creditworthiness  of Wachovia Bank,  National  Association and may be
subject  to  revision  or  withdrawal  at any  time  by  the  rating  agencies.  Wachovia  Bank,  National
Association will provide upon request,  without charge, to each person to whom this prospectus  supplement
is  delivered,   a  copy  of  the  most  recent  audited  annual  financial  statements  of  the  Wachovia
Corporation,  the  parent  company  of the Cap  Counterparty.  Requests  for such  information  should  be directed to Wachovia Corporation—Investor Relations, 301 South College Street, Charlotte, NC 28288-0206.

         On or prior to each  distribution  date through and including the distribution  date set forth in the  related  Cap  Contract,  payments  under the  related  Cap  Contract  will be made to the  Securities
Administrator,  under an account  established  and  maintained by the  Securities  Administrator,  for the benefit of the holders of the related  Certificates.  The Class I-M-1,  the Class I-M-2,  the Class I-B-1,
the Class I-B-2 and the Class I-B-3  Certificates  also may receive  payments  under the Cap Contracts for the Class I-A  Certificates.  The payment to be made by the Cap Counterparty  under each Cap Contract will be equal to the interest  accrued during the Interest  Accrual Period on the related notional balance at a rate  equal to the excess of (i)  One-Month  LIBOR,  over (ii) the  strike  rate set forth in Annex I. The notional  balance will be equal to the lesser of (i) the  Certificate  Principal  Balance of such class of
Certificates  for the related  distribution  date and (ii) the  related  certificate  notional  amount set forth in Annex I.

         On each distribution  date,  amounts received under each Cap Contract with respect to the Group I
Certificates  and with  respect to such  distribution  date will be allocated  in the  following  order of priority:

                  first,  to the holders of the related  class of  Certificates,  the payment of any Basis
         Risk  Shortfall  Carry-forward  Amount for such  distribution  date, to the extent not covered by
         Excess Cashflow for such distribution date;

                  second,   from  any  remaining  amounts,   to  the  holders  of  the  related  class  of
         Certificates,  the payment of any Current  Interest  and Interest  Carry-forward  Amount for such class to the extent not covered by Interest Funds or Excess Cashflow on such distribution date;

                  third,  from any excess amounts  available  from the Cap Contract  relating to the Class
         I-A  Certificates,  to the Class I-M-1, the Class I-M-2, the Class I-B-1, the Class I-B-2 and the
         Class I-B-3  Certificates,  in that order,  to the extent not paid  pursuant to clauses  first or second above; and

                  fourth,  from any remaining  amounts,  for deposit into the Reserve  Fund,  allocated as further described herein.

         On each  distribution  date,  amounts  on  deposit  in the  Reserve  Fund for the  benefit of the related Group I Certificates  will be allocated first to the Class I-A  Certificates,  pro rata,  based on the  current  Realized  Losses  and any  Unpaid  Realized  Loss  Amount  for  each  such  class  for  such distribution  date,  and then to the Class I-M-1,  Class I-M-2,  Class I-B-1,  Class I-B-2 and Class I-B-3
Certificates,  in that order, to pay any current  Realized Losses and any Unpaid Realized Loss Amount,  in
each  case,  for such  class and for such  distribution  date.  Any  remaining  amounts  on deposit in the
Reserve Fund on such Distribution Date will be distributed as described in the Agreement.

         The Cap Contracts with respect to the Class I-A-1,  Class I-A-2,  Class I-M-1, Class I-M-2, Class
I-B-1,  Class I-B-2 and Class I-B-3  Certificates  terminate  after the  distribution  date  occurring  in
October 2011.

         The  Depositor  has  determined  that the  significance  percentage  of  payments  under  the Cap
Contracts,  as calculated in accordance  with Regulation AB under the Securities Act of 1933, is less than
10%.

                                        YIELD ON THE CERTIFICATES

General

         The yield to maturity and the weighted  average life on each class of Offered  Certificates  will be primarily  affected by the rate and timing of principal  payments on the mortgage  loans in the related
Loan Group,  including  prepayments,  the allocation of principal payments on the mortgage loans among the related classes of Offered  Certificates,  Realized  Losses and interest  shortfalls on the mortgage loans in the related Loan Group, the Pass-Through  Rates on such  Certificates,  and the purchase price paid for such  Certificates.  The yield to maturity of the each class of Exchangeable  Certificates  will depend on the yield to maturity of the related  classes of the related  Exchanged  Certificates.  In  addition,  the effective  yield to  holders  of the  Offered  Certificates  of each  class  will be less than the  yields otherwise  produced by their respective  Pass-Through  Rates and purchase prices because interest will not be  distributed  to the  certificateholders  until the 25th day, or if such day is not a business day, the following  business  day,  of the month  following  the month in which  interest  accrues  on the  related mortgage loans,  without any additional  distribution  of interest or earnings  thereon in respect of such delay.

Prepayment Considerations

         The rate of  principal  payments on each class of Offered  Certificates  (other than the Interest
Only  Certificates),  the aggregate amount of distributions on each class of Offered  Certificates and the yield to  maturity  of each  class of  Offered  Certificates  will be  related  to the rate and  timing of payments of principal on the mortgage loans in the related Loan Group.  The rate of principal  payments on the mortgage  loans will in turn be affected by the  amortization  schedules of the mortgage  loans and by the rate and timing of Principal  Prepayments on the mortgage loans  (including for this purpose  payments
resulting  from   refinancings,   liquidations  of  the  mortgage  loans  due  to  defaults,   casualties,
condemnations  and  repurchases,  whether  optional or  required).  The mortgage  loans  generally  may be prepaid by the  mortgagors  at any time;  however,  as  described  under "The  Mortgage  Pool – Prepayment
Charges on the  Mortgage  Loans" in this  prospectus  supplement,  with respect to  approximately  36.80%,
13.91%,  25.63% and 19.29% of the Loan Group I,  Sub-Loan  Group II-1,  Sub-Loan  Group II-2 and  Sub-Loan
Group II-3 mortgage loans,  respectively,  a prepayment may subject the related  mortgagor to a prepayment charge,  which may  discourage  prepayments  during  the  applicable  period.  Prepayment  charges  may be restricted under some state laws as described under "Legal Aspects of Mortgage Loans –  Enforceability  of
Certain  Provisions"  in the  prospectus.  Prepayment  charges with respect to the group I mortgage  loans will be paid to the holders of the Class XP  Certificates  and will not be part of the Available Funds for such  distribution  date.  There can be no assurance that the  prepayment  charges will have any effect on the prepayment performance of the mortgage loans.

         Principal  Prepayments,  liquidations  and repurchases of the mortgage loans in a Loan Group will result in  distributions  in respect  of  principal  to the  holders  of the  related  class or classes of
Offered  Certificates  then entitled to receive these  principal  distributions  that  otherwise  would be
distributed   over  the  remaining   terms  of  the  mortgage   loans.   See   "Maturity  and   Prepayment
Considerations"  in the  prospectus.  Since the rate and timing of payments of  principal  on the mortgage loans will depend on future  events and a variety of factors (as described  more fully in this  prospectus
supplement   and  in  the   prospectus   under  "Yield   Considerations"   and  "Maturity  and  Prepayment
Considerations"),  no assurance can be given as to the rate of Principal Prepayments.  The extent to which the yield to  maturity  of any class of  Offered  Certificates  may vary from the  anticipated  yield will depend  upon the degree to which they are  purchased  at a discount or premium and the degree to which the timing of payments on the Offered  Certificates  is sensitive to  prepayments on the mortgage loans in the related  Loan  Group.  Further,  an  investor  should  consider,  in the case of any  Offered  Certificate purchased at a discount,  the risk that a slower than  anticipated  rate of Principal  Prepayments  on the related  mortgage loans could result in an actual yield to an investor that is lower than the  anticipated yield and,  in the case of any Offered  Certificate  purchased  at a premium,  the risk that a faster than anticipated  rate of Principal  Prepayments on the related  mortgage loans could result in an actual yield to the  investor  that is lower than the  anticipated  yield.  In  general,  the earlier a  prepayment  of principal  on the  mortgage  loans in the  related  Loan  Group,  the  greater  will be the  effect on the investor's  yield to  maturity.  As a result,  the effect on an  investor's  yield of  principal  payments occurring  at a rate  higher  (or  lower)  than the rate  anticipated  by the  investor  during the period immediately  following the issuance of the Offered  Certificates would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

         Because  the  mortgage  loans in a Loan Group may be prepaid at any time,  it is not  possible to predict the rate at which  distributions on the related  Certificates  will be received.  Since prevailing interest rates are subject to  fluctuation,  there can be no assurance that investors in the  Certificates will be able to reinvest  the  distributions  thereon at yields  equaling or  exceeding  the yields on the
Certificates.  Yields on any such  reinvestments  may be lower, and may even be significantly  lower, than yields on the  Certificates.  Generally,  when  prevailing  interest rates increase,  prepayment  rates on mortgage  loans tend to  decrease,  resulting  in a reduced  rate of return of principal to investors at a time when  reinvestment at such higher  prevailing rates would be desirable.  Conversely,  when prevailing interest rates decline,  prepayment rates on mortgage loans tend to increase,  resulting in a greater rate of  return of  principal  to  investors  at a time  when  reinvestment  at  comparable  yields  may not be possible.  It is highly  unlikely that the mortgage  loans will prepay at any constant rate until maturity or that all of the mortgage  loans will prepay at the same rate.  Moreover,  the timing of  prepayments on the mortgage  loans in a Loan Group may  significantly  affect the actual yield to maturity on the related
Offered  Certificates,  even if the average rate of principal payments experienced over time is consistent with an investor's expectation.

         Because  principal  distributions are paid to some classes of Offered  Certificates  before other classes,  holders of classes of Offered  Certificates  having a later  priority of payment  bear a greater risk of losses than holders of classes having earlier priorities for distribution of principal.

         The rate of payments  (including  prepayments)  on pools of  mortgage  loans is  influenced  by a
variety  of  economic,   geographic,   social  and  other  factors.  If  prevailing  mortgage  rates  fall significantly  below the mortgage rates on the mortgage loans,  the rate of prepayment  (and  refinancing)
would be expected to increase.  Conversely,  if prevailing  mortgage  rates rise  significantly  above the mortgage  rates on the mortgage  loans,  the rate of prepayment on the mortgage loans would be expected to decrease.  Other factors  affecting  prepayment of mortgage loans include  changes in mortgagors'  housing needs,  job  transfers,  unemployment,  mortgagors'  net equity in the mortgaged  properties and servicing decisions.  In addition,  the existence of the  applicable  periodic rate cap,  maximum  mortgage rate and minimum mortgage rate may effect the likelihood of prepayments  resulting from refinancings.  There can be no certainty  as to the rate of  prepayments  on the mortgage  loans during any period or over the life of the  Certificates.  See  "Yield  Considerations"  and  "Maturity  and  Prepayment  Considerations"  in the
prospectus.

         Approximately  33.41%,  41.75%,  9.38%  and  20.34% of the Loan  Group I,  Sub-Loan  Group  II-1,
Sub-Loan  Group II-2 and Sub-Loan  Group II-3  mortgage  loans,  respectively,  are  assumable  under some circumstances  if, in the sole judgment of the Master Servicer or Servicer,  the prospective  purchaser of a mortgaged  property is  creditworthy  and the  security  for the  mortgage  loan is not  impaired by the assumption.  The  remainder of the mortgage  loans are subject to customary  due-on-sale  provisions.  The
Servicers shall enforce any due-on-sale  clause contained in any mortgage note or mortgage,  to the extent permitted under the related Servicing  Agreement,  applicable law and governmental  regulations.  However, if the Servicer  determines that enforcement of the due-on-sale  clause would impair or threaten to impair recovery under the related primary mortgage  insurance  policy, if any, the Servicer shall not be required to  enforce  the  due-on-sale  clause.  The  extent to which  some of the  mortgage  loans are  assumed by purchasers of the mortgaged  properties  rather than prepaid by the related  mortgagors in connection with the sales of the mortgaged  properties will affect the weighted average lives of the Offered  Certificates and may result in a prepayment  experience on the mortgage  loans that differs from that on other mortgage loans.

         In general,  defaults on mortgage  loans are  expected to occur with  greater  frequency in their early years.  In addition,  default  rates  generally  are higher for mortgage  loans used to refinance an existing  mortgage  loan.  In the event of a  mortgagor's  default  on a  mortgage  loan,  there can be no assurance that recourse beyond the specific  mortgaged  property pledged as security for repayment will be available.

         The Sponsor may, from time to time, implement programs designed to encourage  refinancing.  These
programs  may  include,  without  limitation,   modifications  of  existing  loans,  general  or  targeted solicitations,  the offering of pre-approved  applications,  reduced origination fees or closing costs, or other financial  incentives.  Targeted  solicitations may be based on a variety of factors,  including the credit of the borrower or the location of the mortgaged property.  In addition,  the Sponsor may encourage assumptions of mortgage loans,  including  defaulted mortgage loans,  under which  creditworthy  borrowers assume the outstanding  indebtedness of the mortgage loans which may be removed from the related  mortgage pool. As a result of these  programs,  with respect to the mortgage pool  underlying  any trust,  the rate of Principal  Prepayments  of the mortgage  loans in the mortgage pool may be higher than would  otherwise be the case, and in some cases,  the average credit or collateral  quality of the mortgage loans remaining in the mortgage pool may decline.

Allocation of Principal Payments

Group I Certificates

         Subject to the circumstances  described under "Description of the  Certificates—Distributions  on the Group I Senior  Certificates"  in this prospectus  supplement,  on each  distribution  date during the first three years after the Closing Date and  thereafter,  on any  distribution  date that a Trigger Event is in effect,  all  principal  payments on the group I mortgage  loans will  generally be allocated to the
Group I Senior Certificates.

Group II Certificates

         Subject  to  the  circumstances  described  under  "Description  of  the   Certificates—Principal
Distributions on the Group II Senior  Certificates" in this prospectus  supplement,  on each  distribution date during the first  seven years after the Closing  Date,  all  principal  prepayments  on the  mortgage loans in Loan Group II will  generally be allocated  to the Group II Senior  Certificates  (other than any
Senior Interest Only Certificates) of the related Certificate Group.  Thereafter,  as further described in this prospectus  supplement,  during some periods,  subject to loss and delinquency  criteria described in
this   prospectus   supplement,   the  Group  II  Senior   Prepayment   Percentage   may  continue  to  be
disproportionately  large  (relative to the Group II Senior  Percentage)  and the  percentage of Principal
Prepayments  payable  to the  related  Subordinate  Certificates  may  continue  to be  disproportionately small. In addition to the foregoing,  if on any distribution  date, the  subordination  level  established for the  Class  II-B-1,  Class  II-B-2,  Class  II-B-3,  Class  II-B-4,  Class  II-B-5  and  Class  II-B-6
Certificates,  as applicable,  is exceeded and that class of Subordinate Certificates is then outstanding, that class of  Certificates  will not receive  distributions  relating to  principal  prepayments  on that distribution  date unless that class is the class of  Subordinate  Certificates  in Loan Group II with the highest payment priority.

Interest Shortfalls and Realized Losses

         When a  principal  prepayment  in full is made on a  mortgage  loan,  the  mortgagor  is  charged interest  only for the period  from the Due Date of the  preceding  monthly  payment up to the date of the
Principal  Prepayment,  instead of for a full  month.  When a partial  Principal  Prepayment  is made on a mortgage  loan,  the mortgagor is not charged  interest on the amount of the  prepayment  for the month in which the prepayment is made. In addition,  the  application of the Relief Act or similar state law to any mortgage loan will  adversely  affect,  for an  indeterminate  period of time,  the ability of the related
Servicer  to collect  full  amounts of  interest  on the  mortgage  loan.  See "Legal  Aspects of Mortgage
Loans—The  Servicemembers  Civil Relief Act" in the prospectus.  Any interest shortfalls  resulting from a
Principal  Prepayment  in full or a partial  Principal  Prepayment  are required to be paid by the related
Servicer,  but only to the extent that such amount does not exceed the aggregate of the Servicing  Fees on the  mortgage  loans  serviced  by that  Servicer  for the related Due  Period.  Any  interest  shortfalls required  to be funded  but not  funded by the  related  Servicer  are  required  to be paid by the Master
Servicer,  but only to the  extent  that such  amount  does not  exceed  the  aggregate  Master  Servicing
Compensation  for the  applicable  distribution  date.  None of the Servicers nor the Master  Servicer are obligated to fund interest  shortfalls  resulting from the  application of the Relief Act or similar state law. See "Pooling and Servicing  Agreement—Servicing  and Other  Compensation  and Payment of Expenses" in
this prospectus  supplement and "Legal Aspects of Mortgage Loans—The  Servicemembers  Civil Relief Act" in
the  prospectus.  Accordingly,  the effect of (1) any Principal  Prepayments on the mortgage loans, to the extent that any resulting  interest shortfall due to such Principal  Prepayments  exceeds any Compensating
Interest  Payments  or (2) any  shortfalls  resulting  from the  application  of the Relief Act or similar state  law,  will  be to  reduce  the  aggregate  amount  of  interest  collected  that is  available  for distribution  to holders of the related  Certificates.  Any resulting  shortfalls  will be allocated among the Certificates as provided in this prospectus supplement.

         The yields to maturity and the  aggregate  amount of  distributions  on the Offered  Certificates will be  affected  by the  timing of  mortgagor  defaults  resulting  in  Realized  Losses.  The timing of
Realized  Losses on the  mortgage  loans in a Loan  Group and the  allocation  of  Realized  Losses to the
Offered  Certificates  could  significantly  affect  the  yield  to an  investor  in the  related  Offered
Certificates.  In  addition,  Realized  Losses on the  mortgage  loans may affect the market  value of the
Offered Certificates, even if these losses are not allocated to the Offered Certificates.

         If the Certificate  Principal Balance of a class of Subordinate  Certificates has been reduced to zero, the yield to maturity on the class of related  Subordinate  Certificates  then  outstanding with the lowest  payment  priority will be extremely  sensitive to losses on the mortgage loans in the related Loan
Group  and the  timing  of  those  losses  because  the  entire  amount  of  losses  that are  covered  by subordination will be allocated to that class of Subordinate  Certificates.  If the Certificate  Principal
Balances of all classes of  Subordinate  Certificates  related to a Loan Group have been  reduced to zero, the yield to maturity on the related classes of Senior  Certificates  then  outstanding  will be extremely sensitive  to losses on the  mortgage  loans in the  related  Loan  Group and the  timing of those  losses because the entire amount of losses that are covered by  subordination  will be allocated to those classes of Senior Certificates.

         As  described   under   "Description   of  the   Certificates—Allocation   of  Realized   Losses;
Subordination"  in  this  prospectus  supplement,  amounts  otherwise  distributable  to  holders  of  the
Subordinate  Certificates may be made available to protect the holders of the related Senior  Certificates against  interruptions  in  distributions  due to  mortgagor  delinquencies,  to the extent not covered by
Monthly Advances,  and amounts otherwise  distributable to holders of the Subordinate  Certificates with a lower priority may be made  available to protect the holders of related  Subordinate  Certificates  with a higher priority  against  interruptions  in  distributions.  Delinquencies on the mortgage loans in a Loan
Group  may  affect  the  yield  to  investors  on the  related  Subordinate  Certificates,  and,  even  if subsequently  cured,  will  affect the  timing of the  receipt of  distributions  by the  holders of those
Subordinate  Certificates.  If a Trigger Event exists due to larger than  expected  rate of  delinquencies or losses on the group I mortgage  loans,  no principal  payments  will be made to the Group I Subordinate
Certificates  as long as such Trigger Event exists as long as any of the Group I Senior  Certificates  are still  outstanding.  Similarly,  a larger than  expected rate of  delinquencies  or losses on the mortgage loans in Loan Group II will affect the rate of  principal  payments on each class of Group II  Subordinate
Certificates,  if it  delays  the  scheduled  reduction  of the  Group II  Senior  Prepayment  Percentage, triggers  an increase of the Group II Senior  Prepayment  Percentage  to 100% or triggers a lockout of one or more classes of Group II Subordinate Certificates from distributions of

portions   of  the  Group  II   Subordinate   Optimal   Principal   Amount.   See   "Description   of  the
Certificates—Principal  Distributions on the Group II Senior Certificates," and "—Principal  Distributions
on the Group II Subordinate Certificates" in this prospectus supplement.

         In some cases,  Special  Hazard  Losses  allocable  to a class of Senior  Certificates  in a Loan
Group will instead be allocated to the Subordinate  Certificates in another Loan Group.  See  "Description
of   the    Certificates—Cross-Collateralization"    in   this   prospectus   supplement.   This   limited
cross-collateralization is intended as credit enhancement for each Loan Group.

Excess Spread Available to the Group I Certificates

         The  weighted  average  life and yield to maturity of each class of Group I Offered  Certificates and the Class I-B-3  Certificates  will also be influenced by the amount of Excess Spread generated by the group I mortgage  loans and applied in  reduction  of the  Certificate  Principal  Balances of the Group I
Offered  Certificates  and the Class  I-B-3  Certificates.  The level of Excess  Spread  available  on any distribution  date to be  applied  in  reduction  of the  Certificate  Principal  Balances  of the Group I
Offered Certificates and the Class I-B-3 Certificates and will be influenced by, among other factors,

                  o   the  overcollateralization  level of the group I mortgage loans at such time,  i.e., the extent to which  interest on the group I mortgage  loans is accruing on a higher stated principal  balance than the aggregate  Certificate  Principal  Balance of the
                      Group I Offered Certificates and the Class I-B-3 Certificates;

                  o   the delinquency and default experience of the group I mortgage loans;

                  o   the level of One-Month LIBOR; and

                  o   the   provisions  of  the  Agreement  that  permit   principal   collections  to  be
                      distributed to the Class B-IO  Certificates  and the Residual  Certificates  in each case as provided in the Agreement  when required  overcollateralization  levels have been met.

         To the  extent  that  greater  amounts of Excess  Spread  are  distributed  in  reduction  of the
Certificate  Principal  Balance  of  a  class  of  Group  I  Offered  Certificates  and  the  Class  I-B-3
Certificates,  the weighted average life thereof can be expected to shorten. No assurance, however, can be given as to the amount of Excess Spread to be distributed at any time or in the aggregate.

         The yields to  maturity  of the Group I Offered  Certificates  and the Class  I-B-3  Certificates
and,  in  particular  the Group I  Subordinate  Certificates,  in the order of payment  priority,  will be progressively  more sensitive to the rate,  timing and severity of Realized Losses on the group I mortgage loans.  If an Applied  Realized  Loss Amount is allocated to a class of Group I Offered  Certificates  and the Class  I-B-3  Certificates,  that class  will  thereafter  accrue  interest  on a reduced  Certificate
Principal  Balance.  Although the Applied  Realized  Loss Amount so  allocated  may be recovered on future distribution  dates to the  extent  Excess  Cashflow  is  available  for  that  purpose,  there  can be no assurance that those amounts will be available or sufficient.

         To the  extent  that the  pass-through  rate on the  Group I Offered  Certificates  and the Class
I-B-3  Certificates is limited by the Net Rate Cap, the difference between (x) the interest amount payable to such  class at the  applicable  pass-through  rate  without  regard  to the Net Rate  Cap,  and (y) the
Current Interest payable to such class on an applicable  distribution  date will create a shortfall.  Such shortfall  will be payable to the  extent of Excess  Cashflow,  with  respect  to the Class  I-A-1,  Class
        I-A-2, Class I-M-1, Class I-M-2,  Class I-B-1,  Class I-B-2 and Class I-B-3  Certificates,  to the
extent of payments made under the Cap Contracts on the applicable  distribution  date.  Payments under the
Cap  Contracts  are based on the  lesser of the  Certificate  Principal  Balance of the  related  class of
Certificates  and the  principal  balance of such class based on certain  prepayment  assumptions.  If the group I mortgage loans do not prepay  according to those  assumptions,  it may result in the Cap Contracts providing  insufficient  funds to cover such  shortfalls.  In  addition,  each Cap  Contract  provides for payment of the excess of  One-Month  LIBOR over a  specified  per annum  rate,  which also may not provide sufficient  funds  to cover  such  shortfalls.  The Cap  Contracts  related  to the  Group I  Certificates terminate after the distribution date occurring in October 2011.

Pass-Through Rates of the Group II Certificates

         The  yields  to  maturity  on the  Group  II  Offered  Certificates  will be  affected  by  their
Pass-Through  Rates. The Pass-Through Rates on the Group II Offered  Certificates will be sensitive to the adjustable  mortgage rates on the related mortgage loans. As a result,  these  Pass-Through  Rates will be sensitive to the indices on the related  mortgage  loans,  any periodic  caps,  maximum and minimum rates, and the related gross margins.

Assumed Final Distribution Date

         The  assumed  final  distribution  date for  distributions  on the  Offered  Certificates  is the distribution  date  occurring in December 2046. The assumed final  distribution  date is the  distribution date in the  month  following  the  month of the  latest  scheduled  maturity  date of any of the  related mortgage loans as of the Closing Date. Since the rate of payment  (including  prepayments) of principal on the  mortgage  loans in the related Loan Group can be expected to exceed the  scheduled  rate of payments, and could exceed the  scheduled  rate by a  substantial  amount,  the  disposition  of the last  remaining mortgage loan may be earlier,  and could be  substantially  earlier,  than the assumed final  distribution date.  Furthermore,  the  application  of  principal  collections  and, in the case of the Group I Offered
Certificates,  excess spread,  could cause the actual final distribution date for the Offered Certificates in a Loan Group to occur  significantly  earlier than the assumed  final  distribution  date. In addition, the Sponsor or its  designee  may, at its option,  repurchase  from the trust all the (i) group I mortgage loans on or after any distribution  date on which the aggregate  stated principal  balances of the group I mortgage  loans are less than 20% of the  Cut-off  Date Stated  Principal  Balance of the group I mortgage loans and (ii) group II mortgage  loans on or after any  distribution  date on which the aggregate  Stated
Principal  Balance of the group II mortgage  loans is less than 10% of the Cut-off  Date Stated  Principal
Balance of the group II mortgage  loans.  See "The  Pooling and  Servicing  Agreement—Termination"  herein and "The Agreements—Termination; Retirement of Securities" in the prospectus.

Weighted Average Life

         The  weighted  average life of a security  refers to the average  amount of time that will elapse from the date of its issuance  until each dollar of principal of such security will be  distributed to the investor.  The weighted  average life of a Certificate is determined by (a)  multiplying the amount of the reduction,  if any, of the Certificate  Principal  Balance of such Certificate from one distribution  date to the next  distribution  date by the  number  of years  from the date of  issuance  to the  second  such distribution  date,  (b)  adding the  results  and (c)  dividing  the sum by the  aggregate  amount of the reductions  in the  Certificate  Principal  Balance of such  Certificate  referred to in clause  (a).  The weighted  average life of the Offered  Certificates  of each class will be influenced by the rate at which principal on the mortgage  loans is paid,  which may be in the form of scheduled  payments or  prepayments
(including  prepayments  of  principal  by the  mortgagor  as  well  as  amounts  received  by  virtue  of condemnation,  insurance or foreclosure with respect to the mortgage loans),  and the timing thereof.  The actual  weighted  average  life and term to maturity of each class of  Certificates,  in general,  will be shortened if the level of such prepayments of principal on the related mortgage loans increases.

         Prepayments  on  mortgage  loans are  commonly  measured  relative  to a  prepayment  standard or model.  The  prepayment  model used in this  prospectus  supplement  with respect to the  mortgage  loans, assumes a constant rate of  prepayment  each month,  or CPR,  relative to the then  outstanding  principal balance of a pool of mortgage  loans  similar to the  mortgage  loans in each Loan Group.  To assume a 25%
CPR or any other CPR is to assume that the stated  percentage of the outstanding  principal balance of the related  mortgage pool is prepaid over the course of a year. No  representation  is made that the mortgage loans will prepay at these or any other rates.

         The  Group I  Certificates  and Group II  Certificates  were  structured  assuming,  among  other things,  a 30% CPR for the  group I  mortgage  loans  and a 25%  CPR  for the  group  II  mortgage  loans, respectively.  The prepayment  assumption to be used for pricing  purposes for the respective  classes may vary as  determined  at the time of sale.  The actual rate of prepayment  may vary  considerably  from the rate used for any prepayment assumption.

         The tables  following  the next  paragraph  indicate  the  percentages  of the initial  principal amount of the  indicated  classes of Offered  Certificates  that  would be  outstanding  after each of the dates  shown  at  various  percentages  of the CPR  and the  corresponding  weighted  average  life of the indicated class of Offered Certificates. The table is based on the following modeling assumptions:

                  (1)      the mortgage pool  consists of 1,002  mortgage  loans with the  characteristics set forth in Schedule C,

                  (2)      the mortgage loans prepay at the specified percentages of the CPR,

                  (3)      no defaults or  delinquencies  occur in the payment by  mortgagors of principal and interest on the mortgage loans,

                  (4)      scheduled  payments on the mortgage  loans are received,  in cash, on the first day of each month,  commencing  in November  2006,  and are  computed  prior to giving effect to prepayments received on the last day of the prior month,

                  (5)      prepayments   are  allocated  as  described   herein   assuming  the  loss  and
                           delinquency tests are satisfied,

                  (6)      there are no interest  shortfalls  caused by (a) the  application of the Relief
                           Act or similar state law or (b)  prepayments  on the mortgage  loans,  which in
                           the  case  of  (b)  have  not  been  covered  by  Compensating   Interest,  and
                           prepayments  represent prepayments in full of individual mortgage loans and are received on the last day of each month, commencing in October 2006,

                  (7)      scheduled  Monthly Payments of principal and interest on the mortgage loans are calculated on their  respective  principal  balances (prior to giving effect to prepayments  received thereon during the preceding  calendar  month),  mortgage rate and remaining  terms to stated  maturity such that the mortgage loans will fully  amortize by their  stated  maturities  (after  taking  into  account any interest only period),

                  (8)      with  respect  to the Group I  Certificates,  the  levels of  One-Month  LIBOR,
                           Six-Month  LIBOR,  One-Year  LIBOR and  One-Year  Treasury  remain  constant at
                           5.33%, 5.42%, 5.46% and 5.02%, respectively,

                  (9)      with  respect  to the Group II  Certificates,  the levels of  Six-Month  LIBOR,
                           One-Year  LIBOR and  One-Year  Treasury  remain  constant  at 5.43%,  5.44% and
                           5.10%, respectively,

                  (10)     the Stated Principal Balance of the Class XP Certificates is $0.00,

                  (11)     the  mortgage  rate on each  mortgage  loan will be adjusted  on each  interest adjustment  date (as  necessary)  to a rate equal to the  applicable  Index (as described in (8) and (9) above),  plus the applicable gross margin,  subject to maximum lifetime  mortgage rates,  minimum lifetime mortgage rates and periodic caps (as applicable),

                  (12)     scheduled  Monthly  Payments of principal  and interest on each  mortgage  loan will be adjusted in the month  immediately  following each interest  adjustment date (as  necessary)  for such  mortgage  loan to equal  the  fully  amortizing payment described in (7) above,

                  (13)     the  certificate  principal  balances of the  Certificates  are as set forth on pages S-2 through S-5 hereof and under  "Summary  of  Terms—Description  of the
                           Certificates,"

                  (14)     distributions  in respect of the Offered  Certificates  are received in cash on the 25th day of each month, commencing in November 2006,

                  (15)     the Offered Certificates are purchased on October 31, 2006, and

                  (16)     neither the Sponsor nor its designee  exercises  the option to  repurchase  the mortgage  loans in either Loan Group  described  under the caption "The Pooling and Servicing Agreement—Termination" in this prospectus supplement.

         For  additional  information  regarding  the  mortgage  loan  assumptions  see Schedule C to this prospectus supplement.

                                        MORTGAGE LOAN ASSUMPTIONS

There  will  be  discrepancies  between  the  characteristics  of  the  actual  mortgage  loans  and  the characteristics  assumed in  preparing  the tables  below.  Any  discrepancy  may have an effect upon the percentages  of the  initial  principal  amounts  outstanding  (and the  weighted  average  lives) of the classes of Offered  Certificates  set forth in the  tables.  In  addition,  to the extent that the actual mortgage  loans  included in the mortgage  pool have  characteristics  that differ from those  assumed in preparing the tables below,  the classes of Offered  Certificates  set forth below may mature  earlier or later  than  indicated  by the  tables  below.  Based on the  foregoing  assumptions,  the  tables  below indicate the weighted  average life of each class of Offered  Certificates  (other than the Interest Only
Certificates)  and sets forth the  percentage  of the initial  principal  amounts of each such class that would be outstanding  after each of the  distribution  dates shown, at specified  percentages of the CPR.
Neither  the  prepayment  model used in this  prospectus  supplement  nor any other  prepayment  model or assumption  purports to be a historical  description  of  prepayment  experience  or a prediction  of the anticipated  rate of prepayment of any pool of mortgage  loans,  including the mortgage loans included in the trust fund.  Variations  in the  prepayment  experience  and the balance of the  mortgage  loans that prepay may  increase or decrease the  percentages  of the initial  Certificate  Principal  Balances  (and weighted  average  lives)  shown in the  following  tables.  Variations  may  occur  even if the  average prepayment  experience of all of the mortgage  loans equals any of the specified  percentages of the CPR.
The timing of changes in the rate of  prepayment  may  significantly  affect the actual yield to maturity to investors,  even if the average rate of Principal  Prepayments is consistent with the  expectations of investors.

                   Percent of Initial Certificate Principal Balance Outstanding at the

                                         Following CPR Percentage

                               Class I-A Certificates                       Class I-M-1 Certificates

                        0%      10%     30%      40%     50%              0%      10%      30%     40%      50%
 Distribution Date

 Initial Percentage.    100     100     100      100     100              100     100      100     100      100
 October 2007.......    100     89       68      57       46              100     100      100     100      100
 October 2008.......    100     79       45      31       19              100     100      100     100      100
 October 2009.......    100     70       29      15       5               100     100      100     100      100
 October 2010.......    100     63       22      12       5               100     100      48       26      12
 October  2011......    99      55       15       7       2               100     100      33       15       6
 October  2012......    99      49       10       4       1               100     100      23       9        3
 October  2013......    98      43       7        2       *               100      94      16       6        2
 October  2014......    98      39       5        1       0               100      84      11       3        0
 October  2015......    97      35       3        *       0               100      76       8       2        0
 October  2016......    97      31       2        *       0               100      68       5       1        0
 October  2017......    94      27       1        0       0               100      59       4       0        0
 October  2018......    92      24       1        0       0               100      52       3       0        0
 October  2019......    89      21       *        0       0               100      46       2       0        0
 October  2020......    86      18       *        0       0               100      40       1       0        0
 October  2021......    83      16       0        0       0               100      35       0       0        0
 October  2022......    80      14       0        0       0               100      30       0       0        0
 October  2023......    76      12       0        0       0               100      26       0       0        0
 October  2024......    72      10       0        0       0               100      22       0       0        0
 October  2025......    68       8       0        0       0               100      19       0       0        0
 October  2026......    63       7       0        0       0               100      16       0       0        0
 October  2027......    58       6       0        0       0               100      13       0       0        0
 October  2028......    53       5       0        0       0               100      11       0       0        0
 October  2029......    47       4       0        0       0               100      9        0       0        0
 October  2030......    42       3       0        0       0               91       7        0       0        0
 October  2031......    36       2       0        0       0               78       6        0       0        0
 October  2032......    30       1       0        0       0               65       4        0       0        0
 October  2033......    23       1       0        0       0               51       3        0       0        0
 October  2034......    16       *       0        0       0               35       2        0       0        0
 October  2035......     8       0       0        0       0               18       0        0       0        0
 October  2036......     0       0       0        0       0                0       0        0       0        0
 October  2037......     0       0       0        0       0                0       0        0       0        0
 October  2038......     0       0       0        0       0                0       0        0       0        0
 October  2039......     0       0       0        0       0                0       0        0       0        0
 October  2040......     0       0       0        0       0                0       0        0       0        0
 October  2041......     0       0       0        0       0                0       0        0       0        0
 October  2042......     0       0       0        0       0                0       0        0       0        0
 October  2043......     0       0       0        0       0                0       0        0       0        0
 October  2044......     0       0       0        0       0                0       0        0       0        0
 October  2045......     0       0       0        0       0                0       0        0       0        0
 October  2046......     0       0       0        0       0                0       0        0       0        0
 Weighted Average
   Life
 to Maturity (years)**21.58   7.83     2.58    1.78     1.26            26.92   13.76    4.95     4.07    3.95

 Weighted Average
   Life
 to Call (years)**    21.37   6.86     2.13    1.46     1.08            26.46   11.51    3.87     3.15    2.32
______________________________
(*)      Indicates a number that is greater than zero but less than 0.5%.
(**)     The weighted  average life of a certificate is determined by (i)  multiplying  the net reduction, if any, of the Certificate  Principal Balance by the number of years from the date of issuance of the certificate to the related  distribution  date,  (ii) adding the results,  and (iii) dividing the sum by the aggregate of the net reductions of the Certificate  Principal Balance described in
         (i) above.

                   Percent of Initial Certificate Principal Balance Outstanding at the

                                         Following CPR Percentage

                              Class I-M-2 Certificates                      Class I-B-1 Certificates

                        0%      10%     30%      40%     50%              0%      10%      30%     40%      50%
 Distribution Date

 Initial Percentage.    100     100     100      100     100              100     100      100     100      100
 October 2007.......    100     100     100      100     100              100     100      100     100      100
 October 2008.......    100     100     100      100     100              100     100      100     100      100
 October 2009.......    100     100     100      100     100              100     100      100     100      100
 October 2010.......    100     100      48      26       12              100     100      48       26      12
 October  2011......    100     100      33      15       6               100     100      33       15       6
 October  2012......    100     100      23       9       3               100     100      23       9        3
 October  2013......    100     94       16       6       2               100      94      16       6        2
 October  2014......    100     84       11       3       0               100      84      11       3        0
 October  2015......    100     76       8        2       0               100      76       8       2        0
 October  2016......    100     68       5        1       0               100      68       5       1        0
 October  2017......    100     59       4        0       0               100      59       4       0        0
 October  2018......    100     52       3        0       0               100      52       3       0        0
 October  2019......    100     46       2        0       0               100      46       2       0        0
 October  2020......    100     40       1        0       0               100      40       1       0        0
 October  2021......    100     35       0        0       0               100      35       0       0        0
 October  2022......    100     30       0        0       0               100      30       0       0        0
 October  2023......    100     26       0        0       0               100      26       0       0        0
 October  2024......    100     22       0        0       0               100      22       0       0        0
 October  2025......    100     19       0        0       0               100      19       0       0        0
 October  2026......    100     16       0        0       0               100      16       0       0        0
 October  2027......    100     13       0        0       0               100      13       0       0        0
 October  2028......    100     11       0        0       0               100      11       0       0        0
 October  2029......    100      9       0        0       0               100      9        0       0        0
 October  2030......    91       7       0        0       0               91       7        0       0        0
 October  2031......    78       6       0        0       0               78       6        0       0        0
 October  2032......    65       4       0        0       0               65       4        0       0        0
 October  2033......    51       3       0        0       0               51       3        0       0        0
 October  2034......    35       2       0        0       0               35       2        0       0        0
 October  2035......    18       0       0        0       0               18       0        0       0        0
 October  2036......     0       0       0        0       0                0       0        0       0        0
 October  2037......     0       0       0        0       0                0       0        0       0        0
 October  2038......     0       0       0        0       0                0       0        0       0        0
 October  2039......     0       0       0        0       0                0       0        0       0        0
 October  2040......     0       0       0        0       0                0       0        0       0        0
 October  2041......     0       0       0        0       0                0       0        0       0        0
 October  2042......     0       0       0        0       0                0       0        0       0        0
 October  2043......     0       0       0        0       0                0       0        0       0        0
 October  2044......     0       0       0        0       0                0       0        0       0        0
 October  2045......     0       0       0        0       0                0       0        0       0        0
 October  2046......     0       0       0        0       0                0       0        0       0        0
 Weighted Average
   Life
to Maturity
   (years)*            26.92   13.76    4.93    3.98     3.67            26.92   13.76    4.91     3.92    3.52

 Weighted Average
   Life
  to Call (years)*     26.46   11.51    3.85    3.15     2.32            26.46   11.51    3.82     3.15    2.32
____________________________
 (*)     The weighted  average life of a certificate is determined by (i)  multiplying  the net reduction, if any, of the Certificate  Principal Balance by the number of years from the date of issuance of the certificate to the related  distribution  date,  (ii) adding the results,  and (iii) dividing the sum by the aggregate of the net reductions of the Certificate  Principal Balance described in
         (i) above.

                   Percent of Initial Certificate Principal Balance Outstanding at the

                                         Following CPR Percentage

                              Class I-B-2 Certificates

                        0%      10%     30%      40%     50%
 Distribution Date

 Initial Percentage.    100     100     100      100     100
 October 2007.......    100     100     100      100     100
 October 2008.......    100     100     100      100     100
 October 2009.......    100     100     100      100     100
 October 2010.......    100     100      48      26       12
 October  2011......    100     100      33      15       6
 October  2012......    100     100      23       9       3
 October  2013......    100     94       16       6       2
 October  2014......    100     84       11       3       0
 October  2015......    100     76       8        2       0
 October  2016......    100     68       5        1       0
 October  2017......    100     59       4        0       0
 October  2018......    100     52       3        0       0
 October  2019......    100     46       2        0       0
 October  2020......    100     40       1        0       0
 October  2021......    100     35       0        0       0
 October  2022......    100     30       0        0       0
 October  2023......    100     26       0        0       0
 October  2024......    100     22       0        0       0
 October  2025......    100     19       0        0       0
 October  2026......    100     16       0        0       0
 October  2027......    100     13       0        0       0
 October  2028......    100     11       0        0       0
 October  2029......    100      9       0        0       0
 October  2030......    91       7       0        0       0
 October  2031......    78       6       0        0       0
 October  2032......    65       4       0        0       0
 October  2033......    51       3       0        0       0
 October  2034......    35       2       0        0       0
 October  2035......    18       0       0        0       0
 October  2036......     0       0       0        0       0
 October  2037......     0       0       0        0       0
 October  2038......     0       0       0        0       0
 October  2039......     0       0       0        0       0
 October  2040......     0       0       0        0       0
 October  2041......     0       0       0        0       0
 October  2042......     0       0       0        0       0
 October  2043......     0       0       0        0       0
 October  2044......     0       0       0        0       0
 October  2045......     0       0       0        0       0
 October  2046......     0       0       0        0       0
 Weighted Average
   Life
  to Maturity
   (years)*            26.92   13.76    4.91    3.87     3.46

 Weighted Average
   Life
  to Call (years)*     26.46   11.51    3.82    3.10     2.32
_____________________________
 (*)     The weighted  average life of a certificate is determined by (i)  multiplying  the net reduction, if any, of the Certificate  Principal Balance by the number of years from the date of issuance of the certificate to the related  distribution  date,  (ii) adding the results,  and (iii) dividing the sum by the aggregate of the net reductions of the Certificate  Principal Balance described in
         (i) above.

                   Percent of Initial Certificate Principal Balance Outstanding at the
                                         Following CPR Percentage

                             Class II-1A Certificates                         Class II-2A Certificates***

                        5%      15%     25%     40%      50%              5%      15%     25%     40%      50%
 Distribution Date
 Initial Percentage.    100     100     100     100      100             100      100     100     100      100
 October 2007.......    95      84      73       57      46               95      84      73       57      46
 October 2008.......    89      70      53       32      21               89      70      53       32      21
 October 2009.......    84      58      38       18       9               84      58      38       18       9
 October 2010.......    80      48      29       11       5               80      48      29       11       5
 October  2011......    75      40      21       6        2               75      41      21       6        2
 October  2012......    70      34      16       4        1               71      35      16       4        1
 October  2013......    66      29      12       2        1               67      29      12       2        1
 October  2014......    62      24       9       1        *               63      25       9       1        *
 October  2015......    58      20       7       1        *               59      21       7       1        *
 October  2016......    54      17       5       *        *               56      18       5       *        *
 October  2017......    50      14       4       *        *               52      15       4       *        *
 October  2018......    46      12       3       *        *               48      12       3       *        *
 October  2019......    43      10       2       *        *               44      10       2       *        *
 October  2020......    40       8       1       *        *               41       8       1       *        *
 October  2021......    36       7       1       *        *               37       7       1       *        *
 October  2022......    33       5       1       *        *               34       6       1       *        *
 October  2023......    30       4       1       *        *               31       5       1       *        *
 October  2024......    27       4       *       *        *               28       4       *       *        *
 October  2025......    25       3       *       *        *               25       3       *       *        *
 October  2026......    22       2       *       *        *               23       2       *       *        *
 October  2027......    19       2       *       *        *               20       2       *       *        *
 October  2028......    17       1       *       *        *               17       1       *       *        *
 October  2029......    14       1       *       *        *               15       1       *       *        *
 October  2030......    12       1       *       *        *               13       1       *       *        *
 October  2031......    10       1       *       *        *               10       1       *       *        *
 October  2032......     8       *       *       *        *               8        *       *       *        *
 October  2033......     6       *       *       *        *               6        *       *       *        *
 October  2034......     4       *       *       *        *               4        *       *       *        *
 October  2035......     2       *       *       *        *               2        *       *       *        *
 October  2036......     0       0       0       0        0               *        *       *       *        0
 October  2037......     0       0       0       0        0               *        *       *       *        0
 October  2038......     0       0       0       0        0               *        *       *       *        0
 October  2039......     0       0       0       0        0               *        *       *       0        0
 October  2040......     0       0       0       0        0               *        *       *       0        0
 October  2041......     0       0       0       0        0               *        *       *       0        0
 October  2042......     0       0       0       0        0               *        *       *       0        0
 October  2043......     0       0       0       0        0               *        *       *       0        0
 October  2044......     0       0       0       0        0               *        *       *       0        0
 October  2045......     0       0       0       0        0               *        *       *       0        0
 October  2046......     0       0       0       0        0               0        0       0       0        0
 Weighted Average
   Life
  to Maturity
   (years)**           12.28   5.52    3.25     1.82    1.33            12.51    5.57    3.26     1.82    1.33
____________________________
(*)      Indicates a number that is greater than zero but less than 0.5%.
(**)     The weighted  average life of a certificate is determined by (i)  multiplying  the net reduction, if any, of the Certificate  Principal Balance by the number of years from the date of issuance of the certificate to the related  distribution  date,  (ii) adding the results,  and (iii) dividing the sum by the aggregate of the net reductions of the Certificate  Principal Balance described in
         (i) above.
(***)    Includes the Exchanged Certificates related to the Class II-2A-1B Certificates.

                   Percent of Initial Certificate Principal Balance Outstanding at the
                                         Following CPR Percentage

                             Class II-3A Certificates                    Class II-B-1, Class II-B-2 and Class
                                                                                  II-B-3 Certificates
                        5%      15%     25%     40%      50%              5%      15%     25%     40%      50%
 Distribution Date
 Initial Percentage.    100     100     100     100      100             100      100     100     100      100
 October 2007.......    95      84      73       57      46              100      100     100     100      100
 October 2008.......    89      70      53       32      21              100      100     100      86      73
 October 2009.......    84      58      38       18       9              100      100     92       67      52
 October 2010.......    80      48      29       11       5              100      100     69       40      26
 October  2011......    75      41      21       6        2              100      89      51       24      13
 October  2012......    71      34      16       4        1               99      76      39       14       6
 October  2013......    67      29      12       2        1               99      64      29       9        3
 October  2014......    63      25       9       1        *               97      54      21       5        2
 October  2015......    60      21       7       1        *               94      46      16       3        1
 October  2016......    56      18       5       *        *               90      38      12       2        *
 October  2017......    52      15       4       *        *               85      32       9       1        *
 October  2018......    48      12       3       *        *               79      27       6       1        *
 October  2019......    45      10       2       *        *               73      22       5       *        *
 October  2020......    41       8       1       *        *               67      18       3       *        *
 October  2021......    38       7       1       *        *               62      15       2       *        *
 October  2022......    35       6       1       *        *               56      12       2       *        *
 October  2023......    32       5       1       *        *               51      10       1       *        *
 October  2024......    29       4       *       *        *               46       8       1       *        *
 October  2025......    26       3       *       *        *               42       6       1       *        *
 October  2026......    23       2       *       *        *               37       5       *       *        *
 October  2027......    20       2       *       *        *               33       4       *       *        *
 October  2028......    18       1       *       *        *               29       3       *       *        *
 October  2029......    15       1       *       *        *               25       2       *       *        *
 October  2030......    13       1       *       *        *               21       2       *       *        *
 October  2031......    10       1       *       *        *               17       1       *       *        *
 October  2032......     8       *       *       *        *               13       1       *       *        *
 October  2033......     6       *       *       *        *               10       1       *       *        *
 October  2034......     4       *       *       *        *               6        *       *       *        *
 October  2035......     2       *       *       *        0               3        *       *       *        *
 October  2036......     *       *       *       *        0               *        *       *       *        0
 October  2037......     *       *       *       *        0               *        *       *       *        0
 October  2038......     *       *       *       *        0               *        *       *       *        0
 October  2039......     *       *       *       *        0               *        *       *       0        0
 October  2040......     *       *       *       0        0               *        *       *       0        0
 October  2041......     *       *       *       0        0               *        *       *       0        0
 October  2042......     *       *       *       0        0               *        *       *       0        0
 October  2043......     *       *       *       0        0               *        *       *       0        0
 October  2044......     *       *       *       0        0               *        *       *       0        0
 October  2045......     *       *       *       0        0               *        *       *       0        0
 October  2046......     0       0       0       0        0               0        0       0       0        0
 Weighted Average
   Life
  to Maturity
   (years)**           12.56   5.58    3.26     1.82    1.33            17.84    9.90    6.12     4.05    3.26
_________________________
 (*)     Indicates a number that is greater than zero but less than 0.5%.
(**)     The weighted  average life of a certificate is determined by (i)  multiplying  the net reduction, if any, of the Certificate  Principal Balance by the number of years from the date of issuance of the certificate to the related  distribution  date,  (ii) adding the results,  and (iii) dividing the sum by the aggregate of the net reductions of the Certificate  Principal Balance described in
         (i) above.

Yield Sensitivity of the Interest Only Certificates

         The yield to maturity on the Class II-1X-1,  Class II-2X-1,  Class II-2X-2,  Class II-2X-3, Class
II-2X-4,  Class II-2X-5,  Class II-3X-1 and Class II-BX-1 Certificates will be extremely sensitive to both the timing of receipt of  prepayments  and the overall rate of principal  prepayments  and defaults on the mortgage loans in Sub-Loan Group II-1,  Sub-Loan Group II-2 and Sub-Loan Group II-3,  respectively,  which
rate  may  fluctuate   significantly  over  time,  because  the  Notional  Amount  of  the  Class  II-1X-1
Certificates is equal to the aggregate  Certificate  Principal  Balance of the Class II-1A-1  Certificates
and the Class II-1A-2  Certificates,  the Notional  Amount of the Class II-2X-1  Certificates  is equal to the aggregate  Certificate  Principal  Balance of the Class  II-2A-1A  Certificates  and the Class II-2A-2
Certificates;  the Notional  Amount of each of the Class II-2X-2,  Class II-2X-3,  Class II-2X-4 and Class
II-2X-5  Certificates is equal to the Certificate  Principal  Balance of the Class II-2A-1B  Certificates,
the Notional  Amount of the Class II-3X-1  Certificates  is equal to the aggregate  Certificate  Principal
Balance of the Class II-3A-1 Certificates and the Class II-3A-2  Certificates,  and the Notional Amount of
the  Class  II-BX-1  Certificates  is equal to the  Certificate  Principal  Balance  of the  Class  II-B-1
Certificates.  Investors in these Interest Only  Certificates  should fully consider the risk that a rapid rate of prepayments  on the mortgage loans in Sub-Loan Group II-1,  Sub-Loan Group II-2 and Sub-Loan Group
II-3, as  applicable,  could result in the failure of such  investors to fully recover their  investments, in  particular  because all principal  prepayments  on the mortgage  loans in Sub-Loan  Group II-1 on each distribution  date during the first seven years  after the  Closing  Date will be  allocated  to the Class
II-1A  Certificates,  all  principal  prepayments  on the  mortgage  loans in Sub-Loan  Group II-2 on each distribution  date during the first seven years  after the  Closing  Date will be  allocated  to the Class
II-2A  Certificates  and all principal  prepayments  on the mortgage  loans in Sub-Loan Group II-3 on each distribution  date during the first seven years  after the  Closing  Date will be  allocated  to the Class
II-3A Certificates (in each case subject to limited exceptions).

         The following  tables  indicate the  sensitivity of the pre-tax yield to maturity on the Interest
Only  Certificates  to various  constant  rates of  prepayment  on the mortgage  loans by  projecting  the monthly  aggregate  payments on the Interest Only  Certificates  and computing the  corresponding  pre-tax yields to maturity on a corporate bond equivalent basis, based on the structuring  assumptions,  including the assumptions  regarding the  characteristics  and performance of such mortgage loans, which differ from the actual  characteristics  and performance  thereof,  and assuming the aggregate  purchase price for the
Interest Only  Certificates  set forth below.  Any  differences  between such  assumptions  and the actual characteristics  and performance of the mortgage loans and of such Interest Only  Certificates  may result in yields  being  different  from those  shown in such  table.  Discrepancies  between  assumed and actual characteristics  and  performance  underscore the  hypothetical  nature of the tables,  which are provided only to give a general sense of the sensitivity of yields in varying prepayment scenarios.

       Pre-Tax Yield to Maturity of the Class II-1X-1 Certificates at the Following CPR Percentages

     Assumed Purchase Price*            5%           15%          25%           40%            50%
          $2,405,816.33               38.33%       24.67%        10.38%       (13.18)%      (30.93)%

----------------------------------------------------------------------------------------------------------
       Pre-Tax Yield to Maturity of the Class II-2X-1 Certificates at the Following CPR Percentages

     Assumed Purchase Price*            5%           15%          25%           40%            50%
          $4,044,235.15               35.52%       21.96%        7.98%        (15.26)%      (32.79)%

----------------------------------------------------------------------------------------------------------
     Pre-Tax Yield to Maturity of the Class II-2X-2(1) Certificates at the Following CPR Percentages

     Assumed Purchase Price*            5%           15%          25%           40%           50%
          $2,273,528.23               34.87%       21.35%        7.41%        (15.77)%      (33.26)%

----------------------------------------------------------------------------------------------------------
     Pre-Tax Yield to Maturity of the Class II-2X-3(1) Certificates at the Following CPR Percentages

     Assumed Purchase Price*            5%           15%          25%           40%            50%
          $986,414.83               31.57%       18.22%        4.48%        (18.38)%      (35.63)%

----------------------------------------------------------------------------------------------------------
     Pre-Tax Yield to Maturity of the Class II-2X-4(1) Certificates at the Following CPR Percentages

     Assumed Purchase Price*            5%           15%          25%           40%            50%
           $493,207.42                31.57%       18.22%        4.48%        (18.38)%      (35.63)%

----------------------------------------------------------------------------------------------------------
     Pre-Tax Yield to Maturity of the Class II-2X-5(1) Certificates at the Following CPR Percentages

     Assumed Purchase Price*            5%           15%          25%           40%            50%
           $493,207.42                31.57%       18.22%        4.48%        (18.38)%      (35.63)%

----------------------------------------------------------------------------------------------------------
       Pre-Tax Yield to Maturity of the Class II-3X-1 Certificates at the Following CPR Percentages

     Assumed Purchase Price*            5%           15%          25%           40%            50%
           $792,368.19                32.81%       19.45%        5.72%        (17.17)%      (34.43)%

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       Pre-Tax Yield to Maturity of the Class II-BX-1 Certificates at the Following CPR Percentages

     Assumed Purchase Price*            5%           15%          25%           40%            50%
           $359,679.34                18.21%       16.64%        10.19%       (0.46)%        (9.03)%

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(*)  Approximate
(1)  Includes the related Exchanged Certificate.

         Each pre-tax yield to maturity set forth in the preceding  tables was  calculated by  determining the monthly  discount  rate  which,  when  applied to the  assumed  stream of cash flows to be paid on the
Interest  Only  Certificates,  would cause the  discounted  present  value of such assumed  stream of cash flows to equal the  assumed  purchase  price  listed in the table.  Accrued  interest  is  included in the assumed  purchase  price in  computing  the  yields  shown.  These  yields  do not take into  account  the different  interest  rates  at  which  investors  may be  able  to  reinvest  funds  received  by  them as distributions on the Interest Only  Certificates,  and thus do not reflect the return on any investment in the Interest Only  Certificates  when any  reinvestment  rates other than the discount  rates set forth in the preceding table are considered.

         Notwithstanding  the assumed  prepayment  rates reflected in the preceding  tables,  it is highly unlikely that the mortgage  loans will be prepaid  according to one particular  pattern.  For this reason, and because the timing of cash flows is critical to determining  yields,  the pre-tax yield to maturity on the  Interest  Only  Certificates  are likely to differ from those shown in the table  above,  even if the prepayment  assumption  equals the  percentages  of CPR  indicated  in the table above over any given time period or over the entire life of the Interest Only Certificates.

         There can be no assurance  that the  mortgage  loans will prepay at any  particular  rate or that the yield on the Interest Only  Certificates will conform to the yields described  herein.  Moreover,  the various  remaining  terms to maturity and mortgage  rates of the  mortgage  loans in Sub-Loan  Group II-1,
Sub-Loan Group II-2 and Sub-Loan Group II-3 could produce slower or faster  principal  distributions  than indicated in the preceding  tables at the various  percentages of the CPR specified,  even if the weighted average  remaining  term to maturity and weighted  average  mortgage rate of those  mortgage  loans are as assumed.  Investors  are urged to make their  investment  decisions  based on their  determinations  as to
anticipated  rates  of  prepayment  under  a  variety  of  scenarios.   Investors  in  the  Interest  Only
Certificates  should  fully  consider the risk that a rapid rate of  prepayments  on the group II mortgage loans could result in the failure of such investors to fully recover their investments.

         For  additional  considerations  relating  to the yield on the Offered  Certificates,  see "Yield
Considerations" in the prospectus.

                                          POOLING AND SERVICING AGREEMENT

General

         The  Certificates  will be  issued  pursuant  to the  Agreement,  a form of  which is filed as an exhibit  to the  registration  statement.  A  current  report  on Form 8-K  relating  to the  Certificates containing a copy of the  Agreement as executed  will be filed by the Depositor  with the  Securities  and
Exchange  Commission  within  fifteen  days of the initial  issuance of the  Certificates.  The trust fund created under the Agreement will consist of (1) all of the  Depositor's  right,  title and interest in and to the mortgage loans, the related mortgage notes,  mortgages and other related  documents,  including all interest and  principal due with respect to the mortgage  loans after the Cut-off Date,  but excluding any payments of  principal  or interest  due on or prior to the Cut-off  Date,  (2) any  mortgaged  properties acquired  on  behalf of  certificateholders  by  foreclosure  or by deed in lieu of  foreclosure,  and any revenues  received  thereon,  (3) the rights of the Trustee  under all insurance  policies  required to be maintained  pursuant to the  Agreement,  (4) the rights of the Depositor  under the Mortgage Loan Purchase
Agreement  between the Depositor and the Sponsor,  (5) such assets  relating to the mortgage loans as from time to time may be held in the  Protected  Accounts  and the  Distribution  Account,  (6) the rights with respect to the Servicing  Agreements,  to the extent assigned to the Trustee,  (7) the rights with respect to the Cap  Contracts  and (8) any  proceeds of the  foregoing.  Reference is made to the  prospectus  for important  information  in addition to that set forth in this  prospectus  supplement  regarding the trust fund, the terms and  conditions of the Agreement and the Offered  Certificates.  The Offered  Certificates
will be transferable  and  exchangeable  at the corporate  trust offices of the Securities  Administrator, which will serve as  Certificate  Registrar  and Paying  Agent;  for these  purposes  and for  purposes of presentment and surrender  located at Sixth Street and Marquette  Avenue,  Minneapolis,  Minnesota  55479,
Attention:  Corporate  Trust  Group,  BSALTA  2006-7,  and for all  other  purposes  located  at 9062  Old
Annapolis Road, Columbia,  Maryland 21045, Attention:  Corporate Trust Group, BSALTA 2006-7. The Depositor
will provide to  prospective or actual  certificateholders  without  charge,  on written  request,  a copy
(without  exhibits)  of  the  Agreement.  Requests  should  be  addressed  to  Structured  Asset  Mortgage
Investments II Inc., 383 Madison Avenue, New York, New York 10179.

Assignment of the Mortgage Loans

         At the time of  issuance  of the  Certificates,  the  Depositor  will cause the  mortgage  loans, together with all  principal and interest due on or with respect to such mortgage  loans after the Cut-off
Date,  to be sold to the trust.  The  mortgage  loans in each of the Loan Groups will be  identified  in a schedule  appearing  as an  exhibit to the  Agreement  with each Loan Group  separately  identified.  Such schedule  will include  information  as to the  principal  balance of each mortgage loan as of the Cut-off
Date, as well as information  including,  among other things, the mortgage rate, the Net Rate, the Monthly
Payment, the maturity date of each mortgage note and the Loan-to-Value Ratio.

Representations and Warranties

         In the Mortgage  Loan  Purchase  Agreement,  pursuant to which the  Depositor  purchased (or will purchase)  the  mortgage  loans from the Sponsor and Master  Funding  LLC, the Sponsor made (or will make)
certain  representations  and  warranties to the Depositor  concerning  the mortgage loans with respect to itself  and with  respect to Master  Funding  LLC.  The  Trustee  will be  assigned  all right,  title and interest in the  Mortgage  Loan  Purchase  Agreement  insofar as they relate to such  representations  and warranties made by the Sponsor.

         The  representations  and  warranties  of the Sponsor with respect to the mortgage  loans include the following, among others:

                  (1)      The information  set forth in the mortgage loan schedule is true,  complete and correct in all material respects as of the date such representation was made;

                  (2)      Immediately  prior to the sale of the related  mortgage  loans  pursuant to the
                           Mortgage Loan Purchase Agreement,  the Sponsor was the sole owner of beneficial title and holder of each  mortgage  and mortgage  note  relating to the related mortgage  loans as of the  Closing  Date or as of another  specified  date,  is conveying the same to the Depositor free and clear of any encumbrance,  equity, participation  interest,  lien, pledge,  charge, claim or security interest and the Sponsor has full right and  authority to sell and assign each mortgage loan pursuant to the Mortgage Loan Purchase Agreement; and

                  (3)      As of the  Closing  Date  there  is no  monetary  default  existing  under  any mortgage or the related  mortgage  note and there is no material  event  which, with the  passage  of time or with  notice and the  expiration  of any grace or cure period, would constitute a default,  breach or event of acceleration;  and neither the Sponsor nor any of its  respective  affiliates has taken any action to waive any  default,  breach  or event of  acceleration;  and no  foreclosure action is threatened or has been commenced with respect to the mortgage loan.

         In the case of a  breach  of any  representation  or  warranty  set  forth  above,  or  otherwise included in the Mortgage Loan Purchase  Agreement,  which  materially  and adversely  affects the value of the interests of  certificateholders  or the Trustee in any of the mortgage loans, within 90 days from the date of discovery or notice from the Trustee, the Depositor,  the Securities  Administrator or the Sponsor
of such breach,  the Sponsor will either (i) cure such breach in all material  respects,  (ii) provide the
Trustee with a substitute  mortgage loan (if within two years of the Closing  Date) or (iii)  purchase the related  mortgage  loan at the  applicable  Repurchase  Price.  This  obligation  of the  Sponsor to cure, purchase or substitute  shall  constitute the Trustee's sole and exclusive  remedy  respecting a breach of such representations and warranties.

The Custodians

         Wells  Fargo is acting as  custodian  of  certain of the  mortgage  loan  files  pursuant  to the related  Custodial  Agreement.  In that  capacity,  Wells Fargo is  responsible  to hold and safeguard the
mortgage   notes  and  other   contents  of  the  mortgage   files  on  behalf  of  the  Trustee  and  the
certificateholders.  Wells Fargo  maintains  each mortgage loan file in a separate file folder marked with a unique bar code to assure  loan-level  file integrity and to assist in inventory  management.  Files are segregated  by  transaction  or investor.  Wells Fargo has been engaged in the mortgage  document  custody business for more than 25 years.  Wells Fargo maintains  document  custody  facilities in its Minneapolis,
Minnesota  headquarters  and  in  three  regional  offices  located  in  Richfield,   Minnesota,   Irvine,
California,  and Salt Lake City,  Utah.  As of June 30,  2006,  Wells  Fargo  maintains  mortgage  custody vaults in each of those locations with an aggregate capacity of over eleven million files.

         For a general  description of Wells Fargo, see the description  herein under "The Master Servicer and the Servicer—The Master Servicer."

         Treasury Bank, a Division of Countrywide  Bank,  N.A.,  ("Treasury  Bank") is acting as custodian
of certain of the mortgage  loans  pursuant to a Custodial  Agreement.   Treasury  Bank is  responsible to
hold and safeguard  such mortgage  notes and other contents of the mortgage files on behalf of the Trustee
and the  certificateholders.   Treasury Bank's principal place of business is 1199 N. Fairfax Street,  Ste
500,  Alexandria,  VA 22314.   Treasury  Bank's document  custody  facilities are located at 4100 East Los
Angeles Ave,  Simi  Valley,  CA 93063.,  and 4951  Savarese  Circle,  Tampa,  FL  33634.   Pursuant to the
related  custodial  agreement,  the custodian will maintain  continuous  custody of the mortgage notes and
the other documents  included in the mortgage files related to such mortgage  loans.   The custodian will:
 electronically  segregate  the  mortgage  files of all other  documents in the  custodian's,  possession,
identify   the  mortgage  as  being  held,   and  hold  the  mortgage   files  for  the  Trustee  and  the
certificateholders  maintain  at all times a current  inventory  of the  mortgage  files,  and  secure the mortgage files in fire resistant facilities.

The Trustee

         The Trustee is Citibank,  N.A., a national  banking  association  and wholly owned  subsidiary of
Citigroup Inc., a Delaware  corporation.  Citibank,  N.A. performs as trustee through the Agency and Trust line of business,  which is part of the Global Transaction Services division.  Citibank,  N.A. has primary corporate  trust  offices  located in both New York and London.  Citibank,  N.A. is a leading  provider of corporate trust services offering a full range of agency, fiduciary,  tender and exchange,  depositary and escrow services.  As of the end of the third quarter of 2006,  Citibank's  Agency & Trust group manages in excess  of 3.6  trillion  in fixed  income  and  equity  investments  on  behalf  of  approximately  2,500
corporations  worldwide.   Since  1987,  Citibank  Agency  &  Trust  has  provided  trustee  services  for asset-backed  securities  containing  pool assets  consisting of airplane  leases,  auto loans and leases, boat loans,  commercial  loans,  commodities,  credit cards,  durable  goods,  equipment  leases,  foreign securities,  funding agreement backed note programs, truck loans, utilities,  student loans and commercial and  residential  mortgages.  As of the end of the third quarter of 2006,  Citibank,  N.A. acts as trustee and/or paying agent for approximately 300 various residential mortgage-backed transactions.

         If an event of default has not occurred (or has occurred but is no longer  continuing)  under the
Agreement,  then the Trustee will perform only such duties as are  specifically set forth in the Agreement as  being  the  duties  to be  performed  by  the  Trustee  prior  to the  occurrence  (or  following  the discontinuance)  of an event of  default  thereunder.  If an event of  default  occurs  and is  continuing under the  Agreement,  the Trustee is required to exercise  such of the rights and powers  vested in it by the  Agreement,  such as (upon the  occurrence  and during the  continuance  of certain events of default)
either acting as the successor  master  servicer or appointing a successor  master  servicer,  and use the same degree of care and skill in their  exercise  as a prudent  investor  would  exercise or use under the circumstances  in  the  conduct  of  such  investor's  own  affairs.  Subject  to  certain  qualifications specified in the  Agreement,  the Trustee will be liable for its own negligent  action,  its own negligent failure to act and its own willful misconduct.

         The  Trustee's  duties  and  responsibilities  under  the  Agreement  include,  upon  receipt  of resolutions,  certificates and reports which are  specifically  required to be furnished to it pursuant to the  Agreement,  examining  them to  determine  whether  they are in the form  required by the  Agreement, providing to the  Securities  Administrator  notices of the  occurrence of certain events of default under the  Agreement,  appointing a successor  master  servicer,  and effecting any optional  termination of the trust.

         The fee of the Trustee will be payable by the Master  Servicer.  The Agreement  will provide that the Trustee and any director,  officer,  employee or agent of the Trustee will be entitled to recover from the  Distribution  Account prior to any  distributions  to the  certificateholders  all reasonable  out-of pocket expenses,  disbursements and advances of the Trustee, in connection with any event of default,  any breach of the Agreement or any claim or legal action  (including any pending or threatened  claim or legal action)  incurred  or made by the  Trustee in the  administration  of the trust  created  pursuant  to the
Agreement  (including the reasonable  compensation and disbursements of its counsel),  other than any such expense,  disbursement  or advance as may arise from its negligence or intentional  misconduct or which is the responsibility of the certificateholders.

         The Trustee may resign at any time, in which event the  Depositor  will be obligated to appoint a successor  trustee.  The  Depositor  may also remove the  Trustee if the Trustee  ceases to be eligible to continue  as Trustee  under the  Agreement  and fails to resign  after  written  request  therefor  by the
Depositor  or if  the  Trustee  becomes  insolvent.  Upon  becoming  aware  of  those  circumstances,  the
Depositor  will be obligated to appoint a successor  trustee.  The Trustee may also be removed at any time by the  holders  of  certificates  evidencing  not less  than 51% of the  aggregate  voting  rights in the related  trust.  Any  resignation or removal of the Trustee and  appointment  of a successor  trustee will not become  effective  until  acceptance of the  appointment by the successor  trustee as set forth in the
Agreement.

         On and after the time the  Master  Servicer  receives  a notice of  termination  pursuant  to the
Agreement,  the Trustee shall  automatically  become the successor to the Master  Servicer with respect to the transactions  set forth or provided for in the Agreement and after a transition  period (not to exceed
90  days),  shall  be  subject  to all  the  responsibilities,  duties,  liabilities  and  limitations  on liabilities  relating  thereto placed on the Master Servicer by the terms and provisions of the Agreement;
provided,  however,  that EMC shall  have the right to either  (a)  immediately  assume  the duties of the
Master Servicer or (b) select a successor Master Servicer;  provided  further,  however,  that the Trustee shall  have  no  obligation  whatsoever  with  respect  to  any  liability  (other  than  advances  deemed recoverable  and not  previously  made)  incurred  by the  Master  Servicer  at or  prior  to the  time of termination.  Effective on the date of such notice of termination,  as compensation  therefor, the Trustee shall be entitled to all  compensation,  reimbursement  of expenses  and  indemnification  that the Master
Servicer  would have been  entitled to if it had  continued  to act pursuant to the  Agreement  except for those  amounts due the Master  Servicer as  reimbursement  permitted  under this  Agreement  for  advances previously made or expenses previously  incurred.  Notwithstanding  the foregoing,  the Trustee may, if it shall be unwilling to so act, or shall,  if it is prohibited by applicable law from making  advances or if it is otherwise unable to so act, appoint, or petition a court of competent  jurisdiction to appoint,  any established  mortgage loan servicing  institution the  appointment of which does not adversely  affect the then current  rating of the  certificates  by each rating agency as the  successor to the Master  Servicer pursuant  to the  Agreement  in the  assumption  of all or any  part of the  responsibilities,  duties  or liabilities of the Master Servicer  pursuant to the Agreement.  Any successor  Master Servicer shall be an established  housing  and  home  finance  institution  which  is a  Fannie  Mae- or  Freddie  Mac-approved servicer,  and with respect to a successor  to the Master  Servicer  only,  having a net worth of not less than  $10,000,000;  provided,  that the Trustee  shall  obtain a letter  from each Rating  Agency that the ratings,  if any,  on each of the  Certificates  will not be lowered as a result of the  selection  of the successor to the Master  Servicer.  If the Trustee assumes the duties and  responsibilities  of the Master
Servicer,  the Trustee  shall not resign as successor  master  servicer  until  another  successor  master servicer has been appointed and has accepted such appointment.  Pending  appointment of a successor to the
Master  Servicer  under the  Agreement,  the  Trustee,  unless the  Trustee is  prohibited  by law from so acting,  shall act in such  capacity as provided in the  Agreement.  In connection  with such  appointment and  assumption,  the Trustee may make such  arrangements  for the  compensation  of such successor out of payments  on  mortgage  loans or  otherwise  as it and such  successor  shall  agree;  provided  that such compensation  shall not be in excess of that which the Master  Servicer would have been entitled to if the
Master  Servicer had continued to act under the  Agreement,  and that such successor  shall  undertake and assume the obligations of the Master  Servicer to pay  compensation to any third Person acting as an agent or independent  contractor in the performance of master  servicing  responsibilities  under the Agreement.
The  Trustee  and such  successor  shall take such  action,  consistent  with the  Agreement,  as shall be necessary to effectuate any such succession.

         The  costs  and  expenses  of the  Trustee  in  connection  with the  termination  of the  Master
Servicer,  appointment  of a successor  master  servicer  and, if  applicable,  any transfer of servicing, including,  without  limitation,  all costs and  expenses  associated  with the  complete  transfer of all servicing data and the  completion,  correction or  manipulation of such servicing data as may be required by the Trustee to correct any errors or  insufficiencies  in the  servicing  data or otherwise  enable the
Trustee or successor  master  servicer to service the mortgage  loans  properly  and  effectively,  to the extent not paid by the terminated  master servicer,  will be payable to the Trustee by the Master Servicer pursuant  to the  Agreement.  Any  successor  to the  Master  Servicer  as  successor  servicer  under any subservicing  agreement  shall give notice to the  applicable  mortgagors  of such change of servicer  and will,  during the term of its  service as  successor  servicer,  maintain  in force the policy or policies that the Master Servicer is required to maintain pursuant to the Agreement.

         If the Trustee will succeed to any duties of the Master  Servicer  respecting  the mortgage loans as  provided  herein,  it will do so in a  separate  capacity  and not in its  capacity  as  Trustee  and, accordingly,  the provisions of the Agreement  concerning the Trustee's duties will be inapplicable to the
Trustee in its duties as the  successor to the Master  Servicer in the  servicing  of the  mortgage  loans
(although  such  provisions  will  continue  to apply to the  Trustee in its  capacity  as  Trustee);  the provisions of the Agreement  relating to the Master  Servicer,  however,  will apply to the Trustee in its capacity as successor master servicer.

         Upon any  termination  or  appointment  of a successor to the Master  Servicer,  the Trustee will give prompt written notice thereof to the Securities Administrator and to the Rating Agencies.

         In addition to having express duties under the Agreement,  the Trustee, as a fiduciary,  also has certain  duties unique to fiduciaries  under  applicable  law. In general,  the Trustee will be subject to certain  federal  laws and,  because the  Agreement  is  governed by New York law,  certain New York state laws. As a national bank acting in a fiduciary  capacity,  the trustee will, in the  administration of its duties  under  the  Agreement,  be  subject  to  certain  regulations  promulgated  by the  Office  of the
Comptroller  of the  Currency,  specifically  those set forth in Chapter 12, Part 9 of the Code of Federal
Regulations.  New York  common law has  required  fiduciaries  of common law trusts  formed in New York to perform their duties in accordance with the "prudent person" standard,  which, in this transaction,  would require the Trustee to exercise  such  diligence and care in the  administration  of the trust as a person of ordinary  prudence would employ in managing his own property.  However,  under New York common law, the application  of this standard of care can be restricted  contractually  to apply only after the occurrence of a default.  The  Agreement  provides  that the Trustee is subject to the prudent  person  standard only for so long as an event of default has occurred and remains uncured.

The Securities Administrator

         Under  the  terms  of  the   Agreement,   Wells  Fargo  is  also   responsible   for   securities
administration,  which includes pool performance  calculations,  distributions to the  certificateholders,
distribution   calculations,   and  the  preparation  of  monthly  distribution   reports.  As  Securities
Administrator,  Wells  Fargo is  responsible  for the  preparation  and filing of all REMIC tax returns on behalf of the Trust and the preparation of monthly  reports on Form 10-D,  current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the  Securities and Exchange  Commission on behalf of the issuing  Trust.  Wells Fargo has been engaged in the business of  securities  administration since June 30,  1995.  As of  June 30,  2006,  Wells  Fargo was acting as  securities  administrator  with respect to more than $894,773,136,436 of outstanding residential mortgage-backed securities.

         For a general  description of Wells Fargo, see the description  herein under "The Master Servicer and the Servicer—The Master Servicer."

         The  Securities  Administrator  shall  serve as  Certificate  Registrar  and  Paying  Agent.  The
Securities  Administrator's  office for notices under the Agreement is located at 9062 Old Annapolis Road,
Columbia,  Maryland 21045, and for certificate  transfer services is located at Sixth Street and Marquette
Avenue, Minneapolis, MN 55479.

         The  Agreement  will  provide  that  the  Securities  Administrator  and any  director,  officer, employee  or agent of the  Securities  Administrator  will be entitled  to recover  from the  Distribution
Account  all  reasonable   out-of  pocket   expenses,   disbursements   and  advances  of  the  Securities
Administrator,  in  connection  with any event of  default,  any breach of the  Agreement  or any claim or legal  action  (including  any  pending  or  threatened  claim or legal  action)  incurred  or made by the
Securities  Administrator in the administration of the trust created pursuant to the Agreement  (including the reasonable compensation and disbursements of its counsel),  other than any such expense,  disbursement or advance as may arise from its negligence or intentional  misconduct or which is the  responsibility  of the certificateholders.

The Master Servicer and Servicers

Master Servicer

         The Master  Servicer  will be  responsible  for  master  servicing  the  mortgage  loans.  Master servicing responsibilities include:

                  o   receiving certain funds from servicers,

                  o   reconciling servicing activity with respect to the mortgage loans,

                  o   oversight of all servicing activity by the servicers, and

                  o   providing certain notices and other responsibilities as detailed in the Agreement.

         The  master  servicer  may,  from  time  to  time,  outsource  certain  of its  master  servicing
functions,   although  any  such  outsourcing  will  not  relieve  the  master  servicer  of  any  of  its responsibilities or liabilities under the Agreement.

         For a general description of the master servicer and its activities, see "The Master Servicer and the Servicers—The Master Servicer" in this prospectus supplement.  For a general description of material terms relating to the Master Servicer's removal or replacement, see "The Agreements—Certain
Matters Regarding the Master Servicer and the Depositor" in the prospectus.

Servicer Responsibilities

         Servicers are generally responsible for the following duties:

                  o   communicating with borrowers;

                  o   sending monthly remittance statements to borrowers;

                  o   collecting payments from borrowers;

                  o   recommending a loss mitigation strategy for borrowers who have defaulted on their loans (i.e. repayment plan, modification, foreclosure, etc.);

                  o   accurate and timely  accounting,  reporting  and  remittance  of the  principal  and interest portions of monthly installment  payments to the master servicer,  together with any other sums paid by borrowers that are required to be remitted;

                  o   accurate and timely  accounting and  administration  of escrow and impound accounts, if applicable;

                  o   accurate and timely reporting of negative amortization amounts, if any;

                  o   paying escrows for borrowers, if applicable;

                  o   calculating and reporting payoffs and liquidations;

                  o   maintaining an individual file for each loan; and

                  o   maintaining  primary  mortgage  insurance  commitments or  certificates if required, and filing any primary mortgage insurance claims.

Servicing and Other Compensation and Payment of Expenses

         The Master  Servicer  will be entitled to  compensation  for its  activities  under the Agreement which  shall be equal to the  investment  income  on funds  in the  Distribution  Account  for the  period specified in the  Agreement.  The Depositor may also be entitled to investment  income on the funds in the
Distribution  Account for the period  specified in the  Agreement.  The Master  Servicer and the Depositor
will be liable for  losses on such  funds as set forth in the  Agreement.  The  amounts  due to the Master
Servicer as specified in this  paragraph are hereafter  referred to as the Master  Servicer  Compensation.
Each of the  Servicers  will be entitled to receive a Servicing  Fee as  compensation  for its  activities under the related  Servicing  Agreement  equal to 1/12 of the Servicing Fee Rate  multiplied by the Stated
Principal  Balance  of each  mortgage  loan  serviced  by such  Servicer  as of the Due Date in the  month preceding the month in which such distribution date occurs.  However,  Prepayment  Interest  Shortfalls on the mortgage loans  resulting from  prepayments in full or in part will be offset by the related  Servicer up to an amount equal to its aggregate  Servicing  Fee due in such month or, upon a Servicer's  default in the payment thereof,  by the Master Servicer on the distribution  date in the following  calendar month to the extent of Compensating Interest Payments as described herein.

         In  addition  to the  primary  compensation  described  above,  the  applicable  Servicer  may be entitled to retain  assumption  fees,  tax service  fees,  late payment  charges and,  with respect to the group II mortgage  loans only, any prepayment  charges and  penalties,  in each case the extent  collected from the related mortgagor and as provided in the related Servicing Agreement.

         The applicable  Servicer will pay all related expenses  incurred in connection with its servicing responsibilities (subject to limited reimbursement as described in the related Servicing Agreement).

Table of Fees

         The  following  table  indicates  the fees  expected  to be paid  from the  cash  flows  from the mortgage loans and other assets of the trust fund, while the offered certificates are outstanding.

         All fees are  expressed  as a  percentage,  at an  annualized  rate,  applied to the  outstanding aggregate principal balance of the mortgage loans.

                        Item                                 Fee                            Paid From
______________________________________________________________________________________________________________
               Servicing/Subservicing Fee(1)        0.250% through 0.420%              Mortgage Loan Interest
                                                    per annum                          Collections

         (1)  The servicing/subservicing fee is paid on a first priority basis from collections allocable to interest on the mortgage loans, prior to distributions to certificateholders.

Collection and Other Servicing Procedures

         The applicable  Servicers will use their reasonable  efforts to ensure that all payments required under the  terms  and  provisions  of the  mortgage  loans are  collected,  and  shall  follow  collection procedures  comparable to the collection  procedures  that the Servicer  employs when  servicing  mortgage loans for its own  account,  to the  extent  such  procedures  shall be  consistent  with the terms of the
Servicing  Agreements.  The Master Servicer shall not consent to any modification  that will result in the imposition  of taxes on any REMIC or  otherwise  adversely  affect  the REMIC  status  of the  trust.  Any modified loan may remain in the Trust,  and the reduction in  collections  resulting  from a  modification may result in reduced  distributions  of interest or  principal  on, or may extend the final  maturity of, one or more classes of the related securities.

         If a mortgaged  property has been or is about to be conveyed by the  mortgagor  and the Servicers have knowledge  thereof,  the Servicers  will  accelerate the maturity of the mortgage loan, to the extent permitted by the terms of the related  mortgage note, the terms of any primary  mortgage  insurance policy and  applicable  law. If a Servicer  reasonably  believes that the  due-on-sale  clause cannot be enforced under  applicable  law, such Servicer may enter into (i) an assumption  agreement  with the person to whom such  property has been or is about to be  conveyed,  pursuant to which such person  becomes  liable under the mortgage note and the mortgagor,  to the extent  permitted by applicable  law,  remains liable thereon or (ii) a substitution of liability  agreement  pursuant to which the original  mortgagor is released from liability and the purchaser of the mortgaged  property is  substituted as the mortgagor and becomes liable under the mortgage note, in accordance  with the terms of the Servicing  Agreement.  The related  Servicer will  retain  any fee  collected  for  entering  into an  assumption  agreement  as  additional  servicing compensation to the extent provided in the related  Servicing  Agreement.  In regard to  circumstances  in which the  Servicers  may be unable to  enforce  due-on-sale  clauses,  see  "Legal  Aspects  of  Mortgage
Loans—Enforceability  of Certain  Provisions" in the prospectus.  In connection with any such  assumption, the mortgage rate borne by the related mortgage note may not be changed.

         Each Servicer will establish and maintain,  in addition to the Protected  Account described under
"—The  Protected  Accounts" in this  prospectus  supplement,  one or more  accounts  which comply with the requirements  of the Servicing  Agreements.  The Servicers will deposit and retain therein all collections from the mortgagors for the payment of taxes,  assessments,  insurance  premiums,  or comparable  items as agent  of the  mortgagors  as  provided  in the  Servicing  Agreements.  Each of  these  accounts  and the investment of deposits  therein shall comply with the  requirements of the Servicing  Agreements and shall meet the  requirements of the Rating Agencies.  Withdrawals of amounts from the Protected  Accounts may be made to effect  timely  payment  of taxes,  assessments,  insurance  premiums,  or  comparable  items,  to reimburse the Servicer for any advances made with respect to such items,  for  application  to restoration or repair of the  mortgaged  property,  to refund to any  mortgagors  any sums as may be  determined to be overages,  to pay to the related  Servicer,  or to the mortgagor to the extent  required by law,  interest paid on the funds on deposit in such  accounts  to clear and  terminate,  such  accounts at or at any time after the termination of the Servicing  Agreements,  and to make such other withdrawals as provided in the
Servicing Agreements.

         The  Servicers  will  maintain  errors and  omissions  insurance  and  fidelity  bonds in certain specified amounts.

Modifications

         In instances in which a mortgage  loan is in default or if default is reasonably  foreseeable,  a
Servicer  may  permit   servicing   modifications  of  the  mortgage  loan  rather  than  proceeding  with foreclosure.  However,  the Servicer's ability to perform servicing  modifications will be subject to some limitations  as described in the related  Servicing  Agreement,  including  but not limited to, a Servicer may not (i) permit any  modification  that would change the related  Mortgage  Interest Rate, (ii) forgive the payment of principal or interest,  (iii) reduce or increase the outstanding  principal balance (except for actual payments of principal) or change the final maturity date of such Mortgage Loan.

Evidence as to Compliance

         The Agreement  will provide that on or before a specified  date in March of each year,  beginning with the first year after the year in which the Cut-off Date occurs,  the  Securities  Administrator,  the
Master  Servicer,  the Servicers and each party  participating  in the servicing  function will provide to the  Master  Servicer,  the  Depositor  and the  Securities  Administrator  a report on an  assessment  of compliance  with the minimum  servicing  criteria  established  in Item 1122(a) of  Regulation AB (the "AB
Servicing  Criteria").  The AB Servicing  Criteria  include  specific  criteria  relating to the following areas:  general servicing  considerations,  cash collection and administration,  investor  remittances and reporting,  and pool-asset  administration.  Such report will indicate that the AB Servicing Criteria were used  to  test  compliance  on a  platform  level  basis  and  will  set out  any  material  instances  of noncompliance.

         The Agreement  will also provide that the  Securities  Administrator,  the Master  Servicer,  the
Servicers  and each party  participating  in the servicing  function will deliver to the Master  Servicer, the Depositor and the  Securities  Administrator  along with its report on  assessment of  compliance,  an attestation  report from a firm of independent  public  accountants  on the assessment of compliance  with the AB Servicing Criteria.

         The  Agreement  will  also  provide  for  delivery  to the  Master  Servicer,  Depositor  and the
Securities  Administrator,  on or before a  specified  date in March of each year,  of a  separate  annual statement  of  compliance  from each  servicer to the effect  that,  to the best  knowledge of the signing officer,  such person has  fulfilled  in all  material  respects its  obligations  under the  Agreement or related  servicing  agreement  throughout the preceding  year or, if there has been a material  failure in the  fulfillment  of any such  obligation,  the  statement  will  specify  such failure and the nature and status  thereof.  This  statement  may be provided as a single form making the required  statements  as to more than one Agreement or related servicing agreement.

         Copies of the annual reports of assessment of  compliance,  attestation  reports,  and statements of compliance may be obtained by  certificateholders  without  charge,  if not available on the Securities
Administrator's  website,  upon  written  request  to the  Master  Servicer  at the  address of the Master
Servicer set forth above under "The Master Servicer and the  Servicers—The  Master  Servicer." These items will be filed  with the  Issuing  Entity's  annual  report on Form  10-K,  to the  extent  required  under
Regulation AB.

Realization Upon Defaulted Mortgage Loans

         Each  Servicer  will take such  action as it deems to be in the best  interest  of the trust with respect to defaulted  mortgage loans and foreclose upon or otherwise  comparably  convert the ownership of properties  securing defaulted mortgage loans as to which no satisfactory  collection  arrangements can be made.  To the  extent set forth in the  related  Servicing  Agreement,  each  Servicer  will  service  the property  acquired by the trust through  foreclosure or  deed-in-lieu  of  foreclosure in accordance  with procedures  that such Servicer  employs and exercises in servicing and  administering  mortgage  loans for its own  account  and which are in  accordance  with  accepted  mortgage  servicing  practices  of prudent lending institutions.

         Since  Insurance  Proceeds cannot exceed  deficiency  claims and certain  expenses  incurred by a
Servicer,  no  insurance  payments  will  result in a recovery  to  certificateholders  which  exceeds the principal balance of the defaulted mortgage loan together with accrued interest thereon at its Net Rate.

Transfer of Master Servicing

         The Master  Servicer may sell and assign its rights and delegate  its duties and  obligations  in its entirety as master  servicer  under the  Agreement;  provided,  however,  that:  (i) the  purchaser or transferee  accepting  such  assignment  and  delegation (a) shall be a person which shall be qualified to service  mortgage loans for Fannie Mae or Freddie Mac,  notwithstanding  that the Master Servicer need not be so qualified;  (b) shall have a net worth of not less than $10,000,000  (unless  otherwise  approved by each rating agency  pursuant to clause (ii) below);  (c) shall be reasonably  satisfactory  to the Trustee
(as  evidenced  in writing  signed by the  Trustee);  and (d) shall  execute and deliver to the Trustee an agreement,  in form and substance reasonably  satisfactory to the Trustee, which contains an assumption by such person of the due and punctual  performance  and  observance  of each  covenant  and  condition to be performed  or observed by it as master  servicer  under the  Agreement;  (ii) each Rating  Agency shall be given prior  written  notice of the  identity of the proposed  successor  to the Master  Servicer and each
Rating  Agency's rating of the  Certificates  in effect  immediately  prior to such  assignment,  sale and delegation  will not be  downgraded,  qualified  or  withdrawn  as a result of such  assignment,  sale and delegation,  as  evidenced by a letter to such effect  delivered  to the Master  Servicer and the Trustee;
(iii) the Master  Servicer  assigning  and selling the master  servicing  shall  deliver to the Trustee an officer's  certificate  and an  opinion  of  counsel  addressed  to the  Trustee,  each  stating  that all conditions  precedent to such action under the Agreement  have been completed and such action is permitted by and complies with the terms of the  Agreement  and (iv) in the event the Master  Servicer is terminated without cause by EMC, EMC shall pay the  terminated  Master  Servicer a termination  fee equal to 0.25% of the  aggregate  Stated  Principal  Balance of the Mortgage  Loans at the time the master  servicing of the
Mortgage Loans is transferred to the successor  master  servicer.  No such assignment or delegation  shall affect any liability of the Master Servicer arising prior to the effective date thereof.

Optional Purchase of Defaulted Loans

         With respect to any  Mortgage  Loan which as of the first day of a Fiscal  Quarter is  delinquent in payment by 90 days or more or is an REO  Property,  the Sponsor  shall have the right to purchase  such
Mortgage Loan from the Trust at a price equal to the Repurchase  Price;  provided,  however  (i) that such
Mortgage  Loan is still 90 days or more  delinquent  or is an REO Property as of the date of such purchase and (ii) this  purchase  option,  if not theretofore  exercised,  shall terminate on the date prior to the last day of the related Fiscal Quarter.  This purchase option,  if not exercised,  shall not be thereafter reinstated  unless the  delinquency  is cured and the Mortgage  Loan  thereafter  again becomes 90 days or more  delinquent or becomes an REO Property,  in which case the option shall again become  exercisable  as of the first day of the related Fiscal Quarter.

The Protected Accounts

         Each  Servicer  will  establish  and  maintain  one or more  accounts,  referred to herein as the
Protected  Accounts,  into  which it will  deposit  on a daily  basis all  collections  of  principal  and interest on any mortgage loans,  including but not limited to Principal  Prepayments,  Insurance Proceeds,
Liquidation  Proceeds  (less  amounts  reimbursable  to  the  Servicer  out  of  Liquidation  Proceeds  in
accordance  with the  applicable  Servicing  Agreement),  the  Repurchase  Price  for any  mortgage  loans repurchased,  and advances made from such  Servicer's  own funds (less the Servicing  Fee).  All Protected
Accounts and amounts at any time credited  thereto shall comply with the  requirements  of the  applicable
Servicing Agreement and shall meet the requirements of the Rating Agencies with respect thereto.

         On the date specified in the applicable Servicing  Agreement,  the related Servicer will withdraw or cause to be withdrawn  from the  applicable  Protected  Accounts and any other  permitted  accounts and will remit to the Securities  Administrator  for deposit in the  Distribution  Account the available funds of each Loan Group for such distribution date.

The Distribution Account

         The Securities  Administrator  shall  establish and maintain in the name of the Trustee,  for the benefit of the  certificateholders,  an account,  referred  to herein as the  Distribution  Account,  into which the Servicers will remit amounts  collected on the mortgage loans and any required  advances and the
Master Servicer will remit advances (to the extent  required to make advances) from the Master  Servicer's own funds (less the Master Servicer's  expenses,  as provided in the Agreement).  The Distribution Account and amounts at any time  credited  thereto shall comply with the  requirements  of the Agreement and shall meet  the  requirements  of  the  Rating  Agencies.  The  Securities  Administrator  will  deposit  in the
Distribution Account, as received, the following amounts:

                  (i)      Any amounts withdrawn from a Protected Account or other permitted account;

                  (ii)     Any Monthly Advance and Compensating Interest Payments;

                  (iii)    Any  Insurance  Proceeds  or Net  Liquidation  Proceeds  received by the Master
                           Servicer  which were not  deposited in a Protected  Account or other  permitted account;

                  (iv)     The  Repurchase  Price with respect to any mortgage loans  repurchased  and all proceeds of any  mortgage  loans or property  acquired in  connection  with the optional termination of the Trust;

                  (v)      Any  amounts  required  to be  deposited  with  respect to losses on  permitted investments; and

                  (vi)     Any other amounts  received by the Master Servicer and required to be deposited in the Distribution Account pursuant to the Agreement.

         The  amount at any time  credited  to the  Distribution  Account  shall be in  general  (i) fully insured  by the  FDIC to the  maximum  coverage  provided  thereby  or (ii)  invested  in the  name of the
Trustee,  in such  permitted  investments  selected by the Depositor or deposited in demand  deposits with such  depository  institutions  as  selected  by the  Depositor,  provided  that  time  deposits  of  such depository institutions would be a permitted investment (as specified in the Agreement).

         On each  distribution  date, the Securities  Administrator  shall pay the  certificateholders  in accordance  with the  provisions set forth under  "Description  of the  Certificates—Distributions  on the
Group I Certificates," and  "—Distributions on the Group II Certificates" in this prospectus supplement.

The Reserve Fund

          The Securities  Administrator  shall establish and maintain in the name of the Trustee,  for the benefit of the  holders of  the Group  I Offered,  Class  I-B-3 and Class B-IO  Certificates,  an account, referred to as the Reserve Fund, into which on each  distribution  date,  amounts  received under each Cap
Contract will be deposited in  accordance  with the  provisions as set forth under "The Cap  Contracts" in this  prospectus  supplement.  The amount at any time on deposit in the Reserve Fund held in trust for the benefit of the Group I Offered,  Class I-B-3 and Class B-IO  Certificates  shall, at the written direction of the Class B-IO  certificateholder,  be held either (i) uninvested in a trust or deposit  account of the
Securities  Administrator  with no liability for interest or other  compensation  thereon or (ii) invested in  permitted  investments  that  mature  no later  than the  Business  Day  prior to the next  succeeding
Distribution  Date. Any losses on such permitted  investments  shall not in any case be a liability of the
Securities  Administrator  but  an  amount  equal  to  such  losses  shall  be  given  by the  Class  B-IO certificateholders to the Securities  Administrator out of such  certificateholders' own funds immediately as realized, for deposit by the Securities Administrator into the Reserve Fund.

         On each  distribution  date,  amounts  held in the  Reserve  Fund for the  benefit of the related
Group I Certificates  will be allocated  first, to the Class I-A Certificates and then to the Class I-M-1,
Class I-M-2,  Class I-B-1,  Class I-B-2 and Class I-B-3  Certificates,  in that order, in each case to the extent of amounts  available for  distribution  in the Reserve Fund and in accordance  with the provisions set forth with respect thereto under "The Cap Contracts" in this prospectus supplement.

Voting Rights

         Voting  rights of the trust in  general  will be  allocated  among the  classes  of  Certificates
(other  than the  Residual  Certificates)  based upon their  respective  Certificate  Principal  Balances;
provided  that  voting  rights  equal to 1.00% of the  total  amount  will be  allocated  to the  Residual
Certificates.

Reports to Certificateholders

         On each  distribution  date,  the Securities  Administrator  will make available a report setting forth certain  information  with respect to the  composition  of the payment being made,  the  Certificate
Principal  Balance of an  individual  Certificate  following  such payment and certain  other  information relating to the Certificates  and the mortgage loans (and, at its option,  any additional files containing the same  information in an alternative  format),  to be provided to each holder of  Certificates  and the
Rating Agencies via the Securities  Administrator's  internet website located at www.ctslink.com.  Parties that are unable to use the above  distribution  option are  entitled  to have a paper copy  mailed to them via first class mail by calling the  Securities  Administrator's  customer  service desk at (301) 815-6600 and indicating such. The Securities  Administrator  will have the right to change the way such reports are distributed  in order to make such  distribution  more  convenient  and/or  more  accessible  to the above parties,  and the  Securities  Administrator  will provide timely and adequate  notification  to all above parties regarding any such changes.

Termination

         The obligations of the Trustee, the Master Servicer and the Securities  Administrator  created by the Agreement will  terminate upon (i) the later of the making of the final payment or other  liquidation, or any advance with respect  thereto,  of the last mortgage loan subject thereto or the disposition of all property  acquired upon  foreclosure  or acceptance of a deed in lieu of  foreclosure of any such mortgage loans, (ii) the payment to  certificateholders  of all amounts required to be paid to them pursuant to the
Agreement  or (iii) the  repurchase  by or at the  direction  of the Sponsor or its designee of all of the mortgage loans and all related REO Property in the trust, as further discussed below.

         On any  distribution  date on which the  aggregate  Stated  Principal  Balance of (i) the group I mortgage loans is less than 20% of the aggregate  Stated  Principal  Balance of the group I mortgage loans as of the  Cut-Off  Date or (ii) the  group II  mortgage  loans is less than 10% of the  aggregate  Stated
Principal  Balance of the group II mortgage  loans as of the Cut-Off Date, the Sponsor or its designee may repurchase  from the trust all group I  mortgage  loans or group II  mortgage  loans,  as the case may be, remaining  outstanding and any REO Property  related to group I mortgage loans or group II mortgage loans, as the  case may be,  remaining  in the  trust  at a  purchase  price  equal to the sum of (a) the  unpaid principal  balance of the related mortgage loans (other than mortgage loans related to REO Property),  net of the principal  portion of any  unreimbursed  Monthly  Advances  relating to the related  mortgage loans made by the purchaser,  plus accrued but unpaid interest  thereon at the applicable  mortgage rate to, but not  including,  the first day of the month of  repurchase,  (b) the  appraised  value of any  related REO
Property,  less the good faith estimate of the Master  Servicer of liquidation  expenses to be incurred in connection  with its  disposal  thereof  (but not more than the unpaid  principal  balance of the  related mortgage  loan,  together  with  accrued but unpaid  interest on that balance at the  applicable  mortgage rate, but not including the first day of the month of repurchase),  (c) unreimbursed  out-of-pocket  costs of the Master  Servicer,  including  unreimbursed  servicing  advances  and the  principal  portion of any unreimbursed  Monthly  Advances,  made  on the  related  mortgage  loans  prior  to the  exercise  of such repurchase and (d) any unreimbursed  costs and expenses of the Trustee,  each Custodian and the Securities
Administrator  payable in accordance  with the terms of the Agreement.  The Sponsor or such  designee,  if not the Master  Servicer or an affiliate,  shall be deemed to represent  that one of the following will be true  and  correct:  (i) the  exercise  of  such  option  shall  not  result  in a  non-exempt  prohibited transaction  under  ERISA or Section  4975 of the Code or (ii) the  Sponsor or such  designee is (A) not a party in interest  with respect to any Plan (as defined  below) and (B) is not a "benefit  plan  investor"
(other than a plan  sponsored or  maintained by the Sponsor or such  designee,  provided that no assets of such plan are  invested  or deemed to be invested  in the  Certificates).  If the holder of this option is unable to  exercise  such  option by  reason of the  preceding  sentence,  then the  Master  Servicer  may exercise such option.  Any such  repurchase  will result in the  retirement of, in the case of the group I mortgage loans,  all of the Group I Certificates  and in the case of the group II mortgage  loans,  all of the  Group II  Certificates.  The  trust  may  also be  terminated  and the  Certificates  retired  on any distribution date upon the Depositor's  determination,  based upon an opinion of counsel,  that the status of the trust fund as a REMIC has been lost or that a  substantial  risk  exists  that such  status will be lost for the then current  taxable  year.  In no event will the trust  created by the  Agreement  continue beyond the  expiration of 21 years from the death of the survivor of the persons  named in the  Agreement.
See "The Agreements—Termination; Retirement of Securities" in the prospectus.

                                     FEDERAL INCOME TAX CONSEQUENCES

General

         Upon the issuance of the Offered  Certificates,  Orrick,  Herrington & Sutcliffe LLP,  counsel to the  Depositor,  will  deliver its opinion  generally  to the effect that,  assuming  compliance  with all provisions of the Agreement,  for federal income tax purposes,  each REMIC election made by the Trust will qualify as a REMIC under the  Internal  Revenue Code of 1986  referred to herein as the Code.  The Offered
Certificates  will represent  ownership of regular  interests in a REMIC and are herein referred to as the
REMIC  Regular  Certificates.  The  Group I  Offered  Certificates  will also  represent  ownership  of an interest  in the related cap  contracts.  The Group I Offered  Certificates  will also  represent  certain rights to the payment of Basis Risk Shortfall  Carry-forward  Amounts. See  "Characterization of the Group
I Offered  Certificates".  The interests evidenced by the Residual  Certificates will be designated as the residual  interests in the REMICs.  All holders of REMIC Regular  Certificates are advised to see "Federal
Income Tax  Consequences"  in the  prospectus  for a  discussion  of the  anticipated  federal  income tax consequences of the purchase, ownership and disposition of the REMIC Regular Certificates.

         The portions of the REMIC Regular  Certificates that represent  ownership of regular interests in a REMIC  generally  will be taxable as debt  obligations  under the Code,  and interest paid or accrued on those  portions of the REMIC Regular  Certificates,  including any original issue discount with respect to
any  REMIC   Regular   Certificates   issued   with   original   issue   discount,   will  be  taxable  to
certificateholders  in accordance with the accrual method of accounting,  regardless of their usual method of  accounting.  It is  anticipated  that,  for federal  income tax  purposes,  some of the REMIC  Regular
Certificates    may   be   issued   with   original   issue    discount.    See   "Federal    Income   Tax
Consequences—REMICS—Taxation  of Owners of REMIC  Regular  Certificates—Original  Issue  Discount"  in the
prospectus.  The Internal Revenue Service referred to herein as the IRS, has issued OID regulations  under
Sections  1271 to 1275 of the Code  generally  addressing  the treatment of debt  instruments  issued with original  issue  discount  referred to herein as the OID  Regulations.  All  purchasers  of REMIC  Regular
Certificates  are urged to consult  their tax advisors  for advice  regarding  the effect,  in any, of the original issue  discount  provisions  and  regulations on the purchase of the REMIC Regular  Certificates.
The  prepayment  assumption  that  will be used in  determining  the rate of  accrual  of  original  issue discount  with  respect  to the  Group  I  Certificates  is 30% CPR  and  with  respect  to the  Group  II
Certificates  is  25%  CPR.  The  prepayment  assumption  represents  a rate  of  payment  of  unscheduled principal  on a pool  of  mortgage  loans,  expressed  as an  annualized  percentage  of  the  outstanding principal  balance  of  such  mortgage  loans  at  the  beginning  of  each  period.  See  "Yield  on  the
Certificates—Weighted  Average  Lives" herein for a description of the  prepayment  assumption  model used herein. However, no representation is made as to the rate at which prepayments actually will occur.

         In  certain  circumstances  the  OID  Regulations  permit  the  holder  of a debt  instrument  to recognize  original issue discount under a method that differs from that used by the issuer.  Accordingly, it is  possible  that the  holder  of a REMIC  Regular  Certificate  may be able to  select  a method  for recognizing  original  issue  discount  that differs  from that used by the  Securities  Administrator  in preparing reports to the certificateholders and the IRS.

         Certain  classes  of the REMIC  Regular  Certificates  may be  treated  for  federal  income  tax purposes as having been issued at a premium.  Whether any holder of such a class of  Certificates  will be treated as holding a certificate  with  amortizable  bond premium will depend on such  certificateholder's purchase  price  and  the  distributions  remaining  to be made on  such  Certificate  at the  time of its acquisition by such  certificateholder.  Holders of such classes of Certificates  should consult their tax advisors  regarding the  possibility of making an election to amortize such premium.  See "Federal  Income
Tax  Consequences—REMICS—Taxation  of Owners of REMIC Regular  Certificates—Original  Issue  Discount" and
"—Premium" in the prospectus.

         We make no  representation  on  whether  the  Offered  Certificates  (or  what,  if any,  portion thereof) will  constitute  "real estate  assets" or whether the interest (or any portion)  thereon will be considered  "interest on obligations secured by mortgages on real property",  in each case for real estate investment  trusts. In addition,  we make no representation on whether the Offered  Certificates (or what, if any,  portion  thereof) will  constitute a "regular  interest in a REMIC" under section  7701(a)(19)(C)
for purposes of domestic building and loan associations.

         For further  information  regarding  the federal  income tax  consequences  of  investing  in the
Offered Certificates, see "Federal Income Tax Consequences—REMICS" in the prospectus.

Characterization of the Group I Offered Certificates

         All  holders  of the  Group  I  Offered  Certificates  will  be  entitled  (subject  to  specific priorities and to the extent of related Basis Risk Shortfall  Carry-forward Amounts,  Unpaid Realized Loss
Amounts,  Current  Interest  and  Interest  Carry-forward  Amounts)  to receive as  payments of Basis Risk
Shortfall  Carry-forward  Amounts,  certain of the amounts deposited into the Reserve Fund from the excess cash  flow and the Cap  Contracts.  Accordingly,  holders  of the  Group I  Offered  Certificates  will be treated  for  federal  income  tax  purposes  as owning a  regular  interest  in a REMIC and a  beneficial ownership  interest in the right to receive  payments from the Reserve Fund,  which is not included in any
REMIC.   The   treatment   of  amounts   received   by  the   certificateholder   with   respect  to  such
certificateholder's  right to  receive  Basis  Risk  Shortfall  Carry-forward  Amounts  as a result of the application  of the Net Rate Cap or excess  amounts from the Cap Contracts will depend upon the portion of such certificateholder's  purchase price allocable thereto. Under the REMIC regulations,  each holder of a
Group I Offered  Certificate  must allocate its purchase price for its  Certificate  between its undivided interest in the related  REMIC  regular  interest and its interest in the right to receive  payments  from the Reserve Fund in respect of any Basis Risk Shortfall  Carry-forward  Amounts or excess amounts from the
Cap Contracts in accordance  with the relative fair market values of each property  right.  Holders of the
Group I Offered  Certificates  may also have to allocate basis to the Reserve Fund on account of the right to receive Unpaid Realized Loss Amounts,  Current Interest and Interest  Carry-forward  Amounts,  although the  Securities  Administrator  intends to treat such  payments as  advances  (in which event it is likely that no basis  should be  allocated  to such  rights).  Such  allocations  will be used for,  among  other things,  purposes of computing any original issue  discount,  market  discount or premium,  as well as for determining  gain or loss on  disposition.  No  representation  is or will be made as to the relative fair market  values  thereof.  Generally,  payments  made  to  Certificates  with  respect  to any  Basis  Risk
Shortfall  Carry-forward  Amounts or excess  amounts  from the Cap  Contracts  will be  included in income based on, and the purchase  price  allocated to the Reserve Fund may be amortized in accordance  with, the regulations  relating to notional principal contracts.  In the case of non-corporate  holders of the Group
I Offered  Certificates  the  amortization  of the  purchase  price may be  subject to  limitations  as an itemized  deduction,  and may not be useable at all, if the taxpayer is subject to the alternative minimum tax.  However,  regulations  have been proposed that modify the taxation of notional  principal  contracts that contain contingent  nonperiodic  payments. As the application of such regulations (i.e., whether they apply,  and if so,  how  they  apply)  are,  at  this  time,  unclear,  holders  of the  Group  I  Offered
Certificates  should  consult  with their own tax advisors  with respect to the proper  treatment of their interest in the Reserve Fund.

         In the event that the right to receive  payments under one of the Cap Contracts is  characterized as a "notional  principal  contract" for federal  income tax purposes,  upon the sale of a related Group I
Offered  Certificate,  the  amount  of the sale  allocated  to the  selling  certificateholder's  right to receive  payments under the Cap Contract  would be considered a  "termination  payment" under the notional principal contract regulations  allocable to the related certificate.  A selling  certificateholder  would have  gain or loss  from such a  termination  of the right to  receive  distributions  in  respect  of the payments  under the Cap  Contract  equal to (i) any  termination  payment it received or is deemed to have received minus (ii) the unamortized  portion of any amount paid, or deemed paid, by the  certificateholder upon entering into or acquiring its interest in the right to receive payments under the Cap Contract.

         Gain or loss  realized  upon  the  termination  of the  right  to  receive  payments  under a Cap
Contract  will  generally  be treated as capital gain or loss.  Moreover,  in the case of a bank or thrift institution,  Internal  Revenue Code  Section  582(c) would likely not apply to treat such gain or loss as ordinary.

Exchangeable Certificates

         For a discussion of special tax  considerations  applicable to the  Exchangeable  Securities  see
"Federal Income Tax Consequences—Taxation of Classes of Exchangeable Securities" in the Prospectus.

Penalty Protection

         If penalties were asserted against  purchasers of the Certificates  offered  hereunder in respect of their treatment of the  Certificates  for tax purposes,  the summary of tax  considerations  contained, and the  opinions  stated,  herein  and in the  prospectus  may not  meet  the  conditions  necessary  for purchasers' reliance on that summary and those opinions to exculpate them from the asserted penalties.

                                          METHOD OF DISTRIBUTION

         Subject  to the terms  and  conditions  set  forth in the  underwriting  agreement,  the  Offered
Certificates,  are being  purchased from the Depositor by the Underwriter  upon issuance.  The Underwriter is an  affiliate  of the  Depositor  and the  Sponsor.  The  Offered  Certificates  will be offered by the
Underwriter  (only as and if issued and  delivered to and accepted by the  Underwriter)  from time to time in negotiated  transactions or otherwise at varying prices to be determined at the time of sale.  Proceeds to the  Depositor  are expected to be  approximately  101.50% of the  aggregate  principal  balance of the
Offered  Certificates,  as of the Cut-off  Date,  plus  accrued  interest  thereon,  but before  deducting expenses  payable by the Depositor in connection with the Offered  Certificates  which are estimated to be approximately $1,252,719.

         The Depositor  will  indemnify the  Underwriter  against  certain  civil  liabilities,  including liabilities  under the Securities Act of 1933, as amended,  or will contribute to payments the Underwriter may be required to make in respect thereof.

         The Underwriter  may effect these  transactions  by selling the  underwritten  certificates to or through  dealers,  and those  dealers  may receive  compensation  in the form of  underwriting  discounts, concessions or commissions  from the  underwriter  for whom they act as agent. In connection with the sale of the underwritten  certificates,  the Underwriter may be deemed to have received  compensation  from the
Depositor in the form of  underwriting  compensation.  The  Underwriter  and any dealers that  participate with the  underwriters in the  distribution of the related  underwritten  certificates may be deemed to be underwriters  and any  profit on the resale of the  underwritten  certificates  positioned  by them may be deemed to be underwriting discounts and commissions under the Securities Act.

                                             SECONDARY MARKET

         There is currently no  secondary  market for the  Certificates  and no  assurances  are made that such a market will develop.  The  Underwriter  intends to establish a market in the Offered  Certificates, but is not obligated to do so. Any such market, even if established, may or may not continue.

         The primary source of  information  available to investors  concerning  the Offered  Certificates will be the monthly statements  discussed in the prospectus under  "Description of the  Securities—Reports to  Securityholders" in this prospectus  supplement,  which will include information as to the Certificate
Principal  Balance  of  the  Offered  Certificates  and  the  status  of the  applicable  form  of  credit
enhancement.   There  can  be  no  assurance  that  any  additional   information  regarding  the  Offered
Certificates will be available  through any other source.  In addition,  the Depositor is not aware of any source through which price  information about the Offered  Certificates will be generally  available on an ongoing basis. The limited nature of information  regarding the Offered  Certificates may adversely affect the  liquidity  of the  Offered  Certificates,  even if a secondary  market for the  Offered  Certificates becomes available.

                                              LEGAL OPINIONS

         Legal  matters  relating to the Offered  Certificates  will be passed upon for the  Depositor and the Underwriter by Orrick, Herrington & Sutcliffe LLP, New York, New York.

                                            LEGAL PROCEEDINGS

         There are no  material  legal  proceedings  pending  against  the  Depositor,  the  Trustee,  the
Securities  Administrator,  the Issuing Entity, any 20% concentration originator or any Custodian, or with respect to which the property of any of the foregoing  transaction  parties is subject,  that are material to the  certificateholders.  No legal  proceedings  against any of the  foregoing  transaction  parties is known to be contemplated  by governmental  authorities,  that are material to the  certificateholders.  We refer you to "The Sponsor" and  "Servicing of the Mortgage  Loans—The  Servicer" for a description  of the legal proceedings against the Sponsor and the Servicer.

                           AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS

         The Sponsor,  the Issuing  Entity,  the  underwriter,  Master  Funding LLC and the  Depositor are affiliated  parties.  The Master Servicer,  the Securities  Administrator  and Wells Fargo Bank,  National
Association,  as a Custodian,  are the same entity.  There are no  affiliations  between the Sponsor,  the
Depositor,  the  underwriter,  Master  Funding  LLC or the  Issuing  Entity  and any of the  Trustee,  the
Securities  Administrator,  the Master Servicer,  any 10%  concentration  originator (other than EMC), any
10%  concentration  servicer  (other  than  EMC),  the Cap  Counterparty  or any  Custodian.  There are no
affiliations  among  the  Master  Servicer,  the  Trustee,  any 10%  concentration  originator  or any 10%
concentration  servicer.  There  are  currently  no  business  relationships,   agreements,  arrangements,
transactions or understandings  between (a) the Sponsor,  the Depositor,  the underwriter,  Master Funding
LLC or the Issuing  Entity and (b) any of the parties  referred to in the  preceding  sentence,  or any of their  respective  affiliates,  that were  entered  into  outside  the normal  course of  business or that contain terms other than would be obtained in an arm's length  transaction  with an unrelated  third party and that are material to the investor's  understanding of the  Certificates,  or that, except as otherwise disclosed  herein,  relate  to the  Certificates  or the  pooled  assets.  Except as  otherwise  disclosed herein, no such business relationship,  agreement,  arrangement,  transaction or understanding has existed during the past two years.

                                                 RATINGS

         It is a  condition  to the  issuance  of each class of Offered  Certificates  that it receives at least the ratings set forth below from S&P, Moody's and Fitch.

Offered Certificates     S&P       Moody's      Fitch
Class I-A-1              AAA         Aaa         N/A
Class I-A-2              AAA         Aaa         N/A
Class II-1A-1            AAA         Aaa         AAA
Class II-1A-2            AAA         Aa1         AAA
Class II-1X-1            AAA         Aaa         AAA
Class II-2A-1A           AAA         Aaa         AAA
Class II-2A-1B           AAA         Aaa         AAA
Class II-2A-2            AAA         Aa1         AAA
Class II-2X-1            AAA         Aaa         AAA
Class II-2X-2            AAA         Aaa         AAA
Class II-2X-3            AAA         Aaa         AAA
Class II-2X-4            AAA         Aaa         AAA
Class II-2X-5            AAA         Aaa         AAA
Class II-3A-1            AAA         Aaa         AAA
Class II-3A-2            AAA         Aa1         AAA
Class II-3X-1            AAA         Aaa         AAA
Class I-M-1               AA         Aa2         N/A
Class I-M-2               A          A2          N/A
Class I-B-1              BBB        Baa2         N/A
Class I-B-2              BBB-       Baa3         N/A
Class II-B-1             N/A         N/A         AA
Class II-BX-1            N/A         N/A         AA
Class II-B-2             N/A         N/A          A
Class II-B-3             N/A         N/A         BBB

         The ratings  assigned by S&P,  Moody's and Fitch to mortgage  pass-through  certificates  address
the   likelihood   of  the  receipt  of  all   distributions   on  the  mortgage   loans  by  the  related
certificateholders  under the agreements pursuant to which such certificates were issued.  S&P's,  Moody's and Fitch's ratings take into  consideration  the credit quality of the related mortgage pool,  structural and legal aspects  associated  with such  certificates,  and the extent to which the payment stream in the mortgage pool is adequate to make payments required under such  certificates.  S&P's,  Moody's and Fitch's ratings on such certificates do not, however,  constitute a statement  regarding  frequency of prepayments on the mortgages.

         The  ratings  of the  Rating  Agencies  do not  address  the  possibility  that,  as a result  of principal prepayments or recoveries certificateholders might suffer a lower than anticipated yield.

         The ratings assigned to the Offered  Certificates should be evaluated  independently from similar ratings on other types of securities.  A rating is not a  recommendation  to buy, sell or hold  securities and may be subject to revision or withdrawal at any time by the Rating Agencies.

         The Depositor has not requested a rating of the Offered  Certificates  by any rating agency other than the Rating  Agencies.  However,  there can be no assurance as to whether any other rating agency will rate  the  Offered  Certificates  or,  in such  event,  what  rating  would  be  assigned  to the  Offered
Certificates  by such other  rating  agency.  The  ratings  assigned  by such other  rating  agency to the
Offered Certificates may be lower than the ratings assigned by the Rating Agencies.

         The fees paid by the  Depositor  to the  Rating  Agencies  at closing  include a fee for  ongoing surveillance  by the  Rating  Agencies  for so long as any  Certificates  are  outstanding.  However,  the
Rating  Agencies are under no  obligation  to the  Depositor to continue to monitor or provide a rating on the Certificates.

                                             LEGAL INVESTMENT

         The Offered  Certificates  (other than the Class I-M-2,  Class I-B-1,  Class I-B-2,  Class II-B-2
and Class  II-B-3  Certificates)  will  constitute  "mortgage  related  securities"  for  purposes  of the
Secondary  Mortgage  Market  Enhancement Act of 1984 referred to herein as SMMEA so long as they are rated in one of the two highest rating categories by a nationally  recognized  statistical  rating  organization and, as such, will be legal  investments for certain entities to the extent provided in SMMEA,  subject to state laws  overriding  SMMEA.  Certain states have enacted  legislation  overriding the legal  investment provisions of SMMEA. It is not anticipated that the Class I-M-2,  Class I-B-1,  Class I-B-2,  Class II-B-2
and Class II-B-3  Certificates  will be rated in one of the two highest  rating  categories  and therefore will not constitute  "mortgage  related  securities" for purposes of SMMEA. The Class I-M-2,  Class I-B-1,
Class  I-B-2,  Class  II-B-2  and Class  II-B-3  Certificates  are  referred  to  herein as the  Non-SMMEA
Certificates.  The  appropriate  characterization  of  the  Non-SMMEA  Certificates  under  various  legal investment  restrictions,  and thus the ability of  investors  subject to these  restrictions  to purchase
Non-SMMEA Certificates, may be subject to significant interpretative uncertainties.

         The Office of Thrift  Supervision  referred to herein as the OTS has issued Thrift Bulletins 73a, entitled  "Investing  in  Complex  Securities"  referred  to herein as TB 73a,  which is  effective  as of
December  18,  2001  and  applies  to  savings  associations  regulated  by the  OTS,  and  13a,  entitled
"Management of Interest Rate Risk, Investment Securities,  and Derivatives  Activities" referred to herein as TB 13a,  which is effective  as of December 1, 1998,  and applies to thrift  institutions  regulated by the OTS.

         One of the primary  purposes of TB 73a is to require  savings  associations,  prior to taking any investment  position,  to determine that the investment  position meets  applicable  regulatory and policy requirements  (including those set forth TB 13a (see below)) and internal guidelines,  is suitable for the institution,  and is  safe  and  sound.  The  OTS  recommends,  with  respect  to  purchases  of  specific securities,  additional analysis,  including,  among others, analysis of repayment terms, legal structure, expected  performance of the Issuing  Entity and any underlying  assets as well as analysis of the effects of payment  priority,  with respect to a security  which is divided into  separate  tranches  with unequal payments, and collateral investment  parameters,  with respect to a security that is prefunded or involves a  revolving  period.  TB 73a  reiterates  the OTS's  due  diligence  requirements  for  investing  in all securities and warns that if a savings  association  makes an investment that does not meet the applicable regulatory  requirements,  the savings  association's  investment  practices will be subject to criticism, and the OTS may require  divestiture  of such  securities.  The OTS also  recommends,  with  respect to an investment in any "complex  securities,"  that savings  associations  should take into account quality and suitability,  interest rate risk, and  classification  factors.  For the purposes of each of TB 73a and TB
13a,  "complex  security"  includes  among other things any  collateralized  mortgage  obligation  or real estate  mortgage  investment  conduit  security,  other than any  "plain  vanilla"  mortgage  pass-through security (that is,  securities  that are part of a single class of securities in the related pool that are
non-callable  and  do  not  have  any  special  features).   Accordingly,   all  classes  of  the  Offered
Certificates  would  likely be viewed as "complex  securities."  With  respect to quality and  suitability factors,  TB 73a warns (i) that a savings  association's  sole  reliance on outside  ratings for  material purchases  of  complex  securities  is an unsafe and  unsound  practice,  (ii) that a savings  association should only use ratings and analyses from nationally  recognized  rating agencies in conjunction with, and in  validation  of,  its own  underwriting  processes,  and (iii)  that it  should  not use  ratings  as a substitute  for its own thorough  underwriting  analyses.  With respect the interest rate risk factor,  TB
73a recommends that savings associations should follow the guidance set forth in TB 13a.

         One of the primary  purposes  of TB 13a is to require  thrift  institutions,  prior to taking any investment  position,  to (i) conduct a pre-purchase  portfolio  sensitivity analysis for any "significant transaction"  involving  securities  or  financial  derivatives,  and (ii)  conduct a  pre-purchase  price sensitivity  analysis of any "complex security" or financial  derivative.  The OTS recommends that while a thrift institution should conduct its own in-house  pre-acquisition  analysis,  it may rely on an analysis conducted  by an  independent  third-party  as long as  management  understands  the  analysis and its key assumptions.  Further,  TB 13a recommends that the use of "complex securities with high price sensitivity"
be limited to  transactions  and  strategies  that lower a thrift  institution's  portfolio  interest rate risk.  TB 13a  warns  that  investment  in  complex  securities  by thrift  institutions  that do not have adequate  risk  measurement,  monitoring  and control  systems may be viewed by OTS examiners as an unsafe and unsound practice.

         All investors whose  investment  activities are subject to legal  investment laws and regulations or to review by certain  regulatory  authorities  may be  subject to  restrictions  on  investment  in the
Certificates.  Any such  institution  is  encouraged  to consult  its own legal  advisors  in  determining whether and to what extent there may be  restrictions  on its ability to invest in the  Certificates.  See
"Legal Investment Matters" in the prospectus.

                                           ERISA CONSIDERATIONS

         Fiduciaries  of employee  benefit  plans  subject to Title I of the  Employee  Retirement  Income
Security Act of 1974,  as amended  (referred  to herein as ERISA),  should  consider  the ERISA  fiduciary investment  standards before authorizing an investment by any such plan in the Certificates.  In addition, fiduciaries  of employee  benefit  plans  subject to Title I of ERISA,  as well as certain  plans or other retirement  arrangements  that are not subject to Title I of ERISA but are subject to Section  4975 of the
Code  (such as  individual  retirement  accounts  and  Keogh  plans  covering  only a sole  proprietor  or partners),  or any entity  whose  underlying  assets  include  plan  assets by reason of a plan or account investing  in such entity,  including  an insurance  company  general  account  (collectively  referred to herein as  Plan(s)),  are  encouraged  to  consult  with  their  legal  counsel  to  determine  whether an investment  in the  Certificates  will cause the assets of the Trust  (referred to herein as Trust Assets)
to be considered  plan assets  pursuant to the plan asset  regulations set forth at 29 C.F.R. § 2510.3-101
(referred  to  herein  as the Plan  Asset  Regulations),  thereby  subjecting  the Plan to the  prohibited transaction  rules with respect to the Trust Assets and the Trustee,  the Master Servicer or the Servicers
to the fiduciary  investments  standards of ERISA,  or cause the excise tax  provisions of Section 4975 of the Code to apply to the Trust  Assets,  unless an exemption  granted by the United  States  Department of
Labor  (referred  to  herein as the DOL)  applies  to the  purchase,  sale,  transfer  or  holding  of the
Certificates.

         The  DOL has  issued  Prohibited  Transaction  Exemption  90-30  (as  most  recently  amended  by
Prohibited  Transaction  Exemption  2002-41)  (referred to herein as the  Underwriter's  Exemption) to the
Underwriter which may apply to the Offered  Certificates.  However,  the Underwriter's  Exemption contains a number of conditions which must be met for the exemption to apply,  including the requirements  that (i)
the investing  Plan must be an  "accredited  investor" as defined in Rule 501(a)(1) of Regulation D of the
Securities and Exchange  Commission  under the Securities Act and (ii) the Offered  Certificates  be rated at least "BBB-" (or its  equivalent)  by Fitch Inc., or Fitch,  S&P or Moody's,  at the time of the Plan's purchase,  provided  that no Mortgage  Loan has an LTV in excess of 100% on the Closing  Date.  See "ERISA
Considerations" in the prospectus.  The DOL amended the Underwriter's  Exemption in Prohibited Transaction
Exemption  2002-41 (67 Fed. Reg.  54487,  September  22, 2002) to allow the trustee to be affiliated  with the underwriter in spite of the restriction in PTE 2000-58 to the contrary.

         The Underwriter's  Exemption is expected to apply to the Offered Subordinate  Certificates if the conditions  described  above are satisfied.  Therefore,  each  beneficial  owner of a Offered  Subordinate
Certificate or any interest therein shall be deemed to have  represented,  by virtue of its acquisition or holding of that  Certificate  or interest  therein,  that either (i) that  Certificate  was rated at least
"BBB-" at the time of purchase,  (ii) such beneficial  owner is not a benefit plan investor,  or (iii) (1)
it is an insurance  company,  (2) the source of funds used to acquire or hold the  certificate or interest therein is an "insurance  company general account," as such term is defined in DOL Prohibited  Transaction
Class  Exemption  ("PTCE")  95-60,  and (3) the  conditions  in Sections I and III of PTCE 95-60 have been satisfied.

         If any  Subordinate  Certificate or any interest  therein is acquired or held in violation of the conditions  described in the preceding  paragraph,  the next preceding permitted  beneficial owner will be treated as the beneficial  owner of that Subordinate  Certificate,  retroactive to the date of transfer to the purported  beneficial  owner.  Any purported  beneficial  owner whose  acquisition  or holding of that
Certificate  or interest  therein was effected in violation of the  conditions  described in the preceding paragraph  shall  indemnify and hold harmless the Depositor,  the Trustee,  the Securities  Administrator,
the  Master  Servicer,  a  Servicer,  any  subservicer,  and  the  trust  from  and  against  any  and all liabilities,  claims,  costs or expenses  incurred  by those  parties as a result of that  acquisition  or holding.

         Before  purchasing an Offered  Certificate,  a fiduciary of a Plan should itself confirm that the
Certificate  constitutes  "securities" for purposes of the  Underwriter's  Exemption and that the specific and  general  conditions  of the  Underwriter's  Exemption  and the  other  requirements  set forth in the
Underwriter's  Exemption would be satisfied.  The Residual Certificates do not satisfy the requirements of the  Underwriter's  Exemption  and may not be  purchased  by or on behalf of, or with plan  assets of, any
Plan.  Any Plan  fiduciary  that  proposes  to cause a Plan to purchase a  Certificate  is  encouraged  to consult with its counsel with respect to the potential  applicability  to such investment of the fiduciary responsibility  and  prohibited  transaction  provisions  of  ERISA  and  Section  4975 of the Code to the proposed  investment.  For further  information  regarding  the ERISA  considerations  of investing in the
Certificates, see "ERISA Considerations" in the prospectus.

         A  governmental  plan, as defined in Section  3(32) of ERISA,  is not subject to Title I of ERISA or Section 4975 of the Code.  However,  such governmental plan may be subject to Federal,  state and local law,  which is, to a material  extent,  similar to the  fiduciary  provisions  of ERISA or Section 4975. A fiduciary  of a  governmental  plan  should  make  its  own  determination  as to the  propriety  of  such investment under applicable fiduciary or other investment standards.

         The sale of any  Certificates  to a Plan is in no  respect a  representation  by the  Underwriter that such an  investment  meets all  relevant  legal  requirements  with respect to  investments  by Plans generally or any  particular  Plan or that such an investment is  appropriate  for Plans  generally or any particular Plan.

                                          AVAILABLE INFORMATION

         The  Depositor  is  subject  to  the  informational  requirements  of  the  Exchange  Act  and in accordance  therewith  files  reports  and  other  information  with the  Commission.  Reports  and  other information  filed by the Depositor can be inspected and copied at the Public  Reference  Room  maintained by the Commission at 100 F Street NE,  Washington,  DC 20549, and its Regional Offices located as follows:
Chicago  Regional  Office,  500 West  Madison,  14th Floor,  Chicago,  Illinois  60661;  New York Regional
Office,  233  Broadway,  New York,  New York 10279.  Copies of the material can also be obtained  from the
Public Reference  Section of the Commission,  100 F Street NE,  Washington,  DC 20549, at prescribed rates and electronically  through the Commission's  Electronic Data Gathering,  Analysis and Retrieval system at the Commission's  Website  (http://www.sec.gov).  Information  about the operation of the Public Reference
Room may be obtained by calling the Securities  and Exchange  Commission at (800)  SEC-0330.  Exchange Act
reports as to any series filed with the  Commission  will be filed under the Issuing  Entity's  name.  The
Depositor does not intend to send any financial reports to certificate holders.

         The Issuing  Entity's annual reports on Form 10-K (including  reports of assessment of compliance with  the AB  Servicing  Criteria,  attestation  reports,  and  statements  of  compliance,  discussed  in
"Description  of the  Certificates,"  "Reports  to  Certificateholders"  and  "Servicing  of the  Mortgage
Loans—Evidence  as to  Compliance",  required  to be filed under  Regulation  AB),  periodic  distribution reports on Form 10-D,  certain current reports on Form 8-K and amendments to those reports,  together with such other  reports  to  certificate  holders  or  information  about the  certificate  as shall have been prepared and filed with the  Commission by the Securities  Administrator  will be posted on the Securities
Administrator's  internet  web site as soon as  reasonably  practicable  after it has been  electronically filed with, or furnished to, the Commission.  The address of the website is: www.ctslink.com.

                                      REPORTS TO CERTIFICATEHOLDERS

         So long as the Issuing  Entity is required to file reports under the Exchange Act,  those reports will be made available as described above under "Available Information".
         If the Issuing  Entity is no longer  required to file reports  under the Exchange  Act,  periodic distribution  reports will be posted on the  Securities  Administrator's  website  referenced  above under
"Available  Information"  as soon as  practicable.  Annual reports of assessment of compliance with the AB
Servicing  Criteria,  attestation  reports,  and  statements of compliance  will be provided to registered holders of the  related  securities  upon  request  free of charge,  if not  available  on the  Securities
Administrator's   website.   See  "Servicing  of  the  Mortgage   Loans—Evidence  as  to  Compliance"  and
"Description of the Certificates—Reports to Certificateholders."

                                INCORPORATION OF INFORMATION BY REFERENCE

         There are  incorporated  into this  prospectus  supplement by reference all documents,  including but not limited to the financial  statements  and reports filed or caused to be filed or  incorporated  by reference by the depositor  with respect to a trust fund pursuant to the  requirements  of Sections  13(a)
or 15(d) of the Exchange Act,  prior to the  termination  of the offering of the Offered  Certificates  of the related  series.  All  documents  subsequently  filed by the Depositor  pursuant to Sections  13(a) or
15(d) of the  Exchange  Act in respect of any  offering  prior to the  termination  of the offering of the
Certificates shall also be deemed incorporated by reference into this prospectus supplement.

         The  Depositor  will provide or cause to be provided  without  charge to each person to whom this prospectus  supplement  is  delivered  in  connection  with the offering of one or more classes of Offered
Certificates,  upon written or oral request of the person,  a copy of any or all the reports  incorporated in this  prospectus  supplement,  in each case to the  extent  the  reports  relate to one or more of such classes of the Offered  Certificates,  other than the exhibits to the  documents,  unless the exhibits are specifically  incorporated  by  reference  in the  documents.  Requests  should be  directed in writing to
Structured Asset Mortgage  Investments II Inc., 383 Madison Avenue,  New York, New York 10179,  Attention:
Secretary,  or by telephone at (212) 272-2000.  The Depositor has determined that its financial statements will not be material to the offering of any Offered Certificates.

                                                 GLOSSARY

         Below are  abbreviated  definitions  of  significant  capitalized  terms used in this  prospectus supplement.  Capitalized  terms used in this  prospectus  supplement  but not  defined in this  prospectus supplement  shall have the meanings  assigned to them in the  accompanying  prospectus.  The Agreement and
Mortgage Loan Purchase  Agreement  may each contain more  complete  definitions  of the terms used in this prospectus  supplement and reference should be made to those agreements for a more complete  understanding of these terms.

Accrued  Certificate  Interest  —  With  respect  to  the  Group  II  Certificates  of  any  class  on any distribution  date, is equal to the amount of interest  accrued during the Interest  Accrual Period at the applicable  Pass-Through Rate on the Certificate  Principal Balance or Notional Amount, as applicable,  of such Certificate  immediately prior to such  distribution  date, less (1) in the case of a Group II Senior
Certificate,  such  Certificate's  share of (a)  Prepayment  Interest  Shortfalls  on the related Group II
Mortgage  Loans,  to the extent not covered by  Compensating  Interest  Payments paid by a Servicer or the
Master  Servicer,  (b) interest  shortfalls  on the related  Group II Mortgage  Loans  resulting  from the application  of the  Relief  Act or  similar  state law and (c) after the Group II  Cross-Over  Date,  the interest  portion of any Realized Losses on the related Group II Mortgage Loans,  and (2) in the case of a
Group II Subordinate  Certificate,  such Certificate's  share of (a) Prepayment Interest Shortfalls on the related Group II Mortgage  Loans, to the extent not covered by  Compensating  Interest  Payments paid by a
Servicer  or the  Master  Servicer,  (b)  interest  shortfalls  on the  related  Group II  Mortgage  Loans resulting  from the  application  of the Relief Act or similar  state law and (c) the interest  portion of any  Realized  Losses  on the  related  Group II  Mortgage  Loans.  The  Group  II  Senior  Percentage  of
Prepayment Interest  Shortfalls and interest  shortfalls  resulting from the application of the Relief Act will be allocated among the Group II Senior  Certificates in the related  Certificate  Group in proportion to the amount of Accrued  Certificate  Interest that would have been  allocated  thereto in the absence of such  shortfalls.  The Group II  Subordinate  Percentage of Prepayment  Interest  Shortfalls  and interest shortfalls  resulting  from the  application  of the  Relief  Act will be  allocated  among  the  Group II
Subordinate  Certificates  in  proportion  to the amount of Accrued  Certificate  Interest that would have been allocated thereto in the absence of such shortfalls.  Accrued  Certificate  Interest is calculated on the basis of a 360-day year consisting of twelve 30-day months.  No Accrued  Certificate  Interest will be payable  with  respect  to any class of Group II  Certificates  after the  distribution  date on which the outstanding Certificate Principal Balance of such Certificate has been reduced to zero.

Agreement — The Pooling and Servicing  Agreement,  dated as of October 1, 2006,  among the Depositor,  the
Sponsor,  Wells Fargo Bank, National  Association,  as master servicer and securities  administrator,  and the Trustee.

Allocable  Share — With respect to any class of Group II  Subordinate  Certificates  (other than the Class
II-BX-1  Certificates)  on any  distribution  date will generally equal such class's pro rata share (based on the Certificate  Principal Balance of each class entitled thereto) of the Group II Subordinate  Optimal
Principal Amount;  provided,  however, that no class of Group II Subordinate  Certificates (other than the class of Group II Subordinate  Certificates  with the lowest numerical  designation)  shall be entitled on any distribution date to receive  distributions  pursuant to clauses (2), (3) and (5) of the definition of
Group II Subordinate  Optimal  Principal Amount unless the Class Prepayment  Distribution  Trigger for the related  class  is  satisfied  for  such  distribution  date.  Notwithstanding  the  foregoing,  if on any distribution  date the  Certificate  Principal  Balance of any class of Group II Subordinate  Certificates for which the Class Prepayment  Distribution  Trigger was satisfied on such  distribution  date is reduced to zero,  any amounts  distributable  to such class pursuant to clauses (2), (3) and (5) of the definition of Group II  Subordinate  Optimal  Principal  Amount to the  extent of such  class's  remaining  Allocable
Share,  shall be distributed to the remaining  classes of Group II Subordinate  Certificates  in reduction of their  respective  Certificate  Principal  Balances,  sequentially,  in the  order  of their  numerical
Class designations.

Applied  Realized Loss Amount — With respect to any class of Group I Offered  Certificates and Class I-B-3
Certificates and as to any  distribution  date, the sum of the Realized Losses with respect to the group I mortgage loans,  which have been applied in reduction of the Certificate  Principal Balance of such class, in an amount equal to the amount,  if any, by which, (i) the aggregate  Certificate  Principal  Balance of all of the Group I Certificates  (after all distributions of principal on such distribution  date) exceeds
(ii) the aggregate Stated Principal Balance of the group I mortgage loans for such distribution date.

Available  Funds  —With  respect  to the  group II  mortgage  loans,  for any  distribution  date and each
Sub-Loan  Group  included  in Loan  Group II, an  amount  which  generally  includes,  (1) all  previously undistributed  payments on account of principal  (including  the  principal  portion of Monthly  Payments,
Principal  Prepayments  and  the  principal  amount  of  Net  Liquidation  Proceeds)  and  all  previously undistributed  payments on account of  interest  received  after the  Cut-Off  Date and on or prior to the related  Determination  Date,  in each case,  from the group II  mortgage  loans in the  related  Sub-Loan
Group,  (2) any Monthly  Advances and  Compensating  Interest  Payments  made by the Master  Servicer or a
Servicer  for such  distribution  date in respect of the group II mortgage  loans in the related  Sub-Loan
Group,  (3) any amounts  reimbursed by the Master Servicer in connection  with losses on certain  eligible investments  for the group II mortgage  loans and (4) any amount  allocated  from the  Available  Funds of
another    Sub-Loan   Group   in   accordance    with   paragraph   (C)   under    "Description   of   the
Certificates—Distributions  on the  Group  II  Certificates",  net of (x) fees  payable  to,  and  amounts reimbursable to, the Master Servicer,  the Servicers,  the Securities  Administrator,  the Trustee and any
Custodian  allocable  to Group II or any Group II  Sub-Loan  Group as provided  in the  Agreement  and (y)
investment earnings on amounts on deposit in the Distribution Account.

Bankruptcy Loss — Any loss resulting from a bankruptcy  court,  in connection  with a personal  bankruptcy of a  mortgagor,  (1)  establishing  the  value  of a  mortgaged  property  at an  amount  less  than  the
Outstanding  Principal  Balance of the mortgage  loan secured by such  mortgaged  property or (2) reducing the amount of the Monthly Payment on the related mortgage loan.

Basis Risk  Shortfall — If on the  distribution  date the  Pass-Through  Rate for the Class I-A, Class I-M and Class I-B Certificates is based upon the Net Rate Cap, the excess, if any, of:

         1.       The amount of Current  Interest  that such class would have been  entitled to receive on such  distribution  date had the applicable  pass-though  rate been  calculated at a per annum rate equal to the lesser of (i) One-Month  LIBOR plus the related  Margin and (ii)
                  11.50%, over

         2.       The amount of Current  Interest on such class  calculated using a pass-though rate equal to the Net Rate Cap for such distribution date.

Basis Risk Shortfall  Carry-forward  Amount — As of any distribution date for the Class I-A, Class I-M and
Class I-B  Certificates,  the sum of the Basis Risk  Shortfall  for such  distribution  date and the Basis
Risk Shortfall for all previous  distribution  dates not previously  paid,  together with interest thereon at a rate equal to the lesser of (i)  One-Month  LIBOR plus the related  Margin and (ii) 11.50% per annum, for such distribution date.

Book-entry  Certificates  — The Senior  Certificates  and the  Offered  Subordinate  Certificates  issued, maintained and transferred at the DTC.

Business  Day —  Generally  any day other than a  Saturday,  a Sunday or a day on which the New York Stock
Exchange  or  Federal  Reserve  is  closed  or on which  banking  institutions  in New York City or in any jurisdiction  in which the  Trustee,  the  Securities  Administrator,  the Master  Servicer,  the  related
Custodian or any Servicer is located are obligated by law or executive order to be closed.

Cap  Contracts — The interest rate cap contracts  that the Trustee,  on behalf of the Trust,  entered into with  respect to the Class I-A,  Class  I-M-1,  Class  I-M-2,  Class  I-B-1,  Class  I-B-2 and Class I-B-3
Certificates  with the Cap  Counterparty  for the  benefit of the holders of the Class I-A,  Class  I-M-1,
Class I-M-2, Class I-B-1, Class I-B-2 and Class I-B-3 Certificates.

Cap Counterparty — Wachovia Bank, National Association

Certificate  Group — With  respect  to Loan  Group I, the Class  I-A-1  Certificates  and the Class  I-A-2
Certificates,  with respect to Sub-Loan  Group II-1,  the Class  II-1A-1,  Class II-1A-2 and Class II-1X-1
Certificates,  with respect to Sub-Loan Group II-2, the Class  II-2A-1A,  Class  II-2A-1B,  Class II-2A-2,
Class  II-2X-1,  Class  II-2X-2,  Class  II-2X-3,  Class II-2X-4 and Class II-2X-5  Certificates  and with respect to Sub-Loan Group II-3, the Class II-3A-1, Class II-3A-2 and Class II-3X-1 Certificates.

Certificate Owner — Any person who is the beneficial owner of a Book-entry Certificate.

Certificate  Principal  Balance — With  respect to any  Offered  Certificate  and the Class  I-B-3,  Class
II-B-4, Class II-B-5 and Class II-B-6 Certificates,  other than any Interest Only Certificates,  as of any distribution  date will equal such  Certificate's  initial  principal  amount on the Closing Date plus, in the case of a Subordinate  Certificate,  any  Subsequent  Recoveries  added to the  Certificate  Principal
Balance of such Certificate,  as described under "Description of the  Certificates—Allocation  of Realized
Losses;  Subordination"  in this  prospectus  supplement,  and as reduced by (1) all amounts  allocable to principal  previously  distributed with respect to such Certificate,  (2) solely in the case of a Group II
Certificate,  the principal  portion of all Realized  Losses (other than Realized  Losses  resulting  from
Debt Service  Reductions)  previously  allocated to such  Certificate  (taking into account the applicable
Loss Allocation  Limitation),  (3) solely in the case of a Group I Certificate,  any Applied Realized Loss
Amounts  allocated to such class on previous  distribution  dates and (4) solely in the case of a Group II
Subordinate  Certificate,  such  Certificate's  pro  rata  share,  if  any,  of  the  related  Subordinate
Certificate Writedown Amount for previous distribution dates.

Certificates — The Group I Certificates and the Group II Certificates.

Class I-A Principal  Distribution  Amount – With respect to any  applicable  distribution  date, an amount equal to the excess, if any, of:

         1        the aggregate  Certificate  Principal Balance of the Class I-A Certificates  immediately prior to such distribution date over

         2.       the excess of

                  (a)      the aggregate Stated  Principal  Balance of the group I mortgage loans for such distribution date, over

                  (b)      the aggregate Stated  Principal  Balance of the group I mortgage loans for such distribution  date  multiplied by the sum of (x)  approximately  13.50% and (y)
                           the Current  Specified  Overcollateralization  Percentage for such distribution date.

Class I-B-1 Principal  Distribution  Amount — With respect to any applicable  distribution date, an amount equal to the excess, if any of:

         1.       the Certificate  Principal Balance of the Class I-B-1 Certificates  immediately prior to such distribution date over

         2.       the excess of

                  (a)      the aggregate Stated  Principal  Balance of the group I mortgage loans for such distribution date, over

                  (b)      the sum of

                           (1)      the  Certificate  Principal  Balance  of the  Class  I-A  Certificates
                                    (after  taking into  account  the  payment of the Class I-A  Principal
                                    Distribution Amount on such distribution date),

                           (2)      the  Certificate  Principal  Balance of the Class  I-M-1  certificates
                                    (after  taking into  account the payment of the Class I-M-1  Principal
                                    Distribution Amount on such distribution date),

                           (3)      the  Certificate  Principal  Balance of the Class  I-M-2  certificates
                                    (after  taking into  account the payment of the Class I-M-2  Principal
                                    Distribution Amount on such distribution date),

                           (4)      and the  aggregate  Stated  Principal  Balance of the group I mortgage loans  for  such  distribution  date  multiplied  by  the  sum  of (x)
                                    approximately     2.20%    and    (y)    the     Current     Specified
                                    Overcollateralization Percentage for such distribution date.

Class I-B-2 Principal  Distribution  Amount — With respect to any applicable  distribution date, an amount equal to the excess, if any of:

         1.       the Certificate  Principal Balance of the Class I-B-2 certificates  immediately prior to such distribution date over

         2.       the excess of

                  (a)      the aggregate Stated  Principal  Balance of the group I mortgage loans for such distribution date, over

                  (b)      the sum of

                           (1)      the  Certificate  Principal  Balance  of the  Class  I-A  Certificates
                                    (after  taking into  account  the  payment of the Class I-A  Principal
                                    Distribution Amount on such distribution date),

                           (2)      the  Certificate  Principal  Balance of the Class  I-M-1  certificates
                                    (after  taking into  account the payment of the Class I-M-1  Principal
                                    Distribution Amount on such distribution date),

                           (3)      the  Certificate  Principal  Balance of the Class  I-M-2  certificates
                                    (after  taking into  account the payment of the Class I-M-2  Principal
                                    Distribution Amount on such distribution date),

                           (4)      the  Certificate  Principal  Balance of the Class  I-B-1  certificates
                                    (after  taking into  account the payment of the Class I-B-1  Principal
                                    Distribution Amount on such distribution date),

                           (5)      and the  aggregate  Stated  Principal  Balance of the group I mortgage loans  for  such  distribution  date  multiplied  by  the  sum  of (x)
                                    approximately     1.20%    and    (y)    the     Current     Specified
                                    Overcollateralization Percentage for such distribution date.

Class I-B-3 Principal  Distribution  Amount — With respect to any applicable  distribution date, an amount equal to the excess, if any of:

         1.       the Certificate  Principal Balance of the Class I-B-3 certificates  immediately prior to such distribution date over

         2.       the excess of

                  (a)      the aggregate Stated  Principal  Balance of the group I mortgage loans for such distribution date, over

                  (b)      the sum of

                           (1)      the  Certificate  Principal  Balance  of the  Class  I-A  Certificates
                                    (after  taking into  account  the  payment of the Class I-A  Principal
                                    Distribution Amount on such distribution date),

                           (2)      the  Certificate  Principal  Balance of the Class  I-M-1  certificates
                                    (after  taking into  account the payment of the Class I-M-1  Principal
                                    Distribution Amount on such distribution date),

                           (3)      the  Certificate  Principal  Balance of the Class  I-M-2  certificates
                                    (after  taking into  account the payment of the Class I-M-2  Principal
                                    Distribution Amount on such distribution date),

                           (4)      the  Certificate  Principal  Balance of the Class  I-B-1  certificates
                                    (after  taking into  account the payment of the Class I-B-1  Principal
                                    Distribution Amount on such distribution date),

                           (5)      the  Certificate  Principal  Balance of the Class  I-B-2  certificates
                                    (after  taking into  account the payment of the Class I-B-2  Principal
                                    Distribution Amount on such distribution date), and

                           (6)      the aggregate Stated  Principal  Balance of the group I mortgage loans for  such  distribution  date  multiplied  by  the  Current  Specified
                                    Overcollateralization Percentage for such distribution date.

Class I-M-1 Principal  Distribution  Amount — With respect to any applicable  distribution date, an amount equal to the excess, if any of:

         1.       the Certificate  Principal Balance of the Class I-M-1 certificates  immediately prior to such distribution date over

         2.       the excess of

                  (a)      the aggregate Stated  Principal  Balance of the group I mortgage loans for such distribution date, over

                  (b)      the sum of

                           (1)      the  Certificate  Principal  Balance  of the  Class  I-A  Certificates
                                    (after  taking into  account  the  payment of the Class I-A  Principal
                                    Distribution Amount on such distribution date), and

                           (2)      the aggregate Stated  Principal  Balance of the group I mortgage loans for such  distribution date multiplied by the sum of (x) approximately
                                    8.60% and (y) the Current Specified  Overcollateralization  Percentage
                                    for such distribution date.

Class I-M-2 Principal  Distribution  Amount — With respect to any applicable  distribution date, an amount equal to the excess, if any of:

         1.       the Certificate  Principal Balance of the Class I-M-2 certificates  immediately prior to such distribution date over

         2.       the excess of

                  (a)      the aggregate Stated  Principal  Balance of the group I mortgage loans for such distribution date, over

                  (b)      the sum of

                           (1)      the  Certificate  Principal  Balance  of the  Class  I-A  Certificates
                                    (after  taking into  account  the  payment of the Class I-A  Principal
                                    Distribution Amount on such distribution date),

                           (2)      the  Certificate  Principal  Balance of the Class  I-M-1  certificates
                                    (after  taking into  account the payment of the Class I-M-1  Principal
                                    Distribution Amount on such distribution date), and

                           (3)      the aggregate Stated  Principal  Balance of the group I mortgage loans for such  distribution date multiplied by the sum of (x) approximately
                                    4.80% and (y) the Current Specified  Overcollateralization  Percentage
                                    for such distribution date.

Class II-2X  Certificates — Each of the Class II-2X-1,  Class  II-2X-2,  Class II-2X-3,  Class II-2X-4 and
Class II-2X-5 Certificates.

Class  Prepayment  Distribution  Trigger  — A test,  which  shall  be  satisfied  for a class  of Group II
Subordinate  Certificates  (other than the Class  II-BX-1  Certificates)  for a  distribution  date if the fraction  (expressed  as a  percentage),  the numerator of which is the  aggregate  Certificate  Principal
Balance of such class and each class of Group II Subordinate  Certificates  subordinate  thereto,  if any, and the  denominator  of which is the Stated  Principal  Balances of all of the group II mortgage loans as of the related Due Date, equals or exceeds such percentage calculated as of the Closing Date.

Closing Date — October 31, 2006.

Combination Group — Any group of Exchangeable Certificates set forth in Schedule B attached hereto.

Compensating  Interest  Payments — Any  payments  made by the Master  Servicer or a Servicer  from its own funds to cover Prepayment Interest Shortfalls.

Countrywide — Countrywide Home Loans, Inc.

Countrywide Servicing — Countrywide Home Loans Servicing LP.

CPR — A constant rate of prepayment on the mortgage loans.

Current  Interest  — With  respect  to each  class of Group I Offered  Certificates  and the  Class  I-B-3
Certificates  and each  distribution  date, the interest accrued at the applicable  pass-through  rate for the applicable  Interest  Accrual Period on the Certificate  Principal  Balance or Notional Amount of such class plus any amount  previously  distributed  with  respect to interest for such class that is recovered as a voidable  preference by a trustee in bankruptcy,  reduced by any Prepayment Interest Shortfall to the extent not covered by Compensating  Interest Payments,  and any shortfalls  resulting from the application of the Relief Act, in each case to the extent  allocated to such class of  Certificates as described under clause  First in  "Description  of the  Certificates—Distributions  on the Group I  Certificates"  in this prospectus supplement.

Current Specified  Enhancement  Percentage — For any distribution date, a percentage  obtained by dividing
(x) the sum of (i) the aggregate  Certificate  Principal  Balance of the Group I Subordinate  Certificates
and (ii) the  Overcollateralization  Amount,  in each  case  prior to the  distribution  of the  Principal
Distribution  Amount on such  distribution  date, by (y) the  aggregate  Stated  Principal  Balance of the group I mortgage loans as of the end of the related Due Period.

Current Specified  Overcollateralization  Percentage — For any distribution date, a percentage  equivalent of a fraction,  the numerator of which is the  Overcollateralization  Target Amount for such  distribution date and the  denominator  of which is the  aggregate  Stated  Principal  Balance  of the group I mortgage loans for such distribution date.

Custodial  Agreement — As applicable,  (i) the custodial  agreement,  dated as of the Closing Date,  among the Trustee,  Structured  Asset  Mortgage  Investments  II Inc.,  as company,  Wells Fargo Bank,  National
Association,   as  Master  Servicer  and  Securities   Administrator,   and  Wells  Fargo  Bank,  National
Association,  as  Custodian  or (ii) the  custodial  agreement  dated as of the  Closing  Date,  among the
Trustee,  Structured Asset Mortgage Investments II Inc., as company,  Wells Fargo,  National  Association, as Master  Servicer and  Securities  Administrator,  and Treasury  Bank, A Division of  Countrywide  Bank,
N.A., as Custodian.

Custodian — Either Wells Fargo Bank,  National  Association,  or Treasury  Bank, a Division of Countrywide
Bank, N.A., as applicable.

Cut-Off Date — October 1, 2006.

Debt Service  Reduction — A Bankruptcy  Loss that results from a court  reducing the amount of the monthly payment on the related mortgage loan, in connection with the personal bankruptcy of a mortgagor.

Deficient  Valuation  — A  Bankruptcy  Loss  that  results  if a  court,  in  connection  with a  personal bankruptcy  of a  mortgagor,  establishes  the value of a  mortgaged  property  at an amount less than the unpaid principal balance of the mortgage loan secured by such mortgaged property.

Determination  Date — With respect to any  distribution  date and the mortgage loans is the date specified in the applicable Servicing Agreement.

Due Date — With  respect to each  mortgage  loan,  the date in each month on which its Monthly  Payment is due if such due date is the  first  day of a month  and  otherwise  is  deemed  to be the first day of the following month or such other date specified in the applicable Servicing Agreement.

Due Period — With respect to any distribution  date, the period  commencing on the second day of the month preceding the calendar  month in which such  distribution  date occurs and ending at the close of business on the first day of the month in which such distribution date occurs.

EMC — EMC Mortgage Corporation.

Excess Cashflow — With respect to any  distribution  date, the sum of (i) the Remaining  Excess Spread for such distribution date and (ii) the Overcollateralization Release Amount for such distribution date.

Excess  Spread — With respect to any  distribution  date,  the excess,  if any, of the Interest  Funds for such  distribution  date over the sum of the  Current  Interest  on the Group I Offered  Certificates  and
Class I-B-3 and Interest  Carry-forward  Amounts on the Group I Senior  Certificates on such  distribution date.

Exchangeable  Certificates — Any of the Class II-2A-1B,  Class II-2X-2,  Class II-2X-3,  Class II-2X-4 and
Class II-2X-5 Certificates.

Exchanged  Certificates — Any Exchangeable  Certificates  which have been exchanged  pursuant to the terms of the Pooling and Servicing Agreement.

Extra  Principal  Distribution  Amount — With  respect  to any  distribution  date,  the lesser of (a) the excess,  if  any,  of the  Overcollateralization  Target  Amount  for  such  distribution  date  over  the
Overcollateralization  Amount for such  distribution  date and (b) the Excess Spread for such distribution date.

Fitch — Fitch Ratings, and any successor in interest.

Group I  Certificates  — The Group I Offered  Certificates,  the Class  I-B-3  Certificates,  the Class XP
Certificates and the Class B-IO Certificates.

Group I Offered  Certificates — The Class I-A-1,  Class I-A-2,  Class I-M-1,  Class I-M-2, Class I-B-1 and
Class I-B-2 Certificates.

Group I Senior Certificates — The Class I-A-1 Certificates and Class I-A-2 Certificates.

Group I  Subordinate  Certificates  — The Class  I-M-1,  Class I-M-2,  Class I-B-1,  Class I-B-2 and Class
I-B-3 Certificates.

Group II Certificates — The Group II Senior Certificates and the Group II Subordinate Certificates.

Group II Cross-Over Date — The distribution  date on which the Certificate  Principal Balance of the Group
II Subordinate Certificates are reduced to zero.

Group II Offered  Certificates  — The Group II Senior  Certificates  and the Group II Offered  Subordinate
Certificates.

Group II Offered  Subordinate  Certificates  — The Class  II-B-1,  Class  II-BX-1,  Class II-B-2 and Class
II-B-3 Certificates.

Group II Senior  Certificates — The Class II-1A-1,  Class II-1A-2,  Class II-1X-1,  Class II-2A-1A,  Class
II-2A-1B,  Class II-2A-2,  Class  II-2X-1,  Class II-2X-2,  Class II-2X-3,  Class II-2X-4,  Class II-2X-5,
Class II-3A-1, Class II-3A-2 and Class II-3X-1 Certificates.

Group II Senior Optimal  Principal Amount — With respect to each  Certificate  Group related to a Sub-Loan
Group and each  distribution  date will be an amount  equal to the sum of the  following  (but in no event greater  than the  aggregate  Certificate  Principal  Balance  of the  related  Certificate  Group in such
Sub-Loan Group immediately prior to such distribution date):

         (1)      the Group II Senior  Percentage of the principal  portion of all Monthly Payments due on the mortgage  loans in the related  Sub-Loan Group on the related Due Date, as specified in the  amortization  schedule at the time  applicable  thereto  (after  adjustment  for previous principal  prepayments but before any adjustment to such amortization  schedule by reason of any  bankruptcy or similar  proceeding or any  moratorium or similar waiver or grace period if the distribution date occurs prior to the Group II Cross-Over Date);

         (2)      the Group II Senior  Prepayment  Percentage  of the  Stated  Principal  Balance  of each mortgage  loan in the related  Sub-Loan  Group which was the subject of a prepayment  in full received by the Servicers during the applicable Prepayment Period;

         (3)      the Group II Senior  Prepayment  Percentage  of the  amount of all  partial  prepayments allocated to principal  received during the applicable  Prepayment  Period in respect of mortgage loans in the related Sub-Loan Group;

         (4)      the lesser of (a) the Group II Senior  Prepayment  Percentage  of the sum of (i) all Net
                  Liquidation  Proceeds  allocable to principal  received in respect of each mortgage loan in the  related  Sub-Loan  Group  that  became a  Liquidated  Mortgage  Loan  during the related  Prepayment  Period  (other than  mortgage  loans  described in the  immediately following  clause  (ii)) and all  Subsequent  Recoveries  received  in  respect  of each
                  Liquidated  Mortgage  Loan in the related  Sub-Loan  Group during the related Due Period and  (ii) the  Stated  Principal  Balance  of each  such  mortgage  loan in the  related
                  Sub-Loan Group  purchased by an insurer from the Trustee  during the related  Prepayment
                  Period  pursuant  to  the  related  primary  mortgage   insurance  policy,  if  any,  or
                  otherwise;  and  (b) the  Group  II  Senior  Percentage  of the  sum of (i)  the  Stated
                  Principal  Balance of each  mortgage loan in the related  Sub-Loan  Group which became a
                  Liquidated  Mortgage Loan during the related  Prepayment Period (other than the mortgage
                  loans  described  in  the  immediately   following   clause  (ii))  and  all  Subsequent
                  Recoveries  received  in  respect  of  each  Liquidated  Mortgage  Loan  in the  related
                  Sub-Loan  Group during the related Due Period and (ii) the Stated  Principal  Balance of
                  each such mortgage loan in the related  Sub-Loan  Group that was purchased by an insurer from the Trustee during the related  Prepayment  Period  pursuant to the related primary mortgage insurance policy, if any or otherwise;

         (5)      any  amount  allocated  to  the  Available  Funds  of  the  related  Sub-Loan  Group  in accordance with paragraph (E) under  "Description of the  Certificates—Distributions  on the Group II Certificates;" herein; and

         (6)      the  Group  II  Senior  Prepayment  Percentage  of the sum of (a) the  Stated  Principal
                  Balance of each mortgage loan in the related  Sub-Loan  Group which was  repurchased  by the Sponsor in connection  with such  distribution  date and (b) the excess,  if any, of the Stated  Principal  Balance of a mortgage loan in the related Sub-Loan Group that has been  replaced by the Sponsor with a substitute  mortgage  loan pursuant to the Mortgage
                  Loan  Purchase  Agreement  in  connection  with such  distribution  date over the Stated
                  Principal Balance of such substitute mortgage loan.

Group II Senior  Percentage  —With respect to each  Certificate  Group related to a Sub-Loan Group and any distribution  date,  the lesser of (a) 100% and (b) the  percentage  obtained by dividing the  Certificate
Principal Balance of the Group II Senior  Certificates  (other than the Senior Interest Only Certificates)
in the related  Certificate  Group  immediately  preceding such  distribution date by the aggregate Stated
Principal  Balance of the group II mortgage  loans in the related  Sub-Loan  Group as of the  beginning of the  related Due Period.

Group II Senior  Prepayment  Percentage — With regards to a Certificate  Group related to a Sub-Loan Group and any distribution date occurring during the periods set forth below will be as follows:

Period (dates inclusive)                               Group II Senior Prepayment Percentage

November 2006 – October 2013                           100%

November 2013 – October 2014                           Group  II  Senior  Percentage  for  the  Group  II  Senior
                                                       Certificates   plus  70%  of  the  Group  II   Subordinate
                                                       Percentage for the related Sub-Loan Group.

November 2014 – October 2015                           Group  II  Senior  Percentage  for  the  Group  II  Senior
                                                       Certificates   plus  60%  of  the  Group  II   Subordinate
                                                       Percentage or the related Sub-Loan Group.

November 2015 – October 2016                           Group  II  Senior  Percentage  for  the  Group  II  Senior
                                                       Certificates   plus  40%  of  the  Group  II   Subordinate
                                                       Percentage or the related Sub-Loan Group.

November 2016 – October 2017                           Group  II  Senior  Percentage  for  the  Group  II  Senior
                                                       Certificates   plus  20%  of  the  Group  II   Subordinate
                                                       Percentage or the related Sub-Loan Group.

November 2017 and thereafter                           Group  II  Senior  Percentage  for  the  Group  II  Senior
                                                       Certificates.

         No scheduled  reduction to the Group II Senior Prepayment  Percentage for the related Certificate
Group shall be made as of any  distribution  date unless,  as of the last day of the month  preceding such distribution  date (1) the  aggregate  Stated  Principal  Balance  of the group II  mortgage  loans in all related  Sub-Loan  Groups  delinquent 60 days or more  (including for this purpose any such mortgage loans in  foreclosure  and such  mortgage  loans with respect to which the related  mortgaged  property has been acquired by the trust)  averaged over the last six months,  as a percentage  of the aggregate  Certificate
Principal  Balance  of the  Group II  Subordinate  Certificates  does not  exceed  50% and (2)  cumulative
Realized  Losses on the group II mortgage  loans in all related  Sub-Loan  Groups do not exceed (a) 30% of the aggregate  Certificate  Principal  Balance of the Original Group II Subordinate  Principal  Balance if
such  distribution  date occurs  between and  including  November  2013 and October  2014,  (b) 35% of the
Original Group II Subordinate  Principal  Balance if such  distribution  date occurs between and including
November 2014 and October 2015,  (c) 40% of the Original Group II  Subordinate  Principal  Balance if such distribution  date occurs  between and including  November 2015 and October 2016,  (d) 45% of the Original
Group II Subordinate  Principal Balance if such  distribution  date occurs between and including  November
2016 and  October  2017,  and (e) 50% of the  Original  Group II  Subordinate  Principal  Balance  if such distribution date occurs during or after November 2017.

         In  addition,  if on any  distribution  date the  weighted  average  of the Group II  Subordinate
Percentages for such  distribution  date is equal to or greater than two times the weighted average of the initial Group II Subordinate  Percentages,  and (a) the aggregate Stated Principal Balance of the group II mortgage  loans in all Sub-Loan  Groups  delinquent 60 days or more  (including  for this purpose any such mortgage  loans in  foreclosure  and such  mortgage  loans  with  respect to which the  related  mortgaged property  has been  acquired by the trust),  averaged  over the last six months,  as a  percentage  of the aggregate Certificate  Principal Balance of the Group II Subordinate  Certificates does not exceed 50% and
(b)(i) on or prior to the distribution date occurring in October 2009,  cumulative  Realized Losses on the group II  mortgage  loans in all  Sub-Loan  Groups as of the end of the related  Prepayment  Period do not exceed 20% of the Original Group II Subordinate  Principal  Balance and (ii) after the  distribution  date occurring  in October  2009,  cumulative  Realized  Losses on the group II mortgage  loans in all Sub-Loan
Groups  as of the end of the  related  Prepayment  Period  do not  exceed  30% of the  Original  Group  II
Subordinate  Principal  Balance,  then, in each case,  the Group II Senior  Prepayment  Percentage for the
Group II Senior  Certificates  for such  distribution  date will equal the Group II Senior  Percentage for the related  Certificate Group;  provided,  however, if on such distribution date the Group II Subordinate
Percentage is equal to or greater than two times the initial Group II  Subordinate  Percentage on or prior to the  distribution  date  occurring  in October 2009 and the above  delinquency  and loss tests are met, then the Group II  Senior  Prepayment  Percentage  for the Group II  Senior  Certificates  in the  related
Certificate  Group  for such  distribution  date,  will  equal the  Group II  Senior  Percentage  for such
Certificates plus 50% of the Group II Subordinate Percentage on such distribution date.

         Notwithstanding  the foregoing,  if on any  distribution  date, the percentage,  the numerator of which is the  aggregate  Certificate  Principal  Balance of the Group II Senior  Certificates  in any loan group immediately  preceding such distribution  date, and the denominator of which is the Stated Principal
Balance of the related  group II mortgage  loans as of the  beginning  of the related Due Period,  exceeds such percentage as of the Cut-off Date, then the Senior  Prepayment  Percentage for such distribution date with respect to Sub-Loan Group will equal 100%.

Group II Subordinate  Certificates — The Class II-B-1,  Class II-BX-1,  Class II-B-2,  Class II-B-3, Class
II-B-4, Class II-B-5 and Class II-B-6 Certificates.

Group II Subordinate  Optimal  Principal Amount — With respect to Loan Group II and each distribution date will be an  amount  equal  to the sum of the  following  (but  in no  event  greater  than  the  aggregate
Certificate  Principal  Balance  of the  Group  II  Subordinate  Certificates  immediately  prior  to such distribution date):

         (1)      the Group II  Subordinate  Percentage of the principal  portion of all Monthly  Payments due on each  group II  mortgage  loan in the related  Sub-Loan  Group on the related Due
                  Date, as specified in the  amortization  schedule at the time applicable  thereto (after adjustment  for  previous  principal  prepayments  but  before  any  adjustment  to such amortization  schedule  by  reason  of  any  bankruptcy  or  similar  proceeding  or any moratorium or similar waiver or grace period);

         (2)      the Group II Subordinate  Prepayment  Percentage of the Stated Principal Balance of each group II  mortgage  loan in the  related  Sub-Loan  Group  which  was the  subject  of a prepayment in full received by the Servicers during the applicable Prepayment Period;

         (3)      the Group II  Subordinate  Prepayment  Percentage of the amount all partial  prepayments of principal  received in respect of the mortgage  loans in the related  Sub-Loan  Group during the applicable Prepayment Period;

         (4)      the  excess,  if  any,  of (a) the  Net  Liquidation  Proceeds  allocable  to  principal received in respect of each  group II  mortgage  loan that became a Liquidated  Mortgage
                  Loan during the related  Prepayment  Period and all  Subsequent  Recoveries  received in respect of each  Liquidated  Mortgage  Loan  during the  related Due Period over (b) the sum of the amounts  distributable to the holders of the Group II Senior  Certificates in the  related  Certificate  Group  pursuant to clause (4) of the  definition  of Group II
                  Senior Optimal Principal Amount on such distribution date;

         (5)      the Group II Subordinate  Prepayment  Percentage of the sum of (a) the Stated  Principal
                  Balance  of each  group II  mortgage  loan  in the  related  Sub-Loan  Group  which  was repurchased  by the  Sponsor  in  connection  with  such  distribution  date and (b) the difference,  if any,  between the Stated Principal  Balance of a group II  mortgage loan in the related  Sub-Loan  Group that has been  replaced by the Sponsor with a substitute mortgage loan pursuant to the mortgage loan purchase  agreement in connection  with such distribution  date and the Stated  Principal  Balance of such substitute  mortgage loan;
                  and

         (6)      on the distribution  date on which the aggregate  Certificate  Principal  Balance of the
                  Group II Senior  Certificates in the related  Certificate Group have all been reduced to zero, 100% of the Group II Senior Optimal Principal Amount.

         After the  aggregate  Certificate  Principal  Balance of the  Subordinate  Certificates  has been reduced to zero, the Group II Subordinate Optimal Principal Amount shall be zero.

Group II  Subordinate  Percentage — As of any  distribution  date and with  respect to any Sub-Loan  Group included in Loan Group II, 100% minus the Group II Senior Percentage for the related Certificate Group.

Group II  Subordinate  Prepayment  Percentage — With respect to any Sub-Loan  Group included in Loan Group
II and as of any distribution date, 100% minus the Group II Senior Prepayment Percentage.

Insurance  Proceeds — Amounts paid by an insurer under any primary  mortgage  insurance  policy,  standard hazard  insurance  policy,  flood insurance policy or title insurance policy covering any mortgage loan or mortgaged  property  other than amounts  required to be paid over to the mortgagor  pursuant to law or the related  mortgage  note and other than  amounts  used to repair or restore  the  mortgaged  property or to reimburse  certain  expenses,  including the related  servicer's costs and expenses incurred in connection with presenting claims under the related insurance policies.

Interest  Accrual  Period — For each class of Group II  Certificates  and for any  distribution  date, the one-month  period  preceding  the month in which such  distribution  date  occurs.  The  Interest  Accrual
Period for the Group I Offered  Certificates and the Class I-B-3  Certificates will be the period from and including  the  preceding  distribution  date (or from and  including the Closing Date, in the case of the first distribution date) to and including the day prior to the current distribution date.

Interest  Carry-forward  Amount — With respect to each class of Group I Offered Certificates and the Class
I-B-3 Certificates and the first  distribution date, zero, and for each distribution date thereafter,  the sum of:

         1.       the excess of

                  (a)      Current Interest for such class with respect to prior distribution dates, over

                  (b)      the amount  actually  distributed  to such class with respect to interest on or after such prior distribution dates, and

         2.       interest on such excess (to the extent  permitted by applicable  law) at the  applicable pass-through  rate for the  related  Interest  Accrual  Period  including  the  Interest
                  Accrual Period relating to such distribution date.

Interest Funds — With respect to Loan Group I and any distribution date, the sum, without duplication, of

         1.       all  scheduled  interest  collected in respect of the group I mortgage  loans during the related Due Period, less the related Servicing Fee, if any,

         2.       all  advances  relating to  interest  on the group I mortgage  loans made by the related
                  Servicers or the Master Servicer,

         3.       all Compensating Interest Payments with respect to the group I mortgage loans,

         4.       Liquidation  Proceeds  received during the related  Prepayment Period (or in the case of
                  Subsequent   Recoveries,   during  the  prior  calendar  month),   to  the  extent  such
                  Liquidation Proceeds relate to interest,  less all non-recoverable  advances relating to interest and certain expenses, in each case with respect to the group I mortgage loans,

         5.       the interest  portion of proceeds from the group I mortgage loans that were  repurchased during the related Due Period, and

         6.       the  interest  portion of the  purchase  price of the assets of the Trust  allocated  to
                  Loan Group I upon  exercise by the Sponsor or its designee of its  optional  termination right;  minus

         7.       any amounts payable to or required to be reimbursed to the Sponsor,  the Depositor,  any
                  Servicer,  the  Master  Servicer,   the  Custodians,   the  Trustee  or  the  Securities
                  Administrator and allocated to Loan Group I, as provided in the Agreement.

Interest Only  Certificates  — The Class  II-1X-1,  Class II-2X-1,  Class  II-2X-2,  Class II-2X-3,  Class
II-2X-4, Class II-2X-5, Class II-3X-1 and Class II-BX-1 Certificates.

Lender  Paid PMI Rate — With  respect to any  mortgage  loan  covered by a  lender-paid  primary  mortgage insurance  policy,  the premium to be paid by the applicable  Servicer out of interest  collections on the related mortgage loan.

Liquidated  Mortgage Loan — Any defaulted  mortgage loan as to which the related  Servicer has  determined that all  amounts  which it  expects  to  recover  from or on  account  of such  mortgage  loan  have been recovered.

Liquidation  Proceeds — Amounts  received by a Servicer in connection  with the liquidation of a defaulted mortgage loan whether  through  trustee's sale,  foreclosure  sale, any Insurance  Proceeds,  condemnation proceeds or otherwise and Subsequent Recoveries.

Loan Group — Any of Loan Group I or Loan Group II, as applicable.

Loan Group I — The pool of mortgage loans consisting of the group I mortgage loans.

Loan Group II — The pool of mortgage  loans  consisting of the Sub-Loan  Group II-1,  Sub-Loan  Group II-2
and Sub-Loan Group II-3.

Loan-to-Value  Ratio — The fraction,  expressed as a  percentage,  the numerator of which is the principal balance  at  origination  and the  denominator  of which is the  lesser of the sales  price at the time of origination of the mortgage loan and the appraised value of the mortgaged property at origination.

Loss Allocation  Limitation — As defined under  "Description of the  Certificates — Allocation of Realized
Losses; Subordination-Allocation of Realized Losses on the Group II Certificates".

Margin — With respect to any  distribution  date on or prior to the first  possible  optional  termination date for the Group I Certificates and (i) the Class I-A-1  Certificates,  0.170% per annum, (ii) the Class
I-A-2  Certificates,  0.220% per annum,  (iii) the Class I-M-1  Certificates,  0.310% per annum,  (iv) the
Class I-M-2 Certificates,  0.450% per annum, (v) the Class I-B-1 Certificates,  1.150% per annum, (vi) the
Class I-B-2  Certificates,  2.150% per annum,  and (vii) the Class I-B-3  Certificates,  2.150% per annum;
and with respect to any  distribution  date after the first  possible  optional  termination  date for the
Group I  Certificates  and (i) the Class  I-A-1  Certificates,  0.340%  per  annum,  (ii) the Class  I-A-2
Certificates,  0.440% per annum,  (iii) the Class  I-M-1  Certificates,  0.465% per annum,  (iv) the Class
I-M-2 Certificates,  0.675% per annum, (v) the Class I-B-1 Certificates,  1.725% per annum, (vi) the Class
I-B-2 Certificates, 3.225% per annum, and (vii) the Class I-B-3 Certificates, 3.225% per annum.

Master Servicer — Wells Fargo Bank, National Association.

Master  Servicer  Compensation  — As defined under  "Pooling and Servicing  Agreement—Servicing  and Other
Compensation and Payment of Expenses" in this prospectus supplement.

Monthly  Advance — The  aggregate of all payments of principal and  interest,  net of the  Servicing  Fee, that were due  during  the  related  Due  Period on the  mortgage  loans and that were  delinquent  on the related Due Date (other than  shortfalls in interest due to the  application  of the Relief Act or similar state law).

Monthly  Payments — For any mortgage loan and any month,  the  scheduled  payment or payments of principal and  interest due during such month on such  mortgage  loan which either is payable by a mortgagor in such month  under  the  related  mortgage  note,  or in the case of any  mortgaged  property  acquired  through foreclosure or deed in lieu of foreclosure,  would otherwise have been payable under the related  mortgage note.

Moody's — Moody's Investors Service, Inc., and any successor in interest.

Mortgage Loan Purchase  Agreement — The Mortgage  Loan Purchase  Agreement,  dated as of October 31, 2006, among  the Depositor, the Sponsor and Master Funding LLC.

Mortgage  Loan  Schedule  — The  schedule  attached  as an exhibit to the  Agreement  with  respect to the
Mortgage Loans, as amended from time to time to reflect the repurchase or substitution of Mortgage Loans.

Net  Interest  Shortfalls  — Has the  meaning set forth under  "Description  of the  Certificates—Interest
Distributions on the Group II Certificates" in this prospectus supplement.

Net  Liquidation  Proceeds  —Liquidation  Proceeds net of unreimbursed  advances by the related  Servicer,
Monthly  Advances,  expenses  incurred by the related  Servicer in connection with the liquidation of such mortgage loan and the related  mortgaged  property,  and any other amounts payable to the related Servicer under the related Servicing Agreement.

Net Rate — For any  mortgage  loan,  the then  applicable  mortgage  rate  thereon less the sum of (1) the
Servicing  Fee  Rate  and (2) the  Lender  Paid PMI  Rate,  if any,  attributable  thereto,  in each  case expressed as a per annum rate.

Net Rate Cap — With respect to any  distribution  date and the Group I Offered  Certificates and the Class
I-B-3 Certificates,  the weighted average of the Net Rates on the group I mortgage loans,  weighted on the basis of the Stated  Principal  Balances  thereof as of the  beginning of the related Due Period,  in each case as adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis.

Notional  Amount  — With  respect  to any  distribution  date  and the  Class  II-1X-1  Certificates,  the aggregate  Certificate  Principal  Balance  of the  Class  II-1A-1  Certificates  and  the  Class  II-1A-2
Certificates,  with respect to any  distribution  date and the Class II-2X-1  Certificates,  the aggregate
Certificate  Principal  Balance of the Class  II-2A-1A  Certificates  and the Class II-2A-2  Certificates,
with respect to any  distribution  date and each of the Class II-2X-2,  Class  II-2X-3,  Class II-2X-4 and
Class II-2X-5  Certificates,  the Certificate Principal Balance of the Class II-2A-1B  Certificates,  with respect to any distribution date and the Class II-3X-1  Certificates,  the aggregate Certificate Principal
Balance of the Class II-3A-1 Certificates and the Class II-3A-2 Certificates and with respect to any distribution  date and the Class II-BX-1  Certificates,  the  Certificate  Principal  Balance of the Class
II-B-1  Certificates  (in  each  case  before  taking  into  account  the  payment  of  principal  on such
Certificates on such distribution date).

Offered Certificates — The Group I Offered Certificates and the Group II Offered Certificates.

Offered  Subordinate  Certificates  — The Group I  Subordinate  Certificates,  other than the Class  I-B-3
Certificates and the Group II Offered Subordinate Certificates.

Original Group II  Subordinate  Principal  Balance — The aggregate  Certificate  Principal  Balance of the
Group II Subordinate Certificates as of the Closing Date.

Outstanding  Principal  Balance — With respect to a mortgage loan, the principal  balance of such mortgage loan  remaining to be paid by the mortgagor or, in the case of an REO Property,  the principal  balance of the related  mortgage  loan  remaining to be paid by the  mortgagor at the time such property was acquired by the trust.

Overcollateralization  Amount — With  respect to any  distribution  date,  the excess,  if any, of (a) the aggregate Stated Principal  Balance of the group I mortgage loans for such  distribution date over (b) the aggregate  Certificate  Principal Balance of the Class I-A, Class I-M, Class I-B and Class XP Certificates
(after taking into account the payment of principal  other than any Extra  Principal  Distribution  Amount on such Certificates).

Overcollateralization  Release  Amount — With  respect to any  distribution  date is the lesser of (x) the sum of the amounts  described in clauses (1) through (5) and (7) in the definition of Principal  Funds for such  distribution  date and (y) the  excess,  if any,  of (i) the  Overcollateralization  Amount for such distribution  date (assuming that 100% of such Principal  Funds is applied as a principal  payment on such distribution  date) over (ii) the  Overcollateralization  Target Amount for such  distribution  date (with the amount  pursuant  to clause (y)  deemed to be $0 if the  Overcollateralization  Amount is less than or equal to the Overcollateralization Target Amount on that distribution date).

Overcollateralization  Target  Amount — With  respect to any  distribution  date (a) prior to the Stepdown
Date,  approximately  0.70% of the aggregate Stated Principal  Balance of the group I mortgage loans as of the cut-off date,  (b) on or after the Stepdown Date and if a Trigger Event is not in effect,  the greater of (i) the lesser of (1)  approximately  0.70% of the aggregate  Stated  Principal  Balance of the group I mortgage loans as of the cut-off date and (2)  approximately  1.40% of the then current  aggregate  Stated
Principal  Balance  of the group I  mortgage  loans as of that  distribution  date and  (ii) approximately
$2,879,210  and  (c)  on  or  after  the  Stepdown  Date  and  if  a  Trigger  Event  is  in  effect,  the
Overcollateralization Target Amount for the immediately preceding distribution date.

Prepayment   Interest   Shortfalls   —  Has   the   meaning   set   forth   under   "Description   of  the
Certificates—Interest Distributions on the Group II Certificates" in this prospectus supplement.

Prepayment  Period — With respect to the mortgage  loans for which EMC is the Servicer and with respect to a  distribution  date and (i)  principal  prepayments  in full,  the period from the  sixteenth day of the calendar month  preceding the calendar month in which such  distribution  date occurs through the close of business on the  fifteenth  day of the calendar  month in which such  distribution  date occurs,  and (ii)
Liquidation Proceeds,  Realized Losses, Subsequent Recoveries and partial prepayments,  the prior calendar month;  and in the case of the  mortgage  loans  for  which  EMC is not the  Servicer,  such  period as is provided in the related Servicing Agreement with respect to the related mortgage loans.

Principal  Distribution  Amount — With respect to each distribution date and the Group I Certificates,  an amount equal to

         1.       the sum of the Principal Funds for Loan Group I for such distribution date, plus

         2.       any Extra Principal Distribution Amount for such distribution date, minus

         3.       any Overcollateralization Release Amount for such distribution date.

Principal Funds — With respect to Loan Group I and any distribution  date, the sum,  without  duplication, of

         1.       the scheduled  principal  collected on the group I mortgage loans during the related Due
                  Period or advanced on or before the related servicer advance date,

         2.       prepayments  in respect  of the group I  mortgage  loans,  exclusive  of any  prepayment charges, collected in the related Prepayment Period,

         3.       the Stated  Principal  Balance of each group I mortgage loan that was repurchased by the
                  Depositor or the related Servicer during the related Due Period,

         4.       the amount,  if any, by which the aggregate unpaid principal  balance of any replacement mortgage  loans is less than the  aggregate  unpaid  principal  balance  of any  deleted mortgage loans  delivered by the related  Servicer in connection  with a substitution of a group I mortgage loan during the related Due Period,

         5.       all  Liquidation  Proceeds  collected  during the related  Prepayment  Period (or in the case of  Subsequent  Recoveries,  during the related Due Period) on the group I mortgage loans, to the extent such  Liquidation  Proceeds  relate to principal,  less all related non-recoverable  advances  relating  to  principal  reimbursed  during the  related  Due
                  Period, and

         6.       the  principal  portion of the  purchase  price of the assets of the Trust  allocated to
                  Loan  Group  I  upon  the  exercise  by the  Sponsor  or its  designee  of its  optional termination right with respect to the group I mortgage loans, minus

         7.       any  amounts  payable  to or  required  to be  reimbursed  to EMC,  the  Depositor,  any
                  Servicer,  the  Master  Servicer,   the  Custodians,   the  Trustee  or  the  Securities
                  Administrator and allocated to Loan Group I, as provided in the Agreement.

Principal  Prepayment — Any payment or other  recovery of  principal on a mortgage  loan which is received in  advance  of its  scheduled  Due Date to the  extent  that it is not  accompanied  by an  amount  as to interest  representing  scheduled  interest due on any date or dates in any month or months  subsequent to the month of  prepayment,  including  Insurance  Proceeds  and  Repurchase  Proceeds,  but  excluding  the principal  portion of Net Liquidation  Proceeds  received at the time a mortgage loan becomes a Liquidated
Mortgage Loan.

Rating Agencies — Each of Standard and Poor's,  a division of The  McGraw-Hill  Companies,  Inc.,  Moody's
Investors Service, Inc. and Fitch Ratings.

Realized  Loss — With  respect to a mortgage  loan is (1) a  Bankruptcy  Loss or (2) as to any  Liquidated
Mortgage  Loan,  the unpaid  principal  balance  thereof plus accrued and unpaid  interest  thereon at the mortgage  rate through the last day of the month of  liquidation  less the Net  Liquidation  Proceeds with respect to such  mortgage  loan and the  related  mortgaged  property  that are  allocated  to  principal;
provided,  however,  that in the event the Master Servicer receives Subsequent  Recoveries with respect to any mortgage  loan,  the amount of the Realized Loss with respect to that mortgage loan will be reduced to the extent such  Subsequent  Recoveries  are applied to reduce the  Certificate  Principal  Balance of any class of Certificates on any distribution date.

Record  Date — For each  class of Group I Offered  Certificates,  the Class  I-B-3  Certificates  and each distribution  date,  the Business Day preceding the  applicable  distribution  date so long as the Group I
Offered  Certificates  remain in book-entry form; and otherwise the record date shall be the last Business
Day of the month preceding the month in which such  distribution  date occurs.  For each class of Group II
Offered  Certificates  and each  distribution  date, the close of business on the last business day of the month preceding the month in which such distribution date occurs.

Remaining  Excess  Spread — With  respect  to any  distribution  date,  the Excess  Spread  less any Extra
Principal Distribution Amount for such distribution date.

REMIC Regular Certificates — All classes of Certificates other than the Residual Certificates.

REO  Property  — A  mortgage  property  acquired  by the trust  through  foreclosure  or  deed-in-lieu  of foreclosure.

Repurchase  Price — With respect to any mortgage loan required to be  repurchased,  an amount equal to the excess  of (i) the sum of (a)  100% of the  Outstanding  Principal  Balance  of such  mortgage  loan  plus accrued but unpaid  interest on the  Outstanding  Principal  Balance at the related  mortgage rate through and  including  the last day of the month of  repurchase  and (b) any costs and  damages  incurred  by the
Trust in connection  with any violation of such mortgage loan of any predatory  lending laws over (ii) any portion of the Servicing  Fee,  Monthly  Advances or servicing  advances  payable to the purchaser of such mortgage loan.

Repurchase  Proceeds — The  Repurchase  Price in connection  with any repurchase of a mortgage loan by the
Sponsor and any cash deposit in connection with the  substitution of a mortgage loan. See  "Description of
the   Securities—Assignment   of  Trust  Fund  Assets"  in  the  prospectus  and  "Pooling  and  Servicing
Agreement—Representations and Warranties" in this prospectus supplement.

Residual Certificates — The Class R Certificates and the Class R-X Certificates.

Rules — The rules, regulations and procedures creating and affecting DTC and its operations.

S&P — Standard & Poor's, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

Securities Administrator — Wells Fargo Bank, National Association.

Senior Certificates — The Group I Senior Certificates and the Group II Senior Certificates.

Senior  Interest Only  Certificates — Each of the Class  II-1X-1,  Class  II-2X-1,  Class  II-2X-2,  Class
II-2X-3, Class II-2X-4, Class II-2X-5 and Class II-3X-1 Certificates.

Servicers — The Sponsor,  Countrywide  Servicing,  HomeBanc Mortgage  Corporation and other servicers that service the mortgage loans.

Servicing  Agreements — The servicing  agreements  specified in the Agreement  between the Sponsor and the related Servicer.

Servicing Fee — With respect to each  mortgage  loan, a fee that accrues at the Servicing Fee Rate, as set forth under the heading "Pooling and Servicing  Agreement—Servicing  and Other Compensation and Payment of
Expenses" in this prospectus  supplement,  on the same principal balance on which interest on the mortgage loan accrues for the calendar month.

Servicing  Fee Rate — For each  mortgage loan will be (i) 0.375% per annum with respect to EMC (ii) 0.250%
per annum with  respect to  Countrywide  Servicing  (iii) and  0.420% per annum with  respect to  HomeBanc
Mortgage  Corporation  and (iv) a per annum rate ranging from 0.250% per annum to 0.420% per annum, as set forth on the Mortgage Loan Schedule, with respect to other Servicers.

Special  Hazard Loss — A Realized  Loss  attributable  to damage or a direct  physical  loss suffered by a mortgaged  property  (including  any Realized Loss due to the presence or suspected  presence of hazardous wastes or  substances  on a mortgaged  property)  other than any such  damage or loss  covered by a hazard policy or a flood insurance  policy required to be maintained in respect of such mortgaged  property under the Agreement or any loss due to normal wear and tear or certain other causes.

Sponsor — EMC Mortgage Corporation.

Stated  Principal  Balance — With  respect to any group I mortgage  loan and any  distribution  date:  the principal  balance  thereof  as of the  Cut-off  Date  minus the sum of (1) the  principal  portion of the scheduled  monthly  payments due from  mortgagors  with respect to such  mortgage loan due during each Due
Period ending prior to such  distribution  date (and  irrespective  of any  delinquency in their payment),
(2) all Principal  Prepayments  with respect to such mortgage loan received prior to or during the related
Prepayment  Period,  (3) all  liquidation  proceeds  to the extent  applied  by the  related  Servicer  as recoveries of principal in  accordance  with the Agreement or the related  Servicing  Agreement  that were received  by the  related  Servicer  as of the close of  business  on the last day of the  calendar  month related to such  distribution  date and (4) any  Realized  Loss  thereon  incurred  prior to or during the related calendar month.

         With respect to any group II mortgage loan and any  distribution  date, (1) the unpaid  principal balance of such mortgage  loan as of the close of business on the related Due Date (taking  account of the principal  payment to be made on such Due Date and  irrespective  of any  delinquency in its payment),  as specified  in the  amortization  schedule at the time  relating  thereto  (before any  adjustment  to such amortization  schedule by reason of any bankruptcy or similar proceeding  occurring after the Cut-off Date
(other than a Deficient  Valuation)  or any  moratorium  or similar  waiver or grace  period) less (2) any
Principal  Prepayments and (3) the principal  portion of any Net Liquidation  Proceeds  received during or prior to the immediately preceding calendar month.

         The Stated Principal Balance of any Liquidated Mortgage Loan is zero.

Stepdown Date — the earlier to occur of:

         1.       the  distribution  date on which the  aggregate  Certificate  Principal  Balance  of the
                  Group I Senior Certificates has been reduced to zero; and

         2.       the later to occur of:

                  (a)      the distribution date occurring in November 2009; and

                  (b)      the first distribution date for which the Current Specified Enhancement
                           Percentage for such distribution date is greater than or equal to approximately 14.90%.

Sub-Loan Group — Any of Sub-Loan Group II-1, Sub-Loan Group II-2 or Sub-Loan Group II-3, as applicable.

Sub-Loan Group II-1 — The pool of mortgage loans designated as Sub-Loan Group II-1.

Sub-Loan Group II-2 — The pool of mortgage loans designated as Sub-Loan Group II-2.

Sub-Loan Group II-3 — The pool of mortgage loans designated as Sub-Loan Group II-3.

Subordinate  Certificate  Writedown  Amount —With respect to the Group II  Subordinate  Certificates,  the amount by which (x) the sum of the  Certificate  Principal  Balances of the Group II  Certificates  (after giving effect to the  distribution  of principal and the allocation of Realized Losses in reduction of the
Certificate  Principal  Balances of the Group II Certificates on such  distribution  date) exceeds (y) the
Stated  Principal  Balances of the group II mortgage  loans on the Due Date  related to such  distribution date.

Subordinate   Certificates  —  The  Group  I  Subordinate   Certificates  and  the  Group  II  Subordinate
Certificates.

Subordinate Interest Only Certificates — The Class II-BX-1 Certificates.

Subsequent  Recoveries — As of any  distribution  date,  amounts  received  during the related  Prepayment
Period by the Master Servicer or surplus  amounts held by the Master Servicer to cover estimated  expenses
(including,  but not limited to, recoveries in respect of the  representations  and warranties made by the
Sponsor)  specifically  related to a liquidated  mortgage loan or  disposition of an REO property prior to the related  Prepayment  Period that resulted in a Realized Loss, after liquidation or disposition of such mortgage loan.

Trigger  Event — With  respect  to any  distribution  date,  an event  that  exists if (i) the  percentage obtained by dividing (x) the aggregate  Stated  Principal  Balance of the group I mortgage  loans that are
60 or more  days  delinquent  (including  for this  purpose  any such  mortgage  loans  in  bankruptcy  or foreclosure and the group I mortgage loans with respect to which the related  Mortgaged  Property has been acquired by the Trust) by (y) the  aggregate  Stated  Principal  Balance of the group I mortgage  loans in the mortgage  pool, in each case,  as of the close of business on the last day of the  preceding  calendar month,  exceeds  40% of the Current  Specified  Enhancement  Percentage  or (ii) the  aggregate  amount of
Realized  Losses on the group I mortgage  loans since the Cut-Off  Date as a percentage  of the  aggregate
Stated  Principal  Balance of the group I mortgage  loans as of the Cut-Off  Date  exceeds the  applicable percentage set forth below:

                                             Months      Percentage
                                            37 – 48          0.25%
                                            49 – 60          0.60%
                                            61 – 72          1.05%
                                             73-84           1.45%
                                              84+            1.75%

Trust — Bear Stearns ALT-A Trust 2006-7.

Trustee — Citibank, N.A., a national banking association organized under the laws of the United States.

Unpaid  Realized  Loss Amount — With  respect to any class of Group I Offered  Certificates  and the Class
I-B-3 Certificates and as to any distribution date, the excess of:

         1.       Applied Realized Loss Amounts with respect to such class ;over

         2.       the sum of all  distributions  in reduction of the Applied  Realized Loss Amounts on all previous distribution dates.

         Any  amounts  distributed  to a class  of  Group I  Offered  Certificates  and  the  Class  I-B-3
Certificates  in respect of any Unpaid  Realized Loss Amount will not be applied to reduce the Certificate
Principal Balance of such Class.

Weighted  Average Net Rate — With respect to any Loan Group and  distribution  date, the weighted  average of the Net Rates of the  mortgage  loans in such Loan Group,  weighted  in  proportion  to the  respective outstanding principal balances of such mortgage loans.

Wells Fargo — Wells Fargo Bank, National Association.

                                                                                                   ANNEX I

  Distribution Date        Class I-A        Class I-A        Class I-M-1     Class I-M-1       Class I-M-2      Class I-M-2
                           Notional           Strike           Notional     Strike Rate(%)      Notional      Strike Rate(%)
                           Balance($)        Rate(%)          Balance($)                        Balance($)
    November 2006         532,942,000          6.94          14,108,000          6.80          10,941,000          6.67
    December 2006         519,879,510          6.95          14,108,000          6.81          10,941,000          6.68
     January 2007         507,112,884          6.95          14,108,000          6.81          10,941,000          6.68
    February 2007         494,635,605          6.95          14,108,000          6.81          10,941,000          6.68
      March 2007          482,441,119          6.95          14,108,000          6.81          10,941,000          6.68
      April 2007          470,523,021          6.95          14,108,000          6.81          10,941,000          6.68
       May 2007           458,875,051          6.91          14,108,000          6.77          10,941,000          6.64
      June 2007           447,491,091          6.91          14,108,000          6.77          10,941,000          6.64
      July 2007           436,365,185          6.91          14,108,000          6.77          10,941,000          6.64
     August 2007          425,491,494          6.91          14,108,000          6.77          10,941,000          6.64
    September 2007        414,864,283          6.91          14,108,000          6.77          10,941,000          6.64
     October 2007         404,477,959          6.91          14,108,000          6.77          10,941,000          6.64
    November 2007         394,327,065          6.91          14,108,000          6.77          10,941,000          6.64
    December 2007         384,406,269          6.91          14,108,000          6.77          10,941,000          6.64
     January 2008         374,710,413          6.91          14,108,000          6.77          10,941,000          6.64
    February 2008         365,234,345          6.91          14,108,000          6.77          10,941,000          6.64
      March 2008          355,973,097          6.91          14,108,000          6.77          10,941,000          6.64
      April 2008          346,921,793          6.91          14,108,000          6.77          10,941,000          6.64
       May 2008           338,075,677          6.87          14,108,000          6.73          10,941,000          6.60
      June 2008           329,430,101          6.87          14,108,000          6.73          10,941,000          6.60
      July 2008           320,980,666          6.87          14,108,000          6.73          10,941,000          6.60
     August 2008          312,722,782          6.87          14,108,000          6.73          10,941,000          6.60
    September 2008        304,652,161          6.87          14,108,000          6.73          10,941,000          6.60
     October 2008         296,764,521          6.87          14,108,000          6.73          10,941,000          6.60
    November 2008         289,055,657          6.88          14,108,000          6.74          10,941,000          6.61
    December 2008         281,521,536          6.88          14,108,000          6.74          10,941,000          6.61
     January 2009         274,158,236          6.88          14,108,000          6.74          10,941,000          6.61
    February 2009         266,961,881          6.88          14,108,000          6.74          10,941,000          6.61
      March 2009          259,928,693          6.88          14,108,000          6.74          10,941,000          6.61
      April 2009          253,054,971          6.88          14,108,000          6.74          10,941,000          6.61
       May 2009           246,337,103          6.88          14,108,000          6.74          10,941,000          6.61
      June 2009           239,771,556          6.88          14,108,000          6.74          10,941,000          6.61
      July 2009           233,354,844          6.88          14,108,000          6.74          10,941,000          6.61
     August 2009          227,083,535          6.89          14,108,000          6.75          10,941,000          6.62
    September 2009        220,954,317          6.92          14,108,000          6.78          10,941,000          6.65
     October 2009         214,961,676          7.00          14,108,000          6.86          10,941,000          6.73
    November 2009         209,104,218          7.00          14,108,000          6.86          10,941,000          6.73
    December, 2009        209,104,218          7.00          12,547,541          6.86           9,358,622          6.73
     January 2010         204,823,067          7.00          11,793,447          6.86           9,146,023          6.73
    February 2010         200,169,973          7.00          11,525,528          6.86           8,938,247          6.73
      March 2010          195,622,442          7.00          11,263,687          6.86           8,735,185          6.73
      April 2010          191,178,083          7.00          11,007,786          6.86           8,536,730          6.73
       May 2010           186,834,557          7.00          10,757,692          6.86           8,342,777          6.73
      June 2010           182,589,579          7.00          10,513,271          6.86           8,153,225          6.73
      July 2010           178,440,917          7.00          10,274,397          6.86           7,967,973          6.73
     August 2010          174,376,042          7.00          10,040,942          6.86           7,786,925          6.73
    September 2010        170,348,319          7.02           9,812,784          6.88           7,609,985          6.75
     October 2010         166,411,988          7.04           9,589,804          6.90           7,437,060          6.77
    November 2010         162,564,980          7.04           9,371,883          6.90           7,268,059          6.77
    December 2010         158,805,267          7.04           9,158,907          6.90           7,102,892          6.77
     January 2011         155,130,869          7.04           8,950,765          6.90           6,941,474          6.77
    February 2011         151,539,726          7.05           8,747,338          6.91           6,783,713          6.78
      March 2011          148,030,018          7.05           8,548,524          6.91           6,629,529          6.78
      April 2011          144,599,962          7.05           8,354,222          6.91           6,478,845          6.78
       May 2011           141,247,750          7.05           8,164,330          6.91           6,331,580          6.78
      June 2011           137,971,618          7.05           7,978,748          6.91           6,187,658          6.78
      July 2011           134,769,842          7.09           7,797,378          6.95           6,047,002          6.82
     August 2011          131,640,737          7.34           7,620,124          7.20           5,909,539          7.07
    September 2011        128,582,500          8.84           7,446,885          8.70           5,775,189          8.57
     October 2011         125,589,880          9.77           7,277,362          9.63           5,643,721          9.50

  Distribution Date        Class I-B-1     Class I-B-1       Class I-B-2      Class I-B-2      Class I-B-3      Class I-B-3
                            Notional          Strike           Notional      Strike Rate(%)      Notional      Strike Rate(%)
                            Balance($)        Rate(%)         Balance($)                        Balance($)
    November 2006          7,486,000           5.97           2,879,000          4.97           3,455,000          4.97
    December 2006          7,486,000           5.98           2,879,000          4.98           3,455,000          4.98
     January 2007          7,486,000           5.98           2,879,000          4.98           3,455,000          4.98
    February 2007          7,486,000           5.98           2,879,000          4.98           3,455,000          4.98
      March 2007           7,486,000           5.98           2,879,000          4.98           3,455,000          4.98
      April 2007           7,486,000           5.98           2,879,000          4.98           3,455,000          4.98
       May 2007            7,486,000           5.94           2,879,000          4.94           3,455,000          4.94
      June 2007            7,486,000           5.94           2,879,000          4.94           3,455,000          4.94
      July 2007            7,486,000           5.94           2,879,000          4.94           3,455,000          4.94
     August 2007           7,486,000           5.94           2,879,000          4.94           3,455,000          4.94
    September 2007         7,486,000           5.94           2,879,000          4.94           3,455,000          4.94
     October 2007          7,486,000           5.94           2,879,000          4.94           3,455,000          4.94
    November 2007          7,486,000           5.94           2,879,000          4.94           3,455,000          4.94
    December 2007          7,486,000           5.94           2,879,000          4.94           3,455,000          4.94
     January 2008          7,486,000           5.94           2,879,000          4.94           3,455,000          4.94
    February 2008          7,486,000           5.94           2,879,000          4.94           3,455,000          4.94
      March 2008           7,486,000           5.94           2,879,000          4.94           3,455,000          4.94
      April 2008           7,486,000           5.94           2,879,000          4.94           3,455,000          4.94
       May 2008            7,486,000           5.90           2,879,000          4.90           3,455,000          4.90
      June 2008            7,486,000           5.90           2,879,000          4.90           3,455,000          4.90
      July 2008            7,486,000           5.90           2,879,000          4.90           3,455,000          4.90
     August 2008           7,486,000           5.90           2,879,000          4.90           3,455,000          4.90
    September 2008         7,486,000           5.90           2,879,000          4.90           3,455,000          4.90
     October 2008          7,486,000           5.90           2,879,000          4.90           3,455,000          4.90
    November 2008          7,486,000           5.91           2,879,000          4.91           3,455,000          4.91
    December 2008          7,486,000           5.91           2,879,000          4.91           3,455,000          4.91
     January 2009          7,486,000           5.91           2,879,000          4.91           3,455,000          4.91
    February 2009          7,486,000           5.91           2,879,000          4.91           3,455,000          4.91
      March 2009           7,486,000           5.91           2,879,000          4.91           3,455,000          4.91
      April 2009           7,486,000           5.91           2,879,000          4.91           3,455,000          4.91
       May 2009            7,486,000           5.91           2,879,000          4.91           3,455,000          4.91
      June 2009            7,486,000           5.91           2,879,000          4.91           3,455,000          4.91
      July 2009            7,486,000           5.91           2,879,000          4.91           3,455,000          4.91
     August 2009           7,486,000           5.92           2,879,000          4.92           3,455,000          4.92
    September 2009         7,486,000           5.95           2,879,000          4.95           3,455,000          4.95
     October 2009          7,486,000           6.03           2,879,000          5.03           3,455,000          5.03
    November 2009          7,486,000           6.03           2,879,000          5.03           3,455,000          5.03
    December, 2009         6,403,313           6.03           2,462,615          5.03           2,955,309          5.03
     January 2010          6,257,850           6.03           2,406,672          5.03           2,888,174          5.03
    February 2010          6,115,686           6.03           2,351,998          5.03           2,822,562          5.03
      March 2010           5,976,748           6.03           2,298,565          5.03           2,758,438          5.03
      April 2010           5,840,962           6.03           2,246,344          5.03           2,695,768          5.03
       May 2010            5,708,256           6.03           2,195,307          5.03           2,634,521          5.03
      June 2010            5,578,562           6.03           2,145,429          5.03           2,574,663          5.03
      July 2010            5,451,810           6.03           2,096,682          5.03           2,516,164          5.03
     August 2010           5,327,934           6.03           2,049,041          5.03           2,458,992          5.03
    September 2010         5,206,869           6.05           2,002,481          5.05           2,403,117          5.05
     October 2010          5,088,551           6.07           1,956,978          5.07           2,348,510          5.07
    November 2010          4,972,917           6.07           1,912,507          5.07           2,295,142          5.07
    December 2010          4,859,908           6.07           1,869,046          5.07           2,242,984          5.07
     January 2011          4,749,463           6.07           1,826,570          5.07           2,192,011          5.07
    February 2011          4,641,521           6.08           1,785,057          5.08           2,142,193          5.08
      March 2011           4,536,026           6.08           1,744,485          5.08           2,093,504          5.08
      April 2011           4,432,925           6.08           1,704,835          5.08           2,045,920          5.08
       May 2011            4,332,165           6.08           1,666,084          5.08           1,999,416          5.08
      June 2011            4,233,691           6.08           1,628,212          5.08           1,953,968          5.08
      July 2011            4,137,452           6.12           1,591,200          5.12           1,909,551          5.12
     August 2011           4,043,397           6.37           1,555,028          5.37           1,866,142          5.37
    September 2011         3,951,473           7.87           1,519,675          6.87           1,823,716          6.87
     October 2011          3,861,521           8.80           1,485,081          7.80           1,782,201          7.80

                                                                                                  ANNEX II

                      GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

         Except in certain limited  circumstances,  the certificates,  which are referred to as the global securities,  will be  available  only in  book-entry  form.  Investors in the global  securities  may hold interests in these global  securities  through any of DTC,  Clearstream or Euroclear.  Initial  settlement and all secondary trades will settle in same-day funds.

         Secondary  market  trading  between  investors  holding  interests in global  securities  through
Clearstream  and  Euroclear  will be  conducted  in  accordance  with  their  normal  rules and  operating procedures and in accordance  with  conventional  eurobond  practice.  Secondary  market  trading  between investors  holding  interests in global  securities  through DTC will be conducted  according to the rules and procedures applicable to U.S. corporate debt obligations.

         Secondary  cross-market  trading between investors holding interests in global securities through
Clearstream or Euroclear and investors  holding  interests in global  securities  through DTC participants will be effected on a  delivery-against-payment  basis through the respective  depositories of Clearstream and Euroclear, in such capacity and other DTC participants.

         Although DTC,  Euroclear and  Clearstream  are expected to follow the procedures  described below in order to  facilitate  transfers  of  interests  in the global  securities  among  participants  of DTC,
Euroclear  and  Clearstream,  they are under no  obligation  to  perform  or  continue  to  perform  those procedures  and those  procedures may be  discontinued  at any time.  None of the Depositor,  the Servicer nor the Trustee will have any  responsibility  for the  performance by DTC,  Euroclear and  Clearstream or their respective  participants or indirect  participants of their respective  obligations  under the rules and procedures governing their obligations.

         Non-U.S.  holders of global  securities  will be subject to U.S.  withholding  taxes unless those holders meet certain  requirements and deliver  appropriate U.S. tax documents to the securities  clearing organizations or their participants.

Initial Settlement

         The  global  securities  will  be  registered  in the  name  of  Cede & Co.  as  nominee  of DTC.
Investors'  interests in the global securities will be represented  through financial  institutions acting on their  behalf  as  direct  and  indirect  participants  in DTC.  Clearstream  and  Euroclear  will hold positions on behalf of their participants through their respective  depositories,  which in turn will hold such positions in accounts as DTC participants.

         Investors electing to hold interests in global securities  through DTC participants,  rather than through  Clearstream  or Euroclear  accounts,  will be subject to the settlement  practices  applicable to similar issues of  mortgage-backed  certificate.  Investors'  securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors  electing to hold  interests  in global  securities  through  Clearstream  or Euroclear accounts will follow the settlement  procedures  applicable to conventional  eurobonds,  except that there will be no  temporary  global  security  and no  "lock-up"  or  restricted  period.  Interests  in  global securities will be credited to the securities  custody  accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

         Since the purchaser  determines  the place of delivery,  it is important to establish at the time of the trade where both the  purchaser's  and seller's  accounts are located to ensure that settlement can be made on the desired value date.

         Transfers  between DTC  Participants.  Secondary market trading between DTC participants  will be settled using the DTC procedures applicable to similar issues of certificate in same-day funds.

         Transfers between  Clearstream  and/or Euroclear  Participants.  Secondary market trading between
Clearstream   participants  or  Euroclear  participants  and/or  investors  holding  interests  in  global securities  through them will be settled  using the  procedures  applicable to  conventional  eurobonds in same-day funds.

         Transfers  between DTC Seller and  Clearstream or Euroclear  Purchaser.  When interests in global securities  are to be  transferred  on behalf of a seller  from the  account of a DTC  participant  to the account of a Clearstream  participant or a Euroclear participant for a purchaser,  the purchaser will send instructions  to Clearstream or Euroclear  through a Clearstream  participant or Euroclear  participant at least one business day prior to  settlement.  Clearstream  or the  Euroclear  operator  will  instruct its respective  depository  to receive an interest in the global  securities  against  payment.  Payment  will include  interest  accrued  on the global  securities  from and  including  the last  payment  date to but excluding  the  settlement  date.  Payment  will  then  be made by the  respective  depository  to the DTC participant's  account  against  delivery of an interest in the global  securities.  After this settlement has been  completed,  the interest will be credited to the respective  clearing system and by the clearing system,  in  accordance  with  its  usual  procedures,  to  the  Clearstream  participant's  or  Euroclear participant's  account.  The credit of this  interest  will appear on the next  business  day and the cash debit will be back-valued to and the interest on the global  securities  will accrue from, the value date, which would be the  preceding  day when  settlement  occurred in New York.  If settlement is not completed through DTC on the intended  value date,  i.e., the trade fails,  the  Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

         Clearstream  participants  and  Euroclear  participants  will  need  to  make  available  to  the respective  clearing  system the funds  necessary to process  same-day funds  settlement.  The most direct means  of doing  so is to  pre-position  funds  for  settlement  from  cash on  hand,  in  which  case the
Clearstream  participants  or Euroclear  participants  will take on credit  exposure to Clearstream or the
Euroclear operator until interests in the global securities are credited to their accounts one day later.

         As an  alternative,  if  Clearstream  or the Euroclear  operator has extended a line of credit to them,  Clearstream  participants or Euroclear  participants can elect not to pre-position  funds and allow that  credit  line  to be  drawn  upon.  Under  this  procedure,  Clearstream  participants  or  Euroclear participants  receiving  interests in global  securities for purchasers would incur overdraft  charges for one day, to the extent they cleared the overdraft  when interests in the global  securities  were credited to their  accounts.  However,  interest  on the  global  securities  would  accrue  from the  value  date.
Therefore,  the  investment  income on the interest in the global  securities  earned  during that one-day period would tend to offset the amount of these  overdraft  charges,  although  this result will depend on each Clearstream participant's or Euroclear participant's particular cost of funds.

         Since  the  settlement  through  DTC  will  take  place  during  New  York  business  hours,  DTC participants  are  subject to DTC  procedures  for  transferring  interests  in global  securities  to the respective  depository  of  Clearstream  or  Euroclear  for the  benefit of  Clearstream  participants  or
Euroclear  participants.  The sale  proceeds will be available to the DTC seller on the  settlement  date.
Thus, to the Sponsor settling the sale through a DTC participant,  a cross-market  transaction will settle no differently than a sale to a purchaser settling through a DTC participant.

         Finally,  intra-day  traders  that use  Clearstream  participants  or Euroclear  participants  to purchase  interests  in global  securities  from DTC  participants  or sellers  settling  through them for delivery  to  Clearstream  participants  or  Euroclear  participants  should  note that these  trades will automatically  fail on the sale  side  unless  affirmative  action  is taken.  At least  three  techniques should be available to eliminate this potential condition:

                  o   borrowing  interests in global securities  through  Clearstream or Euroclear for one day,  until the purchase  side of the  intra-day  trade is reflected in the relevant
                      Clearstream  or  Euroclear  accounts,  in  accordance  with  the  clearing  system's customary procedures;

                  o   borrowing   interests  in  global  securities  in  the  United  States  from  a  DTC participant no later than one day prior to settlement,  which would give  sufficient time for such  interests to be reflected  in the relevant  Clearstream  or Euroclear accounts in order to settle the sale side of the trade; or

                  o   staggering  the  value  dates  for the buy and sell  sides of the  trade so that the value date for the purchase  from the DTC  participant  is at least one day prior to
                      the  value  date  for  the  sale  to  the   Clearstream   participant  or  Euroclear
                      participant.

         Transfers  between  Clearstream  or  Euroclear  Seller  and  DTC  Purchaser.  Due  to  time  zone differences  in their  favor,  Clearstream  participants  and  Euroclear  participants  may  employ  their customary  procedures for  transactions in which  interests in global  securities are to be transferred by the respective  clearing system,  through the respective  depository,  to a DTC  participant.  The Sponsor will send  instructions  to Clearstream  or the Euroclear  operator  through a Clearstream  participant or
Euroclear  participant  at least one  business day prior to  settlement.  Clearstream  or  Euroclear  will instruct  its  respective  depository,  to  credit  an  interest  in the  global  securities  to  the  DTC participant's  account against payment.  Payment will include  interest  accrued on the global  securities from and including the last payment date to but excluding the  settlement  date.  The payment will then be reflected in the account of the Clearstream  participant or Euroclear  participant the following  business day and receipt of the cash proceeds in the Clearstream  participant's or Euroclear  participant's account would be  back-valued  to the value date,  which would be the  preceding  day,  when  settlement  occurred through DTC in New York.  If  settlement  is not  completed on the intended  value date,  i.e.,  the trade fails, receipt of the cash proceeds in the Clearstream  participant's or Euroclear  participant's  account would instead be valued as of the actual settlement date.

Certain U.S. Federal Income Tax Documentation Requirements

         A beneficial  owner who is an individual or  corporation  holding the global  security on its own behalf  through  Clearstream  or Euroclear  or through DTC if the holder has an address  outside the U.S., will be  subject  to the 30%  U.S.  withholding  tax that  typically  applies  to  payments  of  interest, including original issue discount, on registered debt issued by U.S. persons, unless:

                  o   each clearing system,  bank or other  institution  that holds customers'  securities in the  ordinary  course of its  trade or  business  in the chain of  intermediaries between  the  beneficial  owner or a foreign  corporation  or foreign  trust and the
                      U.S.  entity  required  to  withhold  tax  complies  with  applicable  certification requirements; and

                  o   the  beneficial  owner takes one of the  following  steps to obtain an  exemption or reduced tax rate:

                  o   Exemption  for  Non-U.S.   Persons—Form   W-8BEN.   Beneficial   holders  of  global
                      securities  that are  Non-U.S.  persons  generally  can obtain a complete  exemption from the  withholding  tax by filing a signed Form W-8BEN or  Certificate of Foreign
                      Status of  Beneficial  Owner for United  States Tax  Withholding.  Non-U.S.  persons residing  in a country  that has a tax treaty  with the United  States can obtain an exemption  or reduced  tax rate,  depending  on the  treaty  terms,  by filing  Form
                      W-8BEN.  If the  information  shown on Form W-8BEN  changes,  a new Form W-8BEN must be filed within 30 days of the change.

                  o   Exemption for Non-U.S.  persons with  effectively  connected  income—Form  W-8ECI. A
                      Non-U.S.  person,  including a non-U.S.  corporation or bank with a U.S. branch, for which the interest  income is  effectively  connected with its conduct of a trade or business in the United States,  can obtain an exemption from the  withholding tax by filing Form W-8ECI or  Certificate  of Foreign  Person's  Claim for  Exemption  from
                      Withholding  on  Income  Effectively  Connected  with  the  Conduct  of a  Trade  or
                      Business in the United States.

                  o   Exemption for U.S.  Persons—Form  W-9. U.S. persons can obtain a complete  exemption from  the  withholding  tax by  filing  Form W-9 or  Payer's  Request  for  Taxpayer
                      Identification Number and Certification.

         U.S.  Federal  Income Tax Reporting  Procedure.  The holder of a global  security or, in the case of a Form W-8BEN or Form W-8ECI filer,  his agent,  files by submitting the appropriate form to the person through whom it holds the  security—the  clearing  agency,  in the case of persons holding directly on the books of the  clearing  agency.  Form  W-8BEN and Form  W-8ECI  generally  are  effective  until the third succeeding  calendar  year  from the date the form is  signed.  However,  the  W-8BEN  and  W-8ECI  with a taxpayer  identification  number  will  remain  effective  until  a  change  in  circumstances  makes  any information on the form incorrect,  provided that the  withholding  agent reports at least annually to the beneficial owner on Form 1042-S.  The term "U.S. person" means:

                  o   a citizen or resident of the United States;

                  o   a  corporation,   partnership  or  other  entity  treated  as  a  corporation  or  a partnership  for United  States  federal  income tax purposes  organized in or under the laws of the United States or any state  thereof,  including for this purpose the
                      District  of  Columbia,  unless,  in the  case  of a  partnership,  future  Treasury regulations provide otherwise;

                  o   an estate that is subject to U.S.  federal  income tax  regardless  of the source of its income; or

                  o   a  trust  if  a  court  within  the  United  States  is  able  to  exercise  primary supervision  of the  administration  of the  trust  and  one or more  United  States persons have the authority to control all substantial decisions of the trust.

If the  information  shown on Form W-8BEN or Form W-8ECI  changes,  a new Form W-8BEN or Form  W-8ECI,  as applicable,  must be filed  within  30 days of the  change.  Certain  trusts  not  described  in the final bullet of the  preceding  sentence  in  existence  on August 20, 1996 that elect to be treated as a United
States Person will also be a U.S.  person.  The term "Non-U.S.  person" means any person who is not a U.S.
person.  This summary does not deal with all aspects of U.S.  federal income tax  withholding  that may be relevant to foreign  holders of the global  securities.  Investors  are  advised to consult  their own tax advisors for specific tax advice concerning their holding and disposing of the global securities.

                                                                                                         SCHEDULE A

                                CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

         The  description  herein of the Mortgage  Loans is based upon the  estimates  of the  composition thereof as of the Cut-off  Date,  as adjusted to reflect the Stated  Principal  Balances as of the Cut-off
Date.  Prior to the  issuance  of the  Certificates,  Mortgage  Loans  may be  removed  as a result of (i)
Principal  Prepayments  thereof in full prior to April 1, 2006, (ii) requirements of Moody's or S&P, (iii)
delinquencies  or otherwise.  In any such event,  other mortgage loans may be included in the Trust.  SAMI believes that the estimated  information  set forth herein with respect to the Mortgage Loans as presently constituted is  representative  of the  characteristics  thereof at the time the  Certificates are issued, although certain characteristics of the Mortgage Loans may vary.

         Notwithstanding  the  foregoing,  on or prior  to the  Closing  Date,  scheduled  or  unscheduled principal  payments made with respect to the Mortgage Loans may decrease the Stated  Principal  Balance of the Mortgage  Loans as of the Cut-off  Date as set fort in this  Prospectus  Supplement  by as much as ten percent  (10%).  Accordingly,  the initial  principal  balance of any of the Offered  Certificates  by the
Closing  Date is subject to a decrease by as much as ten  percent  (10%) from  amounts  shown on the front cover hereof.

                    Principal Balances of the Mortgage Loans at Origination in Total Group I

                                                                                         Number of Mortgage    Aggregate Stated Principal                     % of
                                                                                               Loans           Balance Outstanding as of                     Mortgage
                                                                                                               Cut-off Date                                    Loans
                              Original Principal Balance ($)                           --------------------- ------------------------------------    --------------------
                                    0   -   100,000                                                     85                          $ 6,582,397                    1.14%
                              100,001   -   200,000                                                    197                           28,987,690                    5.03
                              200,001   -   300,000                                                     93                           23,022,181                    4.00
                              300,001   -   350,000                                                     21                            6,859,435                    1.19
                              350,001   -   400,000                                                     20                            7,422,902                    1.29
                              400,001   -   450,000                                                     89                           38,472,786                    6.68
                              450,001   -   500,000                                                    136                           64,719,685                   11.24
                              500,001   -   550,000                                                    117                           61,388,819                   10.66
                              550,001   -   600,000                                                     83                           48,009,630                    8.34
                              600,001   -   650,000                                                     91                           57,283,054                    9.95
                              650,001   -   700,000                                                     28                           19,075,558                    3.31
                              700,001   -   800,000                                                     50                           37,588,862                    6.53
                              800,001   -   900,000                                                     33                           28,060,515                    4.87
                              900,001   -   1,000,000                                                   50                           48,657,964                    8.45
                            1,000,001   -   1,100,000                                                   17                           17,929,289                    3.11
                            1,100,001   -   1,200,000                                                    9                           10,350,856                    1.80
                            1,200,001   -   1,300,000                                                   12                           15,114,073                    2.62
                            1,300,001   -   1,400,000                                                    8                           10,791,946                    1.87
                            1,400,001   -   1,500,000                                                    9                           13,377,800                    2.32
                            1,500,001  or   greater                                                     16                           32,146,641                    5.58
                                                                                       ----------------------------------------------------------------------------------
                       Total                                                                         1,164                        $ 575,842,083                  100.00%
                                                                                      ==================================================================================

              Minimum Original Principal Balance:                                                           $46,400
              Maximum Original Principal Balance:                                                           $3,870,000
              Average Original Principal Balance:                                                           $494,880

                             Scheduled Principal Balances of the Mortgage Loans as of the Cut-Off Date in Total Group I

                                                                                         Number of Mortgage    Aggregate Stated Principal                     % of
                                                                                               Loans           Balance Outstanding as of                     Mortgage
                                                                                                               Cut-off Date                                    Loans
                              Scheduled Principal Balance ($)                          --------------------- ------------------------------------    --------------------
                                    0   -   100,000                                                     85                          $ 6,582,397                    1.14%
                              100,001   -   200,000                                                    198                           29,159,479                    5.06
                              200,001   -   300,000                                                     92                           22,850,392                    3.97
                              300,001   -   350,000                                                     22                            7,193,839                    1.25
                              350,001   -   400,000                                                     19                            7,088,498                    1.23
                              400,001   -   450,000                                                     90                           38,922,655                    6.76
                              450,001   -   500,000                                                    135                           64,269,816                   11.16
                              500,001   -   550,000                                                    117                           61,388,819                   10.66
                              550,001   -   600,000                                                     83                           48,009,630                    8.34
                              600,001   -   650,000                                                     91                           57,283,054                    9.95
                              650,001   -   700,000                                                     28                           19,075,558                    3.31
                              700,001   -   800,000                                                     50                           37,588,862                    6.53
                              800,001   -   900,000                                                     33                           28,060,515                    4.87
                              900,001   -   1,000,000                                                   50                           48,657,964                    8.45
                            1,000,001   -   1,100,000                                                   17                           17,929,289                    3.11
                            1,100,001   -   1,200,000                                                    9                           10,350,856                    1.80
                            1,200,001   -   1,300,000                                                   12                           15,114,073                    2.62
                            1,300,001   -   1,400,000                                                    8                           10,791,946                    1.87
                            1,400,001   -   1,500,000                                                    9                           13,377,800                    2.32
                            1,500,001  or   greater                                                     16                           32,146,641                    5.58
                                                                                      ----------------------------------------------------------------------------------
                       Total                                                                         1,164                        $ 575,842,083                  100.00%
                                                                                      ==================================================================================

              Minimum Scheduled Principal Balance:                                                          $46,373
              Maximum Scheduled Principal Balance:                                                          $3,867,532
              Average Scheduled Principal Balance:                                                          $494,710

                  Mortgage Rates of the Mortgage Loans as of the Cut-Off Date in Total Group I

                                                                                         Number of Mortgage    Aggregate Stated Principal                     % of
                                                                                               Loans           Balance Outstanding as of                     Mortgage
                                                                                                               Cut-off Date                                    Loans
                              Mortgage Interest Rates($)                               --------------------- ------------------------------------    --------------------
                                4.500   -   4.749                                                        1                            $ 488,715                    0.08%
                                4.750   -   4.999                                                        1                              486,279                    0.08
                                5.000   -   5.249                                                        3                            1,485,051                    0.26
                                5.250   -   5.499                                                        3                            1,531,025                    0.27
                                5.500   -   5.749                                                        8                            4,645,254                    0.81
                                5.750   -   5.999                                                       15                            8,661,487                    1.50
                                6.000   -   6.249                                                       35                           16,749,565                    2.91
                                6.250   -   6.499                                                       50                           31,111,327                    5.40
                                6.500   -   6.749                                                       75                           45,093,275                    7.83
                                6.750   -   6.999                                                      132                           77,918,039                   13.53
                                7.000   -   7.249                                                       66                           39,753,976                    6.90
                                7.250   -   7.499                                                       95                           51,081,263                    8.87
                                7.500   -   7.749                                                      134                           52,789,150                    9.17
                                7.750   -   7.999                                                      145                           67,235,955                   11.68
                                8.000   -   8.249                                                      119                           49,925,796                    8.67
                                8.250   -   8.499                                                      103                           53,568,465                    9.30
                                8.500   -   8.749                                                      105                           45,817,681                    7.96
                                8.750   -   8.999                                                       55                           23,192,991                    4.03
                                9.000   -   9.249                                                       13                            2,560,893                    0.44
                                9.250   -   9.499                                                        3                            1,110,278                    0.19
                                9.500   -   9.749                                                        1                              231,780                    0.04
                               10.250   -   10.499                                                       1                              163,931                    0.03
                               10.500   -   10.749                                                       1                              239,907                    0.04
                                                                                      ----------------------------------------------------------------------------------
                       Total                                                                         1,164                        $ 575,842,083                  100.00%
                                                                                      ==================================================================================

              Minimum Mortgage Rate:                                                                        4.625%
              Maximum Mortgage Rate:                                                                        10.625%
              Weighted Average Mortgage Rate:                                                               7.441%

             Original Loan-to-Value Ratios* in Total Group I

                                                                                         Number of Mortgage    Aggregate Stated Principal                     % of
                                                                                               Loans           Balance Outstanding as of                     Mortgage
                                                                                                               Cut-off Date                                    Loans
                              Loan-to-Value Ratios (%)                                 --------------------- ------------------------------------    --------------------
                                 0.00   -   30.00                                                        3                          $ 1,203,909                    0.21%
                                30.01   -   40.00                                                        3                            1,084,253                    0.19
                                40.01   -   50.00                                                       12                            9,458,608                    1.64
                                50.01   -   55.00                                                       14                           11,648,980                    2.02
                                55.01   -   60.00                                                       11                           10,808,238                    1.88
                                60.01   -   65.00                                                       49                           29,971,305                    5.20
                                65.01   -   70.00                                                       99                           54,264,884                    9.42
                                70.01   -   75.00                                                      171                          113,310,494                   19.68
                                75.01   -   80.00                                                      760                          330,033,009                   57.31
                                80.01   -   85.00                                                        2                            1,134,500                    0.20
                                85.01   -   90.00                                                       17                            7,323,598                    1.27
                                90.01   -   95.00                                                        8                            2,129,909                    0.37
                                95.01   -   100.00                                                      15                            3,470,396                    0.60
                                                                                      ----------------------------------------------------------------------------------
                       Total                                                                         1,164                        $ 575,842,083                  100.00%
                                                                                      ==================================================================================

              Weighted Average Original Loan-to-Value:                                                      75.47%

              *Loan to value ratios are calculated by taking the Original Principal Balance and dividing the lesser of the original appraised value and sell price of the property.

                      Geographic Distribution* of the Mortgage Properties in Total Group I

                                                                                         Number of Mortgage    Aggregate Stated Principal                     % of
                                                                                               Loans           Balance Outstanding as of                     Mortgage
                                                                                                               Cut-off Date                                    Loans
                              Geographic Distribution                                  --------------------- ------------------------------------    --------------------
              Alabama                                                                                   11                          $ 4,190,035                    0.73%
              Arizona                                                                                   57                           33,787,134                    5.87
              Arkansas                                                                                   4                              391,838                    0.07
              California                                                                               353                          218,766,573                   37.99
              Colorado                                                                                  25                           18,691,521                    3.25
              Connecticut                                                                                7                            4,599,202                    0.80
              Delaware                                                                                   3                            1,737,030                    0.30
              District of Columbia                                                                       2                            1,076,000                    0.19
              Florida                                                                                  189                           87,899,876                   15.26
              Georgia                                                                                   73                           16,837,668                    2.92
              Hawaii                                                                                     7                            6,404,000                    1.11
              Idaho                                                                                     18                            5,028,284                    0.87
              Illinois                                                                                  94                           26,998,082                    4.69
              Indiana                                                                                   12                            1,562,259                    0.27
              Iowa                                                                                       1                               46,373                    0.01
              Kentucky                                                                                   2                              637,843                    0.11
              Maryland                                                                                  52                           28,806,103                    5.00
              Massachusetts                                                                             10                            5,159,252                    0.90
              Michigan                                                                                  16                            6,242,452                    1.08
              Minnesota                                                                                  8                            3,084,542                    0.54
              Missouri                                                                                   6                            3,228,239                    0.56
              Nevada                                                                                    42                           22,701,488                    3.94
              New Hampshire                                                                              4                            1,368,688                    0.24
              New Jersey                                                                                15                            8,075,555                    1.40
              New York                                                                                  15                            9,562,123                    1.66
              North Carolina                                                                            15                            6,383,960                    1.11
              Ohio                                                                                      12                            2,977,993                    0.52
              Oregon                                                                                     5                            2,507,027                    0.44
              Pennsylvania                                                                               4                            1,483,074                    0.26
              South Carolina                                                                             8                            4,951,824                    0.86
              Tennessee                                                                                  6                            1,444,686                    0.25
              Texas                                                                                     25                            7,096,294                    1.23
              Utah                                                                                       9                            3,914,287                    0.68
              Virginia                                                                                  37                           20,663,159                    3.59
              Washington                                                                                13                            5,394,648                    0.94
              Wisconsin                                                                                  3                            1,362,969                    0.24
              Wyoming                                                                                    1                              780,000                    0.14
                                                                                      ----------------------------------------------------------------------------------
                       Total                                                                         1,164                        $ 575,842,083                  100.00%
                                                                                      ==================================================================================

              *No more than approximately 0.79% of the Mortgage Loans by Scheduled Principal
               Balance will be secured by properties located in any one zip code area.

               Credit Scores as of the Date of Origination of the Mortgage Loans in Total Group I

                                                                                         Number of Mortgage    Aggregate Stated Principal                     % of
                                                                                               Loans           Balance Outstanding as of                     Mortgage
                                                                                                               Cut-off Date                                    Loans
                              Range of Credit Scores                                   --------------------- ------------------------------------    --------------------
                                    0   -   0                                                           23                          $ 6,701,128                    1.16%
                                  600   -   619                                                          2                            1,490,500                    0.26
                                  620   -   639                                                         96                           44,392,180                    7.71
                                  640   -   659                                                        107                           52,576,019                    9.13
                                  660   -   679                                                        177                           86,157,893                   14.96
                                  680   -   699                                                        197                          103,015,337                   17.89
                                  700   -   719                                                        165                           89,094,376                   15.47
                                  720   -   739                                                        126                           61,938,003                   10.76
                                  740   -   759                                                        104                           48,889,837                    8.49
                                  760   -   779                                                         78                           39,700,987                    6.89
                                  780   -   799                                                         65                           28,737,888                    4.99
                                  800       819                                                         23                           12,697,934                    2.21
                                  820   -   839                                                          1                              450,000                    0.08
                                                                                      ----------------------------------------------------------------------------------
                       Total                                                                         1,164                        $ 575,842,083                  100.00%
                                                                                      ==================================================================================

              Non-Zero Weighted Average Credit Score:                                                       704

                Property Types of the Mortgage Properties in Total Group I

                                                                                         Number of Mortgage    Aggregate Stated Principal                     % of
                                                                                               Loans           Balance Outstanding as of                     Mortgage
                                                                                                               Cut-off Date                                    Loans
                              Property Type                                            --------------------- ------------------------------------    --------------------
              2-4 Family                                                                                49                         $ 24,858,482                    4.32%
              Condominium                                                                              153                           61,708,406                   10.72
              PUD                                                                                      317                          173,843,001                   30.19
              Single Family                                                                            626                          311,013,852                   54.01
              Townhouse                                                                                 19                            4,418,342                    0.77
                                                                                      ----------------------------------------------------------------------------------
                                                                                      ----------------------------------------------------------------------------------
                       Total                                                                         1,164                        $ 575,842,083                  100.00%
                                                                                      ==================================================================================
                                                                                      ==================================================================================

                 Occupancy Status of Mortgage Properties in Total Group I
                                                                                         Number of Mortgage    Aggregate Stated Principal                     % of
                                                                                               Loans           Balance Outstanding as of                     Mortgage
                                                                                                               Cut-off Date                                    Loans
                              Occupancy Status                                         --------------------- ------------------------------------    --------------------
              Investor                                                                                 247                         $ 72,494,983                   12.59%
              Owner Occupied                                                                           792                          439,687,519                   76.36
              Second Home                                                                              125                           63,659,580                   11.06
                                                                                      ----------------------------------------------------------------------------------
                       Total                                                                         1,164                        $ 575,842,083                  100.00%
                                                                                      ==================================================================================

                    Loan Purpose of the Mortgage Loans in Total Group I

                                                                                         Number of Mortgage    Aggregate Stated Principal                     % of
                                                                                               Loans           Balance Outstanding as of                     Mortgage
                                                                                                               Cut-off Date                                    Loans
                              Loan Purpose                                             --------------------- ------------------------------------    --------------------
              Cash Out Refinance                                                                       231                        $ 146,471,491                   25.44%
              Purchase                                                                                 831                          364,403,929                   63.28
              Rate/Term Refinance                                                                      102                           64,966,662                   11.28
                                                                                      ----------------------------------------------------------------------------------
                       Total                                                                         1,164                        $ 575,842,083                  100.00%
                                                                                      ==================================================================================

                 Documentation Type of the Mortgage Loans in Total Group I

                                                                                         Number of Mortgage    Aggregate Stated Principal                     % of
                                                                                               Loans           Balance Outstanding as of                     Mortgage
                                                                                                               Cut-off Date                                    Loans
                              Documentation Type                                       --------------------- ------------------------------------    --------------------
              Full/Alternative                                                                         120                         $ 54,585,951                    9.48%
              No Documentation                                                                         143                           56,872,652                    9.88
              Reduced                                                                                  191                          102,242,413                   17.76
              Stated                                                                                   710                          362,141,067                   62.89
                                                                                      ----------------------------------------------------------------------------------
                       Total                                                                         1,164                        $ 575,842,083                  100.00%
                                                                                      ==================================================================================

                    Original Terms to Stated Maturity of the Mortgage Loans in Total Group I

                                                                                         Number of Mortgage    Aggregate Stated Principal                     % of
                                                                                               Loans           Balance Outstanding as of                     Mortgage
                                                                                                               Cut-off Date                                    Loans
                            Original Term (Months)                                     --------------------- ------------------------------------    --------------------
                                  300                                                                    1                          $ 2,000,000                    0.35%
                                  360                                                                1,154                          568,817,709                   98.78
                                  480                                                                    9                            5,024,373                    0.87
                                                                                      ----------------------------------------------------------------------------------
                       Total                                                                         1,164                        $ 575,842,083                  100.00%
                                                                                      ==================================================================================

              Minimum Original Term to Stated Maturity (Mths):                                              300
              Maximum Original Term to Stated Maturity (Mths):                                              480
              Weighted Average Orig. Term to Stated Mat. (Mths):                                            361

                   Remaining Terms to Stated Maturity of the Mortgage Loans in Total Group I

                                                                                         Number of Mortgage    Aggregate Stated Principal                     % of
                                                                                               Loans           Balance Outstanding as of                     Mortgage
                                                                                                               Cut-off Date                                    Loans
                              Stated Remaining Term (Months)                           --------------------- ------------------------------------    --------------------
                                  240   -   299                                                          1                          $ 2,000,000                    0.35%
                                  300   -   359                                                        861                          376,671,534                   65.41
                                  360   -   360                                                        293                          192,146,175                   33.37
                                  361   -                                                                9                            5,024,373                    0.87
                                                                                      ----------------------------------------------------------------------------------
                       Total                                                                         1,164                        $ 575,842,083                  100.00%
                                                                                      ==================================================================================

              Minimum Remaining Term to Stated Maturity (Mths):                                             299
              Maximum Remaining Term to Stated Maturity (Mths):                                             480
              Weighted Average Rem. Term to Stated Mat. (Mths):                                             360

               Index of the Mortgage Loans in Total Group I

                                                                                         Number of Mortgage    Aggregate Stated Principal                     % of
                                                                                               Loans           Balance Outstanding as of                     Mortgage
                                                                                                               Cut-off Date                                    Loans
                              Index                                                    --------------------- ------------------------------------    --------------------
              1 Mo Libor                                                                                 1                          $ 2,000,000                    0.35%
              1 YR CMT                                                                                   8                            2,305,316                    0.40
              1 YR Libor                                                                               624                          336,634,245                   58.46
              6 Mo Libor                                                                               531                          234,902,522                   40.79
                                                                                      ----------------------------------------------------------------------------------
                       Total                                                                         1,164                        $ 575,842,083                  100.00%
                                                                                      ==================================================================================

                        Rate Adjustment Frequency of the Mortgage Loans in Total Group I

                                                                                          Number of Mortgage    Aggregate Stated Principal                     % of
                                                                                               Loans           Balance Outstanding as of                     Mortgage
                                                                                                               Cut-off Date                                    Loans
                              Rate Adjustment Frequency                                --------------------- ------------------------------------    --------------------
              1 Month                                                                                    1                          $ 2,000,000                    0.35%
              6 Months                                                                                 531                          234,902,522                   40.79
              12 Months                                                                                632                          338,939,561                   58.86
                                                                                      ----------------------------------------------------------------------------------
                       Total                                                                         1,164                        $ 575,842,083                  100.00%
                                                                                      ==================================================================================

                     Months to Next Rate Adjustment* of the Mortgage Loans in Total Group I

                                                                                         Number of Mortgage    Aggregate Stated Principal                     % of
                                                                                               Loans           Balance Outstanding as of                     Mortgage
                                                                                                               Cut-off Date                                    Loans
                              Months to Next Rate Adjustment                           --------------------- ------------------------------------    --------------------
                                    0   -   3                                                            2                          $ 2,293,300                    0.40%
                                    4   -   6                                                            2                            1,017,909                    0.18
                                    7   -   9                                                            5                            1,308,260                    0.23
                                   10   -   12                                                           1                              100,307                    0.02
                                   13   -   15                                                           4                              992,841                    0.17
                                   19   -   21                                                           2                            1,152,196                    0.20
                                   22   -   24                                                          10                            2,638,264                    0.46
                                   25   -   27                                                           4                              722,384                    0.13
                                   28   -   30                                                           1                              136,766                    0.02
                                   31   -   33                                                           6                            1,360,456                    0.24
                                   34   -   36                                                          87                           28,050,099                    4.87
                                   49   -   51                                                           3                              902,000                    0.16
                                   52   -   54                                                           1                            1,000,000                    0.17
                                   55   -   57                                                          69                           16,223,653                    2.82
                                   58   -   60                                                         967                          517,943,649                   89.95
                                                                                      ----------------------------------------------------------------------------------
                       Total                                                                         1,164                        $ 575,842,083                  100.00%
                                                                                      ==================================================================================

              Weighted Average Months to Next Rate Adjustment :                                             57

              *Months to next rate adjustment is calculated by using the first rate adjustment date for the loans still in a hybrid period and by using next rate adjustment for loans that are fully indexed.

                     Maximum Lifetime Mortgage Rate of the Mortgage Loans in Total Group I

                                                                                         Number of Mortgage    Aggregate Stated Principal                     % of
                                                                                               Loans           Balance Outstanding as of                     Mortgage
                                                                                                               Cut-off Date                                    Loans
                              Maximum Mortgage Rates (%)                               --------------------- ------------------------------------    --------------------
                                9.751   -   10.000                                                       2                          $ 1,029,380                    0.18%
                               10.001   -   10.250                                                       3                            1,556,600                    0.27
                               10.251   -   10.500                                                       6                            3,790,625                    0.66
                               10.501   -   10.750                                                       4                            1,832,769                    0.32
                               10.751   -   11.000                                                      19                           10,672,273                    1.85
                               11.001   -   11.250                                                      27                           16,535,628                    2.87
                               11.251   -   11.500                                                      56                           37,328,383                    6.48
                               11.501   -   11.750                                                      69                           45,229,523                    7.85
                               11.751   -   12.000                                                      96                           59,993,879                   10.42
                               12.001   -   12.250                                                      49                           30,300,433                    5.26
                               12.251   -   12.500                                                      93                           44,567,965                    7.74
                               12.501   -   12.750                                                     112                           52,026,469                    9.03
                               12.751   -   13.000                                                     156                           77,964,081                   13.54
                               13.001   -   13.250                                                      95                           47,113,172                    8.18
                               13.251   -   13.500                                                     145                           72,408,073                   12.57
                               13.501   -   13.750                                                     110                           38,331,842                    6.66
                               13.751   -   14.000                                                      51                           13,833,064                    2.40
                               14.001   -   14.250                                                      18                            5,302,474                    0.92
                               14.251   -   14.500                                                      34                            9,273,201                    1.61
                               14.501   -   14.750                                                      11                            2,688,821                    0.47
                               14.751   -   15.000                                                       3                            2,840,400                    0.49
                               15.001   -   15.250                                                       2                              251,339                    0.04
                               15.501   -   15.750                                                       2                              471,688                    0.08
                               16.001  or   greater                                                      1                              500,000                    0.09
                                                                                      ----------------------------------------------------------------------------------
                       Total                                                                         1,164                        $ 575,842,083                  100.00%
                                                                                      ==================================================================================

              Weighted Average Maximum Mortgage Rate:                                                       12.632%

                 Periodic Rate Cap of the Mortgage Loans in Total Group I

                                                                                         Number of Mortgage    Aggregate Stated Principal                     % of
                                                                                               Loans           Balance Outstanding as of                     Mortgage
                                                                                                               Cut-off Date                                    Loans
                              Periodic Rate Cap (%)                                    --------------------- ------------------------------------    --------------------
              NonCapped                                                                                 26                          $ 6,852,148                    1.19%
              1.000                                                                                    420                          206,033,956                   35.78
              2.000                                                                                    717                          362,455,978                   62.94
              6.000                                                                                      1                              500,000                    0.09
                                                                                      ----------------------------------------------------------------------------------
                       Total                                                                         1,164                        $ 575,842,083                  100.00%
                                                                                      ==================================================================================

              Non-Zero Weighted Average Periodic Rate Cap:                                                  1.641%

                  Initial Rate Cap of the Mortgage Loans in Total Group I

                                                                                         Number of Mortgage    Aggregate Stated Principal                     % of
                                                                                               Loans           Balance Outstanding as of                     Mortgage
                                                                                                               Cut-off Date                                    Loans
                              Initial Rate Cap (%)                                     --------------------- ------------------------------------    --------------------
              NonCapped                                                                                 20                          $ 5,267,948                    0.91%
              2.000                                                                                     74                           21,872,641                    3.80
              3.000                                                                                     16                            4,236,680                    0.74
              5.000                                                                                    883                          472,912,709                   82.13
              6.000                                                                                    169                           71,191,105                   12.36
              6.125                                                                                      1                              140,700                    0.02
              6.375                                                                                      1                              220,300                    0.04
                                                                                      ----------------------------------------------------------------------------------
                       Total                                                                         1,164                        $ 575,842,083                  100.00%
                                                                                      ==================================================================================

              Non-Zero Weighted Average Initial Rate Cap:                                                   4.996%

                    Gross Margin of the Mortgage Loans in Total Group I

                                                                                         Number of Mortgage    Aggregate Stated Principal                     % of
                                                                                               Loans           Balance Outstanding as of                     Mortgage
                                                                                                               Cut-off Date                                    Loans
                              Gross Margins (%)                                        --------------------- ------------------------------------    --------------------
                                1.501   -   2.000                                                        1                            $ 720,000                    0.13%
                                2.001   -   2.500                                                    1,123                          559,689,475                   97.19
                                2.501   -   3.000                                                       26                           10,171,708                    1.77
                                3.001   -   3.500                                                        4                              991,882                    0.17
                                3.501   -   4.000                                                        3                            1,333,300                    0.23
                                4.501   -   5.000                                                        3                            1,057,261                    0.18
                                5.001   -   5.500                                                        4                            1,878,456                    0.33
                                                                                      ----------------------------------------------------------------------------------
                       Total                                                                         1,164                        $ 575,842,083                  100.00%
                                                                                      ==================================================================================

              Weighted Average Gross Margin:                                                                2.280%

            Interest Only Feature of the Mortgage Loans in Total Group I
                                                                                         Number of Mortgage    Aggregate Stated Principal                     % of
                                                                                               Loans           Balance Outstanding as of                     Mortgage
                                                                                                               Cut-off Date                                    Loans
                              Interest Only Feature                                    --------------------- ------------------------------------    --------------------
              None                                                                                     199                         $ 61,638,130                   10.70%
              3 Years                                                                                   38                           10,193,790                    1.77
              5 Years                                                                                  265                          107,930,838                   18.74
              10 Years                                                                                 662                          396,079,325                   68.78
                                                                                      ----------------------------------------------------------------------------------
                       Total                                                                         1,164                        $ 575,842,083                  100.00%
                                                                                      ==================================================================================

                 Original Prepayment Penalty Term of the Mortgage Loans in Total Group I

                                                                                         Number of Mortgage    Aggregate Stated Principal                     % of
                                                                                               Loans           Balance Outstanding as of                     Mortgage
                                                                                                               Cut-off Date                                    Loans
                              Original Prepayment Penalty Term (Months)               --------------------- ------------------------------------    --------------------
              None                                                                                     767                        $ 363,941,765                   63.20%
              5 Months                                                                                   2                            1,738,200                    0.30
              6 Months                                                                                  25                           12,949,691                    2.25
              7 Months                                                                                   3                            2,040,000                    0.35
              12 Months                                                                                100                           60,752,412                   10.55
              24 Months                                                                                  4                            1,898,960                    0.33
              36 Months                                                                                239                          116,564,171                   20.24
              60 Months                                                                                 24                           15,956,884                    2.77
                                                                                       ----------------------------------------------------------------------------------
                       Total                                                                         1,164                        $ 575,842,083                  100.00%
                                                                                      ==================================================================================

                   Principal Balances of the Mortgage Loans at Origination in Total Group II

                                                                                         Number of Mortgage    Aggregate Stated Principal                     % of
                                                                                               Loans           Balance Outstanding as of                     Mortgage
                                                                                                               Cut-off Date                                    Loans
                              Original Principal Balance ($)                           --------------------- ------------------------------------    --------------------
                                    0   -   100,000                                                     64                          $ 5,082,661                    0.73%
                              100,001   -   200,000                                                    455                           68,847,652                    9.92
                              200,001   -   300,000                                                    293                           72,341,191                   10.42
                              300,001   -   350,000                                                     69                           22,345,364                    3.22
                              350,001   -   400,000                                                     60                           22,437,142                    3.23
                              400,001   -   450,000                                                    119                           50,513,362                    7.28
                              450,001   -   500,000                                                    151                           72,025,511                   10.38
                              500,001   -   550,000                                                    109                           57,191,093                    8.24
                              550,001   -   600,000                                                     90                           51,746,460                    7.46
                              600,001   -   650,000                                                     76                           47,959,890                    6.91
                              650,001   -   700,000                                                     28                           18,958,895                    2.73
                              700,001   -   800,000                                                     55                           41,283,748                    5.95
                              800,001   -   900,000                                                     29                           24,511,680                    3.53
                              900,001   -   1,000,000                                                   49                           47,561,340                    6.85
                            1,000,001   -   1,100,000                                                    3                            3,232,000                    0.47
                            1,100,001   -   1,200,000                                                   11                           12,732,508                    1.83
                            1,200,001   -   1,300,000                                                   11                           13,644,672                    1.97
                            1,300,001   -   1,400,000                                                   10                           13,738,098                    1.98
                            1,400,001   -   1,500,000                                                    8                           11,694,529                    1.68
                            1,500,001  or   greater                                                     19                           36,234,744                    5.22
                                                                                      ----------------------------------------------------------------------------------
                                                                                      ----------------------------------------------------------------------------------
                       Total                                                                         1,709                        $ 694,082,539                  100.00%
                                                                                      ==================================================================================
                                                                                      ==================================================================================

              Minimum Original Principal Balance:                                                           $40,410
              Maximum Original Principal Balance:                                                           $2,698,500
              Average Original Principal Balance:                                                           $406,998

                             Scheduled Principal Balances of the Mortgage Loans as of the Cut-Off Date in Total Group II

                                                                                         Number of Mortgage    Aggregate Stated Principal                     % of
                                                                                               Loans           Balance Outstanding as of                     Mortgage
                                                                                                               Cut-off Date                                    Loans
                              Scheduled Principal Balance ($)                          --------------------- ------------------------------------    --------------------
                                    0   -   100,000                                                     65                          $ 5,084,503                    0.73%
                              100,001   -   200,000                                                    455                           68,847,652                    9.92
                              200,001   -   300,000                                                    295                           72,901,191                   10.50
                              300,001   -   350,000                                                     70                           22,662,364                    3.27
                              350,001   -   400,000                                                     60                           22,557,277                    3.25
                              400,001   -   450,000                                                    117                           50,338,604                    7.25
                              450,001   -   500,000                                                    152                           72,525,511                   10.45
                              500,001   -   550,000                                                    108                           56,810,957                    8.19
                              550,001   -   600,000                                                     89                           51,302,377                    7.39
                              600,001   -   650,000                                                     75                           47,459,890                    6.84
                              650,001   -   700,000                                                     28                           18,958,895                    2.73
                              700,001   -   800,000                                                     55                           41,283,748                    5.95
                              800,001   -   900,000                                                     29                           24,511,680                    3.53
                              900,001   -   1,000,000                                                   49                           47,561,340                    6.85
                            1,000,001   -   1,100,000                                                    3                            3,232,000                    0.47
                            1,100,001   -   1,200,000                                                   11                           12,732,508                    1.83
                            1,200,001   -   1,300,000                                                   11                           13,644,672                    1.97
                            1,300,001   -   1,400,000                                                   10                           13,738,098                    1.98
                            1,400,001   -   1,500,000                                                    8                           11,694,529                    1.68
                            1,500,001  or   greater                                                     19                           36,234,744                    5.22
                                                                                      ----------------------------------------------------------------------------------
                                                                                      ----------------------------------------------------------------------------------
                       Total                                                                         1,709                        $ 694,082,539                  100.00%
                                                                                      ==================================================================================
                                                                                      ==================================================================================

              Minimum Scheduled Principal Balance:                                                          $1,841
              Maximum Scheduled Principal Balance:                                                          $2,698,500
              Average Scheduled Principal Balance:                                                          $406,134

                 Mortgage Rates of the Mortgage Loans as of the Cut-Off Date in Total Group II

                                                                                         Number of Mortgage    Aggregate Stated Principal                     % of
                                                                                               Loans           Balance Outstanding as of                     Mortgage
                                                                                                               Cut-off Date                                    Loans
                              Mortgage Interest Rates (%)                              --------------------- ------------------------------------    --------------------
                                3.750   -   3.999                                                        1                            $ 185,923                    0.03%
                                4.250   -   4.499                                                        2                            1,071,264                    0.15
                                4.500   -   4.749                                                        1                              401,566                    0.06
                                4.750   -   4.499                                                        3                            1,104,560                    0.16
                                5.000   -   5.249                                                        3                            1,978,596                    0.29
                                5.250   -   5.499                                                        2                            1,059,422                    0.15
                                5.500   -   5.749                                                       13                            5,583,606                    0.80
                                5.750   -   5.999                                                       30                           12,309,070                    1.77
                                6.000   -   6.249                                                       56                           24,026,876                    3.46
                                6.250   -   6.499                                                      141                           51,844,898                    7.47
                                6.500   -   6.749                                                      262                          111,364,031                   16.04
                                6.750   -   6.999                                                      403                          179,507,607                   25.86
                                7.000   -   7.249                                                      259                          103,329,434                   14.89
                                7.250   -   7.499                                                      246                           94,524,647                   13.62
                                7.500   -   7.749                                                      104                           37,280,216                    5.37
                                7.750   -   7.999                                                       79                           31,101,971                    4.48
                                8.000   -   8.249                                                       22                            7,466,910                    1.08
                                8.250   -   8.499                                                       36                           16,278,885                    2.35
                                8.500   -   8.749                                                       23                            6,986,216                    1.01
                                8.750   -   8.999                                                       20                            5,733,922                    0.83
                                9.000   -   9.249                                                        2                              748,000                    0.11
                               10.250   -   10.499                                                       1                              194,920                    0.03
                                                                                      ----------------------------------------------------------------------------------
                                                                                      ----------------------------------------------------------------------------------
                       Total                                                                         1,709                        $ 694,082,539                  100.00%
                                                                                      ==================================================================================
                                                                                      ==================================================================================

              Minimum Mortgage Rate:                                                                        3.875%
              Maximum Mortgage Rate:                                                                        10.375%
              Weighted Average Mortgage Rate:                                                               6.940%

             Original Loan-to-Value Ratios* in Total Group II
                                                                                         Number of Mortgage    Aggregate Stated Principal                     % of
                                                                                               Loans           Balance Outstanding as of                     Mortgage
                                                                                                               Cut-off Date                                    Loans
                              Loan-to-Value Ratios (%)                                 --------------------- ------------------------------------    --------------------
                                 0.00   -   30.00                                                        7                          $ 2,002,325                    0.29%
                                30.01   -   40.00                                                        7                            1,863,250                    0.27
                                40.01   -   50.00                                                       38                           14,595,477                    2.10
                                50.01   -   55.00                                                       19                            7,894,972                    1.14
                                55.01   -   60.00                                                       42                           17,434,883                    2.51
                                60.01   -   65.00                                                       67                           31,366,163                    4.52
                                65.01   -   70.00                                                      127                           81,588,230                   11.75
                                70.01   -   75.00                                                      138                           77,399,022                   11.15
                                75.01   -   80.00                                                      992                          394,691,486                   56.87
                                80.01   -   85.00                                                        6                            2,287,953                    0.33
                                85.01   -   90.00                                                       51                           12,958,689                    1.87
                                90.01   -   95.00                                                       28                            7,970,547                    1.15
                                95.01   -   100.00                                                     187                           42,029,541                    6.06
                                                                                      ----------------------------------------------------------------------------------
                                                                                      ----------------------------------------------------------------------------------
                       Total                                                                         1,709                        $ 694,082,539                  100.00%
                                                                                      ==================================================================================
                                                                                      ==================================================================================

              Weighted Average Original Loan-to-Value:                                                      76.84%

              *Loan to value ratios are calculated by taking the Original Principal Balance and dividing the lesser of the original appraised value and sell price of the property.

                     Geographic Distribution* of the Mortgage Properties in Total Group II

                                                                                         Number of Mortgage    Aggregate Stated Principal                     % of
                                                                                               Loans           Balance Outstanding as of                     Mortgage
                                                                                                               Cut-off Date                                    Loans
                             Geographic Distribution                                   --------------------- ------------------------------------    --------------------
              Alabama                                                                                    9                          $ 3,139,167                    0.45%
              Arizona                                                                                   47                           21,382,580                    3.08
              California                                                                               412                          237,108,800                   34.16
              Colorado                                                                                  30                           16,072,421                    2.32
              Connecticut                                                                                8                            5,586,221                    0.80
              District of Columbia                                                                       2                              562,900                    0.08
              Florida                                                                                  418                          131,555,871                   18.95
              Georgia                                                                                  313                           84,325,658                   12.15
              Hawaii                                                                                     7                            7,964,848                    1.15
              Idaho                                                                                      3                              683,067                    0.10
              Illinois                                                                                  46                           14,056,171                    2.03
              Indiana                                                                                    2                              109,817                    0.02
              Kentucky                                                                                   3                              430,632                    0.06
              Louisiana                                                                                  1                              519,624                    0.07
              Maine                                                                                      2                              520,443                    0.07
              Maryland                                                                                  20                            9,553,601                    1.38
              Massachusetts                                                                             21                           14,645,058                    2.11
              Michigan                                                                                  10                            2,092,687                    0.30
              Minnesota                                                                                  2                            2,548,000                    0.37
              Mississippi                                                                                1                               45,000                    0.01
              Missouri                                                                                   4                              687,198                    0.10
              Montana                                                                                    1                            1,225,000                    0.18
              Nevada                                                                                    51                           25,027,367                    3.61
              New Hampshire                                                                              3                            1,307,112                    0.19
              New Jersey                                                                                23                           13,795,056                    1.99
              New Mexico                                                                                 1                              649,885                    0.09
              New York                                                                                  29                           18,612,178                    2.68
              North Carolina                                                                            90                           25,189,771                    3.63
              Ohio                                                                                       8                            2,400,785                    0.35
              Oregon                                                                                    10                            4,426,495                    0.64
              Pennsylvania                                                                               6                            1,815,705                    0.26
              Rhode Island                                                                               2                              772,402                    0.11
              South Carolina                                                                            19                            5,846,366                    0.84
              Tennessee                                                                                  4                            1,023,437                    0.15
              Texas                                                                                     18                            3,680,610                    0.53
              Utah                                                                                       5                            1,692,588                    0.24
              Virginia                                                                                  38                           17,309,418                    2.49
              Washington                                                                                34                           13,278,401                    1.91
              West Virginia                                                                              1                              312,732                    0.05
              Wisconsin                                                                                  3                            1,491,609                    0.21
              Wyoming                                                                                    2                              635,863                    0.09
                                                                                      ----------------------------------------------------------------------------------
                       Total                                                                         1,709                        $ 694,082,539                  100.00%
                                                                                      ==================================================================================

              *No more than approximately 0.82% of the Mortgage Loans by Scheduled Principal
               Balance will be secured by properties located in any one zip code area.

              Credit Scores as of the Date of Origination of the Mortgage Loans in Total Group II

                                                                                         Number of Mortgage    Aggregate Stated Principal                     % of
                                                                                               Loans           Balance Outstanding as of                     Mortgage
                                                                                                               Cut-off Date                                    Loans
                               Range of Credit Scores                                  --------------------- ------------------------------------    --------------------
                                    0   -   0                                                            7                          $ 3,081,703                    0.44%
                                  575   -   599                                                          1                              546,150                    0.08
                                  600   -   619                                                         11                            5,122,455                    0.74
                                  620   -   639                                                         62                           30,876,009                    4.45
                                  640   -   659                                                        117                           50,863,445                    7.33
                                  660   -   679                                                        194                           88,808,873                   12.80
                                  680   -   699                                                        245                          101,885,217                   14.68
                                  700   -   719                                                        255                           93,269,449                   13.44
                                  720   -   739                                                        211                           88,809,093                   12.80
                                  740   -   759                                                        209                           77,685,738                   11.19
                                  760   -   779                                                        200                           74,107,541                   10.68
                                  780   -   799                                                        138                           55,547,455                    8.00
                                  800   -   819                                                         59                           23,479,411                    3.38
                                                                                      ----------------------------------------------------------------------------------
                       Total                                                                         1,709                        $ 694,082,539                  100.00%
                                                                                      ==================================================================================

              Non-Zero Weighted Average Credit Score:                                                       715

                Property Types of the Mortgage Properties in Total Group II

                                                                                         Number of Mortgage    Aggregate Stated Principal                     % of
                                                                                               Loans           Balance Outstanding as of                     Mortgage
                                                                                                               Cut-off Date                                    Loans
                              Property Type                                            --------------------- ------------------------------------    --------------------
              2-4 Family                                                                                54                         $ 29,435,950                    4.24%
              Condominium                                                                              285                           90,059,766                   12.98
              PUD                                                                                      579                          226,169,872                   32.59
              Single Family                                                                            786                          347,712,612                   50.10
              Townhouse                                                                                  5                              704,340                    0.10
                                                                                      ----------------------------------------------------------------------------------
                       Total                                                                         1,709                        $ 694,082,539                  100.00%
                                                                                      ==================================================================================

                 Occupancy Status of Mortgage Properties in Total Group II

                                                                                         Number of Mortgage    Aggregate Stated Principal                     % of
                                                                                               Loans           Balance Outstanding as of                     Mortgage
                                                                                                               Cut-off Date                                    Loans
                              Occupancy Status                                         --------------------- ------------------------------------    --------------------
              Investor                                                                                 211                         $ 62,006,253                    8.93%
              Owner Occupied                                                                         1,278                          556,324,780                   80.15
              Second Home                                                                              220                           75,751,506                   10.91
                                                                                      ----------------------------------------------------------------------------------
                                                                                      ----------------------------------------------------------------------------------
                       Total                                                                         1,709                        $ 694,082,539                  100.00%
                                                                                      ==================================================================================
                                                                                      ==================================================================================

                   Loan Purpose of the Mortgage Loans in Total Group II

                                                                                         Number of Mortgage    Aggregate Stated Principal                     % of
                                                                                               Loans           Balance Outstanding as of                     Mortgage
                                                                                                               Cut-off Date                                    Loans
                              Loan Purpose                                             --------------------- ------------------------------------    --------------------
              Cash Out Refinance                                                                       403                        $ 190,810,637                   27.49%
              Purchase                                                                               1,143                          429,920,553                   61.94
              Rate/Term Refinance                                                                      163                           73,351,348                   10.57
                                                                                      ----------------------------------------------------------------------------------
                       Total                                                                         1,709                        $ 694,082,539                  100.00%
                                                                                      ==================================================================================

                Documentation Type of the Mortgage Loans in Total Group II

                                                                                         Number of Mortgage    Aggregate Stated Principal                     % of
                                                                                               Loans           Balance Outstanding as of                     Mortgage
                                                                                                               Cut-off Date                                    Loans
                              Documentation Type                                       --------------------- ------------------------------------    --------------------
              Full/Alternative                                                                         596                        $ 194,883,124                   28.08%
              No Documentation                                                                          74                           23,668,734                    3.41
              Reduced                                                                                  146                           57,100,035                    8.23
              Stated                                                                                   893                          418,430,646                   60.29
                                                                                      ----------------------------------------------------------------------------------
                       Total                                                                         1,709                        $ 694,082,539                  100.00%
                                                                                      ==================================================================================

                   Original Terms to Stated Maturity of the Mortgage Loans in Total Group II

                                                                                         Number of Mortgage    Aggregate Stated Principal                     % of
                                                                                               Loans           Balance Outstanding as of                     Mortgage
                                                                                                               Cut-off Date                                    Loans
                             Original Term (Months)                                    --------------------- ------------------------------------    --------------------
                                  360                                                                1,701                        $ 692,054,296                   99.71%
                                  480                                                                    8                            2,028,243                    0.29
                                                                                      ----------------------------------------------------------------------------------
                       Total                                                                         1,709                        $ 694,082,539                  100.00%
                                                                                      ==================================================================================

              Minimum Original Term to Stated Maturity (Mths):                                              360
              Maximum Original Term to Stated Maturity (Mths):                                              480
              Weighted Average Orig. Term to Stated Mat. (Mths):                                            360

                   Remaining Terms to Stated Maturity of the Mortgage Loans in Total Group II

                                                                                         Number of Mortgage    Aggregate Stated Principal                     % of
                                                                                               Loans           Balance Outstanding as of                     Mortgage
                                                                                                               Cut-off Date                                    Loans
                              Stated Remaining Term (Months)                           --------------------- ------------------------------------    --------------------
                                  300   -   359                                                      1,672                        $ 678,896,924                   97.81%
                                  360   -   360                                                         29                           13,157,372                    1.90
                                  361   -                                                                8                            2,028,243                    0.29
                                                                                      ----------------------------------------------------------------------------------
                       Total                                                                         1,709                        $ 694,082,539                  100.00%
                                                                                      ==================================================================================

              Minimum Remaining Term to Stated Maturity (Mths):                                             332
              Maximum Remaining Term to Stated Maturity (Mths):                                             479
              Weighted Average Rem. Term to Stated Mat. (Mths):                                             359

              Index of the Mortgage Loans in Total Group II

                                                                                         Number of Mortgage    Aggregate Stated Principal                     % of
                                                                                               Loans           Balance Outstanding as of                     Mortgage
                                                                                                               Cut-off Date                                    Loans
                              Index                                                    --------------------- ------------------------------------    --------------------
              1 YR CMT                                                                                  26                         $ 12,187,807                    1.76%
              1 YR Libor                                                                             1,381                          579,503,542                   83.49
              6 Mo Libor                                                                               302                          102,391,190                   14.75
                                                                                      ----------------------------------------------------------------------------------
                       Total                                                                         1,709                        $ 694,082,539                  100.00%
                                                                                      ==================================================================================

                       Rate Adjustment Frequency of the Mortgage Loans in Total Group II

                                                                                          Number of Mortgage    Aggregate Stated Principal                     % of
                                                                                               Loans           Balance Outstanding as of                     Mortgage
                                                                                                               Cut-off Date                                    Loans
                             Rate Adjustment Frequency                                 --------------------- ------------------------------------    --------------------
              6  Months                                                                                302                        $ 102,391,190                   14.75%
              12 Months                                                                              1,407                          591,691,349                   85.25
                                                                                      ----------------------------------------------------------------------------------
                       Total                                                                         1,709                        $ 694,082,539                  100.00%
                                                                                      ==================================================================================

                    Months to Next Rate Adjustment* of the Mortgage Loans in Total Group II

                                                                                         Number of Mortgage    Aggregate Stated Principal                     % of
                                                                                               Loans           Balance Outstanding as of                     Mortgage
                                                                                                               Cut-off Date                                    Loans
                              Months to Next Rate Adjustment                           --------------------- ------------------------------------    --------------------
                                   31   -   33                                                           1                            $ 671,476                    0.10%
                                   40   -   42                                                           2                              882,293                    0.13
                                   43   -   45                                                           2                              716,229                    0.10
                                   46   -   48                                                           4                            1,743,688                    0.25
                                   49   -   51                                                           5                            1,702,031                    0.25
                                   52   -   54                                                           8                            4,341,927                    0.63
                                   55   -   57                                                          76                           22,822,234                    3.29
                                   58   -   60                                                         390                          133,168,753                   19.19
                                   73   -   75                                                           2                            1,527,672                    0.22
                                   76   -   78                                                           8                            3,850,799                    0.55
                                   79   -   81                                                         124                           50,639,006                    7.30
                                   82   -   84                                                         868                          412,894,213                   59.49
                                  106   -   108                                                          5                              932,159                    0.13
                                  109   -   111                                                          2                              510,320                    0.07
                                  112   -   114                                                          8                            2,890,428                    0.42
                                  115   -   117                                                         43                           11,254,005                    1.62
                                  118   -   120                                                        161                           43,535,304                    6.27
                                                                                      ----------------------------------------------------------------------------------
                       Total                                                                         1,709                        $ 694,082,539                  100.00%
                                                                                      ==================================================================================

              Weighted Average Months to Next Rate Adjustment :                                             80

              *Months to next rate adjustment is calculated by using the first rate adjustment date for the loans still in a hybrid period and by using next rate adjustment for loans that are fully indexed.

                     Maximum Lifetime Mortgage Rate of the Mortgage Loans in Total Group II

                                                                                         Number of Mortgage    Aggregate Stated Principal                     % of
                                                                                               Loans           Balance Outstanding as of                     Mortgage
                                                                                                               Cut-off Date                                    Loans
                              Maximum Mortgage Rates (%)                               --------------------- ------------------------------------    --------------------
                                        -   9.750                                                        2                            $ 857,399                    0.12%
                                9.751   -   10.000                                                       1                              940,000                    0.14
                               10.001   -   10.250                                                       3                            1,209,560                    0.17
                               10.251   -   10.500                                                       3                            1,144,452                    0.16
                               10.501   -   10.750                                                       8                            2,623,615                    0.38
                               10.751   -   11.000                                                      15                            5,756,380                    0.83
                               11.001   -   11.250                                                      32                           12,286,352                    1.77
                               11.251   -   11.500                                                     104                           52,761,743                    7.60
                               11.501   -   11.750                                                     170                           85,823,874                   12.37
                               11.751   -   12.000                                                     234                          126,324,931                   18.20
                               12.001   -   12.250                                                     206                           94,714,736                   13.65
                               12.251   -   12.500                                                     184                           72,155,664                   10.40
                               12.501   -   12.750                                                     165                           63,252,577                    9.11
                               12.751   -   13.000                                                     203                           69,918,492                   10.07
                               13.001   -   13.250                                                     140                           46,036,105                    6.63
                               13.251   -   13.500                                                     102                           22,426,935                    3.23
                               13.501   -   13.750                                                      68                           18,098,597                    2.61
                               13.751   -   14.000                                                      34                           10,533,614                    1.52
                               14.001   -   14.250                                                       9                            2,428,413                    0.35
                               14.251   -   14.500                                                      14                            2,806,458                    0.40
                               14.501   -   14.750                                                       8                            1,267,723                    0.18
                               14.751   -   15.000                                                       3                              520,000                    0.07
                               15.251  or   Greater                                                      1                              194,920                    0.03
                                                                                      ----------------------------------------------------------------------------------
                                                                                      ----------------------------------------------------------------------------------
                       Total                                                                         1,709                        $ 694,082,539                  100.00%
                                                                                      ==================================================================================
                                                                                      ==================================================================================

              Weighted Average Maximum Mortgage Rate:                                                       12.322%

                 Periodic Rate Cap of the Mortgage Loans in Total Group II

                                                                                         Number of Mortgage    Aggregate Stated Principal                     % of
                                                                                               Loans           Balance Outstanding as of                     Mortgage
                                                                                                               Cut-off Date                                    Loans
                              Periodic Rate Cap (%)                                    --------------------- ------------------------------------    --------------------
              NonCapped                                                                                  4                          $ 1,279,916                    0.18%
              1.000                                                                                    155                           61,648,952                    8.88
              2.000                                                                                  1,548                          630,673,170                   90.86
              2.250                                                                                      2                              480,500                    0.07
                                                                                      ----------------------------------------------------------------------------------
                       Total                                                                         1,709                        $ 694,082,539                  100.00%
                                                                                      ==================================================================================

              Non Zero Weighted Average Periodic Rate Cap:                                                  1.911%

                 Initial Rate Cap of the Mortgage Loans in Total Group II

                                                                                         Number of Mortgage    Aggregate Stated Principal                     % of
                                                                                               Loans           Balance Outstanding as of                     Mortgage
                                                                                                               Cut-off Date                                    Loans
                              Initial Rate Cap (%)                                     --------------------- ------------------------------------    --------------------
              NonCapped                                                                                  5                          $ 1,399,916                    0.20%
              2.000                                                                                      1                              124,600                    0.02
              3.000                                                                                      2                              549,284                    0.08
              5.000                                                                                  1,471                          613,606,660                   88.41
              6.000                                                                                    199                           68,675,751                    9.89
              6.125                                                                                      7                            1,453,541                    0.21
              6.250                                                                                      8                            1,799,894                    0.26
              6.375                                                                                      2                              400,850                    0.06
              6.500                                                                                      3                              648,899                    0.09
              6.625                                                                                      1                              799,958                    0.12
              6.750                                                                                      1                              280,000                    0.04
              7.000                                                                                      1                              725,000                    0.10
              7.250                                                                                      4                            1,658,785                    0.24
              7.375                                                                                      1                              514,800                    0.07
              7.500                                                                                      3                            1,444,600                    0.21
                                                                                      ----------------------------------------------------------------------------------
                                                                                      ----------------------------------------------------------------------------------
                       Total                                                                         1,709                        $ 694,082,539                  100.00%
                                                                                      ==================================================================================
                                                                                      ==================================================================================

              Non Zero Weighted Average Initial Rate Cap:                                                   5.122%

                   Gross Margin of the Mortgage Loans in Total Group II

                                                                                         Number of Mortgage    Aggregate Stated Principal                     % of
                                                                                               Loans           Balance Outstanding as of                     Mortgage
                                                                                                               Cut-off Date                                    Loans
                             Gross Margins (%)                                         --------------------- ------------------------------------    --------------------
                                2.001   -   2.500                                                    1,663                        $ 674,725,838                   97.21%
                                2.501   -   3.000                                                       41                           17,936,104                    2.58
                                3.001   -   3.500                                                        4                            1,240,597                    0.18
                                4.501   -   5.000                                                        1                              180,000                    0.03
                                                                                      ----------------------------------------------------------------------------------
                                                                                      ----------------------------------------------------------------------------------
                       Total                                                                         1,709                        $ 694,082,539                  100.00%
                                                                                      ==================================================================================
                                                                                      ==================================================================================

              Weighted Average Gross Margin:                                                                2.269%

            Interest Only Feature of the Mortgage Loans in Total Group II

                                                                                         Number of Mortgage    Aggregate Stated Principal                     % of
                                                                                               Loans           Balance Outstanding as of                     Mortgage
                                                                                                               Cut-off Date                                    Loans
                              Interest Only Feature                                    --------------------- ------------------------------------    --------------------
              None                                                                                     168                         $ 50,987,129                    7.35%
              3 Years                                                                                   12                            6,029,253                    0.87
              5 Years                                                                                  249                           75,381,302                   10.86
              7 Years                                                                                  401                          136,746,875                   19.70
              114 Months                                                                                 1                              799,958                    0.12
              10 Years                                                                                 878                          424,138,021                   61.11
                                                                                      ----------------------------------------------------------------------------------
                                                                                      ----------------------------------------------------------------------------------
                       Total                                                                         1,709                        $ 694,082,539                  100.00%
                                                                                      ==================================================================================
                                                                                      ==================================================================================

                 Original Prepayment Penalty Term of the Mortgage Loans in Total Group II

                                                                                          Number of Mortgage    Aggregate Stated Principal                     % of
                                                                                               Loans           Balance Outstanding as of                     Mortgage
                                                                                                               Cut-off Date                                    Loans
                              Original Prepayment Penalty Term (Months)                --------------------- ------------------------------------    --------------------
              None                                                                                   1,400                        $ 539,404,390                   77.71%
              4 Months                                                                                   2                              918,790                    0.13
              6 Months                                                                                  13                            5,610,044                    0.81
              12 Months                                                                                141                           83,031,264                   11.96
              24 Months                                                                                  1                              335,920                    0.05
              36 Months                                                                                117                           50,652,537                    7.30
              60 Months                                                                                 35                           14,129,594                    2.04
                                                                                      ----------------------------------------------------------------------------------
                                                                                      ----------------------------------------------------------------------------------
                       Total                                                                         1,709                        $ 694,082,539                  100.00%
                                                                                      ==================================================================================
                                                                                      ==================================================================================

                   Principal Balances of the Mortgage Loans at Origination in Loan Group II-1

                                                                                         Number of Mortgage    Aggregate Stated Principal                     % of
                                                                                               Loans           Balance Outstanding as of                     Mortgage
                                                                                                               Cut-off Date                                    Loans
                             Original Principal Balance ($)                            --------------------- ------------------------------------    --------------------
                                    0   -   100,000                                                     18                          $ 1,530,577                    0.92%
                              100,001   -   200,000                                                    159                           23,665,426                   14.25
                              200,001   -   300,000                                                    117                           29,296,079                   17.64
                              300,001   -   350,000                                                     21                            6,854,016                    4.13
                              350,001   -   400,000                                                     27                           10,164,458                    6.12
                              400,001   -   450,000                                                     33                           13,984,859                    8.42
                              450,001   -   500,000                                                     29                           13,889,053                    8.36
                              500,001   -   550,000                                                     17                            8,797,687                    5.30
                              550,001   -   600,000                                                     19                           11,010,971                    6.63
                              600,001   -   650,000                                                      5                            3,020,100                    1.82
                              650,001   -   700,000                                                      6                            4,055,135                    2.44
                              700,001       800,000                                                      7                            5,339,671                    3.22
                              800,001       900,000                                                      4                            3,313,640                    2.00
                              900,001       1,000,000                                                   14                           13,661,282                    8.23
                            1,100,001       1,200,000                                                    1                            1,200,000                    0.72
                            1,200,001       1,300,000                                                    2                            2,440,000                    1.47
                            1,300,001       1,400,000                                                    2                            2,724,750                    1.64
                            1,400,001       1,500,000                                                    5                            7,350,929                    4.43
                            1,500,001   -                                                                2                            3,750,000                    2.26
                                                                                      ----------------------------------------------------------------------------------
                                                                                      ----------------------------------------------------------------------------------
                       Total                                                                           488                        $ 166,048,632                  100.00%
                                                                                      ==================================================================================
                                                                                      ==================================================================================

              Minimum Original Principal Balance:                                                           $61,700
              Maximum Original Principal Balance:                                                           $2,000,000
              Average Original Principal Balance:                                                           $341,184

                            Scheduled Principal Balances of the Mortgage Loans as of the Cut-Off Date in Loan Group II-1

                                                                                         Number of Mortgage    Aggregate Stated Principal                     % of
                                                                                               Loans           Balance Outstanding as of                     Mortgage
                                                                                                               Cut-off Date                                    Loans
                              Scheduled Principal Balance ($)                          --------------------- ------------------------------------    --------------------
                                    0   -   100,000                                                     18                          $ 1,530,577                    0.92%
                              100,001   -   200,000                                                    159                           23,665,426                   14.25
                              200,001   -   300,000                                                    117                           29,296,079                   17.64
                              300,001   -   350,000                                                     22                            7,171,016                    4.32
                              350,001   -   400,000                                                     28                           10,544,593                    6.35
                              400,001   -   450,000                                                     32                           13,667,859                    8.23
                              450,001   -   500,000                                                     30                           14,389,053                    8.67
                              500,001   -   550,000                                                     16                            8,417,552                    5.07
                              550,001   -   600,000                                                     19                           11,010,971                    6.63
                              600,001   -   650,000                                                      4                            2,520,100                    1.52
                              650,001   -   700,000                                                      6                            4,055,135                    2.44
                              700,001   -   800,000                                                      7                            5,339,671                    3.22
                              800,001   -   900,000                                                      4                            3,313,640                    2.00
                              900,001   -   1,000,000                                                   14                           13,661,282                    8.23
                            1,100,001   -   1,200,000                                                    1                            1,200,000                    0.72
                            1,200,001   -   1,300,000                                                    2                            2,440,000                    1.47
                            1,300,001   -   1,400,000                                                    2                            2,724,750                    1.64
                            1,400,001   -   1,500,000                                                    5                            7,350,929                    4.43
                            1,500,001   -                                                                2                            3,750,000                    2.26
                                                                                      ----------------------------------------------------------------------------------
                                                                                      ----------------------------------------------------------------------------------
                       Total                                                                           488                        $ 166,048,632                  100.00%
                                                                                      ==================================================================================
                                                                                      ==================================================================================

              Minimum Scheduled Principal Balance:                                                          $61,700
              Maximum Scheduled Principal Balance:                                                          $2,000,000
              Average Scheduled Principal Balance:                                                          $340,264

                                   Mortgage Rates of the Mortgage Loans as of the Cut-Off Date in Loan Group II-1

                                                                                         Number of Mortgage    Aggregate Stated Principal                     % of
                                                                                               Loans           Balance Outstanding as of                     Mortgage
                                                                                                               Cut-off Date                                    Loans
                             Mortgage Interest Rates (%)                               --------------------- ------------------------------------    --------------------
                                4.250   -   4.499                                                        2                          $ 1,071,264                    0.65%
                                4.500   -   4.749                                                        1                              401,566                    0.24
                                4.750   -   4.999                                                        3                            1,104,560                    0.67
                                5.000   -   5.249                                                        1                              487,396                    0.29
                                5.250   -   5.499                                                        2                            1,059,422                    0.64
                                5.500   -   5.749                                                        7                            3,561,788                    2.15
                                5.750   -   5.999                                                       19                            8,659,467                    5.22
                                6.000   -   6.249                                                       20                            7,538,205                    4.54
                                6.250   -   6.499                                                       47                           14,868,822                    8.95
                                6.500   -   6.749                                                       81                           26,426,496                   15.91
                                6.750   -   6.999                                                       95                           33,456,316                   20.15
                                7.000   -   7.249                                                       88                           28,823,249                   17.36
                                7.250   -   7.499                                                       93                           32,087,928                   19.32
                                7.500   -   7.749                                                       14                            3,283,750                    1.98
                                7.750   -   7.999                                                       13                            2,919,102                    1.76
                                8.000   -   8.249                                                        2                              299,300                    0.18
                                                                                      ----------------------------------------------------------------------------------
                                                                                      ----------------------------------------------------------------------------------
                       Total                                                                           488                        $ 166,048,632                  100.00%
                                                                                      ==================================================================================
                                                                                      ==================================================================================

              Minimum Mortgage Rate:                                                                        4.250%
              Maximum Mortgage Rate:                                                                        8.000%
              Weighted Average Mortgage Rate:                                                               6.747%

            Original Loan-to-Value Ratios* in Loan Group II-1

                                                                                          Number of Mortgage    Aggregate Stated Principal                     % of
                                                                                               Loans           Balance Outstanding as of                     Mortgage
                                                                                                               Cut-off Date                                    Loans
                             Loan-to-Value Ratios (%)                                  --------------------- ------------------------------------    --------------------
                                 0.00   -   30.00                                                        3                          $ 1,554,491                    0.94%
                                30.01   -   40.00                                                        1                              300,000                    0.18
                                40.01   -   50.00                                                       10                            5,293,164                    3.19
                                50.01   -   55.00                                                        5                            1,897,351                    1.14
                                55.01   -   60.00                                                        9                            3,462,021                    2.08
                                60.01   -   65.00                                                       18                            8,297,351                    5.00
                                65.01   -   70.00                                                       28                           11,974,568                    7.21
                                70.01   -   75.00                                                       27                           16,442,147                    9.90
                                75.01   -   80.00                                                      311                           98,137,960                   59.10
                                80.01   -   85.00                                                        2                              673,988                    0.41
                                85.01   -   90.00                                                       10                            2,488,698                    1.50
                                90.01   -   95.00                                                        7                            1,598,900                    0.96
                                95.01   -   100.00                                                      57                           13,927,991                    8.39
                                                                                      ----------------------------------------------------------------------------------
                                                                                      ----------------------------------------------------------------------------------
                       Total                                                                           488                        $ 166,048,632                  100.00%
                                                                                      ==================================================================================
                                                                                      ==================================================================================

              Weighted Average Original Loan-to-Value:                                                      76.97%

              *Loan to value ratios are calculated by taking the Original Principal Balance and dividing the lesser of the original appraised value and sell price of the property.

                     Geographic Distribution* of the Mortgage Properties in Loan Group II-1

                                                                                         Number of Mortgage    Aggregate Stated Principal                     % of
                                                                                               Loans           Balance Outstanding as of                     Mortgage
                                                                                                               Cut-off Date                                    Loans
                             Geographic Distribution                                   --------------------- ------------------------------------    --------------------
              Alabama                                                                                    6                          $ 1,151,167                    0.69%
              Arizona                                                                                   15                            5,211,319                    3.14
              California                                                                                94                           44,314,117                   26.69
              Colorado                                                                                   6                            4,073,817                    2.45
              Connecticut                                                                                2                            1,510,382                    0.91
              Florida                                                                                   72                           22,674,867                   13.66
              Georgia                                                                                  162                           46,329,828                   27.90
              Hawaii                                                                                     1                            1,235,000                    0.74
              Illinois                                                                                  35                            7,410,536                    4.46
              Maryland                                                                                   4                            1,684,565                    1.01
              Michigan                                                                                   5                            1,128,123                    0.68
              Missouri                                                                                   2                              290,274                    0.17
              Nevada                                                                                    16                            5,574,097                    3.36
              New Hampshire                                                                              1                              166,500                    0.10
              New Jersey                                                                                 7                            4,404,834                    2.65
              New York                                                                                   3                            1,114,450                    0.67
              North Carolina                                                                             8                            2,438,374                    1.47
              Ohio                                                                                       3                              339,631                    0.20
              Oregon                                                                                     1                              136,200                    0.08
              South Carolina                                                                             3                              770,753                    0.46
              Tennessee                                                                                  1                              366,180                    0.22
              Texas                                                                                      4                              343,107                    0.21
              Utah                                                                                       1                              241,200                    0.15
              Virginia                                                                                  19                            8,424,390                    5.07
              Washington                                                                                14                            4,159,445                    2.50
              Wisconsin                                                                                  2                              391,609                    0.24
              Wyoming                                                                                    1                              163,866                    0.10
                                                                                      ----------------------------------------------------------------------------------
                                                                                      ----------------------------------------------------------------------------------
                       Total                                                                           488                        $ 166,048,632                  100.00%
                                                                                      ==================================================================================
                                                                                      ==================================================================================

              *No more than approximately 2.48% of the Mortgage Loans by Scheduled Principal
               Balance will be secured by properties located in any one zip code area.

                                Credit Scores as of the Date of Origination of the Mortgage Loans in Loan Group II-1

                                                                                         Number of Mortgage    Aggregate Stated Principal                     % of
                                                                                               Loans           Balance Outstanding as of                     Mortgage
                                                                                                               Cut-off Date                                    Loans
                              Range of Credit Scores                                   --------------------- ------------------------------------    --------------------
                                    0   -   0                                                            1                            $ 143,920                    0.09%
                                  620   -   639                                                         14                            6,227,510                    3.75
                                  640   -   659                                                         17                            7,176,300                    4.32
                                  660   -   679                                                         40                           14,564,989                    8.77
                                  680   -   699                                                         66                           21,145,977                   12.73
                                  700   -   719                                                         72                           22,282,303                   13.42
                                  720   -   739                                                         63                           23,869,209                   14.37
                                  740   -   759                                                         78                           24,671,238                   14.86
                                  760   -   779                                                         76                           24,633,335                   14.84
                                  780   -   799                                                         45                           15,357,594                    9.25
                                  800   -   819                                                         16                            5,976,258                    3.60
                                                                                      ----------------------------------------------------------------------------------
                                                                                      ----------------------------------------------------------------------------------
                       Total                                                                           488                        $ 166,048,632                  100.00%
                                                                                      ==================================================================================
                                                                                      ==================================================================================

              Non-Zero Weighted Average Credit Score:                                                       726

               Property Types of the Mortgage Properties in Loan Group II-1

                                                                                         Number of Mortgage    Aggregate Stated Principal                     % of
                                                                                               Loans           Balance Outstanding as of                     Mortgage
                                                                                                               Cut-off Date                                    Loans
                              Property Type                                            --------------------- ------------------------------------    --------------------
              2-4 Family                                                                                12                          $ 3,952,646                    2.38%
              Condominium                                                                               80                           17,951,873                   10.81
              PUD                                                                                      170                           65,673,919                   39.55
              Single Family                                                                            223                           78,125,054                   47.05
              Townhouse                                                                                  3                              345,140                    0.21
                                                                                      ----------------------------------------------------------------------------------
                                                                                      ----------------------------------------------------------------------------------
                       Total                                                                           488                        $ 166,048,632                  100.00%
                                                                                      ==================================================================================
                                                                                      ==================================================================================

                Occupancy Status of Mortgage Properties in Loan Group II-1

                                                                                         Number of Mortgage    Aggregate Stated Principal                     % of
                                                                                               Loans           Balance Outstanding as of                     Mortgage
                                                                                                               Cut-off Date                                    Loans
                              Occupancy Status                                         --------------------- ------------------------------------    --------------------
              Investor                                                                                  39                          $ 7,557,887                    4.55%
              Owner Occupied                                                                           388                          140,975,977                   84.90
              Second Home                                                                               61                           17,514,767                   10.55
                                                                                      ----------------------------------------------------------------------------------
                                                                                      ----------------------------------------------------------------------------------
                       Total                                                                           488                        $ 166,048,632                  100.00%
                                                                                      ==================================================================================
                                                                                      ==================================================================================

                   Loan Purpose of the Mortgage Loans in Loan Group II-1

                                                                                          Number of Mortgage    Aggregate Stated Principal                     % of
                                                                                               Loans           Balance Outstanding as of                     Mortgage
                                                                                                               Cut-off Date                                    Loans
                              Loan Purpose                                             --------------------- ------------------------------------    --------------------
              Cash Out Refinance                                                                        94                         $ 38,360,189                   23.10%
              Purchase                                                                                 354                          113,409,848                   68.30
              Rate/Term Refinance                                                                       40                           14,278,594                    8.60
                                                                                      ----------------------------------------------------------------------------------
                                                                                      ----------------------------------------------------------------------------------
                       Total                                                                           488                        $ 166,048,632                  100.00%
                                                                                      ==================================================================================
                                                                                      ==================================================================================

                Documentation Type of the Mortgage Loans in Loan Group II-1

                                                                                         Number of Mortgage    Aggregate Stated Principal                     % of
                                                                                               Loans           Balance Outstanding as of                     Mortgage
                                                                                                               Cut-off Date                                    Loans
                              Documentation Type                                       --------------------- ------------------------------------    --------------------
              Full/Alternative                                                                         192                         $ 62,083,399                   37.39%
              No Documentation                                                                          34                           11,772,103                    7.09
              Reduced                                                                                   37                           13,953,450                    8.40
              Stated                                                                                   225                           78,239,680                   47.12
                                                                                      ----------------------------------------------------------------------------------
                                                                                      ----------------------------------------------------------------------------------
                       Total                                                                           488                        $ 166,048,632                  100.00%
                                                                                      ==================================================================================
                                                                                      ==================================================================================

                   Original Terms to Stated Maturity of the Mortgage Loans in Loan Group II-1

                                                                                         Number of Mortgage    Aggregate Stated Principal                     % of
                                                                                               Loans           Balance Outstanding as of                     Mortgage
                                                                                                               Cut-off Date                                    Loans
                              Original Term (Months)                                   --------------------- ------------------------------------    --------------------
                                  360                                                                  488                        $ 166,048,632                  100.00%
                                                                                      ----------------------------------------------------------------------------------
                                                                                      ----------------------------------------------------------------------------------
                       Total                                                                           488                        $ 166,048,632                  100.00%
                                                                                      ==================================================================================
                                                                                      ==================================================================================

              Minimum Original Term to Stated Maturity (Mths):                                              360
              Maximum Original Term to Stated Maturity (Mths):                                              360
              Weighted Average Orig. Term to Stated Mat. (Mths):                                            360

                  Remaining Terms to Stated Maturity of the Mortgage Loans in Loan Group II-1

                                                                                          Number of Mortgage    Aggregate Stated Principal                     % of
                                                                                               Loans           Balance Outstanding as of                     Mortgage
                                                                                                               Cut-off Date                                    Loans
                             Stated Remaining Term (Months)                            --------------------- ------------------------------------    --------------------
                                  300   -   359                                                        482                        $ 163,091,082                   98.22%
                                  360   -   360                                                          6                            2,957,550                    1.78
                                                                                      ----------------------------------------------------------------------------------
                                                                                      ----------------------------------------------------------------------------------
                       Total                                                                           488                        $ 166,048,632                  100.00%
                                                                                      ==================================================================================
                                                                                      ==================================================================================

              Minimum Remaining Term to Stated Maturity (Mths):                                             332
              Maximum Remaining Term to Stated Maturity (Mths):                                             360
              Weighted Average Rem. Term to Stated Mat. (Mths):                                             358

              Index of the Mortgage Loans in Loan Group II-1

                                                                                         Number of Mortgage    Aggregate Stated Principal                     % of
                                                                                               Loans           Balance Outstanding as of                     Mortgage
                                                                                                               Cut-off Date                                    Loans
                             Index                                                     --------------------- ------------------------------------    --------------------
              1 YR CMT                                                                                  25                         $ 11,712,340                    7.05%
              1 YR Libor                                                                               333                          100,441,682                  60.49
              6 Mo Libor                                                                               130                           53,894,609                  32.46
                                                                                      ----------------------------------------------------------------------------------
                                                                                      ----------------------------------------------------------------------------------
                       Total                                                                           488                        $ 166,048,632                100.00%
                                                                                      ==================================================================================
                                                                                      ==================================================================================

                       Rate Adjustment Frequency of the Mortgage Loans in Loan Group II-1

                                                                                         Number of Mortgage    Aggregate Stated Principal                     % of
                                                                                               Loans           Balance Outstanding as of                     Mortgage
                                                                                                               Cut-off Date                                    Loans
                              Rate Adjustment Frequency                                --------------------- ------------------------------------    --------------------
              6 Months                                                                                 130                         $ 53,894,609                   32.46%
              12 Months                                                                                358                          112,154,023                   67.54
                                                                                      ----------------------------------------------------------------------------------
                                                                                      ----------------------------------------------------------------------------------
                       Total                                                                           488                        $ 166,048,632                  100.00%
                                                                                      ==================================================================================
                                                                                      ==================================================================================

                    Months to Next Rate Adjustment* of the Mortgage Loans in Loan Group II-1

                                                                                         Number of Mortgage    Aggregate Stated Principal                     % of
                                                                                               Loans           Balance Outstanding as of                     Mortgage
                                                                                                               Cut-off Date                                    Loans
                            Months to Next Rate Adjustment                             --------------------- ------------------------------------    --------------------
                                   31   -   33                                                           1                            $ 671,476                    0.40%
                                   40   -   42                                                           2                              882,293                    0.53
                                   43   -   45                                                           2                              716,229                    0.43
                                   46   -   48                                                           4                            1,743,688                    1.05
                                   49   -   51                                                           5                            1,702,031                    1.03
                                   52   -   54                                                           8                            4,341,927                    2.61
                                   55       57                                                          76                           22,822,234                   13.74
                                   58   -   60                                                         390                          133,168,753                   80.20
                                                                                      ----------------------------------------------------------------------------------
                                                                                      ----------------------------------------------------------------------------------
                                                                                                       488                        $ 166,048,632                  100.00%
                                                                                      ==================================================================================
                                                                                      ==================================================================================

              Weighted Average Months to Next Rate Adjustment :                                             58

              *Months to next rate adjustment is calculated by using the first rate adjustment date for the loans still in a hybrid period and by using next rate adjustment for loans that are fully indexed.

                    Maximum Lifetime Mortgage Rate of the Mortgage Loans in Loan Group II-1

                                                                                         Number of Mortgage    Aggregate Stated Principal                     % of
                                                                                               Loans           Balance Outstanding as of                     Mortgage
                                                                                                               Cut-off Date                                    Loans
                             Maximum Mortgage Rates (%)                               --------------------- ------------------------------------    --------------------
                                        -   9.750                                                        1                            $ 671,476                    0.40%
                               10.001   -   10.250                                                       2                              658,360                    0.40
                               10.501   -   10.750                                                       4                            1,158,650                    0.70
                               10.751   -   11.000                                                       4                            1,236,515                    0.74
                               11.001   -   11.250                                                      10                            3,075,699                    1.85
                               11.251   -   11.500                                                      19                            6,263,886                    3.77
                               11.501   -   11.750                                                      33                           10,412,708                    6.27
                               11.751   -   12.000                                                      71                           28,652,955                   17.26
                               12.001   -   12.250                                                      83                           30,295,905                   18.25
                               12.251   -   12.500                                                      81                           28,731,136                   17.30
                               12.501   -   12.750                                                      45                           15,539,463                    9.36
                               12.751   -   13.000                                                      55                           19,913,748                   11.99
                               13.001   -   13.250                                                      33                            8,736,406                    5.26
                               13.251       13.500                                                      29                            6,213,892                    3.74
                               13.501       13.750                                                      12                            3,111,634                    1.87
                               13.751   -   14.000                                                       6                            1,376,200                    0.83
                                                                                      ----------------------------------------------------------------------------------
                                                                                      ----------------------------------------------------------------------------------
                       Total                                                                           488                        $ 166,048,632                  100.00%
                                                                                      ==================================================================================
                                                                                      ==================================================================================

              Weighted Average Maximum Mortgage Rate:                                                       12.344%

                Periodic Rate Cap of the Mortgage Loans in Loan Group II-1

                                                                                         Number of Mortgage    Aggregate Stated Principal                     % of
                                                                                               Loans           Balance Outstanding as of                     Mortgage
                                                                                                               Cut-off Date                                    Loans
                           Periodic Rate Cap (%)                                       --------------------- ------------------------------------    --------------------
              Uncapped                                                                                   2                          $ 1,024,100                    0.62%
              1.000                                                                                     80                           36,103,361                   21.74
              2.000                                                                                    404                          128,440,671                   77.35
              2.250                                                                                      2                              480,500                    0.29
                                                                                      ----------------------------------------------------------------------------------
                                                                                      ----------------------------------------------------------------------------------
                       Total                                                                           488                        $ 166,048,632                  100.00%
                                                                                      ==================================================================================
                                                                                      ==================================================================================

              Weighted Average Periodic Rate Cap:                                                           1.782%

                 Initial Rate Cap of the Mortgage Loans in Loan Group II-1

                                                                                         Number of Mortgage    Aggregate Stated Principal                     % of
                                                                                               Loans           Balance Outstanding as of                     Mortgage
                                                                                                               Cut-off Date                                    Loans
                             Initial Rate Cap (%)                                      --------------------- ------------------------------------    --------------------
              Uncapped                                                                                   2                          $ 1,024,100                    0.62%
              2.000                                                                                      1                              124,600                    0.08
              3.000                                                                                      2                              549,284                    0.33
              5.000                                                                                    408                          134,412,610                   80.95
              6.000                                                                                     63                           24,580,295                   14.80
              6.125                                                                                      1                              271,200                    0.16
              6.250                                                                                      1                              428,000                    0.26
              6.375                                                                                      1                              240,400                    0.14
              6.625                                                                                      1                              799,958                    0.48
              7.250                                                                                      4                            1,658,785                    1.00
              7.375                                                                                      1                              514,800                    0.31
              7.500                                                                                      3                            1,444,600                    0.87
                                                                                      ----------------------------------------------------------------------------------
                                                                                      ----------------------------------------------------------------------------------
                       Total                                                                           488                        $ 166,048,632                  100.00%
                                                                                      ==================================================================================
                                                                                      ==================================================================================

              Weighted Average Initial Rate Cap:                                                            5.207%

                   Gross Margin of the Mortgage Loans in Loan Group II-1

                                                                                         Number of Mortgage    Aggregate Stated Principal                     % of
                                                                                               Loans           Balance Outstanding as of                     Mortgage
                                                                                                               Cut-off Date                                    Loans
                              Gross Margins (%)                                        --------------------- ------------------------------------    --------------------
                                2.001   -   2.500                                                      456                        $ 152,134,859                   91.62%
                                2.501   -   3.000                                                       31                           13,519,489                    8.14
                                3.001   -   3.500                                                        1                              394,284                    0.24
                                                                                      ----------------------------------------------------------------------------------
                                                                                      ----------------------------------------------------------------------------------
                       Total                                                                           488                        $ 166,048,632                  100.00%
                                                                                      ==================================================================================
                                                                                      ==================================================================================

              Weighted Average Gross Margin:                                                                2.303%

           Interest Only Feature of the Mortgage Loans in Loan Group II-1

                                                                                         Number of Mortgage    Aggregate Stated Principal                     % of
                                                                                               Loans           Balance Outstanding as of                     Mortgage
                                                                                                               Cut-off Date                                    Loans
                              Interest Only Feature                                    --------------------- ------------------------------------    --------------------
              None                                                                                      65                         $ 17,035,666                   10.26%
              3 Years                                                                                   12                            6,029,253                    3.63
              5 Years                                                                                  249                           75,381,302                   45.40
              114 Months                                                                                 1                              799,958                    0.48
              10 Years                                                                                 161                           66,802,452                   40.23
                                                                                      ----------------------------------------------------------------------------------
                                                                                      ----------------------------------------------------------------------------------
                       Total                                                                           488                        $ 166,048,632                  100.00%
                                                                                      ==================================================================================
                                                                                      ==================================================================================

                Original Prepayment Penalty Term of the Mortgage Loans in Loan Group II-1

                                                                                         Number of Mortgage    Aggregate Stated Principal                     % of
                                                                                               Loans           Balance Outstanding as of                     Mortgage
                                                                                                               Cut-off Date                                    Loans
                              Original Prepayment Penalty Term                         --------------------- ------------------------------------    --------------------
              None                                                                                     432                        $ 142,956,535                   86.09%
              4 Months                                                                                   1                              487,590                    0.29
              6 Months                                                                                   4                            2,659,015                    1.60
              12 Months                                                                                  8                            4,424,810                    2.66
              36 Months                                                                                 43                           15,520,682                    9.35
                                                                                      ----------------------------------------------------------------------------------
                                                                                      ----------------------------------------------------------------------------------
                       Total                                                                           488                        $ 166,048,632                  100.00%
                                                                                      ==================================================================================
                                                                                      ==================================================================================

                   Principal Balances of the Mortgage Loans at Origination in Loan Group II-2

                                                                                         Number of Mortgage    Aggregate Stated Principal                     % of
                                                                                               Loans           Balance Outstanding as of                     Mortgage
                                                                                                               Cut-off Date                                    Loans
                            Original Principal Balance ($)                             --------------------- ------------------------------------    --------------------
                                    0   -   100,000                                                     28                          $ 2,293,617                    0.49%
                              100,001   -   200,000                                                    215                           32,630,211                    6.96
                              200,001   -   300,000                                                    115                           28,193,547                    6.01
                              300,001   -   350,000                                                     32                           10,309,859                    2.20
                              350,001   -   400,000                                                     21                            7,759,145                    1.65
                              400,001   -   450,000                                                     81                           34,406,556                    7.34
                              450,001   -   500,000                                                    115                           54,825,210                   11.69
                              500,001   -   550,000                                                     91                           47,875,905                   10.21
                              550,001   -   600,000                                                     67                           38,452,293                    8.20
                              600,001   -   650,000                                                     67                           42,399,040                    9.04
                              650,001   -   700,000                                                     20                           13,545,010                    2.89
                              700,001   -   800,000                                                     46                           34,474,077                    7.35
                              800,001   -   900,000                                                     25                           21,198,040                    4.52
                              900,001   -   1,000,000                                                   33                           31,962,307                    6.82
                            1,000,001   -   1,100,000                                                    3                            3,232,000                    0.69
                            1,100,001   -   1,200,000                                                    9                           10,362,508                    2.21
                            1,200,001   -   1,300,000                                                    8                            9,950,672                    2.12
                            1,300,001   -   1,400,000                                                    6                            8,213,348                    1.75
                            1,400,001   -   1,500,000                                                    3                            4,343,600                    0.93
                            1,500,001   -                                                               17                           32,484,744                    6.93
                                                                                      ----------------------------------------------------------------------------------
                                                                                      ----------------------------------------------------------------------------------
                                                  Total                                              1,002                        $ 468,911,691                  100.00%
                                                                                      ==================================================================================
                                                                                      ==================================================================================

              Minimum Original Principal Balance:                                                           $48,000
              Maximum Original Principal Balance:                                                           $2,698,500
              Average Original Principal Balance:                                                           $468,973

                            Scheduled Principal Balances of the Mortgage Loans as of the Cut-Off Date in Loan Group II-2

                                                                                         Number of Mortgage    Aggregate Stated Principal                     % of
                                                                                               Loans           Balance Outstanding as of                     Mortgage
                                                                                                               Cut-off Date                                    Loans
                             Scheduled Principal Balance ($)                           --------------------- ------------------------------------    --------------------
                                    0   -   100,000                                                     29                          $ 2,295,458                    0.49%
                              100,001   -   200,000                                                    215                           32,630,211                    6.96
                              200,001   -   300,000                                                    117                           28,753,547                    6.13
                              300,001   -   350,000                                                     32                           10,309,859                    2.20
                              350,001   -   400,000                                                     20                            7,499,145                    1.60
                              400,001   -   450,000                                                     80                           34,548,797                    7.37
                              450,001   -   500,000                                                    115                           54,825,210                   11.69
                              500,001   -   550,000                                                     91                           47,875,905                   10.21
                              550,001   -   600,000                                                     66                           38,008,210                    8.11
                              600,001   -   650,000                                                     67                           42,399,040                    9.04
                              650,001   -   700,000                                                     20                           13,545,010                    2.89
                              700,001   -   800,000                                                     46                           34,474,077                    7.35
                              800,001   -   900,000                                                     25                           21,198,040                    4.52
                              900,001       1,000,000                                                   33                           31,962,307                    6.82
                            1,000,001       1,100,000                                                    3                            3,232,000                    0.69
                            1,100,001       1,200,000                                                    9                           10,362,508                    2.21
                            1,200,001   -   1,300,000                                                    8                            9,950,672                    2.12
                            1,300,001   -   1,400,000                                                    6                            8,213,348                    1.75
                            1,400,001   -   1,500,000                                                    3                            4,343,600                    0.93
                            1,500,001   -                                                               17                           32,484,744                    6.93
                                                                                      ----------------------------------------------------------------------------------
                                                                                      ----------------------------------------------------------------------------------
                       Total                                                                         1,002                        $ 468,911,691                  100.00%
                                                                                      ==================================================================================
                                                                                      ==================================================================================

              Minimum Scheduled Principal Balance:                                                          $1,841
              Maximum Scheduled Principal Balance:                                                          $2,698,500
              Average Scheduled Principal Balance:                                                          $467,976

                 Mortgage Rates of the Mortgage Loans as of the Cut-Off Date in Loan Group II-2

                                                                                         Number of Mortgage    Aggregate Stated Principal                     % of
                                                                                               Loans           Balance Outstanding as of                     Mortgage
                                                                                                               Cut-off Date                                    Loans
                            Mortgage Interest Rates (%)                                --------------------- ------------------------------------    --------------------
                                5.000   -   5.249                                                        2                          $ 1,491,200                    0.32%
                                5.500   -   5.749                                                        4                            1,513,885                    0.32
                                5.750   -   5.999                                                        9                            3,140,370                    0.67
                                6.000   -   6.249                                                       27                           13,872,244                    2.96
                                6.250   -   6.499                                                       63                           29,342,416                    6.26
                                6.500   -   6.749                                                      143                           73,783,917                   15.74
                                6.750   -   6.999                                                      241                          128,663,411                   27.44
                                7.000   -   7.249                                                      154                           69,326,748                   14.78
                                7.250   -   7.499                                                      133                           58,102,409                   12.39
                                7.500   -   7.749                                                       82                           32,427,011                    6.92
                                7.750   -   7.999                                                       56                           25,444,172                    5.43
                                8.000   -   8.249                                                       17                            6,745,713                    1.44
                                8.250   -   8.499                                                       33                           15,441,085                    3.29
                                8.500   -   8.749                                                       21                            5,681,775                    1.21
                                8.750   -   8.999                                                       16                            3,835,335                    0.82
                                9.000   -   9.249                                                        1                              100,000                    0.02
                                                                                      ----------------------------------------------------------------------------------
                                                                                      ----------------------------------------------------------------------------------
                       Total                                                                         1,002                        $ 468,911,691                  100.00%
                                                                                      ==================================================================================
                                                                                      ==================================================================================

              Minimum Mortgage Rate:                                                                        5.000%
              Maximum Mortgage Rate:                                                                        9.000%
              Weighted Average Mortgage Rate:                                                               7.010%

            Original Loan-to-Value Ratios* in Loan Group II-2

                                                                                         Number of Mortgage    Aggregate Stated Principal                     % of
                                                                                               Loans           Balance Outstanding as of                     Mortgage
                                                                                                               Cut-off Date                                    Loans
                            Loan-to-Value Ratios (%)                                   --------------------- ------------------------------------    --------------------
                                 0.00   -   30.00                                                        1                            $ 137,500                    0.03%
                                30.01   -   40.00                                                        4                            1,319,250                    0.28
                                40.01   -   50.00                                                       14                            6,619,800                    1.41
                                50.01   -   55.00                                                        9                            4,988,482                    1.06
                                55.01   -   60.00                                                       22                           10,753,531                    2.29
                                60.01   -   65.00                                                       31                           16,465,450                    3.51
                                65.01   -   70.00                                                       88                           65,408,912                   13.95
                                70.01   -   75.00                                                       96                           56,358,753                   12.02
                                75.01   -   80.00                                                      582                          269,049,613                   57.38
                                80.01   -   85.00                                                        4                            1,613,965                    0.34
                                85.01   -   90.00                                                       31                            8,303,863                    1.77
                                90.01   -   95.00                                                       13                            4,631,959                    0.99
                                95.01   -   100.00                                                     107                           23,260,613                    4.96
                                                                                      ----------------------------------------------------------------------------------
                                                                                      ----------------------------------------------------------------------------------
                       Total                                                                         1,002                        $ 468,911,691                  100.00%
                                                                                      ==================================================================================
                                                                                      ==================================================================================

              Weighted Average Original Loan-to-Value:                                                      76.97%

              *Loan to value ratios are calculated by taking the Original Principal Balance and dividing the lesser of the original appraised value and sell price of the property.

                     Geographic Distribution* of the Mortgage Properties in Loan Group II-2

                                                                                         Number of Mortgage    Aggregate Stated Principal                     % of
                                                                                               Loans           Balance Outstanding as of                     Mortgage
                                                                                                               Cut-off Date                                    Loans
                             Geographic Distribution                                  --------------------- ------------------------------------    --------------------
              Alabama                                                                                    3                          $ 1,988,000                    0.42%
              Arizona                                                                                   26                           15,116,390                    3.22
              California                                                                               283                          181,733,710                   38.76
              Colorado                                                                                  19                           10,013,081                    2.14
              Connecticut                                                                                5                            3,723,838                    0.79
              District of Columbia                                                                       1                              371,000                    0.08
              Florida                                                                                  292                           93,623,389                   19.97
              Georgia                                                                                  104                           26,474,293                    5.65
              Hawaii                                                                                     5                            6,315,600                    1.35
              Illinois                                                                                  11                            6,645,634                    1.42
              Kentucky                                                                                   1                               71,157                    0.02
              Louisiana                                                                                  1                              519,624                    0.11
              Maine                                                                                      1                              276,000                    0.06
              Maryland                                                                                  14                            7,473,486                    1.59
              Massachusetts                                                                             19                           14,323,607                    3.05
              Michigan                                                                                   2                              663,880                    0.14
              Minnesota                                                                                  2                            2,548,000                    0.54
              Missouri                                                                                   1                              151,920                    0.03
              Montana                                                                                    1                            1,225,000                    0.26
              Nevada                                                                                    32                           18,265,780                    3.90
              New Hampshire                                                                              1                              782,579                    0.17
              New Jersey                                                                                15                            9,320,201                    1.99
              New Mexico                                                                                 1                              649,885                    0.14
              New York                                                                                  22                           15,100,728                    3.22
              North Carolina                                                                            60                           16,361,956                    3.49
              Ohio                                                                                       5                            2,061,154                    0.44
              Oregon                                                                                     8                            3,958,395                    0.84
              Pennsylvania                                                                               3                            1,386,630                    0.30
              Rhode Island                                                                               1                              458,200                    0.10
              South Carolina                                                                            14                            4,674,613                    1.00
              Tennessee                                                                                  1                              452,000                    0.10
              Texas                                                                                      9                            2,555,208                    0.54
              Utah                                                                                       2                            1,067,500                    0.23
              Virginia                                                                                  17                            8,305,028                    1.77
              Washington                                                                                18                            8,682,229                    1.85
              Wisconsin                                                                                  1                            1,100,000                    0.23
              Wyoming                                                                                    1                              471,997                    0.10
                                                                                      ----------------------------------------------------------------------------------
                                                                                      ----------------------------------------------------------------------------------
                       Total                                                                         1,002                        $ 468,911,691                  100.00%
                                                                                      ==================================================================================
                                                                                      ==================================================================================

              *No more than approximately 0.91% of the Mortgage Loans by Scheduled Principal
               Balance will be secured by properties located in any one zip code area.

                                Credit Scores as of the Date of Origination of the Mortgage Loans in Loan Group II-2

                                                                                         Number of Mortgage    Aggregate Stated Principal                     % of
                                                                                               Loans           Balance Outstanding as of                     Mortgage
                                                                                                               Cut-off Date                                    Loans
                              Range of Credit Scores                                   --------------------- ------------------------------------    --------------------
                                    0   -   0                                                            6                          $ 2,937,783                    0.63%
                                  575   -   599                                                          1                              546,150                    0.12
                                  600   -   619                                                          3                            3,011,065                    0.64
                                  620   -   639                                                         39                           21,431,649                    4.57
                                  640   -   659                                                         81                           39,598,849                    8.44
                                  660   -   679                                                        130                           67,980,280                   14.50
                                  680   -   699                                                        161                           74,302,406                   15.85
                                  700   -   719                                                        149                           60,995,488                   13.01
                                  720   -   739                                                        125                           59,729,728                   12.74
                                  740   -   759                                                        102                           46,008,211                    9.81
                                  760   -   779                                                         96                           42,596,908                    9.08
                                  780   -   799                                                         78                           36,408,969                    7.76
                                  800   -   819                                                         31                           13,364,204                    2.85
                                                                                      ----------------------------------------------------------------------------------
                                                                                      ----------------------------------------------------------------------------------
                       Total                                                                         1,002                        $ 468,911,691                  100.00%
                                                                                      ==================================================================================
                                                                                      ==================================================================================

              Weighted Average Credit Score:                                                                711

               Property Types of the Mortgage Properties in Loan Group II-2

                                                                                         Number of Mortgage    Aggregate Stated Principal                     % of
                                                                                               Loans           Balance Outstanding as of                     Mortgage
                                                                                                               Cut-off Date                                    Loans
                             Property Type                                             --------------------- ------------------------------------    --------------------
              2-4 Family                                                                                32                         $ 22,280,109                    4.75%
              Condominium                                                                              174                           64,713,023                   13.80
              PUD                                                                                      330                          139,039,108                   29.65
              Single Family                                                                            464                          242,520,251                   51.72
              Townhouse                                                                                  2                              359,200                    0.08
                                                                                      ----------------------------------------------------------------------------------
                                                                                      ----------------------------------------------------------------------------------
                       Total                                                                         1,002                        $ 468,911,691                  100.00%
                                                                                      ==================================================================================
                                                                                      ==================================================================================

                Occupancy Status of Mortgage Properties in Loan Group II-2

                                                                                         Number of Mortgage    Aggregate Stated Principal                     % of
                                                                                               Loans           Balance Outstanding as of                     Mortgage
                                                                                                               Cut-off Date                                    Loans
                              Occupancy Status                                         --------------------- ------------------------------------    --------------------
              Investor                                                                                 144                         $ 48,977,254                   10.44%
              Owner Occupied                                                                           738                          370,452,315                   79.00
              Second Home                                                                              120                           49,482,122                   10.55
                                                                                      ----------------------------------------------------------------------------------
                                                                                      ----------------------------------------------------------------------------------
                       Total                                                                         1,002                        $ 468,911,691                  100.00%
                                                                                      ==================================================================================
                                                                                      ==================================================================================

                   Loan Purpose of the Mortgage Loans in Loan Group II-2

                                                                                         Number of Mortgage    Aggregate Stated Principal                     % of
                                                                                               Loans           Balance Outstanding as of                     Mortgage
                                                                                                               Cut-off Date                                    Loans
                              Loan Purpose                                             --------------------- ------------------------------------    --------------------
              Cash Out Refinance                                                                       249                        $ 134,736,678                   28.73%
              Purchase                                                                                 654                          281,761,496                   60.09
              Rate/Term Refinance                                                                       99                           52,413,518                   11.18
                                                                                      ----------------------------------------------------------------------------------
                                                                                      ----------------------------------------------------------------------------------
                       Total                                                                         1,002                        $ 468,911,691                  100.00%
                                                                                      ==================================================================================
                                                                                      ==================================================================================

                Documentation Type of the Mortgage Loans in Loan Group II-2

                                                                                         Number of Mortgage    Aggregate Stated Principal                     % of
                                                                                               Loans           Balance Outstanding as of                     Mortgage
                                                                                                               Cut-off Date                                    Loans
                              Documentation Type                                       --------------------- ------------------------------------    --------------------
              Full/Alternative                                                                         305                        $ 108,784,625                   23.20%
              No Documentation                                                                          28                            9,648,734                    2.06
              Reduced                                                                                   85                           35,864,025                    7.65
              Stated                                                                                   584                          314,614,306                   67.09
                                                                                      ----------------------------------------------------------------------------------
                                                                                      ----------------------------------------------------------------------------------
                       Total                                                                         1,002                        $ 468,911,691                  100.00%
                                                                                      ==================================================================================
                                                                                      ==================================================================================

                   Original Terms to Stated Maturity of the Mortgage Loans in Loan Group II-2

                                                                                         Number of Mortgage    Aggregate Stated Principal                     % of
                                                                                               Loans           Balance Outstanding as of                     Mortgage
                                                                                                               Cut-off Date                                    Loans
                             Original Term (Months)                                    --------------------- ------------------------------------    --------------------
                                  360                                                                  998                        $ 467,597,706                   99.72%
                                  480                                                                    4                            1,313,984                    0.28
                                                                                      ----------------------------------------------------------------------------------
                                                                                      ----------------------------------------------------------------------------------
                       Total                                                                         1,002                        $ 468,911,691                  100.00%
                                                                                      ==================================================================================
                                                                                      ==================================================================================

              Minimum Original Term to Stated Maturity (Mths):                                              360
              Maximum Original Term to Stated Maturity (Mths):                                              480
              Weighted Average Orig. Term to Stated Mat. (Mths):                                            360

                  Remaining Terms to Stated Maturity of the Mortgage Loans in Loan Group II-2

                                                                                         Number of Mortgage    Aggregate Stated Principal                     % of
                                                                                               Loans           Balance Outstanding as of                     Mortgage
                                                                                                               Cut-off Date                                    Loans
                             Stated Remaining Term (Months)                            --------------------- ------------------------------------    --------------------
                                  300   -   359                                                        984                        $ 459,347,436                   97.96%
                                  360   -   360                                                         14                            8,250,270                    1.76
                                  361   -                                                                4                            1,313,984                    0.28
                                                                                      ----------------------------------------------------------------------------------
                                                                                      ----------------------------------------------------------------------------------
                       Total                                                                         1,002                        $ 468,911,691                  100.00%
                                                                                      ==================================================================================
                                                                                      ==================================================================================

              Minimum Remaining Term to Stated Maturity (Mths):                                             349
              Maximum Remaining Term to Stated Maturity (Mths):                                             479
              Weighted Average Rem. Term to Stated Mat. (Mths):                                             359

              Index of the Mortgage Loans in Loan Group II-2

                                                                                         Number of Mortgage    Aggregate Stated Principal                     % of
                                                                                               Loans           Balance Outstanding as of                     Mortgage
                                                                                                               Cut-off Date                                    Loans
                              Index                                                    --------------------- ------------------------------------    --------------------
              1 YR CMT                                                                                   1                            $ 475,466                    0.10%
              1 YR Libor                                                                               847                          428115169.8                  91.30
              6 Mo Libor                                                                               154                           40321054.7                    8.60
                                                                                      ----------------------------------------------------------------------------------
                                                                                      ----------------------------------------------------------------------------------
                       Total                                                                         1,002                        $ 468,911,691                100.00%
                                                                                      ==================================================================================
                                                                                      ==================================================================================

                       Rate Adjustment Frequency of the Mortgage Loans in Loan Group II-2

                                                                                         Number of Mortgage    Aggregate Stated Principal                     % of
                                                                                               Loans           Balance Outstanding as of                     Mortgage
                                                                                                               Cut-off Date                                    Loans
                              Rate Adjustment Frequency                                --------------------- ------------------------------------    --------------------
              6 Months                                                                                 154                         $ 40,321,055                    8.60%
              12 Months                                                                                848                          428,590,636                   91.40
                                                                                      ----------------------------------------------------------------------------------
                                                                                      ----------------------------------------------------------------------------------
                       Total                                                                         1,002                        $ 468,911,691                  100.00%
                                                                                      ==================================================================================
                                                                                      ==================================================================================

                    Months to Next Rate Adjustment* of the Mortgage Loans in Loan Group II-2

                                                                                         Number of Mortgage    Aggregate Stated Principal                     % of
                                                                                               Loans           Balance Outstanding as of                     Mortgage
                                                                                                               Cut-off Date                                    Loans
                             Months to Next Rate Adjustment                            --------------------- ------------------------------------    --------------------
                                   73   -   75                                                           2                          $ 1,527,672                    0.33%
                                   76   -   78                                                           8                            3,850,799                    0.82
                                   79   -   81                                                         124                           50,639,006                   10.80
                                   82   -   84                                                         868                          412,894,213                   88.05
                                                                                      ----------------------------------------------------------------------------------
                                                                                      ----------------------------------------------------------------------------------
                       Total                                                                         1,002                        $ 468,911,691                  100.00%
                                                                                      ==================================================================================
                                                                                      ==================================================================================

              Weighted Average Months to Next Rate Adjustment :                                             82

              *Months to next rate adjustment is calculated by using the first rate adjustment date for the loans still in a hybrid period and by using next rate adjustment for loans that are fully indexed.

                    Maximum Lifetime Mortgage Rate of the Mortgage Loans in Loan Group II-2

                                                                                         Number of Mortgage    Aggregate Stated Principal                     % of
                                                                                               Loans           Balance Outstanding as of                     Mortgage
                                                                                                               Cut-off Date                                    Loans
                              Maximumm Mortgage Rates (%)                              --------------------- ------------------------------------    --------------------
                                9.751   -   10.000                                                       1                            $ 940,000                    0.20%
                               10.001   -   10.250                                                       1                              551,200                    0.12
                               10.251   -   10.500                                                       2                              786,420                    0.17
                               10.501   -   10.750                                                       3                            1,315,065                    0.28
                               10.751   -   11.000                                                       7                            3,378,308                    0.72
                               11.001   -   11.250                                                      12                            7,056,537                    1.50
                               11.251   -   11.500                                                      62                           41,464,418                    8.84
                               11.501   -   11.750                                                     111                           69,247,466                   14.77
                               11.751   -   12.000                                                     146                           94,293,717                   20.11
                               12.001   -   12.250                                                     110                           59,654,938                   12.72
                               12.251   -   12.500                                                      87                           38,431,513                    8.20
                               12.501   -   12.750                                                      90                           37,893,681                    8.08
                               12.751   -   13.000                                                     123                           41,682,859                    8.89
                               13.001   -   13.250                                                      87                           33,458,780                    7.14
                               13.251   -   13.500                                                      62                           12,589,437                    2.68
                               13.501   -   13.750                                                      46                           13,627,607                    2.91
                               13.751   -   14.000                                                      21                            6,286,576                    1.34
                               14.001   -   14.250                                                       6                            1,658,989                    0.35
                               14.251   -   14.500                                                      14                            2,806,458                    0.60
                               14.501   -   14.750                                                       8                            1,267,723                    0.27
                               14.751  or   15.000                                                       3                              520,000                    0.11
                                                                                      ----------------------------------------------------------------------------------
                                                                                      ----------------------------------------------------------------------------------
                       Total                                                                         1,002                        $ 468,911,691                  100.00%
                                                                                      ==================================================================================
                                                                                      ==================================================================================

              Weighted Average Maximum Mortgage Rate:                                                       12.294%

                Periodic Rate Cap of the Mortgage Loans in Loan Group II-2

                                                                                         Number of Mortgage    Aggregate Stated Principal                     % of
                                                                                               Loans           Balance Outstanding as of                     Mortgage
                                                                                                               Cut-off Date                                    Loans
                              Periodic Rate Cap (%)                                    --------------------- ------------------------------------    --------------------
              Uncapped                                                                                   2                            $ 255,816                    0.05%
              1.000                                                                                     60                           18,382,593                    3.92
              2.000                                                                                    940                          450,273,281                   96.03
                                                                                      ----------------------------------------------------------------------------------
                                                                                      ----------------------------------------------------------------------------------
                       Total                                                                         1,002                        $ 468,911,691                  100.00%
                                                                                      ==================================================================================
                                                                                      ==================================================================================

              Non Zero Weighted Average Periodic Rate Cap:                                                  1.961%

                 Initial Rate Cap of the Mortgage Loans in Loan Group II-2

                                                                                         Number of Mortgage    Aggregate Stated Principal                     % of
                                                                                               Loans           Balance Outstanding as of                     Mortgage
                                                                                                               Cut-off Date                                    Loans
                             Initial Rate Cap (%)                                      --------------------- ------------------------------------    --------------------
              Uncapped                                                                                   3                            $ 375,816                    0.08%
              5.000                                                                                    869                          426,118,250                   90.87
              6.000                                                                                    111                           38,049,040                    8.11
              6.125                                                                                      6                            1,182,341                    0.25
              6.250                                                                                      7                            1,371,894                    0.29
              6.375                                                                                      1                              160,450                    0.03
              6.500                                                                                      3                              648,899                    0.14
              6.750                                                                                      1                              280,000                    0.06
              7.000                                                                                      1                              725,000                    0.15
                                                                                      ----------------------------------------------------------------------------------
                                                                                      ----------------------------------------------------------------------------------
                       Total                                                                         1,002                        $ 468,911,691                  100.00%
                                                                                      ==================================================================================
                                                                                      ==================================================================================

              Non Zero Weighted Average Initial Rate Cap:                                                   5.094%

                   Gross Margin of the Mortgage Loans in Loan Group II-2

                                                                                         Number of Mortgage    Aggregate Stated Principal                     % of
                                                                                               Loans           Balance Outstanding as of                     Mortgage
                                                                                                               Cut-off Date                                    Loans
                                 Gross Margins (%)                                     --------------------- ------------------------------------    --------------------
                                2.001   -   2.500                                                      993                        $ 464,477,305                   99.05%
                                2.501   -   3.000                                                        7                            3,699,585                    0.79
                                3.001   -   3.500                                                        1                              554,800                    0.12
                                4.501   -   5.000                                                        1                              180,000                    0.04
                                                                                      ----------------------------------------------------------------------------------
                                                                                      ----------------------------------------------------------------------------------
                       Total                                                                         1,002                        $ 468,911,691                  100.00%
                                                                                      ==================================================================================
                                                                                      ==================================================================================

              Weighted Average Gross Margin:                                                                2.256%

           Interest Only Feature of the Mortgage Loans in Loan Group II-2

                                                                                         Number of Mortgage    Aggregate Stated Principal                     % of
                                                                                               Loans           Balance Outstanding as of                     Mortgage
                                                                                                               Cut-off Date                                    Loans
                              Interest Only Feature                                    --------------------- ------------------------------------    --------------------
              None                                                                                      69                         $ 27,981,389                    5.97%
              7 Years                                                                                  401                          136,746,875                   29.16
              10 Years                                                                                 532                          304,183,427                   64.87
                                                                                      ----------------------------------------------------------------------------------
                                                                                      ----------------------------------------------------------------------------------
                       Total                                                                         1,002                        $ 468,911,691                  100.00%
                                                                                      ==================================================================================
                                                                                      ==================================================================================

                Original Prepayment Penalty Term of the Mortgage Loans in Loan Group II-2

                                                                                         Number of Mortgage    Aggregate Stated Principal                     % of
                                                                                               Loans           Balance Outstanding as of                     Mortgage
                                                                                                               Cut-off Date                                    Loans
                              Original Prepayment Penalty Term                         --------------------- ------------------------------------    --------------------
              None                                                                                     804                        $ 348,732,436                   74.37%
              6 Months                                                                                   3                              892,000                    0.19
              12 Months                                                                                123                           76,499,367                   16.31
              36 Months                                                                                 52                           30,987,522                    6.61
              60 Months                                                                                 20                           11,800,366                    2.52
                                                                                      ----------------------------------------------------------------------------------
                                                                                      ----------------------------------------------------------------------------------
                       Total                                                                         1,002                        $ 468,911,691                  100.00%
                                                                                      ==================================================================================
                                                                                      ==================================================================================

                   Principal Balances of the Mortgage Loans at Origination in Loan Group II-3

                                                                                         Number of Mortgage    Aggregate Stated Principal                     % of
                                                                                               Loans           Balance Outstanding as of                     Mortgage
                                                                                                               Cut-off Date                                    Loans
                              Original Principal Balance ($)                           --------------------- ------------------------------------    --------------------
                                    0   -   100,000                                                     18                          $ 1,258,468                    2.13%
                              100,001   -   200,000                                                     81                           12,552,015                   21.23
                              200,001   -   300,000                                                     61                           14,851,564                   25.12
                              300,001   -   350,000                                                     16                            5,181,489                    8.76
                              350,001   -   400,000                                                     12                            4,513,539                    7.63
                              400,001   -   450,000                                                      5                            2,121,948                    3.59
                              450,001   -   500,000                                                      7                            3,311,248                    5.60
                              500,001   -   550,000                                                      1                              517,500                    0.88
                              550,001   -   600,000                                                      4                            2,283,196                    3.86
                              600,001   -   650,000                                                      4                            2,540,750                    4.30
                              650,001   -   700,000                                                      2                            1,358,750                    2.30
                              700,001   -   800,000                                                      2                            1,470,000                    2.49
                              900,001   -   1,000,000                                                    2                            1,937,750                    3.28
                            1,100,001   -   1,200,000                                                    1                            1,170,000                    1.98
                            1,200,001   -   1,300,000                                                    1                            1,254,000                    2.12
                            1,300,001   -   1,400,000                                                    2                            2,800,000                    4.74
                                                                                      ----------------------------------------------------------------------------------
                                                                                      ----------------------------------------------------------------------------------
                       Total                                                                           219                         $ 59,122,216                  100.00%
                                                                                      ==================================================================================
                                                                                      ==================================================================================

              Minimum Original Principal Balance:                                                           $40,410
              Maximum Original Principal Balance:                                                           $1,400,000
              Average Original Principal Balance:                                                           $270,095

                            Scheduled Principal Balances of the Mortgage Loans as of the Cut-Off Date in Loan Group II-3

                                                                                         Number of Mortgage    Aggregate Stated Principal                     % of
                                                                                               Loans           Balance Outstanding as of                     Mortgage
                                                                                                               Cut-off Date                                    Loans
                             Scheduled Principal Balance ($)                           --------------------- ------------------------------------    --------------------
                                    0   -   100,000                                                     18                          $ 1,258,468                    2.13%
                              100,001   -   200,000                                                     81                           12,552,015                   21.23
                              200,001   -   300,000                                                     61                           14,851,564                   25.12
                              300,001   -   350,000                                                     16                            5,181,489                    8.76
                              350,001   -   400,000                                                     12                            4,513,539                    7.63
                              400,001   -   450,000                                                      5                            2,121,948                    3.59
                              450,001   -   500,000                                                      7                            3,311,248                    5.60
                              500,001   -   550,000                                                      1                              517,500                    0.88
                              550,001   -   600,000                                                      4                            2,283,196                    3.86
                              600,001   -   650,000                                                      4                            2,540,750                    4.30
                              650,001   -   700,000                                                      2                            1,358,750                    2.30
                              700,001   -   800,000                                                      2                            1,470,000                    2.49
                              900,001   -   1,000,000                                                    2                            1,937,750                    3.28
                            1,100,001   -   1,200,000                                                    1                            1,170,000                    1.98
                            1,200,001   -   1,300,000                                                    1                            1,254,000                    2.12
                            1,300,001   -   1,400,000                                                    2                            2,800,000                    4.74
                                                                                      ----------------------------------------------------------------------------------
                                                                                      ----------------------------------------------------------------------------------
                       Total                                                                           219                         $ 59,122,216                  100.00%
                                                                                      ==================================================================================
                                                                                      ==================================================================================

              Minimum Scheduled Principal Balance:                                                          $40,273
              Maximum Scheduled Principal Balance:                                                          $1,400,000
              Average Scheduled Principal Balance:                                                          $269,964

                 Mortgage Rates of the Mortgage Loans as of the Cut-Off Date in Loan Group II-3

                                                                                         Number of Mortgage    Aggregate Stated Principal                     % of
                                                                                               Loans           Balance Outstanding as of                     Mortgage
                                                                                                               Cut-off Date                                    Loans
                             Mortgage Interest Rates (%)                               --------------------- ------------------------------------    --------------------
                                3.750   -   3.999                                                        1                            $ 185,923                    0.31%
                                5.500   -   5.749                                                        2                              507,933                    0.86
                                5.750   -   5.999                                                        2                              509,233                    0.86
                                6.000   -   6.249                                                        9                            2,616,427                    4.43
                                6.250   -   6.499                                                       31                            7,633,659                   12.91
                                6.500   -   6.749                                                       38                           11,153,618                   18.87
                                6.750   -   6.999                                                       67                           17,387,880                   29.41
                                7.000   -   7.249                                                       17                            5,179,438                    8.76
                                7.250   -   7.499                                                       20                            4,334,310                    7.33
                                7.500   -   7.749                                                        8                            1,569,454                    2.65
                                7.750   -   7.999                                                       10                            2,738,697                    4.63
                                8.000   -   8.249                                                        3                              421,897                    0.71
                                8.250   -   8.499                                                        3                              837,800                    1.42
                                8.500   -   8.749                                                        2                            1,304,440                    2.21
                                8.750   -   8.999                                                        4                            1,898,587                    3.21
                                9.000   -   9.249                                                        1                              648,000                    1.10
                               10.250   -   10.499                                                       1                              194,920                    0.33
                                                                                      ----------------------------------------------------------------------------------
                                                                                      ----------------------------------------------------------------------------------
                       Total                                                                           219                         $ 59,122,216                  100.00%
                                                                                      ==================================================================================
                                                                                      ==================================================================================

              Minimum Mortgage Rate:                                                                        3.875%
              Maximum Mortgage Rate:                                                                        10.375%
              Weighted Average Mortgage Rate:                                                               6.928%

            Original Loan-to-Value Ratios* in Loan Group II-3

                                                                                         Number of Mortgage    Aggregate Stated Principal                     % of
                                                                                               Loans           Balance Outstanding as of                     Mortgage
                                                                                                               Cut-off Date                                    Loans
                             Loan-to-Value Ratios (%)                                  --------------------- ------------------------------------    --------------------
                                 0.00   -   30.00                                                        3                            $ 310,334                    0.52%
                                30.01   -   40.00                                                        2                              244,000                    0.41
                                40.01   -   50.00                                                       14                            2,682,513                    4.54
                                50.01   -   55.00                                                        5                            1,009,139                    1.71
                                55.01   -   60.00                                                       11                            3,219,332                    5.45
                                60.01   -   65.00                                                       18                            6,603,361                   11.17
                                65.01   -   70.00                                                       11                            4,204,750                    7.11
                                70.01   -   75.00                                                       15                            4,598,122                    7.78
                                75.01   -   80.00                                                       99                           27,503,914                   46.52
                                85.01   -   90.00                                                       10                            2,166,127                    3.66
                                90.01   -   95.00                                                        8                            1,739,687                    2.94
                                95.01   -   100.00                                                      23                            4,840,937                    8.19
                                                                                      ----------------------------------------------------------------------------------
                                                                                      ----------------------------------------------------------------------------------
                       Total                                                                           219                         $ 59,122,216                  100.00%
                                                                                      ==================================================================================
                                                                                      ==================================================================================

              Weighted Average Original Loan-to-Value:                                                      75.42%

              *Loan to value ratios are calculated by taking the Original Principal Balance and dividing the lesser of the original appraised value and sell price of the property.

                     Geographic Distribution* of the Mortgage Properties in Loan Group II-3

                                                                                         Number of Mortgage    Aggregate Stated Principal                     % of
                                                                                               Loans           Balance Outstanding as of                     Mortgage
                                                                                                               Cut-off Date                                    Loans
                              Geographic Distribution                                  --------------------- ------------------------------------    --------------------
              Arizona                                                                                    6                          $ 1,054,870                    1.78%
              California                                                                                35                           11,060,973                   18.71
              Colorado                                                                                   5                            1,985,523                    3.36
              Connecticut                                                                                1                              352,000                    0.60
              District of Columbia                                                                       1                              191,900                    0.32
              Florida                                                                                   54                           15,257,615                   25.81
              Georgia                                                                                   47                           11,521,537                   19.49
              Hawaii                                                                                     1                              414,248                    0.70
              Idaho                                                                                      3                              683,067                    1.16
              Indiana                                                                                    2                              109,817                    0.19
              Kentucky                                                                                   2                              359,475                    0.61
              Maine                                                                                      1                              244,443                    0.41
              Maryland                                                                                   2                              395,550                    0.67
              Massachusetts                                                                              2                              321,450                    0.54
              Michigan                                                                                   3                              300,685                    0.51
              Mississippi                                                                                1                               45,000                    0.08
              Missouri                                                                                   1                              245,004                    0.41
              Nevada                                                                                     3                            1,187,490                    2.01
              New Hampshire                                                                              1                              358,033                    0.61
              New Jersey                                                                                 1                               70,022                    0.12
              New York                                                                                   4                            2,397,000                    4.05
              North Carolina                                                                            22                            6,389,440                   10.81
              Oregon                                                                                     1                              331,900                    0.56
              Pennsylvania                                                                               3                              429,075                    0.73
              Rhode Island                                                                               1                              314,202                    0.53
              South Carolina                                                                             2                              401,000                    0.68
              Tennessee                                                                                  2                              205,257                    0.35
              Texas                                                                                      5                              782,294                    1.32
              Utah                                                                                       2                              383,889                    0.65
              Virginia                                                                                   2                              580,000                    0.98
              Washington                                                                                 2                              436,727                    0.74
              West Virginia                                                                              1                              312,732                    0.53
                                                                                      ----------------------------------------------------------------------------------
                                                                                      ----------------------------------------------------------------------------------
                       Total                                                                           219                         $ 59,122,216                  100.00%
                                                                                      ==================================================================================
                                                                                      ==================================================================================

              *No more than approximately 2.37% of the Mortgage Loans by Scheduled Principal
               Balance will be secured by properties located in any one zip code area.

                                Credit Scores as of the Date of Origination of the Mortgage Loans in Loan Group II-3

                                                                                         Number of Mortgage    Aggregate Stated Principal                     % of
                                                                                               Loans           Balance Outstanding as of                     Mortgage
                                                                                                               Cut-off Date                                    Loans
                             Range of Credit Scores                                    --------------------- ------------------------------------    --------------------
                                  600   -   619                                                          8                          $ 2,111,390                    3.57%
                                  620   -   639                                                          9                            3,216,851                    5.44
                                  640   -   659                                                         19                            4,088,296                    6.91
                                  660   -   679                                                         24                            6,263,603                   10.59
                                  680   -   699                                                         18                            6,436,834                   10.89
                                  700   -   719                                                         34                            9,991,658                   16.90
                                  720   -   739                                                         23                            5,210,157                    8.81
                                  740   -   759                                                         29                            7,006,290                   11.85
                                  760   -   779                                                         28                            6,877,297                   11.63
                                  780   -   799                                                         15                            3,780,892                    6.40
                                  800   -   819                                                         12                            4,138,950                    7.00
                                                                                      ----------------------------------------------------------------------------------
                                                                                      ----------------------------------------------------------------------------------
                       Total                                                                           219                         $ 59,122,216                  100.00%
                                                                                      ==================================================================================
                                                                                      ==================================================================================

              Non-Zero Weighted Average Credit Score:                                                       717

               Property Types of the Mortgage Properties in Loan Group II-3

                                                                                         Number of Mortgage    Aggregate Stated Principal                     % of
                                                                                               Loans           Balance Outstanding as of                     Mortgage
                                                                                                               Cut-off Date                                    Loans
                             Property Type                                             --------------------- ------------------------------------    --------------------
              2-4 Family                                                                                10                          $ 3,203,194                    5.42%
              Condominium                                                                               31                            7,394,870                   12.51
              PUD                                                                                       79                           21,456,846                   36.29
              Single Family                                                                             99                           27,067,307                   45.78
                                                                                      ----------------------------------------------------------------------------------
                                                                                      ----------------------------------------------------------------------------------
                       Total                                                                           219                         $ 59,122,216                  100.00%
                                                                                      ==================================================================================
                                                                                      ==================================================================================

                Occupancy Status of Mortgage Properties in Loan Group II-3

                                                                                         Number of Mortgage    Aggregate Stated Principal                     % of
                                                                                               Loans           Balance Outstanding as of                     Mortgage
                                                                                                               Cut-off Date                                    Loans
                              Occupancy Status                                         --------------------- ------------------------------------    --------------------
              Investor                                                                                  28                          $ 5,471,111                    9.25%
              Owner Occupied                                                                           152                           44,896,489                   75.94
              Second Home                                                                               39                            8,754,617                   14.81
                                                                                      ----------------------------------------------------------------------------------
                                                                                      ----------------------------------------------------------------------------------
                       Total                                                                           219                         $ 59,122,216                  100.00%
                                                                                      ==================================================================================
                                                                                      ==================================================================================

                   Loan Purpose of the Mortgage Loans in Loan Group II-3

                                                                                         Number of Mortgage    Aggregate Stated Principal                     % of
                                                                                               Loans           Balance Outstanding as of                     Mortgage
                                                                                                               Cut-off Date                                    Loans
                              Loan Purpose                                             --------------------- ------------------------------------    --------------------
              Cash Out Refinance                                                                        60                         $ 17,713,770                   29.96%
              Purchase                                                                                 135                           34,749,210                   58.78
              Rate/Term Refinance                                                                       24                            6,659,236                   11.26
                                                                                      ----------------------------------------------------------------------------------
                                                                                      ----------------------------------------------------------------------------------
                       Total                                                                           219                         $ 59,122,216                  100.00%
                                                                                      ==================================================================================
                                                                                      ==================================================================================

                Documentation Type of the Mortgage Loans in Loan Group II-3

                                                                                         Number of Mortgage    Aggregate Stated Principal                     % of
                                                                                               Loans           Balance Outstanding as of                     Mortgage
                                                                                                               Cut-off Date                                    Loans
                             Documentation Type                                        --------------------- ------------------------------------    --------------------
              Full/Alternative                                                                          99                         $ 24,015,100                   40.62%
              No Documentation                                                                          12                            2,247,897                    3.80
              Reduced                                                                                   24                            7,282,560                   12.32
              Stated                                                                                    84                           25,576,660                   43.26
                                                                                      ----------------------------------------------------------------------------------
                                                                                      ----------------------------------------------------------------------------------
                       Total                                                                           219                         $ 59,122,216                  100.00%
                                                                                      ==================================================================================
                                                                                      ==================================================================================

                   Original Terms to Stated Maturity of the Mortgage Loans in Loan Group II-3

                                                                                         Number of Mortgage    Aggregate Stated Principal                     % of
                                                                                               Loans           Balance Outstanding as of                     Mortgage
                                                                                                               Cut-off Date                                    Loans
                          Original Term (Months)                                       --------------------- ------------------------------------    --------------------
                                  360                                                                  215                         $ 58,407,958                   98.79%
                                  480                                                                    4                              714,258                    1.21
                                                                                      ----------------------------------------------------------------------------------
                                                                                      ----------------------------------------------------------------------------------
                       Total                                                                           219                         $ 59,122,216                  100.00%
                                                                                      ==================================================================================
                                                                                      ==================================================================================

              Minimum Original Term to Stated Maturity (Mths):                                              360
              Maximum Original Term to Stated Maturity (Mths):                                              480
              Weighted Average Orig. Term to Stated Mat. (Mths):                                            361

                  Remaining Terms to Stated Maturity of the Mortgage Loans in Loan Group II-3

                                                                                         Number of Mortgage    Aggregate Stated Principal                     % of
                                                                                               Loans           Balance Outstanding as of                     Mortgage
                                                                                                               Cut-off Date                                    Loans
                              Stated Remaining Term (Months)                           --------------------- ------------------------------------    --------------------
                                  300   -   359                                                        206                         $ 56,458,406                   95.49%
                                  360   -   360                                                          9                            1,949,552                    3.30
                                  361   -                                                                4                              714,258                    1.21
                                                                                      ----------------------------------------------------------------------------------
                                                                                      ----------------------------------------------------------------------------------
                       Total                                                                           219                         $ 59,122,216                  100.00%
                                                                                      ==================================================================================
                                                                                      ==================================================================================

              Minimum Remaining Term to Stated Maturity (Mths):                                             346
              Maximum Remaining Term to Stated Maturity (Mths):                                             478
              Weighted Average Rem. Term to Stated Mat. (Mths):                                             359

              Index of the Mortgage Loans in Loan Group II-3

                                                                                         Number of Mortgage    Aggregate Stated Principal                     % of
                                                                                               Loans           Balance Outstanding as of                     Mortgage
                                                                                                               Cut-off Date                                    Loans
                             Index                                                     --------------------- ------------------------------------    --------------------
              1 YR Libor                                                                               201                         $ 50,946,690                  86.17%
              6 Mo Libor                                                                                18                            8,175,526                  13.83
                                                                                      ----------------------------------------------------------------------------------
                                                                                      ----------------------------------------------------------------------------------
                       Total                                                                           219                         $ 59,122,216                100.00%
                                                                                      ==================================================================================
                                                                                      ==================================================================================

                       Rate Adjustment Frequency of the Mortgage Loans in Loan Group II-3

                                                                                         Number of Mortgage    Aggregate Stated Principal                     % of
                                                                                               Loans           Balance Outstanding as of                     Mortgage
                                                                                                               Cut-off Date                                    Loans
                             Rate Adjustment Frequency                                 --------------------- ------------------------------------    --------------------
              6 Months                                                                                  18                          $ 8,175,526                   13.83%
              12 Months                                                                                201                           50,946,690                   86.17
                                                                                      ----------------------------------------------------------------------------------
                                                                                      ----------------------------------------------------------------------------------
                       Total                                                                           219                         $ 59,122,216                  100.00%
                                                                                      ==================================================================================
                                                                                      ==================================================================================

                    Months to Next Rate Adjustment* of the Mortgage Loans in Loan Group II-3

                                                                                         Number of Mortgage    Aggregate Stated Principal                     % of
                                                                                               Loans           Balance Outstanding as of                     Mortgage
                                                                                                               Cut-off Date                                    Loans
                             Months to Next Rate Adjustment                            --------------------- ------------------------------------    --------------------
                                  106   -   108                                                          5                            $ 932,159                    1.58%
                                  109   -   111                                                          2                              510,320                    0.86
                                  112   -   114                                                          8                            2,890,428                    4.89
                                  115   -   117                                                         43                           11,254,005                   19.04
                                  118   -   120                                                        161                           43,535,304                   73.64
                                                                                      ----------------------------------------------------------------------------------
                                                                                      ----------------------------------------------------------------------------------
                       Total                                                                           219                         $ 59,122,216                  100.00%
                                                                                      ==================================================================================
                                                                                      ==================================================================================

              Weighted Average Months to Next Rate Adjustment :                                             118

              *Months to next rate adjustment is calculated by using the first rate adjustment date for the loans still in a hybrid period and by using next rate adjustment for loans that are fully indexed.

                    Maximum Lifetime Mortgage Rate of the Mortgage Loans in Loan Group II-3

                                                                                         Number of Mortgage    Aggregate Stated Principal                     % of
                                                                                               Loans           Balance Outstanding as of                     Mortgage
                                                                                                               Cut-off Date                                    Loans
                              Maximum Mortgage Rates (%)                               --------------------- ------------------------------------    --------------------
                                      -     9.750                                                        1                            $ 185,923                    0.31%
                               10.251 -     10.500                                                       1                              358,033                    0.61
                               10.501 -     10.750                                                       1                              149,900                    0.25
                               10.751 -     11.000                                                       4                            1,141,557                    1.93
                               11.001 -     11.250                                                      10                            2,154,117                    3.64
                               11.251 -     11.500                                                      23                            5,033,439                    8.51
                               11.501 -     11.750                                                      26                            6,163,700                   10.43
                               11.751 -     12.000                                                      17                            3,378,259                    5.71
                               12.001 -     12.250                                                      13                            4,763,894                    8.06
                               12.251 -     12.500                                                      16                            4,993,016                    8.45
                               12.501   -   12.750                                                      30                            9,819,433                   16.61
                               12.751   -   13.000                                                      25                            8,321,885                   14.08
                               13.001   -   13.250                                                      20                            3,840,919                    6.50
                               13.251   -   13.500                                                      11                            3,623,605                    6.13
                               13.501   -   13.750                                                      10                            1,359,356                    2.30
                               13.751   -   14.000                                                       7                            2,870,838                    4.86
                               14.001   -   14.250                                                       3                              769,424                    1.30
                               15.251   -   15.500                                                       1                              194,920                    0.33
                                                                                      ----------------------------------------------------------------------------------
                                                                                      ----------------------------------------------------------------------------------
                       Total                                                                           219                         $ 59,122,216                  100.00%
                                                                                      ==================================================================================
                                                                                      ==================================================================================

              Weighted Average Maximum Mortgage Rate:                                                       12.485%

                Periodic Rate Cap of the Mortgage Loans in Loan Group II-3

                                                                                         Number of Mortgage    Aggregate Stated Principal                     % of
                                                                                               Loans           Balance Outstanding as of                     Mortgage
                                                                                                               Cut-off Date                                    Loans
                            Periodic Rate Cap (%)                                      --------------------- ------------------------------------    --------------------
              1.000                                                                                     15                          $ 7,162,998                   12.12%
              2.000                                                                                    204                           51,959,219                   87.88
                                                                                      ----------------------------------------------------------------------------------
                                                                                      ----------------------------------------------------------------------------------
                       Total                                                                           219                         $ 59,122,216                  100.00%
                                                                                      ==================================================================================
                                                                                      ==================================================================================

              Weighted Average Periodic Rate Cap:                                                           1.879%

                 Initial Rate Cap of the Mortgage Loans in Loan Group II-3

                                                                                         Number of Mortgage    Aggregate Stated Principal                     % of
                                                                                               Loans           Balance Outstanding as of                     Mortgage
                                                                                                               Cut-off Date                                    Loans
                              Initial Rate Cap (%)                                     --------------------- ------------------------------------    --------------------
              5.000                                                                                    194                         $ 53,075,800                   89.77%
              6.000                                                                                     25                            6,046,417                   10.23
                                                                                      ----------------------------------------------------------------------------------
                                                                                      ----------------------------------------------------------------------------------
                       Total                                                                           219                         $ 59,122,216                  100.00%
                                                                                      ==================================================================================
                                                                                      ==================================================================================

              Weighted Average Initial Rate Cap:                                                            5.102%

                   Gross Margin of the Mortgage Loans in Loan Group II-3

                                                                                         Number of Mortgage    Aggregate Stated Principal                     % of
                                                                                               Loans           Balance Outstanding as of                     Mortgage
                                                                                                               Cut-off Date                                    Loans
                              Gross Margins (%)                                       --------------------- ------------------------------------    --------------------
                                2.001   -   2.500                                                      214                         $ 58,113,673                   98.29%
                                2.501   -   3.000                                                        3                              717,029                    1.21
                                3.001   -   3.500                                                        2                              291,514                    0.49
                                                                                      ----------------------------------------------------------------------------------
                                                                                      ----------------------------------------------------------------------------------
                       Total                                                                           219                         $ 59,122,216                  100.00%
                                                                                      ==================================================================================
                                                                                      ==================================================================================

              Weighted Average Gross Margin:                                                                2.269%

           Interest Only Feature of the Mortgage Loans in Loan Group II-3

                                                                                         Number of Mortgage    Aggregate Stated Principal                     % of
                                                                                               Loans           Balance Outstanding as of                     Mortgage
                                                                                                               Cut-off Date                                    Loans
                            Interest Only Feature                                      --------------------- ------------------------------------    --------------------
              None                                                                                      34                          $ 5,970,074                   10.10%
              10 Years                                                                                 185                           53,152,142                   89.90
                                                                                      ----------------------------------------------------------------------------------
                                                                                      ----------------------------------------------------------------------------------
                       Total                                                                           219                         $ 59,122,216                  100.00%
                                                                                      ==================================================================================
                                                                                      ==================================================================================

                Original Prepayment Penalty Term of the Mortgage Loans in Loan Group II-3

                                                                                         Number of Mortgage    Aggregate Stated Principal                     % of
                                                                                               Loans           Balance Outstanding as of                     Mortgage
                                                                                                               Cut-off Date                                    Loans
                              Original Prepayment Penalty Term                         --------------------- ------------------------------------    --------------------
              None                                                                                     164                         $ 47,715,419                   80.71%
              4 Months                                                                                   1                              431,200                    0.73
              6 Months                                                                                   6                            2,059,029                    3.48
              12 Months                                                                                 10                            2,107,088                    3.56
              24 Months                                                                                  1                              335,920                    0.57
              36 Months                                                                                 22                            4,144,333                    7.01
              60 Months                                                                                 15                            2,329,228                    3.94
                                                                                      ----------------------------------------------------------------------------------
                                                                                      ----------------------------------------------------------------------------------
                       Total                                                                           219                         $ 59,122,216                  100.00%
                                                                                      ==================================================================================
                                                                                      ==================================================================================

                                                                                                SCHEDULE B

                                                Group II-2

The  principal  amount  of each  Exchanged  Class is  equal  to the  principal  amount  of Class  II-2A-1B
Certificates.  The Class II-2A-1B Certificates may be exchanged with the various combinations of the Class
II-2X-2,   Class  II-2X-3,   Class  II-2X-4  and  Class  II-2X-5   Certificates  (the  "Group  II-2  Strip
Certificates")  set forth below.  The notional amount of any Group II-2 Strip  Certificate  exchanged must equal the current  principal  amount of the Class  II-2A-1B  Certificate  with which it is exchanged.  The pass-through  rate of the  Exchanged  Class will equal the sum of the  pass-through  rates of the  related
Exchangeable Classes.

                  Exchangeable Classes                      Exchanged Classes      Pass-Through Rate
                  __________________________________________________________________________________
                   II-2A-1B, II-2X-4                              I-AE-1               WAC-0.79%
                   II-2A-1B, II-2X-3                              I-AE-2               WAC-0.69%
               II-2A-1B, II-2X-3, II-2X-4                         I-AE-3               WAC-0.59%
          II-2A-1B, II-2X-3, II-2X-4, II-2X-5                     I-AE-4               WAC-0.49%
      II-2A-1B, II-2X-2, II-2X-3, II-2X-4, II-2X-5                I-AE-5                  WAC

                                                                                                                                                    SCHEDULE C

                                                                  MORTGAGE LOAN ASSUMPTIONS

                            Servicing Fee                                                                         Original           Remaining       Remaining Term
                Loan       Step-up Period     Current Principal       Current Mortgage       Current Net        Amortization     Amortization Term    to Maturity
Loan Number       Group       (months)            Balance ($)             Rate (%)        Interest Rate (%)     Term (months)         (months)          (months)         Gross Margin (%)
1                   I            N/A        $239,907.16              10.6250000000       10.2500000000               360                359                359             2.2500000000
2                   I            N/A        $488,714.55              4.6250000000        4.3750000000                360                343                343             2.7500000000
3                   I            60         $486,279.00              4.8750000000        4.6250000000(4)             360                360                360             2.2500000000
4                   I            N/A        $426,950.00              5.1250000000        4.7050000000                360                359                359             2.2500000000
5                   I            60         $543,101.00              5.0000000000        4.7500000000(4)             360                360                360             2.2500000000
6                   I            60         $515,000.00              5.1250000000        4.8750000000(4)             360                360                360             2.2500000000
7                   I            60         $593,600.00              5.2500000000        5.0000000000(4)             360                360                360             2.2500000000
8                   I            60         $448,000.00              5.2500000000        5.0000000000(4)             360                360                360             2.2500000000
9                   I            59         $489,425.00              5.3750000000        5.1250000000(3)             360                359                359             2.2500000000
10                  I            60         $1,799,200.00            5.5000000000        5.2500000000(4)             360                360                360             2.2500000000
11                  I            60         $575,000.00              5.5000000000        5.2500000000(4)             360                360                360             2.2500000000
12                  I            60         $927,000.00              5.5000000000        5.2500000000(4)             360                360                360             2.2500000000
13                  I            N/A        $206,903.73              5.7500000000        5.3300000000                360                355                355             2.2500000000
14                  I            N/A        $268,120.00              5.7500000000        5.3750000000                360                359                359             2.2500000000
15                  I            60         $422,404.00              5.6250000000        5.3750000000(4)             360                360                360             2.2500000000
16                  I            60         $421,650.00              5.6250000000        5.3750000000(4)             360                360                360             2.2500000000
17                  I            60         $500,000.00              5.6250000000        5.3750000000(4)             480                480                480             2.2500000000
18                  I            N/A        $1,012,350.00            5.8750000000        5.4550000000                360                359                359             2.2500000000
19                  I            N/A        $1,875,000.00            5.8750000000        5.4550000000                360                359                359             2.2500000000
20                  I            N/A        $189,600.00              5.8750000000        5.4550000000                360                358                358             2.2500000000
21                  I            N/A        $365,500.00              6.0000000000        5.5800000000                360                359                359             2.2500000000
22                  I            N/A        $245,176.00              6.0000000000        5.6250000000                360                359                359             2.2500000000
23                  I            N/A        $998,000.00              6.0000000000        5.6250000000                360                358                358             2.2500000000
24                  I            N/A        $344,080.00              6.0000000000        5.6250000000                360                359                359             2.2500000000
25                  I            N/A        $344,000.00              6.0000000000        5.6250000000                360                358                358             2.2500000000
26                  I            60         $1,052,000.00            5.8750000000        5.6250000000(4)             360                360                360             2.2500000000
27                  I            60         $459,200.00              5.8750000000        5.6250000000(4)             360                360                360             3.2500000000
28                  I            60         $588,750.00              5.8750000000        5.6250000000(4)             360                360                360             2.2500000000
29                  I            60         $1,845,000.00            5.8750000000        5.6250000000(4)             360                360                360             2.2500000000
30                  I            60         $1,164,563.00            5.8750000000        5.6250000000(4)             360                360                360             2.2500000000
31                  I            N/A        $136,500.00              6.1250000000        5.7050000000                360                359                359             2.2500000000
32                  I            N/A        $244,555.82              6.1250000000        5.7500000000                360                358                358             2.2500000000
33                  I            N/A        $1,001,800.00            6.1250000000        5.7500000000                360                358                358             2.2500000000
34                  I            N/A        $324,684.12              6.1250000000        5.7500000000                360                359                359             2.2500000000
35                  I            60         $1,071,328.00            6.0000000000        5.7500000000(4)             360                360                360             2.2500000000
36                  I            60         $1,590,676.00            6.0000000000        5.7500000000(4)             360                360                360             2.2500000000
37                  I            60         $496,000.00              6.0000000000        5.7500000000(4)             360                360                360             2.2500000000
38                  I            60         $1,499,500.00            6.0000000000        5.7500000000(4)             360                360                360             2.2500000000
39                  I            59         $639,200.00              6.0000000000        5.7500000000(3)             360                359                359             2.2500000000
40                  I            N/A        $467,759.96              6.1400000000        5.7650000000                360                350                350             5.2500000000
41                  I            N/A        $459,000.00              6.2500000000        5.8300000000                360                359                359             2.2500000000
42                  I            N/A        $159,865.43              6.2400000000        5.8650000000                360                349                349             5.2400000000
43                  I            N/A        $257,942.76              6.2500000000        5.8750000000                360                358                358             2.2500000000
44                  I            N/A        $230,784.00              6.2500000000        5.8750000000                360                359                359             2.2500000000
45                  I            N/A        $660,095.00              6.2500000000        5.8750000000                360                359                359             2.2500000000
46                  I            60         $440,000.00              6.1250000000        5.8750000000(4)             480                480                480             2.2500000000
47                  I            60         $420,000.00              6.1250000000        5.8750000000(4)             360                360                360             2.2500000000
48                  I            60         $1,540,000.00            6.1250000000        5.8750000000(4)             360                360                360             2.2500000000
49                  I            60         $1,274,000.00            6.1250000000        5.8750000000(4)             360                360                360             2.2500000000
50                  I            60         $1,979,990.00            6.1250000000        5.8750000000(4)             360                360                360             2.2500000000
51                  I            58         $1,166,950.00            6.1250000000        5.8750000000(2)             360                358                358             2.2500000000
52                  I            N/A        $229,570.79              6.3750000000        6.0000000000                360                345                345             2.5000000000
53                  I            N/A        $309,000.00              6.2500000000        6.0000000000                360                355                355             2.7500000000
54                  I            60         $868,000.00              6.2500000000        6.0000000000(4)             360                360                360             2.2500000000
55                  I            60         $556,000.00              6.2500000000        6.0000000000(4)             360                360                360             2.2500000000
56                  I            60         $440,000.00              6.2500000000        6.0000000000(4)             360                360                360             2.2500000000
57                  I            59         $5,719,954.00            6.2500000000        6.0000000000(3)             360                359                359             2.2500000000
58                  I            60         $1,473,000.00            6.2500000000        6.0000000000(4)             360                360                360             2.2500000000
59                  I            N/A        $278,600.00              6.5000000000        6.0800000000                360                359                359             2.2500000000
60                  I            N/A        $240,000.00              6.5000000000        6.0800000000                360                358                358             2.2500000000
61                  I            N/A        $232,000.00              6.5000000000        6.0800000000                360                356                356             2.2500000000
62                  I            N/A        $140,650.00              6.5000000000        6.0800000000                360                359                359             2.2500000000
63                  I            N/A        $463,218.13              6.5000000000        6.1250000000                360                358                358             2.2500000000
64                  I            N/A        $584,289.79              6.5000000000        6.1250000000                360                358                358             2.2500000000
65                  I            N/A        $380,000.00              6.5000000000        6.1250000000                360                359                359             2.2500000000
66                  I            59         $3,396,600.82            6.3750000000        6.1250000000(3)             360                359                359             2.3411684774
67                  I            60         $4,089,000.00            6.3750000000        6.1250000000(4)             360                360                360             2.2500000000
68                  I            59         $10,079,645.00           6.3750000000        6.1250000000(3)             360                359                359             2.2982159838
69                  I            59         $2,342,735.00            6.3750000000        6.1250000000(3)             360                359                359             2.2500000000
70                  I            N/A        $463,950.00              6.6250000000        6.2050000000                360                359                359             2.2500000000
71                  I            N/A        $484,700.00              6.6250000000        6.2050000000                360                358                358             2.2500000000
72                  I            N/A        $220,300.00              6.6250000000        6.2050000000                360                351                351             2.2500000000
73                  I            60         $497,000.00              6.7500000000        6.2200000000(4)             360                360                360             2.7500000000
74                  I            N/A        $252,000.00              6.6250000000        6.2500000000                360                358                358             2.2500000000
75                  I            N/A        $587,900.00              6.6250000000        6.2500000000                360                358                358             2.2500000000
76                  I            60         $1,898,400.00            6.5000000000        6.2500000000(4)             360                360                360             2.2500000000
77                  I            60         $1,241,500.00            6.5000000000        6.2500000000(4)             360                360                360             2.2500000000
78                  I            60         $919,600.00              6.5000000000        6.2500000000(4)             360                360                360             2.2500000000
79                  I            60         $3,183,500.00            6.5000000000        6.2500000000(4)             360                360                360             2.2500000000
80                  I            60         $7,634,928.00            6.5000000000        6.2500000000(4)             360                360                360             2.2500000000
81                  I            59         $4,018,153.17            6.5000000000        6.2500000000(3)             360                359                359             2.2500000000
82                  I            N/A        $402,100.00              6.7500000000        6.3300000000                360                359                359             2.2500000000
83                  I            N/A        $138,250.00              6.7500000000        6.3300000000                360                359                359             2.2500000000
84                  I            57         $429,358.57              6.6250000000        6.3750000000(1)             480                477                477             2.2500000000
85                  I            60         $680,000.00              6.6250000000        6.3750000000(4)             360                360                360             2.2500000000
86                  I            60         $4,630,606.00            6.6250000000        6.3750000000(4)             360                360                360             2.2500000000
87                  I            60         $543,000.00              6.6250000000        6.3750000000(4)             360                360                360             2.2500000000
88                  I            59         $608,000.00              6.6250000000        6.3750000000(3)             360                359                359             2.2500000000
89                  I            60         $512,000.00              6.6250000000        6.3750000000(4)             360                360                360             2.2500000000
90                  I            60         $11,941,625.00           6.6250000000        6.3750000000(4)             360                360                360             2.2500000000
91                  I            59         $2,524,996.64            6.6250000000        6.3750000000(3)             360                359                359             2.2500000000
92                  I            N/A        $236,000.00              6.8750000000        6.4550000000                360                359                359             2.2500000000
93                  I            N/A        $472,150.00              6.8750000000        6.4550000000                360                359                359             2.2500000000
94                  I            N/A        $181,598.00              6.8750000000        6.4550000000                360                351                351             2.2500000000
95                  I            N/A        $140,699.62              6.8750000000        6.4550000000                360                351                351             2.2500000000
96                  I            N/A        $318,500.00              6.8750000000        6.4550000000                360                358                358             2.2500000000
97                  I            N/A        $817,700.00              6.8750000000        6.5000000000                360                358                358             2.2500000000
98                  I            N/A        $179,786.52              6.8750000000        6.5000000000                360                350                350             3.5000000000
99                  I            60         $4,511,499.99            6.7500000000        6.5000000000(4)             360                360                360             2.2500000000
100                 I            57         $728,000.00              6.7500000000        6.5000000000(1)             480                477                477             2.2500000000
101                 I            60         $951,920.00              6.7500000000        6.5000000000(4)             360                360                360             2.2500000000
102                 I            60         $580,800.00              6.7500000000        6.5000000000(4)             360                360                360             2.2500000000
103                 I            60         $420,000.00              6.7500000000        6.5000000000(4)             360                360                360             2.2500000000
104                 I            60         $487,425.00              6.7500000000        6.5000000000(4)             360                360                360             2.2500000000
105                 I            60         $12,898,533.00           6.7500000000        6.5000000000(4)             360                360                360             2.2751966638
106                 I            59         $6,284,232.00            6.7500000000        6.5000000000(3)             360                359                359             2.2500000000
107                 I            N/A        $319,979.90              7.0000000000        6.5800000000                360                359                359             2.2500000000
108                 I            N/A        $340,000.00              7.0000000000        6.5800000000                360                357                357             2.2500000000
109                 I            N/A        $384,000.00              7.0000000000        6.5800000000                360                359                359             2.2500000000
110                 I            N/A        $168,300.00              7.0000000000        6.5800000000                360                359                359             2.2500000000
111                 I            N/A        $219,350.00              7.5000000000        6.6000000000                360                359                359             2.2500000000
112                 I            N/A        $216,000.00              7.0000000000        6.6250000000                360                358                358             2.2500000000
113                 I            N/A        $263,600.00              7.0000000000        6.6250000000                360                358                358             2.2500000000
114                 I            60         $480,000.00              6.8750000000        6.6250000000(4)             360                360                360             2.2500000000
115                 I            59         $434,634.54              6.8750000000        6.6250000000(3)             360                359                359             2.2500000000
116                 I            60         $5,532,820.00            6.8750000000        6.6250000000(4)             360                360                360             2.2500000000
117                 I            58         $984,090.00              6.8750000000        6.6250000000(2)             480                478                478             2.2500000000
118                 I            60         $912,000.00              6.8750000000        6.6250000000(4)             360                360                360             2.2500000000
119                 I            60         $4,443,650.00            6.8750000000        6.6250000000(4)             360                360                360             2.2500000000
120                 I            59         $638,050.00              6.8750000000        6.6250000000(3)             360                359                359             2.2500000000
121                 I            60         $1,141,262.00            6.8750000000        6.6250000000(4)             360                360                360             2.2500000000
122                 I            60         $21,457,453.00           6.8750000000        6.6250000000(4)             360                360                360             2.2598336461
123                 I            59         $11,647,885.00           6.8750000000        6.6250000000(3)             360                359                359             2.2500000000
124                 I            N/A        $2,000,000.00            7.1250000000        6.7050000000                300                299                299             2.2500000000
125                 I            N/A        $324,015.67              7.1250000000        6.7050000000                360                357                357             2.2500000000
126                 I            N/A        $138,900.00              7.6250000000        6.7250000000                360                359                359             2.2500000000
127                 I            N/A        $600,000.00              7.1250000000        6.7500000000                360                358                358             2.2500000000
128                 I            N/A        $267,750.00              7.1250000000        6.7500000000                360                359                359             2.2500000000
129                 I            60         $432,000.00              7.0000000000        6.7500000000(4)             360                360                360             2.2500000000
130                 I            59         $484,252.74              7.0000000000        6.7500000000(3)             360                359                359             2.2500000000
131                 I            60         $557,600.00              7.0000000000        6.7500000000(4)             360                360                360             2.2500000000
132                 I            60         $639,200.00              7.0000000000        6.7500000000(4)             360                360                360             2.2500000000
133                 I            57         $824,924.78              7.0000000000        6.7500000000(1)             480                477                477             2.2500000000
134                 I            60         $472,000.00              7.0000000000        6.7500000000(4)             360                360                360             4.0000000000
135                 I            59         $3,297,600.00            7.0000000000        6.7500000000(3)             360                359                359             2.3470402717
136                 I            57         $690,000.00              7.0000000000        6.7500000000(1)             480                477                477             2.2500000000
137                 I            60         $9,154,500.00            7.0000000000        6.7500000000(4)             360                360                360             2.2500000000
138                 I            59         $7,147,910.00            7.0000000000        6.7500000000(3)             360                359                359             2.2500000000
139                 I            N/A        $260,000.00              7.2500000000        6.8300000000                360                359                359             2.2500000000
140                 I            N/A        $82,700.00               7.2500000000        6.8300000000                360                358                358             2.2500000000
141                 I            N/A        $334,350.00              7.2500000000        6.8300000000                360                359                359             2.2500000000
142                 I            N/A        $540,000.00              7.2500000000        6.8300000000                360                359                359             2.2500000000
143                 I            N/A        $293,300.00              7.2500000000        6.8750000000                360                351                351             4.0000000000
144                 I            N/A        $123,903.27              7.2500000000        6.8750000000                360                359                359             2.2500000000
145                 I            60         $864,720.00              7.1250000000        6.8750000000(4)             360                360                360             2.2500000000
146                 I            60         $1,000,000.00            7.1250000000        6.8750000000(4)             360                360                360             2.2500000000
147                 I            60         $419,091.00              7.1250000000        6.8750000000(4)             360                360                360             2.2500000000
148                 I            60         $7,757,731.63            7.1250000000        6.8750000000(4)             360                360                360             2.2500000000
149                 I            59         $1,128,800.00            7.1250000000        6.8750000000(3)             360                359                359             2.2500000000
150                 I            N/A        $205,500.00              7.3750000000        6.9550000000                360                359                359             2.2500000000
151                 I            N/A        $252,320.00              7.3500000000        6.9750000000                360                350                350             5.2500000000
152                 I            N/A        $288,000.00              7.3750000000        7.0000000000                360                358                358             2.2500000000
153                 I            N/A        $351,920.00              7.3750000000        7.0000000000                360                359                359             2.2500000000
154                 I            60         $2,214,150.00            7.2500000000        7.0000000000(4)             360                360                360             2.2500000000
155                 I            59         $2,504,000.00            7.2500000000        7.0000000000(3)             360                359                359             2.2500000000
156                 I            58         $1,103,200.00            7.2500000000        7.0000000000(2)             360                358                358             2.2500000000
157                 I            60         $1,303,676.00            7.2500000000        7.0000000000(4)             360                360                360             2.2500000000
158                 I            60         $11,349,813.00           7.2500000000        7.0000000000(4)             360                360                360             2.2500000000
159                 I            59         $6,926,180.78            7.2500000000        7.0000000000(3)             360                359                359             2.2500000000
160                 I            N/A        $425,650.00              7.5000000000        7.0800000000                360                359                359             2.2500000000
161                 I            N/A        $816,000.00              7.5000000000        7.0800000000                360                359                359             2.2500000000
162                 I            N/A        $161,900.00              7.5000000000        7.0800000000                360                359                359             2.2500000000
163                 I            N/A        $400,000.00              7.5000000000        7.0800000000                360                359                359             2.2500000000
164                 I            N/A        $447,300.00              7.5000000000        7.0800000000                360                358                358             2.2500000000
165                 I            N/A        $984,450.00              7.5000000000        7.0800000000                360                359                359             2.2500000000
166                 I            N/A        $84,800.00               7.5000000000        7.0800000000                360                357                357             2.2500000000
167                 I            N/A        $150,000.00              7.5000000000        7.0800000000                360                359                359             2.2500000000
168                 I            N/A        $176,500.00              8.1250000000        7.0950000000                360                359                359             2.2500000000
169                 I            N/A        $94,952.24               7.5000000000        7.1250000000                360                357                357             2.2500000000
170                 I            59         $2,834,852.77            7.3750000000        7.1250000000(3)             360                359                359             2.2500000000
171                 I            N/A        $1,967,002.78            7.3750000000        7.1250000000                360                359                359             2.2500000000
172                 I            60         $630,000.00              7.3750000000        7.1250000000(4)             360                360                360             2.2500000000
173                 I            60         $1,853,100.00            7.3750000000        7.1250000000(4)             360                360                360             2.2500000000
174                 I            60         $1,630,977.00            7.3750000000        7.1250000000(4)             360                360                360             2.2500000000
175                 I            N/A        $131,920.00              7.5000000000        7.1250000000                360                359                359             2.7500000000
176                 I            60         $2,386,000.00            7.3750000000        7.1250000000(4)             360                360                360             2.2500000000
177                 I            59         $6,592,100.00            7.3750000000        7.1250000000(3)             360                359                359             2.2500000000
178                 I            58         $428,000.00              7.3750000000        7.1250000000(2)             480                478                478             2.2500000000
179                 I            N/A        $3,468,373.80            7.3750000000        7.1250000000                360                359                359             2.2500000000
180                 I            59         $1,157,844.00            7.3750000000        7.1250000000(3)             360                359                359             2.2500000000
181                 I            N/A        $1,120,009.44            7.5000000000        7.1250000000                360                359                359             2.2500000000
182                 I            N/A        $284,508.70              7.5000000000        7.1250000000                360                359                359             2.2500000000
183                 I            N/A        $1,990,833.90            7.5000000000        7.1250000000                360                359                359             3.9669350366
184                 I            N/A        $116,000.00              7.5000000000        7.1250000000                360                359                359             2.2500000000
185                 I            N/A        $640,000.00              7.5000000000        7.1250000000                360                358                358             2.2500000000
186                 I            N/A        $2,953,040.00            7.5000000000        7.1250000000                360                359                359             2.2627868231
187                 I            N/A        $546,000.00              7.5000000000        7.1250000000                360                359                359             2.2500000000
188                 I            N/A        $2,868,373.00            7.5000000000        7.1250000000                360                359                359             2.2500000000
189                 I            N/A        $630,500.00              7.5000000000        7.1250000000                360                359                359             2.2500000000
190                 I            N/A        $268,950.00              7.6250000000        7.2050000000                360                359                359             2.2500000000
191                 I            N/A        $443,000.00              7.6250000000        7.2050000000                360                359                359             2.2500000000
192                 I            N/A        $330,850.00              7.6250000000        7.2050000000                360                358                358             2.2500000000
193                 I            N/A        $175,250.00              7.6250000000        7.2050000000                360                359                359             2.2500000000
194                 I            N/A        $190,000.00              8.1250000000        7.2250000000                360                359                359             2.2500000000
195                 I            N/A        $133,700.00              7.6250000000        7.2500000000                360                359                359             2.2500000000
196                 I            N/A        $334,403.50              7.5000000000        7.2500000000                360                307                307             2.7500000000
197                 I            N/A        $115,756.16              7.6250000000        7.2500000000                360                359                359             2.2500000000
198                 I            N/A        $959,785.64              7.5000000000        7.2500000000                360                359                359             2.2500000000
199                 I            60         $1,453,500.00            7.5000000000        7.2500000000(4)             360                360                360             2.2500000000
200                 I            59         $1,138,450.00            7.5000000000        7.2500000000(3)             360                359                359             2.2500000000
201                 I            60         $2,594,179.99            7.5000000000        7.2500000000(4)             360                360                360             2.2500000000
202                 I            N/A        $198,800.00              7.6250000000        7.2500000000                360                359                359             2.2500000000
203                 I            60         $5,752,000.00            7.5000000000        7.2500000000(4)             360                360                360             2.2500000000
204                 I            N/A        $882,320.00              7.5000000000        7.2500000000                360                358                358             2.2500000000
205                 I            59         $1,598,400.00            7.5000000000        7.2500000000(3)             360                359                359             2.0923423423
206                 I            N/A        $63,600.00               7.6250000000        7.2500000000                360                360                360             2.2500000000
207                 I            N/A        $100,603.70              7.6250000000        7.2500000000                360                358                358             2.2500000000
208                 I            N/A        $167,480.29              7.6250000000        7.2500000000                360                356                356             2.2500000000
209                 I            N/A        $182,341.79              7.6250000000        7.2500000000                480                479                359             2.2500000000
210                 I            N/A        $240,000.00              7.6250000000        7.2500000000                360                351                351             3.5000000000
211                 I            N/A        $760,000.00              7.6250000000        7.2500000000                360                359                359             2.2500000000
212                 I            N/A        $4,753,820.00            7.6250000000        7.2500000000                360                359                359             2.2500000000
213                 I            N/A        $288,000.00              7.6250000000        7.2500000000                360                359                359             2.2500000000
214                 I            N/A        $2,602,027.25            7.6250000000        7.2500000000                360                359                359             2.2500000000
215                 I            N/A        $231,700.00              7.8750000000        7.2550000000                360                357                357             2.2500000000
216                 I            N/A        $480,000.00              7.6300000000        7.2550000000                360                358                358             2.2500000000
217                 I            N/A        $148,500.00              7.7500000000        7.3300000000                360                359                359             2.2500000000
218                 I            N/A        $270,000.00              7.7500000000        7.3300000000                360                359                359             2.2500000000
219                 I            N/A        $2,062,250.00            7.7500000000        7.3300000000                360                359                359             2.2500000000
220                 I            N/A        $621,000.00              7.7500000000        7.3300000000                360                359                359             2.2500000000
221                 I            N/A        $165,950.00              7.7500000000        7.3750000000                360                359                359             2.2500000000
222                 I            N/A        $159,450.00              7.7500000000        7.3750000000                360                358                358             2.2500000000
223                 I            N/A        $572,496.65              7.6250000000        7.3750000000                360                308                308             2.7500000000
224                 I            N/A        $1,100,384.78            7.6250000000        7.3750000000                360                358                358             2.2500000000
225                 I            59         $460,000.00              7.6250000000        7.3750000000(3)             360                359                359             2.2500000000
226                 I            59         $5,253,300.00            7.6250000000        7.3750000000(3)             360                359                359             2.2500000000
227                 I            N/A        $1,183,662.81            7.6250000000        7.3750000000                360                359                359             2.2500000000
228                 I            59         $2,997,600.00            7.6250000000        7.3750000000(3)             360                359                359             2.2500000000
229                 I            N/A        $226,240.21              7.7500000000        7.3750000000                360                359                359             2.2500000000
230                 I            N/A        $151,093.28              7.7500000000        7.3750000000                360                359                359             2.2500000000
231                 I            N/A        $319,546.84              7.7500000000        7.3750000000                360                358                358             2.2500000000
232                 I            N/A        $1,878,333.87            7.7500000000        7.3750000000                360                359                359             2.2500000000
233                 I            N/A        $2,560,000.00            7.7500000000        7.3750000000                360                359                359             2.2500000000
234                 I            N/A        $1,202,000.00            7.7500000000        7.3750000000                360                359                359             2.2500000000
235                 I            N/A        $4,060,100.00            7.7500000000        7.3750000000                360                359                359             2.3061562523
236                 I            N/A        $640,000.00              7.7500000000        7.3750000000                360                359                359             2.2500000000
237                 I            N/A        $1,200,000.00            7.7500000000        7.3750000000                360                359                359             2.2500000000
238                 I            N/A        $168,000.00              7.7500000000        7.3750000000                360                359                359             2.2500000000
239                 I            N/A        $9,333,519.00            7.7500000000        7.3750000000                360                359                359             2.2500000000
240                 I            N/A        $481,350.00              7.8750000000        7.4550000000                360                358                358             2.2500000000
241                 I            N/A        $189,000.00              7.8750000000        7.4550000000                360                359                359             2.2500000000
242                 I            N/A        $214,802.07              7.8750000000        7.4550000000                360                359                359             2.2500000000
243                 I            N/A        $227,950.00              7.8750000000        7.4550000000                360                357                357             2.2500000000
244                 I            N/A        $272,095.69              7.7500000000        7.5000000000                360                309                309             2.7500000000
245                 I            N/A        $123,512.77              7.7500000000        7.5000000000                360                359                359             2.2500000000
246                 I            N/A        $507,813.00              7.8750000000        7.5000000000                360                358                358             2.2500000000
247                 I            59         $2,012,200.00            7.7500000000        7.5000000000(3)             360                359                359             2.2500000000
248                 I            N/A        $3,056,720.00            7.7500000000        7.5000000000                360                359                359             2.2500000000
249                 I            59         $2,305,000.00            7.7500000000        7.5000000000(3)             360                359                359             2.2500000000
250                 I            N/A        $677,227.14              7.8750000000        7.5000000000                360                359                359             2.3164016950
251                 I            N/A        $460,000.00              7.8750000000        7.5000000000                480                480                360             2.2500000000
252                 I            N/A        $694,400.00              7.8750000000        7.5000000000                360                359                359             2.2500000000
253                 I            N/A        $2,872,288.00            7.8750000000        7.5000000000                360                359                359             2.3614094408
254                 I            N/A        $9,315,902.00            7.8750000000        7.5000000000                360                359                359             2.2500000000
255                 I            N/A        $880,000.00              7.8750000000        7.5000000000                360                359                359             2.2500000000
256                 I            N/A        $1,275,000.00            7.8750000000        7.5000000000                360                358                358             2.2500000000
257                 I            N/A        $1,624,000.00            7.8750000000        7.5000000000                360                358                358             2.2500000000
258                 I            N/A        $88,125.00               7.8750000000        7.5000000000                360                357                357             2.2500000000
259                 I            N/A        $5,672,949.99            7.8750000000        7.5000000000                360                359                359             2.2500000000
260                 I            N/A        $937,750.00              7.8750000000        7.5000000000                360                358                358             2.2500000000
261                 I            N/A        $380,850.00              8.0000000000        7.5800000000                360                359                359             2.2500000000
262                 I            N/A        $254,250.00              8.0000000000        7.5800000000                360                357                357             2.2500000000
263                 I            N/A        $143,550.00              8.0000000000        7.5800000000                360                359                359             2.2500000000
264                 I            N/A        $434,484.00              7.9990000000        7.6240000000                360                359                359             2.2500000000
265                 I            N/A        $112,895.37              8.0000000000        7.6250000000                360                351                351             3.2500000000
266                 I            N/A        $1,209,672.00            8.0000000000        7.6250000000                360                359                359             2.3750000000
267                 I            N/A        $290,889.32              7.8750000000        7.6250000000                360                358                358             2.2500000000
268                 I            60         $528,700.00              7.8750000000        7.6250000000(4)             360                360                360             2.2500000000
269                 I            N/A        $70,785.00               8.0000000000        7.6250000000                360                359                359             2.2500000000
270                 I            59         $4,191,043.00            7.8750000000        7.6250000000(3)             360                359                359             2.3243303039
271                 I            N/A        $1,455,969.55            7.8750000000        7.6250000000                360                358                358             2.2500000000
272                 I            59         $1,049,100.00            7.8750000000        7.6250000000(3)             360                359                359             2.2500000000
273                 I            N/A        $753,913.65              8.0000000000        7.6250000000                360                359                359             2.2500000000
274                 I            N/A        $274,415.74              8.0000000000        7.6250000000                360                359                359             2.2500000000
275                 I            N/A        $1,169,214.96            8.0000000000        7.6250000000                360                359                359             2.2500000000
276                 I            N/A        $1,311,050.65            8.0000000000        7.6250000000                360                359                359             2.2500000000
277                 I            N/A        $1,087,200.00            8.0000000000        7.6250000000                360                359                359             2.2500000000
278                 I            N/A        $2,090,267.00            8.0000000000        7.6250000000                360                359                359             2.2874095749
279                 I            N/A        $174,432.00              8.0000000000        7.6250000000                360                359                359             2.2500000000
280                 I            N/A        $4,562,540.00            8.0000000000        7.6250000000                360                359                359             2.2500000000
281                 I            N/A        $463,200.00              8.0000000000        7.6250000000                360                359                359             2.2500000000
282                 I            N/A        $120,000.00              8.0000000000        7.6250000000                360                359                359             2.2500000000
283                 I            N/A        $5,010,290.46            8.0000000000        7.6250000000                360                359                359             2.2500000000
284                 I            N/A        $2,729,200.00            8.0000000000        7.6250000000                360                358                358             2.2500000000
285                 I            N/A        $155,200.00              8.1250000000        7.7050000000                360                359                359             2.2500000000
286                 I            N/A        $60,200.00               8.1250000000        7.7500000000                360                358                358             2.2500000000
287                 I            N/A        $162,000.00              8.1250000000        7.7500000000                360                359                359             5.0000000000
288                 I            N/A        $528,620.82              8.0000000000        7.7500000000                360                359                359             2.2500000000
289                 I            60         $540,000.00              8.0000000000        7.7500000000(4)             360                360                360             2.2500000000
290                 I            N/A        $311,760.00              8.1250000000        7.7500000000                360                359                359             2.2500000000
291                 I            60         $4,993,500.00            8.0000000000        7.7500000000(4)             360                360                360             2.2500000000
292                 I            N/A        $1,666,395.05            8.0000000000        7.7500000000                360                358                358             2.2500000000
293                 I            N/A        $97,436.23               8.1250000000        7.7500000000                360                359                359             2.2500000000
294                 I            N/A        $1,614,942.91            8.1250000000        7.7500000000                360                359                359             2.2500000000
295                 I            N/A        $73,451.92               8.1250000000        7.7500000000                360                359                359             2.2500000000
296                 I            N/A        $739,652.12              8.1250000000        7.7500000000                360                358                358             2.2500000000
297                 I            N/A        $422,400.00              8.1250000000        7.7500000000                360                359                359             2.2500000000
298                 I            N/A        $168,000.00              8.1250000000        7.7500000000                360                359                359             2.2500000000
299                 I            N/A        $161,625.00              8.1250000000        7.7500000000                360                358                358             2.2500000000
300                 I            N/A        $4,867,500.00            8.1250000000        7.7500000000                360                359                359             2.2500000000
301                 I            N/A        $720,000.00              8.1250000000        7.7500000000                360                359                359             2.2500000000
302                 I            N/A        $480,000.00              8.1250000000        7.7500000000                360                351                351             2.2500000000
303                 I            N/A        6,785,485.00             8.1250000000        7.7500000000                360                358                358             2.3097635983
304                 I            N/A        $1,263,750.00            8.2500000000        7.8300000000                360                359                359             2.2500000000
305                 I            N/A        $143,550.00              8.2500000000        7.8300000000                360                359                359             2.2500000000
306                 I            59         $988,000.00              8.1250000000        7.8750000000(3)             360                359                359             2.2500000000
307                 I            60         $512,000.00              8.1250000000        7.8750000000(4)             360                360                360             2.2500000000
308                 I            N/A        $943,400.00              8.1250000000        7.8750000000                360                358                358             2.2500000000
309                 I            59         $650,000.00              8.1250000000        7.8750000000(3)             360                359                359             2.2500000000
310                 I            N/A        $4,856,501.20            8.2500000000        7.8750000000                360                359                359             2.2500000000
311                 I            N/A        $681,675.84              8.2500000000        7.8750000000                360                358                358             2.2500000000
312                 I            N/A        $84,000.00               8.2500000000        7.8750000000                360                358                358             2.2500000000
313                 I            N/A        $459,883.00              8.2500000000        7.8750000000                360                359                359             2.2500000000
314                 I            N/A        $623,000.00              8.2500000000        7.8750000000                360                359                359             2.2500000000
315                 I            N/A        $88,500.00               8.2500000000        7.8750000000                360                358                358             2.2500000000
316                 I            N/A        $3,749,730.85            8.2500000000        7.8750000000                360                359                359             2.2500000000
317                 I            N/A        $584,000.00              8.2500000000        7.8750000000                360                359                359             2.2500000000
318                 I            N/A        $4,972,303.00            8.2500000000        7.8750000000                360                359                359             2.2500000000
319                 I            N/A        $436,000.00              8.2500000000        7.8750000000                360                358                358             2.2500000000
320                 I            N/A        $290,650.00              8.3750000000        7.9550000000                360                359                359             2.2500000000
321                 I            N/A        $1,879,700.00            8.3750000000        7.9550000000                360                359                359             2.2500000000
322                 I            N/A        $663,481.02              8.3500000000        7.9750000000                480                477                357             4.9900000000
323                 I            N/A        $104,432.00              8.3750000000        8.0000000000                360                359                359             2.3750000000
324                 I            N/A        $350,000.00              8.3750000000        8.0000000000                360                358                358             2.2500000000
325                 I            N/A        $545,058.35              8.3750000000        8.0000000000                360                359                359             2.2500000000
326                 I            N/A        $717,730.75              8.3750000000        8.0000000000                360                359                359             2.2500000000
327                 I            N/A        $719,056.79              8.3750000000        8.0000000000                360                359                359             2.2500000000
328                 I            N/A        $3,036,091.38            8.3750000000        8.0000000000                360                359                359             2.2500000000
329                 I            N/A        $2,666,320.00            8.3750000000        8.0000000000                360                359                359             2.2500000000
330                 I            N/A        $3,340,800.00            8.3750000000        8.0000000000                360                359                359             2.2500000000
331                 I            N/A        $440,000.00              8.3750000000        8.0000000000                360                359                359             2.2500000000
332                 I            N/A        $2,982,000.00            8.3750000000        8.0000000000                360                359                359             2.2500000000
333                 I            N/A        $208,512.00              8.3750000000        8.0000000000                360                359                359             2.2500000000
334                 I            N/A        $440,000.00              8.3750000000        8.0000000000                360                359                359             2.2500000000
335                 I            N/A        $570,000.00              8.3750000000        8.0000000000                360                359                359             2.2500000000
336                 I            N/A        $590,550.00              8.3750000000        8.0000000000                360                359                359             2.2500000000
337                 I            N/A        $15,033,539.00           8.3750000000        8.0000000000                360                359                359             2.3145307136
338                 I            N/A        $544,000.00              8.3750000000        8.0000000000                360                359                359             2.2500000000
339                 I            N/A        $273,500.00              8.5000000000        8.0800000000                360                359                359             2.2500000000
340                 I            N/A        $1,189,200.00            8.5000000000        8.0800000000                360                359                359             2.2500000000
341                 I            N/A        $243,852.18              8.5000000000        8.1250000000                360                359                359             2.2500000000
342                 I            N/A        $239,708.00              8.5000000000        8.1250000000                360                359                359             2.2500000000
343                 I            60         $503,650.00              8.3750000000        8.1250000000(4)             360                360                360             2.2500000000
344                 I            N/A        $163,900.60              8.5000000000        8.1250000000                360                359                359             2.2500000000
345                 I            N/A        $990,956.77              8.5000000000        8.1250000000                360                359                359             2.2500000000
346                 I            N/A        $625,755.92              8.5000000000        8.1250000000                360                358                358             2.2500000000
347                 I            N/A        $1,871,822.09            8.5000000000        8.1250000000                360                359                359             2.2500000000
348                 I            N/A        $106,473.62              8.5000000000        8.1250000000                480                479                359             2.2500000000
349                 I            N/A        $74,400.00               8.5000000000        8.1250000000                360                359                359             2.2500000000
350                 I            N/A        $352,000.00              8.5000000000        8.1250000000                360                359                359             2.2500000000
351                 I            N/A        $1,163,190.00            8.5000000000        8.1250000000                360                359                359             2.2500000000
352                 I            N/A        $89,813.00               8.5000000000        8.1250000000                360                359                359             2.2500000000
353                 I            N/A        $3,278,150.00            8.5000000000        8.1250000000                360                359                359             2.2500000000
354                 I            N/A        $2,310,232.00            8.5000000000        8.1250000000                360                359                359             2.2500000000
355                 I            N/A        $720,000.00              8.5000000000        8.1250000000                360                359                359             2.2500000000
356                 I            N/A        $2,045,570.00            8.5000000000        8.1250000000                360                359                359             2.2500000000
357                 I            N/A        $960,000.00              8.5000000000        8.1250000000                360                359                359             2.2500000000
358                 I            N/A        $9,985,161.58            8.5000000000        8.1250000000                360                359                359             2.2500000000
359                 I            N/A        $500,000.00              8.5000000000        8.1250000000                360                348                348             3.0000000000
360                 I            N/A        $87,895.71               8.6250000000        8.2050000000                360                358                358             2.2500000000
361                 I            N/A        $395,100.00              8.6250000000        8.2050000000                360                359                359             2.2500000000
362                 I            N/A        $328,605.88              8.6250000000        8.2500000000                360                359                359             3.0000000000
363                 I            N/A        $328,605.88              8.6250000000        8.2500000000                360                359                359             2.2500000000
364                 I            N/A        $431,744.95              8.6250000000        8.2500000000                360                359                359             2.2500000000
365                 I            60         $872,000.00              8.5000000000        8.2500000000(4)             360                360                360             2.2500000000
366                 I            60         $4,167,904.00            8.5000000000        8.2500000000(4)             360                360                360             2.2500000000
367                 I            N/A        $258,400.00              8.5000000000        8.2500000000                360                359                359             2.2500000000
368                 I            N/A        $82,451.29               8.6250000000        8.2500000000                360                359                359             2.2500000000
369                 I            N/A        $120,920.58              8.6250000000        8.2500000000                360                358                358             2.2500000000
370                 I            N/A        $649,229.74              8.6250000000        8.2500000000                360                358                358             2.2500000000
371                 I            N/A        $1,553,236.73            8.6250000000        8.2500000000                360                358                358             2.2500000000
372                 I            N/A        $1,218,400.00            8.6250000000        8.2500000000                360                359                359             2.2500000000
373                 I            N/A        $689,050.00              8.6250000000        8.2500000000                360                359                359             2.2500000000
374                 I            N/A        $1,680,000.00            8.6250000000        8.2500000000                360                359                359             2.2500000000
375                 I            N/A        $1,578,750.00            8.6250000000        8.2500000000                360                358                358             2.2500000000
376                 I            N/A        $512,000.00              8.6250000000        8.2500000000                360                358                358             2.2500000000
377                 I            N/A        $588,000.00              8.6250000000        8.2500000000                360                359                359             2.2500000000
378                 I            N/A        $1,250,200.00            8.6250000000        8.2500000000                360                358                358             2.2500000000
379                 I            N/A        $316,000.00              8.6250000000        8.2500000000                360                359                359             2.2500000000
380                 I            N/A        $975,000.00              8.6300000000        8.2550000000                360                359                359             2.2500000000
381                 I            N/A        $393,200.00              8.7500000000        8.3300000000                360                359                359             2.2500000000
382                 I            N/A        $105,489.27              8.7500000000        8.3750000000                360                359                359             2.3750000000
383                 I            N/A        $118,057.04              8.7500000000        8.3750000000                360                359                359             2.2500000000
384                 I            60         $550,500.00              8.6250000000        8.3750000000(4)             360                360                360             2.2500000000
385                 I            N/A        $103,819.18              8.7500000000        8.3750000000                360                357                357             2.2500000000
386                 I            N/A        $1,093,690.39            8.7500000000        8.3750000000                360                359                359             2.2500000000
387                 I            N/A        $1,284,196.60            8.7500000000        8.3750000000                360                358                358             2.2500000000
388                 I            N/A        $648,000.00              8.7500000000        8.3750000000                360                359                359             2.2500000000
389                 I            N/A        $2,605,000.00            8.7500000000        8.3750000000                360                358                358             2.2500000000
390                 I            N/A        $3,519,500.00            8.7500000000        8.3750000000                360                358                358             2.2500000000
391                 I            N/A        $448,000.00              8.7500000000        8.3750000000                360                359                359             2.2500000000
392                 I            N/A        $492,000.00              8.7500000000        8.3750000000                360                359                359             2.2500000000
393                 I            N/A        $4,590,810.66            8.7500000000        8.3750000000                360                358                358             2.2500000000
394                 I            N/A        $343,900.00              8.8750000000        8.4550000000                360                359                359             2.2500000000
395                 I            N/A        $439,200.00              8.8750000000        8.5000000000                360                360                360             2.3750000000
396                 I            N/A        $2,372,500.00            8.8750000000        8.5000000000                360                359                359             2.2500000000
397                 I            58         $427,500.00              8.7500000000        8.5000000000(2)             360                358                358             2.2500000000
398                 I            N/A        $665,700.00              8.8750000000        8.5000000000                360                357                357             2.2500000000
399                 I            N/A        $802,900.00              8.8750000000        8.5000000000                360                359                359             2.2500000000
400                 I            N/A        $284,000.00              8.8750000000        8.5000000000                360                359                359             2.2500000000
401                 I            N/A        $1,809,278.00            8.8750000000        8.5000000000                360                359                359             2.2500000000
402                 I            59         $506,250.00              8.8750000000        8.6250000000(3)             360                359                359             2.2500000000
403                 I            N/A        $140,000.00              8.8750000000        8.6250000000                360                358                358             2.2500000000
404                 I            N/A        $139,795.46              9.0000000000        8.6250000000                360                357                357             2.2500000000
405                 I            N/A        $363,750.00              9.0000000000        8.6250000000                480                480                360             2.2500000000
406                 I            N/A        $485,800.00              9.0000000000        8.6250000000                360                357                357             2.2500000000
407                 I            N/A        $119,000.00              9.0000000000        8.6250000000                360                357                357             2.2500000000
408                 I            N/A        $102,800.00              9.0000000000        8.6250000000                360                357                357             2.2500000000
409                 I            N/A        $517,909.00              9.0000000000        8.6250000000                360                358                358             2.2500000000
410                 I            N/A        $303,838.22              9.1250000000        8.7500000000                360                359                359             2.3750000000
411                 I            N/A        $528,000.00              9.1250000000        8.7500000000                360                359                359             2.2500000000
412                 I            N/A        $179,120.00              9.2500000000        8.8750000000                360                359                359             2.2500000000
413                 I            N/A        $87,408.00               9.2500000000        8.8750000000                360                357                357             2.2500000000
414                 I            N/A        $843,750.00              9.3750000000        9.0000000000                360                359                359             2.2500000000
415                 I            N/A        $231,780.34              9.7000000000        9.3250000000                360                358                358             4.9900000000
416                 I            N/A        $163,931.22              10.2500000000       9.8750000000                360                359                359             2.2500000000
417               II-1           N/A           $671,476.03           4.2500000000        4.0000000000                360                332                332             2.7500000000
418               II-1           N/A           $399,787.54           4.2500000000        4.0000000000                360                346                346             2.7500000000
419               II-1           N/A           $401,566.37           4.6250000000        4.3750000000                360                341                341             2.7500000000
420               II-1           N/A           $228,833.54           4.7500000000        4.5000000000                360                343                343             2.7500000000
421               II-1           N/A           $395,000.00           4.7500000000        4.5000000000                360                346                346             2.7500000000
422               II-1           N/A           $480,726.61           4.8750000000        4.6250000000                360                342                342             2.7500000000
423               II-1           N/A           $487,395.90           5.1250000000        4.8750000000                360                345                345             2.7500000000
424               II-1           N/A           $258,572.06           5.2500000000        4.8750000000                360                357                357             2.5000000000
425               II-1           N/A           $800,850.00           5.3750000000        4.9550000000                360                358                358             2.2500000000
426               II-1           N/A           $750,000.00           5.5000000000        5.0800000000                360                358                358             2.2500000000
427               II-1           N/A           $817,500.00           5.5000000000        5.0800000000                360                359                359             2.2500000000
428               II-1           N/A           $627,100.00           5.5000000000        5.0800000000                360                359                359             2.2500000000
429               II-1           N/A           $453,988.11           5.6250000000        5.2050000000                360                359                359             2.2500000000
430               II-1           N/A           $514,800.00           5.6250000000        5.2050000000                360                359                359             2.2500000000
431               II-1           N/A         $1,158,785.28           5.7500000000        5.3300000000                360                359                359             2.2500000000
432               II-1           N/A        $500,000.00              5.7500000000        5.3300000000                360                359                359             2.2500000000
433               II-1           N/A        $398,400.00              5.6250000000        5.3750000000                360                355                355             2.7500000000
434               II-1           N/A           $133,250.00           5.7500000000        5.3750000000                360                356                356             2.5000000000
435               II-1           N/A           $299,386.78           5.8750000000        5.4550000000                360                358                358             2.2500000000
436               II-1           N/A         $1,148,950.00           5.8750000000        5.4550000000                360                359                359             2.2500000000
437               II-1           N/A           $836,680.00           5.7500000000        5.5000000000                360                351                351             2.7500000000
438               II-1           N/A           $217,500.00           5.8750000000        5.5000000000                360                356                356             2.5000000000
439               II-1           N/A           $992,250.00           6.0000000000        5.5800000000                360                359                359             2.2500000000
440               II-1           N/A           $198,128.43           5.8750000000        5.6250000000                360                351                351             2.7500000000
441               II-1           N/A         $2,593,387.00           5.8750000000        5.6250000000                360                354                354             2.7500000000
442               II-1           N/A         $1,328,400.00           5.8750000000        5.6250000000                360                354                354             2.7500000000
443               II-1           N/A           $244,999.98           5.8750000000        5.6250000000                360                359                359             2.2500000000
444               II-1           N/A           $325,500.00           6.0000000000        5.6250000000                360                359                359             2.2500000000
445               II-1           N/A           $212,787.96           6.0000000000        5.6250000000                360                359                359             2.2500000000
446               II-1           N/A           $599,200.00           6.0000000000        5.6250000000                360                359                359             2.2500000000
447               II-1           N/A         $2,883,794.66           6.1250000000        5.7050000000                360                359                359             2.2500000000
448               II-1           N/A           $358,850.00           6.6250000000        5.7250000000                360                359                359             2.2500000000
449               II-1           N/A           $716,800.00           6.0000000000        5.7500000000                360                355                355             2.7500000000
450               II-1           N/A           $419,463.67           6.0000000000        5.7500000000                360                359                359             2.2500000000
451               II-1           N/A           $147,859.57           6.2500000000        5.8300000000                360                359                359             2.2500000000
452               II-1           N/A           $153,600.00           6.2500000000        5.8300000000                360                359                359             2.2500000000
453               II-1           N/A         $1,778,200.00           6.2500000000        5.8300000000                360                359                359             2.2500000000
454               II-1           N/A           $102,550.00           6.7500000000        5.8400000000                360                359                359             2.2500000000
455               II-1           N/A           $593,418.98           6.1250000000        5.8750000000                360                349                349             2.7500000000
456               II-1           N/A           $794,990.00           6.1250000000        5.8750000000                360                354                354             2.7500000000
457               II-1           N/A         $1,044,612.00           6.2500000000        5.8750000000                360                358                358             2.3637264362
458               II-1           N/A           $763,687.00           6.2500000000        5.8750000000                360                359                359             2.2500000000
459               II-1           N/A           $115,539.99           6.2500000000        5.8750000000                360                358                358             2.2500000000
460               II-1           N/A           $209,000.00           7.0000000000        5.9000000000                360                359                359             2.2500000000
461               II-1           N/A           $288,401.41           6.3750000000        5.9550000000                360                359                359             2.2500000000
462               II-1           N/A         $2,608,000.00           6.3750000000        5.9550000000                360                359                359             2.2500000000
463               II-1           N/A         $3,322,794.38           6.3750000000        5.9550000000                360                359                359             2.2500000000
464               II-1           N/A           $799,958.45           6.3750000000        5.9550000000                360                359                359             2.2500000000
465               II-1           N/A           $115,000.00           7.0000000000        5.9700000000                360                359                359             2.2500000000
466               II-1           N/A         $1,032,000.00           6.8750000000        5.9750000000                360                359                359             2.2500000000
467               II-1           N/A           $380,000.00           6.2500000000        6.0000000000                360                355                355             2.7500000000
468               II-1           N/A         $1,474,537.00           6.3750000000        6.0000000000                360                357                357             2.4120808769
469               II-1           N/A           $549,490.60           6.3750000000        6.0000000000                360                359                359             2.2500000000
470               II-1           N/A           $164,600.00           6.3750000000        6.0000000000                360                356                356             2.2500000000
471               II-1           N/A           $448,800.00           6.3750000000        6.0000000000                360                358                358             2.2500000000
472               II-1           N/A         $1,994,800.00           6.5000000000        6.0800000000                360                359                359             2.2500000000
473               II-1           N/A         $2,486,655.62           6.5000000000        6.0800000000                360                359                359             2.2500000000
474               II-1           N/A           $953,050.00           7.0000000000        6.1000000000                360                359                359             2.2500000000
475               II-1           N/A           $600,000.00           6.3750000000        6.1250000000                360                352                352             2.7500000000
476               II-1           N/A           $619,050.00           6.5000000000        6.1250000000                360                356                356             2.5000000000
477               II-1           N/A         $1,004,942.00           6.9542871628        6.1250000000                360                359                359             2.2500000000
478               II-1           N/A           $599,457.59           6.5000000000        6.1250000000                360                359                359             2.2500000000
479               II-1           N/A           $861,220.31           6.5000000000        6.1250000000                360                360                360             2.2500000000
480               II-1           N/A           $403,988.33           6.5000000000        6.1250000000                360                357                357             2.2500000000
481               II-1           N/A           $164,000.00           6.5000000000        6.1250000000                360                356                356             2.2500000000
482               II-1           N/A         $4,620,400.00           6.6250000000        6.2050000000                360                359                359             2.2500000000
483               II-1           N/A         $3,511,399.22           6.6250000000        6.2050000000                360                358                358             2.2500000000
484               II-1           N/A           $240,400.00           6.6250000000        6.2050000000                360                359                359             2.2500000000
485               II-1           N/A           $224,824.48           7.2500000000        6.2200000000                360                359                359             2.2500000000
486               II-1           N/A           $623,000.00           7.1250000000        6.2250000000                360                359                359             2.2500000000
487               II-1           N/A           $874,203.00           6.6250000000        6.2500000000                360                358                358             2.3406540014
488               II-1           N/A         $1,971,430.00           6.7354509163        6.2500000000                360                358                358             2.2500000000
489               II-1           N/A           $117,096.60           6.6250000000        6.2500000000                360                359                359             2.2500000000
490               II-1           N/A           $540,000.00           6.6250000000        6.2500000000                360                359                359             2.2500000000
491               II-1           N/A           $482,320.00           6.6250000000        6.2500000000                360                359                359             2.2500000000
492               II-1           N/A           $496,000.00           6.6250000000        6.2500000000                360                354                354             2.2500000000
493               II-1           N/A         $2,137,600.00           6.7500000000        6.3300000000                360                359                359             2.2500000000
494               II-1           N/A         $3,282,453.88           6.7500000000        6.3300000000                360                358                358             2.2500000000
495               II-1           N/A           $428,000.00           6.7500000000        6.3300000000                360                359                359             2.2500000000
496               II-1           N/A           $256,804.44           7.3750000000        6.3450000000                360                359                359             2.2500000000
497               II-1           N/A           $556,000.00           7.3750000000        6.3450000000                360                359                359             2.2500000000
498               II-1           N/A           $160,000.00           7.2500000000        6.3500000000                360                359                359             2.2500000000
499               II-1           N/A           $612,500.00           7.2500000000        6.3500000000                360                359                359             2.2500000000
500               II-1           N/A         $1,130,342.09           6.6250000000        6.3750000000                360                358                358             2.2500000000
501               II-1           N/A           $350,200.00           6.6250000000        6.3750000000                360                359                359             2.2500000000
502               II-1           N/A         $2,512,646.24           6.7500000000        6.3750000000                360                357                357             2.4216445607
503               II-1           N/A         $5,223,583.00           6.6250000000        6.3750000000                360                358                358             2.2500000000
504               II-1           N/A           $159,862.24           6.7500000000        6.3750000000                360                359                359             2.2500000000
505               II-1           N/A           $417,000.00           6.7500000000        6.3750000000                360                358                358             2.2500000000
506               II-1           N/A           $496,000.00           6.7500000000        6.3750000000                360                359                359             2.2500000000
507               II-1           N/A         $1,684,359.00           6.7500000000        6.3750000000                360                358                358             2.3845758238
508               II-1           N/A           $259,062.73           6.8750000000        6.4550000000                360                358                358             2.2500000000
509               II-1           N/A         $3,402,028.65           6.8750000000        6.4550000000                360                357                357             2.2500000000
510               II-1           N/A         $1,258,970.00           6.8750000000        6.4550000000                360                359                359             2.2500000000
511               II-1           N/A           $271,200.00           6.8750000000        6.4550000000                360                359                359             2.2500000000
512               II-1           N/A           $284,000.00           7.5000000000        6.4700000000                360                359                359             2.2500000000
513               II-1           N/A           $128,300.00           7.3750000000        6.4750000000                360                357                357             2.2500000000
514               II-1           N/A           $113,000.00           7.3750000000        6.4750000000                360                359                359             2.2500000000
515               II-1           N/A           $207,350.00           6.8750000000        6.5000000000                360                359                359             2.2500000000
516               II-1           N/A           $368,393.30           6.7500000000        6.5000000000                360                358                358             2.2500000000
517               II-1           N/A           $408,000.00           6.7500000000        6.5000000000                360                358                358             2.2500000000
518               II-1           N/A         $1,736,478.47           6.9232297946        6.5000000000                360                358                358             2.3618371194
519               II-1           N/A         $3,587,100.00           6.7982457974        6.5000000000                360                358                358             2.2500000000
520               II-1           N/A           $244,000.00           6.8750000000        6.5000000000                360                360                360             2.2500000000
521               II-1           N/A        $69,114.39               6.8750000000        6.5000000000                360                357                357             2.2500000000
522               II-1           N/A           $414,651.34           6.8750000000        6.5000000000                360                359                359             2.7500000000
523               II-1           N/A           $487,589.83           6.8750000000        6.5000000000                360                359                359             2.2500000000
524               II-1           N/A           $507,565.22           6.8750000000        6.5000000000                360                359                359             2.2500000000
525               II-1           N/A         $1,423,200.00           6.8750000000        6.5000000000                360                359                359             2.2500000000
526               II-1           N/A         $1,402,270.00           6.8750000000        6.5000000000                360                359                359             2.3327586699
527               II-1           N/A         $1,976,040.00           6.8750000000        6.5000000000                360                359                359             2.2500000000
528               II-1           N/A           $687,750.00           6.8750000000        6.5000000000                360                354                354             2.2500000000
529               II-1           N/A           $138,600.00           7.5000000000        6.5700000000                360                359                359             2.2500000000
530               II-1           N/A         $2,522,846.33           7.0000000000        6.5800000000                360                358                358             2.2500000000
531               II-1           N/A           $163,350.00           7.0000000000        6.5800000000                360                359                359             2.2500000000
532               II-1           N/A           $238,950.00           7.5000000000        6.6000000000                360                359                359             2.2500000000
533               II-1           N/A         $1,351,000.00           7.5000000000        6.6000000000                360                359                359             2.2500000000
534               II-1           N/A           $506,460.00           6.9990000000        6.6240000000                360                359                359             2.2500000000
535               II-1           N/A           $285,075.77           6.8750000000        6.6250000000                360                359                359             2.2500000000
536               II-1           N/A           $354,400.00           6.8750000000        6.6250000000                360                359                359             2.2500000000
537               II-1           N/A           $124,000.00           7.0000000000        6.6250000000                360                359                359             2.2500000000
538               II-1           N/A           $241,006.00           7.0000000000        6.6250000000                360                356                356             2.5000000000
539               II-1           N/A         $1,915,345.00           6.9546658043        6.6250000000                360                358                358             2.2500000000
540               II-1           N/A        $73,318.20               7.0000000000        6.6250000000                360                357                357             2.2500000000
541               II-1           N/A           $163,865.57           7.0000000000        6.6250000000                360                359                359             2.2500000000
542               II-1           N/A           $394,283.61           7.0000000000        6.6250000000                360                351                351             3.5000000000
543               II-1           N/A         $1,065,920.00           7.0000000000        6.6250000000                360                359                359             2.2500000000
544               II-1           N/A         $1,506,316.00           7.0000000000        6.6250000000                360                359                359             2.2500000000
545               II-1           N/A           $539,413.23           7.1250000000        6.7050000000                360                359                359             2.2500000000
546               II-1           N/A           $615,350.00           7.1250000000        6.7050000000                360                358                358             2.2500000000
547               II-1           N/A           $918,900.00           7.1250000000        6.7050000000                360                359                359             2.2500000000
548               II-1           N/A           $726,700.00           7.7500000000        6.7200000000                360                359                359             2.2500000000
549               II-1           N/A           $500,000.00           7.6250000000        6.7250000000                360                359                359             2.2500000000
550               II-1           N/A           $203,000.00           7.5000000000        6.7300000000                360                359                359             2.2500000000
551               II-1           N/A           $571,809.47           7.0000000000        6.7500000000                360                359                359             2.2500000000
552               II-1           N/A           $432,000.00           7.0000000000        6.7500000000                360                358                358             2.2500000000
553               II-1           N/A           $750,900.00           7.3775302970        6.7500000000                360                358                358             2.3473831402
554               II-1           N/A         $6,485,260.00           7.0284259999        6.7500000000                360                358                358             2.2500000000
555               II-1           N/A           $124,000.00           7.1250000000        6.7500000000                480                480                360             2.2500000000
556               II-1           N/A           $528,000.00           7.1250000000        6.7500000000                360                360                360             2.2500000000
557               II-1           N/A           $183,600.00           7.1250000000        6.7500000000                360                358                358             2.7500000000
558               II-1           N/A            $69,230.00           7.1250000000        6.7500000000                360                359                359             2.2500000000
559               II-1           N/A         $2,996,726.00           7.1250000000        6.7500000000                360                359                359             2.2500000000
560               II-1           N/A           $128,480.00           7.2500000000        6.8300000000                360                359                359             2.2500000000
561               II-1           N/A           $755,800.00           7.2500000000        6.8300000000                360                358                358             2.2500000000
562               II-1           N/A           $237,400.00           7.2500000000        6.8300000000                360                355                355             2.2500000000
563               II-1           N/A           $451,500.00           7.8750000000        6.8450000000                360                359                359             2.2500000000
564               II-1           N/A           $186,501.68           7.7500000000        6.8500000000                360                357                357             2.2500000000
565               II-1           N/A           $149,200.00           7.7500000000        6.8500000000                360                359                359             2.2500000000
566               II-1           N/A           $253,000.00           7.7500000000        6.8500000000                360                359                359             2.2500000000
567               II-1           N/A           $142,981.39           7.1250000000        6.8750000000                360                358                358             2.2500000000
568               II-1           N/A           $827,574.61           7.1250000000        6.8750000000                360                358                358             2.2500000000
569               II-1           N/A           $351,273.82           7.1250000000        6.8750000000                360                357                357             2.2500000000
570               II-1           N/A           $289,045.00           7.2500000000        6.8750000000                360                359                359             2.2500000000
571               II-1           N/A         $4,881,874.84           7.1250000000        6.8750000000                360                358                358             2.2500000000
572               II-1           N/A           $367,213.31           7.2500000000        6.8750000000                360                359                359             2.2500000000
573               II-1           N/A         $1,170,385.18           7.2500000000        6.8750000000                360                358                358             2.3779623730
574               II-1           N/A           $679,758.56           7.2500000000        6.8750000000                480                479                359             2.2500000000
575               II-1           N/A         $1,000,000.00           7.2500000000        6.8750000000                360                359                359             2.2500000000
576               II-1           N/A         $1,292,690.00           7.2500000000        6.8750000000                360                359                359             2.2500000000
577               II-1           N/A            $97,599.67           7.2500000000        6.8750000000                360                356                356             2.2500000000
578               II-1           N/A         $1,470,000.00           7.2500000000        6.8750000000                360                359                359             2.2500000000
579               II-1           N/A         $3,373,870.00           7.2500000000        6.8750000000                360                358                358             2.2500000000
580               II-1           N/A         $1,348,697.54           7.3750000000        6.9550000000                360                358                358             2.2500000000
581               II-1           N/A           $223,250.00           7.3750000000        6.9550000000                360                358                358             2.2500000000
582               II-1           N/A            $61,700.00           7.3750000000        6.9550000000                360                359                359             2.2500000000
583               II-1           N/A           $299,300.00           8.0000000000        6.9700000000                360                358                358             2.2500000000
584               II-1           N/A           $625,400.00           7.8750000000        6.9750000000                360                359                359             2.2500000000
585               II-1           N/A           $763,531.25           7.2500000000        7.0000000000                360                359                359             2.2500000000
586               II-1           N/A         $3,577,589.59           7.2500000000        7.0000000000                360                359                359             2.2500000000
587               II-1           N/A           $421,596.30           7.3750000000        7.0000000000                360                359                359             2.2500000000
588               II-1           N/A           $789,050.29           7.3750000000        7.0000000000                360                358                358             2.3838755037
589               II-1           N/A           $111,914.77           7.3750000000        7.0000000000                360                359                359             2.2500000000
590               II-1           N/A           $585,029.06           7.3750000000        7.0000000000                360                359                359             2.2500000000
591               II-1           N/A           $944,000.00           7.3750000000        7.0000000000                360                359                359             2.2500000000
592               II-1           N/A           $920,000.00           7.3750000000        7.0000000000                360                359                359             2.2500000000
593               II-1           N/A           $940,700.00           7.3750000000        7.0000000000                360                359                359             2.2500000000
594               II-1           N/A         $2,276,153.58           7.3750000000        7.0000000000                360                359                359             2.2983271432
595               II-1           N/A           $477,900.00           7.3750000000        7.0000000000                360                359                359             2.2500000000
596               II-1           N/A         $4,674,245.00           7.3750000000        7.0000000000                360                359                359             2.2500000000
597               II-1           N/A           $440,000.00           7.3750000000        7.0000000000                360                359                359             2.2500000000
598               II-2           83            $940,000.00           5.0000000000        4.7500000000(10)            360                359                359             2.2500000000
599               II-2           N/A           $143,200.00           5.8750000000        4.8450000000                360                359                359             2.2500000000
600               II-2           83            $551,200.00           5.1250000000        4.8750000000(10)            360                359                359             2.2500000000
601               II-2           N/A           $182,000.00           5.8750000000        4.9750000000                360                359                359             2.2500000000
602               II-2           N/A           $151,920.00           5.5000000000        5.1250000000                360                357                357             2.2500000000
603               II-2           N/A           $302,400.00           5.6250000000        5.2050000000                360                359                359             2.2500000000
604               II-2           82            $425,065.30           5.5000000000        5.2500000000(9)             360                358                358             2.2500000000
605               II-2           82            $634,499.59           5.5000000000        5.2500000000(9)             360                358                358             2.2500000000
606               II-2           N/A           $365,000.00           6.2500000000        5.3500000000                360                359                359             2.2500000000
607               II-2           N/A         $1,016,250.00           5.8750000000        5.4550000000                360                359                359             2.2500000000
608               II-2           83            $425,000.00           5.7500000000        5.5000000000(10)            360                359                359             2.2500000000
609               II-2           83            $465,000.00           5.7500000000        5.5000000000(10)            360                359                359             2.2500000000
610               II-2           N/A           $281,863.55           6.0000000000        5.5800000000                360                356                356             2.2500000000
611               II-2           N/A         $2,307,100.00           6.0000000000        5.5800000000                360                359                359             2.2500000000
612               II-2           N/A           $898,700.00           6.0000000000        5.5800000000                360                359                359             2.2500000000
613               II-2           N/A           $725,000.00           6.0000000000        5.5800000000                360                359                359             2.2500000000
614               II-2           N/A           $250,000.00           6.5000000000        5.6000000000                360                359                359             2.2500000000
615               II-2           83            $908,920.00           5.8750000000        5.6250000000(10)            360                359                359             2.2500000000
616               II-2           N/A           $364,245.12           6.0000000000        5.6250000000                360                357                357             2.2500000000
617               II-2           N/A           $179,950.00           6.7500000000        5.6500000000                360                359                359             2.2500000000
618               II-2           N/A           $141,742.52           6.1250000000        5.7050000000                360                356                356             2.2500000000
619               II-2           N/A           $182,300.00           6.1250000000        5.7050000000                360                359                359             2.2500000000
620               II-2           N/A         $2,729,650.00           6.1250000000        5.7050000000                360                359                359             2.2500000000
621               II-2           N/A           $167,750.00           6.1250000000        5.7050000000                360                359                359             2.2500000000
622               II-2           N/A           $379,000.00           6.6250000000        5.7250000000                360                359                359             2.2500000000
623               II-2           N/A           $599,000.00           6.6250000000        5.7250000000                360                359                359             2.2500000000
624               II-2           82            $495,000.00           6.0000000000        5.7500000000(9)             360                358                358             2.2500000000
625               II-2           83            $436,172.00           6.0000000000        5.7500000000(10)            360                359                359             2.2500000000
626               II-2           82            $614,970.82           6.0000000000        5.7500000000(9)             360                358                358             2.2500000000
627               II-2           82            $559,000.00           6.0000000000        5.7500000000(9)             360                358                358             2.2500000000
628               II-2           N/A           $569,812.05           6.2500000000        5.8300000000                360                356                356             2.2500000000
629               II-2           N/A         $1,015,165.45           6.2500000000        5.8300000000                360                359                359             2.2500000000
630               II-2           N/A         $3,006,625.00           6.2500000000        5.8300000000                360                359                359             2.2500000000
631               II-2           N/A           $280,000.00           6.2500000000        5.8300000000                360                351                351             2.2500000000
632               II-2           N/A           $290,630.23           6.8750000000        5.8450000000                360                359                359             2.2500000000
633               II-2           N/A           $371,650.00           6.7500000000        5.8500000000                360                359                359             2.2500000000
634               II-2           N/A           $804,800.00           6.7500000000        5.8500000000                360                359                359             2.2500000000
635               II-2           83          $1,157,000.00           6.1250000000        5.8750000000(10)            360                359                359             2.2500000000
636               II-2           82          $2,811,750.00           6.1250000000        5.8750000000(9)             360                358                358             2.3531386147
637               II-2           N/A           $142,800.00           6.2500000000        5.8750000000                360                356                356             2.2500000000
638               II-2           N/A           $640,069.97           6.3750000000        5.9550000000                360                358                358             2.2500000000
639               II-2           N/A           $215,200.00           6.3750000000        5.9550000000                360                359                359             2.2500000000
640               II-2           N/A         $4,178,450.00           6.3750000000        5.9550000000                360                359                359             2.2500000000
641               II-2           N/A         $1,346,899.96           6.8750000000        5.9750000000                360                359                359             2.2500000000
642               II-2           83            $763,275.09           6.2500000000        6.0000000000(10)            360                359                359             2.2500000000
643               II-2           83            $913,312.00           6.2500000000        6.0000000000(10)            360                359                359             2.2500000000
644               II-2           N/A           $409,999.83           6.2500000000        6.0000000000                360                357                357             2.2500000000
645               II-2           84            $598,400.00           6.2500000000        6.0000000000(11)            360                360                360             2.2500000000
646               II-2           82            $670,000.00           6.2500000000        6.0000000000(9)             360                358                358             2.2500000000
647               II-2           N/A           $274,231.82           6.3750000000        6.0000000000                360                357                357             2.2500000000
648               II-2           N/A           $148,665.48           6.5000000000        6.0800000000                360                359                359             2.2500000000
649               II-2           N/A         $1,041,400.00           6.5000000000        6.0800000000                360                359                359             2.2500000000
650               II-2           N/A         $7,188,524.19           6.5000000000        6.0800000000                360                359                359             2.2500000000
651               II-2           N/A           $648,899.26           6.5000000000        6.0800000000                360                358                358             2.2500000000
652               II-2           N/A           $115,616.32           7.0000000000        6.1000000000                360                356                356             2.2500000000
653               II-2           N/A           $226,148.25           7.0000000000        6.1000000000                360                358                358             2.2500000000
654               II-2           N/A         $1,768,185.57           7.0000000000        6.1000000000                360                359                359             2.2500000000
655               II-2           N/A           $100,497.24           6.8750000000        6.1050000000                360                359                359             2.2500000000
656               II-2           82            $638,100.00           6.7500000000        6.1100000000(9)             360                358                358             2.7500000000
657               II-2           82          $1,860,288.41           6.3750000000        6.1250000000(9)             360                358                358             2.2500000000
658               II-2           83          $2,138,026.24           6.3750000000        6.1250000000(10)            360                359                359             2.2500000000
659               II-2           83          $9,347,720.51           6.3750000000        6.1250000000(10)            360                359                359             2.2500000000
660               II-2           82          $1,954,039.83           6.3750000000        6.1250000000(9)             360                358                358             2.2500000000
661               II-2           N/A           $126,974.92           6.6250000000        6.2050000000                360                358                358             2.2500000000
662               II-2           N/A           $891,195.58           6.6250000000        6.2050000000                360                359                359             2.2500000000
663               II-2           N/A         $3,538,485.45           6.6250000000        6.2050000000                360                359                359             2.2500000000
664               II-2           N/A           $160,450.00           6.6250000000        6.2050000000                360                359                359             2.2500000000
665               II-2           N/A           $172,006.67           7.2500000000        6.2200000000                360                356                356             2.2500000000
666               II-2           N/A           $144,900.00           7.0000000000        6.2200000000                360                359                359             2.2500000000
667               II-2           N/A           $248,868.93           7.1250000000        6.2250000000                360                355                355             2.2500000000
668               II-2           N/A           $431,000.00           7.1250000000        6.2250000000                360                359                359             2.2500000000
669               II-2           N/A           $569,995.25           7.1250000000        6.2250000000                360                359                359             2.2500000000
670               II-2           82          $1,262,144.75           6.5000000000        6.2500000000(9)             360                358                358             2.2500000000
671               II-2           83          $5,069,505.96           6.5000000000        6.2500000000(10)            360                359                359             2.2500000000
672               II-2           83          $1,329,848.35           6.5000000000        6.2500000000(10)            360                359                359             2.2500000000
673               II-2           81          $2,679,500.00           6.5000000000        6.2500000000(8)             360                357                357             2.2500000000
674               II-2           N/A           $137,500.00           6.5000000000        6.2500000000                360                358                358             2.2500000000
675               II-2           82            $569,600.00           6.5000000000        6.2500000000(9)             360                358                358             2.2500000000
676               II-2           83         $10,895,078.00           6.5000000000        6.2500000000(10)            360                359                359             2.2500000000
677               II-2           N/A         $1,000,000.00           6.6200000000        6.2500000000                360                354                354             2.2500000000
678               II-2           82          $5,169,184.51           6.5000000000        6.2500000000(9)             360                358                358             2.2500000000
679               II-2           81            $576,000.00           6.5000000000        6.2500000000(8)             480                477                477             2.2500000000
680               II-2           N/A           $841,450.00           6.6250000000        6.2500000000                360                358                358             2.2500000000
681               II-2           N/A           $121,090.30           6.8750000000        6.2850000000                360                357                357             2.2500000000
682               II-2           N/A         $1,997,850.00           6.7500000000        6.3300000000                360                358                358             2.2500000000
683               II-2           N/A         $8,607,845.19           6.7500000000        6.3300000000                360                358                358             2.2500000000
684               II-2           N/A         $1,371,894.34           6.7500000000        6.3300000000                360                358                358             2.2500000000
685               II-2           N/A           $199,950.00           7.3750000000        6.3450000000                360                359                359             2.2500000000
686               II-2           N/A           $373,455.33           7.2500000000        6.3500000000                360                358                358             2.2500000000
687               II-2           N/A           $153,445.50           7.2500000000        6.3500000000                480                479                479             2.2500000000
688               II-2           N/A           $134,845.47           7.2500000000        6.3500000000                360                359                359             2.2500000000
689               II-2           N/A         $1,575,052.25           7.2500000000        6.3500000000                360                359                359             2.2500000000
690               II-2           82          $1,793,757.24           6.6250000000        6.3750000000(9)             360                358                358             2.2500000000
691               II-2           82          $7,113,941.71           6.6250000000        6.3750000000(9)             360                358                358             2.2500000000
692               II-2           81            $455,200.00           6.6250000000        6.3750000000(8)             480                477                477             2.2500000000
693               II-2           82            $476,204.00           6.6250000000        6.3750000000(9)             360                358                358             2.2500000000
694               II-2           82          $2,523,000.00           6.6250000000        6.3750000000(9)             360                358                358             2.2500000000
695               II-2           N/A           $224,000.00           6.6250000000        6.3750000000                360                357                357             2.2500000000
696               II-2           83          $1,882,950.00           6.6250000000        6.3750000000(10)            360                359                359             2.2500000000
697               II-2           N/A            $97,920.00           6.7500000000        6.3750000000                360                354                354             2.2500000000
698               II-2           83         $10,685,961.00           6.6250000000        6.3750000000(10)            360                359                359             2.2500000000
699               II-2           N/A           $592,500.00           6.6250000000        6.3750000000                360                358                358             2.2500000000
700               II-2           82          $3,693,996.99           6.6250000000        6.3750000000(9)             360                358                358             2.2500000000
701               II-2           N/A           $292,000.00           6.7500000000        6.3750000000                360                357                357             2.2500000000
702               II-2           N/A         $3,610,950.00           6.8750000000        6.4550000000                360                359                359             2.2500000000
703               II-2           N/A         $5,422,540.18           6.8750000000        6.4550000000                360                359                359             2.2500000000
704               II-2           N/A            $88,066.22           6.8750000000        6.4550000000                360                352                352             2.2500000000
705               II-2           N/A         $1,182,341.15           6.8750000000        6.4550000000                360                358                358             2.2500000000
706               II-2           N/A           $276,379.43           7.5000000000        6.4700000000                360                357                357             2.2500000000
707               II-2           N/A           $267,440.00           7.5000000000        6.4700000000                360                359                359             2.2500000000
708               II-2           N/A           $139,569.92           7.3750000000        6.4750000000                360                356                356             2.2500000000
709               II-2           N/A         $1,054,700.00           7.3750000000        6.4750000000                360                359                359             2.2500000000
710               II-2           N/A           $324,900.00           7.5000000000        6.4800000000                360                359                359             2.2500000000
711               II-2           83            $458,000.00           7.1250000000        6.4850000000(10)            360                359                359             2.8750000000
712               II-2           78            $554,800.00           7.8750000000        6.4850000000(5)             360                354                354             3.3750000000
713               II-2           82          $1,070,148.85           6.7500000000        6.5000000000(9)             360                358                358             2.2500000000
714               II-2           83         $12,483,279.52           6.7500000000        6.5000000000(10)            360                359                359             2.2500000000
715               II-2           82          $2,509,000.00           6.7500000000        6.5000000000(9)             360                358                358             2.2500000000
716               II-2           83            $506,097.66           6.7500000000        6.5000000000(10)            360                359                359             2.2500000000
717               II-2           83         $15,735,060.97           6.7500000000        6.5000000000(10)            360                359                359             2.2500000000
718               II-2           N/A           $386,600.00           6.7500000000        6.5000000000                360                357                357             2.2500000000
719               II-2           82          $7,160,498.01           6.7500000000        6.5000000000(9)             360                358                358             2.2846693763
720               II-2           N/A         $1,600,000.00           6.8750000000        6.5000000000                360                358                358             2.2500000000
721               II-2           N/A         $1,673,511.00           6.8750000000        6.5000000000                360                359                359             2.2500000000
722               II-2           N/A           $243,748.57           7.0000000000        6.5800000000                360                358                358             2.2500000000
723               II-2           N/A         $1,107,856.44           7.0000000000        6.5800000000                360                357                357             2.2500000000
724               II-2           N/A         $4,187,117.43           7.0000000000        6.5800000000                360                359                359             2.2500000000
725               II-2           N/A         $1,004,386.56           7.0000000000        6.5800000000                360                359                359             2.2500000000
726               II-2           N/A           $184,950.00           7.6250000000        6.5950000000                360                359                359             2.2500000000
727               II-2           N/A           $379,000.00           7.5000000000        6.6000000000                360                359                359             2.2500000000
728               II-2           N/A           $483,000.00           7.5000000000        6.6000000000                360                359                359             2.2500000000
729               II-2           N/A           $238,400.00           7.3750000000        6.6050000000                360                359                359             2.2500000000
730               II-2           83            $586,519.00           7.2500000000        6.6200000000(10)            360                359                359             2.7500000000
731               II-2           N/A            $99,918.01           6.9990000000        6.6240000000                360                359                359             2.2500000000
732               II-2           82          $5,528,917.01           6.8750000000        6.6250000000(9)             360                358                358             2.2500000000
733               II-2           83         $16,644,687.42           6.8750000000        6.6250000000(10)            360                359                359             2.2500000000
734               II-2           81            $686,250.00           6.8750000000        6.6250000000(8)             360                357                357             2.2500000000
735               II-2           82          $1,096,952.43           6.8750000000        6.6250000000(9)             360                358                358             2.2500000000
736               II-2           N/A           $231,117.77           6.8750000000        6.6250000000                360                357                357             2.2500000000
737               II-2           83          $2,042,600.00           6.8750000000        6.6250000000(10)            360                359                359             2.2500000000
738               II-2           82         $27,278,243.58           6.8750000000        6.6250000000(9)             360                358                358             2.2500000000
739               II-2           N/A         $1,102,500.00           7.6250000000        6.6250000000                360                359                359             2.2500000000
740               II-2           82          $5,405,503.63           6.8750000000        6.6250000000(9)             360                358                358             2.2500000000
741               II-2           N/A           $325,250.00           7.0000000000        6.6250000000                360                356                356             2.2500000000
742               II-2           N/A           $704,000.00           7.0000000000        6.6250000000                360                358                358             2.2500000000
743               II-2           N/A           $179,500.00           7.7500000000        6.6500000000                360                359                359             2.2500000000
744               II-2           N/A           $164,200.00           7.7500000000        6.6500000000                360                359                359             2.2500000000
745               II-2           N/A           $139,050.00           7.5000000000        6.6600000000                360                359                359             2.2500000000
746               II-2           N/A           $215,350.00           7.6250000000        6.6950000000                360                359                359             2.2500000000
747               II-2           N/A           $180,000.00           7.1250000000        6.7050000000                360                359                359             2.2500000000
748               II-2           N/A         $2,527,255.04           7.1250000000        6.7050000000                360                359                359             2.4458646801
749               II-2           N/A           $120,800.00           7.1250000000        6.7050000000                360                359                359             2.2500000000
750               II-2           N/A           $432,562.13           7.1250000000        6.7050000000                360                359                359             2.2500000000
751               II-2           N/A           $399,850.00           7.7500000000        6.7200000000                360                359                359             2.2500000000
752               II-2           N/A           $145,000.00           7.6250000000        6.7250000000                360                359                359             2.2500000000
753               II-2           N/A           $963,200.00           7.6250000000        6.7250000000                360                359                359             2.2500000000
754               II-2           82            $464,747.70           7.0000000000        6.7500000000(9)             360                358                358             2.2500000000
755               II-2           81          $1,057,492.03           7.0000000000        6.7500000000(8)             360                357                357             2.2500000000
756               II-2           83          $4,755,516.67           7.0000000000        6.7500000000(10)            360                359                359             2.2500000000
757               II-2           82          $1,274,542.57           7.0000000000        6.7500000000(9)             360                358                358             2.2500000000
758               II-2           82            $567,999.85           7.0000000000        6.7500000000(9)             360                358                358             2.2500000000
759               II-2           83          $3,909,250.00           7.0000000000        6.7500000000(10)            360                359                359             2.2500000000
760               II-2           82          $1,665,500.00           7.0000000000        6.7500000000(9)             360                358                358             2.2500000000
761               II-2           82         $14,032,848.89           7.0000000000        6.7500000000(9)             360                358                358             2.2500000000
762               II-2           N/A           $385,500.00           7.5230220493        6.7500000000                360                358                358             2.2500000000
763               II-2           80          $3,060,651.58           7.0000000000        6.7500000000(7)             360                356                356             2.2500000000
764               II-2           80            $428,000.00           7.0000000000        6.7500000000(7)             360                356                356             2.2500000000
765               II-2           N/A         $1,281,970.00           7.1250000000        6.7500000000                360                358                358             2.2500000000
766               II-2           N/A           $203,800.00           7.8750000000        6.7750000000                360                359                359             2.2500000000
767               II-2           N/A           $685,987.00           7.3024791286        6.8300000000                360                359                359             2.2500000000
768               II-2           N/A         $1,098,848.53           7.2500000000        6.8300000000                360                359                359             2.2500000000
769               II-2           N/A           $122,308.29           7.2500000000        6.8300000000                360                358                358             2.2500000000
770               II-2           N/A           $910,000.00           7.2500000000        6.8300000000                360                359                359             2.2500000000
771               II-2           N/A           $968,000.00           7.2500000000        6.8300000000                360                358                358             2.2500000000
772               II-2           N/A            $77,250.00           7.8750000000        6.8450000000                360                359                359             2.2500000000
773               II-2           N/A           $104,925.90           7.7500000000        6.8500000000                360                359                359             2.2500000000
774               II-2           N/A           $129,338.95           7.7500000000        6.8500000000                480                476                476             2.2500000000
775               II-2           N/A           $416,550.00           7.7500000000        6.8500000000                360                359                359             2.2500000000
776               II-2           N/A           $165,350.00           7.7500000000        6.8500000000                360                359                359             2.2500000000
777               II-2           83          $1,464,385.23           7.1250000000        6.8750000000(10)            360                359                359             2.2500000000
778               II-2           82          $4,346,137.50           7.1250000000        6.8750000000(9)             360                358                358             2.2500000000
779               II-2           82          $1,466,400.00           7.1250000000        6.8750000000(9)             360                358                358             2.2500000000
780               II-2           82            $428,000.00           7.1250000000        6.8750000000(9)             360                358                358             2.2500000000
781               II-2           83         $10,567,515.00           7.1250000000        6.8750000000(10)            360                359                359             2.2500000000
782               II-2           N/A           $191,200.00           7.1250000000        6.8750000000                360                358                358             2.2500000000
783               II-2           82          $2,960,900.00           7.1250000000        6.8750000000(9)             360                358                358             2.2500000000
784               II-2           N/A           $389,200.00           7.2500000000        6.8750000000                360                360                360             2.2500000000
785               II-2           N/A           $230,262.67           7.2500000000        6.8750000000                360                356                356             2.2500000000
786               II-2           N/A         $1,527,634.00           7.2500000000        6.8750000000                360                358                358             2.2500000000
787               II-2           82            $468,000.00           7.1250000000        6.8750000000(9)             360                358                358             2.2500000000
788               II-2           N/A           $631,600.00           7.3750000000        6.9550000000                360                359                359             2.2500000000
789               II-2           N/A         $1,995,707.54           7.3750000000        6.9550000000                360                359                359             2.2500000000
790               II-2           N/A           $103,132.24           7.3750000000        6.9550000000                360                356                356             2.2500000000
791               II-2           N/A           $191,771.23           8.0000000000        6.9700000000                360                359                359             2.2500000000
792               II-2           N/A           $545,000.00           7.8750000000        6.9750000000                360                359                359             2.2500000000
793               II-2           N/A           $540,050.00           7.8750000000        6.9750000000                360                359                359             2.2500000000
794               II-2           83            $475,466.31           7.2500000000        7.0000000000(10)            360                359                359             2.7500000000
795               II-2           82            $923,552.46           7.2500000000        7.0000000000(9)             360                358                358             2.2500000000
796               II-2           83            $824,356.43           7.2500000000        7.0000000000(10)            360                359                359             2.2500000000
797               II-2           83          $4,633,600.00           7.2500000000        7.0000000000(10)            360                359                359             2.2500000000
798               II-2           82          $4,755,060.00           7.2500000000        7.0000000000(9)             360                358                358             2.2500000000
799               II-2           81          $2,675,500.00           7.2500000000        7.0000000000(8)             360                357                357             2.2500000000
800               II-2           80            $612,000.00           7.2500000000        7.0000000000(7)             360                356                356             2.2500000000
801               II-2           82         $13,909,520.83           7.2500000000        7.0000000000(9)             360                358                358             2.2500000000
802               II-2           N/A           $466,000.00           7.2500000000        7.0000000000                360                358                358             2.2500000000
803               II-2           81          $4,608,000.18           7.2500000000        7.0000000000(8)             360                357                357             2.2500000000
804               II-2           N/A           $172,597.65           7.3750000000        7.0000000000                360                357                357             2.2500000000
805               II-2           N/A            $95,000.00           7.3750000000        7.0000000000                360                358                358             2.2500000000
806               II-2           N/A           $265,892.00           7.3750000000        7.0000000000                360                359                359             2.2500000000
807               II-2           N/A           $308,650.00           7.6250000000        7.0750000000                360                359                359             2.2500000000
808               II-2           N/A           $307,100.00           7.5000000000        7.0800000000                360                358                358             2.2500000000
809               II-2           N/A         $1,804,350.00           7.5000000000        7.0800000000                360                359                359             2.2500000000
810               II-2           N/A           $206,286.80           7.5000000000        7.0800000000                360                357                357             2.2500000000
811               II-2           N/A           $205,200.00           7.5000000000        7.0800000000                360                359                359             2.2500000000
812               II-2           N/A           $620,500.00           7.5000000000        7.0800000000                360                359                359             2.2500000000
813               II-2           83            $539,589.10           7.3750000000        7.1250000000(10)            360                359                359             2.2500000000
814               II-2           82            $934,412.78           7.3750000000        7.1250000000(9)             360                358                358             2.2500000000
815               II-2           81          $1,079,998.75           7.3750000000        7.1250000000(8)             360                357                357             2.2500000000
816               II-2           83          $6,269,837.88           7.3750000000        7.1250000000(10)            360                359                359             2.2500000000
817               II-2           82          $1,555,400.00           7.3750000000        7.1250000000(9)             360                358                358             2.3994792336
818               II-2           N/A           $160,408.78           7.5000000000        7.1250000000                360                357                357             2.2500000000
819               II-2           N/A           $663,100.00           7.6250000000        7.2050000000                360                358                358             2.2500000000
820               II-2           N/A         $1,256,695.91           7.6250000000        7.2050000000                360                359                359             2.2500000000
821               II-2           N/A           $124,200.00           7.6250000000        7.2050000000                360                358                358             2.2500000000
822               II-2           83          $2,508,456.00           7.5000000000        7.2500000000(10)            360                359                359             2.2500000000
823               II-2           83          $6,375,160.00           7.5000000000        7.2500000000(10)            360                359                359             2.2500000000
824               II-2           80          $2,719,500.00           7.5000000000        7.2500000000(7)             360                356                356             2.2500000000
825               II-2           N/A           $297,600.00           7.6250000000        7.2500000000                360                359                359             2.2500000000
826               II-2           N/A           $417,000.00           7.6250000000        7.2500000000                360                358                358             2.2500000000
827               II-2           83            $444,996.00           7.5000000000        7.2500000000(10)            360                359                359             2.2500000000
828               II-2           N/A            $75,000.00           7.6250000000        7.2500000000                360                359                359             2.2500000000
829               II-2           N/A           $626,950.00           7.7500000000        7.3300000000                360                359                359             2.2500000000
830               II-2           N/A           $201,354.45           7.7500000000        7.3300000000                360                356                356             2.2500000000
831               II-2           N/A           $937,200.00           7.7500000000        7.3300000000                360                359                359             2.2500000000
832               II-2           83            $563,591.79           7.6250000000        7.3750000000(10)            360                359                359             2.2500000000
833               II-2           83            $519,623.64           7.6250000000        7.3750000000(10)            360                359                359             2.2500000000
834               II-2           82          $1,511,200.00           7.6250000000        7.3750000000(9)             360                358                358             2.2500000000
835               II-2           83          $4,645,123.00           7.6250000000        7.3750000000(10)            360                359                359             2.2500000000
836               II-2           81          $2,068,500.00           7.6250000000        7.3750000000(8)             360                357                357             2.2500000000
837               II-2           N/A           $490,000.00           7.8750000000        7.4550000000                360                359                359             2.2500000000
838               II-2           N/A         $1,453,600.00           7.8750000000        7.4550000000                360                358                358             2.2500000000
839               II-2           82            $536,000.00           7.7500000000        7.5000000000(9)             360                358                358             2.2500000000
840               II-2           82          $6,819,952.64           7.7500000000        7.5000000000(9)             360                358                358             2.2500000000
841               II-2           82          $1,334,200.00           7.7500000000        7.5000000000(9)             360                358                358             2.2500000000
842               II-2           N/A         $3,078,000.00           7.8750000000        7.5000000000                360                358                358             2.2500000000
843               II-2           N/A           $143,900.00           8.0000000000        7.5800000000                360                357                357             2.2500000000
844               II-2           N/A           $243,550.00           8.0000000000        7.5800000000                360                359                359             2.2500000000
845               II-2           83            $455,686.18           7.8750000000        7.6250000000(10)            360                359                359             2.2500000000
846               II-2           83          $1,445,600.00           7.8750000000        7.6250000000(10)            360                359                359             2.2500000000
847               II-2           82            $460,000.00           7.8750000000        7.6250000000(9)             360                358                358             2.2500000000
848               II-2           79          $2,788,672.40           7.8750000000        7.6250000000(6)             360                355                355             2.2500000000
849               II-2           81          $1,090,841.35           7.8750000000        7.6250000000(8)             360                357                357             2.2500000000
850               II-2           N/A           $740,000.00           8.0000000000        7.6250000000                360                359                359             2.2500000000
851               II-2           N/A           $400,000.00           8.0000000000        7.6250000000                360                358                358             2.2500000000
852               II-2           82          $2,452,334.96           8.0000000000        7.7500000000(9)             360                358                358             2.2500000000
853               II-2           N/A           $160,000.00           8.1250000000        7.7500000000                360                358                358             2.2500000000
854               II-2           N/A           $120,000.00           8.1250000000        7.7500000000                360                357                357             2.2500000000
855               II-2           N/A           $146,820.94           8.2500000000        7.8300000000                360                355                355             2.2500000000
856               II-2           N/A           $573,250.00           8.2500000000        7.8300000000                360                359                359             2.2500000000
857               II-2           82            $579,238.63           8.1250000000        7.8750000000(9)             360                358                358             2.2500000000
858               II-2           82            $560,000.00           8.1250000000        7.8750000000(9)             360                358                358             2.2500000000
859               II-2           79            $514,918.00           8.1250000000        7.8750000000(6)             360                355                355             2.2500000000
860               II-2           N/A           $640,000.00           8.1250000000        7.8750000000                360                357                357             2.2500000000
861               II-2           N/A            $62,878.65           8.2500000000        7.8750000000                360                357                357             2.2500000000
862               II-2           N/A           $424,000.00           8.2500000000        7.8750000000                360                355                355             2.2500000000
863               II-2           N/A           $806,148.00           8.2500000000        7.8750000000                360                357                357             2.2500000000
864               II-2           N/A           $190,158.42           8.3750000000        7.9550000000                360                358                358             2.2500000000
865               II-2           N/A           $434,400.00           8.3750000000        7.9550000000                360                359                359             2.2500000000
866               II-2           82            $531,319.19           8.2500000000        8.0000000000(9)             360                358                358             2.2500000000
867               II-2           83            $799,960.00           8.2500000000        8.0000000000(10)            360                359                359             2.2500000000
868               II-2           83          $1,520,000.00           8.2500000000        8.0000000000(10)            360                359                359             2.2500000000
869               II-2           82          $9,280,350.00           8.2500000000        8.0000000000(9)             360                358                358             2.2500000000
870               II-2           N/A           $288,000.00           8.3750000000        8.0000000000                360                359                359             2.2500000000
871               II-2           N/A           $383,800.00           8.3750000000        8.0000000000                360                358                358             2.2500000000
872               II-2           N/A           $627,799.33           8.5000000000        8.0800000000                360                358                358             2.2500000000
873               II-2           N/A         $1,554,100.00           8.5000000000        8.0800000000                360                359                359             2.2500000000
874               II-2           N/A            $47,941.63           8.5000000000        8.1250000000                360                358                358             2.2500000000
875               II-2           N/A            $71,156.86           8.5000000000        8.1250000000                360                359                359             2.2500000000
876               II-2           N/A           $220,000.00           8.5000000000        8.1250000000                360                359                359             2.2500000000
877               II-2           N/A           $218,277.00           8.5000000000        8.1250000000                360                359                359             2.2500000000
878               II-2           N/A           $120,000.00           8.5000000000        8.1250000000                360                359                359             2.2500000000
879               II-2           N/A           $620,500.00           8.6250000000        8.2050000000                360                359                359             2.2500000000
880               II-2           N/A         $2,000,000.00           8.5000000000        8.2500000000                360                356                356             2.2500000000
881               II-2           N/A           $202,000.67           8.6250000000        8.2500000000                360                359                359             2.2500000000
882               II-2           N/A           $647,222.56           8.7500000000        8.3300000000                360                359                359             2.2500000000
883               II-2           N/A           $103,879.89           8.7500000000        8.3750000000                360                358                358             2.2500000000
884               II-2           N/A         $1,225,000.00           8.7500000000        8.3750000000                360                359                359             2.2500000000
885               II-2           N/A         $1,180,500.00           8.7500000000        8.3750000000                360                358                358             2.2500000000
886               II-2           N/A           $120,000.00           8.8750000000        8.4550000000                360                359                359             2.2500000000
887               II-2           N/A           $300,000.00           8.8750000000        8.4550000000                360                358                358             2.2500000000
888               II-2           N/A            $60,232.15           8.8750000000        8.5000000000                360                358                358             2.2500000000
889               II-2           N/A            $87,300.00           8.8750000000        8.5000000000                360                358                358             2.2500000000
890               II-2           N/A           $111,200.00           8.8750000000        8.5000000000                360                359                359             2.2500000000
891               II-2           N/A           $100,000.00           9.0000000000        8.5800000000                360                359                359             2.2500000000
892               II-3           N/A           $194,920.39           10.3750000000       10.0000000000               360                359                359             2.2500000000
893               II-3           N/A           $185,922.56           3.8750000000        3.6250000000                360                346                346             2.2500000000
894               II-3           N/A           $358,032.86           5.5000000000        5.2500000000                360                352                352             2.2500000000
895               II-3           N/A           $184,950.00           6.2500000000        5.3500000000                360                359                359             2.2500000000
896               II-3           N/A           $149,900.00           5.6250000000        5.3750000000                360                359                359             2.2500000000
897               II-3           N/A           $384,616.73           6.0000000000        5.5800000000                360                359                359             2.2500000000
898               II-3           N/A           $265,000.00           6.5000000000        5.6000000000                360                359                359             2.2500000000
899               II-3           N/A           $167,765.27           5.8750000000        5.6250000000                360                346                346             2.2500000000
900               II-3           N/A           $341,467.30           5.8750000000        5.6250000000                360                352                352             2.2500000000
901               II-3           N/A           $600,000.00           6.1250000000        5.7050000000                360                359                359             2.2500000000
902               II-3           N/A           $209,150.00           6.7500000000        5.7200000000                360                359                359             2.2500000000
903               II-3           N/A           $800,090.00           6.0000000000        5.7500000000                360                358                358             2.2500000000
904               II-3           N/A           $110,085.25           6.2500000000        5.8300000000                480                474                474             2.2500000000
905               II-3           N/A         $1,070,200.00           6.2500000000        5.8300000000                360                359                359             2.2500000000
906               II-3           N/A           $193,692.58           6.7500000000        5.8500000000                360                358                358             2.2500000000
907               II-3           N/A            $96,705.91           6.1250000000        5.8750000000                360                359                359             2.2500000000
908               II-3           N/A           $314,200.00           6.1250000000        5.8750000000                360                359                359             2.2500000000
909               II-3           N/A           $420,814.00           6.1250000000        5.8750000000                360                358                358             2.2500000000
910               II-3           N/A           $390,549.25           6.2500000000        5.8750000000                360                358                358             2.2500000000
911               II-3           N/A           $219,100.00           6.7500000000        5.9400000000                360                359                359             2.2500000000
912               II-3           N/A         $1,902,185.85           6.3750000000        5.9550000000                360                359                359             2.2500000000
913               II-3           N/A           $237,300.00           6.7500000000        5.9800000000                360                359                359             2.2500000000
914               II-3           N/A           $183,988.73           6.2500000000        6.0000000000                360                355                355             2.2500000000
915               II-3           N/A            $74,857.30           6.2500000000        6.0000000000                360                358                358             2.2500000000
916               II-3           N/A           $335,920.00           6.2500000000        6.0000000000                360                351                351             2.2500000000
917               II-3           N/A           $284,925.78           6.2500000000        6.0000000000                360                347                347             2.2500000000
918               II-3           N/A           $250,000.00           6.2500000000        6.0000000000                360                357                357             2.2500000000
919               II-3           N/A         $1,193,539.54           6.2705271792        6.0000000000                360                358                358             2.2910543584
920               II-3           N/A         $1,778,464.66           6.5000000000        6.0800000000                360                359                359             2.2500000000
921               II-3           N/A           $105,000.00           7.0000000000        6.1000000000                360                359                359             2.2500000000
922               II-3           N/A            $44,716.80           6.3750000000        6.1250000000                360                358                358             2.2500000000
923               II-3           N/A           $245,004.00           6.3750000000        6.1250000000                360                359                359             2.2500000000
924               II-3           N/A           $137,890.00           6.3750000000        6.1250000000                360                346                346             2.2500000000
925               II-3           N/A           $247,300.00           6.3750000000        6.1250000000                360                359                359             2.2500000000
926               II-3           N/A           $977,546.90           6.3750000000        6.1250000000                360                359                359             2.2500000000
927               II-3           N/A           $750,000.00           6.5000000000        6.1250000000                360                359                359             2.2500000000
928               II-3           N/A           $312,731.95           6.8750000000        6.1350000000                360                355                355             2.8750000000
929               II-3           N/A         $2,659,362.29           6.6250000000        6.2050000000                360                358                358             2.2500000000
930               II-3           N/A           $379,550.00           7.1250000000        6.2250000000                360                359                359             2.2500000000
931               II-3           N/A           $119,782.45           6.5000000000        6.2500000000                360                358                358             2.2500000000
932               II-3           N/A           $414,247.64           6.5000000000        6.2500000000                360                358                358             2.2500000000
933               II-3           N/A         $1,043,501.98           6.5000000000        6.2500000000                360                358                358             2.2500000000
934               II-3           N/A           $112,000.00           6.5000000000        6.2500000000                360                359                359             2.2500000000
935               II-3           N/A         $2,088,639.00           6.5276675385        6.2500000000                360                358                358             2.3053350771
936               II-3           N/A           $431,200.00           6.6250000000        6.2500000000                360                359                359             2.2500000000
937               II-3           N/A            $57,674.63           7.2500000000        6.2600000000                360                354                354             3.2500000000
938               II-3           N/A         $5,368,900.00           6.7500000000        6.3300000000                360                359                359             2.2500000000
939               II-3           N/A           $245,000.00           7.2500000000        6.3500000000                360                359                359             2.2500000000
940               II-3           N/A           $347,257.62           6.6250000000        6.3750000000                360                358                358             2.2500000000
941               II-3           N/A           $228,000.00           6.6250000000        6.3750000000                360                360                360             2.2500000000
942               II-3           N/A           $422,640.00           6.6250000000        6.3750000000                360                360                360             2.2500000000
943               II-3           N/A           $971,838.79           6.6865220800        6.3750000000                360                356                356             2.4913237771
944               II-3           N/A         $3,836,096.14           6.8750000000        6.4550000000                360                359                359             2.2500000000
945               II-3           N/A           $659,300.00           7.3750000000        6.4750000000                360                359                359             2.2500000000
946               II-3           N/A           $504,980.27           6.7500000000        6.5000000000                360                356                356             2.2500000000
947               II-3           N/A           $272,000.00           6.7500000000        6.5000000000                360                359                359             2.2500000000
948               II-3           N/A           $186,000.00           6.7500000000        6.5000000000                360                357                357             2.2500000000
949               II-3           N/A           $581,550.67           6.7500000000        6.5000000000                360                360                360             2.2500000000
950               II-3           N/A         $1,945,660.00           6.7615641993        6.5000000000                360                359                359             2.2731283986
951               II-3           N/A           $200,000.00           6.8750000000        6.5000000000                360                359                359             2.2500000000
952               II-3           N/A         $1,207,500.00           7.0000000000        6.5800000000                360                358                358             2.2500000000
953               II-3           N/A            $80,750.00           7.6250000000        6.5950000000                360                358                358             2.2500000000
954               II-3           N/A            $69,941.19           6.8750000000        6.6250000000                360                359                359             2.2500000000
955               II-3           N/A         $1,077,993.29           6.8750000000        6.6250000000                360                357                357             2.2500000000
956               II-3           N/A            $80,412.00           6.8750000000        6.6250000000                360                360                360             2.2500000000
957               II-3           N/A           $155,655.64           6.8750000000        6.6250000000                360                346                346             2.2500000000
958               II-3           N/A           $344,000.00           6.8750000000        6.6250000000                360                358                358             2.2500000000
959               II-3           N/A         $1,050,000.00           6.8880952381        6.6250000000                360                358                358             2.2761904762
960               II-3           N/A           $174,400.00           6.8750000000        6.6250000000                360                349                349             2.7500000000
961               II-3           N/A           $140,487.56           7.1250000000        6.7050000000                360                359                359             2.2500000000
962               II-3           N/A           $495,300.00           7.1250000000        6.7050000000                360                357                357             2.2500000000
963               II-3           N/A           $137,000.00           7.7500000000        6.7200000000                360                359                359             2.2500000000
964               II-3           N/A           $384,750.00           7.5000000000        6.7300000000                360                359                359             2.2500000000
965               II-3           N/A           $248,000.00           7.0000000000        6.7500000000                360                358                358             2.2500000000
966               II-3           N/A         $1,717,000.00           7.0000000000        6.7500000000                360                355                355             2.2500000000
967               II-3           N/A           $306,681.42           7.2500000000        6.8300000000                480                478                478             2.2500000000
968               II-3           N/A           $957,400.00           7.2500000000        6.8300000000                360                359                359             2.2500000000
969               II-3           N/A           $112,999.00           7.8750000000        6.8450000000                360                359                359             2.2500000000
970               II-3           N/A           $315,650.00           7.7500000000        6.8500000000                360                359                359             2.2500000000
971               II-3           N/A           $185,400.00           7.1250000000        6.8750000000                360                357                357             2.2500000000
972               II-3           N/A           $231,200.00           7.1250000000        6.8750000000                360                357                357             2.2500000000
973               II-3           N/A           $360,000.00           7.1250000000        6.8750000000                360                355                355             2.2500000000
974               II-3           N/A           $173,000.00           7.2500000000        6.8750000000                360                358                358             2.2500000000
975               II-3           N/A           $256,000.00           7.3750000000        6.9550000000                360                359                359             2.2500000000
976               II-3           N/A           $204,816.13           7.8750000000        6.9750000000                480                477                477             2.2500000000
977               II-3           N/A           $233,838.97           7.8750000000        6.9950000000                360                359                359             3.5000000000
978               II-3           N/A           $186,900.00           7.2500000000        7.0000000000                360                358                358             2.2500000000
979               II-3           N/A           $145,600.00           7.2500000000        7.0000000000                360                358                358             2.2500000000
980               II-3           N/A           $209,679.42           7.3750000000        7.0000000000                360                358                358             2.2500000000
981               II-3           N/A           $662,000.00           7.3750000000        7.0000000000                360                359                359             2.2500000000
982               II-3           N/A            $92,675.46           7.5000000000        7.0800000000                480                476                476             2.2500000000
983               II-3           N/A           $539,600.00           7.5000000000        7.0800000000                360                359                359             2.2500000000
984               II-3           N/A           $270,000.00           8.0000000000        7.1000000000                360                359                359             2.2500000000
985               II-3           N/A           $247,475.00           7.3750000000        7.1250000000                360                359                359             2.2500000000
986               II-3           N/A           $227,600.00           7.3750000000        7.1250000000                360                355                355             2.2500000000
987               II-3           N/A           $471,679.00           7.6250000000        7.2050000000                360                359                359             2.2500000000
988               II-3           N/A           $185,300.00           8.2500000000        7.2500000000                360                359                359             2.2500000000
989               II-3           N/A           $179,200.00           7.7500000000        7.5000000000                360                359                359             2.2500000000
990               II-3           N/A           $958,750.00           7.8750000000        7.5000000000                360                358                358             2.2500000000
991               II-3           N/A           $244,443.09           7.8750000000        7.6250000000                360                353                353             2.2500000000
992               II-3           N/A           $351,999.99           7.8750000000        7.6250000000                360                358                358             2.2500000000
993               II-3           N/A            $40,272.61           8.0000000000        7.7500000000                360                355                355             2.2500000000
994               II-3           N/A           $111,624.18           8.1250000000        7.8750000000                360                356                356             2.2500000000
995               II-3           N/A           $180,000.00           8.2500000000        7.8750000000                360                359                359             2.2500000000
996               II-3           N/A           $472,500.00           8.2500000000        8.0000000000                360                355                355             2.2500000000
997               II-3           N/A         $1,254,000.00           8.5000000000        8.1250000000                360                357                357             2.2500000000
998               II-3           N/A            $50,440.20           8.6250000000        8.2500000000                360                359                359             2.2500000000
999               II-3           N/A           $143,917.15           8.7500000000        8.3750000000                360                359                359             2.2500000000
1000              II-3           N/A           $159,920.00           8.7500000000        8.3750000000                360                358                358             2.2500000000
1001              II-3           N/A         $1,594,750.00           8.8750000000        8.5000000000                360                359                359             2.2500000000
1002              II-3           N/A           $648,000.00           9.0000000000        8.6250000000                360                358                358             2.2500000000

(1)   The servicing fee increases by 0.125% per annum in the 57th period.
(2)   The servicing fee increases by 0.125% per annum in the 58th period.
(3)   The servicing fee increases by 0.125% per annum in the 59th period.
(4)   The servicing fee increases by 0.125% per annum in the 60th period.
(5)   The servicing fee increases by 0.125% per annum in the 78th period.
(6)   The servicing fee increases by 0.125% per annum in the 79th period.
(7)   The servicing fee increases by 0.125% per annum in the 80th period.
(8)   The servicing fee increases by 0.125% per annum in the 81st period.
(9)   The servicing fee increases by 0.125% per annum in the 82nd period.
(10) The servicing fee increases by 0.125% per annum in the 83rd period.
(11) The servicing fee increases by 0.125% per annum in the 84th period.

                                                                                                                     First Rate      Rate/ Payment      Remaining IO
                                                                                                                     Adjustment     Change Frequency        Term
Loan Number       Initial Cap (%)          Periodic Cap (%)           Max Rate (%)            Min Rate(%)             (months)          (months)          (months)              Index
       1          5.000000000000          1.000000000000             15.6250000000           2.2500000000                59                6                N/A                 6M_LIB
       2          2.000000000000          2.000000000000             10.6250000000           2.7500000000                19                12               N/A                1YR_TRES
       3          5.000000000000          2.000000000000             9.8750000000            2.2500000000                60                12               120                1YR_LIB
       4          2.000000000000          2.000000000000             11.1250000000           2.2500000000                35                12               119                1YR_LIB
       5          5.000000000000          2.000000000000             10.0000000000           2.2500000000                60                12               120                1YR_LIB
       6          5.000000000000          2.000000000000             10.1250000000           2.2500000000                60                12                60                1YR_LIB
       7          5.000000000000          2.000000000000             10.2500000000           2.2500000000                60                12                60                1YR_LIB
       8          5.000000000000          2.000000000000             10.2500000000           2.2500000000                60                12               120                1YR_LIB
       9          5.000000000000          2.000000000000             10.3750000000           2.2500000000                59                12               119                1YR_LIB
       10         5.000000000000          2.000000000000             10.5000000000           2.2500000000                60                12               120                1YR_LIB
       11         5.000000000000          2.000000000000             10.5000000000           2.2500000000                60                12               120                1YR_LIB
       12         5.000000000000          2.000000000000             10.5000000000           2.2500000000                60                12               120                1YR_LIB
       13         2.000000000000          2.000000000000             11.7500000000           2.2500000000                31                12               N/A                1YR_LIB
       14         2.000000000000          2.000000000000             11.7500000000           2.2500000000                35                12               119                1YR_LIB
       15         5.000000000000          2.000000000000             10.6250000000           2.2500000000                60                12               120                1YR_LIB
       16         5.000000000000          2.000000000000             10.6250000000           2.2500000000                60                12               120                1YR_LIB
       17         5.000000000000          2.000000000000             10.6250000000           2.2500000000                60                12               120                1YR_LIB
       18         2.000000000000          2.000000000000             11.8750000000           2.2500000000                35                12               N/A                1YR_LIB
       19         6.000000000000          2.000000000000             11.8750000000           2.2500000000                35                12               119                1YR_LIB
       20         2.000000000000          2.000000000000             11.8750000000           2.2500000000                34                12                34                1YR_LIB
       21         2.000000000000          2.000000000000             12.0000000000           2.2500000000                35                12               N/A                1YR_LIB
       22         3.000000000000          2.000000000000             11.0000000000           2.2500000000                35                12               119                1YR_LIB
       23         2.000000000000          2.000000000000             12.3750000000           2.2500000000                34                12                34                1YR_LIB
       24         3.000000000000          1.000000000000             11.0000000000           2.2500000000                35                6                119                 6M_LIB
       25         2.395348837200          1.000000000000             11.6046511628           2.2500000000                34                6                118                 6M_LIB
       26         5.000000000000          2.000000000000             10.8750000000           2.2500000000                60                12               120                1YR_LIB
       27         6.000000000000          2.000000000000             11.8750000000           3.2500000000                60                12               120                1YR_LIB
       28         5.000000000000          2.000000000000             10.8750000000           2.2500000000                60                12               120                1YR_LIB
       29         5.000000000000          2.000000000000             10.8750000000           2.2500000000                60                12               120                1YR_LIB
       30         5.000000000000          2.000000000000             10.8750000000           2.2500000000                60                12                60                1YR_LIB
       31         99.00000000000          99.00000000000             13.0000000000           2.2500000000                35                6                 35                 6M_LIB
       32         2.000000000000          2.000000000000             12.5000000000           2.2500000000                34                12               N/A                1YR_LIB
       33         2.000000000000          2.000000000000             12.5000000000           2.2500000000                34                12                34                1YR_LIB
       34         2.000000000000          1.000000000000             12.1250000000           2.2500000000                35                6                N/A                 6M_LIB
       35         5.000000000000          2.000000000000             11.0000000000           2.2500000000                60                12               120                1YR_LIB
       36         5.000000000000          2.000000000000             11.0000000000           2.2500000000                60                12               120                1YR_LIB
       37         5.000000000000          2.000000000000             11.0000000000           2.2500000000                60                12               120                1YR_LIB
       38         5.000000000000          2.000000000000             11.0000000000           2.2500000000                60                12               120                1YR_LIB
       39         5.000000000000          2.000000000000             11.0000000000           2.2500000000                59                12                59                1YR_LIB
       40         2.000000000000          2.000000000000             13.1400000000           5.2500000000                14                6                 50                 6M_LIB
       41         99.00000000000          99.00000000000             13.0000000000           2.2500000000                35                6                 35                 6M_LIB
       42         3.000000000000          1.000000000000             12.2400000000           5.2400000000                13                6                N/A                 6M_LIB
       43         2.000000000000          2.000000000000             12.6250000000           2.2500000000                34                12               N/A                1YR_LIB
       44         6.000000000000          2.000000000000             11.2500000000           2.2500000000                35                12               119                1YR_LIB
       45         2.000000000000          1.000000000000             12.2500000000           2.2500000000                35                6                119                 6M_LIB
       46         5.000000000000          2.000000000000             11.1250000000           2.2500000000                60                12               N/A                1YR_LIB
       47         5.000000000000          2.000000000000             11.1250000000           2.2500000000                60                12               N/A                1YR_LIB
       48         5.000000000000          2.000000000000             11.1250000000           2.2500000000                60                12               120                1YR_LIB
       49         5.000000000000          2.000000000000             11.1250000000           2.2500000000                60                12               120                1YR_LIB
       50         5.000000000000          2.000000000000             11.1250000000           2.2500000000                60                12               120                1YR_LIB
       51         5.000000000000          2.000000000000             11.1250000000           2.2500000000                58                12                58                1YR_LIB
       52         3.000000000000          1.000000000000             11.3750000000           2.5000000000                9                 6                105                 6M_LIB
       53         2.000000000000          2.000000000000             12.2500000000           2.7500000000                31                12                31                1YR_TRES
       54         5.000000000000          2.000000000000             11.2500000000           2.2500000000                60                12               120                1YR_LIB
       55         5.000000000000          2.000000000000             11.2500000000           2.2500000000                60                12                60                1YR_LIB
       56         5.000000000000          2.000000000000             11.2500000000           2.2500000000                60                12               120                1YR_LIB
       57         5.000000000000          2.000000000000             11.2500000000           2.2500000000                59                12               119                1YR_LIB
       58         5.000000000000          2.000000000000             11.2500000000           2.2500000000                60                12                60                1YR_LIB
       59         2.000000000000          2.000000000000             12.5000000000           2.2500000000                35                12               N/A                1YR_LIB
       60         2.000000000000          99.00000000000             12.5000000000           2.2500000000                34                12               118                1YR_LIB
       61         2.000000000000          2.000000000000             12.5000000000           2.2500000000                32                12                32                1YR_LIB
       62         99.00000000000          99.00000000000             13.0000000000           2.2500000000                35                6                 35                 6M_LIB
       63         2.000000000000          2.000000000000             12.8750000000           2.2500000000                34                12               N/A                1YR_LIB
       64         2.000000000000          2.000000000000             12.8750000000           2.2500000000                34                12                34                1YR_LIB
       65         2.000000000000          1.000000000000             12.5000000000           2.2500000000                35                6                119                 6M_LIB
       66         5.000000000000          2.000000000000             11.3750000000           2.3411684774                59                12               N/A                1YR_LIB
       67         5.000000000000          2.000000000000             11.3750000000           2.2500000000                60                12               120                1YR_LIB
       68         5.169177585100          2.000000000000             11.5441775851           2.2982159838                59                12               119                1YR_LIB
       69         5.000000000000          2.000000000000             11.3750000000           2.2500000000                59                12                59                1YR_LIB
       70         2.000000000000          99.00000000000             12.6250000000           2.2500000000                35                12               119                1YR_LIB
       71         2.000000000000          2.000000000000             12.6250000000           2.2500000000                34                12                34                1YR_LIB
       72         6.375000000000          2.000000000000             13.0000000000           2.2500000000                27                6                111                 6M_LIB
       73         5.000000000000          2.000000000000             11.7500000000           2.7500000000                60                12               120                1YR_LIB
       74         2.000000000000          2.000000000000             13.0000000000           2.2500000000                34                12                34                1YR_LIB
       75         2.000000000000          1.000000000000             12.6250000000           2.2500000000                34                6                118                 6M_LIB
       76         5.000000000000          2.000000000000             11.5000000000           2.2500000000                60                12               120                1YR_LIB
       77         5.000000000000          2.000000000000             11.5000000000           2.2500000000                60                12               120                1YR_LIB
       78         5.000000000000          2.000000000000             11.5000000000           2.2500000000                60                12                60                1YR_LIB
       79         5.000000000000          2.000000000000             11.5000000000           2.2500000000                60                12               120                1YR_LIB
       80         5.000000000000          2.000000000000             11.5000000000           2.2500000000                60                12               120                1YR_LIB
       81         5.000000000000          2.000000000000             11.5000000000           2.2500000000                59                12                59                1YR_LIB
       82         2.000000000000          2.000000000000             12.7500000000           2.2500000000                35                12               N/A                1YR_LIB
       83         2.000000000000          2.000000000000             12.7500000000           2.2500000000                35                12               119                1YR_LIB
       84         5.000000000000          2.000000000000             11.6250000000           2.2500000000                57                12               N/A                1YR_LIB
       85         5.000000000000          2.000000000000             11.6250000000           2.2500000000                60                12               N/A                1YR_LIB
       86         5.000000000000          2.000000000000             11.6250000000           2.2500000000                60                12               120                1YR_LIB
       87         5.000000000000          2.000000000000             11.6250000000           2.2500000000                60                12                60                1YR_LIB
       88         6.000000000000          2.000000000000             12.6250000000           2.2500000000                59                12               119                1YR_LIB
       89         5.000000000000          2.000000000000             11.6250000000           2.2500000000                60                12               120                1YR_LIB
       90         5.150272680600          2.000000000000             11.7752726806           2.2500000000                60                12               120                1YR_LIB
       91         4.429706203500          2.000000000000             11.8150979322           2.2500000000                59                12                59                1YR_LIB
       92         2.000000000000          2.000000000000             12.8750000000           2.2500000000                35                12               N/A                1YR_LIB
       93         2.000000000000          2.000000000000             12.8750000000           2.2500000000                35                12               119                1YR_LIB
       94         99.00000000000          99.00000000000             13.0000000000           2.2500000000                27                6                111                 6M_LIB
       95         6.125000000000          2.000000000000             13.0000000000           2.2500000000                27                6                111                 6M_LIB
       96         99.00000000000          99.00000000000             13.0000000000           2.2500000000                34                6                 34                 6M_LIB
       97         2.000000000000          2.000000000000             13.1465390730           2.2500000000                34                12                34                1YR_LIB
       98         6.000000000000          2.000000000000             12.8750000000           3.5000000000                26                6                110                 6M_LIB
       99         5.000000000000          2.000000000000             11.7500000000           2.2500000000                60                12               120                1YR_LIB
      100         5.000000000000          2.000000000000             11.7500000000           2.2500000000                57                12               117                1YR_LIB
      101         5.000000000000          2.000000000000             11.7500000000           2.2500000000                60                12               120                1YR_LIB
      102         5.000000000000          2.000000000000             11.7500000000           2.2500000000                60                12                60                1YR_LIB
      103         5.000000000000          2.000000000000             11.7500000000           2.2500000000                60                12               120                1YR_LIB
      104         5.000000000000          2.000000000000             11.7500000000           2.2500000000                60                12                60                1YR_LIB
      105         5.000000000000          1.958342782100             11.7500000000           2.2751966638                60                12               120                1YR_LIB
      106         5.253332467700          2.000000000000             12.0033324677           2.2500000000                59                12                59                1YR_LIB
      107         2.000000000000          2.000000000000             13.0000000000           2.2500000000                35                12               N/A                1YR_LIB
      108         2.000000000000          2.000000000000             13.0000000000           2.2500000000                33                12                33                1YR_LIB
      109         6.000000000000          99.00000000000             13.0000000000           2.2500000000                35                6                119                 6M_LIB
      110         99.00000000000          99.00000000000             13.0000000000           2.2500000000                35                6                 35                 6M_LIB
      111         5.000000000000          2.000000000000             13.5000000000           2.2500000000                59                12                59                1YR_LIB
      112         2.000000000000          2.000000000000             13.3750000000           2.2500000000                34                12                34                1YR_LIB
      113         2.000000000000          1.000000000000             13.0000000000           2.2500000000                34                6                118                 6M_LIB
      114         6.000000000000          2.000000000000             12.8750000000           2.2500000000                60                12               N/A                1YR_LIB
      115         5.000000000000          2.000000000000             11.8750000000           2.2500000000                59                12               N/A                1YR_LIB
      116         5.100635842100          2.000000000000             11.9756358421           2.2500000000                60                12               120                1YR_LIB
      117         6.000000000000          2.000000000000             12.8750000000           2.2500000000                58                12               118                1YR_LIB
      118         5.539473684200          2.000000000000             12.4144736842           2.2500000000                60                12                60                1YR_LIB
      119         5.136970733500          2.000000000000             12.0119707335           2.2500000000                60                12               120                1YR_LIB
      120         5.000000000000          2.000000000000             11.8750000000           2.2500000000                59                12                59                1YR_LIB
      121         5.000000000000          2.000000000000             11.8750000000           2.2500000000                60                12               120                1YR_LIB
      122         5.238614061000          2.000000000000             12.1136140610           2.2598336461                60                12               120                1YR_LIB
      123         5.092645145400          2.000000000000             11.9676451454           2.2500000000                59                12                59                1YR_LIB
      124         6.000000000000          2.000000000000             13.1250000000           2.2500000000                1                 1                119                 1M_LIB
      125         2.000000000000          2.000000000000             13.1250000000           2.2500000000                33                12               N/A                1YR_LIB
      126         6.000000000000          2.000000000000             13.6250000000           2.2500000000                59                6                119                 6M_LIB
      127         2.000000000000          2.000000000000             13.5000000000           2.2500000000                34                12                34                1YR_LIB
      128         2.000000000000          1.000000000000             13.1250000000           2.2500000000                35                6                119                 6M_LIB
      129         5.000000000000          2.000000000000             12.0000000000           2.2500000000                60                12               N/A                1YR_LIB
      130         5.000000000000          2.000000000000             12.0000000000           2.2500000000                59                12               N/A                1YR_LIB
      131         5.000000000000          2.000000000000             12.0000000000           2.2500000000                60                12               120                1YR_LIB
      132         5.000000000000          2.000000000000             12.0000000000           2.2500000000                60                12                60                1YR_LIB
      133         5.000000000000          2.000000000000             12.0000000000           2.2500000000                57                12                57                1YR_LIB
      134         6.000000000000          2.000000000000             13.0000000000           4.0000000000                60                12               120                1YR_LIB
      135         5.636341581800          2.000000000000             12.6363415818           2.3470402717                59                12               119                1YR_LIB
      136         5.000000000000          2.000000000000             12.0000000000           2.2500000000                57                12               117                1YR_LIB
      137         5.136326396900          2.000000000000             12.1363263969           2.2500000000                60                12               120                1YR_LIB
      138         5.342589652100          2.000000000000             12.3425896521           2.2500000000                59                12                59                1YR_LIB
      139         2.000000000000          2.000000000000             13.2500000000           2.2500000000                35                12               N/A                1YR_LIB
      140         2.000000000000          2.000000000000             13.2500000000           2.2500000000                34                12                34                1YR_LIB
      141         6.000000000000          99.00000000000             13.2500000000           2.2500000000                35                6                119                 6M_LIB
      142         99.00000000000          99.00000000000             13.2500000000           2.2500000000                35                6                 35                 6M_LIB
      143         2.000000000000          2.000000000000             13.2500000000           4.0000000000                3                 12                51                1YR_LIB
      144         5.000000000000          1.000000000000             12.2500000000           2.2500000000                35                6                N/A                 6M_LIB
      145         5.000000000000          2.000000000000             12.1250000000           2.2500000000                60                12               120                1YR_LIB
      146         5.000000000000          2.000000000000             12.1250000000           2.2500000000                60                12               120                1YR_LIB
      147         5.000000000000          2.000000000000             12.1250000000           2.2500000000                60                12               120                1YR_LIB
      148         5.314140234100          1.933502726800             12.4391402341           2.2500000000                60                12               120                1YR_LIB
      149         5.599574769700          2.000000000000             12.7245747697           2.2500000000                59                12                59                1YR_LIB
      150         2.000000000000          2.000000000000             13.3750000000           2.2500000000                35                12               N/A                1YR_LIB
      151         2.000000000000          2.000000000000             14.3500000000           5.2500000000                14                6                 50                 6M_LIB
      152         2.000000000000          2.000000000000             13.7500000000           2.2500000000                34                12                34                1YR_LIB
      153         2.000000000000          1.000000000000             13.3750000000           2.2500000000                35                6                119                 6M_LIB
      154         5.000000000000          2.000000000000             12.2500000000           2.2500000000                60                12               120                1YR_LIB
      155         5.214057508000          2.000000000000             12.4640575080           2.2500000000                59                12               119                1YR_LIB
      156         5.580130529400          2.000000000000             12.8301305294           2.2500000000                58                12                58                1YR_LIB
      157         5.343643666100          2.000000000000             12.5936436661           2.2500000000                60                12               120                1YR_LIB
      158         5.092970694800          1.895467528800             12.3429706948           2.2500000000                60                12               120                1YR_LIB
      159         5.321569718000          2.000000000000             12.5715697180           2.2500000000                59                12                59                1YR_LIB
      160         2.000000000000          2.000000000000             13.5000000000           2.2500000000                35                12               N/A                1YR_LIB
      161         3.193382352900          2.000000000000             13.5000000000           2.2500000000                44                12               119                1YR_LIB
      162         6.000000000000          99.00000000000             13.5000000000           2.2500000000                35                6                119                 6M_LIB
      163         99.00000000000          99.00000000000             13.5000000000           2.2500000000                35                6                 35                 6M_LIB
      164         5.000000000000          2.000000000000             13.5000000000           2.2500000000                58                12               118                1YR_LIB
      165         5.000000000000          2.000000000000             13.5000000000           2.2500000000                59                12                59                1YR_LIB
      166         99.00000000000          99.00000000000             13.5000000000           2.2500000000                57                6                117                 6M_LIB
      167         6.000000000000          2.000000000000             13.5000000000           2.2500000000                59                6                 59                 6M_LIB
      168         5.000000000000          2.000000000000             14.1250000000           2.2500000000                59                12                59                1YR_LIB
      169         2.000000000000          2.000000000000             13.8750000000           2.2500000000                33                12               N/A                1YR_LIB
      170         5.000000000000          2.000000000000             12.3750000000           2.2500000000                59                12               N/A                1YR_LIB
      171         5.000000000000          2.000000000000             12.3750000000           2.2500000000                59                12               N/A                1YR_LIB
      172         5.000000000000          2.000000000000             12.3750000000           2.2500000000                60                12               N/A                1YR_LIB
      173         5.000000000000          2.000000000000             12.3750000000           2.2500000000                60                12               120                1YR_LIB
      174         5.313830299300          2.000000000000             12.6888302993           2.2500000000                60                12               120                1YR_LIB
      175         5.000000000000          1.000000000000             12.5000000000           2.7500000000                59                12               119                1YR_LIB
      176         5.000000000000          2.000000000000             12.3750000000           2.2500000000                60                12               120                1YR_LIB
      177         5.307185874000          2.000000000000             12.6821858740           2.2500000000                59                12               119                1YR_LIB
      178         5.000000000000          2.000000000000             12.3750000000           2.2500000000                58                12               118                1YR_LIB
      179         5.000000000000          2.000000000000             12.4323854525           2.2500000000                59                12                59                1YR_LIB
      180         5.000000000000          2.000000000000             12.3750000000           2.2500000000                59                12                59                1YR_LIB
      181         5.000000000000          1.000000000000             12.5000000000           2.2500000000                59                6                N/A                 6M_LIB
      182         5.000000000000          1.000000000000             12.5000000000           2.2500000000                59                6                N/A                 6M_LIB
      183         5.745592196300          1.745592196300             13.2455921963           3.9669350366                59                6                N/A                 6M_LIB
      184         6.000000000000          2.000000000000             13.5000000000           2.2500000000                59                6                119                 6M_LIB
      185         5.000000000000          1.000000000000             12.5000000000           2.2500000000                58                6                 58                 6M_LIB
      186         5.060385230100          1.060385230100             12.5603852301           2.2627868231                59                6                119                 6M_LIB
      187         5.000000000000          1.000000000000             12.5000000000           2.2500000000                59                6                 59                 6M_LIB
      188         5.000000000000          1.000000000000             12.5000000000           2.2500000000                59                6                119                 6M_LIB
      189         5.000000000000          1.000000000000             12.5000000000           2.2500000000                59                6                 59                 6M_LIB
      190         2.000000000000          2.000000000000             13.6250000000           2.2500000000                35                12               N/A                1YR_LIB
      191         5.000000000000          2.000000000000             13.6250000000           2.2500000000                59                12               119                1YR_LIB
      192         5.000000000000          2.000000000000             13.6250000000           2.2500000000                58                12                58                1YR_LIB
      193         6.000000000000          2.000000000000             13.6250000000           2.2500000000                59                6                 59                 6M_LIB
      194         5.000000000000          2.000000000000             14.1250000000           2.2500000000                59                12                59                1YR_LIB
      195         2.000000000000          1.000000000000             13.6250000000           2.2500000000                35                6                119                 6M_LIB
      196         6.000000000000          2.000000000000             13.5000000000           2.7500000000                7                 12               N/A                1YR_TRES
      197         5.000000000000          1.000000000000             12.6250000000           2.2500000000                59                12               N/A                1YR_LIB
      198         5.000000000000          2.000000000000             12.5718403122           2.2500000000                59                12               N/A                1YR_LIB
      199         5.000000000000          2.000000000000             12.5000000000           2.2500000000                60                12                60                1YR_LIB
      200         6.000000000000          2.000000000000             13.5000000000           2.2500000000                59                12               119                1YR_LIB
      201         5.000000000000          2.000000000000             12.5000000000           2.2500000000                60                12               120                1YR_LIB
      202         5.000000000000          2.000000000000             12.6250000000           2.2500000000                59                12               119                1YR_LIB
      203         5.216968011100          1.886995827500             12.7169680111           2.2500000000                60                12               120                1YR_LIB
      204         5.000000000000          2.000000000000             12.6326049506           2.2500000000                58                12                58                1YR_LIB
      205         5.549549549500          2.000000000000             13.0495495495           2.0923423423                59                12                59                1YR_LIB
      206         5.000000000000          1.000000000000             12.6250000000           2.2500000000                60                6                N/A                 6M_LIB
      207         5.000000000000          1.000000000000             12.6250000000           2.2500000000                58                6                N/A                 6M_LIB
      208         5.000000000000          1.000000000000             12.6250000000           2.2500000000                56                6                N/A                 6M_LIB
      209         5.000000000000          1.000000000000             12.6250000000           2.2500000000                59                6                N/A                 6M_LIB
      210         3.000000000000          1.000000000000             13.6250000000           3.5000000000                51                6                111                 6M_LIB
      211         5.000000000000          1.000000000000             12.6250000000           2.2500000000                59                6                119                 6M_LIB
      212         5.145971029600          1.145971029600             12.7709710296           2.2500000000                59                6                119                 6M_LIB
      213         5.000000000000          1.000000000000             12.6250000000           2.2500000000                59                6                 59                 6M_LIB
      214         5.101459352500          1.101459352500             12.7264593525           2.2500000000                59                6                119                 6M_LIB
      215         5.000000000000          2.000000000000             13.8750000000           2.2500000000                57                12               117                1YR_LIB
      216         5.000000000000          1.000000000000             12.6300000000           2.2500000000                58                6                118                 6M_LIB
      217         99.00000000000          99.00000000000             13.7500000000           2.2500000000                35                6                 35                 6M_LIB
      218         5.000000000000          2.000000000000             13.7500000000           2.2500000000                59                12               119                1YR_LIB
      219         5.000000000000          2.000000000000             13.7500000000           2.2500000000                59                12                59                1YR_LIB
      220         6.000000000000          2.000000000000             13.7500000000           2.2500000000                59                6                 59                 6M_LIB
      221         2.000000000000          1.000000000000             13.7500000000           2.2500000000                35                6                119                 6M_LIB
      222         2.000000000000          1.000000000000             13.7500000000           2.2500000000                34                6                118                 6M_LIB
      223         6.000000000000          2.000000000000             13.6250000000           2.7500000000                8                 12               N/A                1YR_TRES
      224         5.000000000000          2.000000000000             12.7248837084           2.2500000000                58                12               N/A                1YR_LIB
      225         6.000000000000          2.000000000000             13.6250000000           2.2500000000                59                12               119                1YR_LIB
      226         5.238516741900          1.842099251900             12.8635167419           2.2500000000                59                12               119                1YR_LIB
      227         5.000000000000          2.000000000000             12.6639469025           2.2500000000                59                12                59                1YR_LIB
      228         5.000000000000          2.000000000000             12.6250000000           2.2500000000                59                12                59                1YR_LIB
      229         5.000000000000          1.000000000000             12.7500000000           2.2500000000                59                6                N/A                 6M_LIB
      230         6.000000000000          2.000000000000             13.7500000000           2.2500000000                59                6                N/A                 6M_LIB
      231         6.000000000000          2.000000000000             13.7500000000           2.2500000000                58                6                N/A                 6M_LIB
      232         5.382654485200          1.382654485200             13.1326544852           2.2500000000                59                6                N/A                 6M_LIB
      233         5.000000000000          1.000000000000             12.7500000000           2.2500000000                59                6                119                 6M_LIB
      234         5.126455906800          1.126455906800             12.8764559068           2.2500000000                59                6                119                 6M_LIB
      235         5.405187064400          1.405187064400             13.1551870644           2.3061562523                59                6                119                 6M_LIB
      236         5.000000000000          1.000000000000             12.7500000000           2.2500000000                59                6                 59                 6M_LIB
      237         5.000000000000          1.000000000000             12.7500000000           2.2500000000                59                6                119                 6M_LIB
      238         5.000000000000          1.000000000000             12.7500000000           2.2500000000                59                6                 59                 6M_LIB
      239         5.019285330600          1.081619376400             12.7692853306           2.2500000000                59                6                119                 6M_LIB
      240         99.00000000000          99.00000000000             13.8750000000           2.2500000000                34                6                 34                 6M_LIB
      241         5.000000000000          2.000000000000             13.8750000000           2.2500000000                59                12                59                1YR_LIB
      242         6.000000000000          2.000000000000             13.8750000000           2.2500000000                59                6                N/A                 6M_LIB
      243         6.000000000000          2.000000000000             13.8750000000           2.2500000000                57                6                 57                 6M_LIB
      244         6.000000000000          2.000000000000             12.0789193041           2.7500000000                9                 12               N/A                1YR_TRES
      245         5.000000000000          2.000000000000             12.7500000000           2.2500000000                59                12               N/A                1YR_LIB
      246         5.000000000000          2.000000000000             12.8750000000           2.2500000000                58                12               118                1YR_LIB
      247         5.000000000000          2.000000000000             12.7500000000           2.2500000000                59                12               119                1YR_LIB
      248         5.000000000000          2.000000000000             12.7500000000           2.2500000000                59                12                59                1YR_LIB
      249         5.000000000000          2.000000000000             12.7500000000           2.2500000000                59                12                59                1YR_LIB
      250         5.669923698000          1.669923698000             13.5449236980           2.3164016950                59                6                N/A                 6M_LIB
      251         5.000000000000          1.000000000000             12.8750000000           2.2500000000                60                6                N/A                 6M_LIB
      252         5.000000000000          1.000000000000             12.8750000000           2.2500000000                59                6                119                 6M_LIB
      253         5.286561793200          1.286561793200             13.1615617932           2.3614094408                59                6                119                 6M_LIB
      254         5.016916236300          1.016916236300             12.8919162363           2.2500000000                59                6                119                 6M_LIB
      255         5.000000000000          1.000000000000             12.8750000000           2.2500000000                59                6                 59                 6M_LIB
      256         5.000000000000          1.000000000000             12.8750000000           2.2500000000                58                6                 58                 6M_LIB
      257         5.615763546800          1.615763546800             13.4907635468           2.2500000000                58                6                118                 6M_LIB
      258         5.000000000000          1.000000000000             12.8750000000           2.2500000000                57                6                 57                 6M_LIB
      259         5.000000000000          1.000000000000             12.8750000000           2.2500000000                59                6                119                 6M_LIB
      260         5.000000000000          1.000000000000             12.8750000000           2.2500000000                58                6                 58                 6M_LIB
      261         99.00000000000          99.00000000000             14.0000000000           2.2500000000                35                6                 35                 6M_LIB
      262         6.000000000000          2.000000000000             14.0000000000           2.2500000000                57                6                117                 6M_LIB
      263         6.000000000000          2.000000000000             14.0000000000           2.2500000000                59                6                 59                 6M_LIB
      264         5.000000000000          1.000000000000             12.9990000000           2.2500000000                59                6                119                 6M_LIB
      265         3.000000000000          1.000000000000             14.0000000000           3.2500000000                15                6                N/A                 6M_LIB
      266         3.392539465200          1.000000000000             13.0000000000           2.3750000000                23                6                119                 6M_LIB
      267         5.000000000000          2.000000000000             12.8750000000           2.2500000000                58                12               N/A                1YR_LIB
      268         5.000000000000          2.000000000000             12.8750000000           2.2500000000                60                12               120                1YR_LIB
      269         5.000000000000          2.000000000000             13.0000000000           2.2500000000                59                12               119                1YR_LIB
      270         5.148660607900          2.000000000000             13.0236606079           2.3243303039                59                12               119                1YR_LIB
      271         5.000000000000          2.000000000000             12.8750000000           2.2500000000                58                12                58                1YR_LIB
      272         5.000000000000          2.000000000000             12.8750000000           2.2500000000                59                12                59                1YR_LIB
      273         5.000000000000          1.000000000000             13.0000000000           2.2500000000                59                6                N/A                 6M_LIB
      274         5.719592141500          1.719592141500             13.7195921415           2.2500000000                59                6                N/A                 6M_LIB
      275         5.000000000000          1.000000000000             13.0000000000           2.2500000000                59                6                N/A                 6M_LIB
      276         5.000000000000          1.000000000000             12.9628160838           2.2500000000                59                6                N/A                 6M_LIB
      277         5.000000000000          1.000000000000             13.0000000000           2.2500000000                59                6                119                 6M_LIB
      278         5.074819149900          1.074819149900             13.0748191499           2.2874095749                59                6                119                 6M_LIB
      279         5.000000000000          1.000000000000             13.0000000000           2.2500000000                59                6                 59                 6M_LIB
      280         5.027350993100          1.027350993100             13.0273509931           2.2500000000                59                6                119                 6M_LIB
      281         5.000000000000          1.000000000000             13.0000000000           2.2500000000                59                6                119                 6M_LIB
      282         6.000000000000          2.000000000000             14.0000000000           2.2500000000                59                6                119                 6M_LIB
      283         5.000000000000          1.036189610500             13.0361896105           2.2500000000                59                6                119                 6M_LIB
      284         5.000000000000          1.000000000000             13.0000000000           2.2500000000                58                6                 58                 6M_LIB
      285         6.000000000000          2.000000000000             14.1250000000           2.2500000000                59                6                 59                 6M_LIB
      286         2.000000000000          2.000000000000             13.1250000000           2.2500000000                34                12                34                1YR_LIB
      287         2.000000000000          2.000000000000             14.1250000000           5.0000000000                35                6                 59                 6M_LIB
      288         5.000000000000          2.000000000000             13.0000000000           2.2500000000                59                12               N/A                1YR_LIB
      289         5.000000000000          2.000000000000             13.0000000000           2.2500000000                60                12               120                1YR_LIB
      290         5.000000000000          2.000000000000             13.1250000000           2.2500000000                59                12               119                1YR_LIB
      291         5.282767597900          2.000000000000             13.2827675979           2.2500000000                60                12               120                1YR_LIB
      292         5.000000000000          2.000000000000             13.0000000000           2.2500000000                58                12                58                1YR_LIB
      293         5.000000000000          1.000000000000             13.1250000000           2.2500000000                59                6                N/A                 6M_LIB
      294         5.000000000000          1.000000000000             13.1250000000           2.2500000000                59                6                N/A                 6M_LIB
      295         5.000000000000          1.000000000000             13.1250000000           2.2500000000                59                6                N/A                 6M_LIB
      296         5.811135686300          1.811135686300             13.9361356863           2.2500000000                58                6                N/A                 6M_LIB
      297         5.000000000000          1.000000000000             13.1250000000           2.2500000000                59                6                119                 6M_LIB
      298         5.000000000000          1.000000000000             13.1250000000           2.2500000000                59                6                119                 6M_LIB
      299         6.000000000000          2.000000000000             14.1250000000           2.2500000000                58                6                118                 6M_LIB
      300         5.034514637900          1.034514637900             13.1595146379           2.2500000000                59                6                119                 6M_LIB
      301         5.000000000000          1.000000000000             13.1250000000           2.2500000000                59                6                119                 6M_LIB
      302         5.000000000000          1.000000000000             13.1250000000           2.2500000000                51                6                111                 6M_LIB
      303         5.119527196700          1.119527196700             13.2445271967           2.3097635983                58                6                118                 6M_LIB
      304         99.00000000000          99.00000000000             14.2500000000           2.2500000000                35                6                119                 6M_LIB
      305         6.000000000000          2.000000000000             14.2500000000           2.2500000000                59                6                 59                 6M_LIB
      306         5.000000000000          2.000000000000             13.1250000000           2.2500000000                59                12               119                1YR_LIB
      307         5.000000000000          2.000000000000             13.1250000000           2.2500000000                60                12               120                1YR_LIB
      308         5.000000000000          2.000000000000             13.1250000000           2.2500000000                58                12                58                1YR_LIB
      309         5.000000000000          2.000000000000             13.1250000000           2.2500000000                59                12                59                1YR_LIB
      310         5.000000000000          1.000000000000             13.2500000000           2.2500000000                59                6                N/A                 6M_LIB
      311         5.000000000000          1.000000000000             13.2500000000           2.2500000000                58                6                N/A                 6M_LIB
      312         5.000000000000          1.000000000000             13.2500000000           2.2500000000                58                6                118                 6M_LIB
      313         3.000000000000          1.000000000000             14.2500000000           2.2500000000                59                6                 59                 6M_LIB
      314         5.000000000000          1.000000000000             13.2500000000           2.2500000000                59                6                119                 6M_LIB
      315         5.000000000000          1.000000000000             13.2500000000           2.2500000000                58                6                 58                 6M_LIB
      316         5.000000000000          1.000000000000             13.2500000000           2.2500000000                59                6                119                 6M_LIB
      317         5.000000000000          1.000000000000             13.2500000000           2.2500000000                59                6                119                 6M_LIB
      318         5.000000000000          1.000000000000             13.2500000000           2.2500000000                59                6                119                 6M_LIB
      319         5.000000000000          1.000000000000             13.2500000000           2.2500000000                58                6                 58                 6M_LIB
      320         99.00000000000          99.00000000000             14.3750000000           2.2500000000                35                6                 35                 6M_LIB
      321         6.000000000000          2.000000000000             14.3750000000           2.2500000000                59                6                 59                 6M_LIB
      322         2.000000000000          1.000000000000             14.3500000000           4.9900000000                21                6                N/A                 6M_LIB
      323         3.000000000000          1.000000000000             13.3750000000           2.3750000000                23                6                119                 6M_LIB
      324         2.000000000000          1.000000000000             14.3750000000           2.2500000000                34                6                118                 6M_LIB
      325         5.000000000000          1.000000000000             13.3750000000           2.2500000000                59                6                N/A                 6M_LIB
      326         5.000000000000          1.000000000000             13.3750000000           2.2500000000                59                6                N/A                 6M_LIB
      327         5.166092194200          1.166092194200             13.5410921942           2.2500000000                59                6                N/A                 6M_LIB
      328         5.201697819100          1.201697819100             13.5766978191           2.2500000000                59                6                N/A                 6M_LIB
      329         5.000000000000          1.000000000000             13.3750000000           2.2500000000                59                6                119                 6M_LIB
      330         5.000000000000          1.000000000000             13.3750000000           2.2500000000                59                6                119                 6M_LIB
      331         5.000000000000          1.000000000000             13.3750000000           2.2500000000                59                6                 59                 6M_LIB
      332         5.000000000000          1.000000000000             13.3750000000           2.2500000000                59                6                119                 6M_LIB
      333         5.000000000000          1.000000000000             13.3750000000           2.2500000000                59                6                 59                 6M_LIB
      334         5.000000000000          1.000000000000             13.3750000000           2.2500000000                59                6                119                 6M_LIB
      335         5.000000000000          1.000000000000             13.3750000000           2.2500000000                59                6                 59                 6M_LIB
      336         5.000000000000          1.000000000000             13.3750000000           2.2500000000                59                6                119                 6M_LIB
      337         4.964629087000          1.015714862600             13.3907148626           2.3145307136                59                6                119                 6M_LIB
      338         5.000000000000          1.000000000000             13.3750000000           2.2500000000                59                6                 59                 6M_LIB
      339         99.00000000000          99.00000000000             14.5000000000           2.2500000000                35                6                 35                 6M_LIB
      340         6.000000000000          2.000000000000             14.5000000000           2.2500000000                59                6                 59                 6M_LIB
      341         5.000000000000          1.000000000000             13.5000000000           2.2500000000                23                6                N/A                 6M_LIB
      342         5.000000000000          2.000000000000             13.5000000000           2.2500000000                59                12               119                1YR_LIB
      343         5.000000000000          2.000000000000             13.3750000000           2.2500000000                60                12               120                1YR_LIB
      344         5.000000000000          1.000000000000             13.5000000000           2.2500000000                59                6                N/A                 6M_LIB
      345         5.000000000000          1.000000000000             13.5000000000           2.2500000000                59                6                N/A                 6M_LIB
      346         5.357750191200          1.357750191200             13.8577501912           2.2500000000                58                6                N/A                 6M_LIB
      347         5.034170571200          1.034170571200             13.5341705712           2.2500000000                59                6                N/A                 6M_LIB
      348         5.000000000000          1.000000000000             13.5000000000           2.2500000000                59                6                N/A                 6M_LIB
      349         5.000000000000          1.000000000000             13.5000000000           2.2500000000                59                6                119                 6M_LIB
      350         6.000000000000          2.000000000000             14.5000000000           2.2500000000                59                6                119                 6M_LIB
      351         5.133417584400          1.133417584400             13.6334175844           2.2500000000                59                6                119                 6M_LIB
      352         5.000000000000          1.000000000000             13.5000000000           2.2500000000                59                6                 59                 6M_LIB
      353         5.000000000000          1.000000000000             13.5000000000           2.2500000000                59                6                119                 6M_LIB
      354         5.060613825800          1.060613825800             13.5606138258           2.2500000000                59                6                 59                 6M_LIB
      355         5.000000000000          1.000000000000             13.5000000000           2.2500000000                59                6                119                 6M_LIB
      356         5.000000000000          1.000000000000             13.5000000000           2.2500000000                59                6                119                 6M_LIB
      357         5.000000000000          1.000000000000             13.5000000000           2.2500000000                59                6                119                 6M_LIB
      358         5.162991854200          1.162991854200             13.6629918542           2.2500000000                59                6                119                 6M_LIB
      359         6.000000000000          6.000000000000             18.0000000000           3.0000000000                6                 6                108                 6M_LIB
      360         5.000000000000          2.000000000000             14.6250000000           2.2500000000                58                12               N/A                1YR_LIB
      361         6.000000000000          2.000000000000             14.6250000000           2.2500000000                59                6                 59                 6M_LIB
      362         2.000000000000          2.000000000000             13.6250000000           3.0000000000                59                12               N/A                1YR_TRES
      363         2.000000000000          2.000000000000             13.6250000000           2.2500000000                59                12               N/A                1YR_LIB
      364         5.000000000000          2.000000000000             13.6250000000           2.2500000000                59                12               N/A                1YR_LIB
      365         5.000000000000          2.000000000000             13.5000000000           2.2500000000                60                12               N/A                1YR_LIB
      366         5.000000000000          2.000000000000             13.5000000000           2.2500000000                60                12               120                1YR_LIB
      367         5.000000000000          2.000000000000             13.5000000000           2.2500000000                59                12                59                1YR_LIB
      368         5.000000000000          1.000000000000             13.6250000000           2.2500000000                59                6                N/A                 6M_LIB
      369         5.000000000000          1.000000000000             13.6250000000           2.2500000000                58                6                N/A                 6M_LIB
      370         5.000000000000          1.000000000000             13.6250000000           2.2500000000                58                6                N/A                 6M_LIB
      371         5.528847544100          1.528847544100             14.1538475441           2.2500000000                58                6                N/A                 6M_LIB
      372         5.000000000000          1.374261326300             13.6250000000           2.2500000000                59                6                119                 6M_LIB
      373         5.000000000000          1.000000000000             13.6250000000           2.2500000000                59                6                 59                 6M_LIB
      374         5.000000000000          1.000000000000             13.6250000000           2.2500000000                59                6                119                 6M_LIB
      375         5.000000000000          1.000000000000             13.6250000000           2.2500000000                58                6                 58                 6M_LIB
      376         6.000000000000          2.000000000000             14.6250000000           2.2500000000                58                6                118                 6M_LIB
      377         5.000000000000          1.000000000000             13.6250000000           2.2500000000                59                6                119                 6M_LIB
      378         5.383298672200          1.383298672200             14.0082986722           2.2500000000                58                6                118                 6M_LIB
      379         5.000000000000          1.000000000000             13.6250000000           2.2500000000                59                6                 59                 6M_LIB
      380         5.000000000000          1.000000000000             13.6300000000           2.2500000000                59                6                119                 6M_LIB
      381         6.000000000000          2.000000000000             14.7500000000           2.2500000000                59                6                 59                 6M_LIB
      382         3.000000000000          1.000000000000             13.7500000000           2.3750000000                23                6                N/A                 6M_LIB
      383         5.000000000000          2.000000000000             13.7500000000           2.2500000000                59                12               N/A                1YR_LIB
      384         5.000000000000          1.000000000000             13.6250000000           2.2500000000                60                12                60                1YR_LIB
      385         5.000000000000          1.000000000000             13.7500000000           2.2500000000                57                6                N/A                 6M_LIB
      386         5.000000000000          1.000000000000             13.7500000000           2.2500000000                59                6                N/A                 6M_LIB
      387         5.000000000000          1.000000000000             13.7500000000           2.2500000000                58                6                N/A                 6M_LIB
      388         5.000000000000          1.000000000000             13.7500000000           2.2500000000                59                6                119                 6M_LIB
      389         5.000000000000          1.000000000000             13.7500000000           2.2500000000                58                6                118                 6M_LIB
      390         5.000000000000          1.000000000000             13.7500000000           2.2500000000                58                6                118                 6M_LIB
      391         5.000000000000          1.000000000000             13.7500000000           2.2500000000                59                6                119                 6M_LIB
      392         5.000000000000          1.000000000000             13.7500000000           2.2500000000                59                6                119                 6M_LIB
      393         5.000000000000          1.000000000000             13.7500000000           2.2500000000                58                6                118                 6M_LIB
      394         6.000000000000          2.000000000000             14.8750000000           2.2500000000                59                6                 59                 6M_LIB
      395         3.000000000000          1.000000000000             13.8750000000           2.3750000000                24                6                N/A                 6M_LIB
      396         6.000000000000          2.000000000000             14.8750000000           2.2500000000                35                6                119                 6M_LIB
      397         5.000000000000          1.000000000000             13.7500000000           2.2500000000                58                12               118                1YR_LIB
      398         5.000000000000          1.000000000000             13.8750000000           2.2500000000                57                6                117                 6M_LIB
      399         5.154440154400          1.154440154400             14.0294401544           2.2500000000                59                6                119                 6M_LIB
      400         5.000000000000          1.000000000000             13.8750000000           2.2500000000                59                6                 59                 6M_LIB
      401         5.000000000000          1.000000000000             13.8750000000           2.2500000000                59                6                119                 6M_LIB
      402         5.000000000000          1.000000000000             13.8750000000           2.2500000000                59                12               119                1YR_LIB
      403         5.000000000000          2.000000000000             13.8750000000           2.2500000000                58                12                58                1YR_LIB
      404         5.000000000000          1.000000000000             14.0000000000           2.2500000000                57                6                N/A                 6M_LIB
      405         5.000000000000          1.000000000000             14.0000000000           2.2500000000                60                6                N/A                 6M_LIB
      406         5.000000000000          1.000000000000             14.0000000000           2.2500000000                57                6                117                 6M_LIB
      407         5.000000000000          1.000000000000             14.0000000000           2.2500000000                57                6                117                 6M_LIB
      408         5.000000000000          1.000000000000             14.0000000000           2.2500000000                57                6                117                 6M_LIB
      409         5.000000000000          1.000000000000             14.0000000000           2.2500000000                4                 6                118                 6M_LIB
      410         3.000000000000          1.000000000000             14.1250000000           2.3750000000                23                6                N/A                 6M_LIB
      411         5.000000000000          1.000000000000             14.1250000000           2.2500000000                59                6                119                 6M_LIB
      412         5.000000000000          1.000000000000             14.2500000000           2.2500000000                59                6                 59                 6M_LIB
      413         6.000000000000          2.000000000000             15.2500000000           2.2500000000                57                6                117                 6M_LIB
      414         5.000000000000          1.000000000000             14.3750000000           2.2500000000                59                6                119                 6M_LIB
      415         2.000000000000          1.000000000000             15.7000000000           4.9900000000                22                6                N/A                 6M_LIB
      416         5.000000000000          1.000000000000             15.2500000000           2.2500000000                59                6                N/A                 6M_LIB
      417         6.0000000000            2.0000000000               9.2500000000            2.7500000000                32                12               N/A               1Yr. Tres
      418         6.0000000000            2.0000000000               10.2500000000           2.7500000000                46                12                46               1Yr. Tres
      419         6.0000000000            2.0000000000               10.6250000000           2.7500000000                41                12               N/A               1Yr. Tres
      420         6.0000000000            2.0000000000               10.7500000000           2.7500000000                43                12               N/A               1Yr. Tres
      421         6.0000000000            2.0000000000               10.7500000000           2.7500000000                46                12               106               1Yr. Tres
      422         6.0000000000            2.0000000000               10.8750000000           2.7500000000                42                12               N/A               1Yr. Tres
      423         6.0000000000            2.0000000000               11.1250000000           2.7500000000                45                12                21               1Yr. Tres
      424         5.0000000000            2.0000000000               10.2500000000           2.5000000000                57                12               117               1Yr. LIBOR
      425         99.0000000000           99.0000000000              13.0000000000           2.2500000000                58                6                118              6 Mo. LIBOR
      426         5.0000000000            2.0000000000               11.5000000000           2.2500000000                58                12                58               1Yr. LIBOR
      427         7.5000000000            2.0000000000               13.0000000000           2.2500000000                59                6                119              6 Mo. LIBOR
      428         7.5000000000            2.0000000000               13.0000000000           2.2500000000                59                6                 59              6 Mo. LIBOR
      429         5.0000000000            2.0000000000               11.6250000000           2.2500000000                59                12                59               1Yr. LIBOR
      430         7.3750000000            2.0000000000               13.0000000000           2.2500000000                59                6                 59              6 Mo. LIBOR
      431         7.2500000000            2.0000000000               13.0000000000           2.2500000000                59                6                119              6 Mo. LIBOR
      432         7.2500000000            2.0000000000               13.0000000000           2.2500000000                59                6                 59              6 Mo. LIBOR
      433         6.0000000000            2.0000000000               11.6250000000           2.7500000000                55                12               115               1Yr. Tres
      434         5.0000000000            2.0000000000               10.7500000000           2.5000000000                56                12               116               1Yr. LIBOR
      435         5.0000000000            2.0000000000               11.8750000000           2.2500000000                58                12               N/A               1Yr. LIBOR
      436         5.0000000000            2.0000000000               11.8750000000           2.2500000000                59                12                59               1Yr. LIBOR
      437         6.0000000000            2.0000000000               11.7500000000           2.7500000000                51                12                27               1Yr. Tres
      438         5.0000000000            2.0000000000               10.8750000000           2.5000000000                56                12               116               1Yr. LIBOR
      439         5.0000000000            2.0000000000               12.0000000000           2.2500000000                59                12                59               1Yr. LIBOR
      440         6.0000000000            2.0000000000               11.8750000000           2.7500000000                51                12               N/A               1Yr. Tres
      441         6.0000000000            2.0000000000               11.8750000000           2.7500000000                54                12                30               1Yr. Tres
      442         6.0000000000            2.0000000000               11.8750000000           2.7500000000                54                12                54               1Yr. Tres
      443         5.0000000000            2.0000000000               11.1250000000           2.2500000000                59                12                59               1Yr. LIBOR
      444         5.0000000000            2.2500000000               11.0000000000           2.2500000000                59                12               119               1Yr. LIBOR
      445         5.0000000000            1.0000000000               11.0000000000           2.2500000000                59                6                N/A              6 Mo. LIBOR
      446         6.0000000000            2.0000000000               12.0000000000           2.2500000000                59                6                119              6 Mo. LIBOR
      447         5.0000000000            2.0000000000               12.1250000000           2.2500000000                59                12                59               1Yr. LIBOR
      448         5.0000000000            2.0000000000               12.6250000000           2.2500000000                59                12                59               1Yr. LIBOR
      449         6.0000000000            2.0000000000               12.0000000000           2.7500000000                55                12                31               1Yr. Tres
      450         5.0000000000            2.0000000000               11.2500000000           2.2500000000                59                12                59               1Yr. LIBOR
      451         5.0000000000            2.0000000000               12.2500000000           2.2500000000                59                12               N/A               1Yr. LIBOR
      452         5.0000000000            2.0000000000               12.2500000000           2.2500000000                59                12               119               1Yr. LIBOR
      453         5.0000000000            2.0000000000               12.2500000000           2.2500000000                59                12                59               1Yr. LIBOR
      454         5.0000000000            2.0000000000               12.7500000000           2.2500000000                59                12                59               1Yr. LIBOR
      455         6.0000000000            2.0000000000               12.1250000000           2.7500000000                49                12               N/A               1Yr. Tres
      456         6.0000000000            2.0000000000               12.1250000000           2.7500000000                54                12                30               1Yr. Tres
      457         5.0000000000            2.0000000000               11.2500000000           2.3637264362                58                12               118               1Yr. LIBOR
      458         5.0000000000            1.0000000000               11.2500000000           2.2500000000                59                6                119              6 Mo. LIBOR
      459         5.0000000000            1.0000000000               11.2500000000           2.2500000000                58                6                 58              6 Mo. LIBOR
      460         5.0000000000            2.0000000000               13.0000000000           2.2500000000                59                12                59               1Yr. LIBOR
      461         5.0000000000            2.0000000000               12.3750000000           2.2500000000                59                12               N/A               1Yr. LIBOR
      462         5.0000000000            2.0000000000               12.3750000000           2.2500000000                59                12               119               1Yr. LIBOR
      463         5.0000000000            2.0000000000               12.3750000000           2.2500000000                59                12                59               1Yr. LIBOR
      464         6.6250000000            2.0000000000               13.0000000000           2.2500000000                59                6                113              6 Mo. LIBOR
      465         5.0000000000            2.0000000000               13.0000000000           2.2500000000                59                12               119               1Yr. LIBOR
      466         5.0000000000            2.0000000000               12.8750000000           2.2500000000                59                12                59               1Yr. LIBOR
      467         6.0000000000            2.0000000000               12.2500000000           2.7500000000                55                12               115               1Yr. Tres
      468         5.0000000000            2.0000000000               11.3750000000           2.4120808769                57                12               117               1Yr. LIBOR
      469         5.0000000000            1.0000000000               11.3750000000           2.2500000000                59                6                N/A              6 Mo. LIBOR
      470         5.0000000000            1.0000000000               11.3750000000           2.2500000000                56                6                 56              6 Mo. LIBOR
      471         5.0000000000            1.0000000000               11.3750000000           2.2500000000                58                6                118              6 Mo. LIBOR
      472         5.6040705835            2.0000000000               12.5000000000           2.2500000000                59                12               119               1Yr. LIBOR
      473         5.0000000000            2.0000000000               12.5000000000           2.2500000000                59                12                59               1Yr. LIBOR
      474         5.0000000000            2.0000000000               13.0000000000           2.2500000000                59                12                59               1Yr. LIBOR
      475         6.0000000000            2.0000000000               12.3750000000           2.7500000000                52                12                28               1Yr. Tres
      476         5.0000000000            2.0000000000               11.5000000000           2.5000000000                56                12               116               1Yr. LIBOR
      477         5.0000000000            2.0000000000               12.7266700466           2.2500000000                59                12                59               1Yr. LIBOR
      478         5.0000000000            1.0000000000               11.5000000000           2.2500000000                59                6                N/A              6 Mo. LIBOR
      479         5.4872392176            1.4872392176               11.5000000000           2.2500000000                60                6                N/A              6 Mo. LIBOR
      480         5.0000000000            1.0000000000               11.5000000000           2.2500000000                57                6                117              6 Mo. LIBOR
      481         5.0000000000            1.0000000000               11.5000000000           2.2500000000                56                6                116              6 Mo. LIBOR
      482         5.0000000000            2.0000000000               12.6250000000           2.2500000000                59                12               119               1Yr. LIBOR
      483         5.0000000000            2.0000000000               12.6250000000           2.2500000000                58                12                58               1Yr. LIBOR
      484         6.3750000000            2.0000000000               13.0000000000           2.2500000000                59                6                 59              6 Mo. LIBOR
      485         5.0000000000            2.0000000000               13.2500000000           2.2500000000                59                12               N/A               1Yr. LIBOR
      486         5.0000000000            2.0000000000               13.1250000000           2.2500000000                59                12                59               1Yr. LIBOR
      487         5.0000000000            2.0000000000               11.6250000000           2.3406540014                58                12               118               1Yr. LIBOR
      488         5.0000000000            2.0000000000               12.2209018327           2.2500000000                58                12                58               1Yr. LIBOR
      489         5.0000000000            1.0000000000               11.6250000000           2.2500000000                59                6                N/A              6 Mo. LIBOR
      490         5.0000000000            1.0000000000               11.6250000000           2.2500000000                59                6                119              6 Mo. LIBOR
      491         5.0000000000            1.0000000000               11.6250000000           2.2500000000                59                6                119              6 Mo. LIBOR
      492         6.0000000000            2.0000000000               12.6250000000           2.2500000000                54                6                 54              6 Mo. LIBOR
      493         5.0000000000            2.0000000000               12.7500000000           2.2500000000                59                12               119               1Yr. LIBOR
      494         5.0000000000            2.0000000000               12.7500000000           2.2500000000                58                12                58               1Yr. LIBOR
      495         6.2500000000            2.0000000000               13.0000000000           2.2500000000                59                6                119              6 Mo. LIBOR
      496         5.0000000000            2.0000000000               13.3750000000           2.2500000000                59                12               N/A               1Yr. LIBOR
      497         5.0000000000            2.0000000000               13.3750000000           2.2500000000                59                12                59               1Yr. LIBOR
      498         5.0000000000            2.0000000000               13.2500000000           2.2500000000                59                12               119               1Yr. LIBOR
      499         5.0000000000            2.0000000000               13.2500000000           2.2500000000                59                12                59               1Yr. LIBOR
      500         5.0000000000            2.0000000000               11.8750000000           2.2500000000                58                12               N/A               1Yr. LIBOR
      501         5.0000000000            2.0000000000               11.8750000000           2.2500000000                59                12                59               1Yr. LIBOR
      502         5.0000000000            2.0000000000               11.7500000000           2.4216445607                57                12               117               1Yr. LIBOR
      503         5.0000000000            2.0000000000               11.8419463948           2.2500000000                58                12                58               1Yr. LIBOR
      504         6.0000000000            2.0000000000               12.7500000000           2.2500000000                59                6                N/A              6 Mo. LIBOR
      505         6.0000000000            2.0000000000               12.7500000000           2.2500000000                58                6                118              6 Mo. LIBOR
      506         5.0000000000            1.0000000000               11.7500000000           2.2500000000                59                6                119              6 Mo. LIBOR
      507         5.2691516476            1.2691516476               12.0191516476           2.3845758238                58                6                118              6 Mo. LIBOR
      508         5.0000000000            2.0000000000               12.8750000000           2.2500000000                58                12               N/A               1Yr. LIBOR
      509         5.0565544914            2.0000000000               12.8750000000           2.2500000000                57                12               117               1Yr. LIBOR
      510         5.0000000000            2.0000000000               12.8750000000           2.2500000000                59                12                59               1Yr. LIBOR
      511         6.1250000000            2.0000000000               13.0000000000           2.2500000000                59                6                 59              6 Mo. LIBOR
      512         5.0000000000            2.0000000000               13.5000000000           2.2500000000                59                12                59               1Yr. LIBOR
      513         6.0000000000            2.0000000000               13.3750000000           2.2500000000                57                12               117               1Yr. LIBOR
      514         5.0000000000            2.0000000000               13.3750000000           2.2500000000                59                12                59               1Yr. LIBOR
      515         5.0000000000            2.0000000000               11.8750000000           2.2500000000                59                12               119               1Yr. Tres
      516         5.0000000000            2.0000000000               12.0000000000           2.2500000000                58                12               N/A               1Yr. LIBOR
      517         5.0000000000            2.0000000000               12.0000000000           2.2500000000                58                12                58               1Yr. LIBOR
      518         5.0000000000            2.0000000000               12.0003974661           2.3618371194                58                12               118               1Yr. LIBOR
      519         5.0000000000            2.0000000000               12.0667182404           2.2500000000                58                12                58               1Yr. LIBOR
      520         5.0000000000            1.0000000000               11.8750000000           2.2500000000                60                6                N/A              6 Mo. LIBOR
      521         5.0000000000            1.0000000000               11.8750000000           2.2500000000                57                6                N/A              6 Mo. LIBOR
      522         6.0000000000            2.0000000000               12.8750000000           2.7500000000                59                6                N/A              6 Mo. LIBOR
      523         6.0000000000            2.0000000000               12.8750000000           2.2500000000                59                6                N/A              6 Mo. LIBOR
      524         5.0000000000            1.0000000000               11.8750000000           2.2500000000                59                6                N/A              6 Mo. LIBOR
      525         5.0000000000            1.0000000000               11.8750000000           2.2500000000                59                6                119              6 Mo. LIBOR
      526         5.3544966376            1.3544966376               12.2294966376           2.3327586699                59                6                119              6 Mo. LIBOR
      527         5.2864516913            1.4433311067               12.3183311067           2.2500000000                59                6                119              6 Mo. LIBOR
      528         5.0000000000            1.0000000000               11.8750000000           2.2500000000                54                6                 54              6 Mo. LIBOR
      529         5.0000000000            2.0000000000               13.5000000000           2.2500000000                59                12                59               1Yr. LIBOR
      530         5.0000000000            2.0000000000               13.0000000000           2.2500000000                58                12                58               1Yr. LIBOR
      531         6.0000000000            2.0000000000               13.0000000000           2.2500000000                59                6                 59              6 Mo. LIBOR
      532         5.0000000000            2.0000000000               13.5000000000           2.2500000000                59                12               119               1Yr. LIBOR
      533         5.0000000000            2.0000000000               13.5000000000           2.2500000000                59                12                59               1Yr. LIBOR
      534         5.0000000000            1.0000000000               11.9990000000           2.2500000000                59                6                119              6 Mo. LIBOR
      535         5.0000000000            2.0000000000               11.8750000000           2.2500000000                59                12               N/A               1Yr. LIBOR
      536         5.0000000000            2.0000000000               12.1250000000           2.2500000000                59                12                59               1Yr. LIBOR
      537         5.0000000000            2.0000000000               12.0000000000           2.2500000000                59                12               119               1Yr. LIBOR
      538         5.0000000000            2.0000000000               12.0000000000           2.5000000000                56                12               116               1Yr. LIBOR
      539         5.0000000000            2.0000000000               12.2107156283           2.2500000000                58                12                58               1Yr. LIBOR
      540         5.0000000000            1.0000000000               12.0000000000           2.2500000000                57                6                N/A              6 Mo. LIBOR
      541         6.0000000000            2.0000000000               13.0000000000           2.2500000000                59                6                N/A              6 Mo. LIBOR
      542         3.0000000000            1.0000000000               13.0000000000           3.5000000000                51                6                 51              6 Mo. LIBOR
      543         5.0000000000            1.0000000000               12.0000000000           2.2500000000                59                6                119              6 Mo. LIBOR
      544         5.6680643371            1.6680643371               12.6680643371           2.2500000000                59                6                119              6 Mo. LIBOR
      545         5.4909037919            2.0000000000               13.1250000000           2.2500000000                59                12               119               1Yr. LIBOR
      546         5.0000000000            2.0000000000               13.1250000000           2.2500000000                58                12                58               1Yr. LIBOR
      547         6.0000000000            2.0000000000               13.1250000000           2.2500000000                59                6                 59              6 Mo. LIBOR
      548         5.0000000000            2.0000000000               13.7500000000           2.2500000000                59                12                59               1Yr. LIBOR
      549         5.0000000000            2.0000000000               13.6250000000           2.2500000000                59                12                59               1Yr. LIBOR
      550         5.0000000000            2.0000000000               13.5000000000           2.2500000000                59                12                59               1Yr. LIBOR
      551         5.0000000000            2.0000000000               12.0000000000           2.2500000000                59                12               N/A               1Yr. LIBOR
      552         5.0000000000            2.0000000000               12.2500000000           2.2500000000                58                12                58               1Yr. LIBOR
      553         5.0000000000            2.0516047410               12.7815787721           2.3473831402                58                12               118               1Yr. LIBOR
      554         5.0000000000            2.0000000000               12.2844627663           2.2500000000                58                12                58               1Yr. LIBOR
      555         5.0000000000            1.0000000000               12.1250000000           2.2500000000                60                6                N/A              6 Mo. LIBOR
      556         5.0000000000            1.0000000000               12.1250000000           2.2500000000                60                6                120              6 Mo. LIBOR
      557         6.0000000000            2.0000000000               13.1250000000           2.7500000000                58                6                118              6 Mo. LIBOR
      558         5.0000000000            1.0000000000               12.1250000000           2.2500000000                59                6                 59              6 Mo. LIBOR
      559         5.2557377618            1.2557377618               12.3807377618           2.2500000000                59                6                119              6 Mo. LIBOR
      560         5.0000000000            2.0000000000               13.2500000000           2.2500000000                59                12               119               1Yr. LIBOR
      561         5.0000000000            2.0000000000               13.2500000000           2.2500000000                58                12                58               1Yr. LIBOR
      562         6.0000000000            2.0000000000               13.2500000000           2.2500000000                55                6                115              6 Mo. LIBOR
      563         5.0000000000            2.0000000000               13.8750000000           2.2500000000                59                12                59               1Yr. LIBOR
      564         5.0000000000            2.0000000000               13.7500000000           2.2500000000                57                12               N/A               1Yr. LIBOR
      565         5.0000000000            2.0000000000               13.7500000000           2.2500000000                59                12               119               1Yr. LIBOR
      566         5.0000000000            2.0000000000               13.7500000000           2.2500000000                59                12                59               1Yr. LIBOR
      567         5.0000000000            2.0000000000               12.3750000000           2.2500000000                58                12               N/A               1Yr. LIBOR
      568         5.0000000000            2.0000000000               12.1940422855           2.2500000000                58                12               N/A               1Yr. LIBOR
      569         5.0000000000            2.0000000000               12.3750000000           2.2500000000                57                12                57               1Yr. LIBOR
      570         5.0000000000            2.0000000000               12.2500000000           2.2500000000                59                12               119               1Yr. LIBOR
      571         5.0000000000            2.0000000000               12.3351095877           2.2500000000                58                12                58               1Yr. LIBOR
      572         5.0000000000            1.0000000000               12.2500000000           2.2500000000                59                6                N/A              6 Mo. LIBOR
      573         5.7681765673            1.7681765673               13.0181765673           2.3779623730                58                6                N/A              6 Mo. LIBOR
      574         5.0000000000            1.0000000000               12.2500000000           2.2500000000                59                6                N/A              6 Mo. LIBOR
      575         5.0000000000            1.0000000000               12.2500000000           2.2500000000                59                6                119              6 Mo. LIBOR
      576         5.0000000000            1.0000000000               12.2500000000           2.2500000000                59                6                119              6 Mo. LIBOR
      577         5.0000000000            1.0000000000               12.2500000000           2.2500000000                56                6                 56              6 Mo. LIBOR
      578         5.0000000000            1.0000000000               12.2500000000           2.2500000000                59                6                119              6 Mo. LIBOR
      579         5.0528176841            1.2005412182               12.4505412182           2.2500000000                58                6                118              6 Mo. LIBOR
      580         5.0000000000            2.0000000000               13.4799127127           2.2500000000                58                12                58               1Yr. LIBOR
      581         99.0000000000           99.0000000000              13.3750000000           2.2500000000                58                6                118              6 Mo. LIBOR
      582         6.0000000000            2.0000000000               13.3750000000           2.2500000000                59                6                 59              6 Mo. LIBOR
      583         5.0000000000            2.0000000000               14.0000000000           2.2500000000                58                12               118               1Yr. LIBOR
      584         5.0000000000            2.0000000000               13.8750000000           2.2500000000                59                12                59               1Yr. LIBOR
      585         5.0000000000            2.0000000000               12.2500000000           2.2500000000                59                12               N/A               1Yr. LIBOR
      586         5.0000000000            2.0000000000               12.3507660014           2.2500000000                59                12                59               1Yr. LIBOR
      587         5.0000000000            1.0000000000               12.3750000000           2.2500000000                59                6                N/A              6 Mo. LIBOR
      588         5.2677510074            1.2677510074               12.6427510074           2.3838755037                58                6                N/A              6 Mo. LIBOR
      589         6.0000000000            2.0000000000               13.3750000000           2.2500000000                59                6                N/A              6 Mo. LIBOR
      590         5.3620994143            1.3620994143               12.7370994143           2.2500000000                59                6                N/A              6 Mo. LIBOR
      591         5.0000000000            1.0000000000               12.3750000000           2.2500000000                59                6                119              6 Mo. LIBOR
      592         5.0000000000            1.0000000000               12.3750000000           2.2500000000                59                6                119              6 Mo. LIBOR
      593         5.4133092378            1.4133092378               12.7883092378           2.2500000000                59                6                119              6 Mo. LIBOR
      594         5.2583305473            1.2583305473               12.6333305473           2.2983271432                59                6                119              6 Mo. LIBOR
      595         5.0000000000            1.0000000000               12.3750000000           2.2500000000                59                6                 59              6 Mo. LIBOR
      596         5.0000000000            1.0000000000               12.3750000000           2.2500000000                59                6                119              6 Mo. LIBOR
      597         5.0000000000            1.0000000000               12.3750000000           2.2500000000                59                6                 59              6 Mo. LIBOR
      598         5.0000000000            2.0000000000               10.0000000000           2.2500000000                83                12               119               1Yr. LIBOR
      599         5.0000000000            2.0000000000               11.8750000000           2.2500000000                83                12                83               1Yr. LIBOR
      600         5.0000000000            2.0000000000               10.1250000000           2.2500000000                83                12               119               1Yr. LIBOR
      601         5.0000000000            2.0000000000               11.8750000000           2.2500000000                83                12                83               1Yr. LIBOR
      602         5.0000000000            1.0000000000               10.5000000000           2.2500000000                81                6                117              6 Mo. LIBOR
      603         5.0000000000            2.0000000000               11.6250000000           2.2500000000                83                12                83               1Yr. LIBOR
      604         5.0000000000            2.0000000000               10.6250000000           2.2500000000                82                12               N/A               1Yr. LIBOR
      605         5.0000000000            2.0000000000               10.5000000000           2.2500000000                82                12               N/A               1Yr. LIBOR
      606         5.0000000000            2.0000000000               12.2500000000           2.2500000000                83                12               119               1Yr. LIBOR
      607         5.0000000000            2.0000000000               11.8750000000           2.2500000000                83                12                83               1Yr. LIBOR
      608         5.0000000000            2.0000000000               10.7500000000           2.2500000000                83                12               119               1Yr. LIBOR
      609         5.0000000000            2.0000000000               10.7500000000           2.2500000000                83                12               119               1Yr. LIBOR
      610         5.0000000000            2.0000000000               12.0000000000           2.2500000000                80                12               N/A               1Yr. LIBOR
      611         5.0000000000            2.0000000000               12.0000000000           2.2500000000                83                12               119               1Yr. LIBOR
      612         5.0000000000            2.0000000000               12.0000000000           2.2500000000                83                12                83               1Yr. LIBOR
      613         7.0000000000            2.0000000000               13.0000000000           2.2500000000                83                6                 83              6 Mo. LIBOR
      614         5.0000000000            2.0000000000               12.5000000000           2.2500000000                83                12                83               1Yr. LIBOR
      615         5.0000000000            2.0000000000               10.8750000000           2.2500000000                83                12               119               1Yr. LIBOR
      616         5.0000000000            1.0000000000               11.0000000000           2.2500000000                81                6                117              6 Mo. LIBOR
      617         6.0000000000            2.0000000000               12.7500000000           2.2500000000                83                12               119               1Yr. LIBOR
      618         5.0000000000            2.0000000000               12.1250000000           2.2500000000                80                12               N/A               1Yr. LIBOR
      619         5.0000000000            2.0000000000               12.1250000000           2.2500000000                83                12               119               1Yr. LIBOR
      620         5.0000000000            2.0000000000               12.1250000000           2.2500000000                83                12                83               1Yr. LIBOR
      621         99.0000000000           99.0000000000              13.0000000000           2.2500000000                83                6                119              6 Mo. LIBOR
      622         5.0000000000            2.0000000000               12.6500000000           2.2500000000                83                12               119               1Yr. LIBOR
      623         5.0000000000            2.0000000000               12.6250000000           2.2500000000                83                12                83               1Yr. LIBOR
      624         5.0000000000            2.0000000000               11.0000000000           2.2500000000                82                12               118               1Yr. LIBOR
      625         5.0000000000            2.0000000000               11.0000000000           2.2500000000                83                12               119               1Yr. LIBOR
      626         5.0000000000            2.0000000000               11.0000000000           2.2500000000                82                12               118               1Yr. LIBOR
      627         5.0000000000            2.0000000000               11.0000000000           2.2500000000                82                12                82               1Yr. LIBOR
      628         5.0000000000            2.0000000000               12.2500000000           2.2500000000                80                12               N/A               1Yr. LIBOR
      629         5.0000000000            2.0000000000               12.2500000000           2.2500000000                83                12               119               1Yr. LIBOR
      630         5.0000000000            2.0000000000               12.2500000000           2.2500000000                83                12                83               1Yr. LIBOR
      631         6.7500000000            2.0000000000               13.0000000000           2.2500000000                75                6                 75              6 Mo. LIBOR
      632         5.0000000000            2.0000000000               12.8750000000           2.2500000000                83                12                83               1Yr. LIBOR
      633         5.0000000000            2.0000000000               12.7500000000           2.2500000000                83                12               119               1Yr. LIBOR
      634         5.0000000000            2.0000000000               12.7500000000           2.2500000000                83                12                83               1Yr. LIBOR
      635         5.0000000000            2.0000000000               11.1250000000           2.2500000000                83                12               119               1Yr. LIBOR
      636         5.0000000000            2.0000000000               11.1250000000           2.3531386147                82                12               118               1Yr. LIBOR
      637         5.0000000000            1.0000000000               11.2500000000           2.2500000000                80                6                116              6 Mo. LIBOR
      638         5.0000000000            2.0000000000               12.3750000000           2.2500000000                82                12               N/A               1Yr. LIBOR
      639         5.0000000000            2.0000000000               12.3750000000           2.2500000000                83                12               119               1Yr. LIBOR
      640         5.0000000000            2.0000000000               12.3750000000           2.2500000000                83                12                83               1Yr. LIBOR
      641         5.0000000000            2.0000000000               12.8750000000           2.2500000000                83                12                83               1Yr. LIBOR
      642         5.0000000000            2.0000000000               11.2500000000           2.2500000000                83                12               N/A               1Yr. LIBOR
      643         5.0000000000            2.0000000000               11.2500000000           2.2500000000                83                12               119               1Yr. LIBOR
      644         5.0000000000            2.0000000000               11.5000000000           2.2500000000                81                12                81               1Yr. LIBOR
      645         5.0000000000            2.0000000000               11.2500000000           2.2500000000                84                12               120               1Yr. LIBOR
      646         5.0000000000            2.0000000000               11.2500000000           2.2500000000                82                12                82               1Yr. LIBOR
      647         5.0000000000            1.0000000000               11.3750000000           2.2500000000                81                6                N/A              6 Mo. LIBOR
      648         5.0000000000            2.0000000000               12.5000000000           2.2500000000                83                12               N/A               1Yr. LIBOR
      649         5.4023429998            2.0000000000               12.5000000000           2.2500000000                83                12               119               1Yr. LIBOR
      650         5.0000000000            2.0000000000               12.5000000000           2.2500000000                83                12                83               1Yr. LIBOR
      651         6.5000000000            2.0000000000               13.0000000000           2.2500000000                82                6                118              6 Mo. LIBOR
      652         5.0000000000            2.0000000000               13.0000000000           2.2500000000                80                12               N/A               1Yr. LIBOR
      653         5.0000000000            2.0000000000               13.0000000000           2.2500000000                82                12               118               1Yr. LIBOR
      654         5.0000000000            2.0000000000               13.0000000000           2.2500000000                83                12                83               1Yr. LIBOR
      655         6.0000000000            2.0000000000               12.8750000000           2.2500000000                83                12               119               1Yr. LIBOR
      656         5.0000000000            2.0000000000               11.7500000000           2.7500000000                82                12               118               1Yr. LIBOR
      657         5.0000000000            2.0000000000               11.3750000000           2.2500000000                82                12               N/A               1Yr. LIBOR
      658         5.0000000000            2.0000000000               11.3750000000           2.2500000000                83                12               119               1Yr. LIBOR
      659         5.0000000000            2.0000000000               11.3750000000           2.2500000000                83                12               119               1Yr. LIBOR
      660         5.0000000000            2.0000000000               11.3750000000           2.2500000000                82                12                82               1Yr. LIBOR
      661         5.0000000000            2.0000000000               12.6250000000           2.2500000000                82                12               N/A               1Yr. LIBOR
      662         5.5376996820            2.0000000000               12.6250000000           2.2500000000                83                12               119               1Yr. LIBOR
      663         5.0000000000            2.0000000000               12.6250000000           2.2500000000                83                12                83               1Yr. LIBOR
      664         6.3750000000            2.0000000000               13.0000000000           2.2500000000                83                6                119              6 Mo. LIBOR
      665         5.0000000000            2.0000000000               13.2500000000           2.2500000000                80                12               N/A               1Yr. LIBOR
      666         5.0000000000            2.0000000000               13.0000000000           2.2500000000                83                12                83               1Yr. LIBOR
      667         5.0000000000            2.0000000000               13.1250000000           2.2500000000                79                12               N/A               1Yr. LIBOR
      668         5.0000000000            2.0000000000               13.1250000000           2.2500000000                83                12               119               1Yr. LIBOR
      669         5.0000000000            2.0000000000               13.1250000000           2.2500000000                83                12                83               1Yr. LIBOR
      670         5.0000000000            2.0000000000               11.5000000000           2.2500000000                82                12               N/A               1Yr. LIBOR
      671         5.0000000000            2.0000000000               11.5000000000           2.2500000000                83                12               119               1Yr. LIBOR
      672         5.0000000000            2.0000000000               11.5000000000           2.2500000000                83                12                83               1Yr. LIBOR
      673         5.4640791192            2.0000000000               11.9640791192           2.2500000000                81                12               117               1Yr. LIBOR
      674         5.0000000000            2.0000000000               11.7500000000           2.2500000000                82                12                82               1Yr. LIBOR
      675         5.0000000000            2.0000000000               11.5000000000           2.2500000000                82                12                82               1Yr. LIBOR
      676         5.0759287818            2.0000000000               11.5759287818           2.2500000000                83                12               119               1Yr. LIBOR
      677         5.0000000000            2.0000000000               11.9900000000           2.2500000000                78                12                78               1Yr. LIBOR
      678         5.0000000000            2.0000000000               11.5000000000           2.2500000000                82                12                82               1Yr. LIBOR
      679         5.0000000000            2.0000000000               11.5000000000           2.2500000000                81                12                81               1Yr. LIBOR
      680         5.0000000000            1.0000000000               11.6250000000           2.2500000000                82                6                118              6 Mo. LIBOR
      681         5.0000000000            2.0000000000               12.8750000000           2.2500000000                81                12               N/A               1Yr. LIBOR
      682         5.0954776385            2.0000000000               12.7500000000           2.2500000000                82                12               118               1Yr. LIBOR
      683         5.0000000000            2.0000000000               12.7500000000           2.2500000000                82                12                82               1Yr. LIBOR
      684         6.2500000000            2.0000000000               13.0000000000           2.2500000000                82                6                 82              6 Mo. LIBOR
      685         5.0000000000            2.0000000000               13.3750000000           2.2500000000                83                12                83               1Yr. LIBOR
      686         5.0000000000            2.0000000000               13.2500000000           2.2500000000                82                12               N/A               1Yr. LIBOR
      687         5.0000000000            2.0000000000               13.2500000000           2.2500000000                83                12               N/A               1Yr. LIBOR
      688         6.0000000000            2.0000000000               13.2500000000           2.2500000000                83                12               119               1Yr. LIBOR
      689         5.0000000000            2.0000000000               13.2500000000           2.2500000000                83                12                83               1Yr. LIBOR
      690         5.0000000000            2.0000000000               11.6250000000           2.2500000000                82                12               N/A               1Yr. LIBOR
      691         5.0000000000            2.0000000000               11.6250000000           2.2500000000                82                12               118               1Yr. LIBOR
      692         5.0000000000            2.0000000000               11.6250000000           2.2500000000                81                12               117               1Yr. LIBOR
      693         5.0000000000            2.0000000000               11.6250000000           2.2500000000                82                12               118               1Yr. LIBOR
      694         5.2172017440            2.0000000000               11.8422017440           2.2500000000                82                12               118               1Yr. LIBOR
      695         5.0000000000            2.0000000000               11.8750000000           2.2500000000                81                12                81               1Yr. LIBOR
      696         5.0000000000            2.0000000000               11.6250000000           2.2500000000                83                12               119               1Yr. LIBOR
      697         5.0000000000            2.0000000000               11.7500000000           2.2500000000                78                12               114               1Yr. LIBOR
      698         5.0000000000            2.0000000000               11.6250000000           2.2500000000                83                12               119               1Yr. LIBOR
      699         5.0000000000            2.0000000000               11.8750000000           2.2500000000                82                12                82               1Yr. LIBOR
      700         5.0000000000            2.0000000000               11.6250000000           2.2500000000                82                12                82               1Yr. LIBOR
      701         6.0000000000            2.0000000000               12.7500000000           2.2500000000                81                6                117              6 Mo. LIBOR
      702         5.0817374929            2.0000000000               12.8750000000           2.2500000000                83                12               119               1Yr. LIBOR
      703         5.0000000000            2.0000000000               12.8750000000           2.2500000000                83                12                83               1Yr. LIBOR
      704         99.0000000000           99.0000000000              13.0000000000           2.2500000000                76                6                112              6 Mo. LIBOR
      705         6.1250000000            2.0000000000               13.0000000000           2.2500000000                82                6                 82              6 Mo. LIBOR
      706         5.0000000000            2.0000000000               13.5000000000           2.2500000000                81                12               N/A               1Yr. LIBOR
      707         5.0000000000            2.0000000000               13.5000000000           2.2500000000                83                12                83               1Yr. LIBOR
      708         5.0000000000            2.0000000000               13.3750000000           2.2500000000                80                12               N/A               1Yr. LIBOR
      709         5.0000000000            2.0000000000               13.3750000000           2.2500000000                83                12                83               1Yr. LIBOR
      710         5.0000000000            2.0000000000               13.5000000000           2.2500000000                83                12                83               1Yr. LIBOR
      711         5.0000000000            2.0000000000               12.1250000000           2.8750000000                83                12               119               1Yr. LIBOR
      712         5.0000000000            2.0000000000               12.8750000000           3.3750000000                78                12                78               1Yr. LIBOR
      713         5.0000000000            2.0000000000               11.7500000000           2.2500000000                82                12               N/A               1Yr. LIBOR
      714         5.0000000000            2.0000000000               11.7500000000           2.2500000000                83                12               119               1Yr. LIBOR
      715         5.0000000000            2.0000000000               11.7500000000           2.2500000000                82                12               118               1Yr. LIBOR
      716         5.0000000000            2.0000000000               11.7500000000           2.2500000000                83                12               119               1Yr. LIBOR
      717         5.0731487474            2.0000000000               11.8231487474           2.2500000000                83                12               119               1Yr. LIBOR
      718         5.0000000000            2.0000000000               12.0000000000           2.2500000000                81                12                81               1Yr. LIBOR
      719         5.0000000000            2.0000000000               11.7500000000           2.2846693763                82                12                82               1Yr. LIBOR
      720         5.0000000000            1.0000000000               11.8750000000           2.2500000000                82                6                118              6 Mo. LIBOR
      721         5.2605301071            1.2605301071               12.1355301071           2.2500000000                83                6                119              6 Mo. LIBOR
      722         5.0000000000            2.0000000000               13.0000000000           2.2500000000                82                12               N/A               1Yr. LIBOR
      723         5.0000000000            2.0000000000               13.0000000000           2.2500000000                81                12               117               1Yr. LIBOR
      724         5.0000000000            2.0000000000               13.0000000000           2.2500000000                83                12                83               1Yr. LIBOR
      725         6.0000000000            2.0000000000               13.0000000000           2.2500000000                83                6                 83              6 Mo. LIBOR
      726         5.0000000000            2.0000000000               13.6250000000           2.2500000000                83                12               119               1Yr. LIBOR
      727         5.0000000000            2.0000000000               13.5000000000           2.2500000000                83                12               119               1Yr. LIBOR
      728         5.0000000000            2.0000000000               13.5000000000           2.2500000000                83                12                83               1Yr. LIBOR
      729         5.0000000000            2.0000000000               13.3750000000           2.2500000000                83                12                83               1Yr. LIBOR
      730         5.0000000000            2.0000000000               12.2500000000           2.7500000000                83                12                83               1Yr. LIBOR
      731         5.0000000000            1.0000000000               11.9990000000           2.2500000000                83                6                N/A              6 Mo. LIBOR
      732         5.0000000000            2.0000000000               11.8750000000           2.2500000000                82                12               N/A               1Yr. LIBOR
      733         5.0000000000            2.0000000000               11.8750000000           2.2500000000                83                12               119               1Yr. LIBOR
      734         5.0000000000            2.0000000000               11.8750000000           2.2500000000                81                12                81               1Yr. LIBOR
      735         5.0000000000            2.0000000000               11.8750000000           2.2500000000                82                12               118               1Yr. LIBOR
      736         5.0000000000            2.0000000000               12.1250000000           2.2500000000                81                12                81               1Yr. LIBOR
      737         5.0000000000            2.0000000000               11.8750000000           2.2500000000                83                12               119               1Yr. LIBOR
      738         5.0778000971            2.0000000000               11.9528000971           2.2500000000                82                12               118               1Yr. LIBOR
      739         5.0000000000            2.0000000000               13.6250000000           2.2500000000                83                12                83               1Yr. LIBOR
      740         5.0000000000            2.0000000000               11.8750000000           2.2500000000                82                12                82               1Yr. LIBOR
      741         6.0000000000            2.0000000000               13.0000000000           2.2500000000                80                6                116              6 Mo. LIBOR
      742         5.0000000000            1.0000000000               12.0000000000           2.2500000000                82                6                118              6 Mo. LIBOR
      743         5.0000000000            2.0000000000               13.7500000000           2.2500000000                83                12               119               1Yr. LIBOR
      744         5.0000000000            2.0000000000               13.7500000000           2.2500000000                83                12                83               1Yr. LIBOR
      745         5.0000000000            2.0000000000               13.5000000000           2.2500000000                83                12               119               1Yr. LIBOR
      746         5.0000000000            2.0000000000               13.6250000000           2.2500000000                83                12                83               1Yr. LIBOR
      747         5.0000000000            2.0000000000               13.1250000000           2.2500000000                83                12               119               1Yr. LIBOR
      748         5.0000000000            2.0000000000               13.1250000000           2.4458646801                83                12                83               1Yr. LIBOR
      749         6.0000000000            2.0000000000               13.1250000000           2.2500000000                83                6                119              6 Mo. LIBOR
      750         6.0000000000            2.0000000000               13.1250000000           2.2500000000                83                6                 83              6 Mo. LIBOR
      751         5.0000000000            2.0000000000               13.7500000000           2.2500000000                83                12               119               1Yr. LIBOR
      752         5.0000000000            2.0000000000               13.6250000000           2.2500000000                83                12               119               1Yr. LIBOR
      753         5.0000000000            2.0000000000               13.6250000000           2.2500000000                83                12                83               1Yr. LIBOR
      754         5.0000000000            2.0000000000               12.0000000000           2.2500000000                82                12               N/A               1Yr. LIBOR
      755         5.4335526954            2.0000000000               12.4335526954           2.2500000000                81                12               N/A               1Yr. LIBOR
      756         5.0000000000            2.0000000000               12.0000000000           2.2500000000                83                12               119               1Yr. LIBOR
      757         5.0000000000            2.0000000000               12.0000000000           2.2500000000                82                12                82               1Yr. LIBOR
      758         5.0000000000            2.0000000000               12.0000000000           2.2500000000                82                12               118               1Yr. LIBOR
      759         5.1540960542            2.0000000000               12.1540960542           2.2500000000                83                12               119               1Yr. LIBOR
      760         5.3215250675            2.0000000000               12.3215250675           2.2500000000                82                12               118               1Yr. LIBOR
      761         5.0807391292            2.0000000000               12.0807391292           2.2500000000                82                12               118               1Yr. LIBOR
      762         5.0000000000            2.0000000000               13.1598573281           2.2500000000                82                12                82               1Yr. LIBOR
      763         5.0000000000            2.0000000000               12.0000000000           2.2500000000                80                12                80               1Yr. LIBOR
      764         6.0000000000            2.0000000000               13.0000000000           2.2500000000                80                6                116              6 Mo. LIBOR
      765         5.2876822391            1.2876822391               12.4126822391           2.2500000000                82                6                118              6 Mo. LIBOR
      766         5.0000000000            2.0000000000               13.8750000000           2.2500000000                83                12                83               1Yr. LIBOR
      767         5.1333844519            2.0000000000               13.3024791286           2.2500000000                83                12               119               1Yr. LIBOR
      768         5.0000000000            2.0000000000               13.2500000000           2.2500000000                83                12                83               1Yr. LIBOR
      769         6.0000000000            2.0000000000               13.2500000000           2.2500000000                82                6                N/A              6 Mo. LIBOR
      770         6.0000000000            2.0000000000               13.2500000000           2.2500000000                83                6                119              6 Mo. LIBOR
      771         6.0000000000            2.0000000000               13.2500000000           2.2500000000                82                6                 82              6 Mo. LIBOR
      772         5.0000000000            2.0000000000               13.8750000000           2.2500000000                83                12                83               1Yr. LIBOR
      773         5.0000000000            2.0000000000               13.7500000000           2.2500000000                83                12               N/A               1Yr. LIBOR
      774         5.0000000000            2.0000000000               12.7500000000           2.2500000000                80                12               N/A               1Yr. LIBOR
      775         5.0000000000            2.0000000000               13.7500000000           2.2500000000                83                12               119               1Yr. LIBOR
      776         5.0000000000            2.0000000000               13.7500000000           2.2500000000                83                12                83               1Yr. LIBOR
      777         5.0000000000            2.0000000000               12.1250000000           2.2500000000                83                12               N/A               1Yr. LIBOR
      778         5.0000000000            2.0000000000               12.1250000000           2.2500000000                82                12               118               1Yr. LIBOR
      779         5.3218767049            2.0000000000               12.4468767049           2.2500000000                82                12               118               1Yr. LIBOR
      780         5.0000000000            2.0000000000               12.1250000000           2.2500000000                82                12               118               1Yr. LIBOR
      781         5.1536785138            2.0000000000               12.2786785138           2.2500000000                83                12               119               1Yr. LIBOR
      782         5.0000000000            2.0000000000               12.3750000000           2.2500000000                82                12                82               1Yr. LIBOR
      783         5.0000000000            2.0000000000               12.1250000000           2.2500000000                82                12                82               1Yr. LIBOR
      784         5.0000000000            1.0000000000               12.2500000000           2.2500000000                84                6                120              6 Mo. LIBOR
      785         6.0000000000            2.0000000000               13.2500000000           2.2500000000                80                6                116              6 Mo. LIBOR
      786         5.5462172222            1.5462172222               12.7962172222           2.2500000000                82                6                118              6 Mo. LIBOR
      787         6.0000000000            2.0000000000               13.1250000000           2.2500000000                82                6                118              6 Mo. LIBOR
      788         5.0000000000            2.0000000000               13.3750000000           2.2500000000                83                12               119               1Yr. LIBOR
      789         5.0000000000            2.0000000000               13.3750000000           2.2500000000                83                12                83               1Yr. LIBOR
      790         6.0000000000            2.0000000000               13.3750000000           2.2500000000                80                6                N/A              6 Mo. LIBOR
      791         5.0000000000            2.0000000000               14.0000000000           2.2500000000                83                12               N/A               1Yr. LIBOR
      792         5.0000000000            2.0000000000               13.8750000000           2.2500000000                83                12               119               1Yr. LIBOR
      793         5.0000000000            2.0000000000               13.8750000000           2.2500000000                83                12                83               1Yr. LIBOR
      794         5.0000000000            2.0000000000               12.2500000000           2.7500000000                83                12               N/A               1Yr. Tres
      795         5.0000000000            2.0000000000               12.2500000000           2.2500000000                82                12               N/A               1Yr. LIBOR
      796         5.0000000000            2.0000000000               12.2500000000           2.2500000000                83                12               N/A               1Yr. LIBOR
      797         5.1312154696            2.0000000000               12.3812154696           2.2500000000                83                12               119               1Yr. LIBOR
      798         5.2586928451            2.0000000000               12.5086928451           2.2500000000                82                12               118               1Yr. LIBOR
      799         5.3644178658            2.0000000000               12.6144178658           2.2500000000                81                12               117               1Yr. LIBOR
      800         6.0000000000            2.0000000000               13.2500000000           2.2500000000                80                12               116               1Yr. LIBOR
      801         5.0644071073            2.0000000000               12.3144071073           2.2500000000                82                12               118               1Yr. LIBOR
      802         5.0000000000            2.0000000000               12.5000000000           2.2500000000                82                12                82               1Yr. LIBOR
      803         5.0000000000            2.0000000000               12.2500000000           2.2500000000                81                12                81               1Yr. LIBOR
      804         5.0000000000            1.0000000000               12.3750000000           2.2500000000                81                6                N/A              6 Mo. LIBOR
      805         6.0000000000            2.0000000000               13.3750000000           2.2500000000                82                6                118              6 Mo. LIBOR
      806         5.0000000000            1.0000000000               12.3750000000           2.2500000000                83                6                119              6 Mo. LIBOR
      807         5.0000000000            2.0000000000               13.6250000000           2.2500000000                83                12                83               1Yr. LIBOR
      808         5.5314229893            2.0000000000               13.5000000000           2.2500000000                82                12               118               1Yr. LIBOR
      809         5.0000000000            2.0000000000               13.5000000000           2.2500000000                83                12                83               1Yr. LIBOR
      810         6.0000000000            2.0000000000               13.5000000000           2.2500000000                81                6                N/A              6 Mo. LIBOR
      811         6.0000000000            2.0000000000               13.5000000000           2.2500000000                83                6                119              6 Mo. LIBOR
      812         6.0000000000            2.0000000000               13.5000000000           2.2500000000                83                6                 83              6 Mo. LIBOR
      813         5.0000000000            2.0000000000               12.3750000000           2.2500000000                83                12               N/A               1Yr. LIBOR
      814         5.0000000000            2.0000000000               12.3750000000           2.2500000000                82                12               118               1Yr. LIBOR
      815         5.5000005787            2.0000000000               12.8750005787           2.2500000000                81                12               117               1Yr. LIBOR
      816         5.0000000000            2.0000000000               12.3750000000           2.2500000000                83                12               119               1Yr. LIBOR
      817         5.0000000000            2.0000000000               12.3750000000           2.3994792336                82                12                82               1Yr. LIBOR
      818         5.0000000000            1.0000000000               12.5000000000           2.2500000000                81                6                117              6 Mo. LIBOR
      819         5.0867139195            2.0000000000               13.6250000000           2.2500000000                82                12               118               1Yr. LIBOR
      820         5.0000000000            2.0000000000               13.6250000000           2.2500000000                83                12                83               1Yr. LIBOR
      821         6.0000000000            2.0000000000               13.6250000000           2.2500000000                82                6                 82              6 Mo. LIBOR
      822         5.0000000000            2.0000000000               12.5000000000           2.2500000000                83                12               119               1Yr. LIBOR
      823         5.0000000000            2.0000000000               12.5000000000           2.2500000000                83                12               119               1Yr. LIBOR
      824         5.0000000000            2.0000000000               12.5000000000           2.2500000000                80                12                80               1Yr. LIBOR
      825         5.0000000000            1.0000000000               12.6250000000           2.2500000000                83                6                119              6 Mo. LIBOR
      826         5.0000000000            1.0000000000               12.6250000000           2.2500000000                82                6                118              6 Mo. LIBOR
      827         6.0000000000            2.0000000000               13.5000000000           2.2500000000                83                6                119              6 Mo. LIBOR
      828         5.0000000000            1.0000000000               12.6250000000           2.2500000000                83                6                 83              6 Mo. LIBOR
      829         5.0000000000            2.0000000000               13.7500000000           2.2500000000                83                12                83               1Yr. LIBOR
      830         6.0000000000            2.0000000000               13.7500000000           2.2500000000                80                6                N/A              6 Mo. LIBOR
      831         6.0000000000            2.0000000000               13.7500000000           2.2500000000                83                6                 83              6 Mo. LIBOR
      832         5.0000000000            2.0000000000               12.6250000000           2.2500000000                83                12               N/A               1Yr. LIBOR
      833         5.0000000000            2.0000000000               12.6250000000           2.2500000000                83                12               N/A               1Yr. LIBOR
      834         5.3382742192            2.0000000000               12.9632742192           2.2500000000                82                12               118               1Yr. LIBOR
      835         5.0000000000            2.0000000000               12.6250000000           2.2500000000                83                12               119               1Yr. LIBOR
      836         5.0000000000            2.0000000000               12.6250000000           2.2500000000                81                12                81               1Yr. LIBOR
      837         5.0000000000            2.0000000000               13.8750000000           2.2500000000                83                12                83               1Yr. LIBOR
      838         6.0000000000            2.0000000000               13.8750000000           2.2500000000                82                6                 82              6 Mo. LIBOR
      839         5.0000000000            2.0000000000               12.7500000000           2.2500000000                82                12               118               1Yr. LIBOR
      840         5.0000000000            2.0000000000               12.7500000000           2.2500000000                82                12               118               1Yr. LIBOR
      841         5.0000000000            2.0000000000               12.7500000000           2.2500000000                82                12                82               1Yr. LIBOR
      842         5.0000000000            1.0000000000               12.8750000000           2.2500000000                82                6                118              6 Mo. LIBOR
      843         5.0000000000            2.0000000000               14.0000000000           2.2500000000                81                12                81               1Yr. LIBOR
      844         6.0000000000            2.0000000000               14.0000000000           2.2500000000                83                6                 83              6 Mo. LIBOR
      845         5.0000000000            2.0000000000               12.8750000000           2.2500000000                83                12               N/A               1Yr. LIBOR
      846         5.0000000000            2.0000000000               12.8750000000           2.2500000000                83                12               119               1Yr. LIBOR
      847         6.0000000000            2.0000000000               13.8750000000           2.2500000000                82                12               118               1Yr. LIBOR
      848         5.4474073039            2.0000000000               13.3224073039           2.2500000000                79                12               115               1Yr. LIBOR
      849         5.0000000000            2.0000000000               12.8750000000           2.2500000000                81                12                81               1Yr. LIBOR
      850         5.0000000000            1.0000000000               13.0000000000           2.2500000000                83                6                119              6 Mo. LIBOR
      851         5.0000000000            1.0000000000               13.0000000000           2.2500000000                82                6                 82              6 Mo. LIBOR
      852         5.1758528125            2.0000000000               13.1758528125           2.2500000000                82                12               118               1Yr. LIBOR
      853         5.0000000000            1.0000000000               13.1250000000           2.2500000000                82                6                118              6 Mo. LIBOR
      854         5.0000000000            1.0000000000               13.1250000000           2.2500000000                81                6                117              6 Mo. LIBOR
      855         6.0000000000            2.0000000000               14.2500000000           2.2500000000                79                6                N/A              6 Mo. LIBOR
      856         6.0000000000            2.0000000000               14.2500000000           2.2500000000                83                6                 83              6 Mo. LIBOR
      857         5.0000000000            2.0000000000               13.1250000000           2.2500000000                82                12               N/A               1Yr. LIBOR
      858         5.0000000000            2.0000000000               13.1250000000           2.2500000000                82                12               118               1Yr. LIBOR
      859         6.0000000000            2.0000000000               14.1250000000           2.2500000000                79                12               115               1Yr. LIBOR
      860         5.0000000000            2.0000000000               13.3750000000           2.2500000000                81                12                81               1Yr. LIBOR
      861         5.0000000000            1.0000000000               13.2500000000           2.2500000000                81                6                N/A              6 Mo. LIBOR
      862         6.0000000000            2.0000000000               14.2500000000           2.2500000000                79                6                115              6 Mo. LIBOR
      863         5.0000000000            1.0000000000               13.2500000000           2.2500000000                81                6                117              6 Mo. LIBOR
      864         6.0000000000            2.0000000000               14.3750000000           2.2500000000                82                6                N/A              6 Mo. LIBOR
      865         6.0000000000            2.0000000000               14.3750000000           2.2500000000                83                6                 83              6 Mo. LIBOR
      866         5.0000000000            2.0000000000               13.2500000000           2.2500000000                82                12               N/A               1Yr. LIBOR
      867         5.0000000000            2.0000000000               13.2500000000           2.2500000000                83                12               119               1Yr. LIBOR
      868         5.0000000000            2.0000000000               13.2500000000           2.2500000000                83                12               119               1Yr. LIBOR
      869         5.0000000000            2.0000000000               13.2500000000           2.2500000000                82                12               118               1Yr. LIBOR
      870         5.0000000000            1.0000000000               13.3750000000           2.2500000000                83                6                119              6 Mo. LIBOR
      871         5.0000000000            1.0000000000               13.3750000000           2.2500000000                82                6                118              6 Mo. LIBOR
      872         6.0000000000            2.0000000000               14.5000000000           2.2500000000                82                6                118              6 Mo. LIBOR
      873         6.0000000000            2.0000000000               14.5000000000           2.2500000000                83                6                 83              6 Mo. LIBOR
      874         5.0000000000            1.0000000000               13.5000000000           2.2500000000                82                6                N/A              6 Mo. LIBOR
      875         5.0000000000            1.0000000000               13.5000000000           2.2500000000                83                6                N/A              6 Mo. LIBOR
      876         5.0000000000            1.0000000000               13.5000000000           2.2500000000                83                6                119              6 Mo. LIBOR
      877         5.0000000000            1.0000000000               13.5000000000           2.2500000000                83                6                 83              6 Mo. LIBOR
      878         5.0000000000            1.0000000000               13.5000000000           2.2500000000                83                6                119              6 Mo. LIBOR
      879         6.0000000000            2.0000000000               14.6250000000           2.2500000000                83                6                 83              6 Mo. LIBOR
      880         5.0000000000            2.0000000000               13.7500000000           2.2500000000                80                12                80               1Yr. LIBOR
      881         5.0000000000            1.0000000000               13.6250000000           2.2500000000                83                6                N/A              6 Mo. LIBOR
      882         6.0000000000            2.0000000000               14.7500000000           2.2500000000                83                6                 83              6 Mo. LIBOR
      883         5.0000000000            2.0000000000               13.7500000000           2.2500000000                82                12               N/A               1Yr. LIBOR
      884         5.0000000000            1.0000000000               13.7500000000           2.2500000000                83                6                 83              6 Mo. LIBOR
      885         5.0000000000            1.0000000000               13.7500000000           2.2500000000                82                6                118              6 Mo. LIBOR
      886         99.0000000000           2.0000000000               14.8750000000           2.2500000000                83                6                119              6 Mo. LIBOR
      887         6.0000000000            2.0000000000               14.8750000000           2.2500000000                82                6                 82              6 Mo. LIBOR
      888         5.0000000000            1.0000000000               13.8750000000           2.2500000000                82                6                N/A              6 Mo. LIBOR
      889         5.0000000000            1.0000000000               13.8750000000           2.2500000000                82                6                118              6 Mo. LIBOR
      890         5.0000000000            1.0000000000               13.8750000000           2.2500000000                83                6                119              6 Mo. LIBOR
      891         6.0000000000            2.0000000000               15.0000000000           2.2500000000                83                6                 83              6 Mo. LIBOR
      892         5.0000000000            1.0000000000               15.3750000000           2.2500000000               119                6                N/A              6 Mo. LIBOR
      893         5.0000000000            2.0000000000               8.8750000000            2.2500000000               106                12               N/A               1Yr. LIBOR
      894         5.0000000000            2.0000000000               10.5000000000           2.2500000000               112                12               N/A               1Yr. LIBOR
      895         5.0000000000            2.0000000000               12.2500000000           2.2500000000               119                12               119               1Yr. LIBOR
      896         5.0000000000            2.0000000000               10.6250000000           2.2500000000               119                12               119               1Yr. LIBOR
      897         6.0000000000            2.0000000000               12.0000000000           2.2500000000               119                12               N/A               1Yr. LIBOR
      898         5.0000000000            2.0000000000               12.5000000000           2.2500000000               119                12               119               1Yr. LIBOR
      899         6.0000000000            2.0000000000               11.8750000000           2.2500000000               106                12               106               1Yr. LIBOR
      900         5.0000000000            2.0000000000               10.8750000000           2.2500000000               112                12               112               1Yr. LIBOR
      901         5.0000000000            2.0000000000               12.1250000000           2.2500000000               119                12               119               1Yr. LIBOR
      902         5.0000000000            2.0000000000               12.7500000000           2.2500000000               119                12               119               1Yr. LIBOR
      903         5.0000000000            2.0000000000               11.0000000000           2.2500000000               118                12               118               1Yr. LIBOR
      904         5.0000000000            2.0000000000               12.2500000000           2.2500000000               114                12               N/A               1Yr. LIBOR
      905         5.0000000000            2.0000000000               12.2500000000           2.2500000000               119                12               119               1Yr. LIBOR
      906         5.0000000000            2.0000000000               12.7500000000           2.2500000000               118                12               118               1Yr. LIBOR
      907         5.0000000000            2.0000000000               11.1250000000           2.2500000000               119                12               N/A               1Yr. LIBOR
      908         5.0000000000            2.0000000000               11.1250000000           2.2500000000               119                12               119               1Yr. LIBOR
      909         5.0000000000            2.0000000000               11.1250000000           2.2500000000               118                12               118               1Yr. LIBOR
      910         6.0000000000            2.0000000000               12.2500000000           2.2500000000               118                6                118              6 Mo. LIBOR
      911         5.0000000000            2.0000000000               12.7500000000           2.2500000000               119                12               119               1Yr. LIBOR
      912         5.0000000000            2.0000000000               12.3750000000           2.2500000000               119                12               119               1Yr. LIBOR
      913         5.0000000000            2.0000000000               12.7500000000           2.2500000000               119                12               119               1Yr. LIBOR
      914         6.0000000000            2.0000000000               12.2500000000           2.2500000000               115                12               N/A               1Yr. LIBOR
      915         5.0000000000            2.0000000000               11.2500000000           2.2500000000               118                12               N/A               1Yr. LIBOR
      916         6.0000000000            2.0000000000               12.2500000000           2.2500000000               111                12               111               1Yr. LIBOR
      917         6.0000000000            2.0000000000               12.2500000000           2.2500000000               107                12               107               1Yr. LIBOR
      918         5.0000000000            2.0000000000               11.2500000000           2.2500000000               117                12               117               1Yr. LIBOR
      919         5.0000000000            2.0000000000               11.2705271792           2.2910543584               118                12               118               1Yr. LIBOR
      920         5.0000000000            2.0000000000               12.5000000000           2.2500000000               119                12               119               1Yr. LIBOR
      921         5.0000000000            2.0000000000               13.0000000000           2.2500000000               119                12               119               1Yr. LIBOR
      922         5.0000000000            2.0000000000               11.3750000000           2.2500000000               118                12               N/A               1Yr. LIBOR
      923         5.0000000000            2.0000000000               11.3750000000           2.2500000000               119                12               119               1Yr. LIBOR
      924         6.0000000000            2.0000000000               12.3750000000           2.2500000000               106                12               106               1Yr. LIBOR
      925         5.0000000000            2.0000000000               11.3750000000           2.2500000000               119                12               119               1Yr. LIBOR
      926         5.0000000000            2.0000000000               11.3750000000           2.2500000000               119                12               119               1Yr. LIBOR
      927         5.0000000000            1.0000000000               11.5000000000           2.2500000000               119                6                119              6 Mo. LIBOR
      928         5.0000000000            2.0000000000               11.8750000000           2.8750000000               115                12               N/A               1Yr. LIBOR
      929         5.0000000000            2.0000000000               12.6250000000           2.2500000000               118                12               118               1Yr. LIBOR
      930         5.0000000000            2.0000000000               13.1250000000           2.2500000000               119                12               119               1Yr. LIBOR
      931         5.0000000000            2.0000000000               11.5000000000           2.2500000000               118                12               N/A               1Yr. LIBOR
      932         5.0000000000            2.0000000000               11.5000000000           2.2500000000               118                12               N/A               1Yr. LIBOR
      933         5.0000000000            2.0000000000               11.5000000000           2.2500000000               118                12               118               1Yr. LIBOR
      934         5.0000000000            2.0000000000               11.5000000000           2.2500000000               119                12               119               1Yr. LIBOR
      935         5.0000000000            2.0000000000               11.6166010498           2.3053350771               118                12               118               1Yr. LIBOR
      936         6.0000000000            2.0000000000               12.6250000000           2.2500000000               119                6                119              6 Mo. LIBOR
      937         5.0000000000            2.0000000000               12.2500000000           3.2500000000               114                12               N/A               1Yr. LIBOR
      938         5.0000000000            2.0000000000               12.7500000000           2.2500000000               119                12               119               1Yr. LIBOR
      939         5.0000000000            2.0000000000               13.2500000000           2.2500000000               119                12               119               1Yr. LIBOR
      940         5.0000000000            2.0000000000               11.6250000000           2.2500000000               118                12               118               1Yr. LIBOR
      941         5.0000000000            2.0000000000               11.6250000000           2.2500000000               120                12               120               1Yr. LIBOR
      942         5.0000000000            2.0000000000               11.6250000000           2.2500000000               120                12               120               1Yr. LIBOR
      943         5.0000000000            2.0000000000               11.6865220800           2.4913237771               116                12               116               1Yr. LIBOR
      944         5.0000000000            2.0000000000               12.8750000000           2.2500000000               119                12               119               1Yr. LIBOR
      945         5.0000000000            2.0000000000               13.3750000000           2.2500000000               119                12               119               1Yr. LIBOR
      946         5.2683821093            2.0000000000               12.0183821093           2.2500000000               116                12               N/A               1Yr. LIBOR
      947         5.0000000000            2.0000000000               11.7500000000           2.2500000000               119                12               119               1Yr. LIBOR
      948         6.0000000000            2.0000000000               12.7500000000           2.2500000000               117                12               117               1Yr. LIBOR
      949         5.0000000000            2.0000000000               11.7500000000           2.2500000000               120                12               120               1Yr. LIBOR
      950         5.0000000000            1.9013702291               11.7615641993           2.2731283986               119                12               119               1Yr. LIBOR
      951         5.0000000000            1.0000000000               11.8750000000           2.2500000000               119                6                119              6 Mo. LIBOR
      952         5.0000000000            2.0000000000               13.0000000000           2.2500000000               118                12               118               1Yr. LIBOR
      953         5.0000000000            2.0000000000               13.6250000000           2.2500000000               118                12               118               1Yr. LIBOR
      954         5.0000000000            2.0000000000               11.8750000000           2.2500000000               119                12               N/A               1Yr. LIBOR
      955         5.2914689014            2.0000000000               12.1664689014           2.2500000000               117                12               N/A               1Yr. LIBOR
      956         5.0000000000            2.0000000000               11.8750000000           2.2500000000               120                12               120               1Yr. LIBOR
      957         6.0000000000            2.0000000000               12.8750000000           2.2500000000               106                12               106               1Yr. LIBOR
      958         5.0000000000            2.0000000000               11.8750000000           2.2500000000               118                12               118               1Yr. LIBOR
      959         5.4685714286            2.0000000000               12.3566666667           2.2761904762               118                12               118               1Yr. LIBOR
      960         5.0000000000            1.0000000000               12.8750000000           2.7500000000               109                6                109              6 Mo. LIBOR
      961         5.0000000000            2.0000000000               13.1250000000           2.2500000000               119                12               N/A               1Yr. LIBOR
      962         5.0000000000            2.0000000000               13.1250000000           2.2500000000               117                12               117               1Yr. LIBOR
      963         5.0000000000            2.0000000000               13.7500000000           2.2500000000               119                12               119               1Yr. LIBOR
      964         5.0000000000            2.0000000000               13.5000000000           2.2500000000               119                12               119               1Yr. LIBOR
      965         6.0000000000            2.0000000000               13.0000000000           2.2500000000               118                12               118               1Yr. LIBOR
      966         5.0000000000            2.0000000000               12.2038439138           2.2500000000               115                12               115               1Yr. LIBOR
      967         5.0000000000            2.0000000000               13.2500000000           2.2500000000               118                12               N/A               1Yr. LIBOR
      968         5.0000000000            2.0000000000               13.2500000000           2.2500000000               119                12               119               1Yr. LIBOR
      969         5.0000000000            2.0000000000               13.8750000000           2.2500000000               119                12               119               1Yr. LIBOR
      970         5.0000000000            2.0000000000               13.7500000000           2.2500000000               119                12               119               1Yr. LIBOR
      971         6.0000000000            2.0000000000               13.1250000000           2.2500000000               117                12               117               1Yr. LIBOR
      972         6.0000000000            2.0000000000               13.1250000000           2.2500000000               117                12               117               1Yr. LIBOR
      973         6.0000000000            2.0000000000               13.1250000000           2.2500000000               115                12               115               1Yr. LIBOR
      974         6.0000000000            2.0000000000               13.2500000000           2.2500000000               118                6                118              6 Mo. LIBOR
      975         5.0000000000            2.0000000000               13.3750000000           2.2500000000               119                12               119               1Yr. LIBOR
      976         5.0000000000            2.0000000000               13.8750000000           2.2500000000               117                12               N/A               1Yr. LIBOR
      977         5.0000000000            2.0000000000               12.8750000000           3.5000000000               119                12               N/A               1Yr. LIBOR
      978         6.0000000000            2.0000000000               13.2500000000           2.2500000000               118                12               118               1Yr. LIBOR
      979         5.0000000000            2.0000000000               12.2500000000           2.2500000000               118                12               118               1Yr. LIBOR
      980         6.0000000000            2.0000000000               13.3750000000           2.2500000000               118                6                N/A              6 Mo. LIBOR
      981         5.0000000000            1.0000000000               12.3750000000           2.2500000000               119                6                119              6 Mo. LIBOR
      982         5.0000000000            2.0000000000               13.5000000000           2.2500000000               116                12               N/A               1Yr. LIBOR
      983         5.0000000000            2.0000000000               13.5000000000           2.2500000000               119                12               119               1Yr. LIBOR
      984         5.0000000000            2.0000000000               14.0000000000           2.2500000000               119                12               119               1Yr. LIBOR
      985         5.0000000000            2.0000000000               12.3750000000           2.2500000000               119                12               119               1Yr. LIBOR
      986         6.0000000000            2.0000000000               13.3750000000           2.2500000000               115                12               115               1Yr. LIBOR
      987         5.0000000000            2.0000000000               13.6250000000           2.2500000000               119                12               119               1Yr. LIBOR
      988         5.0000000000            2.0000000000               14.2500000000           2.2500000000               119                12               119               1Yr. LIBOR
      989         5.0000000000            2.0000000000               12.7500000000           2.2500000000               119                12               119               1Yr. LIBOR
      990         5.0000000000            1.0000000000               12.8750000000           2.2500000000               118                6                118              6 Mo. LIBOR
      991         5.0000000000            2.0000000000               12.8750000000           2.2500000000               113                12               N/A               1Yr. LIBOR
      992         5.0000000000            2.0000000000               12.8750000000           2.2500000000               118                12               118               1Yr. LIBOR
      993         6.0000000000            2.0000000000               14.0000000000           2.2500000000               115                12               N/A               1Yr. LIBOR
      994         6.0000000000            2.0000000000               14.1250000000           2.2500000000               116                12               N/A               1Yr. LIBOR
      995         5.0000000000            1.0000000000               13.2500000000           2.2500000000               119                6                119              6 Mo. LIBOR
      996         6.0000000000            2.0000000000               14.2500000000           2.2500000000               115                12               115               1Yr. LIBOR
      997         5.0000000000            1.0000000000               13.5000000000           2.2500000000               117                6                117              6 Mo. LIBOR
      998         5.0000000000            1.0000000000               13.6250000000           2.2500000000               119                6                N/A              6 Mo. LIBOR
      999         5.0000000000            1.0000000000               13.7500000000           2.2500000000               119                6                N/A              6 Mo. LIBOR
      1000        5.0000000000            1.0000000000               13.7500000000           2.2500000000               118                6                118              6 Mo. LIBOR
      1001        5.0000000000            1.0000000000               13.8750000000           2.2500000000               119                6                119              6 Mo. LIBOR
      1002        5.0000000000            1.0000000000               14.0000000000           2.2500000000               118                6                118              6 Mo. LIBOR

                                              STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.
                                                                Depositor

                                                    MORTGAGE PASS-THROUGH CERTIFICATES
                                                          MORTGAGE-BACKED NOTES

___________________________________________________________________________________________________________________________________

You should consider carefully the risk factors beginning on page 6 in this prospectus and the risk factors in the prospectus supplement.
___________________________________________________________________________________________________________________________________

The Offered Securities

The  depositor  proposes to establish  one or more trusts to issue and sell from time to time one or more  classes of offered  securities, which shall be mortgage pass-through certificates or mortgage-backed notes.

The Trust Fund

Each series of securities will be secured by a trust fund consisting primarily of a segregated pool of mortgage loans, including:

      o     mortgage loans secured by first and junior liens on the related mortgage property;
      o     home equity revolving lines of credit;
      o     mortgage loans where the borrower has little or no equity in the related mortgaged property;
      o     mortgage loans secured by one-to-four-family residential properties;
      o     mortgage loans secured by multifamily  properties,  commercial  properties and mixed  residential  and commercial  properties, provided that the concentration of these properties is less than 10% of the pool;
      o     manufactured housing conditional sales contracts and installment loan agreements or interests therein; and
      o     mortgage  securities  issued  or  guaranteed  by  Ginnie  Mae,  Fannie  Mae,  Freddie  Mac or  other  government  agencies  or government-sponsored agencies or privately issued mortgage securities;

in each case acquired by the depositor from one or more affiliated or unaffiliated institutions.

Credit Enhancement

If so specified in the related  prospectus  supplement,  the trust for a series of securities may include any one or any  combination of a financial guaranty insurance policy,  mortgage pool insurance policy,  letter of credit,  special hazard insurance policy or reserve fund, currency or interest rate exchange  agreements or other type of credit  enhancement.  In addition to or in lieu of the  foregoing,  credit enhancement  may be  provided  by  means  of  subordination  of one or  more  classes  of  securities,  by  cross-collateralization  or by overcollateralization.

The  securities of each series will  represent  interests or obligations  of the issuing  entity,  and will not represent  interests in or obligations of the sponsor, depositor, or any of their affiliates.

The  offered  securities  may be offered to the public  through  different  methods as  described  in "Methods  of  Distribution"  in this prospectus.

Neither the Securities and Exchange  Commission nor any state securities  commission has approved or disapproved of the securities offered hereby or determined that this prospectus or the prospectus  supplement is truthful or complete.  Any  representation to the contrary is a criminal offense.

                                             The date of this prospectus is October 23, 2006.

                                 TABLE OF CONTENTS

Caption                                                                      Page

   Servicing and Other Compensation and Payment of Expenses;

DESCRIPTION OF PRIMARY MORTGAGE INSURANCE, HAZARD INSURANCE;

                                                               INTRODUCTION

                             All capitalized terms in this prospectus are defined in the glossary at the end.

General

         The  mortgage  pass-through  certificates  or  mortgage-backed  notes  offered  by this  prospectus  and the  related  prospectus supplement  will be offered  from time to time in series.  The  securities  of each series will consist of the offered  securities  of the series, together with any other mortgage pass-through certificates or mortgage-backed notes of the series.

         Each series of  certificates  will  represent in the aggregate the entire  beneficial  ownership  interest in, and each series of notes will represent  indebtedness of, a trust fund to be established by the depositor.  Each trust fund will consist  primarily of a pool of mortgage loans or interests therein,  which may include mortgage  securities,  acquired by the depositor from one or more affiliated or unaffiliated  sellers. See "The Depositor" and "The Mortgage Pools" in this prospectus.  The mortgage loans may include sub-prime mortgage loans.  The trust fund assets,  may also include,  if  applicable,  reinvestment  income,  reserve funds,  cash accounts,  swaps and other derivatives  that are described in this  prospectus,  and various forms of credit  enhancement as described in this prospectus and will be held in trust for the benefit of the related securityholders  pursuant to: (1) with respect to each series of certificates,  a pooling and servicing  agreement or other agreement,  or (2) with respect to each series of notes, an indenture,  in each case as more fully described in this prospectus and in the related  prospectus  supplement.  Information  regarding the offered securities of a series, and the general characteristics  of the mortgage loans and other trust fund assets in the related trust fund, will be set forth in the related  prospectus supplement.

         Each series of  securities  will include one or more classes.  Each class of  securities of any series will  represent the right, which  right may be senior or  subordinate  to the rights of one or more of the other  classes of the  securities,  to receive a specified portion of payments of principal or interest or both on the  mortgage  loans and the other trust fund assets in the related  trust fund in the manner  described in this prospectus  under  "Description of the Securities" and in the related  prospectus  supplement.  A series may include  one or  more  classes  of  securities  entitled  to  principal  distributions,  with  disproportionate,  nominal  or no  interest distributions,  or to interest distributions,  with disproportionate,  nominal or no principal distributions.  A series may include two or more  classes of  securities  which  differ as to the  timing,  sequential  order,  priority of  payment,  pass-through  rate or amount of distributions of principal or interest or both.

         The depositor's only obligations with respect to a series of securities will be pursuant to  representations  and warranties made by the  depositor,  except as provided in the related  prospectus  supplement.  The master  servicer and each  principal  servicer for any series of  securities  will be named in the related  prospectus  supplement.  The  principal  obligations  of the master  servicer will be pursuant to its contractual  servicing  obligations,  which include its limited  obligation to make advances in the event of delinquencies in payments  on the  related  mortgage  loans if the  servicer of a mortgage  loan fails to make such  advance.  See  "Description  of the
Securities" in this prospectus.

         If so  specified  in the related  prospectus  supplement,  the trust fund for a series of  securities  may include any one or any combination of a financial guaranty insurance policy,  mortgage pool insurance policy, letter of credit,  special hazard insurance policy, reserve fund,  currency or interest rate exchange  agreements or any other type of credit  enhancement  described in this  prospectus.  In addition  to or in lieu of the  foregoing,  credit  enhancement  may be  provided  by means of  subordination  of one or more  classes  of securities, by cross-collateralization or by overcollateralization. See "Description of Credit Enhancement" in this prospectus.

         The rate of payment of principal of each class of securities  entitled to a portion of principal  payments on the mortgage  loans in the related  mortgage  pool and the trust fund  assets  will depend on the  priority of payment of the class and the rate and timing of principal  payments on the mortgage loans and other trust fund assets,  including by reason of  prepayments,  defaults,  liquidations  and repurchases of mortgage  loans.  A rate of principal  payments  lower or faster than that  anticipated  may affect the yield on a class of securities in the manner  described in this  prospectus  and in the related  prospectus  supplement.  See "Yield  Considerations"  in this prospectus.

         With  respect to each series of  securities,  one or more  separate  elections  may be made to treat the related  trust fund or a designated  portion  thereof as a REMIC for  federal  income tax  purposes.  If  applicable,  the  prospectus  supplement  for a series of securities  will specify which class or classes of the  securities  will be  considered  to be regular  interests in the related REMIC and which class of securities or other  interests will be designated as the residual  interest in the related REMIC.  See "Federal  Income Tax
Consequences" in this prospectus.

         The offered securities may be offered through one or more different methods,  including offerings through  underwriters,  as more fully described under "Methods of Distribution" in this prospectus and in the related prospectus supplement.

         There will be no  secondary  market for the offered  securities  of any series  prior to the  offering  thereof.  There can be no assurance  that a secondary  market for any of the offered  securities  will develop or, if it does develop,  that it will  continue.  The offered securities will not be listed on any securities exchange, unless so specified in the related prospectus supplement.

                                                               RISK FACTORS

         You should  carefully  consider,  among other  things,  the  following  factors in  connection  with the  purchase of the offered certificates:

The Offered  Certificates  or Notes Will Have Limited  Liquidity,  So You May Be Unable to Sell Your  Securities  or May Be Forced to Sell
Them at a Discount from Their Fair Market Value.

         The underwriter  intends to make a secondary  market in the offered  certificates or notes,  however the underwriter  will not be obligated to do so. There can be no assurance that a secondary  market for the offered  certificates  or notes will develop or, if it does develop,  that it will provide holders of the offered  certificates or notes with liquidity of investment or that it will continue for the life of the offered  certificates  or notes.  As a result,  any resale  prices that may be available  for any offered  certificate  in any market that may develop may be at a discount from the initial  offering price or the fair market value thereof.  The offered  certificates or notes will not be listed on any securities exchange.

The Rate and Timing of Principal Distributions on the Offered Certificates or Notes Will Be Affected by Prepayment Speeds.

         The rate and timing of distributions  allocable to principal on the offered  certificates or notes,  other than the interest only certificates,  will  depend,  in general,  on the rate and timing of  principal  payments,  including  prepayments  and  collections  upon defaults,  liquidations  and  repurchases,  on the  mortgage  loans in the related loan group,  or in the case of the offered  subordinate certificates,  both loan  groups,  and the  allocation  thereof to pay  principal  on these  certificates  as provided  in the  prospectus supplement.  As is the case  with  mortgage  pass-through  certificates  generally,  the  offered  certificates  or notes are  subject  to substantial  inherent  cash-flow  uncertainties  because the  mortgage  loans may be prepaid at any time.  However,  if  applicable,  with respect to the percentage of the mortgage loans set forth in the prospectus  supplement,  a prepayment  within five years,  as provided in the  mortgage  note,  of its  origination  may subject the related  mortgagor  to a  prepayment  charge,  which may act as a deterrent  to prepayment of the mortgage loan.  See "The Mortgage Pool" in the prospectus supplement.

         Generally,  when prevailing  interest rates are increasing,  prepayment  rates on mortgage loans tend to decrease.  A decrease in the prepayment  rates on the mortgage loans will result in a reduced rate of return of principal to investors in the offered  certificates or notes at a time when reinvestment at higher prevailing rates would be desirable.

         Conversely,  when prevailing  interest rates are declining,  prepayment rates on mortgage loans tend to increase.  An increase in the prepayment  rates on the mortgage loans will result in a greater rate of return of principal to investors in the offered  certificates or notes, at time when reinvestment at comparable yields may not be possible.

         During a certain  period as described in the related  prospectus  supplement  after the closing  date,  the entire  amount of any prepayments  and certain other  unscheduled  recoveries of principal  with respect to the mortgage loans in a loan group will be allocated to the senior  certificates  in the related  certificate  group,  other than the interest only  certificates,  with such  allocation to be subject to further  reduction  over an additional  four year period  thereafter,  as described in the  prospectus  supplement,  unless the amount of subordination  provided to the senior  certificates by the subordinate  certificates is twice the amount as of the cut-off date, and  certain  loss and  delinquency  tests are  satisfied.  This will  accelerate  the  amortization  of the senior  certificates  in each certificate  group,  other than the interest  only  certificates,  as a whole  while,  in the absence of losses in respect of the mortgage loans in the related loan group,  increasing  the  percentage  interest in the principal  balance of the mortgage loans in such loan group the subordinate certificates evidence.

         For further information  regarding the effect of principal  prepayments on the weighted average lives of the offered certificates or notes, see "Yield on the Certificates" or "Yield on the Notes" in the prospectus  supplement,  including the table entitled "Percent of
Initial Principal Balance Outstanding at the Following Percentages of the Prepayment Assumption" in the prospectus supplement.

The Yield to Maturity on the Offered Certificates or Notes Will Depend on a Variety of Factors.

         The yield to maturity on the offered  certificates  or notes,  particularly  the interest  only  certificates,  will  depend,  in general, on:

         o        the applicable purchase price; and

         o        the rate and timing of principal  payments,  including  prepayments  and  collections  upon defaults,  liquidations  and repurchases,  on the  related  mortgage  loans and the  allocation  thereof to reduce the  current  principal  amount or notional amount of the offered certificates or notes, as well as other factors.

         The yield to investors on the offered  certificates  or notes will be adversely  affected by any  allocation  thereto of interest shortfalls on the mortgage loans.

         In general,  if the offered  certificates  or notes,  other than the interest  only  certificates  or notes,  are  purchased at a premium and principal  distributions  occur at a rate faster than  anticipated  at the time of purchase,  the  investor's  actual yield to maturity  will be lower than that  assumed at the time of  purchase.  Conversely,  if the offered  certificates  or notes,  other than the interest only certificates,  are purchased at a discount and principal  distributions  occur at a rate slower than that anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that originally assumed.

         The  proceeds  to the  depositor  from  the sale of the  offered  certificates  or notes  were  determined  based on a number  of assumptions,  including a constant  rate of prepayment  each month,  or CPR,  relative to the then  outstanding  principal  balance of the mortgage  loans.  No  representation  is made that the mortgage  loans will prepay at this rate or at any other rate, or that the mortgage loans will prepay at the same rate. The yield  assumptions  for the offered  certificates  or notes will vary as determined at the time of sale. See "Yield on the Certificates" or "Yield on the Notes" in the prospectus supplement.

The Mortgage Loans Concentrated in a Specific Region May Present a Greater Risk of Loss with Respect to Such Mortgage Loans.

         Mortgage  loans secured by properties  located in the State of California are more likely to incur defaults or losses as a result of physical  damage to the properties  resulting from natural  causes such as earthquake,  mudslide and wildfire,  as compared to mortgage loans secured by properties  located in other  locations.  Investors  should note that some  geographic  regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and,  consequently,  will experience higher rates of loss and delinquency than will be experienced on mortgage loans generally.  For example,  a region's economic condition and housing market may be directly,  or indirectly,  adversely affected by natural disasters or civil disturbances such as earthquakes,  hurricanes,  floods, eruptions or riots. The economic impact of any of these types of events may also be felt in areas beyond the region  immediately  affected by the disaster or disturbance.  The mortgage loans securing the offered  certificates or notes may be concentrated in these regions,  and any concentration may present risk  considerations in addition to those generally present for similar  mortgage-backed  securities without this  concentration.  Any risks associated with mortgage loan  concentration may affect the yield to maturity of the offered  certificates or notes to the extent  losses  caused by these  risks are not  covered  by the  subordination  provided  by the  non-offered  subordinate certificates or notes.

Statutory  and Judicial  Limitations  on  Foreclosure  Procedures  May Delay  Recovery in Respect of the  Mortgaged  Property and, in Some
Instances,  Limit the Amount That May Be  Recovered by the  Foreclosing  Lender,  Resulting in Losses on the Mortgage  Loans That Might be
Allocated to the Offered Certificates or Notes.

         Foreclosure  procedures  may vary from state to state.  Two primary  methods of  foreclosing a mortgage  instrument  are judicial foreclosure,  involving court proceedings,  and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. A foreclosure  action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims  are asserted.
Delays may also result from difficulties in locating necessary  defendants.  Non-judicial  foreclosures may be subject to delays resulting from state laws  mandating  the  recording  of notice of default and notice of sale and,  in some  states,  notice to any party  having an interest of record in the real property,  including junior  lienholders.  Some states have adopted  "anti-deficiency"  statutes that limit the  ability of a lender to collect  the full amount owed on a loan if the  property  sells at  foreclosure  for less than the full amount owed.  In addition,  United States courts have  traditionally  imposed  general  equitable  principles to limit the remedies  available to lenders in foreclosure  actions that are perceived by the court as harsh or unfair.  The effect of these statutes and judicial  principles may be to delay  and/or  reduce  distributions  in  respect  of the  offered  certificates  or  notes.  See  "Legal  Aspects  of  Mortgage
Loans—Foreclosure on Mortgages and Some Contracts" in this prospectus.

The Value of the Mortgage  Loans May Be Affected By, Among Other Things,  a Decline in Real Estate  Values,  Which May Result in Losses on
the Offered Certificates or Notes.

         No assurance  can be given that values of the mortgaged  properties  have remained or will remain at their levels on the dates of origination of the related mortgage loans. If the residential  real estate market should  experience an overall decline in property values so that the outstanding  balances of the mortgage loans,  and any secondary  financing on the mortgaged  properties,  in the mortgage pool become equal to or greater than the value of the mortgaged  properties,  the actual rates of delinquencies,  foreclosures and losses could be higher than those now generally  experienced in the mortgage lending industry.  In some areas of the United States,  real estate values have risen at a greater  rate in recent  years than in the past.  In  particular,  mortgage  loans with high  principal  balances  or high loan-to-value  ratios  will be  affected  by any  decline in real  estate  values.  Real  estate  values in any area of the country may be affected by several  factors,  including  population  trends,  mortgage  interest  rates,  and the economic  well-being of that area.  Any decrease in the value of the mortgage  loans may result in the  allocation  of losses which are not covered by credit  enhancement  to the offered certificates or notes.

The Ratings on the Offered  Certificates or Notes Are Not a Recommendation to Buy, Sell or Hold the Offered  Certificates or Notes and Are
Subject to Withdrawal at Any Time, Which May Affect the Liquidity or the Market Value of the Offered Certificates or Notes.

         It is a condition  to the  issuance  of the offered  certificates  or notes that each class of offered  certificates  or notes be rated in one of the four highest  rating  categories by a nationally  recognized  statistical  rating agency.  A security  rating is not a recommendation  to buy,  sell or hold  securities  and may be subject to revision or  withdrawal  at any time.  No person is  obligated to maintain the rating on any offered  certificate,  and,  accordingly,  there can be no assurance  that the ratings  assigned to any offered certificate  on the date on which the offered  certificates  or notes are  initially  issued will not be lowered or  withdrawn by a rating agency at any time thereafter.  In the event any rating is revised or withdrawn,  the liquidity or the market value of the related offered certificates or notes may be adversely affected. See "Ratings" in the prospectus supplement and "Rating" in this prospectus.

         The ratings of the offered  certificates or notes by the rating agencies may be lowered  following the initial  issuance  thereof as a result of losses on the  mortgage  loans in excess of the levels  contemplated  by the rating  agencies at the time of their  initial rating analysis.  Neither the depositor,  the master servicer, the servicers, the securities  administrator,  the trustee nor any of their respective  affiliates will have any obligation to replace or supplement any credit  enhancement,  or to take any other action to maintain the  ratings  of the  offered  certificates  or  notes.  See  "Description  of  Credit  Enhancement—Reduction  or  Substitution  of Credit
Enhancement" in this prospectus.

The Mortgage Loans May Have Limited Recourse to the Related Borrower, Which May Result in Losses with Respect to These Mortgage Loans.

         Some or all of the  mortgage  loans  included  in the trust fund will be  nonrecourse  loans or loans for which  recourse  may be restricted or unenforceable.  As to those mortgage loans,  recourse in the event of mortgagor default will be limited to the specific real property and other assets,  if any, that were pledged to secure the mortgage  loan.  However,  even with respect to those  mortgage  loans that provide for recourse  against the mortgagor and its assets  generally,  there can be no assurance  that  enforcement  of the recourse provisions  will be  practicable,  or that the other  assets of the  mortgagor  will be  sufficient  to permit a recovery  in respect of a defaulted  mortgage loan in excess of the liquidation  value of the related mortgaged  property.  Any risks associated with mortgage loans with no or limited  recourse may affect the yield to maturity of the offered  certificates  or notes to the extent  losses caused by these risks which are not covered by credit enhancement are allocated to the offered certificates or notes.

The Mortgage Loans May Have Environmental Risks, Which May Result in Increased Losses with Respect to These Mortgage Loans.

         To the extent that a servicer or the master servicer,  in its capacity as successor servicer,  for a mortgage loan acquires title to any related  mortgaged  property which is contaminated  with or affected by hazardous  wastes or hazardous  substances,  these mortgage loans may incur losses.  See  "Servicing of Mortgage  Loans—Realization  Upon or Sale of Defaulted  Mortgage  Loans" and "Legal Aspects of
Mortgage  Loans—Environmental  Legislation" in this prospectus.  To the extent these  environmental risks result in losses on the mortgage loans, the yield to maturity of the offered certificates or notes, to the extent not covered by credit enhancement, may be affected.

Violation of Various Federal, State and Local Laws May Result in Losses on the Mortgage Loans.

         Applicable state and local laws generally  regulate interest rates and other charges,  require specific  disclosure,  and require licensing of the  originator.  In addition,  other state and local laws,  public policy and general  principles of equity  relating to the protection  of consumers,  unfair and  deceptive  practices and debt  collection  practices  may apply to the  origination,  servicing and collection of the mortgage loans.

         The mortgage loans are also subject to federal laws, including:

         o        the Federal  Truth-in-Lending  Act and Regulation Z promulgated  thereunder,  which require specific  disclosures to the borrowers regarding the terms of the mortgage loans;

         o        the Equal Credit  Opportunity Act and Regulation B promulgated  thereunder,  which prohibit  discrimination on the basis of age, race, color, sex,  religion,  marital status,  national origin,  receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

         o        the Fair Credit  Reporting Act, which  regulates the use and reporting of information  related to the borrower's  credit experience.

         Depending on the  provisions  of the  applicable  law and the specific  facts and  circumstances  involved,  violations  of these federal or state laws,  policies and  principles may limit the ability of the trust to collect all or part of the principal of or interest on the mortgage  loans,  may entitle the borrower to a refund of amounts  previously  paid and, in  addition,  could  subject the trust to damages and administrative enforcement.  See "Legal Aspects of Mortgage Loans" in this prospectus.

         On the closing  date,  the Sponsor  will  represent  that each  mortgage  loan at the time it was made  complied in all  material respects with all applicable  laws and  regulations,  including,  without  limitation,  usury,  equal credit  opportunity,  disclosure and recording laws and all  anti-predatory  lending laws; and each mortgage loan has been serviced in all material respects in accordance with all applicable laws and regulations,  including,  without limitation,  usury, equal credit opportunity,  disclosure and recording laws and all  anti-predatory  lending laws and the terms of the related  mortgage  note, the mortgage and other loan  documents.  In the event of a breach of this  representation,  the Sponsor will be obligated to cure the breach or repurchase or substitute  the affected  mortgage loan in the manner described in the prospectus.

         Under the  anti-predatory  lending  laws of some  states,  the  borrower  is  required to meet a net  tangible  benefits  test in connection  with the  origination  of the related  mortgage loan.  This test may be highly  subjective  and open to  interpretation.  As a result,  a court may determine  that a mortgage loan does not meet the test even if the originator  reasonably  believed that the test was satisfied,  Any  determination  by a court  that the  mortgage  loan  does not meet the test  will  result  in a  violation  of the  state anti-predatory lending law, in which case the related Sponsor will be required to purchase that mortgage loan from the trust.

The Return on the Offered  Certificates or Notes Could Be Reduced by Shortfalls Due to the Application of the Servicemembers  Civil Relief
Act and Similar State Laws.

         The  Servicemembers  Civil Relief Act, or the Relief Act, and similar state laws provide  relief to  mortgagors  who enter active military  service  and to  mortgagors  in  reserve  status and the  national  guard who are called to active  military  service  after the origination of their mortgage  loans.  The military  operations by the United States in Iraq and Afghanistan has caused an increase in the number of citizens in active  military duty,  including  those citizens  previously in reserve  status.  Under the Relief Act the interest rate  applicable  to a mortgage  loan for which the  related  mortgagor  is called to active  military  service  will be reduced  from the percentage  stated in the related  mortgage note to 6.00%.  This interest rate  reduction and any reduction  provided  under similar state laws will  result in an interest  shortfall  because  neither the master  servicer  nor the related  servicer  will be able to collect the amount of interest  which  otherwise  would be payable with respect to such  mortgage  loan if the Relief Act or similar state law was not applicable  thereto.  This  shortfall  will not be paid by the  mortgagor  on future due dates or advanced  by the master  servicer or the related servicer and, therefore,  will reduce the amount available to pay interest to the  certificateholders  on subsequent  distribution dates.  We do not know how many mortgage  loans in the mortgage pool have been or may be affected by the  application of the Relief Act or similar state law. In addition,  the Relief Act imposes  limitations  that would impair the ability of the master  servicer or the related servicer  to  foreclose  on an  affected  single  family  loan  during the  mortgagor's  period of active  duty  status,  and,  under some circumstances,  during an  additional  three month period  thereafter.  Thus, in the event that the Relief Act or similar  legislation  or regulations  applies to any mortgage loan which goes into default,  there may be delays in payment and losses on the certificates or notes in connection  therewith.  Any other  interest  shortfalls,  deferrals or  forgiveness  of payments on the mortgage  loans  resulting from similar legislation or regulations may result in delays in payments or losses to holders of the offered certificates or notes.

Negative Amortization May Increase Losses Applied to the Certificates or Notes.

         When interest due on a negative  amortization  loan is added to the principal  balance of the negative  amortization loan through negative  amortization,  the mortgaged  property  provides  proportionally  less  security for the repayment of the negative  amortization loan.  Therefore,  if the  mortgagor  defaults  on the  negative  amortization  loan,  there is a greater  likelihood  that a loss will be incurred upon the  liquidation  of the mortgaged  property.  Furthermore,  the loss will be larger than would  otherwise  have been in the absence of negative amortization.

Allocation of Deferred Interest May Affect the Yield on the Certificates or Notes.

         The amount of deferred  interest,  if any,  with  respect to the  negative  amortization  loans for a given month will reduce the amount of interest  collected on the negative  amortization  loans and  available to be  distributed  as interest to the  certificates  or notes.  The reduction in interest  collections  will be offset,  in whole or in part, by applying  principal  prepayments  received on the mortgage loans to interest  distributions  on the  certificates  or notes.  To the extent the amount of deferred  interest on the negative amortization loans exceeds the principal  prepayments and/or other amounts as described in the related prospectus  supplement  received on the mortgage loans, the net rate cap on the certificates or notes will be reduced.

A Security  Interest In A Manufactured  Home Could Be Rendered  Subordinate to the Interests of Other Parties  Claiming an Interest in the
Home.

         Perfection of security  interests in manufactured  homes and enforcement of rights to realize upon the value of the  manufactured homes as  collateral  for the  manufactured  housing  contracts  are subject to a number of federal and state laws,  including the Uniform
Commercial  Code as adopted in each state and each state's  certificate  of title  statutes.  The steps  necessary to perfect the security interest  in a  manufactured  home will vary from state to state.  If the  servicer  of the  contract  fails,  due to  clerical  errors or otherwise,  to take the appropriate  steps to perfect the security  interest,  the trustee may not have a first priority security interest in the manufactured home securing a manufactured housing contract.  Additionally,  courts in many states have held that manufactured homes may become subject to real estate title and recording  laws. As a result,  a security  interest in a  manufactured  home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law.

Acquiring Board Approval for the Sale of Cooperative  Loans Could Limit the Number of Potential  Purchasers for those Shares and Otherwise
Limit the Servicer's Ability to Sell, and Realize the Value of, those Shares Backed by Such Loans.

         With respect to collateral  securing a cooperative loan, any prospective  purchaser will generally have to obtain the approval of the board of directors of the relevant  cooperative  before  purchasing  the shares and acquiring  rights under the  proprietary  lease or occupancy  agreement  securing the cooperative  loan. This approval is usually based on the purchaser's  income and net worth and numerous other factors.  The necessity of acquiring  board  approval could limit the number of potential  purchasers for those shares and otherwise limit the  servicer's  ability to sell, and realize the value of, those shares.  In addition,  the servicer will not require that a hazard or flood insurance  policy be maintained for any  cooperative  loan.  Generally,  the cooperative is responsible for maintenance of hazard insurance for the property owned by the cooperative,  and the  tenant-stockholders  of that cooperative do not maintain  individual hazard insurance  policies.  However,  if a cooperative and the related borrower on a cooperative note do not maintain hazard insurance or do not maintain  adequate coverage or any insurance  proceeds are not applied to the restoration of the damaged  property,  damage to the related borrower's  cooperative  apartment or the  cooperative's  building could  significantly  reduce the value of the  collateral  securing the cooperative note.

Defects in Security Interest Could Result in Losses.

         o        The security interest in certain manufactured homes may not be perfected.

         Every  contract  will be secured  by either (1) a security  interest  in the  manufactured  home or (2) if it is a  land-and-home contract,  the mortgage or deed of trust on the real estate where the manufactured home is permanently affixed.  Several federal and state laws,  including (i) the UCC as adopted in the relevant state,  (ii) certificate of title statutes as adopted in the relevant states;  and
(iii) if applicable,  the real estate laws as adopted in the states in which the manufactured homes are located,  govern the perfection of security  interests  in the  manufactured  homes and the  enforcement  of rights to realize  upon the value of the  manufactured  homes as collateral for the  contracts.  The steps required to perfect a security  interest in a  manufactured  home vary from state to state.  The originator will represent and warrant that each contract is secured by a perfected  security  interest in the  manufactured  home, and the originator must repurchase the contract if there is a breach of this  representation and warranty.  Nevertheless,  if the originator fails to perfect its security  interest in the  manufactured  homes securing a number of contracts,  it could cause an increase in losses on the contracts,  and you could suffer a loss on your  investment  as a result.  In addition,  under federal and state laws, a number of factors may limit the ability of the holder of a  perfected  security  interest in  manufactured  homes to realize  upon the related  manufactured homes or may limit the amount  realized  to less than the amount  due under the  related  contract  which  could  result in a loss on your investment.

         o        The assignment of the security interest in the manufactured home to the trustee may not be perfected.

         Due to the expense and  administrative  inconvenience,  the  originator  will not amend a certificate  of title to a manufactured home to name the trustee as the lienholder or note the trustee's  interest on the  certificate of title.  As a result,  in some states the assignment  of the security  interest in the  manufactured  home to the trustee may not be effective  against the seller's  creditors or a trustee in the event the seller enters  bankruptcy,  or the security  interest may not be perfected.  Also, the seller will not record the assignment to the trustee of the mortgage or deed of trust  securing  land-and-home  contracts  because of the expense and  administrative inconvenience  involved.  As a result,  in some states the assignment of the mortgage or deed of trust to the trustee may not be effective against the  seller's  creditors  or  bankruptcy  trustee.  If an  affiliate  of the seller is no longer the servicer and the trustee or a successor  servicer is unable to enforce the security interest in the manufactured  home following a default on a contract,  losses on the contracts would increase and you could suffer a loss on your investment as a result.

FICO Scores are Not an Indicator of Future Performance of Borrowers.

         Investors  should be aware that FICO  scores are based on past  payment  history of the  borrower.  Investors  should not rely on
FICO scores as an indicator of future borrower performance.  See "Loan Program — FICO Scores" in this prospectus.

                                                            THE MORTGAGE POOLS

General

         Each mortgage pool will consist  primarily of mortgage loans. The mortgage loans may consist of single family loans,  multifamily loans, commercial loans, mixed-use loans and Contracts, each as described below.

         The single  family loans will be  evidenced by mortgage  notes and secured by  mortgages  that,  in each case,  create a first or junior lien on the related mortgagor's fee or leasehold interest in the related mortgaged  property.  The related mortgaged property for a single family loan may be owner-occupied or may be a vacation, second or non-owner-occupied home.

         If  specified  in the related  prospectus  supplement  relating to a series of  securities,  the single  family loans may include cooperative  apartment  loans  evidenced by a mortgage  note secured by security  interests in the related  mortgaged  property  including shares issued by cooperatives and in the related  proprietary leases or occupancy  agreements granting exclusive rights to occupy specific dwelling units in the related buildings.

         The  multifamily  loans will be  evidenced  by  mortgage  notes and  secured by  mortgages  that create a first or junior lien on residential properties consisting of five or more dwelling units in high-rise, mid- rise or garden apartment structures or projects.

         The commercial  loans will be evidenced by mortgage notes and secured  mortgages that create a first or junior lien on commercial properties  including  office building,  retail building and a variety of other  commercial  properties as may be described in the related prospectus supplement.

         The  mixed-use  loans will be  evidenced  by  mortgage  loans and  secured by  mortgages  that  create a first or junior  lien on properties consisting of mixed residential and commercial structures.

         The aggregate  concentration by original  principal  balance of commercial,  multifamily and mixed-use loans in any mortgage pool will be less than 10% of the original principal balance of the mortgage pool.

         Mortgaged properties may be located in any one of the 50 states, the District of Columbia or the Commonwealth of Puerto Rico.

         The mortgage loans will not be guaranteed or insured by the depositor or any of its affiliates.  However,  if so specified in the related  prospectus  supplement,  mortgage loans may be insured by the FHA or guaranteed by the VA. See  "Description of Primary  Mortgage
Insurance, Hazard Insurance; Claims Thereunder—FHA Insurance" and "—VA Mortgage Guaranty" in this prospectus.

         A mortgage pool may include  mortgage  loans that are  delinquent as of the date the related  series of securities is issued.  In that case,  the related  prospectus  supplement  will set forth,  as to each  mortgage  loan,  available  information  as to the period of delinquency and any other information relevant for a prospective  investor to make an investment decision.  No mortgage loan in a mortgage pool shall be  non-performing.  Mortgage loans which are more than 30 days delinquent  included in any mortgage pool will have delinquency data relating to them included in the related  prospectus  supplement.  No mortgage pool will include a  concentration  of mortgage  loans which is more than 30 days delinquent of 20% or more.

         A mortgage pool may contain more than one mortgage loan made to the same  borrower with respect to a single  mortgaged  property, and may contain multiple mortgage loans made to the same borrower on several mortgaged properties.

         The mortgage loans may include  "sub-prime"  mortgage loans.  "Sub-prime"  mortgage loans will be underwritten in accordance with underwriting  standards  which are less stringent than guidelines for "A" quality  borrowers.  Mortgagors may have a record of outstanding judgments,  prior  bankruptcies  and other credit items that do not satisfy the  guidelines for "A" quality  borrowers.  They may have had past debts written off by past lenders.

         A mortgage  pool may include  mortgage  loans that do not meet the purchase  requirements  of Fannie Mae and Freddie  Mac.  These mortgage  loans are known as  nonconforming  loans.  The mortgage  loans may be  nonconforming  because they exceed the maximum  principal balance of mortgage  loans  purchased  by Fannie Mae and Freddie  Mac,  known as jumbo  loans,  because  the  mortgage  loan may have been originated  with limited or no  documentation,  because they are sub-prime  mortgage  loans,  or because of some other failure to meet the purchase  criteria of Fannie Mae and Freddie  Mac. The related  prospectus  supplement  will detail to what extent the mortgage  loans are nonconforming mortgage loans.

         Each  mortgage  loan will be selected by the  depositor  or its  affiliates  for  inclusion  in a mortgage  pool from among those purchased by the depositor,  either  directly or through its  affiliates,  from  Unaffiliated  Sellers or Affiliated  Sellers.  As to each series of securities,  the mortgage loans will be selected for inclusion in the mortgage pool based on rating agency criteria,  compliance with  representations  and warranties,  and conformity to criteria relating to the  characterization  of securities for tax, ERISA, SMMEA,
Form S-3 eligibility and other legal  purposes.  If a mortgage pool is composed of mortgage loans acquired by the depositor  directly from
Unaffiliated  Sellers,  the related prospectus  supplement will specify the extent of mortgage loans so acquired.  The  characteristics of the mortgage  loans will be as  described  in the related  prospectus  supplement.  Other  mortgage  loans  available  for purchase by the depositor  may have  characteristics  which would make them  eligible for inclusion in a mortgage pool but were not selected for inclusion in the mortgage pool.

         The  mortgage  loans may be  delivered  to the trust fund  pursuant to a Designated  Seller  Transaction,  concurrently  with the issuance of the related series of securities.  These  securities may be sold in whole or in part to the Seller in exchange for the related mortgage  loans,  or may be offered under any of the other methods  described in this  prospectus  under  "Methods of  Distribution."  The related  prospectus  supplement for a mortgage pool composed of mortgage loans acquired by the depositor  pursuant to a Designated  Seller
Transaction  will  generally  include  information,  provided  by the  related  Seller,  about  the  Seller,  the  mortgage  loans and the underwriting standards applicable to the mortgage loans.

         If specified in the related  prospectus  supplement,  the trust fund for a series of securities may include mortgage  securities, as described in this  prospectus.  The mortgage  securities may have been issued  previously by the depositor or an affiliate  thereof,  a financial  institution or other entity engaged  generally in the business of mortgage lending or a limited purpose  corporation  organized for the purpose of, among other  things,  acquiring  and  depositing  mortgage  loans into  trusts,  and selling  beneficial  interests in trusts.  In  addition  the  mortgage  securities  may have been issued or  guaranteed  by Ginnie  Mae,  Fannie  Mae,  Freddie Mac or other government agencies or government-sponsored  agencies, as specified in the related prospectus supplement.  The mortgage securities will be generally similar to securities  offered under this prospectus.  In any securitization  where mortgage  securities are included in a trust fund, unless the mortgage  securities are exempt from registration under the Securities Act, the offering of the mortgage  securities will be registered if required in  accordance  with Rule 190 under the  Securities  Act. As to any series of mortgage  securities,  the related prospectus  supplement will include a description of (1) the mortgage securities and any related credit enhancement,  and (2) the mortgage loans underlying the mortgage securities.

         In addition,  if specified in the related prospectus  supplement United States Treasury securities and other securities issued by the U.S.  Government,  any of its  agencies or other  issuers  established  by federal  statute  may be  included in the trust fund.  Such securities  will be backed by the full faith and credit of the United States or will represent the  obligations of the U.S.  Government or such agency or such other  issuer or  obligations  payable from the proceeds of U.S.  Government  Securities,  as specified in the related prospectus supplement.

The Mortgage Loans

         Each of the mortgage loans will be a type of mortgage loan described or referred to below:

      o     Fixed-rate,  fully-amortizing  mortgage loans (which may include mortgage loans converted from adjustable-rate  mortgage loans or  otherwise  modified)  providing  for level  monthly  payments  of  principal  and  interest  and terms at  origination  or modification of not more than approximately 15 years;

      o     Fixed-rate,  fully-amortizing  mortgage loans (which may include mortgage loans converted from adjustable-rate  mortgage loans or  otherwise  modified)  providing  for level  monthly  payments  of  principal  and  interest  and terms at  origination  or modification of more than 15 years, but not more than approximately 30 years;

      o     Fully-amortizing  ARM Loans  having an original or modified  term to maturity of not more than  approximately  30 years with a related mortgage rate which generally  adjusts  initially either three months,  six months or one, two, three,  five, seven or ten years or other  intervals  subsequent to the initial  payment  date,  and  thereafter  at either three- month,  six-month, one-year or other intervals (with  corresponding  adjustments in the amount of monthly payments) over the term of the mortgage loan to equal the sum of the related  Note Margin and the note index.  The related  prospectus  supplement  will set forth the relevant Index,  which will be of a type that is customarily  used in the debt and fixed income markets to measure the cost of borrowed  funds,  and the  highest,  lowest and  weighted  average  Note Margin  with  respect to the ARM Loans in the related mortgage pool. The related  prospectus  supplement  will also indicate any periodic or lifetime  limitations on changes in any per annum mortgage rate at the time of any  adjustment.  If specified in the related  prospectus  supplement,  an ARM Loan may include a provision  that allows the  mortgagor to convert the  adjustable  mortgage rate to a fixed rate at some point during the term of the ARM Loan generally not later than six to ten years subsequent to the initial payment date;

      o     Negatively-amortizing  ARM Loans having  original or modified terms to maturity of not more than  approximately  30 years with mortgage rates which generally adjust initially on the payment date referred to in the related prospectus  supplement,  and on each of specified periodic payment dates thereafter,  to equal the sum of the Note Margin and the Index. The scheduled monthly payment will be adjusted as and when  described in the related  prospectus  supplement to an amount that would fully  amortize the mortgage loan over its remaining  term on a level debt service  basis;  provided that  increases in the scheduled  monthly payment may be subject to limitations as specified in the related prospectus  supplement.  Any Deferred Interest will be added to the principal balance of the mortgage loan;

      o     Fixed-rate,  graduated payment mortgage loans having original or modified terms to maturity of not more than  approximately 15 years with monthly  payments  during the first year  calculated on the basis of an assumed  interest rate which is a specified percentage  below the mortgage rate on the mortgage loan.  Monthly  payments on these mortgage loans increase at the beginning of the second year by a specified  percentage of the monthly payment during the preceding year and each year thereafter to the extent necessary to amortize the mortgage loan over the remainder of its approximately  15-year term.  Deferred  Interest,  if any, will be added to the principal balance of these mortgage loans;

      o     Fixed-rate,  graduated payment mortgage loans having original or modified terms to maturity of not more than  approximately 30 years with monthly  payments  during the first year  calculated on the basis of an assumed  interest rate which is a specified percentage  below the mortgage rate on the mortgage loan.  Monthly  payments on these mortgage loans increase at the beginning of the second year by a specified  percentage of the monthly payment during the preceding year and each year thereafter to the extent necessary to fully amortize the mortgage loan over the remainder of its approximately  30-year term. Deferred Interest, if any, will be added to the principal balance of these mortgage loans;

      o     Balloon loans having payment terms similar to those described in one of the preceding  paragraphs,  calculated on the basis of an assumed amortization term, but providing for a balloon payment of all outstanding  principal and interest to be made at the end of a specified term that is shorter than the assumed amortization term;

      o     Mortgage loans that provide for a line of credit pursuant to which amounts may be advanced to the borrower from time to time;

      o     Mortgage loans that require that each monthly payment  consist of an installment of interest which is calculated  according to the simple interest  method.  This method  calculates  interest using the outstanding  principal  balance of the mortgage loan multiplied by the loan rate and further  multiplied by a fraction,  the numerator of which is the number of days in the period elapsed  since the  preceding  payment of interest was made and the  denominator  of which is the number of days in the annual period for which  interest  accrues on the mortgage  loan. As payments are received on simple  interest  mortgage  loans,  the amount  received is applied  first to interest  accrued to the date of payment and the balance is applied to reduce the unpaid principal balance of the mortgage loan; or

      o     Mortgage  loans which  provide for an interest  only period and do not provide for the payment of principal  for the number of years specified in the related prospectus supplement.

         The mortgage pool may contain  mortgage loans secured by junior liens.  The related senior lien,  which may have been made at the same time as the first lien,  may or may not be included  in the  mortgage  pool as well.  The primary  risk to holders of mortgage  loans secured by junior liens is the  possibility  that  adequate  funds will not be received in connection  with a  foreclosure  of the related senior  liens to satisfy  fully both the senior liens and the  mortgage  loan  secured by a junior  lien.  In the event that a holder of a senior lien  forecloses on a mortgaged  property,  the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure,  second to real estate taxes,  third in satisfaction of all principal,  interest, prepayment  or  acceleration  penalties,  if any,  and any other sums due and owing to the holder of the senior  liens.  The claims of the holders of the senior  liens will be  satisfied  in full out of proceeds of the  liquidation  of the related  mortgaged  property,  if the proceeds are  sufficient,  before the trust fund as holder of the junior lien  receives any payments in respect of the mortgage  loan.  If the master  servicer or a servicer  were to foreclose on a mortgage  loan secured by a junior lien,  it would do so subject to any related senior liens. In order for the debt related to the mortgage loan to be paid in full at the sale, a bidder at the  foreclosure  sale of the mortgage  loan would have to bid an amount  sufficient  to pay off all sums due under the  mortgage  loan and the senior liens or purchase the  mortgaged  property  subject to the senior liens.  In the event that the proceeds  from a foreclosure  or similar sale of the related mortgaged  property are insufficient to satisfy all senior liens and the mortgage loan in the aggregate,  the trust fund, as the holder of the junior lien,  and,  accordingly,  holders of one or more classes of the securities of the related series bear (1) the risk of delay in distributions  while a  deficiency  judgment  against the  borrower is sought and (2) the risk of loss if the  deficiency  judgment is not realized upon.  Moreover,  deficiency  judgments may not be available in some  jurisdictions  or the mortgage loan may be nonrecourse.  In addition,  a junior  mortgagee may not foreclose on the property  securing a junior  mortgage  unless it forecloses  subject to the senior mortgages.

         A mortgage loan may require  payment of a prepayment  charge or penalty,  the terms of which will be more fully  described in the prospectus supplement.  Prepayment penalties may apply if the borrower makes a substantial  prepayment,  or may apply only if the borrower refinances  the mortgage  loans.  A  multifamily,  commercial or mixed-use  loan may also contain a prohibition  on prepayment or lock-out period.

         The  mortgage  loans may be "equity  refinance"  mortgage  loans,  as to which a portion of the proceeds are used to refinance an existing  mortgage  loan,  and the  remaining  proceeds may be retained by the  mortgagor or used for purposes  unrelated to the mortgaged property.  Alternatively,  the mortgage  loans may be "rate and term  refinance"  mortgage  loans,  as to which  substantially  all of the proceeds (net of related costs incurred by the  mortgagor)  are used to refinance an existing  mortgage loan or loans (which may include a junior lien)  primarily in order to change the interest rate or other terms  thereof.  The mortgage loans may be mortgage loans which have been consolidated  and/or have had various terms changed,  mortgage loans which have been converted from adjustable rate mortgage loans to fixed rate  mortgage  loans,  or  construction  loans which have been  converted to permanent  mortgage  loans.  In addition,  a mortgaged property may be subject to secondary  financing at the time of origination of the mortgage loan or  thereafter.  In addition,  some or all of the single family loans secured by junior liens may be High LTV Loans.

         If provided for in the related  prospectus  supplement,  a mortgage pool may contain  convertible  mortgage loans which allow the mortgagors  to convert the interest  rates on these  mortgage  loans from a fixed rate to an adjustable  rate, or an adjustable  rate to a fixed rate, at some point during the life of these mortgage loans. In addition,  if provided for in the related prospectus  supplement,  a mortgage pool may contain  mortgage loans which may provide for  modification to other fixed rate or adjustable  rate programs  offered by the Seller. If specified in the related  prospectus  supplement,  upon any conversion or modification,  the depositor,  the related master servicer,  the related servicer,  the applicable Seller or a third party will repurchase the converted or modified mortgage loan as and to the extent set forth in the related  prospectus  supplement.  Upon the failure of any party so obligated to  repurchase  any  converted or modified mortgage loan, it will remain in the mortgage pool.

         If provided for in the related prospectus  supplement,  the mortgage loans may include buydown mortgage loans. Under the terms of a buydown  mortgage  loan,  the monthly  payments made by the mortgagor  during the early years of the mortgage loan will be less than the scheduled monthly payments on the mortgage loan. The resulting difference will be made up from:

      o     funds contributed by the Seller of the mortgaged property or another source and placed in a custodial account,

      o     if funds contributed by the Seller are contributed on a present value basis, investment earnings on these funds, or

      o     additional funds to be contributed over time by the mortgagor's employer or another source.

         Generally,  the  mortgagor  under  each  buydown  mortgage  loan will be  qualified  at the  applicable  lower  monthly  payment.
Accordingly,  the repayment of a buydown  mortgage loan is dependent on the ability of the mortgagor to make larger level monthly payments after the Buydown Funds have been depleted and, for some buydown mortgage loans, during the Buydown Period.

         The prospectus  supplement for each series of securities  will contain  information as to the type of mortgage loans that will be included in the related  mortgage  pool.  Each  prospectus  supplement  applicable  to a series of  securities  will include  information, generally as of the cut-off date and to the extent then available to the depositor, on an approximate basis, as to the following:

      o     the aggregate principal balance of the mortgage loans,

      o     the type of property securing the mortgage loans,

      o     the original or modified terms to maturity of the mortgage loans,

      o     the range of principal balances of the mortgage loans at origination or modification,

      o     the earliest origination or modification date and latest maturity date of the mortgage loans,

      o     the Loan-to-Value Ratios of the mortgage loans,

      o     the mortgage rate or range of mortgage rates borne by the mortgage loans,

      o     if any of the mortgage loans are ARM Loans,  the  applicable  Index,  the range of Note Margins and the weighted  average Note
            Margin,

      o     the geographical distribution of the mortgage loans,

      o     the percentage of buydown mortgage loans, if applicable, and

      o     the percent of ARM Loans which are convertible to fixed-rate mortgage loans, if applicable.

      A Current Report on Form 8-K will be sent, upon request, to holders of the related series of securities and will be filed,  together with the related pooling and servicing agreement, with respect to each series of certificates,  or the related servicing agreement,  owner trust agreement and indenture,  with respect to each series of notes,  with the Commission  after the initial  issuance of the securities.
In the event that mortgage  loans are added to or deleted from the trust fund after the date of the related  prospectus  supplement but on or before the date of issuance of the  securities if any material pool  characteristic  differs by 5% or more from the  description in the prospectus  supplement,  revised  disclosure  will be provided  either in a  supplement  or in a Current  Report on Form 8-K which will be available to investors on the SEC website.

         The  depositor  will cause the mortgage  loans  included in each  mortgage  pool,  or mortgage  securities  evidencing  interests therein, to be assigned,  without recourse, to the trustee named in the related prospectus  supplement,  for the benefit of the holders of the  securities of a series.  Except to the extent that servicing of any mortgage loan is to be  transferred  to a special  servicer,  the master servicer named in the related prospectus supplement will service the mortgage loans,  directly or through servicers,  pursuant to a pooling and servicing agreement,  with respect to each series of certificates,  or a servicing  agreement,  with respect to each series of notes,  and will  receive  a fee for these  services.  See  "Servicing  of  Mortgage  Loans,"  "Description  of the  Securities"  and "The
Agreements" in this  prospectus.  The master  servicer's  obligations  with respect to the mortgage loans will consist  principally of its contractual  servicing  obligations under the related pooling and servicing agreement or servicing agreement  (including its obligation to supervise,  monitor and oversee the obligations of the servicers to service and administer their  respective  mortgage loans in accordance with the terms of the  applicable  servicing  agreements),  as more fully  described  in this  prospectus  under  "Servicing  of  Mortgage
Loans—Servicers,"  and, if and to the extent set forth in the related prospectus  supplement,  its obligation to make cash advances in the event of  delinquencies  in payments on or with respect to the mortgage loans as described in this  prospectus  under  "Description of the
Securities—Advances")  or pursuant to the terms of any mortgage  securities.  The obligations of a master servicer to make advances may be subject to limitations, to the extent this prospectus and the related prospectus supplement so provides.

Underwriting Standards

         Mortgage  loans to be included in a mortgage  pool will be  purchased  on the closing date by the  depositor  either  directly or indirectly from Affiliated Sellers or Unaffiliated Sellers. The depositor will acquire mortgage loans utilizing  re-underwriting  criteria which it believes are  appropriate,  depending to some extent on the depositor's or its affiliates'  prior  experience with the Seller and the servicer,  as well as the  depositor's  prior  experience  with a particular  type of mortgage loan or with mortgage loans relating to mortgaged  properties in a particular  geographical  region. A standard  approach to  re-underwriting  is to compare loan file information and  information  that is represented  to the depositor on a tape with respect to a percentage of the mortgage  loans the depositor  deems appropriate in the circumstances.  The depositor will not undertake any independent  investigations of the  creditworthiness of particular obligors.

         The mortgage  loans,  as well as mortgage loans  underlying  mortgage  securities  will have been  originated in accordance  with underwriting standards described below.

         The  underwriting  standards to be used in originating the mortgage loans are primarily  intended to assess the  creditworthiness of the mortgagor, the value of the mortgaged property and the adequacy of the property as collateral for the mortgage loan.

         The mortgage loans will be originated under  "full/alternative",  "stated income/verified assets", "stated income/stated assets",
"no  documentation"  or "no  ratio"  programs.  The  "full/alternative"  documentation  programs  generally  verify  income  and assets in accordance with Fannie Mae/Freddie Mac automated  underwriting  requirements.  The stated  income/verified  assets,  stated  income/stated
assets, no documentation or no ratio programs generally require less  documentation and verification than do full  documentation  programs which generally require standard Fannie Mae/Freddie Mac approved forms for verification of  income/employment,  assets and certain payment histories.  Generally,  under both  "full/alternative"  documentation  programs,  at least one month of income  documentation is provided.
This  documentation  is also  required  to include  year-to-date  income or prior  year  income in case the  former is not  sufficient  to establish  consistent  income.  Generally  under a "stated income verified  assets"  program no  verification  of a mortgagor's  income is undertaken  by the  origination  however,  verification  of the  mortgagor's  assets is obtained.  Under a "stated  income/stated  assets"
program,  no verification of either a mortgagor's income or a mortgagor's assets is undertaken by the originator  although both income and assets are stated on the loan application and a "reasonableness  test" is applied.  Generally,  under a "no  documentation"  program,  the mortgagor is not required to state his or her income or assets and therefore,  no  verification  of such  mortgagor's  income or assets is undertaken by the originator.  The  underwriting  for such mortgage loans may be based primarily or entirely on the estimated value of the mortgaged  property and the LTV ratio at origination  as well as on the payment  history and credit score.  Generally,  under a "no ratio"
program,  the mortgagor is not required to disclose their income  although the nature of employment is disclosed.  Additionally,  on a "no ratio" program assets are verified.

         The primary  considerations  in underwriting a mortgage loan are the mortgagor's  employment  stability and whether the mortgagor has  sufficient  monthly  income  available (1) to meet the  mortgagor's  monthly  obligations  on the proposed  mortgage loan  (generally determined  on the basis of the  monthly  payments  due in the year of  origination)  and other  expenses  related to the home  (including property  taxes and hazard  insurance)  and (2) to meet  monthly  housing  expenses and other  financial  obligations  and monthly  living expenses.  However,  the Loan-to-Value  Ratio of the mortgage loan is another critical factor. In addition,  a mortgagor's  credit history and repayment ability, as well as the type and use of the mortgaged property, are also considerations.

         High LTV  Loans  are  underwritten  with an  emphasis  on the  creditworthiness  of the  related  mortgagor.  High LTV  Loans are underwritten with a limited expectation of recovering any amounts from the foreclosure of the related mortgaged property.

         In the case of the multifamily  loans,  commercial loans or mixed-use loans,  lenders typically look to the debt service coverage ratio of a loan as an  important  measure of the risk of  default  on that  loan.  Unless  otherwise  defined  in the  related  prospectus supplement,  the debt service  coverage ratio of a multifamily  loan,  commercial loan or mixed-use loan at any given time is the ratio of
(1) the net operating income of the related mortgaged property for a twelve-month  period to (2) the annualized  scheduled payments on the mortgage loan and on any other loan that is secured by a lien on the mortgaged  property  prior to the lien of the related  mortgage.  The net  operating  income of a mortgaged  property is the total  operating  revenues  derived  from a  multifamily,  commercial  or mixed-use property,  as applicable,  during that period,  minus the total operating expenses incurred in respect of that property during that period other than (a) non-cash items such as depreciation  and  amortization,  (b) capital  expenditures and (c) debt service on loans (including the related  mortgage  loan)  secured by liens on that  property.  The net  operating  income of a  multifamily,  commercial  or mixed-use property,  as applicable,  will fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time. As the primary  source of the  operating  revenues of a  multifamily,  commercial or mixed-use  property,  as  applicable, rental income (and maintenance  payments from  tenant-stockholders  of a cooperatively owned multifamily  property) may be affected by the condition of the applicable real estate market and/or area economy.  Increases in operating  expenses due to the general  economic climate or economic  conditions  in a locality or industry  segment,  such as increases in interest  rates,  real estate tax rates,  energy costs, labor costs and other operating expenses,  and/or to changes in governmental rules,  regulations and fiscal policies,  may also affect the risk of  default  on a  multifamily,  commercial  or  mixed-use  loan.  Lenders  also look to the  Loan-to-Value  Ratio of a  multifamily, commercial or mixed-use loan as a measure of risk of loss if a property must be liquidated following a default.

         Each  prospective  mortgagor will generally  complete a mortgage loan  application  that includes  information on the applicant's liabilities,  income,  credit  history,  employment  history and personal  information.  One or more credit reports on each applicant from national credit reporting  companies  generally will be required.  The report typically  contains  information  relating to credit history with local and national  merchants and lenders,  installment  debt payments and any record of defaults,  bankruptcies,  repossessions,  or judgments.  In the case of a multifamily  loan,  commercial loan or mixed-use loan, the mortgagor will also be required to provide certain information  regarding the related  mortgaged  property,  including a current rent roll and operating income  statements (which may be pro forma and unaudited).  In addition,  the originator will generally also consider the location of the mortgaged property,  the availability of competitive  lease space and rental income of comparable  properties in the relevant  market area, the overall  economy and demographic features of the  geographic  area and the  mortgagor's  prior  experience in owning and operating  properties  similar to the  multifamily properties or commercial properties, as the case may be.

         Mortgaged  properties  generally will be appraised by licensed  appraisers or through an automated  valuation  system. A licensed appraiser will generally  address  neighborhood  conditions,  site and zoning status and condition and valuation of  improvements.  In the case of mortgaged  properties  secured by single family loans,  the appraisal report will generally  include a reproduction  cost analysis
(when  appropriate)  based on the current  cost of  constructing  a similar  home and a market  value  analysis  based on recent  sales of comparable homes in the area. With respect to multifamily properties,  commercial properties and mixed-use properties,  the appraisal must specify whether an income  analysis,  a market  analysis or a cost analysis was used. An appraisal  employing the income approach to value analyzes a property's projected net cash flow,  capitalization and other operational  information in determining the property's value. The market approach to value analyzes the prices paid for the purchase of similar  properties in the property's  area, with  adjustments  made for  variations  between those other  properties and the property  being  appraised.  The cost approach to value requires the appraiser to make an estimate of land value and then determine the current cost of reproducing the improvements less any accrued  depreciation.  In any case, the value of the property being financed,  as indicated by the appraisal,  must support,  and support in the future, the outstanding loan  balance.  All  appraisals by licensed  appraisers  are required to be on forms  acceptable  to Fannie Mae or Freddie Mac.  Automated valuation  systems  generally rely on publicly  available  information  regarding  property values and will be described more fully in the related  prospectus  supplement.  An appraisal  for  purposes of  determining  the Value of a mortgaged  property may include an automated valuation.

         Notwithstanding the foregoing,  Loan-to-Value  Ratios will not necessarily provide an accurate measure of the risk of liquidation loss in a pool of  mortgage  loans.  For  example,  the value of a mortgaged  property  as of the date of initial  issuance of the related series of securities may be less than the Value  determined at loan  origination,  and will likely continue to fluctuate from time to time based upon changes in economic  conditions and the real estate  market.  Mortgage  loans which are subject to negative  amortization  will have  Loan-to-Value  Ratios which will increase  after  origination  as a result of negative  amortization.  Also,  even when current,  an appraisal is not necessarily a reliable estimate of value for a multifamily  property or commercial property.  As stated above,  appraised values of multifamily,  commercial and mixed-use  properties are generally  based on the market  analysis,  the cost analysis,  the income analysis,  or upon a selection from or  interpolation  of the values derived from those  approaches.  Each of these appraisal  methods can present analytical  difficulties.  It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property  may have  little to do with its  current  market  value;  and income  capitalization  is  inherently  based on inexact projections  of income and expenses and the  selection  of an  appropriate  capitalization  rate.  Where more than one of these  appraisal methods are used and  provide  significantly  different  results,  an accurate  determination  of value and,  correspondingly,  a reliable analysis of default and loss risks, is even more difficult.

         If so specified in the related prospectus  supplement,  the underwriting of a multifamily loan, commercial loan or mixed-use loan may also include  environmental  testing.  Under the laws of some states,  contamination  of real  property may give rise to a lien on the property to assure the costs of  cleanup.  In several  states,  this type of lien has  priority  over an  existing  mortgage  lien on that property. In addition,  under the laws of some states and under CERCLA, a lender may be liable, as an "owner" or "operator",  for costs of addressing  releases or  threatened  releases of  hazardous  substances  at a property,  if agents or  employees of the lender have become sufficiently  involved in the operations of the borrower,  regardless of whether or not the  environmental  damage or threat was caused by the borrower or a prior owner.  A lender also risks such  liability on  foreclosure  of the mortgage as described  under "Legal Aspects of
Mortgage Loans—Environmental Legislation" in this prospectus.

         With respect to any FHA loan or VA loans the mortgage  loan Seller will be required to  represent  that it has complied  with the applicable  underwriting  policies of the FHA or VA,  respectively.  See "Description of Primary  Mortgage  Insurance,  Hazard  Insurance;
Claims Thereunder—FHA Insurance" and "—VA Insurance" in this prospectus.

FICO Scores

         The FICO Score is a statistical  ranking of likely future credit performance  developed by Fair, Isaac & Company ("Fair,  Isaac")
and the three national credit  repositories-Equifax,  Trans Union and First American  (formerly Experian which was formerly TRW). The FICO
Scores  available from the three national credit  repositories  are calculated by the assignment of weightings to the most predictive data collected  by the  credit  repositories  and  range  from the  300's to the  900's.  Although  the FICO  Scores  are  based  solely on the information  at the  particular  credit  repository,  such FICO Scores  have been  calibrated  to  indicate  the same level of credit risk regardless  of which  credit  repository  is used.  The FICO Scores is used along with,  but not limited  to,  mortgage  payment  history, seasoning on bankruptcy and/or foreclosure, and is not a substitute for the underwriter's judgment.

Qualifications of Originators and Sellers

         Each mortgage loan generally will be originated,  directly or through mortgage brokers and correspondents,  by a savings and loan association,  savings bank,  commercial bank, credit union,  insurance company, or similar institution which is supervised and examined by a federal or state authority,  or by a mortgagee  approved by the Secretary of Housing and Urban Development  pursuant to sections 203 and
211 of the Housing Act, unless otherwise provided in the related prospectus supplement.

Representations by Sellers

         Each Seller will have made  representations  and warranties in respect of the mortgage loans and/or  mortgage  securities sold by the Seller and  evidenced  by a series of  securities.  In the case of mortgage  loans,  representations  and  warranties  will  generally include, among other things, that as to each mortgage loan:

         o        With respect to any first lien mortgage  loan, a lender's  title  insurance  policy (on an ALTA or CLTA form) or binder, or other  assurance of title  customary in the relevant  jurisdiction  therefore in a form  acceptable  to Fannie Mae or
                  Freddie Mac, was issued on the date that each  mortgage  loan was created by a title  insurance  company  which,  to the best of the related seller's  knowledge,  was qualified to do business in the jurisdiction  where the related  mortgaged property is located,  insuring the related  seller and its  successors and assigns that the mortgage is a first priority lien on the related  mortgaged  property in the original  principal  amount of the mortgage loan; and the related seller is the sole insured  under such  lender's  title  insurance  policy,  and such policy,  binder or assurance is valid and remains in full force and effect,  and each such policy,  binder or assurance shall contain all applicable  endorsements including a negative  amortization  endorsement,  if applicable.  With respect to any second lien mortgage  loan,  other than any  Piggyback  Loan that has an initial  principal  amount less than or equal to  $200,000,  (a) a lender's  title insurance  policy or binder,  or other  assurance of title  customary in the relevant  jurisdiction  therefore in a form acceptable  to Fannie  Mae or  Freddie  Mac,  was  issued on the date that each  mortgage  loan was  created  by a title insurance  company  which,  to the  best  of the  related  seller's  knowledge,  was  qualified  to do  business  in the jurisdiction  where the related  mortgaged  property is located,  insuring  the related  seller and its  successors  and assigns;  and the related  seller is the sole insured  under such  lender's  title  insurance  policy,  and such policy, binder or assurance  is valid and remains in full force and effect,  and each such  policy,  binder or  assurance  shall contain all  applicable  endorsements  including  a negative  amortization  endorsement,  if  applicable,  or (b) a lien search  was conducted at the time of origination with respect to the related property;

         o        immediately  prior to the  transfer to the  depositor,  the related  Seller was the sole owner of  beneficial  title and holder of the mortgage and mortgage  note  relating to such  mortgage  loan and is conveying  the same free and clear of any and all liens, claims,  encumbrances,  participation interests,  equities, pledges, charges or security interests of any nature and the  related  Seller has full right and  authority  to sell or assign the same  pursuant  to the  related mortgage loan purchase agreement;

         o        there is no mechanics' lien or claim for work,  labor or material  affecting the premises  subject to any mortgage which is or may be a lien prior to, or equal with,  the lien of such  mortgage  except those which are insured  against by the title insurance policy referred to above;

         o        the mortgage is a valid and enforceable  first or other  applicable lien on the property  securing the related  mortgage note and each  mortgaged  property is owned by the  mortgagor in fee simple  (except with respect to common areas in the case of  condominiums,  PUDs and de  minimis  PUDs)  or by  leasehold  for a term  longer  than the term of the  related mortgage,  subject only to (i) the lien of current real property taxes and assessments,  (ii) covenants,  conditions and restrictions,  rights  of way,  easements  and  other  matters  of public  record  as of the date of  recording  of such mortgage,  such exceptions being acceptable to mortgage lending institutions  generally or specifically reflected in the appraisal  obtained in  connection  with the  origination  of the related  mortgage  loan or referred to in the lender's title insurance  policy  delivered to the originator of the related  mortgage loan and (iii) other matters to which like properties  are commonly  subject which do not  materially  interfere  with the benefits of the security  intended to be provided by such mortgage;

         o        the  physical  property  subject  to the  mortgage  is free of  material  damage  and is in good  repair and there is no proceeding pending or threatened for the total or partial condemnation of any mortgaged property;

         o        there was no delinquent  tax or  assessment  lien against the property  subject to any mortgage,  except where such lien was being contested in good faith and a stay had been granted against levying on the property; and

         o        each mortgage  loan at the time it was made  complied in all material  respects  with all  applicable  local,  state and federal laws and regulations,  including, without limitation, usury, equal credit opportunity,  disclosure and recording laws and all  applicable  predatory,  abusive and fair lending  laws;  and each  mortgage  loan has been serviced in all material respects in accordance with all applicable laws and regulations,  including,  without limitation,  usury, equal credit opportunity,  disclosure and recording laws and all applicable  anti-predatory  lending laws and the terms of the related mortgage note, the mortgage and other loan documents.

If the mortgage  loans include  cooperative  mortgage  loans,  representations  and warranties  with respect to title  insurance or hazard insurance may not be given.  Generally,  the cooperative  itself is responsible for the maintenance of hazard insurance for property owned by the  cooperative,  and the borrowers  (tenant-stockholders)  of the  cooperative do not maintain hazard  insurance on their  individual dwelling units. In the case of mortgage  securities,  representations  and warranties will generally include,  among other things, that as to each mortgage  security,  the Seller has good title to the mortgage  security free of any liens. In the event of a breach of a Seller's representation  or warranty  that  materially  adversely  affects the  interests  of the  securityholders  in a mortgage  loan or mortgage security,  the related Seller will be obligated to cure the breach or repurchase  or, if permitted,  replace the mortgage loan or mortgage security as described  below.  However,  there can be no assurance that a Seller will honor its obligation to repurchase or, if permitted, replace any mortgage loan or mortgage security as to which a breach of a representation or warranty arises.

         All of the  representations  and warranties of a Seller in respect of a mortgage loan or mortgage security will have been made as of the date on which the mortgage  loan or mortgage  security was  purchased  from the Seller by or on behalf of the  depositor,  unless a specific  representation  or warranty relates to an earlier date, in which case such  representation  or warranty shall be made as of such earlier date. As a result,  the date as of which the  representations  and warranties were made may be a date prior to the date of initial issuance of the related  series of  securities  or, in the case of a  Designated  Seller  Transaction,  will be the date of closing of the related sale by the applicable  Seller.  A substantial  period of time may have elapsed  between the date as of which the  representations and  warranties  were made and the later  date of  initial  issuance  of the  related  series of  securities.  Accordingly,  the  Seller's repurchase obligation (or, if specified in the related prospectus  supplement,  limited replacement option) described below will not arise if, during the period  commencing on the date of sale of a mortgage  loan or mortgage  security by the Seller,  an event occurs that would have given rise to a repurchase  obligation had the event occurred prior to sale of the affected  mortgage loan or mortgage  security,  as the case may be. The only  representations  and  warranties  to be made for the benefit of holders of securities in respect of any related mortgage loan or mortgage  security  relating to the period  commencing  on the date of sale of the mortgage loan or mortgage  security by the Seller to or on behalf of the  depositor  will be the limited  corporate  representations  of the  depositor  and the master  servicer described under "Description of the Securities—Assignment of Trust Fund Assets" below.

         The depositor  will assign to the trustee for the benefit of the holders of the related  series of  securities  all of its right, title and interest in each  purchase  agreement by which it purchased a mortgage loan or mortgage  security  from a Seller  insofar as the purchase agreement relates to the  representations  and warranties made by the Seller in respect of the mortgage loan or mortgage security and any remedies provided for with respect to any breach of  representations  and warranties with respect to the mortgage loan or mortgage security.  If a Seller  cannot  cure a breach of any  representation  or  warranty  made by it in respect of a mortgage  loan or  mortgage security  which  materially and adversely  affects the interests of the  securityholders  therein  within a specified  period after having discovered or received  notice of a breach,  then, the Seller will be obligated to repurchase the mortgage loan or mortgage  security at a purchase price set forth in the related  pooling and servicing  agreement or other  agreement which purchase price generally will be equal to the principal  balance thereof as of the date of repurchase  plus accrued and unpaid  interest  through or about the date of repurchase at the related  mortgage rate or pass-through  rate, as applicable  (net of any portion of this interest  payable to the Seller in respect of master servicing compensation,  special servicing compensation or servicing compensation,  as applicable,  and any interest retained by the depositor).

         As to any mortgage loan required to be repurchased by a Seller as provided  above,  rather than repurchase the mortgage loan, the
Seller, if so specified in the related prospectus  supplement,  will be entitled,  at its sole option, to remove the Deleted Mortgage Loan from the trust fund and substitute in its place a Qualified  Substitute Mortgage Loan;  however,  with respect to a series of certificates for which no REMIC election is to be made, the  substitution  must be effected within 120 days of the date of the initial  issuance of the related series of  certificates.  With respect to a trust fund for which a REMIC election is to be made, the  substitution  of a defective mortgage loan must be effected  within two years of the date of the initial  issuance of the related series of  certificates,  and may not be made if the substitution  would cause the trust fund, or any portion  thereof,  to fail to qualify as a REMIC or result in a Prohibited
Transaction Tax under the Code. Any Qualified Substitute Mortgage Loan generally will, on the date of substitution:

      o     have an outstanding  principal  balance,  after deduction of the principal  portion of the monthly payment due in the month of substitution,  not in excess of the outstanding principal balance of the Deleted Mortgage Loan (the amount of any shortfall to be  deposited  in the  Distribution  Account by the related  Seller or the master  servicer in the month of  substitution  for distribution to the securityholders),

      o     have a mortgage  rate and a Net  Mortgage  Rate not less than (and not  materially  greater  than) the  mortgage  rate and Net
            Mortgage Rate, respectively, of the Deleted Mortgage Loan as of the date of substitution,

      o     have a  Loan-to-Value  Ratio at the time of  substitution  no higher  than that of the  Deleted  Mortgage  Loan at the time of substitution,

      o     have a remaining  term to maturity not  materially  earlier or later than (and not later than the latest  maturity date of any mortgage loan) that of the Deleted Mortgage Loan, and

      o     comply with all of the representations and warranties made by the Seller as of the date of substitution.

The related  mortgage loan  purchase  agreement  may include  additional  requirements  relating to ARM Loans or other  specific  types of mortgage  loans,  or  additional  provisions  relating to meeting  the  foregoing  requirements  on an  aggregate  basis where a number of substitutions  occur  contemporaneously.  A Seller will have an option to  substitute  for a mortgage  security  that it is  obligated  to repurchase  in  connection  with a breach of a  representation  and warranty  only if it  satisfies  the criteria set forth in the related prospectus supplement.

         The master servicer or the trustee will be required under the applicable pooling and servicing  agreement or servicing  agreement to use reasonable  efforts to enforce this repurchase or substitution  obligation for the benefit of the trustee and the  securityholders, following  those  practices it would  employ in its good faith  business  judgment and which are normal and usual in its general  mortgage servicing  activities;  provided,  however,  that this repurchase or  substitution  obligation will not become an obligation of the master servicer in the event the  applicable  Seller  fails to honor the  obligation.  In  instances  where a Seller is unable,  or disputes  its obligation,  to  repurchase  affected  mortgage  loans and/or  mortgage  securities,  the master  servicer or the trustee,  employing  the standards set forth in the preceding  sentence,  may negotiate and enter into one or more  settlement  agreements  with the related Seller that could provide for the repurchase of only a portion of the affected  mortgage loans and/or mortgage  securities.  Any settlement could lead to losses on the mortgage loans and/or mortgage  securities  which would be borne by the related  securities.  In accordance with the above described  practices,  the master servicer or trustee will not be required to enforce any repurchase  obligation of a Seller arising from any  misrepresentation  by the Seller, if the master servicer determines in the reasonable exercise of its business judgment that the matters related to the  misrepresentation  did not directly cause or are not likely to directly cause a loss on the related  mortgage loan or mortgage  security.  If the Seller fails to repurchase and no breach of any other party's  representations  has occurred,  the Seller's repurchase  obligation will not become an obligation of the depositor or any other party. In the case of a Designated  Seller  Transaction where the Seller fails to repurchase a mortgage  loan or mortgage  security and neither the depositor nor any other entity has assumed the representations  and  warranties,  the  repurchase  obligation  of the Seller will not become an  obligation of the depositor or any other party.  The foregoing  obligations  will  constitute  the sole remedies  available to  securityholders  or the trustee for a breach of any representation by a Seller or for any other event giving rise to the obligations as described above.

         Neither the  depositor nor the master  servicer will be obligated to repurchase a mortgage loan or mortgage  security if a Seller defaults on its  obligation  to do so, and no  assurance  can be given that the Sellers  will carry out their  repurchase  obligations.  A default  by a Seller  is not a  default  by the  depositor  or by the  master  servicer.  However,  to the  extent  that a  breach  of the representations  and warranties of a Seller also  constitutes a breach of a  representation  made by the depositor or the master servicer, as described below under  "Description of the  Securities—Assignment  of Trust Fund Assets," the depositor or the master servicer may have a repurchase or  substitution  obligation.  Any mortgage loan or mortgage  security not so repurchased or substituted  for shall remain in the related trust fund and any losses related thereto shall be allocated to the related credit enhancement,  to the extent available,  and otherwise to one or more classes of the related series of securities.

         If a  person  other  than a  Seller  makes  the  representations  and  warranties  referred  to in the  first  paragraph  of this
"—Representations  by Sellers" section,  or a person other than a Seller is responsible for repurchasing or replacing any mortgage loan or mortgage  security  for a breach of those  representations  and  warranties,  the identity of that person will be specified in the related prospectus  supplement.  The master servicer's  responsibilities for enforcing these representations and warranties will be as provided in the second preceding paragraph.

Optional Purchase of Defaulted Mortgage Loans

         If the  related  prospectus  supplement  so  specifies,  the master  servicer or another  entity  identified  in such  prospectus supplement  may, at its option,  purchase from the trust fund any mortgage loan which is delinquent in payment by 90 days or more or is an
REO Mortgage Loan as the date of such purchase. Any such purchase shall be at the price described in the related prospectus supplement.

                                                         STATIC POOL INFORMATION

         For each mortgage pool discussed  above,  the depositor will provide  static pool  information  with respect to the experience of the sponsor, or other appropriate entity, in securitizing asset pools of the same type to the extent material.

         With respect to each series of securities,  the information  referred to in this section will be provided through an internet web site at the address disclosed in the related prospectus supplement.

                                                       SERVICING OF MORTGAGE LOANS

General

         The mortgage loans and mortgage  securities  included in each mortgage pool will be serviced and administered  pursuant to either a pooling and servicing  agreement or a servicing  agreement.  A form of pooling and servicing agreement and a form of servicing agreement have each been filed as an exhibit to the  registration  statement of which this  prospectus is a part.  However,  the  provisions of each pooling and servicing  agreement or servicing  agreement will vary  depending upon the nature of the related  mortgage pool. The following summaries describe the material  servicing-related  provisions that may appear in a pooling and servicing agreement or servicing agreement for a mortgage pool that includes mortgage loans. The related prospectus supplement will describe any  servicing-related  provision of its related pooling and servicing  agreement or servicing  agreement that materially  differs from the description  thereof  contained in this prospectus.  If the related mortgage pool includes  mortgage  securities,  the related  prospectus  supplement will summarize the material provisions of the related pooling and servicing  agreement and identify the  responsibilities of the parties to that pooling and servicing agreement.

         With respect to any series of securities as to which the related mortgage pool includes  mortgage  securities,  the servicing and administration  of the mortgage loans  underlying  any mortgage  securities  will be pursuant to the terms of those  mortgage  securities.
Mortgage  loans  underlying  mortgage  securities  in a mortgage  pool will be serviced and  administered  generally in the same manner as mortgage loans included in a mortgage pool,  however,  there can be no assurance that this will be the case,  particularly if the mortgage securities are issued by an entity other than the depositor or any of its affiliates.

The Master Servicer

         The master  servicer,  if any,  for a series of  securities  will be named in the  related  prospectus  supplement  and may be an affiliate of the depositor.  The master  servicer is required to maintain a fidelity bond and errors and omissions  policy with respect to its officers and employees and other persons acting on behalf of the master  servicer in connection  with its  activities  under a pooling and servicing agreement or a servicing agreement.

         The master  servicer  shall  supervise,  monitor and oversee the  obligation  of the  servicers to service and  administer  their respective mortgage loans in accordance with the terms of the applicable  servicing  agreements and shall have full power and authority to do any and all things which it may deem necessary or desirable in connection with such master servicing and  administration.  In addition, the Master  Servicer  shall  oversee and consult with each  servicer as necessary  from  time-to-time  to carry out the master  servicer's obligations  under the pooling  and  servicing  agreement  or  servicing  agreement,  shall  receive,  review and  evaluate  all  reports, information  and other data  provided to the master  servicer by each  servicer  and shall cause each  servicer to perform and observe the covenants,  obligations  and  conditions to be performed or observed by such  servicer  under its  applicable  servicing  agreement.  Each pooling and servicing  agreement or servicing  agreement,  as  applicable,  for a series of  securities,  will provide that in the event a servicer fails to perform its  obligations in accordance with its servicing  agreement,  the master servicer shall terminate such servicer and act as servicer of the related mortgage loans or cause the trustee to enter into a new servicing  agreement with a successor  servicer selected by the master servicer.

The Servicers

         Each of the  servicers,  if any, for a series of  securities  will be named in the related  prospectus  supplement  and may be an affiliate  of the  depositor  or the Seller of the  mortgage  loans for which it is acting as  servicer.  Each  servicer  will service the mortgage loans pursuant to a servicing  agreement  between the master servicer and the related  servicer,  which servicing  agreement will not contain any terms which are  inconsistent  with the related  pooling and  servicing  agreement  or other  agreement  that  governs the servicing  responsibilities  of the master  servicer or pursuant to the related  pooling and  servicing  agreement,  as  specified  in the related prospectus  supplement.  Each servicer is required to maintain a fidelity bond and errors and omissions policy with respect to its officers and employees and other persons acting on behalf of the servicer in connection  with its activities  under a servicing  agreement or the related pooling and servicing agreement.

Collection and Other Servicing Procedures; Mortgage Loan Modifications

         The master servicer for any mortgage pool will be obligated under the pooling and servicing  agreement or servicing  agreement to supervise,  monitor and oversee the  obligations  of the  servicers  to service and  administer  their  respective  mortgage  loans in the mortgage pool for the benefit of the related  securityholders,  in accordance  with applicable law, the terms of the pooling and servicing agreement or servicing  agreement,  the mortgage loans and any instrument of credit  enhancement  included in the related trust fund, and, to the extent consistent with the foregoing,  the customs and standards of prudent  institutional  mortgage lenders  servicing  comparable mortgage loans for their own account in the jurisdictions  where the related mortgaged  properties are located.  Subject to the foregoing, the master  servicer will have full power and authority to do any and all things in connection with servicing and  administration  that it may deem necessary and desirable.

         As part of its  servicing  duties,  the  master  servicer  will be  required  to,  and to cause each of the  servicers  to,  make reasonable  efforts to collect all payments  called for under the terms and provisions of the mortgage loans that it services.  The master servicer and each servicer will be obligated to follow the same  collection  procedures as it would follow for  comparable  mortgage loans held for its own account,  so long as these procedures are consistent with the servicing  standard of and the terms of the related pooling and servicing  agreement or servicing  agreement and the servicing standard  generally  described in the preceding  paragraph,  and do not impair recovery under any instrument of credit enhancement included in the related trust fund.  Consistent with the foregoing,  the master servicer or any  servicer  will be  permitted,  to the extent  provided  in the related  prospectus  supplement,  to waive any  prepayment premium, late payment charge or other charge in connection with any mortgage loan.

         Under a pooling and servicing agreement or a servicing  agreement,  a master servicer and each servicer may be granted discretion to extend relief to mortgagors whose payments become  delinquent.  In the case of single family loans and Contracts,  a master servicer or servicer  may, for example,  grant a period of temporary  indulgence  to a mortgagor or may enter into a  liquidating  plan  providing for repayment  of  delinquent  amounts  within a specified  period from the date of  execution of the plan.  However,  the master  servicer or servicer must first  determine  that any waiver or extension  will not impair the coverage of any related  insurance  policy or materially adversely affect the security for the mortgage loan. In addition,  unless otherwise specified in the related prospectus  supplement,  if a material default occurs or a payment default is reasonably  foreseeable with respect to a multifamily  loan,  commercial loan or mixed-use loan,  the master  servicer or servicer  will be  permitted,  subject to any  specific  limitations  set forth in the related  pooling and servicing  agreement or servicing  agreement and described in the related  prospectus  supplement,  to modify,  waive or amend any term of such mortgage  loan,  including  deferring  payments,  extending the stated  maturity  date or otherwise  adjusting the payment  schedule, provided that the  modification,  waiver or amendment (1) is reasonably likely to produce a greater recovery with respect to that mortgage loan on a present value basis than would  liquidation  and (2) will not adversely  affect the coverage under any applicable  instrument of credit enhancement.

         In the case of multifamily  loans,  commercial  loans and mixed-use loans, a mortgagor's  failure to make required  mortgage loan payments may mean that  operating  income is  insufficient  to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage  debt. In addition,  a mortgagor  under a  multifamily,  commercial or mixed-use loan that is unable to make mortgage  loan  payments may also be unable to make timely  payment of taxes and  otherwise  to maintain and insure the related  mortgaged property.  Generally,  the related master servicer or servicer will be required to monitor any multifamily loan or commercial loan that is in default,  evaluate whether the causes of the default can be corrected over a reasonable  period without  significant  impairment of the value of the related  mortgaged  property,  initiate  corrective  action in cooperation with the mortgagor if cure is likely,  inspect the related  mortgaged  property and take any other actions as are consistent with the servicing  standard  described above and in the pooling and servicing  agreement or servicing  agreement.  A significant  period of time may elapse before the master servicer or servicer is able to assess the success of any such corrective action or the need for additional  initiatives.  The time within which the master servicer or servicer  can make the initial  determination  of  appropriate  action,  evaluate the success of  corrective  action,  develop  additional initiatives,  institute  foreclosure  proceedings and actually foreclose (or accept a deed to a mortgaged property in lieu of foreclosure)
on behalf of the  securityholders  of the related  series may vary  considerably  depending on the particular  multifamily,  commercial or mixed-use  loan,  the mortgaged  property,  the  mortgagor,  the presence of an  acceptable  party to assume that loan and the laws of the jurisdiction in which the mortgaged property is located. If a mortgagor files a bankruptcy  petition,  the master servicer or servicer may not be permitted to accelerate  the maturity of the related  multifamily,  commercial  or mixed-use  loan or to foreclose on the mortgaged property for a considerable period of time. See "Legal Aspects of Mortgage Loans" in this prospectus.

         Some or all of the mortgage  loans in a mortgage  pool may contain a  due-on-sale  clause that  entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged  property made without the lender's consent.  In any case in which a mortgaged  property is being conveyed by the mortgagor,  the master  servicer will in general be obligated,  to the extent it has  knowledge of the  conveyance,  to exercise  its rights,  or cause the  servicer of the  mortgage  loan to exercise its rights,  to accelerate the maturity of the related mortgage loan under any due-on-sale  clause applicable  thereto,  but only if the exercise of these rights is permitted by  applicable  law and only to the extent it would not  adversely  affect or  jeopardize  coverage  under any Primary
Insurance  Policy or  applicable  credit  enhancement  arrangements.  If  applicable  law  prevents the master  servicer or servicer  from enforcing a due-on-sale or  due-on-encumbrance  clause or if the master servicer or servicer  determines that it is reasonably likely that the related  mortgagor  would  institute a legal action to avoid  enforcement of a due-on-sale or  due-on-encumbrance  clause,  the master servicer or servicer  may enter into (1) an  assumption  and  modification  agreement  with the person to whom the property has been or is about to be  conveyed,  pursuant to which this person  becomes  liable under the mortgage  note  subject to specified  conditions  and the mortgagor,  to the extent  permitted by applicable law,  remains liable thereon or (2) a substitution of liability  agreement  pursuant to which the  original  mortgagor  is released  from  liability  and the person to whom the  property  has been or is about to be conveyed is substituted  for the original  mortgagor  and becomes  liable  under the mortgage  note,  subject to  specified  conditions.  The original mortgagor may be released from liability on a single family loan if the master  servicer or servicer  shall have  determined in good faith that the release will not adversely  affect the  collectability  of the mortgage  loan.  The master  servicer or servicer  will  determine whether to  exercise  any right the  trustee  may have under any  due-on-sale  or  due-on-encumbrance  provision  in a  multifamily  loan, commercial loan or mixed-use loan in a manner consistent with the servicing  standard.  The master servicer or servicer  generally will be entitled to retain as  additional  servicing  compensation  any fee collected in  connection  with the  permitted  transfer of a mortgaged property.  See "Legal  Aspects of  Mortgage  Loans—Enforceability  of Certain  Provisions"  in this  prospectus.  FHA loans do not contain due-on-sale or due-on-encumbrance clauses and may be assumed by the purchaser of the mortgaged property.

         Mortgagors may, from time to time,  request partial releases of the mortgaged  properties,  easements,  consents to alteration or demolition  and other similar  matters.  The master  servicer or the servicer may approve a request if it has  determined,  exercising its good faith  business  judgment in the same manner as it would if it were the owner of the related  mortgage  loan,  that approval will not adversely  affect the security for, or the timely and full  collectability  of, the related mortgage loan. Any fee collected by the master servicer  or  servicer  for  processing  these  requests  will be retained  by the master  servicer  or  servicer,  as the case may be, as additional servicing compensation.

         In the case of mortgage loans secured by junior liens on the related mortgaged  properties,  the master servicer will be required to file,  or cause the  servicer of the  mortgage  loans to file,  of record a request  for notice of any action by a superior  lienholder under the senior lien for the protection of the related  trustee's  interest,  where permitted by local law and whenever  applicable state law does not require that a junior  lienholder be named as a party  defendant in foreclosure  proceedings in order to foreclose the junior lienholder's  equity of  redemption.  The master  servicer also will be required to notify,  or cause the servicer of the mortgage loan to notify,  any superior  lienholder in writing of the existence of the mortgage  loan and request  notification  of any action (as described below) to be taken against the mortgagor or the mortgaged  property by the superior  lienholder.  If the master  servicer or a servicer is notified that any superior  lienholder has  accelerated or intends to accelerate  the  obligations  secured by the related senior lien, or has declared or intends to declare a default under the mortgage or the promissory  note secured  thereby,  or has filed or intends to file an election to have the related  mortgaged  property sold or foreclosed,  then, the master servicer will be required to take, or cause the servicer of the related  mortgaged  property to take, on behalf of the related trust fund,  whatever  actions are necessary to protect the interests of the related  securityholders,  and/or to preserve the security of the related mortgage loan, subject to the REMIC Provisions, if  applicable.  The master  servicer will be required to advance,  or cause the servicer of the mortgage  loan to advance,  the necessary funds to cure the default or reinstate the superior lien, if the advance is in the best interests of the related  securityholders  and the master  servicer or the  servicer,  as the case may be,  determines  the  advances are  recoverable  out of payments on or proceeds of the related mortgage loan.

         The master  servicer for any mortgage pool will also be required to perform,  or cause the servicers of the mortgage loans in the mortgage pool to perform,  other customary functions of a servicer of comparable loans,  including  maintaining escrow or impound accounts for payment of taxes,  insurance  premiums  and similar  items,  or otherwise  monitoring  the timely  payment of those  items;  adjusting mortgage rates on ARM Loans;  maintaining Buydown Accounts;  supervising  foreclosures and similar  proceedings;  managing REO properties;
and  maintaining  servicing  records  relating to the mortgage  loans in the mortgage pool.  The master  servicer will be responsible  for filing  and  settling  claims in  respect of  particular  mortgage  loans  under any  applicable  instrument  of credit  enhancement.  See
"Description of Credit Enhancement" in this prospectus.

Special Servicers

         If and to the extent  specified in the related  prospectus  supplement,  a special servicer may be a party to the related pooling and  servicing  agreement  or  servicing  agreement  or may be  appointed  by the master  servicer or another  specified  party to perform specified  duties in respect of servicing  the related  mortgage  loans that would  otherwise be  performed  by the master  servicer  (for example,  the workout  and/or  foreclosure  of defaulted  mortgage  loans).  The rights and  obligations  of any special  servicer will be specified in the related  prospectus  supplement,  and the master servicer will be liable for the  performance of a special  servicer only if, and to the extent, set forth in that prospectus supplement.

Realization Upon or Sale of Defaulted Mortgage Loans

         Except as  described  below  and in the  related  prospectus  supplement,  the  master  servicer  will be  required,  in a manner consistent with the servicing  standard,  to, or to cause the servicers of the mortgage loans to,  foreclose upon or otherwise  comparably convert the ownership of properties  securing any mortgage  loans in the related  mortgage pool that come into and continue in default and as to which no satisfactory  arrangements  can be made for collection of delinquent  payments.  Generally,  the  foreclosure  process will commence no later than 90 days after  delinquency of the related  mortgage loan. The master  servicer and each servicer will be authorized to  institute  foreclosure  proceedings,  exercise  any  power  of  sale  contained  in the  related  mortgage,  obtain  a deed in lieu of foreclosure,  or otherwise acquire title to the related mortgaged property, by operation of law or otherwise,  if the action is consistent with the servicing  standard.  The master  servicer's or applicable  servicer's  actions in this regard must be conducted,  however,  in a manner that will permit recovery under any instrument of credit enhancement  included in the related trust fund. In addition,  neither the master  servicer nor any other  servicer will be required to expend its own funds in  connection  with any  foreclosure  or to restore any damaged  property unless it shall determine that (1) the foreclosure  and/or  restoration will increase the proceeds of liquidation of the mortgage loan to the related  securityholders  after reimbursement to itself for these expenses and (2) these expenses will be recoverable to it from related Insurance Proceeds,  Liquidation Proceeds or amounts drawn out of any fund or under any instrument  constituting credit enhancement  (respecting  which it shall have priority for purposes of withdrawal  from the  Distribution  Account in accordance  with the pooling and servicing agreement or servicing agreement).

         However,  unless otherwise  specified in the related  prospectus  supplement,  neither the master servicer nor any other servicer may acquire title to any multifamily  property or commercial  property  securing a mortgage loan or take any other action that would cause the related  trustee,  for the benefit of  securityholders  of the related series,  or any other specified person to be considered to hold title to, to be a  "mortgagee-in-possession"  of, or to be an "owner" or an "operator" of such  mortgaged  property  within the meaning of federal environmental laws, unless the master servicer or the servicer of the mortgage loan has previously  determined,  based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the trust fund), that either:

                  (1)      the mortgaged  property is in compliance  with applicable  environmental  laws and regulations or, if not, that taking actions as are necessary to bring the mortgaged  property into compliance with these laws is reasonably  likely to produce a greater recovery on a present value basis than not taking those actions; and

                  (2)      there  are no  circumstances  or  conditions  present  at the  mortgaged  property  that have  resulted  in any contamination for which  investigation,  testing,  monitoring,  containment,  clean-up or remediation could be required under any applicable  environmental  laws and  regulations or, if those  circumstances  or conditions are present for which any such action could be  required,  taking  those  actions  with respect to the  mortgaged  property is  reasonably  likely to produce a greater recovery  on a  present  value  basis  than not  taking  those  actions.  See  "Legal  Aspects  of  Mortgage  Loans—Environmental
         Legislation" in this prospectus.

         Neither the master  servicer nor any other  servicer  will be obligated to foreclose  upon or otherwise  convert the ownership of any  mortgaged  property  securing a single  family  loan if it has  received  notice or has actual  knowledge  that the  property  may be contaminated  with or affected by hazardous  wastes or hazardous  substances;  however,  environmental  testing will not be required.  The master servicer or servicer,  as applicable,  will not be liable to the securityholders of the related series if, based on its belief that no such  contamination or effect exists,  the master servicer or such servicer  forecloses on a mortgaged  property and takes title to the mortgaged property, and thereafter the mortgaged property is determined to be so contaminated or affected.

         With respect to a mortgage  loan in default,  the master  servicer or servicer of the mortgage  loan may pursue  foreclosure  (or similar  remedies)  concurrently  with  pursuing any remedy for a breach of a  representation  and warranty.  However,  neither the master servicer nor the servicer of the mortgage loan is required to continue to pursue both  remedies if it  determines  that one remedy is more likely than the other to result in a greater  recovery.  Upon the first to occur of final  liquidation  (by foreclosure or otherwise) or a repurchase or  substitution  pursuant to a breach of a  representation  and  warranty,  the mortgage loan will be removed from the related trust fund if it has not been removed  previously.  The master servicer or servicer may elect to treat a defaulted mortgage loan as having been  finally  liquidated  if a  substantial  portion or all of the  amounts  expected to be received  from that  mortgage  loan have been received.  Any additional  liquidation  expenses  relating to the mortgage loan  thereafter  incurred will be  reimbursable  to the master servicer or servicer,  as applicable,  from any amounts otherwise  distributable to holders of securities of the related series, or may be offset by any  subsequent  recovery  related to the  mortgage  loan.  Alternatively,  for  purposes of  determining  the amount of related
Liquidation  Proceeds to be distributed to  securityholders,  the amount of any Realized Loss or the amount required to be drawn under any applicable  form of credit  support,  the master  servicer  and  servicer may take into account  minimal  amounts of  additional  receipts expected to be received,  as well as estimated  additional  liquidation  expenses expected to be incurred in connection with the defaulted mortgage loan.

         As provided  above,  the master  servicer or a servicer may pass through less than the full amount it expects to receive from the related mortgage loan;  however,  the master servicer or servicer may only do this if the master servicer or servicer  reasonably believes it will maximize the proceeds to the  securityholders in the aggregate.  To the extent the master servicer or servicer receives additional recoveries following  liquidation,  the amount of the Realized Loss will be restated, and the additional recoveries will be passed through the trust as Liquidation Proceeds. In the event the amount of the Realized Loss is restated,  the amount of  overcollateralization  or the principal  balance of the most  subordinate  class of  securities in the trust may be increased.  However,  the holders of any  securities whose  principal  balance is  increased  will not be  reimbursed  interest  for the period  during  which the  principal  balance of their securities was lower.

         With respect to a series of  securities,  if so provided in the related  prospectus  supplement,  the  applicable  form of credit enhancement  may  provide,  to the extent of  coverage,  that a defaulted  mortgage  loan will be removed from the trust fund prior to the final  liquidation  thereof.  In addition,  a pooling and  servicing  agreement  or servicing  agreement  may grant to the  depositor,  an affiliate of the depositor,  the master servicer,  a special servicer,  a provider of credit  enhancement  and/or the holder or holders of specified  classes of  securities  of the related  series a right of first  refusal to purchase  from the trust fund,  at a  predetermined purchase  price,  any  mortgage  loan as to which a specified  number of  scheduled  payments are  delinquent.  If the  purchase  price is insufficient to fully fund the entitlements of securityholders  to principal and interest,  it will be specified in the related prospectus supplement.  Furthermore,  a pooling and servicing agreement or a servicing agreement may authorize the master servicer or servicer of the mortgage loan to sell any defaulted  mortgage loan if and when the master servicer or servicer  determines,  consistent with the servicing standard,  that the sale would  produce a greater  recovery to  securityholders  on a present  value basis than would  liquidation  of the related mortgaged property.

         In the event that title to any  mortgaged  property is acquired by  foreclosure  or by deed in lieu of  foreclosure,  the deed or certificate of sale will be issued to the trustee or to its nominee on behalf of  securityholders  of the related series.  Notwithstanding any acquisition of title and  cancellation of the related  mortgage loan, the REO Mortgage Loan will be considered for most purposes to be an outstanding  mortgage loan held in the trust fund until the mortgaged  property is sold and all  recoverable  Liquidation  Proceeds and
Insurance Proceeds have been received with respect to the defaulted  mortgage loan. For purposes of calculations of amounts  distributable to  securityholders  in respect of an REO Mortgage  Loan,  the  amortization  schedule in effect at the time of any  acquisition  of title
(before any  adjustment  thereto by reason of any  bankruptcy  or any similar  proceeding  or any  moratorium  or similar  waiver or grace period) will be deemed to have  continued in effect (and,  in the case of an ARM Loan,  the  amortization  schedule will be deemed to have adjusted in  accordance  with any interest rate changes  occurring on any  adjustment  date  therefor) so long as the REO Mortgage Loan is considered to remain in the trust fund.

         If title to any mortgaged  property is acquired by a trust fund as to which a REMIC election has been made, the master  servicer, on behalf of the trust fund,  will be required to sell, or cause the servicer of the mortgage loan to sell, the mortgaged  property within three years of  acquisition,  unless (1) the IRS grants an extension  of time to sell the property or (2) the trustee  receives an opinion of  independent  counsel to the effect that the holding of the property by the trust fund for more than three years after its  acquisition will not result in the  imposition  of a tax on the trust fund or cause the trust fund to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding.  Subject to the foregoing and any other tax-related  constraints,  the master servicer generally will be required to solicit bids, or to cause a servicer to solicit  bids,  for any mortgaged  property so acquired in a manner as will be reasonably likely to realize a fair price for the property.  If title to any mortgaged  property is acquired by a trust fund as to which a
REMIC election has been made, the master  servicer will also be required to ensure that the mortgaged  property is administered so that it constitutes  "foreclosure  property" within the meaning of Section 860G(a)(8) of the Code at all times, that the sale of the property does not result in the receipt by the trust fund of any income from  non-permitted  assets as described in Section  860F(a)(2)(B)  of the Code, and that the trust fund does not derive any "net income from foreclosure  property"  within the meaning of Section  860G(c)(2) of the Code with respect to the property.

         If Liquidation  Proceeds collected with respect to a defaulted  mortgage loan are less than the outstanding  principal balance of the defaulted  mortgage loan plus accrued interest plus the aggregate amount of reimbursable  expenses  incurred by the master servicer or the servicer,  as applicable,  with respect to the mortgage loan, and the shortfall is not covered under any applicable instrument or fund constituting credit enhancement,  the trust fund will realize a loss in the amount of the difference.  The master servicer or servicer, as applicable,  will be entitled to reimburse  itself from the Liquidation  Proceeds  recovered on any defaulted  mortgage loan, prior to the distribution of Liquidation Proceeds to securityholders,  amounts that represent unpaid servicing  compensation in respect of the mortgage loan,  unreimbursed  servicing  expenses incurred with respect to the mortgage loan and any unreimbursed  advances of delinquent  payments made with respect to the mortgage loan. If so provided in the related  prospectus  supplement,  the applicable form of credit  enhancement may provide for reinstatement  subject to specified  conditions in the event that,  following the final liquidation of a mortgage loan and a draw under the credit enhancement,  subsequent  recoveries are received.  In addition, if a gain results from the final liquidation of a defaulted  mortgage  loan or an REO  Mortgage  Loan which is not  required  by law to be remitted  to the  related  mortgagor,  the master servicer or  servicer,  as  applicable,  will be  entitled  to retain the gain as  additional  servicing  compensation  unless the related prospectus  supplement  provides  otherwise.  For a description of the master  servicer's  (or other  specified  person's)  obligations to maintain and make claims under  applicable forms of credit  enhancement and insurance  relating to the mortgage loans, see "Description of
Credit Enhancement" and "Description of Primary Mortgage Insurance, Hazard Insurance; Claims Thereunder" in this prospectus.

Servicing and Other Compensation and Payment of Expenses; Retained Interest

         The principal  servicing  compensation  to be paid to the master  servicer in respect of its master  servicing  activities  for a series of securities will be equal to the percentage or range of percentages per annum described in the related  prospectus  supplement of the  outstanding  principal  balance of each mortgage  loan, and this  compensation  will be retained by it on a monthly or other periodic basis from  collections  of interest on each mortgage loan in the related trust fund at the time the  collections  are deposited  into the applicable  Distribution  Account.  This portion of the servicing fee will be calculated with respect to each mortgage loan by multiplying the fee by the  principal  balance of the mortgage  loan.  In addition,  to the extent not permitted to be retained by the servicer of the mortgage loan, the master servicer may retain all prepayment  premiums,  assumption fees and late payment charges, to the extent collected from  mortgagors,  and any benefit which may accrue as a result of the investment of funds in the  applicable  Distribution  Account.  Any additional servicing compensation will be described in the related prospectus supplement.

         The  principal  servicing  compensation  to be paid to each  servicer  in respect  of its  servicing  activities  for a series of securities  will be equal to the  percentage  or range of  percentages  per annum  described in the related  prospectus  supplement of the outstanding  principal balance of each mortgage loan serviced by such servicer,  and this compensation will be retained by it on a monthly or other  periodic  basis from  collections  of interest on each mortgage loan in the related trust fund at the time the  collections  are deposited  into such  servicer's  Protected  Account.  This portion of the servicing fee will be calculated  with respect to each mortgage loan serviced by a servicer by multiplying  the fee by the principal  balance of the mortgage loan. In addition,  each servicer may retain all prepayment  premiums,  assumption fees and late payment charges,  to the extent  collected from mortgagors,  and any benefit which may accrue as a result of the investment of funds in its Protected  Account.  Any additional  servicing  compensation will be described in the related prospectus supplement.

         The master  servicer will pay or cause to be paid some of the ongoing  expenses  associated  with each trust fund and incurred by it in connection with its responsibilities  under the pooling and servicing agreement or servicing agreement,  including,  if so specified in the  related  prospectus  supplement,  payment of any fee or other  amount  payable in respect of any  alternative  credit  enhancement arrangements,  payment of the fees and disbursements of the trustee,  any custodian  appointed by the trustee and the security  registrar, and payment of expenses  incurred in enforcing the  obligations of the servicers and the Sellers.  The master servicer will be entitled to reimbursement  of expenses  incurred in enforcing  the  obligations  of the servicers  and the Sellers  under  limited  circumstances.  In addition,  the master servicer and each servicer will be entitled to  reimbursements  for some of its expenses incurred in connection with liquidated mortgage loans and in connection with the restoration of mortgaged  properties,  this right of reimbursement being prior to the rights of  securityholders  to receive any related  Liquidation  Proceeds or Insurance  Proceeds.  If and to the extent so provided in the related  prospectus  supplement,  the master servicer and each servicer will be entitled to receive  interest on amounts advanced to cover reimbursable  expenses for the period that the advances are  outstanding  at the rate  specified  in the  prospectus  supplement,  and the master  servicer and each  servicer  will be entitled to payment of the interest  periodically  from general  collections  on the mortgage loans in the related  trust fund prior to any payment to  securityholders  or as otherwise  provided in the related  pooling and servicing agreement or servicing agreement and described in the prospectus supplement.

         If and to the extent  provided in the related  prospectus  supplement,  the master  servicer and the servicers may be required to apply a portion of the servicing  compensation  otherwise  payable to it in respect of any period to any  Prepayment  Interest  Shortfalls resulting from mortgagor prepayments during that period. See "Yield Considerations" in this prospectus.

                                                      DESCRIPTION OF THE SECURITIES

General

         The  securities  will be  issued  in  series.  Each  series  of  certificates  (or,  in some  instances,  two or more  series  of certificates)  will be issued  pursuant  to a pooling  and  servicing  agreement,  similar to one of the forms  filed as an exhibit to the registration  statement of which this prospectus is a part.  Each pooling and servicing  agreement will be filed with the Commission as an exhibit to a Current  Report on Form 8-K.  Each  series of notes  (or,  in some  instances,  two or more  series of notes)  will be issued pursuant to an indenture  between the related issuing entity and the trustee,  similar to the form filed as an exhibit to the registration statement of which this prospectus is a part. The trust fund will be created  pursuant to an owner trust  agreement  between the depositor and the owner trustee.  Each  indenture,  along with the related  servicing  agreement and owner trust  agreement,  will be filed with the
Commission  as an exhibit to a Current  Report on Form 8-K.  Qualified  counsel will render an opinion to the effect that the trust fund's assets will not be considered  assets of the Seller or the depositor in the event of the  bankruptcy of the Seller or the  depositor.  The following  summaries  (together with additional  summaries under "The Agreements" below) describe the material  provisions relating to the securities common to each Agreements.

         Certificates  of each  series  covered by a  particular  pooling and  servicing  agreement  will  evidence  specified  beneficial ownership  interests in a separate trust fund created pursuant to the pooling and servicing  agreement.  Each series of notes covered by a particular  indenture will evidence  indebtedness of a separate trust fund created pursuant to the related owner trust agreement.  A trust fund will consist of, to the extent provided in the pooling and servicing agreement or owner trust agreement:

      o     the mortgage loans (and the related mortgage documents) or interests therein (including any mortgage securities)  underlying a particular  series of  securities  as from time to time are  subject to the  pooling  and  servicing  agreement  or  servicing agreement,  exclusive of, if specified in the related prospectus supplement,  any interest retained by the depositor or any of its affiliates with respect to each mortgage loan;

      o     all payments and  collections in respect of the mortgage loans or mortgage  securities due after the related  cut-off date, as from time to time are identified as deposited in respect thereof in the related  Protected  Account,  Distribution  Account or any other account established pursuant to the Agreement as described below;

      o     any property  acquired in respect of mortgage loans in the trust fund,  whether  through  foreclosure of a mortgage loan or by deed in lieu of foreclosure;

      o     hazard insurance  policies,  Primary  Insurance  Policies,  FHA insurance  policies and VA guarantees,  if any,  maintained in respect of mortgage loans in the trust fund and the proceeds of these policies;

      o     U.S. Government Securities;

      o     the rights of the depositor  under any mortgage  loan  purchase  agreement,  including in respect of any  representations  and warranties therein; and

      o     any combination,  as and to the extent  specified in the related  prospectus  supplement,  of a financial  guaranty  insurance policy,  mortgage pool insurance  policy,  letter of credit,  special hazard  insurance  policy,  or currency or interest rate exchange agreements as described under "Description of Credit Enhancement" in this prospectus.

         If provided in the  related  prospectus  supplement,  the  original  principal  amount of a series of  securities  may exceed the principal balance of the mortgage loans or mortgage securities  initially being delivered to the trustee.  Cash in an amount equal to this difference  will be  deposited  into a  pre-funding  account  maintained  with the  trustee.  During the  period set forth in the  related prospectus  supplement,  amounts on deposit in the  pre-funding  account may be used to  purchase  additional  mortgage  loans or mortgage securities for the related trust fund. Any amounts  remaining in the  pre-funding  account at the end of the period will be distributed as a  principal  prepayment  to the  holders of the  related  series of  securities  at the time and in the  manner set forth in the  related prospectus supplement.

         Each series of securities may consist of any one or a combination of the following types of classes:

Accretion Directed                                 A class of  securities  designated to receive  principal  payments primarily  from the interest  that  accrues on  specified  Accrual
                                                   Classes.

Accrual                                            A  class  of  securities  where  the  accrued  interest  otherwise payable to such  certificates is allocated to specified classes of
                                                   certificates   as   principal   payments  in  reduction  of  their
                                                   certificate  principal balance. The certificate  principal balance of the Accrual  Class will be increased to the extent such accrued interest is so allocated.

Companion                                          A class that receives  principal payments on any distribution date only if scheduled  payments  have been made on  specified  planned amortization  classes,  targeted amortization classes or scheduled principal classes.

Component                                          A class consisting of  "components."  The components of a class of component  securities may have different principal and/or interest payment  characteristics  but together  constitute a single class.
                                                   Each  component  of  a  class  of  component   securities  may  be
                                                   identified  as falling into one or more of the  categories in this list.

Fixed Rate                                         A class with an interest  rate that is fixed  throughout  the life of the class.

Floating Rate                                      A class that receives  interest payments based on an interest rate that fluctuates  each payment period based on a designated  index, which will be of a type that is  customarily  used in the debt and fixed income markets to measure the cost of borrowed  funds,  plus a specified margin.

Interest Only or IO                                A class of securities  with no principal  balance and which is not entitled to principal  payments.  Interest  usually  accrues based on a specified notional amount.

Inverse Floating Rate                              A class of securities  where the  pass-through  rate adjusts based on the  excess  between  a  specified  rate and  LIBOR or  another index,  which  will be of a type that is  customarily  used in the debt and fixed  income  markets  to measure  the cost of  borrowed funds.

Lock Out                                           A class of securities  which is "locked out" of certain  payments, usually principal, for a specified period of time.

Partial Accrual                                    A class that accretes a portion of the amount of accrued  interest thereon,  which amount will be added to the  principal  balance of
                                                   such  class  on  each  applicable   distribution  date,  with  the
                                                   remainder of such accrued interest to be distributed  currently as interest  on such  class.  Such  accretion  may  continue  until a specified  event has occurred or until such Partial  Accrual class is retired.

Principal Only                                     A class of securities which is not entitled to interest payments.

Planned Amortization Class or PAC                  A class of  securities  with a principal  balance  that is reduced based on a  schedule  of  principal  balances,  assuming a certain range of prepayment rates on the underlying assets.

Scheduled Principal                                A class that is designed  to receive  principal  payments  using a predetermined  principal balance schedule but is not designated as a Planned  Amortization Class or Targeted  Amortization  Class. In
                                                   many  cases,  the  schedule is derived by  assuming  two  constant prepayment  rates for the underlying  assets.  These two rates are the  endpoints  for the  "structuring  range"  for  the  scheduled principal class.

Senior Support                                     A class that absorbs the realized  losses other than excess losses that would  otherwise  be  allocated to a Super Senior Class after the  related  classes  of  subordinated  securities  are no longer outstanding.

Sequential Pay                                     Classes that receive principal payments in a prescribed  sequence, that do not have  predetermined  principal  balance  schedules and
                                                   that  under  all  circumstances   receive  payments  of  principal
                                                   continuously  from  the  first  distribution  date on  which  they receive  principal  until they are  retired.  A single  class that receives  principal  payments before or after all other classes in the same series of  securities  may be  identified as a sequential pay class.

Super Senior                                       A class  that will not bear its  proportionate  share of  realized losses  (other  than  excess  losses) as its share is  directed to another class,  referred to as the "support class" until the class principal balance of the support class is reduced to zero.

Target Amortization or TAC                         A class of  securities  with a principal  balance  that is reduced based on a scheduled  of  principal  balances,  assuming a certain targeted rate of prepayments on the related collateral.

Variable Rate                                      A class with an  interest  rate that  resets  periodically  and is
                                                   calculated   by  reference  to  the  rate  or  rates  of  interest
                                                   applicable to specified assets or instruments  (e.g., the mortgage rates borne by the underlying loans).

With respect to any series of notes, the related Equity  Certificates,  insofar as they represent the beneficial ownership interest in the
Issuing  Entity,  will be subordinate to the related notes.  As to each series,  the offered  securities  will be rated in one of the four highest rating  categories by one or more Rating Agencies.  Credit support for the offered  securities of each series may be provided by a financial guaranty insurance policy,  mortgage pool insurance policy,  letter of credit,  reserve fund, currency or interest rate exchange agreement,  overcollateralization,  cross-collateralization  or by the subordination of one or more other classes of securities,  each, as described under "Description of Credit Enhancement" in this prospectus, or by any combination of the foregoing.

         If so specified in the prospectus  supplement  relating to a series of  certificates,  one or more elections may be made to treat the related trust fund, or a designated  portion  thereof,  as a REMIC.  If an election is made with respect to a series of  certificates, one of the classes of certificates  in the series will be designated as evidencing the sole class of "residual  interests" in each related
REMIC, as defined in the Code;  alternatively,  a separate class of ownership  interests will evidence the residual  interests.  All other classes of  certificates  in the series will  constitute  "regular  interests"  in the related  REMIC,  as defined in the Code. As to each series of  certificates  as to which a REMIC  election  is to be made,  the master  servicer,  trustee or other  specified  entity will be obligated to take specified actions required in order to comply with applicable laws and regulations.

Form of Securities

         Except as  described  below,  the offered  securities  of each series will be issued as physical  certificates  or notes in fully registered form only in the denominations  specified in the related  prospectus  supplement,  and will be transferable and exchangeable at the  corporate  trust  office of the  registrar  named in the  related  prospectus  supplement.  No  service  charge  will be made for any registration  of exchange or transfer of offered  securities,  but the trustee may require payment of a sum sufficient to cover any tax or other  governmental  charge. A "securityholder"  or "holder" is the entity whose name appears on the records of the registrar  (consisting of or including the security register) as the registered holder of a security.

         If so specified in the related  prospectus  supplement,  specified  classes of a series of  securities  will be initially  issued through the book-entry facilities of DTC. As to any class of DTC Registered  Securities,  the recordholder of the securities will be DTC's nominee.  DTC is a  limited-purpose  trust  company  organized  under the laws of the State of New York,  which holds  securities  for its participants and facilitates the clearance and settlement of securities  transactions between  participants through electronic  book-entry changes in the accounts of participants. Intermediaries have indirect access to DTC's clearance system.

         If securities are issued as DTC Registered  Securities,  no Beneficial Owner will be entitled to receive a security  representing its interest in  registered,  certificated  form,  unless either (1) DTC ceases to act as  depository  in respect  thereof and a successor depository is not obtained,  or (2) the depositor  elects,  with the consent of the Beneficial  Owners, to discontinue the registration of the securities  through DTC. Prior to one of these events,  Beneficial Owners will not be recognized by the trustee or the master servicer as holders of the related  securities for purposes of the related  pooling and servicing  agreement or indenture,  and  Beneficial  Owners will be able to exercise their rights as owners of the securities  only  indirectly  through DTC,  participants  and  Intermediaries.  Any
Beneficial  Owner that desires to purchase,  sell or otherwise  transfer any interest in DTC Registered  Securities may do so only through
DTC, either  directly if the Beneficial  Owner is a participant or indirectly  through  participants  and, if applicable,  Intermediaries.
Pursuant to the procedures of DTC, transfers of the beneficial  ownership of any DTC Registered  Securities will be required to be made in minimum  denominations  specified  in the related  prospectus  supplement.  The  ability of a  Beneficial  Owner to pledge DTC  Registered
Securities to persons or entities that are not  participants in the DTC system,  or to otherwise act with respect to the  securities,  may be limited  because of the lack of physical  certificates  or notes  evidencing  the  securities and because DTC may act only on behalf of participants.

         Distributions  in respect of the DTC Registered  Securities  will be forwarded by the trustee or other  specified  entity to DTC, and DTC will be responsible  for forwarding the payments to  participants,  each of which will be responsible  for disbursing the payments to the Beneficial Owners it represents or, if applicable, to Intermediaries.  Accordingly,  Beneficial Owners may experience delays in the receipt of payments in respect of their  securities.  Under DTC's  procedures,  DTC will take actions  permitted to be taken by holders of any class of DTC  Registered  Securities  under the pooling and  servicing  agreement  or indenture  only at the  direction of one or more participants to whose account the DTC Registered  Securities are credited and whose aggregate  holdings represent no less than any minimum amount of  Percentage  Interests  or voting  rights  required  therefor.  DTC may take  conflicting  actions with respect to any action of holders of securities of any class to the extent that participants  authorize these actions.  None of the master servicer,  the depositor, the trustee or any of their  respective  affiliates will have any liability for any aspect of the records  relating to or payments made on account of beneficial  ownership  interests in the DTC Registered  Securities,  or for  maintaining,  supervising or reviewing any records relating to the beneficial ownership interests.

Global Securities

         Some of the offered  securities may be Global  Securities.  Except in some limited  circumstances,  the Global Securities will be available only in book-entry form.  Investors in the Global Securities may hold those Global Securities  through any of DTC,  Clearstream, or Euroclear  System (in  Europe).  The Global  Securities  will be  traceable  as home market  instruments  in both the European and U.S.
domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary  market trading between  investors  through  Clearstream and Euroclear  System will be conducted in the ordinary way in accordance  with the normal rules and  operating  procedures of  Clearstream  and Euroclear  System and in  accordance  with  conventional eurobond practice (i.e., seven calendar day settlement).

         Secondary market trading between  investors through DTC will be conducted  according to DTC's rules and procedures  applicable to
U.S. corporate debt obligations.

         Secondary  cross-market  trading  between  Clearstream  or  Euroclear  System and DTC  participants  holding  interests in Global
Securities will be effected on a  delivery-against-payment  basis through the respective  depositories of Clearstream and Euroclear System
(in that capacity) and as DTC participants.

         Non-U.S.  holders (as described below) of interests in Global  Securities will be subject to U.S.  withholding taxes unless those holders  meet  various  requirements  and deliver  appropriate  U.S.  tax  documents to the  securities  clearing  organizations  or their participants.

         All Global  Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC.  Investors'  interests in the Global Securities will be represented  through financial  institutions  acting on their behalf as direct and indirect  participants in DTC. As a result,  Clearstream  and  Euroclear  System will hold  positions  on behalf of their  participants  through  their  relevant depositary which in turn will hold those positions in their accounts as DTC participants.

         Investors  electing to hold their  interests in Global  Securities  through DTC will follow DTC  settlement  practices.  Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors  electing to hold their interests in Global  Securities  through  Clearstream or Euroclear  System accounts will follow the settlement  procedures applicable to conventional  eurobonds,  except that there will be no temporary global security and no "lock-up"
or restricted  period.  Global  Securities will be credited to the securities  custody  accounts on the settlement date against payment in same-day funds.

         Since the  purchaser  determines  the place of  delivery,  it is  important  to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         Secondary  market trading  between DTC  participants  will occur in accordance with DTC rules.  Secondary  market trading between
Clearstream  participants or Euroclear System  participants will be settled using the procedures  applicable to conventional  eurobonds in same-day  funds.  When Global  Securities  are to be  transferred  from the account of a DTC  participant  to the account of a Clearstream participant  or a Euroclear  System  participant,  the purchaser  will send  instructions  to  Clearstream  or Euroclear  System through a
Clearstream  participant or Euroclear  System  participant at least one business day prior to settlement.  Clearstream or Euroclear System will  instruct  the  relevant  depositary,  as the case may be, to receive the Global  Securities  against  payment.  Payment will include interest  accrued on the Global  Securities  from and including the last coupon payment date to and excluding the settlement  date, on the basis of the actual  number of days in that accrual  period and a year assumed to consist of 360 days.  For  transactions  settling on the
31st of the month,  payment will include  interest  accrued to and excluding the first day of the  following  month.  Payment will then be made by the relevant  depositary to the DTC  participant's  account against delivery of the Global  Securities.  After settlement has been completed,  the Global  Securities will be credited to the respective  clearing system and by the clearing system,  in accordance with its usual procedures,  to the Clearstream  participant's or Euroclear System participant's account. The securities credit will appear the next day (European  time) and the cash debit will be  back-valued  to, and the interest on the Global  Securities  will accrue from,  the value date (which would be the preceding day when  settlement  occurred in New York).  If settlement is not completed on the intended value date
(i.e., the trade fails),the Clearstream or Euroclear System cash debit will be valued instead as of the actual settlement date.

         Clearstream  participants and Euroclear System  participants  will need to make available to the respective  clearing systems the funds necessary to process same-day funds  settlement.  The most direct means of doing so is to preposition  funds for settlement,  either from cash on hand or existing lines of credit, as they would for any settlement  occurring within  Clearstream or Euroclear System.  Under this  approach,  they may take on credit  exposure to Clearstream  or Euroclear  System until the Global  Securities are credited to their account  one day  later.  As an  alternative,  if  Clearstream  or  Euroclear  System has  extended a line of credit to them,  Clearstream participants or Euroclear System  participants  can elect not to preposition  funds and allow that credit line to be drawn upon to finance settlement.  Under this procedure,  Clearstream  participants or Euroclear System  participants  purchasing  Global Securities would incur overdraft charges for one day,  assuming they cleared the overdraft when the Global  Securities were credited to their accounts.  However, interest  on the Global  Securities  would  accrue  from the value  date.  Therefore,  in many cases the  investment  income on the Global
Securities  earned during that one-day  period may  substantially  reduce or offset the amount of those  overdraft  charges,  although the result will depend on each Clearstream  participant's or Euroclear System participant's  particular cost of funds. Since the settlement is taking place during New York business hours, DTC  participants  can employ their usual  procedures for crediting Global  Securities to the respective European  depositary for the benefit of Clearstream  participants or Euroclear System  participants.  The sale proceeds will be available to the DTC seller on the settlement date.  Thus, to the DTC  participants a cross-market  transaction will settle no differently than a trade between two DTC participants.

         Due to time zone  differences  in their favor,  Clearstream  participants  and  Euroclear  System  participants  may employ their customary  procedures for transactions in which Global  Securities are to be transferred by the respective  clearing  system,  through the respective  depositary,  to a DTC participant.  The seller will send instructions to Clearstream or Euroclear System through a Clearstream participant  or Euroclear  System  participant  at least one business day prior to  settlement.  In these cases  Clearstream  or Euroclear
System will instruct the respective depositary,  as appropriate,  to credit the Global Securities to the DTC participant's account against payment.  Payment will include interest  accrued on the Global  Securities from and including the last coupon payment to and excluding the settlement  date on the basis of the  actual  number of days in that  accrual  period  and a year  assumed  to  consist  to 360 days.  For transactions  settling on the 31st of the month,  payment will include  interest  accrued to and  excluding the first day of the following month.  The payment will then be reflected in the account of Clearstream  participant or Euroclear  System  participant the following day, and receipt of the cash proceeds in the Clearstream  participant's or Euroclear System  participant's  account would be back-valued to the value date (which would be the preceding  day, when  settlement  occurred in New York).  Should the  Clearstream  participant or Euroclear
System  participant  have a line of credit with its respective  clearing  system and elect to be in debt in anticipation of receipt of the sale proceeds in its account,  the  back-valuation  will extinguish any overdraft  incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails),  receipt of the cash proceeds in the Clearstream  participant's or Euroclear
System participant's account would instead be valued as of the actual settlement date.

         Finally,  day traders that use  Clearstream  or  Euroclear  System and that  purchase  interests  in Global  Securities  from DTC participants for delivery to Clearstream  participants or Euroclear System  participants should note that these trades would automatically fail on the sale side unless  affirmative  action is taken.  At least three  techniques  should be readily  available  to  eliminate  this potential problem:

      o     borrowing  through  Clearstream  or Euroclear  System for one day (until the purchase  side of the trade is reflected in their
            Clearstream or Euroclear System accounts) in accordance with the clearing system's customary procedures;

      o     borrowing the Global  Securities in the U.S. from a DTC  participant  no later than one day prior to  settlement,  which would give the Global  Securities  sufficient  time to be reflected in their  Clearstream  or Euroclear  System  account in order to settle the sale side of the trade; or

      o     staggering  the value  dates for the buy and sell  sides of the trade so that the  value  date for the  purchase  from the DTC participant  is at least one day prior to the value  date for the sale to the  Clearstream  participant  or  Euroclear  System participant.

         A beneficial owner of interests in Global Securities holding  securities through  Clearstream or Euroclear System (or through DTC if the holder has an address  outside  the U.S.) will be subject to the 30% U.S.  withholding  tax that  generally  applies to payments of interest  (including  original issue  discount) on registered  debt issued by U.S.  Persons (as defined  below),  unless (i) each clearing system,  bank or other  financial  institution  that holds  customers'  securities in the ordinary  course of its trade or business in the chain  of  intermediaries  between  that  beneficial  owner  and the U.S.  entity  required  to  withhold  tax  complies  with  applicable certification  requirements  and (ii) that  beneficial  owner takes one of the following steps to obtain an exemption or reduced tax rate:
Exemption for Non-U.S.  Persons (Form W-8BEN).  Beneficial holders of interests in Global Securities that are Non-U.S. Persons (as defined below)  can obtain a complete  exemption  from the  withholding  tax by filing a signed  Form  W-8BEN  (Certificate  of Foreign  Status of
Beneficial  Owner for United States Tax  Withholding).  If the information  shown on Form W-8BEN changes,  a new Form W-8BEN must be filed within 30 days of that change.

         A Non-U.S.  Person (as defined  below),  including a non-U.S.  corporation  or bank with a U.S.  branch,  for which the  interest income is  effectively  connected  with its  conduct  of a trade or  business  in the United  States,  can  obtain an  exemption  from the withholding tax by filing Form W-8ECI  (Exemption from Withholding of Tax on Income  Effectively  Connected with the Conduct of a Trade or
Business in the United States).

         Non-U.S.  Persons  residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate
(depending on the treaty terms) by filing Form W-8BEN  (Holdership,  Exemption or Reduced Rate  Certificate).  Form W-8BEN may be filed by
Noteholders or their agent.

         U.S.  Persons  can obtain a complete  exemption  from the  withholding  tax by filing  Form W-9  (Payer's  Request  for  Taxpayer
Identification Number and Certification).

         The holder of an interest in a Global  Security  or, in the case of a Form W-8BEN or a Form  W-8ECI  filer,  his agent,  files by submitting the  appropriate  form to the person through whom it holds the security (the clearing  agency,  in the case of persons  holding directly on the books of the  clearing  agency).  Form W-8BEN and Form  W-8ECI are  effective  for three  calendar  years.  The term "U.S.
Person" means a citizen or resident of the United  States,  a  corporation,  partnership or other entity created or organized in, or under the laws of, the United States or any political  subdivision  thereof  (except,  in the case of a partnership,  to the extent  provided in regulations),  or an estate whose income is subject to United States federal  income tax  regardless of its source,  or a trust if a court within the United  States is able to exercise  primary  supervision  over the  administration  of the trust and one or more United  States
Persons have the authority to control all  substantial  decisions of the trust.  The term "Non-U.S.  Person" means any person who is not a
U.S.  Person.  This summary does not deal with all aspects of U.S.  Federal income tax withholding that may be relevant to foreign holders of the Global  Securities.  Investors are advised to consult their own tax advisors for specific tax advice  concerning  their holding and disposing of the Global Securities.

Exchangeable Securities

       General

         As the related prospectus  supplement will discuss, some series will include one or more classes of exchangeable  securities.  In any of these  series,  the holders  specified  in the related  prospectus  supplement  will be  entitled,  after notice and payment to the trustee of an administrative  fee, to exchange all or a portion of those classes for  proportionate  interests in one or more of the other classes of exchangeable securities.

         If the related  prospectus  supplement  describes the issuance of exchangeable  securities,  all of these classes of exchangeable securities  will be listed on the cover of the prospectus  supplement.  The classes of securities  that are  exchangeable  for one another will be  referred  to in the  related  prospectus  supplement  as  "related"  to each other,  and each  related  grouping of  exchangeable securities will be referred to as a "combination."  Each  combination of exchangeable  securities will be issued by the related trust fund and, in the  aggregate,  will  represent a distinct  combination  of  uncertificated  interests in the trust fund. At any time after their initial issuance, any class of exchangeable  securities may be exchanged for the related class or classes of exchangeable  securities.  In some cases, multiple classes of exchangeable securities may be exchanged for one or more classes of related exchangeable securities.

         Descriptions in the related prospectus  supplement about the securities of that series,  including  descriptions of principal and interest  distributions,  registration and denomination of securities,  credit enhancement,  yield and prepayment  considerations and tax,
ERISA and legal investment  considerations,  will also apply to each class of exchangeable  securities.  The related prospectus supplement will  separately  describe  the  yield and  prepayment  considerations  applicable  to,  and the risks of  investment  in,  each  class of exchangeable  securities in a combination.  For example,  separate decrement tables and yield tables, if applicable,  will be included for each class of a combination of exchangeable securities.

       Exchanges

         If a holder elects to exchange its  exchangeable  securities for related  exchangeable  securities the following three conditions must be satisfied:

         o        the aggregate principal balance of the exchangeable securities received in the exchange, immediately after the exchange, must equal the aggregate principal balance, immediately prior to the exchange, of the exchanged securities—for purposes of this condition, an interest only class will have a principal balance of zero;

         o        the annual interest amount payable with respect to the exchangeable securities received in the exchange must equal the aggregate annual interest amount of the exchanged securities; and

         o        the class or classes of exchangeable securities must be exchanged in the applicable proportions, if any, described in the related prospectus supplement.

         There are  different  types of  combinations  that can exist.  Any  individual  series of securities  may have multiple  types of combinations.  Some examples of combinations include:

         o        A class of exchangeable securities with an interest rate that varies directly with changes in an index and a class of exchangeable securities with an interest rate that varies indirectly with changes in an index may be exchangeable for a class of exchangeable securities with a fixed interest rate.  In this case, the classes that vary with an index would produce, in the aggregate, an annual interest amount equal to that generated by the class with a fixed interest rate.  In addition, the aggregate principal balance of the two classes that vary with an index would equal the principal balance of the class with the fixed interest rate.

         o        An interest only class and principal only class of exchangeable securities may be exchangeable, together, for a class that is entitled to both principal and interest payments.  The principal balance of the principal and interest class would be equal to the principal balance of the exchangeable principal only class, and the interest rate on the principal and interest class would be a fixed rate that when applied to the principal balance of this class would generate an annual interest amount equal to the annual interest amount of the exchangeable interest only class.

         o        Two classes of principal and interest classes with different fixed interest rates may be exchangeable, together, for a class that is entitled to both principal and interest payments, with a principal balance equal to the aggregate principal balance of the two exchanged classes, and a fixed interest rate that when applied to the principal balance of the exchanged for class, would generate an annual interest amount equal to the aggregate annual interest amount of the two exchanged classes.

         These examples of combinations of  exchangeable  securities  describe  combinations  of exchangeable  securities  which differ in their  interest  characteristics.  In some  series,  a  securityholder  may be able to  exchange  its  exchangeable  securities  for other exchangeable securities that have different principal payment characteristics.  Examples of these types of combinations include:

         o        A class of exchangeable securities that accretes all of its interest for a specified period, with the accreted amount added to the principal balance of the accreting class, and a class of exchangeable securities that receives principal payments from these accretions may be exchangeable, together, for a single class of exchangeable securities that receives payments of principal continuously from the first distribution date on which it receives interest until it is retired.

         o        A class of exchangeable securities that is designed to receive principal payments in accordance with a predetermined schedule, or a planned amortization class, and a class of exchangeable securities that only receives principal payments on a distribution date if scheduled payments have been made on the planned amortization class, may be exchangeable, together, for a class of exchangeable securities that receives principal payments without regard to the schedule from the first distribution date on which it receives principal until it is retired.

         A number  of  factors  may limit  the  ability  of an  exchangeable  securityholder  to effect  an  exchange.  For  example,  the securityholder  must own, at the time of the proposed  exchange,  the class or classes  necessary  to make the  exchange in the  necessary proportions.  If a  securityholder  does not own the necessary  classes or does not own the necessary  classes in the proper  proportions, the  securityholder  may not be able to obtain the desired  class of  exchangeable  securities.  The  securityholder  desiring to make the exchange may not be able to purchase the necessary class from the  then-current  owner at a reasonable  price or the necessary  proportion of the needed class may no longer be available due to principal payments or prepayments that have been applied to that class.

       Procedures

         The related  prospectus  supplement  will describe the  procedures  that must be followed to make an exchange.  A  securityholder will be required to provide  notice to the trustee five  business days prior to the proposed  exchange  date or as otherwise  specified in the related  prospectus  supplement.  The notice must  include the  outstanding  principal  or  notional  amount of the  securities  to be exchanged and to be received,  and the proposed  exchange date.  When the trustee  receives this notice,  it will provide  instructions to the securityholder  regarding delivery of the securities and payment of the administrative  fee. A securityholder's  notice to the trustee will become  irrevocable on the second business day prior to the proposed  exchange date. Any  exchangeable  securities in book-entry form will be subject to the rules, regulations and procedures applicable to DTC's book-entry securities.

         If the related  prospectus  supplement  describes exchange  proportions for a combination of classes of exchangeable  securities, these proportions will be based on the original, rather than the outstanding, principal or notional amounts of these classes.

         The first  payment on an  exchangeable  security  received  in an  exchange  will be made on the  distribution  date in the month following  the month of the exchange or as  otherwise  described in the related  prospectus  supplement.  This payment will be made to the securityholder of record as of the applicable record date.

Assignment of Trust Fund Assets

         At the time of issuance of a series of securities,  the depositor will assign,  or cause to be assigned,  to the related  trustee
(or its  nominee),without  recourse,  the mortgage loans or mortgage  securities being included in the related trust fund,  together with, all principal and interest  received on or with respect to the mortgage loans or mortgage  securities  after the cut-off date,  other than principal and interest due on or before the cut-off date. If specified in the related prospectus  supplement,  the depositor or any of its affiliates  may retain an  interest  in the trust fund  assets,  if any,  for itself or transfer  the same to others.  The  trustee  will, concurrently  with the  assignment,  deliver the  securities  of the series to or at the  direction  of the  depositor in exchange for the mortgage loans and/or mortgage  securities in the related trust fund. Each mortgage loan will be identified in a schedule  appearing as an exhibit to the related  pooling  and  servicing  agreement  or  servicing  agreement.  The  schedule  will  include,  among other  things, information  as to the principal  balance of each  mortgage loan in the related trust fund as of the cut-off date, as well as  information respecting the mortgage rate, the currently  scheduled  monthly  payment of principal and interest,  the maturity of the mortgage note and the Loan-to-Value Ratio at origination or modification (without regard to any secondary financing).

         In addition,  the depositor will, as to each mortgage loan, other than (1) mortgage loans underlying any mortgage  securities and
(2) Contracts, deliver, or cause to be delivered, to the related trustee (or to the custodian described below) the following documents:

      o     the mortgage note endorsed, without recourse, either in blank or to the order of the trustee (or its nominee),

      o     the mortgage  with  evidence of recording  indicated  on the  mortgage  (except for any mortgage not returned  from the public recording office) or, in the case of a cooperative mortgage loan, on the related financing statement,

      o     an  assignment  of the  mortgage  in blank or to the  trustee  (or its  nominee) in  recordable  form (or,  with  respect to a cooperative  mortgage  loan, an assignment of the respective  security  agreements,  any applicable UCC financing  statements, recognition  agreements,  relevant  stock  certificates,  related  blank stock  powers and the related  proprietary  leases or occupancy agreements),

      o     any  intervening  assignments  of the mortgage with evidence of recording on the  assignment  (except for any  assignment  not returned from the public recording office),

      o     if applicable, any riders or modifications to the mortgage note and mortgage,

      o     if the mortgage loan is secured by additional collateral,  certain security and assignment documents relating to the pledge of the additional collateral, and

      o     any other documents set forth in the related pooling and servicing  agreement,  mortgage loan purchase  agreement or servicing agreement.

The assignments may be blanket assignments covering mortgages on mortgaged properties located in the same county, if permitted by law.

         Notwithstanding  the foregoing,  a trust fund may include mortgage loans where the original mortgage note is not delivered to the trustee if the depositor  delivers,  or causes to be delivered,  to the related trustee (or the custodian) a copy or a duplicate  original of the mortgage note,  together with an affidavit  certifying that the original  thereof has been lost or destroyed.  In addition,  if the depositor  cannot  deliver,  with respect to any mortgage loan, the mortgage or any  intervening  assignment with evidence of recording on the  assignment  concurrently  with the  execution  and delivery of the related  pooling and  servicing  agreement or servicing  agreement because of a delay caused by the public recording  office,  the depositor will deliver,  or cause to be delivered,  to the related trustee
(or the  custodian) a true and correct  photocopy of the mortgage or assignment as submitted for recording  within one year. The depositor will deliver,  or cause to be delivered,  to the related  trustee (or the custodian) the mortgage or assignment with evidence of recording indicated on the assignment after receipt thereof from the public recording office.  If the depositor cannot deliver,  with respect to any mortgage loan, the mortgage or any intervening  assignment with evidence of recording on the mortgage or assignment  concurrently with the execution and delivery of the related pooling and servicing  agreement or servicing  agreement because the mortgage or assignment has been lost,  the depositor will deliver,  or cause to be delivered,  to the related  trustee (or the custodian) a true and correct  photocopy of the mortgage or assignment  with evidence of recording on the mortgage or assignment.  If the depositor  cannot  deliver,  with respect to any mortgage  loan,  the mortgage or any  intervening  assignment  with  evidence of recording on the mortgage or  assignment  because the applicable  jurisdiction  retains the originals of such documents,  the depositor will deliver photocopies of such documents containing an original  certification  by the  judicial  or other  governmental  authority  of the  jurisdiction  where such  documents  were  recorded.
Assignments of the mortgage loans to the trustee (or its nominee) will be recorded in the  appropriate  public  recording  office,  except
(1) where  recordation is not required by the Rating  Agencies  rating the applicable  securities,  (2) in states where, in the opinion of counsel  acceptable to the trustee,  recording is not required to protect the  trustee's  interests in the mortgage loan against the claim of any  subsequent  transferee  or any  successor to or creditor of the  depositor  or the  originator  of the mortgage  loan or (3) where
Mortgage  Electronic  Registration  Systems,  Inc. is  identified  on the mortgage or a properly  recorded  assignment  of mortgage as the mortgagee of record solely as nominee for a Seller and its successors  and assigns.  In addition,  the depositor  shall not be required to deliver  intervening  assignments  or mortgage note  endorsements  between the  underlying  sellers of the mortgage  loans and the Seller, between the Seller and the depositor and between the depositor and the trustee.

         As to each  Contract,  the  depositor  will deliver,  or cause to be delivered,  to the related  trustee (or the  custodian)  the following documents:

      o     the original Contract endorsed, without recourse, to the order of the trustee,

      o     copies of documents and instruments  related to the Contract and the security  interest in the Manufactured  Home securing the
            Contract, and

      o     a blanket assignment to the trustee of all Contracts in the related trust fund and the related documents and instruments.

In order to give  notice of the right,  title and  interest  of the  securityholders  to the  Contracts,  the  depositor  will cause to be executed and  delivered to the trustee a UCC-1  financing  statement  identifying  the trustee as the secured  party and  identifying  all
Contracts as collateral.

         The depositor will, as to each mortgage security included in a mortgage pool, deliver,  or cause to be delivered,  to the related trustee (or the  custodian),  either (i) cause an  electronic  transfer of that  security or (ii) provide a physical  certificate  or note evidencing the mortgage security,  registered in the name of the related trustee (or its nominee),  or endorsed in blank or to the related trustee (or its nominee), or accompanied by transfer documents sufficient to effect a transfer to the trustee (or its nominee).

         The trustee (or the  custodian)  will hold the documents in trust for the benefit of the related  securityholders,  and generally will review the documents  within 180 days after receipt thereof in the case of documents  delivered  concurrently  with the execution and delivery of the related  pooling and servicing  agreement or indenture,  and within the time period  specified in the related  pooling and servicing  agreement  or indenture in the case of all other  documents  delivered.  If any document is found to be missing or defective in any material respect,  the trustee (or the custodian) will be required to promptly so notify the master servicer,  the depositor,  and the related  Seller.  If the related  Seller does not cure the omission or defect  within a specified  period after notice is given thereto by the trustee,  and the omission or defect materially and adversely affects the interests of  securityholders  in the affected mortgage loan or mortgage  security,  then, the related  Seller will be obligated to repurchase the mortgage loan or mortgage  security from the trustee at its purchase price (or, if and to the extent it would  otherwise be permitted to do so for a breach of  representation  and warranty as described under "The Mortgage  Pools—Representations  of Sellers," to substitute for the mortgage loan or mortgage security).  The trustee will be obligated to enforce this  obligation of the Seller to the extent  described  above under "The Mortgage  Pools—Representations  by
Sellers," but there can be no assurance  that the applicable  Seller will fulfill its  obligation to repurchase  (or  substitute  for) the affected  mortgage loan or mortgage  security as described  above. The depositor will not be obligated to repurchase or substitute for the mortgage  loan or mortgage  security if the Seller  defaults  on its  obligation  to do so. This  repurchase  or  substitution  obligation constitutes the sole remedy available to the related  securityholders  and the related trustee for omission of, or a material defect in, a constituent  document.  Any affected  mortgage loan or mortgage security not so repurchased or substituted for shall remain in the related trust fund.

         The trustee will be authorized at any time to appoint one or more custodians  pursuant to a custodial  agreement to hold title to the mortgage  loans and/or  mortgage  securities in any mortgage pool, and to maintain  possession of and, if applicable,  to review,  the documents  relating to the  mortgage  loans  and/or  mortgage  securities,  in any case as the agent of the  trustee.  The identity of any custodian to be appointed on the date of initial  issuance of the securities  will be set forth in the related  prospectus  supplement.  A custodian may be an affiliate of the depositor or the master servicer.

         Except as to mortgage loans underlying any mortgage  securities,  the Seller will make  representations  and warranties as to the types and  geographical  concentrations  of the mortgage loans and as to the accuracy of some of the information  furnished to the related trustee in respect of each mortgage loan (for example,  the original  Loan-to-Value  Ratio, the principal  balance as of the cut-off date, the mortgage rate and maturity).  Upon a breach of any of these  representations  which materially and adversely  affects the interests of the  securityholders  in a mortgage  loan,  the Seller will be obligated to cure the breach in all material  respects,  to repurchase  the mortgage loan at its purchase price or, to substitute for the mortgage loan a Qualified  Substitute  Mortgage Loan in accordance  with the provisions for  substitution  by Sellers as described  above under "The Mortgage  Pools—Representations  by Sellers."  This  repurchase or substitution  obligation  constitutes the sole remedy available to  securityholders  or the trustee for a breach of a representation  by a
Seller.  Any mortgage loan not so repurchased or substituted for shall remain in the related trust fund.

         Pursuant to the related  pooling and  servicing  agreement or servicing  agreement,  the master  servicer for any mortgage  pool, either  directly or through  servicers,  will service and  administer the mortgage loans included in the mortgage pool and assigned to the related  trustee as more fully set forth under  "Servicing  of Mortgage  Loans" in this  prospectus.  Each of the depositor and the master servicer  will make  limited  representations  and  warranties  regarding  its  authority  to enter  into,  and its ability to perform its obligations under, the pooling and servicing agreement or servicing agreement.

Distribution Account

         General.  The master servicer,  trustee or securities  administrator,  as applicable,  will, as to each trust fund, establish and maintain or cause to be established  and maintained a Distribution  Account,  which will be established so as to comply with the standards of each Rating  Agency that has rated any one or more  classes of  securities  of the related  series.  A  Distribution  Account  shall be maintained  as an Eligible  Account,  and the funds held  therein may be held as cash or invested  in  Permitted  Investments.  The master servicer,  trustee  or  securities  administrator,  or other  entity  designated  in the  related  prospectus  supplement,  will have sole discretion to determine  the  particular  investments  made so long as it complies with the  investment  terms of the related  pooling and servicing  agreement or the related  servicing  agreement  and  indenture.  Any  Permitted  Investments  shall not cause the  depositor to register under the Investment  Company Act of 1940. Any interest or other income earned on funds in the Distribution  Account will be paid to the master  servicer,  trustee or  securities  administrator,  or other entity  designated  in the related  prospectus  supplement,  as additional  compensation  or will be available for payments on the  securities as provided in the prospectus  supplement.  If permitted by the Rating Agency or Agencies and so specified in the related  prospectus  supplement,  a Distribution  Account may contain funds relating to more than one series of mortgage  pass-through  certificates or mortgage-backed notes and may contain other funds representing payments on mortgage loans owned by the related master servicer or serviced by it on behalf of others.

         Deposits.  With respect to each series of securities,  the related master servicer,  servicers,  trustee or special servicer will be required to deposit or cause to be deposited in the Distribution  Account for the related trust fund within a period following  receipt
(in the case of collections and payments),  the following  payments and collections  received,  or advances made, by the master  servicer, the  servicers,  the trustee or any special  servicer  subsequent to the cut-off date with respect to the mortgage  loans and/or  mortgage securities in the trust fund (other than payments due on or before the cut-off date):

      o     all payments on account of principal, including principal prepayments, on the mortgage loans;

      o     all payments on account of interest on the mortgage loans,  including any default interest collected,  in each case net of any portion thereof  retained by the master  servicer,  any servicer or any special  servicer as its servicing  compensation or as compensation to the trustee, and further net of any retained interest of the depositor;

      o     all payments on the mortgage securities;

      o     all payments on the U.S. Government Securities (if any);

      o     all Insurance Proceeds and Liquidation Proceeds;

      o     any amounts paid under any instrument or drawn from any fund that  constitutes  credit  enhancement  for the related series of securities as described under "Description of Credit Enhancement" in this prospectus;

      o     any advances made as described under "—Advances" below;

      o     any Buydown Funds (and, if applicable,  investment earnings on the Buydown Funds) required to be paid to  securityholders,  as described below;

      o     any  amounts  paid by the master  servicer  and the  servicers  to cover  Prepayment  Interest  Shortfalls  arising out of the prepayment of mortgage loans as described under "Servicing of Mortgage  Loans—Servicing  and Other Compensation and Payment of
            Expenses; Retained Interest" in this prospectus;

      o     to the extent that any item does not constitute  additional  servicing  compensation to the master  servicer,  a servicer or a special servicer,  any payments on account of modification or assumption fees, late payment charges or prepayment  premiums on the mortgage loans;

      o     any amount  required to be deposited by the master  servicer or the trustee in connection  with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the Distribution Account; and

      o     any other  amounts  required to be  deposited in the  Distribution  Account as provided in the related  pooling and  servicing agreement or the related  servicing  agreement and indenture  and  described in this  prospectus or in the related  prospectus supplement.

         With respect to each buydown  mortgage loan, the master  servicer will be required to deposit,  or cause the related  servicer to deposit,  the related  Buydown  Funds  provided to it in a Buydown  Account  which will  comply  with the  requirements  set forth in this prospectus  with respect to the  Distribution  Account.  The terms of all buydown  mortgage loans provide for the  contribution of Buydown
Funds in an amount equal to or exceeding  either (1) the total payments to be made from the funds pursuant to the related  buydown plan or
(2) if the Buydown  Funds are to be  deposited  on a discounted  basis,  that amount of Buydown  Funds  which,  together  with  investment earnings on the Buydown Funds at a rate as will support the scheduled level of payments due under the buydown  mortgage loan.  Neither the master  servicer,  any servicer nor the  depositor  will be obligated to add to any  discounted  Buydown Funds any of its own funds should investment  earnings  prove  insufficient  to maintain  the  scheduled  level of  payments.  To the extent that any  insufficiency  is not recoverable  from the mortgagor or, in an appropriate  case,  from the Seller,  distributions  to  securityholders  may be affected.  With respect to each buydown mortgage loan, the master servicer will be required  monthly to withdraw from the Buydown Account and deposit,  or cause the servicer of the  mortgage  loans to withdraw  from the Buydown  Account and deposit,  in the  Distribution  Account as described above the amount,  if any, of the Buydown Funds (and, if applicable,  investment  earnings on the Buydown Funds) for each buydown mortgage loan that,  when added to the amount due from the mortgagor on the buydown  mortgage loan,  equals the full monthly payment which would be due on the buydown mortgage loan if it were not subject to the buydown plan.

         If the  mortgagor on a buydown  mortgage  loan prepays the mortgage loan in its entirety  during the Buydown  Period,  the master servicer or servicer of the mortgage  loan will be required to withdraw  from the Buydown  Account and remit to the mortgagor or the other designated  party in accordance  with the related buydown plan any Buydown Funds  remaining in the Buydown  Account.  If a prepayment by a mortgagor  during the Buydown  Period  together with Buydown Funds will result in full  prepayment of a buydown  mortgage loan, the master servicer  or  servicer  of the  mortgage  loan  generally  will be  required  to  withdraw  from the  Buydown  Account  and deposit in the
Distribution  Account the Buydown Funds and  investment  earnings on the Buydown Funds,  if any,  which together with the prepayment  will result in a  prepayment  in full;  provided  that  Buydown  Funds may not be available  to cover a  prepayment  under some  mortgage  loan programs.  Any Buydown  Funds so remitted to the master  servicer or the servicer of the  mortgage  loan in  connection  with a prepayment described  in the  preceding  sentence  will be deemed to reduce the amount that would be required  to be paid by the  mortgagor  to repay fully the related  mortgage loan if the mortgage  loan were not subject to the buydown  plan.  Any  investment  earnings  remaining in the
Buydown  Account  after  prepayment  or after  termination  of the Buydown  Period will be remitted to the related  mortgagor or the other designated party pursuant to the Buydown  Agreement  relating to each buydown mortgage loan. If the mortgagor  defaults during the Buydown
Period with respect to a buydown mortgage loan and the property  securing the buydown mortgage loan is sold in liquidation  (either by the master servicer,  the servicer of the mortgage loan, the primary insurer,  any pool insurer or any other insurer),  the master servicer or related  servicer  will be required to withdraw  from the Buydown  Account the Buydown  Funds and all  investment  earnings on the Buydown
Funds,  if any, and either deposit the same in the  Distribution  Account or,  alternatively,  pay the same to the primary  insurer or the pool insurer,  as the case may be, if the mortgaged  property is  transferred to the insurer and the insurer pays all of the loss incurred in respect of the default.

         Prior to the  deposit of funds into the  Distribution  Account,  as  described  under  "—Deposits"  above,  funds  related to the mortgage loans  serviced by a master  servicer or a servicer may be maintained by a master  servicer or a servicer in a Protected  Account which will be  established  so as to comply with the  standards of each Rating Agency that has rated any one or more classes of securities of the related series.  Each Protected Account shall be maintained as an Eligible Account,  and the funds held therein may be held as cash or invested in  Permitted  Investments.  Any interest or other  income  earned on funds in a Protected  Account will be paid to the master servicer or servicer,  as applicable,  as additional  compensation.  If permitted by the Rating Agency or Agencies and so specified in the related  prospectus  supplement,  a  Protected  Account  may  contain  funds  relating  to more than one series of  mortgage  pass-through certificates  or  mortgage-backed  notes and may contain other funds  representing  payments on mortgage loans owned by the related master servicer  or  serviced  by it on behalf of others.  In the event  that a trust  fund has  multiple  servicers,  funds  from the  Protected
Accounts  may first be remitted  to a Master  Servicer  Collection  Account,  meeting  the same  eligibility  standards  as the  Protected
Accounts, prior to being deposited into the Distribution Account.

         Withdrawals.  With respect to each series of securities,  the master  servicer,  trustee or special  servicer  generally may make withdrawals  from the  Distribution  Account for the related trust fund for any one or more of the following  purposes,  unless  otherwise provided in the related agreement and described in the related prospectus supplement:

         (1)      to make distributions to the related securityholders on each distribution date;

         (2)      to reimburse the master servicer,  any servicer or any other specified  person for  unreimbursed  amounts advanced by it in respect of mortgage loans in the trust fund as described under  "—Advances"  below,  these  reimbursements to be made out of amounts  received which were identified and applied by the master  servicer or a servicer as late  collections of interest (net of related  servicing  fees) on and principal of the  particular  mortgage loans with respect to which the advances were made or out of amounts drawn under any form of credit enhancement with respect to the mortgage loans;

         (3)      to reimburse  the master  servicer,  a servicer or a special  servicer for unpaid  servicing  fees earned by it and some unreimbursed  servicing  expenses  incurred  by it with  respect  to  mortgage  loans in the trust  fund and  properties acquired in respect  thereof,  these  reimbursement  to be made out of amounts that represent  Liquidation  Proceeds and
                  Insurance  Proceeds  collected  on the  particular  mortgage  loans and  properties,  and net  income  collected  on the particular  properties,  with  respect to which the fees were  earned or the  expenses  were  incurred or out of amounts drawn under any form of credit enhancement with respect to the mortgage loans and properties;

         (4)      to reimburse the master  servicer,  a servicer or any other  specified  person for any advances  described in clause (2)
                  above made by it and any  servicing  expenses  referred to in clause (3) above  incurred by it which,  in the good faith judgment of the master servicer,  the applicable  servicer or the other person, will not be recoverable from the amounts described in clauses (2) and (3),  respectively,  the  reimbursement to be made from amounts collected on other mortgage loans in the trust fund or, if and to the extent so provided  by the related  pooling  and  servicing  agreement  or the related servicing  agreement and indenture and described in the related  prospectus  supplement,  only from that portion of amounts  collected on the other mortgage loans that is otherwise  distributable on one or more classes of subordinate securities of the related series;

         (5)      if and to the extent described in the related prospectus  supplement,  to pay the master servicer, a servicer, a special servicer or another  specified  entity  (including a provider of credit  enhancement)  interest  accrued on the advances described in clause (2) above made by it and the servicing  expenses  described in clause (3) above incurred by it while these remain outstanding and unreimbursed;

         (6)      to reimburse the master servicer, a servicer, the depositor, or any of their respective directors,  officers,  employees and agents, as the case may be, for expenses,  costs and liabilities  incurred  thereby,  as and to the extent described under "The Agreements—Certain Matters Regarding the Master Servicer and the Depositor" in this prospectus;

         (7)      if and to the extent described in the related prospectus supplement, to pay the fees of the trustee;

         (8)      to reimburse the trustee or any of its  directors,  officers,  employees  and agents,  as the case may be, for expenses, costs and liabilities  incurred  thereby,  as and to the extent described under "The  Agreements—Some  Matters Regarding the Trustee" in this prospectus;

         (9)      to pay the master  servicer or the trustee,  as  additional  compensation,  interest  and  investment  income  earned in respect of amounts held in the Distribution Account;

         (10)     to pay  (generally  from related  income) the master  servicer,  a servicer or a special  servicer for costs incurred in connection  with the operation,  management  and  maintenance  of any mortgaged  property  acquired by the trust fund by foreclosure or by deed in lieu of foreclosure;

         (11)     if one or more elections have been made to treat the trust fund or designated  portions  thereof as a REMIC,  to pay any federal,  state or local taxes imposed on the trust fund or its assets or  transactions,  as and to the extent described under  "Federal  Income  Tax  Consequences—REMICS—Prohibited  Transactions  and  Other  Possible  REMIC  Taxes"  in this prospectus;

         (12)     to pay for the cost of an  independent  appraiser  or other expert in real estate  matters  retained to determine a fair sale price for a defaulted  mortgage loan or a property  acquired in respect  thereof in connection with the liquidation of the mortgage loan or property;

         (13)     to pay for the cost of various opinions of counsel obtained  pursuant to the related pooling and servicing  agreement or the related servicing agreement and indenture for the benefit of the related securityholders;

         (14)     to pay to itself,  the depositor,  a Seller or any other  appropriate  person all amounts  received with respect to each mortgage loan  purchased,  repurchased  or removed from the trust fund pursuant to the terms of the related  pooling and servicing  agreement or the related servicing  agreement and indenture and not required to be distributed as of the date on which the related purchase price is determined;

         (15)     to make any other  withdrawals  permitted  by the  related  pooling and  servicing  agreement  or the related  servicing agreement and indenture and described in the related prospectus supplement;

         (16)     to pay for costs and expenses  incurred by the trust fund for environmental  site assessments  performed with respect to multifamily or commercial  properties that constitute  security for defaulted  mortgage loans,  and for any containment, clean-up or  remediation of hazardous  wastes and materials  present on that mortgaged  properties,  as described  under
                  "Servicing of Mortgage Loans—Realization Upon or Sale of Defaulted Mortgage Loans" in this prospectus; and

         (17)     to clear and terminate the Distribution Account upon the termination of the trust fund.

Distributions

         Distributions  on the securities of each series will be made by or on behalf of the related trustee or securities  administrator, as applicable,  on each  distribution date as specified in the related  prospectus  supplement from the available funds for the series and the  distribution  date. The available funds for any series of securities and any  distribution  date will generally refer to the total of all payments or other  collections (or advances in lieu thereof) on, under or in respect of the mortgage loans and/or mortgage  securities and any other assets included in the related trust fund that are available for distribution to the  securityholders  of the series on that date. The particular  components of the available funds for any series on each distribution  date will be more  specifically  described in the related prospectus supplement.

         Distributions  on the  securities of each series (other than the final  distribution  in retirement of any  certificate)  will be made to the  persons in whose  names the  securities  are  registered  on the Record  Date,  and the amount of each  distribution  will be determined as of the  Determination  Date. All  distributions  with respect to each class of securities on each  distribution date will be allocated in accordance  with the holder's  Percentage  Interest in a particular  class.  Payments will be made either by wire transfer in immediately  available funds to the account of a securityholder at a bank or other entity having appropriate  facilities therefor,  if the securityholder  has  provided  the trustee or other  person  required to make the  payments  with wiring  instructions  no later than five business days prior to the related Record Date or other date specified in the related  prospectus  supplement  (and, if so provided in the related prospectus  supplement,  the securityholder  holds securities in any requisite amount or denomination  specified  therein),  or by check mailed to the address of the securityholder as it appears on the security register;  provided,  however, that the final distribution in retirement of any class of securities  will be made only upon  presentation  and surrender of the securities at the location  specified in the notice to securityholders of the final distribution.

Distributions of Interest and Principal on the Securities

         Each class of  securities of each series,  other than Strip  Securities  and REMIC  Residual  Certificates  that have no security interest  rate, may have a different per annum rate at which interest  accrues on that class of securities,  which may be fixed,  variable or adjustable,  or any combination of rates. The related prospectus  supplement will specify the security interest rate or, in the case of a variable or adjustable  security  interest  rate, the method for  determining  the security  interest rate, for each class.  The related prospectus  supplement  will specify  whether  interest on the  securities of the series will be calculated on the basis of a 360-day year consisting of twelve 30-day months or on a different method.

         Distributions  of  interest  in  respect of the  securities  of any class,  other  than any class of  Accrual  Securities,  Strip
Securities or REMIC Residual  Certificates that is not entitled to any  distributions of interest,  will be made on each distribution date based on the accrued  interest for the class and the distribution  date,  subject to the sufficiency of the portion of the available funds allocable to the class on the  distribution  date. Prior to the time interest is  distributable  on any class of Accrual  Securities,  the amount of accrued  interest  otherwise  distributable  on the class will be added to the principal  balance  thereof on each  distribution date. With respect to each class of  interest-bearing  securities,  accrued interest for each  distribution date will be equal to interest at the applicable  security  interest rate accrued for a specified  period  (generally  one month) on the  outstanding  principal  balance thereof  immediately  prior to the  distribution  date.  Accrued  interest  for each  distribution  date on Strip  Securities  entitled to distributions  of interest will be similarly  calculated  except that it will accrue on a notional  amount that is based on either (1) the principal  balances of some or all of the  mortgage  loans  and/or  mortgage  securities  in the related  trust fund or (2) the  principal balances of one or more other classes of securities  of the same series.  Reference to a notional  amount with respect to a class of Strip
Securities  is solely for  convenience  in making  calculations  of  accrued  interest  and does not  represent  the right to receive  any distribution  of  principal.  If so specified  in the related  prospectus  supplement,  the amount of accrued  interest  that is otherwise distributable on (or, in the case of Accrual  Securities,  that may otherwise be added to the principal balance of) one or more classes of the  securities  of a series  will be  reduced  to the  extent  that  any  Prepayment  Interest  Shortfalls,  as  described  under  "Yield
Considerations"  in this prospectus,  exceed the amount of any sums (including,  if and to the extent specified in the related  prospectus supplement,  the master  servicer's  or applicable  servicer's  servicing  compensation)  that are applied to offset the  shortfalls.  The particular  manner in which the  shortfalls  will be  allocated  among some or all of the  classes of  securities  of that  series will be specified in the related prospectus  supplement.  The related  prospectus  supplement will also describe the extent to which the amount of accrued interest that is otherwise  distributable on (or, in the case of Accrual Securities,  that may otherwise be added to the principal balance of) a class of offered  securities  may be reduced as a result of any other  contingencies,  including  delinquencies,  losses and
Deferred  Interest on or in respect of the related  mortgage loans or  application  of the Relief Act with respect to the mortgage  loans.
Any reduction in the amount of accrued  interest  otherwise  distributable  on a class of  securities  by reason of the  allocation to the class of a portion of any Deferred  Interest on or in respect of the related  mortgage  loans will result in a  corresponding  increase in the principal balance of the class.

         As and to the extent  described in the related  prospectus  supplement,  distributions  of principal  with respect to a series of securities  will be made on each  distribution  date to the holders of the class or classes of securities of the series  entitled  thereto until the  principal  balance or  balances  of the  securities  have been  reduced to zero.  In the case of a series of  securities  which includes two or more classes of securities,  the timing,  order,  priority of payment or amount of  distributions in respect of principal, and any schedule or formula or other provisions  applicable to the determination  thereof (including  distributions among multiple classes of senior securities or subordinate  securities),  shall be as set forth in the related prospectus supplement.  Distributions of principal with respect to one or more classes of  securities  may be made at a rate that is faster (and, in some cases,  substantially  faster) than the rate at which  payments or other  collections  of principal  are received on the mortgage  loans  and/or  mortgage  securities  in the related trust fund,  may not commence  until the occurrence of events such as the retirement of one or more other classes of securities of the same series,  or may be made at a rate that is slower (and, in some cases,  substantially  slower) than the rate at which  payments or other  collections of principal are received on the mortgage loans and/or mortgage  securities.  In addition,  distributions  of principal with  respect to one or more classes of  securities  may be made,  subject to  available  funds,  based on a specified  principal  payment schedule  and, with respect to one or more classes of  securities,  may be contingent  on the  specified  principal  payment  schedule for another class of the same series and the rate at which payments and other  collections of principal on the mortgage loans and/or  mortgage securities in the related trust fund are received.

Pre-Funding Account

         If so specified in the related  prospectus  supplement,  the pooling and servicing  agreement or other  agreement may provide for the transfer by the Sellers of additional  mortgage loans to the related trust after the Closing Date. The additional  mortgage loans will be required to conform to the requirements set forth in the related pooling and servicing  agreement or other agreement  providing for the transfer,  and will be underwritten  to the same standards as the mortgage loans initially  included in the trust fund as described in the prospectus  supplement.  As  specified  in the  related  prospectus  supplement,  the  transfer  may be funded by the  establishment  of a pre-funding account  established with the trustee.  If a pre-funding account is established,  all or a portion of the proceeds of the sale of one or more classes of securities of the related  series will be deposited in the account to be released as additional  mortgage  loans are transferred.  A pre-funding  account will be required to be maintained as an Eligible Account,  the amounts therein may be required to be invested in  Permitted  Investments  and the amount held  therein  shall at no time exceed 50% of the  proceeds of the  offering of the related  securities.  The related  pooling and servicing  agreement or other agreement  providing for the transfer of additional  mortgage loans  generally  will provide that the transfers must be made within up to three months (with respect to any series of  certificates)  or up to, but not in excess of, one year (with  respect to any series of notes)  after the Closing  Date,  and that amounts set aside to fund the transfers  (whether in a pre-funding  account or otherwise) and not so applied within the required period of time will be deemed to be principal prepayments and applied in the manner set forth in the prospectus  supplement.  To the extent amounts in any pre-funding account have not been used to purchase  additional  mortgage  loans,  holders of the  securities may receive an additional  prepayment,  which may affect their yield to maturity.  In addition,  securityholders  may not be able to reinvest amounts received from any pre-funding  account in comparable securities, or may only be able to do so at a lower interest rate.

Distributions on the Securities in Respect of Prepayment Premiums

         Prepayment premiums will generally be retained by the master servicer, a servicer,  or by the Seller as additional  compensation.
However,  if so provided in the related prospectus  supplement,  prepayment  premiums received on or in connection with the mortgage loans or  mortgage  securities  in any trust  fund will be  distributed  on each  distribution  date to the  holders  of the class or classes of securities of the related series entitled thereto in accordance with the provisions described in the prospectus supplement.

Allocation of Losses and Shortfalls

         The amount of any losses or shortfalls in  collections  on the mortgage  loans and/or  mortgage  securities in any trust fund (to the  extent  not  covered  or offset by draws on any  reserve  fund or under any  instrument  of credit  enhancement  or  applied  against overcollateralization)  will be allocated  among the  respective  classes of securities of the related  series in the priority and manner, and subject to the limitations,  specified in the related prospectus supplement. As described in the related prospectus supplement,  these allocations may result in reductions in the  entitlements to interest and/or principal  balances of one or more classes of securities,  or may be effected simply by a prioritization of payments among classes of securities.

Advances

         If and to the extent  provided in the related  prospectus  supplement,  and subject to any  limitations  specified  therein,  the related  master  servicer or any servicer will be obligated to advance,  or have the option of advancing,  on or before each  distribution date, from its own funds or from excess funds held in the related Master  Servicer  Collection  Account or Protected  Account that are not part of the  available  funds for the related  series of  securities  for that  distribution  date,  an amount up to the  aggregate of any scheduled  payments of interest  (and,  if specified in the related  prospectus  supplement,  principal)  on the mortgage  loans that were delinquent on, or not received by, the related  Determination Date (or such other date specified in the Agreement,  but in any event prior to the  related  distribution  date).  No notice will be given to the  certificateholders  of these  advances.  Advances  are  intended to maintain a regular flow of scheduled  interest and principal  payments to holders of the class or classes of securities  entitled thereto, rather than to guarantee or insure against  losses.  Accordingly,  all advances made from the master  servicer's or a servicer's own funds will be reimbursable out of related  recoveries on the mortgage loans  (including,  to the extent described in the prospectus  supplement, amounts  received under any fund or instrument  constituting  credit  enhancement)  respecting which advances were made and other specific sources as may be identified  in the related  prospectus  supplement,  including  amounts which would  otherwise be payable to the offered securities.  No  Nonrecoverable  Advance will be required to be made by the master  servicer or a servicer;  and, if previously  made by a master servicer or a servicer,  a Nonrecoverable  Advance will be reimbursable from any amounts in the related Master Servicer  Collection
Account or Protected Account prior to any distributions  being made to the related series of  securityholders.  If advances have been made from excess funds in a Master Servicer  Collection  Account,  the master servicer will be required to replace the funds in such account on any  future  distribution  date to the  extent  that  funds  then in such  account  are  insufficient  to  permit  full  distributions  to securityholders on that date. If so specified in the related prospectus  supplement,  the obligation of a master servicer or a servicer to make advances may be secured by a cash advance  reserve fund or a surety bond. If applicable,  information  regarding the  characteristics of, and the identity of any obligor on, a surety bond, will be set forth in the related  prospectus  supplement.  If any person other than the master servicer has any obligation to make advances as described  above, the related  prospectus  supplement will identify the person.
If and to the extent so provided in the related  prospectus  supplement,  any entity making advances will be entitled to receive  interest on the advances for the period that the advances are outstanding at the rate specified in the prospectus  supplement,  and the entity will be entitled to payment of the interest  periodically  from general  collections  on the mortgage  loans in the related trust fund prior to any payment to  securityholders  or as otherwise  provided in the related  pooling and  servicing  agreement or  servicing  agreement  and described in the prospectus  supplement.  As specified in the related prospectus supplement with respect to any series of securities as to which the trust fund includes  mortgage  securities,  the advancing  obligations  with respect to the  underlying  mortgage  loans will be pursuant to the terms of the mortgage  securities,  as may be supplemented by the terms of the applicable pooling and servicing agreements or servicing agreements for such mortgage securities, and may differ from the provisions described above.

Modifications

         In instances in which a mortgage  loan is in default or if default is  reasonably  foreseeable,  and if  determined by the master servicer to be in the best interest of the  securityholders,  the master servicer or servicer may permit  servicing  modifications  of the mortgage loan rather than proceeding with  foreclosure.  However,  the master  servicer's and the servicer's  ability to perform servicing modifications will be subject to some limitations, including but not limited to the following:

         o        Advances and other  amounts may be added to the  outstanding  principal  balance of a mortgage loan only once during the life of a mortgage loan.

         o        Any amounts added to the principal  balance of the mortgage  loan, or  capitalized  amounts added to the mortgage  loan, will be required to be fully amortized over the remaining term of the mortgage loan.

         o        All  capitalizations  are to be implemented in accordance  with the sponsor's  standards and may be implemented  only by servicers that have been approved by the master servicer for that purpose.

         o        The final maturity of any mortgage loan shall not be extended beyond the assumed final distribution date.

         o        No servicing  modification  with respect to a mortgage loan will have the effect of reducing the mortgage rate below one half of the mortgage rate as in effect on the cut off date, but not less than the servicing fee rate.

         Any advances  made on any mortgage  loan will be reduced to reflect any related  servicing  modifications  previously  made.  The mortgage  rate and Net  Mortgage  Rate as to any  mortgage  loan will be deemed not  reduced by any  servicing  modification,  so that the calculation  of accrued  certificate  interest (as defined in the prospectus  supplement)  payable on the offered  securities  will not be affected by the servicing modification.

Reports to Securityholders

         With each distribution to securityholders of a particular class of offered  securities,  the related master servicer,  trustee or other  specified  person will make  available to each holder of record of the class of securities a monthly  statement or statements  with respect to the related  trust fund setting forth the  information  specifically  described in the related  prospectus  supplement  and the related pooling and servicing agreement or the related servicing agreement or indenture.

         In addition,  within a reasonable period of time after the end of each calendar year, the master servicer,  trustee or securities administrator,  as  applicable,  will  furnish a report to each holder of record of a class of offered  securities  at any time during the calendar year or, in the event the person was a holder of record of a class of securities  during a portion of the calendar  year, for the applicable  portion  of the year.  Reports,  whether  monthly or annual,  will be  transmitted  in the  method  described  in the  related prospectus  supplement to the holder of record of the class of  securities  contemporaneously  with the  distribution  on that  particular class.  In addition,  the monthly  reports will be posted on a website as described below under  "Available  Information"  and "Reports to
Securityholders" in this prospectus.

                                                    DESCRIPTION OF CREDIT ENHANCEMENT

General

         As set  forth  below  and in the  applicable  prospectus  supplement,  credit  enhancement  may be  provided  by one or more of a financial  guaranty  insurance  policy,  a special hazard insurance  policy,  a mortgage pool insurance  policy or a letter of credit.  In addition,  if provided in the applicable  prospectus  supplement,  in lieu of or in addition to any or all of the foregoing  arrangements, credit  enhancement  may be in the form of a  reserve  fund to cover the  losses,  subordination  of one or more  classes  of  subordinate securities  for the  benefit of one or more  classes of senior  securities,  of  cross-collateralization  or  overcollateralization,  or a combination  of the  foregoing.  The credit  support may be provided by an assignment of the right to receive  specified  cash amounts,  a deposit of cash into a reserve fund or other  pledged  assets,  or by  guarantees  provided by a third-party  or any  combination  thereof identified in the  applicable  prospectus  supplement.  Each  component will have  limitations  and will provide  coverage with respect to
Realized  Losses on the related  mortgage  loans.  Credit support will cover  Defaulted  Mortgage  Losses,  but coverage may be limited or unavailable  with respect to Special Hazard Losses,  Fraud Losses,  Bankruptcy  Losses and  Extraordinary  Losses.  To the extent that the credit support for the offered securities of any series is exhausted, the holders thereof will bear all further risk of loss.

         The amounts and types of credit  enhancement  arrangements as well as the providers thereof,  if applicable,  with respect to the offered  securities  of each series will be set forth in the  related  prospectus  supplement.  To the extent  provided in the  applicable prospectus  supplement and the pooling and servicing  agreement or indenture,  the credit  enhancement  arrangements  may be  periodically modified,  reduced and substituted for based on the aggregate  outstanding  principal balance of the mortgage loans covered thereby or the principal amount or interest due on one or more classes of securities.  See "Description of Credit  Enhancement—Reduction  or Substitution
of Credit  Enhancement"  in this  prospectus.  If  specified  in the  applicable  prospectus  supplement,  credit  support for the offered securities of one series may cover the offered securities of one or more other series.

         In general,  references to "mortgage  loans" under this  "Description of Credit  Enhancement"  section are to mortgage loans in a trust fund.  However,  if so provided in the prospectus  supplement for a series of securities,  any mortgage  securities  included in the related trust fund and/or the related  underlying  mortgage loans may be covered by one or more of the types of credit  support  described in this prospectus.  The related prospectus  supplement will specify, as to each form of credit support,  the information  indicated below with respect thereto, to the extent the information is material and available.

Subordinate Securities

         If so  specified  in the  related  prospectus  supplement,  one or more  classes of  securities  of a series  may be  subordinate securities.  Subordinate securities may be offered securities.  To the extent specified in the related prospectus  supplement,  the rights of the  holders of  subordinate  securities  to receive  distributions  from the  Distribution  Account on any  distribution  date will be subordinated to the  corresponding  rights of the holders of senior  securities.  In addition,  as provided in the prospectus  supplement, losses or shortfalls will be allocated to subordinate  securities before they are allocated to more senior  securities.  If so provided in the  related  prospectus  supplement,  the  subordination  of a class may apply only in the event of (or may be limited  to) some types of losses or shortfalls.  The related  prospectus  supplement will set forth  information  concerning the manner and amount of  subordination provided  by a class or classes of  subordinate  securities  in a series  and the  circumstances  under  which the  subordination  will be available.

Cross-Collateralization

         If the mortgage loans and/or mortgage  securities in any trust fund are divided into separate groups,  each supporting a separate class or classes of securities of the related series,  credit  enhancement may be provided by  cross-collateralization  support provisions requiring that distributions be made on senior securities  evidencing  interests in one group of mortgage loans and/or mortgage securities prior to distributions on subordinate  securities  evidencing  interests in a different group of mortgage loans and/or mortgage securities within the trust fund. The prospectus supplement for a series that includes a  cross-collateralization  provision will describe the manner and conditions for applying the provisions.

Overcollateralization

         If so specified in the related  prospectus  supplement,  interest  collections on the mortgage loans may exceed interest payments on the offered  securities for the related  distribution  date.  The excess  interest may be deposited into a reserve fund or applied as a payment of principal on the  securities.  To the extent excess  interest is applied as principal  payments on the  securities,  the effect will be to reduce the principal  balance of the securities  relative to the outstanding  balance of the mortgage loans,  thereby  creating overcollateralization  and  additional  protection  to the  securityholders,  as specified  in the related  prospectus  supplement.  If so provided in the related prospectus supplement,  overcollateralization  may also be provided as to any series of securities by the issuance of securities in an initial aggregate principal amount which is less than the aggregate principal amount of the related mortgage loans.

Financial Guaranty Insurance Policy

         If so specified in the related  prospectus  supplement,  a financial guaranty insurance policy may be obtained and maintained for a class or series of  securities.  The insurer  with  respect to a financial  guaranty  insurance  policy will be described in the related prospectus supplement.

         A financial  guaranty  insurance  policy will be  unconditional  and  irrevocable and will guarantee to holders of the applicable securities  that an amount  equal to the full amount of payments due to the holders will be received by the trustee or its agent on behalf of the holders for payment on each distribution  date. The specific terms of any financial  guaranty insurance policy will be set forth in the related  prospectus  supplement.  A  financial  guaranty  insurance  policy may have  limitations  and  generally  will not insure the obligation of the Sellers or the master  servicer to repurchase or substitute for a defective  mortgage loan,  will not insure  Prepayment
Interest  Shortfalls  or  interest  shortfalls  due to the  application  of the Relief Act and will not  guarantee  any  specific  rate of principal  payments.  The insurer  will be  subrogated  to the rights of each holder to the extent the insurer  makes  payments  under the financial guaranty insurance policy.

Mortgage Pool Insurance Policies

         Any  mortgage  pool  insurance  policy  obtained by the  depositor  for a trust fund will be issued by the  insurer  named in the applicable  prospectus  supplement.  Each mortgage pool  insurance  policy will cover  Defaulted  Mortgage  Losses in an amount equal to a percentage  specified in the  applicable  prospectus  supplement of the aggregate  principal  balance of the mortgage loans on the cut-off date,  or will cover a portion of Defaulted  Mortgage  Losses on any mortgage up to a specified  percentage  of the Value of that mortgage loan. As set forth under  "Maintenance of Credit  Enhancement"  in this  prospectus,  the master  servicer will use reasonable  efforts to maintain,  or cause the  servicers to maintain,  any mortgage pool  insurance  policy and to present  claims  thereunder to the insurer on behalf of itself, the related trustee and the related  securityholders.  The mortgage pool insurance  policies,  however,  are not blanket policies  against  loss,  since  claims  thereunder  may only be made  respecting  particular  defaulted  mortgage  loans  and  only  upon satisfaction  of the terms of the related  policy.  Any  exceptions  to coverage will be described in the related  prospectus  supplement.
Unless specified in the related prospectus  supplement,  the mortgage pool insurance policies may not cover losses due to a failure to pay or denial of a claim under a Primary Insurance Policy, irrespective of the reason therefor.

Letter of Credit

         If any component of credit  enhancement as to the offered  securities of a series is to be provided by a letter of credit, a bank will deliver to the related  trustee an irrevocable  letter of credit.  The letter of credit may provide  direct  coverage with respect to the  mortgage  loans.  The bank that  delivered  the letter of credit,  as well as the amount  available  under the letter of credit  with respect to each  component of credit  enhancement,  will be  specified in the  applicable  prospectus  supplement.  If so specified in the related  prospectus  supplement,  the letter of credit may permit draws only in the event of certain types of losses and  shortfalls.  The letter of credit may also  provide for the payment of required  advances  which the master  servicer or any  servicer  fails to make.  The amount available under the letter of credit will, in all cases, be reduced to the extent of any unreimbursed  payments  thereunder and may otherwise  be reduced as described  in the related  prospectus  supplement.  The letter of credit will expire on the  expiration  date set forth in the related prospectus supplement, unless earlier terminated or extended in accordance with its terms.

Special Hazard Insurance Policies

         Any special hazard  insurance  policy covering Special Hazard Losses obtained by the depositor for a trust fund will be issued by the insurer named in the applicable  prospectus  supplement.  Each special hazard insurance policy will, subject to limitations  described below,  protect holders of the related series of securities from Special Hazard Losses.  See "Description of Primary  Mortgage  Insurance,
Hazard Insurance;  Claims  Thereunder" in this prospectus.  However, a special hazard insurance policy will not cover losses occasioned by war, civil insurrection,  some governmental actions,  errors in design, faulty workmanship or materials (except under some circumstances), nuclear  reaction,  chemical  contamination,  waste by the mortgagor and other risks.  Aggregate  claims under a special hazard  insurance policy will be limited to the amount set forth in the related  prospectus  supplement and will be subject to reduction as described in the related prospectus supplement.

         Subject to the  foregoing  limitations,  a special  hazard  insurance  policy will provide  that,  where there has been damage to property  securing a  foreclosed  mortgage  loan  (title to which has been  acquired by the  insured)  and to the extent the damage is not covered by the hazard  insurance policy or flood insurance  policy,  if any,  maintained by the mortgagor or the master servicer,  special servicer or the servicer,  the insurer will pay the lesser of (1) the cost of repair or  replacement  of the property or (2) upon transfer of the  property  to the  insurer,  the unpaid  principal  balance of the  mortgage  loan at the time of  acquisition  of the  property by foreclosure  or deed in lieu of  foreclosure,  plus accrued  interest at the mortgage  rate to the date of claim  settlement  and expenses incurred by the master  servicer,  special  servicer or servicer with respect to the property.  If the property is  transferred to a third party in a sale  approved by the issuer of the special  hazard  insurance  policy,  the amount that the issuer will pay will be the amount under (2) above  reduced by the net  proceeds of the sale of the  property.  No claim may be validly  presented  under the special  hazard insurance  policy  unless  hazard  insurance  on the  property  securing  a  defaulted  mortgage  loan has been  kept in force  and  other reimbursable  protection,  preservation and foreclosure expenses have been paid (all of which must be approved in advance by the issuer of the special hazard  insurance  policy).  If the unpaid principal  balance plus accrued  interest and expenses is paid by the insurer,  the amount of further  coverage under the related  special hazard  insurance  policy will be reduced by that amount less any net proceeds from the sale of the property.  Any amount paid as the cost of repair of the property will further reduce coverage by that amount.  Restoration of the property with the proceeds  described  under (1) above will satisfy the condition  under each mortgage pool  insurance  policy that the property be restored  before a claim under the mortgage pool insurance  policy may be validly  presented with respect to the defaulted mortgage  loan  secured by the  property.  The payment  described  under (2) above will render  presentation  of a claim in respect of the mortgage loan under the related  mortgage pool  insurance  policy  unnecessary.  Therefore,  so long as a mortgage pool  insurance  policy remains in effect,  the payment by the insurer under a special hazard  insurance  policy of the cost of repair or of the unpaid  principal balance  of the  related  mortgage  loan plus  accrued  interest  and  expenses  will not  affect  the total  Insurance  Proceeds  paid to securityholders,  but will affect the  relative  amounts of coverage  remaining  under the related  special  hazard  insurance  policy and mortgage pool insurance policy.

         As and to the extent set forth in the  applicable  prospectus  supplement,  coverage  in respect of Special  Hazard  Losses for a series of securities  may be provided,  in whole or in part, by a type of instrument  other than a special hazard  insurance  policy or by means of a special hazard representation of the Seller or the depositor.

Reserve Funds

         If so provided in the related  prospectus  supplement,  the depositor will deposit or cause to be deposited in a reserve fund any combination of cash, one or more irrevocable  letters of credit or one or more Permitted  Investments in specified  amounts,  or any other instrument  satisfactory  to the relevant  Rating  Agency or Agencies,  which will be applied and  maintained  in the manner and under the conditions  specified in the  prospectus  supplement.  In the  alternative or in addition to the deposit,  to the extent  described in the related prospectus  supplement,  a reserve fund may be funded through  application of all or a portion of amounts otherwise payable on any related subordinate  securities,  from the retained interest of the depositor or otherwise.  To the extent that the funding of the reserve fund is dependent on amounts otherwise  payable on related  subordinate  securities,  any retained interest of the depositor or other cash flows  attributable  to the related  mortgage  loans or  reinvestment  income,  the reserve fund may provide less coverage than  initially expected  if the cash flows or  reinvestment  income on which the funding is  dependent  are lower than  anticipated.  In  addition,  with respect  to any  series of  securities  as to which  credit  enhancement  includes  a letter of credit,  if so  specified  in the  related prospectus  supplement,  if specified  conditions  are met, the  remaining  amount of the letter of credit may be drawn by the trustee and deposited  in a reserve  fund.  Amounts in a reserve  fund may be  distributed  to  securityholders,  or applied to  reimburse  the master servicer or a servicer for  outstanding  advances,  or may be used for other  purposes,  in the manner and to the extent  specified in the related prospectus  supplement.  The related prospectus supplement will disclose whether a reserve fund is part of the related trust fund.
If set forth in the related prospectus supplement, a reserve fund may provide coverage to more than one series of securities.

         In connection  with the  establishment  of any reserve fund,  the reserve fund will be structured so that the trustee will have a perfected  security interest for the benefit of the  securityholders  in the assets in the reserve fund.  However,  to the extent that the depositor,  any affiliate  thereof or any other entity has an interest in any reserve fund, in the event of the  bankruptcy,  receivership or  insolvency  of that  entity,  there  could  be  delays  in  withdrawals  from  the  reserve  fund and  corresponding  payments  to the securityholders which could adversely affect the yield to investors on the related securities.

         Amounts  deposited in any reserve fund for a series will be invested in Permitted  Investments  by, or at the  direction  of, and for the benefit of the master servicer or any other person named in the related prospectus supplement.

Cash Flow Agreements

         If so provided in the related  prospectus  supplement,  the trust fund may include  guaranteed  investment  contracts pursuant to which moneys held in the funds and accounts  established  for the related series will be invested at a specified rate. The principal terms of a guaranteed  investment  contract or other cash flow agreement,  and the identity of the obligor,  will be described in the prospectus supplement for a series of notes.

Maintenance of Credit Enhancement

         To the  extent  that the  applicable  prospectus  supplement  does not  expressly  provide  for  alternative  credit  enhancement arrangements in lieu of some or all of the arrangements mentioned below, the following paragraphs shall apply.

         If a financial  guaranty  insurance policy has been obtained for one or more classes of securities of a series,  the trustee will be obligated to exercise  reasonable  efforts to keep the financial guaranty insurance policy in full force and effect throughout the term of the applicable  pooling and servicing  agreement or servicing  agreement,  until the specified class or classes of securities have been paid in full, unless coverage  thereunder has been exhausted through payment of claims, or until the financial  guaranty  insurance policy is replaced in accordance  with the terms of the  applicable  pooling and  servicing  agreement or servicing  agreement.  The trustee will agree to remit the premiums for each financial  guaranty  insurance policy,  from available funds of the related trust, in accordance with the provisions and priorities set forth in the applicable pooling and servicing  agreement or servicing  agreement,  on a timely basis. In the event the insurer  ceases to be a qualified  insurer as described in the related  prospectus  supplement,  or fails to make a required payment  under the related  financial  guaranty  insurance  policy,  neither the trustee nor any other person will have any  obligation to replace the insurer.  Any losses  associated  with any reduction or withdrawal in rating by an applicable  Rating Agency shall be borne by the related securityholders.

         If a mortgage pool  insurance  policy has been obtained for some or all of the mortgage  loans related to a series of securities, the master servicer will be obligated to exercise  reasonable  efforts to keep the mortgage pool insurance policy (or an alternate form of credit support) in full force and effect throughout the term of the applicable pooling and servicing  agreement or servicing  agreement to the extent  provided in the related  prospectus  supplement.  The master  servicer  will agree to pay the premiums for each  mortgage pool insurance  policy on a timely basis.  In the event the pool insurer ceases to be a qualified  insurer because it ceases to be qualified by law to transact pool  insurance  business or coverage is  terminated  for any reason other than  exhaustion  of the  coverage,  the master servicer will use reasonable  efforts to obtain from another qualified  insurer a replacement  insurance policy comparable to the mortgage pool insurance policy with a total coverage equal to the then outstanding  coverage of the mortgage pool insurance policy,  provided that, if the cost of the  replacement  policy is greater than the cost of the mortgage pool insurance  policy,  the coverage of the  replacement policy will,  unless  otherwise  agreed to by the depositor,  be reduced to a level such that its premium rate does not exceed the premium rate on the mortgage pool insurance policy.

         If a letter of credit or alternate form of credit  enhancement  has been obtained for a series,  the trustee will be obligated to exercise  reasonable  efforts cause to be kept or to keep the letter of credit (or an alternate form of credit  support) in full force and effect throughout the term of the applicable pooling and servicing  agreement or indenture,  unless coverage thereunder has been exhausted through payment of claims or otherwise,  or substitution  therefor is made as described below under  "—Reduction or Substitution of Credit
Enhancement."  Unless  otherwise  specified  in the  applicable  prospectus  supplement,  if a letter of credit  obtained  for a series of securities is scheduled to expire prior to the date the final  distribution  on the  securities  is made and coverage  under the letter of credit has not been exhausted and no  substitution  has occurred,  the trustee will draw the amount  available  under the letter of credit and maintain the amount in trust for the securityholders.

         If a special  hazard  insurance  policy has been obtained for the mortgage  loans related to a series of  securities,  the master servicer will also be obligated to exercise  reasonable  efforts to maintain and keep the policy in full force and effect  throughout  the term of the applicable  pooling and servicing  agreement or servicing  agreement,  unless coverage  thereunder has been exhausted  through payment of claims or  otherwise  or  substitution  therefor  is made as  described  below  under  "—Reduction  or  Substitution  of Credit
Enhancement."  If coverage  for Special  Hazard  Losses  takes the form of a special  hazard  insurance  policy,  the policy will  provide coverage  against risks of the type  described in this  prospectus  under  "Description  of Credit  Enhancement—Special  Hazard  Insurance
Policies."  The  master  servicer  may obtain a  substitute  policy  for the  existing  special  hazard  insurance  policy if prior to the substitution the master servicer obtains written  confirmation  from the Rating Agency or Agencies that rated the related  securities that the substitution shall not adversely affect the then-current ratings assigned to the securities by the Rating Agency or Agencies.

         The master servicer,  on behalf of itself, the trustee and  securityholders,  will provide the trustee  information  required for the  trustee to draw under the  letter of credit  and will  present  claims to each pool  insurer,  to the issuer of each  special  hazard insurance  policy,  and, in respect of  defaulted  mortgage  loans for which there is no servicer,  to each  primary  insurer and take any reasonable  steps as are necessary to permit recovery under the letter of credit,  insurance  policies or comparable  coverage  respecting defaulted  mortgage loans or mortgage loans which are the subject of a bankruptcy  proceeding.  As set forth above, all collections by the master  servicer under any mortgage pool insurance  policy or any Primary  Insurance  Policy and, where the related  property has not been restored, a special hazard insurance policy, are to be deposited in the related Distribution  Account,  subject to withdrawal as described above.  All draws under any letter of credit are also to be  deposited  in the  related  Distribution  Account.  In those cases in which a mortgage loan is serviced by a servicer,  the servicer,  on behalf of itself, the trustee and the  securityholders  will present claims to the primary  insurer,  and all paid claims shall  initially be deposited  in a Protected  Account  prior to being  delivered to the master servicer for ultimate deposit to the related Distribution Account.

         If any property securing a defaulted  mortgage loan is damaged and proceeds,  if any, from the related hazard insurance policy or any applicable  special hazard  insurance  policy are  insufficient  to restore the damaged  property to a condition  sufficient to permit recovery  under any  financial  guaranty  insurance  policy,  mortgage  pool  insurance  policy,  letter of credit or any related  Primary
Insurance  Policy,  neither the master  servicer  nor any  servicer  is  required to expend its own funds to restore the damaged  property unless it determines (1) that the restoration will increase the proceeds to one or more classes of  securityholders  on liquidation of the mortgage loan after  reimbursement  of the master  servicer for its expenses and (2) that the expenses will be  recoverable  by it through liquidation  Proceeds or Insurance  Proceeds.  If recovery under any financial guaranty insurance policy,  mortgage pool insurance policy, letter of credit or any related  Primary  Insurance  Policy is not available  because the master servicer or a servicer has been unable to make the above  determinations,  has made the  determinations  incorrectly  or recovery is not available for any other reason,  the master servicer and each servicer is nevertheless  obligated to follow the normal  practices and procedures  (subject to the preceding  sentence)
as it deems necessary or advisable to realize upon the defaulted mortgage loan and in the event the  determinations  have been incorrectly made, is entitled to reimbursement of its expenses in connection with the restoration.

Reduction or Substitution of Credit Enhancement

         The amount of credit  support  provided  pursuant to any form of credit  enhancement  may be reduced.  In most cases,  the amount available  pursuant to any form of credit  enhancement will be subject to periodic reduction in accordance with a schedule or formula on a nondiscretionary  basis pursuant to the terms of the related pooling and servicing  agreement or indenture.  Additionally,  in most cases, the form of credit support (and any  replacements  therefor) may be replaced,  reduced or terminated,  and the formula used in calculating the amount of coverage with respect to Bankruptcy  Losses,  Special  Hazard Losses or Fraud losses may be changed,  without the consent of the  securityholders,  upon the written assurance from each applicable Rating Agency that its then-current rating of the related series of securities will not be adversely  affected.  Furthermore,  in the event that the credit rating of any obligor under any applicable  credit enhancement is downgraded,  the credit rating or ratings of the related series of securities may be downgraded to a  corresponding  level, and,  neither the master  servicer nor any other person will be obligated  to obtain  replacement  credit  support in order to restore the rating or ratings of the related  series of  securities.  The master  servicer  will also be permitted to replace the credit  support with other credit  enhancement  instruments issued by obligors whose credit ratings are equivalent to the downgraded level and in lower amounts which would  satisfy the  downgraded  level,  provided that the  then-current  rating or ratings of the related  series of securities  are maintained.  Where the credit  support is in the form of a reserve fund, a permitted  reduction in the amount of credit  enhancement  will result in a release of all or a portion of the assets in the reserve fund to the depositor,  the master  servicer or the other person that is entitled thereto. Any assets so released will not be available for distributions in future periods.

                                          OTHER FINANCIAL OBLIGATIONS RELATED TO THE SECURITIES

Derivatives

         The trust fund may include  one or more  derivative  instruments,  as  described  in this  section.  All  derivative  instruments included in any trust fund will be used only in a manner that reduces or alters risk  resulting  from the  mortgage  loans or other assets in the pool,  and only in a manner  such that the return on the offered  securities  will be based  primarily  on the  performance  of the mortgage loans or other assets in the pool.  Derivative  instruments may include 1) interest rate swaps (or caps,  floors and collars) and yield  supplement  agreements as described  below,  2) currency swaps and 3) market value swaps that are referenced to the value of one or more of the mortgage loans or other assets included in the trust fund or to a class of offered securities.

         An interest  rate swap is an agreement  between two parties to exchange a stream of interest  payments on an agreed  hypothetical or "notional"  principal amount. No principal amount is exchanged between the  counterparties to an interest rate swap. In a typical swap, one party agrees to pay a fixed rate on a notional  principal  amount,  while the  counterparty  pays a floating rate based on one or more reference  interest  rates  including the London  Interbank  Offered Rate, or LIBOR, a specified  bank's prime rate or U.S.  Treasury Bill rates.  Interest rate swaps also permit  counterparties  to exchange a floating rate  obligation  based upon one reference  interest rate, such as LIBOR,  for a floating  rate  obligation  based upon another  referenced  interest  rate,  such as U.S.  Treasury  Bill rates.  An interest rate cap,  collar or floor is an agreement where the  counterparty  agrees to make payments  representing  interest on a notional principal amount when a specified  reference  interest rate is above a strike rate,  outside of a range of strike rates, or below a strike rate as  specified in the  agreement,  generally in exchange  for a fixed  amount paid to the  counterparty  at the time the  agreement is entered  into. A yield  supplement  agreement is a type of cap  agreement,  and is  substantially  similar to a cap agreement as described above.

         The trustee,  securities  administrator or supplemental interest trust trustee on behalf of the related trust fund may enter into interest rate swaps,  caps,  floors and collars,  or yield supplement  agreements,  to minimize the risk to  securityholders  from adverse changes in interest rates or to provide  supplemental credit support.  Cap agreements and yield supplement  agreements may be entered into to  supplement  the interest  rate or other rates  available to make  interest  payments on one or more classes of the  securities  of any series.

         A market value swap might be used in a structure  where the pooled assets are hybrid ARMs,  or mortgage  loans that provide for a fixed rate period and then convert by their terms to adjustable  rate loans.  Such a structure might provide that at a specified date near the end of the fixed rate period,  the investors  must tender their  securities  to the trustee who will then  transfer the  securities to other investors in a mandatory auction  procedure.  The market value swap would ensure that the original  investors would receive at least par at the time of tender, by covering any shortfall between par and the then current market value of their securities.

         In a market value swap,  five business  days prior to the  mandatory  auction date set forth in the  prospectus  supplement,  the auction  administrator  will  auction the classes of  certificates  referred to in the  prospectus  supplement  as the  mandatory  auction certificates  then  outstanding,  to third party investors.  On the mandatory  auction date, the mandatory  auction  certificates  will be transferred,  as described in the prospectus supplement,  to third party investors, and holders of the mandatory auction certificates will be entitled to receive the current principal amount of those certificates,  after application of all principal  distributions and realized losses on the mandatory  auction date, plus accrued  interest on such classes at the related  pass-through  rate from the first day of the month of the mandatory auction, up to but excluding the mandatory auction date.

         The auction  administrator  will enter into a market value swap with a swap counterparty  pursuant to which the swap counterparty will agree to pay the excess,  if any, of the current  principal amount of the mandatory  auction  certificates,  after application of all principal  distributions  and realized losses on such  distribution  date,  plus,  accrued  interest as described  above,  over the amount received in the  auction.  The  transfer in the auction  will not occur in the event that the swap  counterparty  fails to pay any amounts payable under the market value swap.

         In the event  that all or a  portion  of a class of the  mandatory  auction  certificates  is not sold in the  auction,  the swap counterparty  will make no payment with  respect to such class or portion  thereof,  and the holders  thereof will not be able to transfer those certificates on the mandatory auction date as a result of the auction.  However,  the auction  administrator will repeat the auction procedure  each month  thereafter  until a bid has been  received  for each  class or portion  thereof.  Upon  receipt of a bid,  the swap counterparty will make the payment described above if required.

         Any derivative  contracts will be documented  based upon the standard forms provided by the  International  Swaps and Derivatives
Association,  or  ISDA.  These  forms  generally  consist  of an  ISDA  master  agreement,  a  schedule  to the  master  agreement,  and a confirmation,  although in some cases the schedule and  confirmation  will be combined in a single  document and the standard  ISDA master agreement  will  be  incorporated  therein  by  reference.  Standard  ISDA  definitions  also  will be  incorporated  by  reference.  Each confirmation  will  provide for payments to be made by the  derivative  counterparty  to the trust,  and in some cases by the trust to the derivative  counterparty,  generally  based upon specified  notional  amounts and upon  differences  between  specified  interest rates or values.  For example,  the  confirmation  for an interest rate cap agreement  will contain a schedule of fixed interest  rates,  generally referred to as strike  rates,  and a schedule of notional  amounts,  for each  distribution  date during the term of the interest rate cap agreement.  The confirmation also will specify a reference rate,  generally a floating or adjustable  interest rate, and will provide that payments  will be made by the  derivative  counterparty  to the trust on each  distribution  date,  based on the notional  amount for that distribution date and the excess, if any, of the specified reference rate over the strike rate for that distribution date.

         In the event of the  withdrawal  of the credit rating of a derivative  counterparty  or the downgrade of such credit rating below levels  specified in the derivative  contract (where the derivative  contract is relevant to the ratings of the offered  securities,  such levels  generally are set by the rating  agencies  rating the offered  securities),  the derivative  counterparty  may be required to post collateral for the  performance of its obligations  under the derivative  contract,  or to take certain other measures  intended to assure performance of those obligations.  Posting of collateral will be documented using the ISDA Credit Support Annex.

         There can be no assurance the trustee,  securities  administrator  or  supplemental  interest trust trustee will be able to enter into  derivatives  at any  specific  time or at prices or on other terms that are  advantageous.  In  addition,  although the terms of the derivatives  may  provide for  termination  under  various  circumstances,  there can be no  assurance  that the  trustee  will be able to terminate a derivative when it would be economically advantageous to the trust fund to do so.

Purchase Obligations

         Some types of trust assets and some classes of securities of any series, as specified in the related prospectus  supplement,  may be subject to a purchase  obligation  that would become  applicable on one or more specified  dates, or upon the occurrence of one or more specified  events,  or on demand made by or on behalf of the  applicable  securityholders.  A purchase  obligation may be in the form of a conditional or unconditional  purchase  commitment,  liquidity facility,  maturity guaranty,  put option or demand feature.  The terms and conditions  of each  purchase  obligation,  including  the  purchase  price,  timing  and  payment  procedure,  will be  described  in the accompanying  prospectus  supplement.  A purchase  obligation  relating to trust  assets may apply to those trust assets or to the related securities.  Each purchase obligation may be a secured or unsecured obligation of the provider thereof,  which may include a bank or other financial  institution or an insurance company.  Each purchase obligation will be evidenced by an instrument  delivered to the trustee for the benefit of the  applicable  securityholders  of the related  series.  As specified in the  accompanying  prospectus  supplement,  each purchase  obligation  relating to trust assets will be payable solely to the trustee for the benefit of the securityholders of the related series.  Other purchase  obligations  may be payable to the trustee or directly to the holders of the securities to which that  obligation relate.

                                       DESCRIPTION OF PRIMARY MORTGAGE INSURANCE, HAZARD INSURANCE;
                                                            CLAIMS THEREUNDER

General

         The mortgaged  property with respect to each  mortgage loan will be required to be covered by a hazard  insurance  policy and, if required as described below, a Primary  Insurance Policy.  The following is only a brief description of these insurance  policies and does not purport to summarize or describe all of the provisions of these  policies.  The insurance is subject to  underwriting  and approval of individual mortgage loans by the respective insurers.

Primary Mortgage Insurance Policies

         In a  securitization  of single family loans,  single family loans included in the related  mortgage pool having a  Loan-to-Value
Ratio at  origination  of over 80% (or other  percentage  as  described  in the  related  prospectus  supplement)  may be  required by the depositor to be covered by a Primary Insurance  Policy.  The Primary Insurance Policy will insure against default on a mortgage loan as to at least the principal amount thereof  exceeding 75% of the Value of the related  mortgaged  property (or other percentage as described in the related  prospectus  supplement) at origination of the mortgage loan,  unless and until the principal  balance of the mortgage loan is reduced to a level that would produce a  Loan-to-Value  Ratio equal to or less than at least 80% (or other  percentage as described in the prospectus  supplement).  This type of mortgage loan will not be  considered  to be an exception to the  foregoing  standard if no Primary
Insurance Policy was obtained at origination but the mortgage loan has amortized to below the above  Loan-to-Value  Ratio percentage as of the  applicable  cut-off  date.  Mortgage  loans which are subject to negative  amortization  will only be covered by a Primary  Insurance
Policy if the coverage was so required  upon their  origination,  notwithstanding  that  subsequent  negative  amortization  may cause the mortgage loan's  Loan-to-Value  Ratio, based on the then-current  balance, to subsequently exceed the limits which would have required the coverage  upon their  origination.  Multifamily,  commercial  and  mixed-use  loans will not be  covered  by a Primary  Insurance  Policy, regardless of the related Loan-to-Value Ratio.

         While the terms and conditions of the Primary  Insurance  Policies  issued by a primary insurer will differ from those in Primary
Insurance  Policies issued by other primary  insurers,  each Primary  Insurance Policy will in general cover the Primary Insurance Covered
Loss. The primary insurer generally will be required to pay:

      o     the insured percentage of the Primary Insurance Covered Loss;

      o     the entire amount of the Primary Insurance  Covered Loss, after receipt by the primary insurer of good and merchantable  title to, and possession of, the mortgaged property; or

      o     at the option of the primary insurer,  the sum of the delinquent monthly payments plus any advances made by the insured,  both to the date of the claim  payment  and,  thereafter,  monthly  payments  in the amount  that  would have  become due under the mortgage  loan if it had not been  discharged  plus any  advances  made by the  insured  until the earlier of (1) the date the mortgage loan would have been discharged in full if the default had not occurred or (2) an approved sale.

         As  conditions  precedent to the filing or payment of a claim under a Primary  Insurance  Policy,  in the event of default by the mortgagor, the insured will typically be required, among other things, to:

      o     advance or discharge (1) hazard insurance  premiums and (2) as necessary and approved in advance by the primary insurer,  real estate taxes, protection and preservation expenses and foreclosure and related costs;

      o     in the event of any physical loss or damage to the mortgaged  property,  have the mortgaged  property restored to at least its condition at the effective date of the Primary Insurance Policy (ordinary wear and tear excepted); and

      o     tender to the primary insurer good and merchantable title to, and possession of, the mortgaged property.

         For any single  family loan for which the coverage is required  under the standard  described  above,  the master  servicer  will maintain,  or will cause each servicer to maintain,  in full force and effect and to the extent coverage is available a Primary  Insurance
Policy with regard to each single  family loan,  provided  that the Primary  Insurance  Policy was in place as of the cut-off date and the depositor had knowledge of the Primary  Insurance  Policy.  The master servicer or the Seller will not cancel or refuse to renew a Primary
Insurance  Policy in effect at the time of the initial  issuance of a series of securities  that is required to be kept in force under the applicable  pooling and servicing  agreement or indenture unless the replacement  Primary Insurance Policy for the canceled or non-renewed policy is maintained with an insurer whose  claims-paying  ability is acceptable to the Rating Agency or Agencies that rated the series of securities  for  mortgage  pass-through  certificates  or  mortgage-backed  notes  having a rating  equal to or  better  than the  highest then-current  rating of any class of the  series of  securities.  For  further  information  regarding  the extent of  coverage  under any mortgage pool insurance policy or primary Insurance Policy, see "Description of Credit  Enhancement—Mortgage  Pool insurance  Policies" in this prospectus.

Hazard Insurance Policies

         The terms of the  mortgage  loans  require  each  mortgagor  to  maintain  a hazard  insurance  policy for their  mortgage  loan.
Additionally,  the pooling and servicing  agreement or servicing  agreement will require the master servicer to cause to be maintained for each mortgage loan a hazard  insurance  policy  providing for no less than the coverage of the standard form of fire insurance policy with extended  coverage  customary in the state in which the  property is located.  The  coverage  generally  will be in an amount equal to the lesser of the  principal  balance owing on the mortgage loan and 100% of the  insurable  value of the  improvements  securing the mortgage loan;  provided,  that in any case, such amount shall be sufficient to prevent the mortgagor  and/or mortgagee from becoming a co-insurer.
The ability of the master  servicer to ensure that hazard  insurance  proceeds  are  appropriately  applied may be dependent on it, or the servicer of the mortgage  loan,  being named as an additional  insured  under any hazard  insurance  policy and under any flood  insurance policy  referred to below,  or upon the extent to which  information  in this regard is furnished to the master  servicer by mortgagors or servicers.

         As set forth above,  all amounts  collected by the master  servicer or a servicer  under any hazard policy (except for amounts to be applied to the  restoration  or repair of the mortgaged  property or released to the mortgagor in accordance  with teamster  servicer's normal  servicing  procedures) will be deposited in the related  Distribution  Account.  The pooling and servicing  agreement or servicing agreement will provide that the master servicer may satisfy its obligation to cause hazard  policies to be maintained by  maintaining,  or causing a servicer to  maintain,  a blanket  policy  insuring  against  losses on the mortgage  loans.  If the blanket  policy  contains a deductible  clause,  the master  servicer will deposit,  or will cause the  applicable  servicer to deposit,  in the related  Distribution
Account all sums which would have been deposited therein but for the clause.

         In general,  the standard form of fire and extended  coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning,  explosion,  smoke, windstorm,  hail, riot, strike and civil commotion,  subject to the conditions and exclusions  specified in each policy.  Although the policies  relating to the mortgage loans will be  underwritten  by different  insurers under  different  state laws in accordance  with  different  applicable  state forms and therefore  will not contain  identical  terms and conditions,  the basic terms  thereof are  dictated  by  respective  state laws,  and most of these  policies  typically  do not cover any physical damage  resulting from the following:  war,  revolution,  governmental  actions,  floods and other  water-related  causes,  earth movement  (including  earthquakes,  landslides and mudflows),  nuclear  reactions,  wet or dry rot, vermin,  rodents,  insects or domestic animals,  theft and, depending on the case, vandalism.  The foregoing list is merely indicative of the kinds of uninsured risks and is not intended to be  all-inclusive.  Where the  improvements  securing a mortgage loan are located in a federally  designated flood area at the time of  origination  of the mortgage loan, the pooling and servicing  agreement or servicing  agreement  requires the master  servicer to cause to be maintained for this mortgage loan,  flood  insurance (to the extent  available) in an amount equal in general to the lesser of the amount  required to  compensate  for any loss or damage on a  replacement  cost basis or the  maximum  insurance  available  under the federal flood insurance program.

         The hazard  insurance  policies  covering  the  mortgaged  properties  typically  contain a  co-insurance  clause which in effect requires the insured at all times to carry insurance of a specified  percentage  (generally 80% to 90%) of the full  replacement  value of the  improvements  on the property in order to recover the full amount of any partial  loss. If the  insured's  coverage  falls below this specified  percentage,  the clause  generally  provides  that the  insurer's  liability  in the event of partial  loss does not exceed the greater of (1) the  replacement  cost of the  improvements  damaged or destroyed less physical  depreciation  or (2) the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

         Since the amount of hazard  insurance that  mortgagors are required to maintain on the  improvements  securing the mortgage loans may decline as the  principal  balances of the related  mortgage  loans  decrease,  and since  residential  properties  have  historically appreciated in value over time,  hazard  insurance  proceeds could be insufficient to restore fully the damaged property in the event of a partial loss. See  "Description  of Credit  Enhancement—Special  Hazard  Insurance  Policies" in this  prospectus for a description of the limited  protection  afforded by any special hazard  insurance policy against losses  occasioned by hazards which are otherwise  uninsured against (including losses caused by the application of the co-insurance clause described in the preceding paragraph).

         Under the terms of the mortgage  loans,  mortgagors are generally  required to present claims to insurers under hazard  insurance policies  maintained on the mortgaged  properties.  The master  servicer,  on behalf of the trustee and  securityholders,  is obligated to present claims,  or cause the servicer of the mortgage loans to present claims,  under any special hazard insurance policy and any blanket insurance policy insuring against hazard losses on the mortgaged  properties.  However,  the ability of the master servicer or servicer to present the claims is dependent upon the extent to which  information in this regard is furnished to the master  servicer or the servicers by mortgagors.

FHA Mortgage Insurance

         The Housing Act  authorizes  various FHA mortgage  insurance  programs.  Some of the mortgage  loans may be insured  under either
Section  203(b),  Section 221,  Section 223,  Section 234 or Section 235 of the Housing Act. Under Section  203(b),  FHA insures  mortgage loans of up to 30 years' duration for the purchase of one- to four-family  dwelling units.  Mortgage loans for the purchase of multifamily residential  rental  properties  are insured by the FHA under Section 221 and Section 223.  Mortgage loans for the purchase of condominium units are insured by FHA under  Section 234.  Trust assets  insured  under these  programs  must bear interest at a rate not exceeding the maximum rate in effect at the time the loan is made, as  established  by HUD, and may not exceed  specified  percentages  of the lesser of the  appraised  value of the property and the sales price,  less  seller-paid  closing  costs for the  property,  up to certain  specified maximums.  In addition,  FHA imposes initial investment minimums and other requirements on mortgage loans insured under the Section 203(b)
and Section 234 programs.
         Under  Section 235,  assistance  payments are paid by HUD to the  mortgagee  on behalf of eligible  borrowers  for as long as the borrowers  continue to be eligible for the payments.  To be eligible,  a borrower must be part of a family,  have income within the limits prescribed by HUD at the time of initial occupancy, occupy the property and meet requirements for recertification at least annually.

         The  regulations  governing  these  programs  provide  that  insurance  benefits  are  payable  either on  foreclosure,  or other acquisition of possession,  and  conveyance of the mortgaged  premises to HUD or on assignment of the defaulted  mortgage loan to HUD. The
FHA  insurance  that may be  provided  under  these  programs  on the  conveyance  of the home to HUD is equal to 100% of the  outstanding principal  balance of the mortgage loan, plus accrued  interest,  as described  below,  and certain  additional  costs and expenses.  When entitlement to insurance  benefits  results from assignment of the mortgage loan to HUD, the insurance  payment is computed as of the date of the  assignment  and includes  the unpaid  principal  amount of the  mortgage  loan plus  mortgage  interest  accrued and unpaid to the assignment date.

         When  entitlement to insurance  benefits  results from  foreclosure  (or other  acquisition of possession)  and  conveyance,  the insurance  payment is equal to the unpaid  principal  amount of the mortgage  loan,  adjusted to reimburse  the mortgagee for certain tax, insurance  and similar  payments  made by it and to deduct  certain  amounts  received or retained by the mortgagee  after  default,  plus reimbursement not to exceed two-thirds of the mortgagee's  foreclosure  costs. Any FHA insurance relating to the mortgage loans underlying a series of securities will be described in the related prospectus supplement.

         The  mortgage  loans may also be insured  under Title I Program of the FHA.  The  applicable  provisions  of this program will be described  in the related  prospectus  supplement.  The master  servicer  will be required to take steps,  or cause the  servicers  of the mortgage loans to take steps, reasonably necessary to keep any FHA insurance in full force and effect.

VA Mortgage Guaranty

         The Servicemen's  Readjustment Act of 1944, as amended,  permits a veteran or, in some instances,  his or her spouse, to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one-to  four-family  dwelling unit to be occupied as the veteran's  home at an interest  rate not exceeding  the maximum rate in effect at the time the loan is made,  as  established  by HUD. The program has no limit on the amount of a mortgage  loan,  requires no down payment for the  purchaser  and permits the guaranty of mortgage loans with terms,  limited by the estimated economic life of the property,  up to 30 years. The maximum guaranty that may be issued by the
VA under this  program is 50% of the  original  principal  amount of the mortgage  loan up to a dollar  limit  established  by the VA. The liability on the  guaranty is reduced or increased  pro rata with any  reduction  or increase in amount of  indebtedness,  but in no event will the amount  payable  on the  guaranty  exceed  the  amount of the  original  guaranty.  Notwithstanding  the  dollar  and  percentage limitations  of the  guaranty,  a mortgagee  will  ordinarily  suffer a monetary  loss only when the  difference  between the  unsatisfied indebtedness and the proceeds of a foreclosure sale of mortgaged  premises is greater than the original guaranty as adjusted.  The VA may, at its option,  and without regard to the guaranty,  make full payment to a mortgagee of the  unsatisfied  indebtedness on a mortgage upon its assignment to the VA.

         Since there is no limit imposed by the VA on the principal  amount of a  VA-guaranteed  mortgage loan but there is a limit on the amount of the VA guaranty,  additional  coverage under a Primary  Mortgage  Insurance Policy may be required by the depositor for VA loans in excess of amounts specified by the VA. The amount of the additional  coverage will be set forth in the related  prospectus  supplement.
Any VA  guaranty  relating  to  Contracts  underlying  a series of  certificates  or notes will be  described  in the  related  prospectus supplement.

                                                               THE SPONSOR

         The sponsor will be EMC Mortgage  Corporation  ("EMC") for each series of securities  unless  otherwise  indicated in the related prospectus  supplement.  The sponsor was  incorporated  in the State of Delaware on  September  26,  1990,  as a wholly  owned  subsidiary corporation of The Bear Stearns  Companies  Inc., and is an affiliate of the depositor and the  underwriter.  The sponsor was  established as a mortgage  banking  company to facilitate  the purchase and servicing of whole loan  portfolios  containing  various levels of quality from  "investment  quality" to varying  degrees of  "non-investment  quality" up to and including  real estate owned assets  ("REO").  The sponsor commenced operation in Texas on October 9, 1990.

         Since its inception in 1990, the sponsor has purchased over $100 billion in residential whole loans and servicing  rights,  which include the  purchase of newly  originated  alternative  A, jumbo  (prime) and  sub-prime  loans.  Loans are  purchased on a bulk and flow basis. The sponsor is one of the United States' largest  purchasers of scratch and dent,  sub-performing  and  non-performing  residential mortgages and REO from various  institutions,  including banks, mortgage companies,  thrifts and the U.S. government.  Loans are generally purchased with the ultimate strategy of securitization into an array of Bear Stearns'  securitizations  based upon product type and credit parameters, including those where the loan has become re-performing or cash-flowing.

         Performing  loans  include  first  lien fixed rate and ARMs,  as well as closed end fixed rate  second  liens and lines of credit
("HELOCs").  Performing  loans  acquired by the sponsor are subject to varying levels of due diligence  prior to purchase.  Portfolios may be reviewed for credit, data integrity,  appraisal  valuation,  documentation,  as well as compliance with certain laws.  Performing loans purchased will have been originated pursuant to the sponsor's  underwriting  guidelines or the originator's  underwriting  guidelines that are acceptable to the sponsor.

         Subsequent  to  purchase  by the  sponsor,  performing  loans are pooled  together  by product  type and  credit  parameters  and structured into RMBS, with the assistance of Bear Stearns' Financial  Analytics and Structured  Transactions  Group, for distribution into the primary market.

         The sponsor has been securitizing residential mortgage loans since 1999.

                                                              THE DEPOSITOR

         The  depositor,  Structured  Asset  Mortgage  Investments II Inc., was formed in the state of Delaware on June 10, 2003, and is a wholly-owned  subsidiary  of The Bear Stearns  Companies  Inc. The  depositor  was  organized for the sole purpose of serving as a private secondary mortgage market conduit. The depositor does not have, nor is it expected in the future to have, any significant assets.

         The depositor has been serving as a private  secondary  mortgage  market  conduit for  residential  mortgage loans since 2003. In conjunction  with the Seller's  acquisition of the mortgage loans, the depositor will execute a mortgage loan purchase  agreement  through which the loans will be transferred to itself.  These loans are subsequently  deposited in a common law or statutory  trust,  described in this prospectus supplement, which will then issue the certificates or notes.

         After issuance and registration of the securities  contemplated in this prospectus,  in the related prospectus supplement and any supplement  hereto,  the  depositor  will  have  substantially  no duties  or  responsibilities  with  respect  to the pool  assets or the securities, other than certain administrative duties as described in the related prospectus supplement.

                                                              THE AGREEMENTS

General

         Each series of  certificates  will be issued pursuant to a pooling and servicing  agreement or other  agreement  specified in the related prospectus supplement.  In general, the parties to a pooling and servicing agreement will include the depositor,  the trustee, the master  servicer and, in some cases,  a special  servicer.  However,  a pooling and servicing  agreement that relates to a trust fund that includes mortgage securities may include a party solely responsible for the administration of the mortgage  securities,  and a pooling and servicing  agreement that relates to a trust fund that consists solely of mortgage  securities may not include a master servicer,  special servicer or other servicer as a party.  All parties to each pooling and servicing  agreement under which securities of a series are issued will be identified in the related  prospectus  supplement.  Each series of notes will be issued  pursuant to an indenture.  The parties to each  indenture  will be the  related  Issuing  Entity and the  trustee.  The Issuing  Entity  will be created  pursuant to an owner trust agreement  between the depositor and the owner trustee and the mortgage loans or mortgage  securities  securing the notes will be serviced pursuant to a servicing agreement between the depositor and the master servicer.

         Forms of the Agreements have been filed as exhibits to the  registration  statement of which this prospectus is a part.  However, the provisions of each  Agreement will vary depending upon the nature of the related  securities and the nature of the related trust fund.
The  following  summaries  describe  provisions  that may  appear  in a  pooling  and  servicing  agreement  with  respect  to a series of certificates or in either the servicing  agreement or indenture with respect to a series of notes. The prospectus  supplement for a series of securities will describe material  provisions of the related  Agreements that differ from the description  thereof set forth below. The depositor will provide a copy of each Agreement  (without  exhibits) that relates to any series of securities  without charge upon written request of a holder of an offered security of the series addressed to it at its principal  executive  offices specified in this prospectus under "The Depositor".  As to each series of securities,  the related  agreements will be filed with the Commission in a current report on
Form 8-K following the issuance of the securities.

Certain Matters Regarding the Master Servicer and the Depositor

         The pooling and servicing  agreement or servicing  agreement for each series of securities  will provide that the master servicer may not resign from its obligations and duties except upon a determination  that performance of the duties is no longer  permissible under applicable  law or except (1) in  connection  with a permitted  transfer of  servicing  or (2) upon  appointment  of a successor  servicer reasonably  acceptable to the trustee and upon receipt by the trustee of letter from each Rating  Agency  generally to the effect that the resignation and appointment  will not, in and of itself,  result in a downgrading of the securities.  No resignation will become effective until the trustee or a successor servicer has assumed the master servicer's  responsibilities,  duties,  liabilities and obligations under the pooling and servicing agreement or servicing agreement.

         Each pooling and servicing  agreement  and  servicing  agreement  will also provide that the master  servicer,  the depositor and their directors,  officers,  employees or agents will not be under any liability to the trust fund or the  securityholders  for any action taken or for  refraining  from the taking of any action in good  faith,  or for errors in  judgment,  unless  the  liability  which  would otherwise be imposed was by reason of willful  misfeasance,  bad faith or gross  negligence in the  performance  of duties or by reason of reckless disregard of obligations and duties.  Each pooling and servicing  agreement and servicing agreement will further provide that the master  servicer,  the depositor,  and any director,  officer,  employee or agent of the master  servicer or the depositor are entitled to indemnification by the trust fund and will be held harmless against any loss,  liability or expense  (including  reasonable legal fees and disbursements  of counsel)  incurred in  connection  with any legal action  relating to the pooling and  servicing  agreement or servicing agreement or the related  series of  securities,  other than any loss,  liability  or expense  related to any  specific  mortgage  loan or mortgage  loans (except a loss,  liability or expense  otherwise  reimbursable  pursuant to the pooling and servicing  agreement)  and any loss,  liability or expense incurred by reason of willful  misfeasance,  bad faith or gross negligence in the performance of its duties or by reason of reckless  disregard of obligations  and duties.  In addition,  each pooling and servicing  agreement and servicing  agreement will provide that neither the master  servicer nor the depositor will be under any obligation to appear in,  prosecute or defend any legal or  administrative  action that is not  incidental  to its  respective  duties  under the pooling and  servicing  agreement  or  servicing agreement and which in its opinion may involve it in any expense or liability.  The master servicer or the depositor may, however,  in its discretion  undertake  any action  which it may deem  necessary  or  desirable  with  respect to the pooling and  servicing  agreement  or servicing  agreement  and the rights and duties of the parties to that  agreement  and the  interests  of the  securityholders.  The legal expenses and costs of the action and any resulting  liability  will be expenses,  costs and  liabilities of the trust fund, and the master servicer or the depositor, as the case may be, will be entitled reimbursement from funds otherwise distributable to securityholders.

         Any person into which the master servicer may be merged or  consolidated,  any person  resulting from any merger or consolidation to which the master  servicer is a party or any person  succeeding  to the business of the master  servicer  will be the  successor of the master servicer under the related  pooling and servicing  agreement or servicing  agreement,  provided that (1) the person is qualified to service  mortgage loans on behalf of Fannie Mae or Freddie Mac and (2) the merger,  consolidation  or succession does not adversely affect the  then-current  ratings of the classes of  securities  of the related  series that have been rated.  In addition,  notwithstanding  the prohibition  on its  resignation,  the master  servicer  may assign  its rights  under a pooling  and  servicing  agreement  or  servicing agreement,  provided  clauses (1) and (2) above are satisfied and the person is reasonably  satisfactory to the depositor and the trustee.
In the case of an  assignment,  the master  servicer will be released from its  obligations  under the pooling and servicing  agreement or servicing agreement, exclusive of liabilities and obligations incurred by it prior to the time of the assignment.

Events of Default and Rights Upon Event of Default

         Pooling and Servicing Agreement

         Events of default under the pooling and servicing  agreement in respect of a series of certificates,  unless otherwise  specified in the prospectus supplement, will include:

      o     any failure by the master  servicer to make a required  deposit to the  Distribution  Account  (other than a Monthly  Advance)
            which continues  unremedied for 3 days (or other time period described in the related prospectus  supplement) after the giving of written notice of the failure to the master servicer;

      o     any  failure by the master  servicer to observe or perform in any  material  respect any other of its  material  covenants  or agreements in the pooling and servicing  agreement with respect to the series of certificates,  which covenants and agreements materially affect the rights of  certificateholders  of such series, and which failure continues unremedied for a period of 60 days days (or other time period  described in the related  prospectus  supplement)  after the date on which written  notice of such failure,  properly requiring the same to be remedied,  shall have been given to the master servicer by the trustee, or to the master  servicer and the trustee by the holders of  certificates  evidencing not less than 25% of the aggregate  undivided interests (or, if applicable, voting rights) in the related trust fund;

      o     events of insolvency,  readjustment of debt,  marshaling of assets and liabilities or similar proceedings regarding the master servicer and some actions by the master servicer  indicating its insolvency or inability to pay its obligations,  as specified in the related pooling and servicing agreement;

      o     any  failure  of  the  master  servicer  to  make  advances  as  described  in  this  prospectus  under  "Description  of  the
            Securities—Advances," by the date and time set forth in the pooling and servicing agreement;

      o     any  assignment or delegation by the master  servicer of its rights and duties under the pooling and servicing  agreement,  in contravention of the provisions permitting assignment and delegation in the pooling and servicing agreement; and

      o     any other event of default as set forth in the pooling and servicing agreement.

Additional  events of default will be  described in the related  prospectus  supplement.  A default  pursuant to the terms of any mortgage securities included in any trust fund will not constitute an event of default under the related pooling and servicing agreement.

         So long as an event of default  remains  unremedied,  either the trustee or holders of  certificates  evidencing  not less than a percentage specified in the related prospectus  supplement of the aggregate undivided interests (or, if applicable,  voting rights) in the related trust fund as specified in the related  pooling and servicing  agreement may, by written  notification to the master servicer (and to the  trustee if given by  certificateholders),  with the  consent of EMC,  terminate  all of the rights and  obligations  of the master servicer under the pooling and servicing  agreement (other than any right of the master servicer as  certificateholder  and other than the right to receive  servicing  compensation  and expenses for master servicing the mortgage loans during any period prior to the date of the termination)  covering the trust fund and in and to the mortgage loans and the proceeds thereof.  Upon such notification,  the trustee or, upon notice to the depositor  and with the  depositor's  (or an affiliate of the  depositor's)  consent,  its designee will succeed to all responsibilities,  duties and liabilities of the master servicer under the pooling and servicing  agreement  (other than any obligation to purchase mortgage loans) and will be entitled to similar  compensation  arrangements.  In the event that the trustee would be obligated to succeed the master  servicer  but is  unwilling  so to act, it may appoint (or if it is unable so to act, it shall  appoint) or petition a court of competent  jurisdiction for the appointment of, an established  mortgage loan servicing  institution with a net worth of at least an amount  specified in the related  prospectus  supplement  to act as successor to the master  servicer  under the pooling and  servicing agreement (unless  otherwise set forth in the pooling and servicing  agreement).  Pending an appointment,  the trustee is obligated to act as master servicer.  The trustee and the successor may agree upon the servicing  compensation to be paid, which in no event may be greater than the  compensation  to the initial  master  servicer  under the pooling and servicing  agreement.  Notwithstanding  the above,  upon a termination or  resignation of the master  servicer in accordance  with terms of the pooling and servicing  agreement,  EMC shall have the right to either assume the duties of the master servicer or appoint a successor  master  servicer  meeting the  requirements  set forth in the pooling and  servicing  agreement.  In  addition,  even if none of the events of default  listed  above under  "—Events of Default and
Rights Upon Event of Default — Pooling and Servicing  Agreement"  have  occurred,  EMC will have the right under the pooling and servicing agreement to terminate the master  servicer  without  cause and either  assume the duties of the master  servicer or a appoint a successor master servicer meeting the requirements set forth in the pooling and servicing agreement.

         No  certificateholder  will have any right under a pooling and servicing  agreement to institute any  proceeding  with respect to the pooling and servicing  agreement  unless (1) that holder  previously  gave the trustee written notice of a default that is continuing,
(2) the holders of certificates  evidencing not less than the percentage  specified in the related prospectus  supplement of the aggregate undivided  interests  (or, if  applicable,  voting  rights) in the related  trust fund  requested  the trustee in writing to institute the proceeding  in its own name as trustee and shall have  offered to the trustee  such  reasonable  indemnity  as it may require  against the costs,  expenses and  liabilities  that may be incurred in or because of the  proceeding  and (3) the trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute any proceeding.

         The holders of certificates  representing at least 51% of the aggregate  undivided  interests (or, if applicable,  voting rights)
evidenced  by those  certificates  may waive the  default or event of default  (other  than a failure  by the master  servicer  to make an advance);  provided,  however,  that (1) a default or event of default  under the first or fourth items listed under  "—Events of Default"
above may be waived  only by all of the  holders of  certificates  affected  by the  default or event of default  and (2) no waiver  shall reduce in any manner the amount of, or delay the timing of,  payments  received on mortgage loans which are required to be distributed to, or otherwise materially adversely affect, any non-consenting certificateholder.

         Servicing Agreement

         For a series of notes, a servicing default under the related servicing agreement generally will include:

         o        any failure by the master  servicer to make a required  deposit to the  Distribution  Account or, if the master servicer is so required,  to  distribute to the holders of any class of notes or Equity  Certificates  of the series any required payment which  continues  unremedied  for 5 business days (or other period of time  described in the related  prospectus supplement)  after the giving of written  notice of the  failure to the master  servicer  by the  trustee or the Issuing
                  Entity;

         o        any failure by the master  servicer to observe or perform in any material  respect any other of its  material  covenants or  agreements in the servicing  agreement  with respect to the series of  securities,  which  covenants and  agreements materially  affect the rights of the  securityholders  of such series,  and which  failure  continues  unremedied  for a period of 60 days after the date on which written  notice of such failure,  properly  requiring the same to be remedied, shall have been given to the master servicer by the trustee or the Issuing Entity;

         o        events of insolvency,  readjustment of debt,  marshaling of assets and liabilities or similar proceedings  regarding the master servicer and some actions by the master servicer  indicating its insolvency or inability to pay its  obligations, as specified in the related servicing agreement;

         o        any  failure of the master  servicer  to make  advances  as  described  in this  prospectus  under  "Description  of the
                  Securities—Advances," and

         o        any other servicing default as set forth in the servicing agreement.

         So long as a servicing default remains  unremedied,  either the trustee or holders of notes evidencing not less than a percentage specified in the related  prospectus  supplement of the voting  rights of the related  trust fund,  as specified in the related  servicing agreement may, by written  notification  to the master  servicer and to the Issuing  Entity (and to the trustee if given by  noteholders), with the consent of EMC,  terminate all of the rights and  obligations of the master  servicer under the servicing  agreement  (other than any right of the master  servicer as  noteholder  or as holder of the Equity  Certificates  and other than the right to receive  servicing compensation and expenses for master servicing the mortgage loans during any period prior to the date of the  termination),  whereupon the trustee will succeed to all  responsibilities,  duties and  liabilities of the master servicer under the servicing  agreement  (other than any  obligation  to purchase  mortgage  loans) and will be entitled to similar  compensation  arrangements.  In the event that the trustee would be  obligated  to succeed the master  servicer  but is  unwilling  so to act, it may appoint (or if it is unable so to act, it shall appoint) or petition a court of competent  jurisdiction  for the  appointment of an approved  mortgage  servicing  institution  with a net worth of at least an amount  specified  in the  related  prospectus  supplement  to act as  successor  to the  master  servicer  under the servicing agreement (unless otherwise set forth in the servicing agreement).  Pending the appointment,  the trustee is obligated to act in the capacity.  The trustee and the successor may agree upon the servicing  compensation to be paid,  which in no event may be greater than the  compensation  to the initial  master  servicer  under the servicing  agreement.  Notwithstanding  the above,  upon a  termination  or resignation  of the master  servicer in accordance  with terms of the servicing  agreement,  EMC shall have the right to either assume the duties of the master servicer or appoint a successor master servicer meeting the  requirements  set forth in the servicing  agreement.  In addition,  even if none of the events of default  listed  above under  "—Events  of Default  and Rights  Upon Event of Default—  Servicing
Agreement" have occurred,  EMC will have the right under the related  servicing  agreement to terminate the master servicer  without cause and either assume the duties of the master servicer or a appoint a successor  master servicer  meeting the  requirements  set forth in the related servicing agreement.

         Indenture

         For a series of notes, an event of default under the indenture generally will include:

         o        a  default  for five days or more (or other  period of time  described  in the  related  prospectus  supplement)  in the payment of any principal of or interest on any note of the series;

         o        failure to perform any other  covenant of the  Depositor in the  indenture  which  continues for a period of thirty days after notice thereof is given in accordance with the procedures described in the related indenture;

         o        any  representation  or warranty made by the Depositor in the indenture or in any certificate or other writing delivered pursuant  thereto or in  connection  therewith  with  respect to or  affecting  the series  having been  incorrect  in a material  respect as of the time made,  and the breach is not cured within thirty days after notice  thereof is given in accordance with the procedures described in the related indenture;

         o        events of bankruptcy, insolvency, receivership or liquidation of the Depositor, as specified in the indenture; or

         o        any other event of default provided with respect to notes of that series.

         If an event of default with respect to the notes of any series at the time outstanding  occurs and is continuing,  the trustee or the holders of a majority of the then  aggregate  outstanding  amount of the notes of the series may declare the  principal  amount of all the notes of the series to be due and payable  immediately.  The declaration may, in some circumstances,  be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the related notes.

         If following an event of default  with respect to any series of notes,  the notes of the series have been  declared to be due and payable,  the trustee may, in its discretion,  notwithstanding  the acceleration,  elect to maintain possession of the collateral securing the notes of the series and to continue to apply payments on the collateral as if there had been no  declaration  of  acceleration  if the collateral  continues  to provide  sufficient  funds for the payment of principal of and interest on the notes of the series as they would have become due if there had not been a  declaration.  In  addition,  the  trustee  may not sell or  otherwise  liquidate  the  collateral securing the notes of a series following an event of default,  unless (1) the holders of 100% of the then aggregate  outstanding amount of the notes of the series consent to the sale,  (2) the proceeds of the sale or  liquidation  are sufficient to pay in full the principal of and accrued interest,  due and unpaid,  on the outstanding notes of the series at the date of the sale or (3) the trustee  determines that the  collateral  would not be sufficient  on an ongoing  basis to make all payments on the notes as the payments  would have become due if the notes had not been  declared due and  payable,  and the trustee  obtains the consent of the holders of a  percentage  specified in the related prospectus supplement of the then aggregate outstanding amount of the notes of the series.

         In the event that the trustee  liquidates the collateral in connection with an event of default,  the indenture provides that the trustee will have a prior lien on the proceeds of the  liquidation  for unpaid fees and expenses.  As a result,  upon the occurrence of an event of default,  the amount  available for payments to the  noteholders  would be less than would  otherwise be the case.  However,  the trustee may not institute a proceeding for the  enforcement of its lien except in connection  with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of the event of default.

         In the event the  principal of the notes of a series is declared due and payable,  as described  above,  the holders of the notes issued at a discount  from par may be entitled to receive no more than an amount  equal to the unpaid  principal  amount  thereof less the amount of the discount that is unamortized.

         No noteholder or holder of an Equity  Certificate  generally  will have any right under an owner trust  agreement or indenture to institute any  proceeding  with respect to the Agreement  unless (1) that holder  previously  has given to the trustee  written  notice of default and the continuance  thereof,  (2) the holders of notes or Equity  Certificates  of any class  evidencing not less than 25% of the aggregate Percentage  Interests  constituting that class (a) have made written request upon the trustee to institute the proceeding in its own name as trustee and (b) have offered to the trustee  reasonable  security or  indemnity  against the costs,  expenses and  liabilities that may be incurred in or because of the  proceeding,  (3) the trustee has neglected or refused to institute the  proceeding  for 60 days after  receipt of the request and  indemnity  and (4) no  direction  inconsistent  with the written  request has been given to the trustee during the 60 day period by the holders of a majority of the aggregate Percentage Interests constituting that class.

Amendment

         Each  pooling  and  servicing  agreement  may be amended by the  parties  thereto,  without  the consent of any of the holders of certificates covered by the pooling and servicing agreement,

      o     to cure any ambiguity,

      o     to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein,

      o     if a REMIC  election  has been made with  respect  to the  related  trust  fund,  to  modify,  eliminate  or add to any of its provisions (A) to the extent as shall be necessary to maintain the  qualification  of the trust fund as a REMIC or to avoid or minimize the risk of  imposition  of any tax on the related  trust fund,  provided that the trustee has received an opinion of counsel to the effect that (1) the action is necessary or desirable to maintain the  qualification or to avoid or minimize the risk,  and (2) the action will not  adversely  affect in any  material  respect the  interests  of any holder of  certificates covered by the pooling and servicing agreement,  or (B) to restrict the transfer of the REMIC Residual Certificates,  provided that the depositor has determined that the then-current  ratings of the classes of the certificates  that have been rated will not be adversely  affected,  as evidenced by a letter from each applicable Rating Agency, and that the amendment will not give rise to any tax with respect to the transfer of the REMIC Residual Certificates to a non-permitted transferee,

      o     to make any other provisions with respect to matters or questions arising under the pooling and servicing  agreement which are not materially  inconsistent with the provisions  thereof,  provided that the action will not adversely affect in any material respect the interests of any certificateholder, or

      o     to comply with any changes in the Code.

         The pooling and servicing  agreement may also be amended by the parties  thereto with the consent of the holders of  certificates evidencing over 50% of the aggregate  Percentage  Interests of the trust fund or of the applicable class or classes, if such amendment affects  only such class or classes,  for the purpose of adding any  provisions  to or  changing in any manner or  eliminating  any of the provisions of the pooling and servicing  agreement or of modifying in any manner the rights of the holders of certificates  covered by the pooling  and  servicing  agreement,  except  that the  amendment  may not (1)  reduce in any manner the amount of, or delay the timing of, payments  received on mortgage  loans which are required to be distributed on a certificate of any class without the consent of the holder of the  certificate or (2) reduce the aforesaid  percentage of  certificates  of any class the holders of which are required to consent to the amendment  without the consent of the holders of all  certificates  of the class covered by the pooling and servicing  agreement  then outstanding.

         With  respect to each series of notes,  each related  servicing  agreement  or  indenture  may be amended by the parties  thereto without the consent of any of the holders of the notes covered by the Agreement,  to cure any ambiguity,  to correct, modify or supplement any provision  therein,  or to make any other  provisions  with respect to matters or questions  arising under the Agreement which are not inconsistent  with the provisions  thereof,  provided that the action will not adversely  affect in any material  respect the interests of any holder of notes covered by the Agreement.  Each  Agreement may also be amended by the parties  thereto with the consent of the holders of notes evidencing not less than the percentage  specified in the related  prospectus  supplement of the voting rights,  for any purpose;
provided, however, that the amendment may not:

                  (1)      reduce in any manner the amount of or delay the timing of,  payments  received on trust fund  assets  which are required to be distributed on any certificate without the consent of the holder of the certificate,

                  (2)      adversely  affect in any material  respect the interests of the holders of any class of notes in a manner other than as described  in (1),  without the consent of the holders of notes of the class  evidencing  not less than the percentage  specified in the related  prospectus  supplement of the aggregate  Percentage  Interests of the trust fund or of the applicable class or classes, if such amendment affects only such class or classes or

                  (3)      reduce the aforesaid  percentage of voting rights required for the consent to the amendment without the consent of the holders of all notes covered by the Agreement then outstanding.

The voting  rights  evidenced by any security  will be the portion of the voting  rights of all of the  securities  in the related  series allocated in the manner described in the related prospectus supplement.

         Notwithstanding  the  foregoing,  if a REMIC  election  has been made with  respect to the  related  trust  fund,  the trustee or indenture  trustee will not be entitled to consent to any amendment to a pooling and servicing  agreement or an indenture  without  having first  received an opinion of counsel to the effect that the  amendment or the exercise of any power granted to the master  servicer,  the depositor,  the trustee or indenture  trustee,  or any other  specified  person in accordance  with the  amendment  will not result in the imposition of a tax on the related trust fund or cause the trust fund to fail to qualify as a REMIC.

         The Master  Servicer and any director,  officer,  employee or agent of the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under the transaction documents.

Termination; Retirement of Securities

         The  obligations  created by the related  Agreements  for each series of  securities  (other than the limited  payment and notice obligations  of the trustee) will  terminate upon the payment to  securityholders  of that series of all amounts held in the  Distribution
Account or by the master  servicer  and required to be paid to them  pursuant to the  Agreements  following  the earlier of, (1) the final payment or other  liquidation  or  disposition  (or any advance with  respect  thereto) of the last  mortgage  loan,  REO property  and/or mortgage  security  subject  thereto and (2) the purchase by the master  servicer,  a servicer,  the  depositor or its designee (or (a) if specified  in the  related  prospectus  supplement  with  respect to each  series of  certificates,  by the  holder of the REMIC  Residual
Certificates  (see "Federal Income Tax Consequences"  below) or (b) if specified in the prospectus  supplement with respect to each series of notes, by the holder of the Equity  Certificates)  from the trust fund for the series of all remaining  mortgage loans,  REO properties and/or mortgage  securities.  In addition to the foregoing,  the master servicer,  a servicer,  the depositor or its designee may have the option to purchase,  in whole but not in part, the securities  specified in the related  prospectus  supplement in the manner set forth in the related prospectus  supplement.  With respect to any series of certificates which provides for such a purchase, the purchase shall not be made unless either:  (1) the aggregate  principal  balance of the  certificates  as of the date is equal to or less than the percentage specified in the related  prospectus  supplement of the aggregate  principal balance of the certificates as of the Closing Date or (2) the aggregate  principal  balance  of the  mortgage  loans as of the date is equal to or less than the  percentage  specified  in the  related prospectus  supplement of the aggregate  principal  balance of the mortgage  loans as of the cut-off date. In the event that any series of certificates which provides for such a purchase at 25% or more of the aggregate principal balance  outstanding,  the certificates will use the word  "Callable" in their title.  With respect to any series of notes which  provides for such a purchase,  the purchase  shall not be made unless the aggregate  principal balance of the notes as of the date is equal to or less than the percentage  specified in the related prospectus  supplement  of the  aggregate  principal  balance of the notes as of the  Closing  Date or a period  specified  in the related prospectus  supplement  has elapsed since the initial  distribution  date. In the event that any series of notes which provides for such a purchase at 25% or more of the aggregate  principal balance  outstanding,  the notes will use the word "Callable" in their title. Upon the purchase of the securities or at any time  thereafter,  at the option of the master servicer,  a servicer,  the depositor or its designee, the assets of the trust fund may be sold,  thereby  effecting a retirement of the securities and the termination of the trust fund, or the securities  so purchased  may be held or resold by the master  servicer,  the  depositor or its  designee.  In no event,  however,  unless otherwise  provided in the  prospectus  supplement,  will a trust  created by a pooling  and  servicing  agreement  related to a series of certificates  continue  beyond the expiration of 21 years from the death of the survivor of the persons named in the pooling and servicing agreement.  Written  notice of  termination of the pooling and servicing  agreement  will be given to each  securityholder,  and the final distribution  will be made only upon surrender and  cancellation  of the securities at an office or agency  appointed by the trustee which will be specified in the notice of termination.  If the  securityholders are permitted to terminate the trust under the applicable pooling and  servicing  agreement,  a penalty  may be imposed  upon the  securityholders  based upon the fee that would be  foregone by the master servicer because of the termination.

         The purchase of mortgage loans and property  acquired in respect of mortgage loans  evidenced by a series of securities  shall be made at the option of the master servicer,  a servicer,  the depositor,  its designee or, if applicable,  the holder of the REMIC Residual
Certificates or Equity  Certificates at the price specified in the related  prospectus  supplement.  The exercise of the right will effect early retirement of the securities of that series, but the right of the master servicer,  a servicer,  the depositor,  its designee or, if applicable,  the holder to so purchase is subject to the aggregate  principal balance of the mortgage loans and/or mortgage  securities in the trust fund for that series as of the distribution  date on which the purchase is to occur being less than the percentage  specified in the related  prospectus  supplement of the aggregate  principal  balance of the mortgage loans and/or  mortgage  securities at the cut-off date or closing  date,  as  specified  in the  prospectus  supplement,  for that  series.  The  prospectus  supplement  for each series of securities  will set forth the amounts  that the holders of the  securities  will be entitled to receive  upon the early  retirement.  The early  termination may adversely affect the yield to holders of the securities.  With respect to any series of  certificates,  an optional purchase of the  mortgage  loans in the related  trust fund may not result in the related  certificates  receiving  an amount equal to the principal  balance  thereof  plus accrued and unpaid  interest and any  undistributed  shortfall on the related  certificates.  If a REMIC election has been made, the termination of the related trust fund will be effected in a manner  consistent with applicable  federal income tax regulations and its status as a REMIC.

         Following  any  optional  termination,  there  will be no  continuing  direct or  indirect  liability  of the  trust  fund or any securityholder as sellers of the assets of the trust fund.

The Securities Administrator

         Each prospectus  supplement for a series of securities may provide for a securities  administrator which shall be responsible for performing certain  administrative and tax functions typically performed by the trustee.  The securities  administrator shall at all times be a corporation  or an association  organized and doing business under the laws of any state or the United States of America,  authorized under the laws to  exercise  corporate  trust  powers,  having a combined  capital  and  surplus of at least  $40,000,000  and  subject to supervision or examination by federal or state authority.  The entity that serves as securities  administrator may have typical banking or other  relationships with the depositor and its affiliates.  The securities  administrator may also act as master servicer for a series of securities.

Duties of Securities Administrator

         The securities  administrator  for each series of securities will make no representation as to the validity or sufficiency of the related  Agreements,  the securities or any underlying  mortgage loan,  mortgage  security or related document and will not be accountable for the use or  application  by or on  behalf of any  master  servicer  (unless  the  securities  administrator  is also  acting as master servicer),  servicer  or special  servicer  of any funds paid to the  master  servicer,  servicer  or special  servicer  in respect of the securities or the  underlying  mortgage loans or mortgage  securities,  or any funds  deposited  into or withdrawn  from the  Distribution
Account  for the  series or any other  account by or on behalf of the master  servicer,  servicer  or  special  servicer.  The  securities administrator  for each series of  securities  will be required  to perform  only those  duties  specifically  required  under the related
Agreement.  However,  upon  receipt of any of the  various  certificates,  reports or other  instruments  required to be  furnished  to it pursuant to the related  Agreement,  a securities  administrator  will be required to examine the documents and to determine  whether they conform to the requirements of the agreement.

Some Matters Regarding the Securities Administrator

         As and to the extent  described  in the  related  prospectus  supplement,  the fees and normal  disbursements  of any  securities administrator  may be the expense of the related master servicer or other  specified  person or may be required to be borne by the related trust fund.

         The securities  administrator for each series of securities  generally will be entitled to  indemnification  from amounts held in the Distribution  Account for the series, for any loss,  liability or expense incurred by the securities  administrator in connection with the securities  administrator's  administration  of the trust under the related  pooling and servicing  agreement or indenture  unless the loss,  liability,  cost or expense was incurred by reason of willful  misfeasance,  bad faith or negligence on the part of the  securities administrator in the performance of its obligations and duties, or by reason of its reckless disregard of its obligations or duties.

Resignation and Removal of the Securities Administrator

         The  securities  administrator  for each  series of  securities  may resign at any time,  in which  event the  depositor  will be obligated to appoint a successor securities  administrator.  The depositor may also remove the securities  administrator if the securities administrator  ceases to be eligible to continue as such under the pooling and  servicing  agreement  or  indenture  or if the  securities administrator  becomes  incapable  of acting,  bankrupt,  insolvent  or if a receiver or public  officer  takes  charge of the  securities administrator  or its property.  Upon such  resignation  or removal of the  securities  administrator,  the depositor  will be entitled to appoint a successor securities  administrator.  The securities  administrator may also be removed at any time by the holders of securities evidencing  ownership of not less than the percentage  specified in the related prospectus  supplement of the trust. In the event that the securityholders  remove the securities  administrator,  the compensation of any successor  securities  administrator  shall be paid by the securityholders  to the  extent  that such  compensation  exceeds  the  amount  agreed to by the  depositor  and the  original  securities administrator.  Any resignation or removal of the securities  administrator and appointment of a successor  securities  administrator will not become effective until acceptance of the appointment by the successor securities administrator.

The Trustee

         The trustee under each pooling and servicing  agreement and indenture  will be named in the related  prospectus  supplement.  The trustee shall at all times be a corporation  or an  association  organized  and doing  business  under the laws of any state or the United
States of America,  authorized  under the laws to  exercise  corporate  trust  powers,  having a combined  capital and surplus of at least
$40,000,000  and subject to supervision or examination by federal or state  authority.  The entity that serves as trustee may have typical banking relationships with the depositor and its affiliates.

Duties of the Trustee

         The  trustee  for each  series of  securities  will make no  representation  as to the  validity  or  sufficiency  of the related
Agreements,  the securities or any underlying  mortgage loan,  mortgage  security or related  document and will not be accountable for the use or  application  by or on behalf of any master  servicer,  servicer  or  special  servicer  of any funds paid to the master  servicer, servicer  or special  servicer  in respect of the  securities  or the  underlying  mortgage  loans or  mortgage  securities,  or any funds deposited  into or withdrawn  from the  Distribution  Account for the series or any other account by or on behalf of the master  servicer, servicer or special  servicer.  If no event of default has occurred and is continuing,  the trustee for each series of securities  will be required to perform only those duties  specifically  required  under the related  pooling and servicing  agreement or indenture.  However, upon  receipt of any of the various  certificates,  reports or other  instruments  required to be  furnished to it pursuant to the related
Agreement,  a trustee  will be required to examine  the  documents  and to  determine  whether  they  conform to the  requirements  of the agreement.

         If an Event of Default shall occur,  the trustee shall,  by notice in writing to the master  servicer,  which may be delivered by telecopy,  immediately  terminate all of the rights and obligations  (but not the liabilities) of the master servicer  thereafter  arising under the Agreements,  but without  prejudice to any rights it may have as a security holder or to  reimbursement  of Monthly Advances and other  advances of its own funds.  Upon the receipt by the master  servicer of the written  notice,  all authority and power of the master servicer  under the  Agreements,  whether with respect to the  securities,  the Mortgage  Loans,  REO Property or under any other  related agreements (but only to the extent that such other  agreements  relate to the Mortgage Loans or related REO Property) shall  automatically and without  further  action pass to and be vested in the trustee.  The trustee shall act to carry out the duties of the master  servicer, including  the  obligation  to make any Monthly  Advance the  nonpayment  of which was an Event of Default.  Any such action  taken by the trustee must be prior to the distribution on the relevant Distribution Date.

         Upon the receipt by the master servicer of a notice of termination,  the trustee shall automatically  become the successor in all respects to the master  servicer in its capacity  under the Agreements  and the  transactions  set forth or provided for therein and shall thereafter be subject to all the  responsibilities,  duties,  liabilities  and limitations on liabilities  relating  thereto placed on the master servicer by the terms and provisions thereof;  provided,  however,  that the sponsor shall have the right to either (a) immediately assume the duties of the master servicer or (b) select a successor  master servicer;  provided  further,  however,  that the trustee shall have no obligation  whatsoever with respect to any liability (other than advances deemed  recoverable and not previously made) incurred by the master  servicer at or prior to the time of termination.  As  compensation,  the trustee shall be entitled to  compensation  which the master servicer would have been entitled to retain if the master  servicer had continued to act  thereunder,  except for those amounts due the master  servicer as  reimbursement  permitted  under the  Agreements for advances  previously  made or expenses  previously  incurred.
Notwithstanding  the above,  the trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act,  appoint or petition a court of competent  jurisdiction to appoint,  any established  housing and home finance  institution  which is a Fannie Mae- or
Freddie  Mac-approved  servicer,  and with  respect to a successor  to the master  servicer  only,  having a net worth of not less than an amount specified in the related prospectus  supplement,  as the successor to the master servicer hereunder in the assumption of all or any part of the  responsibilities,  duties or liabilities of the master servicer hereunder;  provided,  that the trustee shall obtain a letter from each rating  agency that the  ratings,  if any, on each of the  securities  will not be lowered as a result of the  selection  of the successor to the master servicer.  Pending  appointment of a successor to the master  servicer,  the trustee shall act in such capacity as hereinabove provided.  In connection with such appointment and assumption,  the trustee may make such arrangements for the compensation of such successor out of payments on the Mortgage Loans as it and such successor shall agree;  provided,  however, that the provisions of the
Agreements  shall apply,  the  compensation  shall not be in excess of that which the master  servicer  would have been entitled to if the master  servicer had continued to act hereunder,  and that such successor shall undertake and assume the obligations of the Trustee to pay compensation  to any third Person acting as an agent or independent  contractor in the  performance of master  servicing  responsibilities hereunder.  The trustee and such successor shall take such action,  consistent  with the  Agreements,  as shall be necessary to effectuate any such succession.

         If the trustee shall succeed to any duties of the master servicer  respecting the Mortgage Loans as provided herein,  it shall do so in a separate capacity and not in its capacity as trustee and,  accordingly,  the provisions of the Agreements concerning the trustee's duties shall be  inapplicable  to the trustee in its duties as the successor to the master servicer in the servicing of the Mortgage Loans
(although such provisions  shall continue to apply to the trustee in its capacity as trustee);  the provisions of the Agreements  relating to the master servicer, however, shall apply to it in its capacity as successor master servicer.

         Upon any termination or appointment of a successor to the master  servicer,  the trustee shall give prompt written notice thereof to security holders of record pursuant to the Agreements and to the rating agencies.

         The trustee  shall  transmit by mail to all  securityholders,  within the number of days  specified by the  Agreements  after the occurrence of any Event of Default  actually known to a responsible  officer of the trustee,  unless such Event of Default shall have been cured,  notice of each such  Event of  Default.  In the event  that the  security  holders  waive  the Event of  Default  pursuant  to the
Agreements, the trustee shall give notice of any such waiver to the rating agencies.

         Upon written request of three or more  securityholders of record, for purposes of communicating with other  securityholders  with respect to their rights under the  Agreements,  the trustee will afford such  securityholders  access  during  business  hours to the most recent list of securityholders held by the trustee.

Some Matters Regarding the Trustee

         As and to the extent  described in the related  prospectus  supplement,  the fees and normal  disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

         The trustee for each series of securities  generally will be entitled to  indemnification  from amounts held in the  Distribution
Account for the series,  for any loss,  liability  or expense  incurred by the trustee in  connection  with the  trustee's  acceptance  or administration of its trusts under the related pooling and servicing  agreement or indenture unless the loss,  liability,  cost or expense was incurred by reason of willful  misfeasance,  bad faith or negligence on the part of the trustee in the  performance of its obligations and duties, or by reason of its reckless disregard of its obligations or duties.

Resignation and Removal of the Trustee

         The  trustee  may resign at any time,  in which  event the  depositor  will be  obligated  to appoint a  successor  trustee.  The depositor may also remove the trustee if the trustee  ceases to be eligible to continue  under the pooling and  servicing  agreement or if the trustee becomes insolvent.  Upon becoming aware of the circumstances,  the depositor will be obligated to appoint a successor trustee.
The  trustee  may also be removed at any time by the  holders of  securities  evidencing  not less than the  percentage  specified  in the related  prospectus  supplement of the aggregate  undivided  interests (or, if  applicable,  voting rights) in the related trust fund. Any resignation  or removal of the  trustee  and  appointment  of a  successor  trustee  will not become  effective  until  acceptance  of the appointment by the successor trustee.  If the trustee resigns or is removed by the depositor,  the expenses  associated with the change of trustees will be paid by the former trustee and reimbursed  from the  Distribution  Account by the paying agent. If the trustee is removed by holders of securities,  such holders shall be responsible for paying any compensation  payable to a successor trustee, in excess of the amount paid to the predecessor trustee.

                                                           YIELD CONSIDERATIONS

         The yield to  maturity  of an  offered  security  will  depend on the price paid by the holder  for the  security,  the  security interest  rate on a security  entitled to payments of interest  (which  security  interest  rate may vary if so  specified  in the related prospectus supplement) and the rate and timing of principal payments (including  prepayments,  defaults,  liquidations and repurchases) on the mortgage loans and the allocation  thereof to reduce the principal  balance of the security (or notional amount thereof if applicable)
and other factors.

         A class of securities may be entitled to payments of interest at a fixed security  interest  rate, a variable  security  interest rate or adjustable  security  interest rate, or any combination of security  interest rates,  each as specified in the related  prospectus supplement.  A variable  security  interest rate may be calculated  based on the weighted average of the Net Mortgage Rates of the related mortgage  loans,  or the weighted  average of the interest rates (which may be net of trustee fees) paid on the mortgage  securities,  for the month  preceding  the  distribution  date if so specified in the related  prospectus  supplement.  As will be described in the related prospectus supplement,  the aggregate payments of interest on a class of securities,  and their yield to maturity, will be affected by the rate of payment of principal on the securities (or the rate of reduction in the notional  balance of securities  entitled only to payments of interest),  in the case of securities  evidencing interests in ARM Loans, by changes in the Net Mortgage Rates on the ARM Loans, and in the case of securities  evidencing  interests in mortgage  securities  with floating or variable  rates,  by changes in such rates and the indices on which they are based.  See "Maturity and Prepayment  Considerations"  below.  The yield on the securities will also be affected by  liquidations  of  mortgage  loans  following  mortgagor  defaults  and by  purchases  of  mortgage  loans in the event of  breaches of representations  and warranties made in respect of the mortgage loans by the depositor,  the master servicer and others, or conversions of
ARM Loans to a fixed interest rate. See "The Mortgage  Pools—Representations  by Sellers" and  "Descriptions of the  Securities—Assignment
of Trust Fund Assets" above.  Holders of Strip  Securities or a class of securities  having a security  interest rate that varies based on the weighted average  mortgage rate of the underlying  mortgage loans may be affected by  disproportionate  prepayments and repurchases of mortgage loans having higher Net Mortgage Rates or rates applicable to the Strip Securities, as applicable.

         With  respect to any series of  securities,  a period of time will  elapse  between  the date upon which  payments on the related mortgage  loans are due and the  distribution  date on which  the  payments  are  passed  through  to  securityholders.  That  delay  will effectively  reduce the yield that would otherwise be produced if payments on the mortgage loans were  distributed to  securityholders  on or near the date they were due.

         In general,  if a class of  securities  is  purchased  at initial  issuance at a premium and payments of principal on the related mortgage loans occur at a rate faster than  anticipated at the time of purchase,  the  purchaser's  actual yield to maturity will be lower than that  assumed at the time of  purchase.  Similarly,  if a class of  securities  is  purchased  at initial  issuance at a discount and payments of principal on the related  mortgage  loans occur at a rate slower than that  assumed at the time of purchase,  the  purchaser's actual yield to maturity will be lower than that originally anticipated.  The effect of principal prepayments,  liquidations and purchases on yield will be  particularly  significant in the case of a series of securities  having a class entitled to payments of interest only or to payments of interest that are disproportionately  high relative to the principal payments to which the class is entitled.  Such a class will likely be sold at a substantial  premium to its principal  balance and any faster than anticipated rate of prepayments will adversely affect the yield to its  holders.  Extremely  rapid  prepayments  may  result in the  failure of such  holders  to recoup  their  original investment.  In addition, the yield to maturity on other types of classes of securities,  including Accrual Securities and securities with a security  interest rate which  fluctuates  inversely with or at a multiple of an index,  may be relatively more sensitive to the rate of prepayment on the related mortgage loans than other classes of securities.

         The timing of changes in the rate of principal  payments on or  repurchases  of the mortgage  loans may  significantly  affect an investor's  actual  yield to  maturity,  even if the average  rate of  principal  payments  experienced  over time is  consistent  with an investor's  expectation.  In general,  the earlier a prepayment of principal on the underlying mortgage loans or a repurchase thereof, the greater will be the effect on an investor's yield to maturity.  As a result,  the effect on an investor's yield of principal  payments and repurchases  occurring at a rate higher (or lower) than the rate anticipated by the investor during the period  immediately  following the issuance of a series of  securities  would not be fully  offset by a  subsequent  like  reduction  (or  increase) in the rate of principal payments.

         When a principal  prepayment in full is made on a mortgage loan, the borrower is generally  charged  interest only for the period from the due date of the preceding  scheduled payment up to the date of the prepayment,  instead of for the full accrual period,  that is, the period  from the due date of the  preceding  scheduled  payment up to the due date for the next  scheduled  payment.  In  addition,  a partial principal prepayment may likewise be applied as of a date prior to the next scheduled due date (and,  accordingly,  be accompanied by accrued interest for less than the full accrual  period).  However,  interest accrued and  distributable on any series of securities on any distribution  date will generally  correspond to interest accrued on the principal balance of mortgage loans for their respective full accrual  periods.  Consequently,  if a prepayment on any mortgage loan is distributable to  securityholders  on a particular  distribution date, but the prepayment is not  accompanied by accrued  interest for the full accrual period,  the interest  charged to the borrower (net of servicing and  administrative  fees and any retained interest of the depositor) may be less than the  corresponding  amount of interest accrued and otherwise  payable on the related mortgage loan, and a Prepayment  Interest  Shortfall will result.  If and to the extent that the  shortfall is allocated to a class of offered  securities,  its yield will be adversely  affected.  The  prospectus  supplement  for a series of  securities  will  describe the manner in which the  shortfalls  will be allocated  among the classes of the  securities.  If so specified in the related prospectus  supplement,  the master servicer, or the servicer servicing the mortgage loan which was prepaid, will be required to apply some or all of its servicing  compensation for the corresponding  period to offset the amount of the shortfalls.  The related  prospectus  supplement  will also  describe any other amounts  available to off set the  shortfalls.  See  "Servicing of Mortgage
Loans—Servicing and Other Compensation and Payment of Expenses; Retained Interest" in this prospectus.

         The trust fund with respect to any series may include ARM Loans.  As is the case with  conventional,  fixed-rate  mortgage  loans originated  in a high interest  rate  environment  which may be subject to a greater rate of principal  prepayments  when  interest  rates decrease,  ARM Loans may be subject to a greater  rate of  principal  prepayments  (or  purchases  by the  related  servicer or the master servicer) due to their refinancing in a low interest rate environment.  For example, if prevailing interest rates fall significantly,  ARM
Loans  could be subject to higher  prepayment  rates than if  prevailing  interest  rates  remain  constant  because the  availability  of fixed-rate  or other  adjustable-rate  mortgage  loans  at  competitive  interest  rates  may  encourage  mortgagors  to  refinance  their adjustable-rate  mortgages to "lock in" a lower fixed  interest rate or to take  advantage of the  availability  of other  adjustable-rate mortgage loans. A rising interest rate environment may also result in an increase in the rate of defaults on the mortgage loans.

         The trust fund with respect to any series may include  convertible  ARM Loans.  Convertible ARM Loans may be subject to a greater rate of principal  prepayments  (or purchases by the related  servicer or the master  servicer) due to their  conversion to fixed interest rate loans in a low interest rate  environment.  The  conversion  feature may also be exercised in a rising  interest rate  environment as mortgagors  attempt to limit their risk of higher rates. A rising interest rate  environment may also result in an increase in the rate of defaults on these mortgage loans. If the related servicer or the master servicer purchases  convertible ARM Loans, a mortgagor's  exercise of the conversion  option will result in a distribution  of the principal  portion  thereof to the  securityholders,  as described in this prospectus.  Alternatively,  to the extent a servicer or the master  servicer fails to purchase  converting  ARM Loans,  the mortgage pool will include fixed-rate mortgage loans.

         The rate of defaults on the mortgage  loans will also affect the rate and timing of principal  payments on the mortgage loans and thus the yield on the  securities.  In general,  defaults on single  family loans are  expected to occur with  greater  frequency in their early years.  The rate of default on single family loans which are refinanced or limited  documentation  mortgage  loans,  and on mortgage loans,  with high  Loan-to-Value  Ratios,  may be higher  than for other  types of  mortgage  loans.  Furthermore,  the rate and timing of prepayments,  defaults and  liquidations  on the mortgage  loans will be affected by the general  economic  condition of the region of the country in which the related  mortgaged  properties are located.  The risk of  delinquencies  and loss is greater and prepayments are less likely in regions where a weak or deteriorating  economy exists, as may be evidenced by, among other factors,  increasing  unemployment or falling property values.

         With respect to some  mortgage  loans in a mortgage  pool,  the  mortgage  rate at  origination  may be below the rate that would result if the index and margin relating thereto were applied at origination.  Under the applicable underwriting  standards,  the mortgagor under each mortgage loan  generally  will be qualified,  or the mortgage  loan  otherwise  approved,  on the basis of the mortgage rate in effect at  origination.  The  repayment  of the mortgage  loan may thus be dependent on the ability of the  mortgagor to make larger level monthly  payments  following the adjustment of the mortgage rate. In addition,  the periodic  increase in the amount paid by the mortgagor of a buydown  mortgage  loan  during  or at the end of the  applicable  Buydown  Period  may  create a greater  financial  burden  for the mortgagor,  who might not have otherwise qualified for a mortgage under applicable underwriting  guidelines,  and may accordingly increase the risk of default with respect to the related mortgage loan.

         The mortgage  rates on ARM Loans subject to negative  amortization  generally  adjust  monthly and their  amortization  schedules adjust less frequently.  During a period of rising interest rates as well as immediately  after  origination  (initial  mortgage rates are generally lower than the sum of the Indices  applicable at origination and the related Note Margins),  the amount of interest  accruing on the principal balance of the mortgage loans may exceed the amount of their minimum  scheduled  monthly payment.  As a result, a portion of the accrued interest on negatively  amortizing  mortgage loans may become Deferred  Interest which will be added to the principal  balance thereof and will bear interest at the  applicable  mortgage rate.  The addition of the Deferred  Interest to the principal  balance of any related  class or classes of  securities  will  lengthen the  weighted  average  life  thereof and may  adversely  affect yield to holders thereof,  depending  upon the price at which the securities  were  purchased.  In addition,  with respect to ARM Loans subject to negative amortization,  during a period of declining  interest  rates,  it might be expected  that each minimum  scheduled  monthly  payment on the mortgage loan would exceed the amount of scheduled  principal and accrued interest on the principal balance thereof,  and since the excess will be applied  to reduce the  principal  balance of the  related  class or classes  of  securities,  the  weighted  average  life of the securities will be reduced and may adversely  affect the yield to holders  thereof,  depending upon the price at which the securities were purchased.

                                                  MATURITY AND PREPAYMENT CONSIDERATIONS

         As indicated  above under "The Mortgage  Pools," the original  terms to maturity of the mortgage  loans in a given  mortgage pool will vary depending  upon the type of mortgage  loans included in the mortgage pool. The prospectus  supplement for a series of securities will contain  information  with respect to the types and  maturities of the mortgage  loans in the related  mortgage  pool. The prepayment experience with respect to the mortgage loans in a mortgage pool will affect the life and yield of the related series of securities.

         With respect to balloon loans, payment of the balloon payment (which,  based on the amortization  schedule of the mortgage loans, is expected to be a substantial  amount) will generally depend on the mortgagor's  ability to obtain  refinancing of the mortgage loans or to sell the mortgaged  property  prior to the maturity of the balloon loan. The ability to obtain  refinancing  will depend on a number of factors  prevailing at the time  refinancing or sale is required,  including  real estate values,  the  mortgagor's  financial  situation, prevailing  mortgage loan interest rates,  the  mortgagor's  equity in the related  mortgaged  property,  tax laws and prevailing  general economic conditions.  None of the depositor,  the master servicer, a servicer or any of their affiliates will be obligated to refinance or repurchase any mortgage loan or to sell the mortgaged property.

         The extent of  prepayments  of principal of the mortgage  loans may be affected by a number of factors,  including  solicitations and the availability of mortgage credit,  the relative  economic  vitality of the area in which the mortgaged  properties are located and, in the case of multifamily,  commercial and mixed-use  loans, the quality of management of the mortgage  properties,  the servicing of the mortgage loans,  possible changes in tax laws and other opportunities for investment.  In addition,  the rate of principal payments on the mortgage  loans may be affected by the existence of lock-out  periods and  requirements  that  principal  prepayments  be  accompanied  by prepayment  premiums,  as well as  due-on-sale  and  due-on-encumbrance  provisions,  and by the  extent  to which the  provisions  may be practicably  enforced.  See "Servicing of Mortgage  Loans—Collection  and Other  Servicing  Procedures" and "Legal Aspects of the Mortgage
Loans—Enforceability  of Certain  Provisions" in this  prospectus  for a description of provisions of the pooling and servicing  agreement and legal aspects of mortgage loans that may affect the prepayment experience on the mortgage loans.

         The rate of prepayment on a pool of mortgage loans is also affected by prevailing  market  interest rates for mortgage loans of a comparable  type,  term and risk level.  When the  prevailing  market  interest  rate is below a mortgage  coupon,  a borrower may have an increased  incentive to refinance its mortgage loan. In addition,  as prevailing  market  interest rates decline,  even borrowers with ARM
Loans that have  experienced a  corresponding  interest  rate decline may have an increased  incentive to refinance for purposes of either
(1)  converting to a fixed rate loan and thereby  "locking in" the rate or (2) taking  advantage of the initial  "teaser rate" (a mortgage interest  rate below what it would  otherwise  be if the  applicable  index and gross  margin  were  applied) on another  adjustable  rate mortgage loan.  Moreover,  although the mortgage rates on ARM Loans will be subject to periodic  adjustments,  the  adjustments  generally will not increase or decrease the mortgage rates by more than a fixed  percentage  amount on each  adjustment  date, will not increase the mortgage rates over a fixed  percentage  amount during the life of any ARM Loan and will be based on an index (which may not rise and fall consistently  with mortgage  interest  rates) plus the related Note Margin (which may be different from margins being used at the time for newly  originated  adjustable  rate  mortgage  loans).  As a  result,  the  mortgage  rates on the ARM Loans at any time may not equal the prevailing rates for similar,  newly originated  adjustable rate mortgage loans. In high interest rate environments,  the prevailing rates on fixed-rate  mortgage loans may be sufficiently  high in relation to the then-current  mortgage rates on newly originated ARM Loans that the rate of prepayment may increase as a result of  refinancings.  There can be no assurance as to the rate of prepayments on the mortgage loans during any period or over the life of any series of securities.

         If the applicable pooling and servicing  agreement for a series of securities  provides for a pre-funding  account or other means
of  funding  the  transfer  of  additional   mortgage  loans  to  the  related  trust  fund,  as  described  under   "Description  of  the
Securities—Pre-Funding  Account" in this  prospectus,  and the trust fund is unable to acquire the  additional  mortgage  loans within any applicable  time limit,  the amounts set aside for the purpose may be applied as principal  payments on one or more classes of  securities of the series.  See "Yield  Considerations"  in this  prospectus  for a description  of certain  provisions of the mortgage loans that may affect the prepayment experience on the mortgage loans.

         There can be no  assurance  as to the rate of  prepayment  of the  mortgage  loans.  The  depositor  is not aware of any publicly available  statistics relating to the principal  prepayment  experience of diverse portfolios of mortgage loans such as the mortgage loans over an extended  period of time. All statistics  known to the depositor that have been compiled with respect to prepayment  experience on mortgage loans indicate that while some mortgage loans may remain  outstanding until their stated  maturities,  a substantial  number will be paid prior to their  respective  stated  maturities.  No  representation  is made as to the  particular  factors  that will  affect the prepayment of the mortgage loans or as to the relative importance of these factors.

         As described in this  prospectus and in the  prospectus  supplement,  the master  servicer,  the  depositor,  an affiliate of the depositor or a person specified in the related prospectus supplement (other than holder of any class of offered  certificates,  other than the REMIC  Residual  Certificates,  if offered) may have the option to purchase the assets in a trust fund and effect early  retirement of the related series of securities. See "The Agreements—Termination; Retirement of Securities" in this prospectus.

                                                     LEGAL ASPECTS OF MORTGAGE LOANS

         The following  discussion  summarizes legal aspects of mortgage loans that is general in nature.  The summaries do not purport to be complete.  They do not reflect the laws of any  particular  state nor the laws of all states in which the mortgaged  properties  may be situated.  This is because  these  legal  aspects  are  governed in part by the law of the state that  applies to a  particular  mortgaged property  and the laws of the states may vary  substantially.  You should refer to the  applicable  federal and state laws  governing  the mortgage loans.

Mortgages

         Each single  family,  multifamily,  commercial  and  mixed-use  loan and, if  applicable,  the Contracts (in each case other than cooperative  mortgage  loans),will  be  evidenced  by a note or bond and  secured by an  instrument  granting a security  interest in real property,  which may be a mortgage,  deed of trust or a deed to secure debt,  depending upon the prevailing  practice and law in the state in which the related mortgaged property is located,  and may have first, second or third priority.  Mortgages and deeds to secure debt are referred  to as  "mortgages."  Contracts  evidence  both the  obligation  of the obligor to repay the loan  evidenced  thereby and grant a security interest in the related  Manufactured  Homes to secure repayment of the loan.  However,  as Manufactured Homes have become larger and often have been  attached to their sites  without any  apparent  intention by the  borrowers to move them,  courts in many states have held that  Manufactured  Homes may become  subject to real estate title and recording  laws. See  "—Contracts"  below.  In some states,  a mortgage or deed of trust creates a lien upon the real property  encumbered  by the mortgage or deed of trust.  However,  in other states, the mortgage or deed of trust  conveys legal title to the property  respectively,  to the mortgagee or to a trustee for the benefit of the mortgagee subject to a condition subsequent (i.e., the payment of the indebtedness  secured thereby).  The lien created by the mortgage or deed of trust is not prior to the lien for real estate taxes and assessments and other charges imposed under  governmental  police powers.
Priority between mortgages depends on their terms or on the terms of separate  subordination or inter-creditor  agreements,  the knowledge of the parties in some cases and generally on the order of  recordation of the mortgage in the  appropriate  recording  office.  There are two parties to a mortgage,  the mortgagor,  who is the borrower and homeowner,  and the mortgagee,  who is the lender.  Under the mortgage instrument,  the  mortgagor  delivers to the  mortgagee  a note or bond and the  mortgage.  In the case of a land  trust,  there are three parties  because  title to the property is held by a land trustee under a land trust  agreement of which the borrower is the  beneficiary;
at origination of a mortgage loan,  the borrower  executes a separate  undertaking to make payments on the mortgage note.  Although a deed of trust is similar to a mortgage,  a deed of trust has three parties: the trustor who is the  borrower-homeowner;  the beneficiary who is the lender; and a third-party grantee called the trustee.  Under a deed of trust, the borrower grants the property,  irrevocably until the debt is paid,  in trust,  generally  with a power of sale, to the trustee to secure  payment of the  obligation.  The trustee's  authority under a deed of trust,  the grantee's  authority under a deed to secure debt and the  mortgagee's  authority under a mortgage are governed by the law of the state in which the real property is located,  the express  provisions of the deed of trustor  mortgage,  and, in deed of trust transactions, the directions of the beneficiary.

Cooperative Mortgage Loans

         If specified in the  prospectus  supplement  relating to a series of  certificates,  the mortgage loans and Contracts may include cooperative  mortgage loans.  Each mortgage note evidencing a cooperative  mortgage loan will be secured by a security  interest in shares issued by the related  Cooperative,  and in the related  proprietary lease or occupancy  agreement  granting  exclusive rights to occupy a specific dwelling unit in the Cooperative's  building.  The security agreement will create a lien upon the shares of the Cooperative,  the priority of which will depend on, among other things,  the terms of the particular  security agreement as well as the order of recordation and/or filing of the agreement (or financing statements related thereto) in the appropriate recording office.

         Cooperative  buildings  relating to the  cooperative  mortgage loans are located  primarily in the State of New York.  Generally, each  Cooperative  owns in fee or has a long-term  leasehold  interest in all the real property and owns in fee or leases the building and all separate dwelling units therein.  The Cooperative is directly  responsible for property management and, in most cases, payment of real estate taxes,  other governmental  impositions and hazard and liability  insurance.  If there is an underlying  mortgage (or mortgages) on the  Cooperative's  building or underlying  land,  as is generally  the case,  or an underlying  lease of the land, as is the case in some instances,  the  Cooperative,  as mortgagor  or lessor,  as the case may be, is also  responsible  for  fulfilling  the mortgage or rental obligations.  An  underlying  mortgage loan is ordinarily  obtained by the  Cooperative  in  connection  with either the  construction  or purchase of the  Cooperative's  building or the obtaining of capital by the  Cooperative.  The interest of the occupant under  proprietary leases or occupancy  agreements as to which that Cooperative is the landlord is generally  subordinate to the interest of the holder of an underlying  mortgage and to the interest of the holder of a land lease. If the  Cooperative is unable to meet the payment  obligations (1)
arising under an underlying  mortgage,  the mortgagee  holding an underlying  mortgage could  foreclose on that mortgage and terminate all subordinate  proprietary leases and occupancy  agreements or (2) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate  proprietary leases and occupancy  agreements.  In addition,  an underlying mortgage on a Cooperative  may provide  financing in the form of a mortgage that does not fully amortize,  with a significant  portion of principal being due in one final  payment at maturity.  The inability of the  Cooperative  to refinance a mortgage and its  consequent  inability to make the final payment could lead to  foreclosure by the mortgagee.  Similarly,  a land lease has an expiration  date and the inability of the Cooperative to extend its term or, in the alternative,  to purchase the land, could lead to termination of the Cooperative's  interest in the property and termination of all  proprietary  leases and occupancy  agreements.  In either event, a foreclosure by the holder of an underlying  mortgage or the  termination of the underlying  lease could  eliminate or  significantly  diminish the value of any collateral held by the mortgagee who financed the purchase by an individual  tenant-stockholder  of shares of the  Cooperative or, in the case of the mortgage loans, the collateral securing the cooperative mortgage loans.

         Each Cooperative is owned by shareholders (referred to as  tenant-stockholders)  who, through ownership of stock or shares in the
Cooperative,  receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific dwellings.  Generally, a tenant-stockholder  of a Cooperative  must make a monthly payment to the  Cooperative  pursuant to the  proprietary  lease,  which payment represents the  tenant-stockholder's  proportional share of the Cooperative's  payments for its underlying mortgage,  real property taxes, maintenance  expenses and other capital or ordinary  expenses.  An ownership  interest in a Cooperative and accompanying  occupancy rights may be financed through a cooperative  mortgage loan evidenced by a mortgage note and secured by an assignment of and a security  interest in the occupancy  agreement or proprietary lease and a security interest in the related shares of the related  Cooperative.  The mortgagee generally takes  possession of the share  certificate and a counterpart of the  proprietary  lease or occupancy  agreement and a financing statement  covering the proprietary  lease or occupancy  agreement and the Cooperative  shares is filed in the appropriate state and local offices to perfect  the  mortgagee's  interest  in its  collateral.  Subject  to the  limitations  discussed  below,  upon  default of the tenant-stockholder,  the lender may sue for  judgment on the  mortgage  note,  dispose of the  collateral  at a public or private  sale or otherwise  proceed  against the  collateral or  tenant-stockholder  as an individual  as provided in the security  agreement  covering the assignment  of the  proprietary  lease or  occupancy  agreement  and the pledge of  Cooperative  shares.  See  "—Foreclosure  on Shares of
Cooperatives" below.

Tax Aspects of Cooperative Ownership

         In  general,  a  "tenant-stockholder"  (as  defined  in Section  216(b)(2)  of the Code) of a  corporation  that  qualifies  as a
"cooperative  housing  corporation" within the meaning of Section 216(b)(1) of the Code is allowed a deduction for amounts paid or accrued within his taxable year to the corporation  representing his  proportionate  share of interest expenses and real estate taxes allowable as a deduction  under Section  216(a) of the Code to the  corporation  under  Sections 163 and 164 of the Code. In order for a corporation to qualify  under  Section  216(b)(1)  of the Code for its taxable year in which the items are  allowable as a deduction to the  corporation, that  section  requires,  among  other  things,  that  at  least  80% of  the  gross  income  of  the  corporation  be  derived  from  its tenant-stockholders.  By virtue of this  requirement,  the status of a corporation  for purposes of Section  216(b)(1) of the Code must be determined on a year-to-year basis.  Consequently,  there can be no assurance that Cooperatives relating to the cooperative mortgage loans will qualify under the section for any  particular  year. In the event that the  Cooperative  fails to qualify for one or more years,  the value of the collateral  securing any related  cooperative  mortgage loans could be  significantly  impaired because no deduction would be allowable to tenant-  stockholders  under Section 216(a) of the Code with respect to those years.  In view of the  significance of the tax benefits accorded  tenant-stockholders  of a corporation that qualifies under Section 216(b)(1) of the Code, the likelihood that a failure would be permitted to continue over a period of years appears remote.

Leases and Rents

         Mortgages that encumber  income-producing  multifamily and commercial properties often contain an assignment of rents and leases, pursuant to which the  borrower  assigns to the lender the  borrower's  right,  title and  interest  as landlord  under each lease and the income derived  therefrom,  while (unless rents are to be paid directly to the lender)  retaining a revocable license to collect the rents for so long as there is no default.  If the borrower  defaults,  the license  terminates  and the lender is entitled to collect the rents.
Local law may require that the lender take possession of the property and/or obtain a  court-appointed  receiver before becoming  entitled to collect the rents.

Contracts

         Under  the laws of most  states,  manufactured  housing  constitutes  personal  property  and is  subject  to the  motor  vehicle registration laws of the state or other  jurisdiction in which the unit is located.  In a few states,  where certificates of title are not required for  manufactured  homes,  security  interests  are perfected by the filing of a financing  statement  under Article 9 of the UCC which has been adopted by all states.  Financing  statements  are  effective  for five years and must be renewed  prior to the end of each five year  period.  The  certificate  of title laws  adopted by the  majority of states  provide  that  ownership  of motor  vehicles  and manufactured  housing shall be evidenced by a certificate  of title issued by the motor vehicles  department (or a similar  entity) of the state. In the states that have enacted  certificate of title laws, a security  interest in a unit of manufactured  housing,  so long as it is not attached to land in so permanent a fashion as to become a fixture,  is generally  perfected by the recording of the interest on the certificate  of title to the unit in the  appropriate  motor  vehicle  registration  office or by delivery of the required  documents  and payment of a fee to the appropriate motor vehicle registration office, depending on state law.

         The master  servicer will be required under the related  pooling and servicing  agreement or servicing  agreement to, or to cause the servicer of the Contract to,  effect the notation or delivery of the required  documents  and fees,  and to obtain  possession  of the certificate of title, as appropriate  under the laws of the state in which any  Manufactured  Home is registered.  In the event the master servicer or servicer,  as  applicable,  fails,  due to clerical  errors or  otherwise,  to effect the  notation or delivery,  or files the security interest under the wrong law (for example,  under a motor vehicle title statute rather than under the UCC, in a few states),  the trustee may not have a first priority security interest in the Manufactured  Home securing a Contract.  As Manufactured  Homes have become larger and often have been  attached to their sites without any apparent  intention by the  borrowers to move them,  courts in many states have held that  Manufactured  Homes may become  subject to real estate title and  recording  laws. As a result,  a security  interest in a
Manufactured  Home could be rendered  subordinate  to the  interests of other  parties  claiming an interest in the home under  applicable state real estate law. In order to perfect a security  interest in a Manufactured  Home under real estate laws, the holder of the security interest must file either a "fixture  filing" under the provisions of the UCC or a real estate  mortgage under the real estate laws of the state where the home is located.  These  filings must be made in the real estate  records  office of the county where the home is located.
Generally,  Contracts will contain  provisions  prohibiting the obligor from permanently  attaching the Manufactured  Home to its site. So long as the obligor does not violate this agreement,  a security  interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security  interest on the  certificate of title or the filing of a UCC financing  statement will be effective to maintain the  priority of the security  interest in the  Manufactured  Home.  If,  however,  a  Manufactured  Home is permanently  attached to its site, other parties could obtain an interest in the Manufactured  Home that is prior to the security interest originally retained by the Seller and transferred to the depositor.

         The depositor  will assign or cause to be assigned a security  interest in the  Manufactured  Homes to the trustee,  on behalf of the securityholders.  Neither the depositor,  the master servicer,  any servicer,  nor the trustee will amend the certificates of title to identify the trustee,  on behalf of the  securityholders,  as the new secured  party and,  accordingly,  the  depositor or the Seller will continue  to be named as the  secured  party on the  certificates  of title  relating  to the  Manufactured  Homes.  In most  states,  the assignment is an effective  conveyance of the security  interest without  amendment of any lien noted on the related  certificate of title and the new secured party succeeds to the depositor's  rights as the secured party.  However,  in some states there exists a risk that, in the absence of an amendment to the  certificate  of title,  the assignment of the security  interest  might not be held effective  against creditors of the depositor or Seller.

         In the absence of fraud,  forgery or permanent  affixation of the Manufactured  Home to its site by the Manufactured  Home owner, or administrative  error by state recording  officials,  the notation of the lien of the depositor on the certificate of title or delivery of the  required  documents  and fees will be  sufficient  to protect  the  trustee  against  the  rights of  subsequent  purchasers  of a
Manufactured Home or subsequent  lenders who take a security interest in the Manufactured  Home. If there are any Manufactured Homes as to which the  depositor  has failed to perfect or cause to be  perfected  the  security  interest  assigned to the trust fund,  the  security interest would be subordinate to, among others,  subsequent  purchasers for value of Manufactured  Homes and holders of perfected security interests.  There also exists a risk in not identifying  the trustee,  on behalf of the  securityholders,  as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the trustee could be released.

         In the event that the owner of a  Manufactured  Home  moves it to a state  other  than the state in which the  Manufactured  Home initially is registered,  under the laws of most states the perfected  security  interest in the Manufactured Home would continue for four months after the relocation and thereafter until the owner  re-registers the  Manufactured  Home in the state of relocation.  If the owner were to relocate a Manufactured  Home to another state and re-register the  Manufactured  Home in that state, and if the depositor did not take steps to  re-perfect  its  security  interest  in that  state,  the  security  interest  in the  Manufactured  Home would cease to be perfected.  A majority of states generally  require surrender of a certificate of title to re-register a Manufactured  Home;  accordingly, the depositor must surrender  possession if it holds the  certificate of title to the  Manufactured  Home or, in the case of  Manufactured
Homes  registered in states that provide for notation of lien, the depositor  would receive  notice of surrender if the security  interest in the  Manufactured  Home is noted on the certificate of title.  Accordingly,  the depositor would have the opportunity to re-perfect its security  interest  in the  Manufactured  Home in the state of  relocation.  In states  that do not  require  a  certificate  of title for registration of a Manufactured Home,  re-registration  could defeat perfection.  Similarly,  when an obligor under a manufactured  housing conditional  sales  contract  sells a Manufactured  Home,  the obligee must  surrender  possession of the  certificate of title or it will receive  notice as a result of its lien noted thereon and  accordingly  will have an opportunity  to require  satisfaction  of the related manufactured  housing  conditional  sales  contract  before  release of the lien.  Under each related  pooling and servicing  agreement or servicing  agreement,  the master  servicer will be obligated to, or to cause each of the servicers of the Contracts to, take these steps, at the master servicer's or servicers expense, as are necessary to maintain perfection of security interests in the Manufactured Homes.

         Under the laws of most states,  liens for repairs performed on a Manufactured  Home take priority even over a perfected  security interest.  The depositor will obtain the  representation of the related Seller that it has no knowledge of any of these liens with respect to any Manufactured Home securing a Contract.  However,  these liens could arise at any time during the term of a Contract. No notice will be given to the trustee or securityholders in the event this type of lien arises.

Foreclosure on Mortgages and Some Contracts

         Foreclosure  of a deed of trust is generally  accomplished  by a non-judicial  trustee's  sale under a specific  provision in the deed of trust which  authorizes  the trustee to sell the property upon any default by the borrower  under the terms of the note or deed of trust. In addition to any notice  requirements  contained in a deed of trust, in some states,  the trustee must record a notice of default and send a copy to the  borrower-  trustor  and to any person who has  recorded  a request  for a copy of notice of default  and notice of sale.  In  addition,  the trustee  must  provide  notice in some states to any other  individual  having an interest of record in the real property,  including any junior  lienholders.  If the deed of trust is not reinstated  within a specified period, a notice of sale must be posted in a public place and, in most states,  published for a specific  period of time in one or more  newspapers  in a specified  manner prior to the date of  trustee's  sale.  In  addition,  some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property.

         In some states, the  borrower-trustor  has the right to reinstate the loan at any time following default until shortly before the trustee's  sale. In general,  in these states,  the borrower,  or any other person having a junior  encumbrance  on the real estate,  may, during a reinstatement  period,  cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation.

         Foreclosure of a mortgage is generally  accomplished  by judicial  action.  Generally,  the action is initiated by the service of legal  pleadings  upon all  parties  having an  interest of record in the real  property.  Delays in  completion  of the  foreclosure  may occasionally result from difficulties in locating necessary parties.  Judicial  foreclosure  proceedings are often not contested by any of the applicable  parties. If the mortgagee's right to foreclose is contested,  the legal proceedings  necessary to resolve the issue can be time-consuming.

         In the case of foreclosure  under either a mortgage or a deed of trust,  the sale by the referee or other  designated  officer or by the trustee is a public sale.  However,  because of the difficulty a potential  buyer at the sale would have in  determining  the exact status of title and because the physical  condition  of the  property may have  deteriorated  during the  foreclosure  proceedings,  it is uncommon for a third party to purchase the property at a foreclosure  sale.  Rather,  it is common for the lender to purchase the property from the  trustee or referee  for a credit bid less than or equal to the unpaid  principal  amount of the note plus the accrued and unpaid interest  and the  expense of  foreclosure,  in which case the  mortgagor's  debt will be  extinguished  unless the lender  purchases  the property for a lesser amount in order to preserve its right  against a borrower to seek a deficiency  judgment and the remedy is available under state law and the related loan  documents.  In the same states,  there is a statutory  minimum  purchase  price which the lender may offer for the property and generally,  state law controls the amount of foreclosure costs and expenses,  including  attorneys' fees, which may be  recovered  by a lender.  Thereafter,  subject  to the right of the  borrower  in some  states to remain in  possession  during the redemption  period,  the lender will assume the burdens of ownership,  including  obtaining hazard insurance,  paying taxes and making the repairs at its own expense as are necessary to render the property  suitable for sale.  Generally,  the lender will obtain the services of a real estate broker and pay the broker's  commission in connection with the sale of the property.  Depending upon market conditions,  the ultimate  proceeds of the sale of the property may not equal the lender's  investment in the property and, in some states,  the lender may be entitled to a deficiency  judgment.  Any loss may be reduced by the receipt of any mortgage insurance proceeds or other forms of credit enhancement for a series of certificates. See "Description of Credit Enhancement" in this prospectus.

         A junior  mortgagee  may not foreclose on the property  securing a junior  mortgage  unless it  forecloses  subject to the senior mortgages.  The junior  mortgagee must either pay the entire amount due on the senior mortgages prior to or at the time of the foreclosure sale or undertake to pay on any senior  mortgages on which the  mortgagor  is  currently in default.  Under either  course of action,  the junior  mortgagee  may add the amounts  paid to the  balance due on the junior  loan,  and may be  subrogated  to the rights of the senior mortgagees.  In addition,  in the event that the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale"  clause, the junior mortgagee may be required to pay the full amount of the senior  mortgages to the senior  mortgagees.  Accordingly,  with respect to those single family loans which are junior  mortgage loans,  if the lender  purchases the property,  the lender's title will be subject to all senior liens and claims and  governmental  liens.  The proceeds  received by the referee or trustee from the sale are applied first to the costs,  fees and expenses of sale and then in  satisfaction of the  indebtedness  secured by the mortgage or deed of trust under which the sale was  conducted.  Any  remaining  proceeds are  generally  payable to the holders of junior  mortgages or deeds of trust and other liens and claims in order of their priority,  whether or not the borrower is in default.  Any additional proceeds are generally payable to the  mortgagor  or trustor.  The payment of the proceeds to the holders of junior  mortgages  may occur in the  foreclosure  action of the senior mortgagee or may require the institution of separate legal proceeds.

         In foreclosure,  courts have imposed general equitable  principles.  The equitable  principles are generally  designed to relieve the borrower  from the legal effect of its defaults  under the loan  documents.  Examples of judicial  remedies  that have been  fashioned include  judicial  requirements  that the lender  undertake  affirmative and expensive  actions to determine the causes for the borrower's default and the likelihood  that the borrower will be able to reinstate the loan. In some cases,  courts have  substituted  their judgment for the lender's  judgment and have required that lenders  reinstate loans or recast payment  schedules in order to accommodate  borrowers who are suffering from temporary  financial  disability.  In other cases,  courts have limited the right of the lender to foreclose if the default  under the  mortgage  instrument  is not  monetary,  such as the  borrower's  failure to  adequately  maintain the property or the borrower's execution of a second mortgage or deed of trust affecting the property.  Finally, some courts have been faced with the issue of whether or not federal or state  constitutional  provisions  reflecting  due process  concerns for adequate  notice require that borrowers under deeds of trust or mortgages  receive  notices in addition to the  statutorily-prescribed  minimums.  For the most part,  these cases have  upheld  the notice  provisions  as being  reasonable  or have  found  that the sale by a trustee  under a deed of trust,  or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protection to the borrower.

Foreclosure on Shares of Cooperatives

         The  Cooperative  shares  owned by the  tenant-stockholder,  together  with the  rights  of the  tenant-  stockholder  under  the proprietary lease or occupancy  agreement,  are pledged to the lender and are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's  certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement.  The
Cooperative may cancel the proprietary lease or occupancy  agreement,  even while pledged,  for failure by the tenant-  stockholder to pay the obligations or charges owed by the  tenant-stockholder,  including mechanics' liens against the Cooperative's building incurred by the tenant-stockholder.  Generally,  obligations  and charges arising under a proprietary  lease or occupancy  agreement which are owed to the
Cooperative are made liens upon the shares to which the proprietary lease or occupancy  agreement  relates.  In addition,  the Cooperative may generally  terminate a proprietary  lease or occupancy  agreement in the event the borrower  breaches its covenants in the proprietary lease or occupancy  agreement.  Typically,  the lender and the Cooperative  enter into a recognition  agreement  which,  together with any lender protection  provisions  contained in the proprietary lease or occupancy  agreement,  establishes the rights and obligations of both parties in the event of a default by the  tenant-stockholder  on its obligations  under the proprietary  lease or occupancy  agreement.  A default by the  tenant-stockholder  under the  proprietary  lease or  occupancy  agreement  will usually  constitute  a default  under the security agreement between the lender and the tenant-stockholder.

         The recognition agreement generally provides that, in the event that the  tenant-stockholder  has defaulted under the proprietary lease or occupancy  agreement,  the Cooperative will take no action to terminate the lease or agreement until the lender has been provided with notice of and an opportunity to cure the default.  The recognition  agreement  typically  provides that if the  proprietary  lease or occupancy  agreement is terminated,  the Cooperative  will recognize the lender's lien against  proceeds from a sale of the shares and the proprietary lease or occupancy  agreement  allocated to the dwelling,  subject,  however, to the Cooperative's right to sums due under the proprietary  lease or  occupancy  agreement  or which have become  liens on the shares  relating  to the  proprietary  lease or  occupancy agreement.  The total amount owed to the Cooperative by the  tenant-stockholder,  which the lender  generally cannot restrict and does not monitor,  could reduce the amount  realized upon a sale of the  collateral  below the  outstanding  principal  balance of the  cooperative mortgage loan and accrued and unpaid interest on the loan.

         Recognition  agreements  also generally  provide that in the event the lender  succeeds to the tenant-  shareholder's  shares and proprietary lease or occupancy  agreement as the result of realizing upon its collateral for a cooperative  mortgage loan, the lender must obtain the approval or consent of the board of directors of the Cooperative as required by the proprietary  lease before  transferring the
Cooperative  shares or assigning the proprietary  lease.  The approval or consent is usually based on the prospective  purchaser's  income and net worth,  among other factors,  and may significantly  reduce the number of potential  purchasers,  which could limit the ability of the  lender to sell and  realize  upon the value of the  collateral.  Generally,  the  lender is not  limited in any rights it may have to dispossess the tenant-stockholder.

         Because of the nature of  cooperative  mortgage  loans,  lenders do not require the  tenant-stockholder  (i.e.,  the borrower) to obtain  title  insurance of any type.  Consequently,  the  existence  of any prior liens or other  imperfections  of title  affecting  the
Cooperative's  building or real estate also may adversely  affect the  marketability  of the shares  allocated to the dwelling unit in the event of foreclosure.

         In New York,  foreclosure on the  Cooperative  shares is accomplished by public sale in accordance with the provisions of Article
9 of the New York UCC and the  security  agreement  relating  to  those  shares.  Article  9 of the New York UCC  requires  that a sale be conducted in a "commercially  reasonable" manner.  Whether a sale has been conducted in a "commercially  reasonable" manner will depend on the facts in each case.  In  determining  commercial  reasonableness,  a court will look to the  notice  given the debtor and the  method, manner,  time,  place and terms of the sale and the sale price.  Generally,  a sale  conducted  according  to the usual  practice of banks selling similar collateral in the same area will be considered reasonably conducted.

         Article 9 of the UCC provides  that the proceeds of the sale will be applied  first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest.  The recognition agreement,  however,  generally provides that the lender's right to  reimbursement  is subject to the right of the  Cooperative  corporation  to receive sums due under the  proprietary lease or  occupancy  agreement.  If there are  proceeds  remaining,  the lender must  account to the  tenant-stockholder  for the surplus.
Conversely,  if a portion of the indebtedness  remains unpaid, the  tenant-stockholder  is generally  responsible for the deficiency.  See
"—Anti-Deficiency Legislation and other Limitations on Lenders" below.

Repossession with respect to Contracts

         General.  Repossession  of  manufactured  housing is governed by state law. A few states have enacted  legislation  that requires that the debtor be given an opportunity  to cure its default  (typically 30 days to bring the account  current)  before  repossession  can commence.  So long as a manufactured  home has not become so attached to real estate that it would be treated as a part of the real estate under the law of the state  where it is  located,  repossession  of the home in the event of a default by the  obligor  generally  will be governed by the UCC (except in Louisiana).  Article 9 of the UCC provides the statutory  framework for the  repossession  of  manufactured housing.  While the UCC as adopted by the various states may vary in small particulars,  the general repossession procedure established by the UCC is as follows:

1.       Except  in those  states  where  the  debtor  must  receive  notice of the right to cure a  default,  repossession  can  commence immediately upon default without prior notice.  Repossession may be effected either through  self-help  (peaceable  retaking without court order),  voluntary  repossession or through  judicial  process  (repossession  pursuant to court-issued  writ of replevin).  The self-help and/or voluntary  repossession methods are more commonly employed,  and are accomplished simply by retaking possession of the manufactured home.  In cases in which the debtor  objects or raises a defense to  repossession,  a court  order must be obtained  from the  appropriate state court, and the manufactured  home must then be repossessed in accordance with that order.  Whether the method employed is self-help, voluntary  repossession  or judicial  repossession,  the  repossession  can be accomplished  either by an actual  physical  removal of the manufactured  home to a secure  location  for  refurbishment  and  resale or by  removing  the  occupants  and their  belongings  from the manufactured home and maintaining  possession of the manufactured home on the location where the occupants were residing.  Various factors may affect whether the manufactured home is physically  removed or left on location,  such as the nature and term of the lease of the site on which it is located and the condition of the unit.  In many cases,  leaving the  manufactured  home on location is  preferable,  in the event that the home is already set up, because the expenses of retaking and redelivery  will be saved.  However,  in those cases where the home is left on location, expenses for site rentals will usually be incurred.

2.       Once  repossession  has been achieved,  preparation for the subsequent  disposition of the  manufactured  home can commence.  The disposition may be by public or private sale provided the method, manner, time, place and terms of the sale are commercially reasonable.

3.       Sale proceeds are to be applied first to repossession  expenses  (expenses incurred in retaking,  storage,  preparing for sale to include  refurbishing  costs and  selling)  and then to  satisfaction  of the  indebtedness.  While some  states  impose  prohibitions  or limitations on deficiency  judgments if the net proceeds from resale do not cover the full amount of the  indebtedness,  the remainder may be sought from the debtor in the form of a deficiency  judgement in those states that do not prohibit or limit deficiency  judgments.  The deficiency  judgment is a personal  judgment against the debtor for the shortfall.  Occasionally,  after resale of a manufactured home and payment of all expenses and  indebtedness,  there is a surplus of funds. In that case, the UCC requires the party suing for the deficiency judgment to remit the surplus to the debtor.  Because the  defaulting  owner of a  manufactured  home generally has very little capital or income  available  following  repossession,  a deficiency  judgment may not be sought in many cases or, if obtained,  will be settled at a significant discount in light of the defaulting owner's strained financial condition.

         Louisiana  Law. Any contract  secured by a  manufactured  home located in Louisiana will be governed by Louisiana law rather than
Article 9 of the UCC.  Louisiana laws provide  similar  mechanisms for perfection and  enforcement of security  interests in  manufactured housing used as collateral for an installment sale contract or installment loan agreement.

         Under Louisiana law, a manufactured  home that has been permanently  affixed to real estate will  nevertheless  remain subject to the motor  vehicle  registration  laws unless the obligor and any holder of a security  interest in the  property  execute and file in the real estate  records for the parish in which the property is located a document  converting  the unit into real  property.  A manufactured home that is converted  into real property but is then removed from its site can be converted  back to personal  property  governed by the motor  vehicle  registration  laws if the obligor  executes and files various  documents in the  appropriate  real estate  records and all mortgagees  under real  estate  mortgages  on the  property  and the land to which it was affixed  file  releases  with the motor  vehicle commission.

         So long as a manufactured  home remains  subject to the Louisiana  motor vehicle laws,  liens are recorded on the  certificate of title by the motor vehicle  commissioner  and  repossession  can be accomplished by voluntary  consent of the obligor,  executory  process
(repossession  proceedings  which must be initiated  through the courts but which involve  minimal court  supervision) or a civil suit for possession.  In connection with a voluntary  surrender,  the obligor must be given a full release from liability for all amounts due under the contract.  In executory process  repossessions,  a sheriff's sale (without court supervision) is permitted,  unless the obligor brings suit to enjoin the sale, and the lender is prohibited  from seeking a deficiency  judgment  against the obligor unless the lender obtained an appraisal of the manufactured home prior to the sale and the property was sold for at least two-thirds of its appraised value.

Rights of Redemption

         Single Family,  Multifamily and Commercial  Properties.  The purposes of a foreclosure  action in respect of a mortgaged property is to enable the lender to realize upon its  security and to bar the  borrower,  and all persons who have  interests in the property  that are subordinate to that of the  foreclosing  lender,  from exercise of their "equity of redemption".  The doctrine of equity of redemption provides  that,  until the property  encumbered  by a mortgage  has been sold in  accordance  with a properly  conducted  foreclosure  and foreclosure  sale,  those having  interests that are  subordinate to that of the  foreclosing  lender have an equity of redemption and may redeem the property by paying the entire debt with  interest.  Those  having an equity of  redemption  must  generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

         The equity of redemption is a common-law  (non-statutory)  right which should be distinguished from post-sale statutory rights of redemption.  In some states,  after sale pursuant to a deed of trust or  foreclosure  of a mortgage,  the borrower and  foreclosed  junior lienors are given a statutory  period in which to redeem the property.  In some states,  statutory  redemption may occur only upon payment of the foreclosure  sale price.  In other states,  redemption may be permitted if the former borrower pays only a portion of the sums due.
The effect of a statutory  right of  redemption  is to  diminish  the ability of the lender to sell the  foreclosed  property  because the exercise of a right of redemption  would defeat the title of any purchase  through a foreclosure.  Consequently,  the practical  effect of the redemption  right is to force the lender to maintain the property and pay the expenses of ownership  until the  redemption  period has expired.  In some states,  a post-sale  statutory  right of redemption  may exist  following a judicial  foreclosure,  but not following a trustee's sale under a deed of trust.

         Manufactured  Homes. While state laws do not usually require notice to be given to debtors prior to repossession,  many states do require  delivery of a notice of default and of the  debtor's  right to cure  defaults  before  repossession.  The law in most states also requires  that the debtor be given  notice of sale prior to the  resale of the home so that the owner may redeem at or before  resale.  In addition, the sale must comply with the requirements of the UCC.

Anti-Deficiency Legislation and Other Limitations on Lenders

         Single Family,  Multifamily and Commercial Loans. Some states have imposed statutory  prohibitions  which limit the remedies of a beneficiary  under a deed of trust or a mortgagee under a mortgage.  In some states  (including  California),  statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following  non-judicial  foreclosure by power of sale. A deficiency  judgment is a personal  judgment  against the former  borrower  equal in most cases to the  difference  between the net amount realized  upon the public  sale of the real  property  and the  amount due to the  lender.  In the case of a  mortgage  loan  secured by a property owned by a trust where the mortgage note is executed on behalf of the trust, a deficiency  judgment  against the trust  following foreclosure  or sale  under a deed of trust,  even if  obtainable  under  applicable  law,  may be of  little  value to the  mortgagee  or beneficiary  if there are no trust  assets  against  which the  deficiency  judgment  may be  executed.  Some state  statutes  require the beneficiary  or mortgagee to exhaust the security  afforded  under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before  bringing a personal  action  against the  borrower.  In other  states,  the lender has the option of bringing a personal action against the borrower on the debt without first  exhausting  the security;  however in some of these states,  the lender,  following judgment on the personal  action,  may be deemed to have elected a remedy and may be precluded  from  exercising  remedies with respect to the security.  Consequently,  the practical effect of the election  requirement,  in those states permitting the election, is that lenders will usually  proceed  against the security first rather than bringing a personal  action against the borrower.  Finally,  in some states, statutory  provisions limit any deficiency  judgment against the former borrower  following a foreclosure to the excess of the outstanding debt over the fair  value of the  property  at the time of the public  sale.  The  purpose of these  statutes  is  generally  to prevent a beneficiary or mortgagee  from  obtaining a large  deficiency  judgment  against the former  borrower as a result of low or no bids at the judicial sale.

         Generally,  Article 9 of the UCC governs  foreclosure  on  Cooperative  Shares and the  related  proprietary  lease or  occupancy agreement.  Some courts have interpreted Article 9 to prohibit or limit a deficiency award in some circumstances,  including circumstances where the disposition of the collateral  (which,  in the case of a cooperative  mortgage loan,  would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was not conducted in a commercially reasonable manner.

         In addition to laws  limiting or  prohibiting  deficiency  judgments,  numerous  other  federal and state  statutory  provisions, including  the federal  bankruptcy  laws and state laws  affording  relief to  debtors,  may  interfere  with or affect the ability of the secured  mortgage lender to realize upon collateral or enforce a deficiency  judgment.  For example,  under the federal  Bankruptcy  Code, virtually all actions  (including  foreclosure  actions and deficiency  judgment  proceedings) to collect a debt are automatically  stayed upon the filing of the  bankruptcy  petition and,  often,  no interest or principal  payments are made during the course of the bankruptcy case. The delay and the  consequences  thereof  caused by the automatic  stay can be  significant.  Also,  under the Bankruptcy  Code, the filing of a petition in a bankruptcy  by or on behalf of a junior  lienor may stay the senior  lender from taking  action to foreclose out the junior lien.  Moreover,  with respect to federal  bankruptcy  law, a court with federal  bankruptcy  jurisdiction  may permit a debtor through his or her Chapter 11 or Chapter 13  rehabilitative  plan to cure a monetary  default in respect of a mortgage  loan on a debtor's residence by paying  arrearage  within a reasonable time period and reinstating  the original  mortgage loan payment  schedule even though the lender  accelerated  the mortgage  loan and final  judgment of  foreclosure  had been entered in state court  (provided no sale of the residence had yet occurred) prior to the filing of the debtor's petition.  Some courts with federal bankruptcy  jurisdiction have approved plans, based on the particular facts of the  reorganization  case, that effected the curing of a mortgage loan default by paying arrearage over a number of years.

         Courts with federal  bankruptcy  jurisdiction  have also  indicated  that the terms of a mortgage loan secured by property of the debtor may be modified.  These courts have allowed  modifications  that include reducing the amount of each monthly payment,  changing the rate of interest,  altering the repayment schedule,  forgiving all or a portion of the debt and reducing the lender's security interest to the value of the residence,  thus leaving the lender a general  unsecured  creditor for the difference  between the value of the residence and the  outstanding  balance of the loan.  Generally,  however,  the terms of a mortgage loan secured only by a mortgage on real property that is the debtor's  principal  residence may not be modified pursuant to a plan confirmed  pursuant to Chapter 13 except with respect to mortgage payment arrearages, which may be cured within a reasonable time period.

         In the case of income-producing  multifamily  properties,  federal bankruptcy law may also have the effect of interfering with or affecting the ability of the secured  lender to enforce the borrower's  assignment of rents and leases related to the mortgaged  property.
Under Section 362 of the Bankruptcy  Code, the lender will be stayed from enforcing the assignment,  and the legal  proceedings  necessary to resolve the issue could be time-consuming, with resulting delays in the lender's receipt of the rents.

         Tax liens  arising  under the Code may have  priority  over the lien of a mortgage  or deed of trust.  In  addition,  substantive requirements  are imposed upon  mortgage  lenders in  connection  with the  origination  and the  servicing of mortgage  loans by numerous federal and some state consumer protection laws. These laws include the federal  Truth-in-Lending  Act, Real Estate Settlement  Procedures
Act, Equal Credit  Opportunity  Act, Fair Credit Billing Act, Fair Credit  Reporting Act and related  statutes.  These federal laws impose specific  statutory  liabilities upon lenders who originate  mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

         Contracts. In addition to the laws limiting or prohibiting deficiency judgments,  numerous other statutory provisions,  including federal  bankruptcy  laws and related state laws, may interfere with or affect the ability of a lender to realize upon  collateral  and/or enforce a deficiency  judgment.  For example,  in a Chapter 13 proceeding  under the federal  bankruptcy law, a court may prevent a lender from repossessing a home, and, as part of the  rehabilitation  plan, reduce the amount of the secured  indebtedness to the market value of the home at the time of bankruptcy (as determined by the court),  leaving the party providing  financing as a general  unsecured  creditor for the remainder of the  indebtedness.  A bankruptcy  court may also reduce the monthly  payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

Environmental Legislation

         Under  CERCLA,  and under state law in some  states,  a secured  party which takes a  deed-in-lieu  of  foreclosure,  purchases a mortgaged  property at a  foreclosure  sale,  or operates a mortgaged  property  may become  liable for the costs of cleaning up hazardous substances  regardless of whether they have contaminated the property.  CERCLA imposes strict, as well as joint and several,  liability on several  classes of  potentially  responsible  parties,  including  current  owners and  operators  of the  property  who did not cause or contribute to the contamination.  Furthermore,  liability under CERCLA is not limited to the original or unamortized  principal balance of a loan or to the value of the  property  securing a loan.  Lenders  may be held liable  under  CERCLA as owners or  operators  unless they qualify for the secured  creditor  exemption to CERCLA.  This  exemption  exempts from the  definition of owners and operators  those who, without  participating  in the  management  of a facility,  hold  indicia of  ownership  primarily  to protect a security  interest in the facility.

         The  Conservation  Act amended,  among other things,  the  provisions of CERCLA with respect to lender  liability and the secured creditor  exemption.  The  Conservation  Act offers  substantial  protection  to lenders by defining the  activities in which a lender can engage and still  have the  benefit of the  secured  creditor  exemption.  In order for  lender to be deemed to have  participated  in the management of a mortgaged property,  the lender must actually participate in the operational affairs of the property of the borrower.  The
Conservation Act provides that "merely having the capacity to influence,  or unexercised right to control"  operations does not constitute participation  in management.  A lender will lose the protection of the secured  creditor  exemption only if it exercises  decision-making control over the borrower's  environmental  compliance and hazardous  substance  handling and disposal  practices,  or assumes  day-to-day management of all  operational  functions of the mortgaged  property.  The  Conservation  Act also provides that a lender will continue to have the benefit of the secured creditor  exemption even if it forecloses on a mortgaged  property,  purchases it at a foreclosure sale or accepts a  deed-in-lieu  of  foreclosure  provided  that the lender  seeks to sell the  mortgaged  property  at the  earliest  practicable commercially reasonable time on commercially reasonable terms.

         Other  federal and state laws may impose  liability on a secured party which takes a  deed-in-lieu  of  foreclosure,  purchases a mortgaged property at a foreclosure sale, or operates a mortgaged  property on which  contaminants other than CERCLA hazardous  substances are present, including petroleum,  agricultural chemicals,  hazardous wastes, asbestos, radon, and lead-based paint. The cleanup costs may be  substantial.  It is  possible  that the  cleanup  costs could  become a  liability  of a trust fund and reduce the  amounts  otherwise distributable to the holders of the related series of certificates or notes.  Moreover,  federal statutes and states by statute may impose a lien for any cleanup costs incurred by the state on the property that is the subject of the cleanup costs.  All subsequent  liens on the property  generally are  subordinated  to the lien and, in some states,  even prior recorded liens are  subordinated  to such lien. In the latter  states,  the security  interest of the trustee in a related parcel of real property that is subject to the lien could be adversely affected.

         Traditionally,  many residential  mortgage lenders have not taken steps to evaluate whether contaminants are present with respect to any  mortgaged  property  prior to the  origination  of the  mortgage  loan or prior to  foreclosure  or  accepting a  deed-in-lieu  of foreclosure.  Accordingly,  the  depositor  has not  made  and will not make  the  evaluations  prior to the  origination  of the  secured contracts.  Neither the master  servicer  nor any servicer  will be required by any  Agreement to  undertake  these  evaluations  prior to foreclosure or accepting a  deed-in-lieu  of  foreclosure.  The depositor  does not make any  representations  or warranties or assume any liability with respect to the absence or effect of contaminants  on any related real property or any casualty  resulting from the presence or effect of contaminants.  However,  neither the master servicer nor any servicer will be obligated to foreclose on related real property or accept a  deed-in-lieu  of  foreclosure  if it knows or  reasonably  believes  that there are material  contaminated  conditions on the property. A failure so to foreclose may reduce the amounts otherwise available to certificateholders of the related series.

Consumer Protection Laws

         In addition,  substantive  requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage  loans by numerous  federal and some state  consumer  protection  laws.  These laws include TILA, as implemented by Regulation Z,
Real Estate  Settlement  Procedures  Act, as  implemented by Regulation X, Equal Credit  Opportunity  Act, as implemented by Regulation B,
Fair Credit Billing Act, Fair Credit Reporting Act and related  statutes.  These federal laws impose specific  statutory  liabilities upon lenders who  originate  mortgage  loans and who fail to comply with the  provisions of the law. In some cases,  this  liability may affect assignees of the mortgage  loans.  In particular,  an  originator's  failure to comply with certain  requirements  of the federal TILA, as implemented by Regulation Z, could subject both  originators and assignees of such  obligations to monetary  penalties and could result in obligors'  rescinding  the mortgage loans either against the  originators  or assignees.  Further,  the failure of the borrower to use the correct form of notice of right to cancel in connection with non-purchase  money  transactions  could subject the originator and assignees to extended borrower rescission rights.

Homeownership Act and Similar State Laws

         Some of the  mortgage  loans,  known as High Cost  Loans,  may be subject to special  rules,  disclosure  requirements  and other provisions that were added to the federal TILA by the  Homeownership  Act, if such trust assets were originated after October 1, 1995, are not loans made to finance the  purchase of the  mortgaged  property  and have  interest  rates or  origination  costs in excess of certain prescribed  levels. The Homeownership Act requires certain  additional  disclosures,  specifies the timing of those disclosures and limits or prohibits the inclusion of certain provisions in mortgages subject to the Homeownership  Act.  Purchasers or assignees of any High Cost
Loan,  including any trust,  could be liable under  federal law for all claims and subject to all defenses that the borrower  could assert against the  originator  of the High Cost Loan under the federal TILA or any other law,  unless the purchaser or assignee did not know and could not with  reasonable  diligence  have  determined  that the mortgage loan was subject to the  provisions of the  Homeownership  Act.
Remedies  available to the borrower  include  monetary  penalties,  as well as rescission  rights if the appropriate  disclosures were not given as required or if the particular  mortgage  includes  provisions  prohibited by law. The maximum damages that may be recovered under these  provisions  from an assignee,  including  the trust,  is the  remaining  amount of  indebtedness  plus the total amount paid by the borrower in connection with the mortgage loan.

         In addition to the  Homeownership  Act, a number of legislative  proposals have been  introduced at the federal,  state and local level that are designed to discourage  predatory  lending  practices.  Some states have enacted,  or may enact,  laws or regulations  that prohibit  inclusion of some  provisions in mortgage loans that have interest rates or  origination  costs in excess of prescribed  levels, and require that borrowers be given certain  disclosures  prior to the  consummation of the mortgage loans. In some cases,  state or local law may impose  requirements and restrictions  greater than those in the Homeownership  Act. An originators'  failure to comply with these laws could  subject  the trust (and other  assignees  of the  mortgage  loans) to monetary  penalties  and could  result in the  borrowers rescinding the mortgage loans against either the trust or subsequent holders of the mortgage loans.

         Lawsuits  have been brought in various  states  making claims  against  assignees of High Cost Loans for  violations of state law allegedly  committed by the  originator.  Named  defendants in these cases include  numerous  participants  within the secondary  mortgage market, including some securitization trusts.

         Under the  anti-predatory  lending  laws of some  states,  the  borrower  is  required to meet a net  tangible  benefits  test in connection  with the  origination  of the related  mortgage loan.  This test may be highly  subjective  and open to  interpretation.  As a result,  a court may determine  that a mortgage loan does not meet the test even if the originator  reasonably  believed that the test was satisfied.  Any  determination  by a court  that the  mortgage  loan  does not meet the test  will  result  in a  violation  of the  state anti-predatory lending law, in which case the related seller will be required to purchase that mortgage loan from the trust.

Additional Consumer Protections Laws with Respect to Contracts

         Contracts  often  contain  provisions  obligating  the obligor to pay late charges if payments  are not timely made.  Federal and state law may specifically  limit the amount of late charges that may be collected.  Under the related pooling and servicing  agreement or servicing  agreement,  late charges will be retained by the master  servicer or servicer as  additional  servicing  compensation,  and any inability to collect these amounts will not affect payments to Securityholders.

         Courts have imposed  general  equitable  principles  upon  repossession  and  litigation  involving  deficiency  balances.  These equitable principles are generally designed to relieve a consumer from the legal consequences of a default.

         In several cases,  consumers have asserted that the remedies  provided to secured  parties under the UCC and related laws violate the due process  protections  provided under the 14th Amendment to the Constitution of the United States.  For the most part,  courts have upheld the notice  provisions  of the UCC and related laws as reasonable  or have found that the  repossession  and resale by the creditor does not involve sufficient state action to afford constitutional protection to consumers.

         The FTC Rule has the effect of  subjecting  a seller  (and some  related  creditors  and their  assignees)  in a consumer  credit transaction  and any assignee of the  creditor to all claims and defenses  which the debtor in the  transaction  could assert  against the seller of the goods.  Liability  under the FTC Rule is  limited to the  amounts  paid by a debtor on the  Contract,  and the holder of the
Contract may also be unable to collect  amounts  still due under the  Contract.  Most of the  Contracts in a trust fund will be subject to the  requirements  of the FTC Rule.  Accordingly,  the trust fund, as holder of the  Contracts,  will be subject to any claims or defenses that the  purchaser  of the  related  Manufactured  Home may assert  against  the seller of the  Manufactured  Home,  subject to a maximum liability  equal to the amounts paid by the obligor on the Contract.  If an obligor is  successful in asserting the claim or defense,  and if the Seller had or should have had knowledge of the claim or defense,  the master  servicer will have the right to require the Seller to repurchase the Contract because of breach of its Seller's  representation  and warranty that no claims or defenses exist that would affect the  obligor's  obligation  to make the  required  payments  under the  Contract.  The Seller  would  then have the right to  require  the originating  dealer to  repurchase  the Contract  from it and might also have the right to recover from the dealer any losses  suffered by the Seller with respect to which the dealer would have been primarily liable to the obligor.

Enforceability of Certain Provisions

         Transfer of Mortgaged  Properties.  Unless the related prospectus  supplement indicates  otherwise,  the mortgage loans generally contain due-on-sale  clauses.  These clauses permit the lender to accelerate the maturity of the loan if the borrower sells,  transfers or conveys the property without the prior consent of the lender.  The  enforceability of these clauses has been the subject of legislation or litigation in many states,  and in some cases the  enforceability  of these clauses was limited or denied.  However,  Garn-St  Germain Act preempts state  constitutional,  statutory and case law that  prohibits the  enforcement  of  due-on-sale  clauses and permits  lenders to enforce these clauses in accordance with their terms,  subject to limited exceptions.  The Garn-St Germain Act does "encourage" lenders to permit  assumption  of loans at the  original  rate of interest or at some other rate less than the average of the  original  rate and the market rate.

         The Garn-St  Germain Act also sets forth nine specific  instances in which a mortgage  lender covered by the Garn-St  Germain Act may not  exercise a  due-on-sale  clause,  notwithstanding  the fact that a transfer of the  property may have  occurred.  These  include, amongst  others,  intra-family  transfers,  some  transfers by  operation  of law,  leases of fewer than three years and the creation of a junior  encumbrance.  Regulations  promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause.

         The  inability to enforce a due-on-sale  clause may result in a mortgage  loan bearing an interest rate below the current  market rate being assumed by the buyer rather than being paid off,  which may have an impact upon the average life of the mortgage  loans and the number of mortgage loans which may be outstanding until maturity.

         Transfer  of  Manufactured  Homes.  Generally,  Contracts  contain  provisions  prohibiting  the sale or  transfer of the related
Manufactured  Home without the consent of the obligee on the Contract and permitting the  acceleration of the maturity of the Contracts by the obligee on the Contract  upon a sale or transfer that is not  consented  to. The master  servicer  will, or will cause the servicer of the Contract,  to the extent it has knowledge of the  conveyance or proposed  conveyance,  to exercise or cause to be exercised its rights to accelerate the maturity of the related Contracts through enforcement of due-on-sale  clauses,  subject to applicable state law. In some cases, the transfer may be made by a delinquent obligor in order to avoid a repossession proceeding with respect to a Manufactured Home.

         In the case of a  transfer  of a  Manufactured  Home as to which the master  servicer  or  servicer  of the  Contract  desires to accelerate the maturity of the related Contract,  the master servicer's or servicer's  ability to do so will depend on the  enforceability under state law of the due-on-sale  clause.  The Garn-St Germain Act preempts,  subject to certain  exceptions and conditions,  state laws prohibiting  enforcement of due-on-sale clauses applicable to the Manufactured Homes.  Consequently,  in some cases the master servicer or servicer may be prohibited from enforcing a due-on-sale clause in respect of a Manufactured Home.

         Late Payment  Charges and Prepayment  Restrictions.  Notes and  mortgages,  as well as  manufactured  housing  conditional  sales contracts and installment loan agreements,  may contain provisions that obligate the borrower to pay a late charge or additional  interest if payments are not timely made, and in some circumstances,  may prohibit prepayments for a specified period and/or condition  prepayments upon the borrower's payment of prepayment fees or yield maintenance  penalties.  In some states,  there are or may be specific limitations upon the late charges which a lender may collect from a borrower for  delinquent  payments or the amounts that a lender may collect from a borrower as an  additional  charge if the loan is prepaid  even when the loans  expressly  provide for the  collection  of those  charges.
Although  the Parity Act permits the  collection  of  prepayment  charges and late fees in  connection  with some types of eligible  loans preempting  any  contrary  state law  prohibitions,  some states may not  recognize  the  preemptive  authority  of the Parity Act or have formally  opted out of the Parity Act. As a result,  it is possible  that  prepayment  charges and late fees may not be collected  even on loans that  provide  for the  payment of those  charges  unless  otherwise  specified  in the related  prospectus  supplement.  The master servicer or another entity  identified in the  accompanying  prospectus  supplement  will be entitled to all  prepayment  charges and late payment  charges  received  on the  loans  and those  amounts  will not be  available  for  payment  on the  bonds.  The  Office of Thrift
Supervision  (OTS),  the agency that  administers  the Parity Act for unregulated  housing  creditors,  withdrew its favorable  Parity Act regulations  and Chief  Counsel  Opinions  that  previously  authorized  lenders  to charge  prepayment  charges  and late fees in certain circumstances  notwithstanding  contrary state law,  effective  with respect to loans  originated on or after July 1, 2003.  However,  the
OTS's ruling does not retroactively affect loans originated before July 1, 2003.

Subordinate Financing

         When the mortgagor  encumbers  mortgaged  property  with one or more junior  liens,  the senior lender is subjected to additional risk.  First, the mortgagor may have difficulty  servicing and repaying  multiple loans. In addition,  if the junior loan permits recourse to the  mortgagor  (as junior loans often do) and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan.  Second,  acts of the senior lender that  prejudice  the junior  lender or impair the junior  lender's security may create a superior  equity in favor of the junior  lender.  For example,  if the  mortgagor  and the senior lender agree to an increase in the  principal  amount of or the  interest  rate payable on the senior  loan,  the senior  lender may lose its priority to the extent an existing  junior lender is harmed or the mortgagor is  additionally  burdened.  Third,  if the mortgagor  defaults on the senior loan  and/or any junior  loan or loans,  the  existence  of junior  loans and  actions  taken by junior  lenders  can impair the  security available to the senior lender and can interfere  with or delay the taking of action by the senior lender.  Moreover,  the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Installment Contracts

         The trust fund assets may also consist of installment sales contracts.  Under an installment  contract the seller (referred to in this section as the  "lender")  retains legal title to the property and enters into an agreement  with the purchaser  (referred to in this section as the  "borrower")  for the  payment  of the  purchase  price,  plus  interest,  over the term of the  contract.  Only after full performance  by the borrower of the  installment  contract is the lender  obligated to convey title to the property to the  purchaser.  As with mortgage or deed of trust financing,  during the effective period of the installment contract,  the borrower is generally responsible for the  maintaining  the  property  in good  condition  and for paying real  estate  taxes,  assessments  and hazard  insurance  premiums associated with the property.

         The method of enforcing the rights of the lender under an installment  contract  varies on a state-by- state basis depending upon the extent to which state  courts are willing,  or able  pursuant to state  statute,  to enforce the  contract  strictly  according to its terms. The terms of installment  contracts  generally provide that upon a default by the borrower,  the borrower loses his or her right to occupy the property,  the entire  indebtedness is accelerated and the buyer's equitable interest in the property is forfeited.  The lender in this  situation is not required to foreclose in order to obtain title to the  property,  although in some cases a quiet title action is in order if the borrower  has filed the  installment  contract in local land  records and an ejectment  action may be necessary to recover possession.  In a few states,  particularly  in cases of borrower  default during the early years of an installment  contract,  the courts will permit  ejectment of the buyer and a  forfeiture  of his or her  interest in the  property.  However,  most state  legislatures  have enacted  provisions  by  analogy to  mortgage  law  protecting  borrowers  under  installment  contracts  from the harsh  consequences  of forfeiture.  Under these statutes,  a judicial or nonjudicial  foreclosure  may be required,  the lender may be required to give notice of default and the borrower may be granted some grace period during which the  installment  contract may be  reinstated  upon full payment of the defaulted  amount and the borrower may have a  post-foreclosure  statutory  redemption  right.  In other states,  courts in equity may permit a borrower with  significant  investment in the property under an installment  contract for the sale of real estate to share in the proceeds  of sale of the  property  after  the  indebtedness  is  repaid  or may  otherwise  refuse  to  enforce  the  forfeiture  clause.
Nevertheless,  the  lender's  procedures  for  obtaining  possession  and clear title under an  installment  contract in a given state are simpler and less time consuming and costly than are the  procedures for  foreclosing  and obtaining  clear title to a property  subject to one or more liens.

Applicability of Usury Laws

         Title V provides that state usury  limitations  shall not apply to some types of residential  first mortgage loans  originated by some lenders  after March  31,1980.  A similar  federal  statute was in effect with respect to mortgage  loans made during the first three months of 1980. The Office of Thrift  Supervision is authorized to issue rules and  regulations and to publish  interpretations  governing implementation of Title V. The statute  authorized any state to reimpose interest rate limits by adopting,  before April 1, 1983, a law or constitutional  provision which expressly rejects application of the federal law. In addition,  even where Title V is not so rejected, any state is authorized by the law to adopt a provision  limiting  discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits or to limit discount points or other charges.

         Title V also provides that,  subject to the following  conditions,  state usury  limitations  shall not apply to any loan that is secured by a first lien on some kinds of Manufactured  Housing.  Contracts would be covered if they satisfy  conditions  including,  among other things,  terms governing any  prepayments,  late charges and deferral fees and requiring a 30-day notice period prior to instituting any action  leading to  repossession  of or  foreclosure  with  respect to the  related  unit.  Title V  authorized  any state to reimpose limitations  on interest rates and finance  charges by adopting  before April 1,1983 a law or  constitutional  provision  which  expressly rejects  application of the federal law.  Fifteen states adopted this type of law prior to the April 1,1983  deadline.  In addition,  even where Title V was not so rejected,  any state is authorized by the law to adopt a provision  limiting  discount points or other charges on loans covered by Title V. In any state in which application of Title V was expressly  rejected or a provision  limiting discount points or other  charges has been  adopted,  no Contract  which  imposes  finance  charges or provides for  discount  points or charges in excess of permitted levels has been included in the trust fund.

         Usury limits apply to junior  mortgage  loans in many  states.  Any  applicable  usury  limits in effect at  origination  will be reflected in the maximum mortgage rates for ARM Loans, as set forth in the related prospectus supplement.

         As indicated above under "The Mortgage  Pools—Representations  by Sellers," each Seller of a mortgage loan will have  represented that the mortgage loan was originated in compliance  with then  applicable  state laws,  including  usury laws, in all material  respects.
However, the mortgage rates on the mortgage loans will be subject to applicable usury laws as in effect from time to time.

Alternative Mortgage Instruments

         Alternative  mortgage  instruments,  including  adjustable rate mortgage loans and early ownership mortgage loans,  originated by non-federally  chartered lenders  historically have been subjected to a variety of restrictions.  The restrictions  differed from state to state,  resulting in difficulties in determining  whether a particular  alternative  mortgage  instrument  originated by a state-chartered lender was in compliance with  applicable law. These  difficulties  were  alleviated  substantially  as a result of the enactment of Title
VIII.  Title VIII provides  that,  notwithstanding  any state law to the contrary,  (1)  state-chartered  banks may originate  alternative mortgage  instruments  in accordance  with  regulations  promulgated  by the  Comptroller  of the Currency with respect to  origination of alternative  mortgage instruments by national banks, (2) state-chartered  credit unions may originate  alternative mortgage instruments in accordance with regulations  promulgated by the National Credit Union  Administration with respect to origination of alternative  mortgage instruments by federal credit unions, and (3) all other non-federally chartered housing creditors,  including  state-chartered savings and loan  associations,  state-chartered  savings banks and mutual savings banks and mortgage  banking  companies,  may originate  alternative mortgage  instruments in accordance  with the  regulations  promulgated by the Federal Home Loan Bank Board,  predecessor to the Office of
Thrift Supervision,  with respect to origination of alternative mortgage instruments by federal savings and loan associations.  Title VIII provides  that any state may reject  applicability  of the  provisions  of Title VIII by  adopting,  prior to October 15,  1985,  a law or constitutional provision expressly rejecting the applicability of the provisions. Some states have taken this action.

Formaldehyde Litigation with Respect to Contracts

         A number of lawsuits are pending in the United  States  alleging  personal  injury from  exposure to the  chemical  formaldehyde, which is present in many building  materials,  including  components of manufactured  housing such as plywood  flooring and wall paneling.
Some of these lawsuits are pending against  manufacturers  of manufactured  housing,  suppliers of component parts, and related persons in the distribution process. The depositor is aware of a limited number of cases in which plaintiffs have won judgments in these lawsuits.

         Under the FTC Rule,  which is  described  above  under  "Consumer  Protection  Laws",  the  holder of any  Contract  secured by a
Manufactured Home with respect to which a formaldehyde  claim has been  successfully  asserted may be liable to the obligor for the amount paid by the obligor on the related  Contract and may be unable to collect  amounts still due under the  Contract.  In the event an obligor is  successful  in asserting  this claim,  the related  securityholders  could suffer a loss if (1) the related  Seller fails or cannot be required to repurchase the affected  Contract for a breach of  representation  and warranty and (2) the master  servicer,  servicer of the
Contract or the trustee were unsuccessful in asserting any claim of contribution or subornation on behalf of the  securityholders  against the  manufacturer  or other  persons who were  directly  liable to the plaintiff for the damages.  Typical  products  liability  insurance policies held by  manufacturers  and component  suppliers of manufactured  homes may not cover  liabilities  arising from  formaldehyde in manufactured  housing,  with the result that  recoveries  from these  manufacturers,  suppliers  or other  persons may be limited to their corporate assets without the benefit of insurance.

The Servicemembers Civil Relief Act

         Under the terms of the Relief Act, a mortgagor who enters  military  service after the  origination of the  mortgagor's  mortgage loan  (including a mortgagor who was in reserve status and is called to active duty after  origination of the mortgage  loan),  may not be charged interest  (including fees and charges) above an annual rate of 6% during the period of the mortgagor's active duty status,  unless a court orders  otherwise  upon  application of the lender.  The Relief Act applies to mortgagors  who are members of the Army,  Navy, Air
Force,  Marines,  National  Guard,  Reserves,  Coast  Guard,  and officers of the U.S.  Public  Health  Service  assigned to duty with the military.  Because the Relief Act applies to mortgagors who enter military  service,  including  reservists who are called to active duty, after  origination  of the related  mortgage  loan, no  information  can be provided as to the number of loans that may be affected by the
Relief Act. With respect to any mortgage loan subject to the Relief Act with an interest  rate in excess of 6% per annum,  application  of the Relief Act would  adversely  affect,  for an  indeterminate  period of time, the ability of the master servicer or servicer to collect full amounts of interest on that mortgage loan.  Any shortfall in interest  collections  resulting from the  application of the Relief Act or similar  legislation or regulations,  which would not be recoverable  from the related  mortgage loans,  would result in a reduction of the amounts  distributable  to the holders of the related  securities,  and would not be covered by advances by the master  servicer,  any servicer or other  entity or by any form of credit  enhancement  provided in  connection  with the related  series of  securities,  unless described in the  prospectus  supplement.  In  addition,  the Relief Act imposes  limitations  that would impair the ability of the master servicer or servicer to foreclose on an affected single family loan or enforce rights under a Contract  during the  mortgagor's  period of active duty status,  and,  under some  circumstances,  during an  additional  three month period  thereafter.  Thus, in the event that the
Relief Act or similar  legislation  or  regulations  applies to any mortgage loan which goes into default,  there may be delays in payment and losses on the related securities in connection therewith.  Any other interest shortfalls,  deferrals or forgiveness of payments on the mortgage loans  resulting from similar  legislation or regulations  may result in delays in payments or losses to  securityholders  of the related series.

         Certain  states have  enacted or may enact their own  versions  of the Relief Act which may  provide for more  enhanced  consumer protection provisions than those set forth in the Relief Act. The Relief Act may not preempt those state laws.

Forfeitures in Drug and RICO Proceedings

         Federal law provides that property owned by persons  convicted of  drug-related  crimes or of criminal  violations of RICO can be seized by the government if the property was used in, or purchased with the proceeds of, these crimes.  Under procedures  contained in the
Crime Control Act, the government  may seize the property even before  conviction.  The  government  must publish notice of the forfeiture proceeding  and may give notice to all parties  "known to have an alleged  interest in the  property",  including  the holders of mortgage loans.

         A lender may avoid  forfeiture  of its  interest in the  property if it  establishes  that:  (1) its  mortgage  was  executed and recorded  before  commission  of the crime upon which the  forfeiture  is based,  or (2) the lender was, at the time of  execution  of the mortgage,  "reasonably  without cause to believe" that the property was used in, or purchased  with the proceeds of,  illegal drug or RICO activities.

Junior Mortgages

         Some of the mortgage  loans may be secured by mortgages or deeds of trust which are junior to senior  mortgages or deeds of trust which are not part of the trust fund. The rights of the  securityholders,  as mortgagee under a junior mortgage,  are subordinate to those of the  mortgagee  under the  senior  mortgage,  including  the prior  rights of the senior  mortgagee  to receive  hazard  insurance  and condemnation  proceeds  and to cause  the  property  securing  the  mortgage  loan to be sold upon  default  of the  mortgagor,  which may extinguish  the junior  mortgagee's  lien unless the junior  mortgagee  asserts its  subordinate  interest in the property in  foreclosure litigation  and, in some cases,  either  reinitiates  or satisfies the defaulted  senior loan or loans.  A junior  mortgagee may satisfy a defaulted  senior loan in full or, in some states,  may cure the default and bring the senior loan current thereby  reinstating the senior loan, in either event  usually  adding the amounts  expended to the balance due on the junior loan. In most states,  absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior  mortgagee.  Where  applicable law or the terms of the senior  mortgage or deed of trust do not require  notice of default to the junior  mortgagee,  the lack of this notice may prevent the junior mortgagee from exercising any right to reinstate the loan which applicable law may provide.

         The standard  form of the mortgage or deed of trust used by most  institutional  lenders  confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation  proceedings,  and to apply the proceeds and awards to any  indebtedness  secured by the mortgage or deed of trust, in the order the mortgagee may determine.
Thus,  in the event  improvements  on the property are damaged or  destroyed  by fire or other  casualty,  or in the event the property is taken by condemnation,  the mortgagee or beneficiary  under underlying senior mortgages will have the prior right to collect any insurance proceeds  payable under a hazard  insurance  policy and any award of damages in connection with the  condemnation and to apply the same to the indebtedness  secured by the senior mortgages.  Proceeds in excess of the amount of senior mortgage  indebtedness,  in most cases, may be applied to the indebtedness of junior mortgages in the order of their priority.

         Another  provision  sometimes  found in the form of the mortgage or deed of trust used by  institutional  lenders  obligates  the mortgagor to pay before  delinquency all taxes and assessments on the property and, when due, all  encumbrances,  charges and liens on the property  which are prior to the  mortgage or deed of trust,  to provide and maintain  fire  insurance  on the  property,  to maintain and repair the property and not to commit or permit any waste  thereof,  and to appear in and defend any action or  proceeding  purporting  to affect  the  property  or the  rights of the  mortgagee  under the  mortgage.  Upon a failure of the  mortgagor  to  perform  any of these obligations,  the mortgagee or beneficiary is given the right under some mortgages or deeds of trust to perform the obligation  itself, at its election,  with the mortgagor  agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the  mortgagor.
All sums so expended by a senior mortgagee become part of the indebtedness secured by the senior mortgage.
Negative Amortization Loans

         A notable case decided by the United States Court of Appeals,  First Circuit,  held that state restrictions on the compounding of interest  are not  preempted by the  provisions  of the DIDMC and as a result,  a mortgage  loan that  provided for negative  amortization violated New  Hampshire's  requirement  that first mortgage  loans provide for  computation of interest on a simple  interest  basis.  The holding  was  limited to the effect of DIDMC on state laws  regarding  the  compounding  of  interest  and the court did not  address  the applicability of the Parity Act, which authorizes lender to make residential  mortgage loans that provide for negative  amortization.  The
First Circuit's  decision is binding  authority only on Federal District Courts in Maine, New Hampshire,  Massachusetts,  Rhode Island and
Puerto Rico.

                                                     FEDERAL INCOME TAX CONSEQUENCES

General

         The  following  discussion  is the opinion of Thacher  Proffitt & Wood llp,  Orrick,  Herrington  & Sutcliffe  LLP and  Greenberg
Traurig,  LLP counsel to the  depositor,  with respect to the  anticipated  material  federal  income tax  consequences  of the  purchase, ownership and  disposition of offered  securities  offered under this  prospectus and the prospectus  supplement  insofar as it relates to matters of law or legal conclusions with respect thereto.  This discussion is directed solely to securityholders  that hold the securities as capital  assets  within the meaning of Section  1221 of the Code and does not purport to discuss  all federal  income tax  consequences that may be applicable to the individual  circumstances  of particular  categories of investors,  some of which (such as banks,  insurance companies and foreign investors) may be subject special treatment under the Code. Further,  the authorities on which this discussion,  and the  opinion  referred  to  below,  are based are  subject  to change or  differing  interpretations,  which  could  apply  retroactively.
Prospective  investors  should note that no rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences  discussed  below,  and no assurance can be given that the IRS will not take contrary  positions.  Taxpayers and preparers of tax returns  (including  those filed by any REMIC or other issuer) should be aware that under applicable  Treasury  regulations a provider of advice on  specific  issues of law is not  considered  an income tax  return  preparer  unless the advice (1) is given with  respect to events that have occurred at the time the advice is rendered and is not given with respect to the  consequences of  contemplated  actions, and (2) is directly  relevant to the  determination  of an entry on a tax return.  Accordingly,  taxpayers are encouraged to consult their own tax  advisors  and tax return  preparers  regarding  the  preparation  of any item on a tax  return,  even where the  anticipated  tax treatment  has been  discussed in this  prospectus.  In addition to the federal  income tax  consequences  described  in this  prospectus, potential  investors are encouraged to consider the state and local tax consequences,  if any, of the purchase,  ownership and disposition of the securities. See "State and Other Tax Consequences" in this prospectus.

         The following discussion addresses securities of three general types:

1.       REMIC  Certificates  representing  interests in a trust fund, or a portion thereof,  that the REMIC  Administrator  will elect to have treated as one or more REMICs under the REMIC Provisions of the Code,

2.       notes representing indebtedness of a trust fund as to which no REMIC election will be made,

3.       Grantor Trust Certificates representing interests in a Grantor Trust Fund as to which no REMIC election will be made, and

4.       securities  representing an ownership interest in some or all of the assets included in the exchangeable  security trust fund for an ES Class.

The  prospectus  supplement for each series of  certificates  will indicate  whether a REMIC election (or elections)  will be made for the related trust fund and, if this election is to be made, will identify all "regular  interests" and "residual  interests" in the REMIC. For purposes of this tax discussion,  references to a  "securityholder,"  "certificateholder"  or a "holder" are to the beneficial  owner of a security or certificate, as the case may be.

         The  prospectus  supplement  for each series of securities  will indicate  which of the foregoing  treatments  will apply to that series.  In addition,  if a  Partnership  Structure is being used,  the tax treatment of such  structure  will be described in the related prospectus supplement.

         The following  discussion is based in part upon the OID  Regulations and in part upon REMIC  Regulations.  The OID Regulations do not adequately address issues relevant to securities such as the offered securities.  In some instances,  the OID Regulations provide that they are not applicable to securities such as the offered securities.

REMICS

         Classification  of REMICS.  On or prior to the date of the related  prospectus  supplement with respect to the proposed  issuance of each series of REMIC  Certificates,  any of Thacher Proffitt & Wood llp, Orrick,  Herrington & Sutcliffe LLP or Greenberg  Traurig LLP,
as counsel to the depositor,  or another law firm identified in the related prospectus  supplement,  will deliver its opinion generally to the effect  that,  assuming  compliance  with all  provisions  of the related  pooling and  servicing  agreement,  for federal  income tax purposes,  the related trust fund (or each applicable  portion  thereof) will qualify as a REMIC and the REMIC  Certificates  offered with respect  thereto will be considered to evidence  ownership of REMIC Regular  Certificates  or REMIC  Residual  Certificates  in that REMIC within the meaning of the REMIC Provisions.

         If an entity  electing  to be treated as a REMIC fails to comply  with one or more of the  ongoing  requirements  of the Code for status  as a REMIC  during  any  taxable  year,  the Code  provides  that the  entity  will not be  treated  as a REMIC  for that year and thereafter.  In that event, the entity may be taxable as a corporation under Treasury regulations,  and the related REMIC Certificates may not be accorded the status or given the tax treatment  described  below.  Although the Code  authorizes  the Treasury  Department to issue regulations  providing relief in the event of an inadvertent  termination of REMIC status, no such regulations have been issued.  Any such relief,  moreover,  may be accompanied  by sanctions,  such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the  requirements  for status as a REMIC are not  satisfied.  The pooling and servicing  agreement with respect to each REMIC will include provisions  designed to maintain the related trust fund's status as a REMIC under the REMIC Provisions.  It is not anticipated that the status of any trust fund as a REMIC will be inadvertently terminated.

         Characterization  of Investments in REMIC  Certificates.  In general,  the REMIC Certificates will be "real estate assets" within the meaning of Section  856(c)(4)(A) of the Code and assets  described in Section  7701(a)(19)(C)  of the Code in the same proportion that the assets of the REMIC underlying the certificates would be so treated.  Moreover,  if 95% or more of the assets of the REMIC qualify for any of the foregoing  treatments at all times during a calendar year, the REMIC Certificates will qualify for the corresponding  status in their  entirety for that  calendar  year.  Interest  (including  original  issue  discount) on the REMIC Regular  Certificates  and income allocated to the class of REMIC Residual  Certificates will be interest  described in Section  856(c)(3)(B) of the Code to the extent that the  certificates  are treated as "real estate  assets"  within the meaning of Section  856(c)(4)(A)  of the Code. In addition,  the REMIC
Regular  Certificates will be "qualified  mortgages" within the meaning of Section  860G(a)(3) of the Code if transferred to another REMIC on its startup day in exchange for regular or residual  interests  therein.  The  determination as to the percentage of the REMIC's assets that constitute  assets  described in the foregoing  sections of the Code will be made with respect to each calendar  quarter based on the average adjusted basis of each category of the assets held by the REMIC during the calendar quarter.  The REMIC  Administrator will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

         The assets of the REMIC will include,  in addition to mortgage  loans,  payments on mortgage loans held pending  distribution  on the REMIC  Certificates  and any property  acquired by foreclosure held pending sale, and may include amounts in reserve  accounts.  It is unclear whether  property  acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether the assets (to the extent not invested in assets described in the foregoing  sections)  otherwise would receive the same treatment as the mortgage loans for purposes of all of the Code sections  mentioned in the immediately  preceding  paragraph.  In addition,  in some instances  mortgage loans may not be treated entirely as assets described in the foregoing sections of the Code. If so, the related  prospectus  supplement  will  describe  the  mortgage  loans that may not be so treated.  The REMIC  Regulations  do provide, however,  that cash received from  payments on mortgage  loans held pending  distribution  is  considered  part of the mortgage  loans for purposes of Section  856(c)(4)(A)  of the Code.  Furthermore,  foreclosure  property  will qualify as "real estate  assets"  under Section
856(c)(4)(A) of the Code.

         Tiered REMIC Structures.  For some series of REMIC  Certificates,  two or more separate elections may be made to treat designated portions of the related  trust fund as REMICs for  federal  income tax  purposes.  As to each such  series of REMIC  Certificates,  in the opinion of counsel to the depositor,  assuming compliance with all provisions of the related pooling and servicing agreement,  each of the
REMICs in that trust fund will  qualify as a REMIC and the REMIC  Certificates  issued by these  REMICs  will be  considered  to  evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

         Solely for purposes of  determining  whether the REMIC  Certificates  will be "real estate  assets" within the meaning of Section
856(c)(4)(A)  of the Code, and "loans secured by an interest in real property" under Section  7701(a)(19)(C)  of the Code, and whether the income on the  certificates  is  interest  described  in Section  856(c)(3)(B)  of the Code,  all of the REMICs in that trust fund will be treated as one REMIC.

         Taxation of Owners of REMIC Regular Certificates.

         General.  Except as otherwise  stated in this  discussion,  REMIC  Regular  Certificates  will be treated for federal  income tax purposes as debt instruments  issued by the REMIC and not as ownership  interests in the REMIC or its assets.  Moreover,  holders of REMIC
Regular  Certificates  that  otherwise  report income under a cash method of accounting  will be required to report income with respect to
REMIC Regular Certificates under an accrual method.

         Original Issue Discount.  A REMIC Regular  Certificate may be issued with "original issue discount" within the meaning of Section
1273(a) of the Code. Any holder of a REMIC Regular  Certificate  issued with original issue discount generally will be required to include original  issue  discount in income as it accrues,  in accordance  with the "constant  yield" method  described  below,  in advance of the receipt of the cash  attributable to that income. In addition,  Section  1272(a)(6) of the Code provides special rules applicable to REMIC
Regular  Certificates  and some other debt  instruments  issued with original issue discount.  Regulations have not been issued under that section.

         The Code requires  that a reasonable  prepayment  assumption be used with respect to mortgage  loans held by a REMIC in computing the accrual of original  issue discount on REMIC Regular  Certificates  issued by that REMIC,  and that  adjustments be made in the amount and rate of accrual of that  discount to reflect  differences  between  the actual  prepayment  rate and the  prepayment  assumption.  The prepayment  assumption is to be determined in a manner  prescribed in Treasury  regulations;  as noted above,  those  regulations have not been issued.  The Committee  Report  indicates that the  regulations  will provide that the prepayment  assumption  used with respect to a
REMIC Regular Certificate must be the same as that used in pricing the initial offering of the REMIC Regular  Certificate.  The Prepayment
Assumption used in reporting  original issue discount for each series of REMIC Regular  Certificates will be consistent with this standard and will be disclosed in the related prospectus supplement.  However, none of the depositor,  the master servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate.

         The  original  issue  discount,  if any, on a REMIC  Regular  Certificate  will be the excess of its stated  redemption  price at maturity over its issue price. The issue price of a particular class of REMIC Regular  Certificates  will be the first cash price at which a substantial amount of REMIC Regular  Certificates of that class is sold (excluding sales to bond houses,  brokers and underwriters).  If less than a substantial  amount of a particular class of REMIC Regular  Certificates is sold for cash on or prior to the Closing Date, the issue  price for that class will be the fair  market  value of that  class on the  Closing  Date.  Under the OID  Regulations,  the stated
redemption  price  of a REMIC  Regular  Certificate  is equal  to the  total of all  payments  to be made on the  certificate  other  than
"qualified stated interest." "Qualified stated interest" is interest that is unconditionally  payable at least annually (during the entire term of the instrument) at a single fixed rate, or at a "qualified  floating  rate," an "objective  rate," a combination of a single fixed rate and one or more "qualified  floating rates" or one "qualified inverse floating rate," or a combination of "qualified  floating rates"
that does not operate in a manner that accelerates or defers interest payments on the REMIC Regular Certificate.

         In the case of REMIC Regular  Certificates  bearing adjustable  interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the  characteristics of the REMIC Regular  Certificates.  If the original issue discount rules apply to the certificates in a particular series,  the related  prospectus  supplement will describe the manner in which these rules will be applied with  respect to the  certificates  in that series that bear an  adjustable  interest  rate in preparing information returns to the certificateholders and the IRS.

         The first interest  payment on a REMIC Regular  Certificate may be made more than one month after the date of issuance,  which is a period longer than the subsequent  monthly  intervals  between interest  payments.  Assuming the "accrual period" (as defined below) for original issue discount is each monthly period that ends on the day prior to each  distribution  date, in some cases,  as a consequence of this "long first  accrual  period,"  some or all interest  payments may be required to be included in the stated  redemption  price of the
REMIC Regular Certificate and accounted for as original issue discount.  Because interest on REMIC Regular  Certificates must in any event be accounted for under an accrual method,  applying this analysis would result in only a slight  difference in the timing of the inclusion in income of the yield on the REMIC Regular Certificates.

         In addition,  if the accrued interest to be paid on the first  distribution date is computed with respect to a period that begins prior to the Closing Date, a portion of the purchase  price paid for a REMIC Regular  Certificate  will reflect the accrued  interest.  In such cases,  information  returns to the  certificateholders  and the IRS will be based on the  position  that the portion of the purchase price paid for the  interest  accrued  with  respect to periods  prior to the Closing  Date is treated as part of the overall  cost of the
REMIC  Regular  Certificate  (and not as a separate  asset the cost of which is recovered  entirely  out of interest  received on the next distribution  date) and that portion of the interest  paid on the first  distribution  date in excess of interest  accrued for a number of days  corresponding  to the  number of days from the  Closing  Date to the first  distribution  date  should  be  included  in the  stated
redemption price of the REMIC Regular  Certificate.  However,  the OID Regulations  state that all or some portion of the accrued interest may be treated as a separate  asset the cost of which is recovered  entirely out of interest  paid on the first  distribution  date. It is unclear how an election to do so would be made under the OID  Regulations  and whether such an election  could be made  unilaterally  by a certificateholder.

         Notwithstanding  the general definition of original issue discount,  original issue discount on a REMIC Regular  Certificate will be considered to be de minimis if it is less than 0.25% of the stated  redemption  price of the REMIC  Regular  Certificate  multiplied by its weighted  average life.  For this purpose,  the weighted  average life of a REMIC  Regular  Certificate  is computed as the sum of the amounts determined,  as to each payment included in the stated redemption price of the REMIC Regular  Certificate,  by multiplying (1) the number of complete  years  (rounding  down for partial  years) from the issue date until that  payment is expected to be made  (presumably taking  into  account  the  Prepayment  Assumption)  by (2) a  fraction,  the  numerator  of which is the amount of the  payment,  and the denominator of which is the stated  redemption price at maturity of the REMIC Regular  Certificate.  Under the OID  Regulations,  original issue discount of only a de minimis amount (other than de minimis original issue discount  attributable to a so-called  "teaser"  interest rate or an initial  interest  holiday) will be included in income as each payment of stated principal is made, based on the product of the total amount of de minimis original issue discount  attributable to that certificate and a fraction,  the numerator of which is the amount of the principal  payment and the denominator of which is the outstanding  stated principal amount of the REMIC Regular  Certificate.  The
OID Regulations  also would permit a  certificateholder  to elect to accrue de minimis original issue discount into income currently based on a constant  yield method.  See  "REMICS—Taxation  of Owners of REMIC Regular  Certificates—Market  Discount" in this  prospectus  for a description of this election under the OID Regulations.

         If original issue  discount on a REMIC Regular  Certificate is in excess of a de minimis  amount,  the holder of the  certificate must include in ordinary  gross income the sum of the "daily  portions" of original issue discount for each day during its taxable year on which it held the REMIC Regular  Certificate,  including the purchase date but excluding the disposition  date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows.

         As to each "accrual  period,"  that is, each period that ends on a date that  corresponds  to the day prior to each  distribution date and begins on the first day following the immediately  preceding  accrual period (or in the case of the first such period,  begins on the Closing Date), a calculation  will be made of the portion of the original issue discount that accrued during the accrual  period.  The portion of original  issue  discount that accrues in any accrual  period will equal the excess,  if any, of (1) the sum of (a) the present value, as of the end of the accrual period, of all of the  distributions  remaining to be made on the REMIC Regular  Certificate,  if any, in future periods and (b) the  distributions  made on the REMIC Regular  Certificate  during the accrual period of amounts included in the stated redemption price,  over (2) the adjusted issue price of the REMIC Regular  Certificate at the beginning of the accrual period.  The present value of the remaining  distributions  referred to in the preceding sentence will be calculated (1) assuming that distributions on the REMIC  Regular  Certificate  will be received  in future  periods  based on the  mortgage  loans being  prepaid at a rate equal to the
Prepayment  Assumption,  (2) using a discount rate equal to the original yield to maturity of the  certificate and (3) taking into account events (including actual  prepayments) that have occurred before the close of the accrual period.  For these purposes,  the original yield to maturity of the certificate  will be calculated  based on its issue price and assuming that  distributions  on the certificate  will be made in all accrual  periods based on the mortgage  loans being prepaid at a rate equal to the Prepayment  Assumption.  The adjusted issue price of a REMIC Regular  Certificate at the beginning of any accrual period will equal the issue price of the  certificate,  increased by the aggregate  amount of original issue discount that accrued with respect to the  certificate  in prior accrual  periods,  and reduced by the amount of any  distributions  made on the certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount  accruing during any accrual period,  computed as described  above,  will be allocated  ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

         A subsequent  purchaser of a REMIC Regular  Certificate  that purchases a certificate  that is treated as having been issued with original issue discount at a cost (excluding any portion of the cost  attributable  to accrued  qualified  stated  interest) less than its remaining  stated  redemption  price will also be required to include in gross income the daily  portions of any original  issue  discount with respect to the  certificate.  However,  each such daily portion will be reduced,  if the cost of the  certificate is in excess of its
"adjusted  issue price," in proportion to the ratio the excess bears to the aggregate  original issue discount  remaining to be accrued on the REMIC  Regular  Certificate.  The  adjusted  issue  price of a REMIC  Regular  Certificate  on any given day equals the sum of (1) the adjusted  issue price (or, in the case of the first accrual  period,  the issue price) of the  certificate at the beginning of the accrual period which  includes  that day and (2) the daily  portions of original  issue  discount for all days during the accrual  period prior to that day.

         Market Discount. A certificateholder  that purchases a REMIC Regular Certificate at a market discount,  that is, in the case of a
REMIC Regular  Certificate  issued without original issue discount,  at a purchase price less than its remaining stated principal  amount, or in the case of a REMIC Regular  Certificate  issued with original  issue  discount,  at a purchase  price less than its adjusted  issue price will recognize gain upon receipt of each distribution  representing  stated  redemption price. In particular,  under Section 1276 of the Code such a certificateholder  generally will be required to allocate the portion of each distribution  representing stated redemption price  first to  accrued  market  discount  not  previously  included  in income,  and to  recognize  ordinary  income to that  extent.  A certificateholder  may elect to include market discount in income  currently as it accrues rather than including it on a deferred basis in accordance  with the foregoing.  If made, the election will apply to all market  discount  bonds acquired by the  certificateholder  on or after the first day of the first taxable year to which the election applies.  In addition,  the OID Regulations permit a certificateholder to elect to accrue all interest,  discount  (including de minimis market or original issue discount) in income,  and to amortize  premium, based on a constant yield method.  If such an election were made with respect to a REMIC Regular  Certificate  with market  discount,  the certificateholder  would be deemed to have made an election to include  currently market discount in income with respect to all other debt instruments  having  market  discount  that the  certificateholder  acquires  during  the  taxable  year of the  election  or  thereafter.
Similarly,  a  certificateholder  that made this election for a certificate  that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments  having  amortizable bond premium that the  certificateholder  owns or acquires.  See  "REMICS—Taxation  of Owners of REMIC Regular  Certificates—Premium"  below. Each of these elections to accrue interest, discount and premium with respect to a certificate on a constant yield method would be irrevocable, except with the approval of the IRS.

         However,  market  discount  with  respect to a REMIC  Regular  Certificate  will be  considered  to be de minimis for purposes of
Section  1276 of the Code if the  market  discount  is less than  0.25% of the  remaining  stated  redemption  price of the REMIC  Regular
Certificate  multiplied by the number of complete years to maturity  remaining  after the date of its purchase.  In interpreting a similar rule with respect to original issue discount on obligations  payable in  installments,  the OID Regulations  refer to the weighted average maturity of  obligations,  and it is likely that the same rule will be applied with  respect to market  discount,  presumably  taking into account the  Prepayment  Assumption.  If market  discount is treated as de minimis  under this rule,  it appears that the actual  discount would be treated in a manner similar to original issue discount of a de minimis amount.  See  "REMICS—Taxation  of Owners of REMIC Regular
Certificates—Original  Issue  Discount"  above.  This  treatment  would result in discount  being included in income at a slower rate than discount would be required to be included in income using the method described above.

         Section  1276(b)(3) of the Code specifically  authorizes the Treasury  Department to issue  regulations  providing for the method for accruing market discount on debt  instruments,  the principal of which is payable in more than one installment.  Until regulations are issued by the Treasury  Department,  the rules  described in the Committee  Report  apply.  The Committee  Report  indicates  that in each accrual period market discount on REMIC Regular  Certificates  should accrue,  at the  certificateholder's  option:  (1) on the basis of a constant yield method,  (2) in the case of a REMIC Regular  Certificate  issued without  original issue discount,  in an amount that bears the same ratio to the total  remaining  market  discount as the stated  interest  paid in the accrual  period bears to the total amount of stated interest  remaining to be paid on the REMIC Regular  Certificate as of the beginning of the accrual period, or (3) in the case of a
REMIC Regular  Certificate  issued with original  issue  discount,  in an amount that bears the same ratio to the total  remaining  market discount as the original  issue discount  accrued in the accrual period bears to the total original issue discount  remaining on the REMIC
Regular  Certificate at the beginning of the accrual  period.  Moreover,  the  Prepayment  Assumption  used in calculating  the accrual of original  issue  discount  is also used in  calculating  the  accrual of market  discount.  Because  the  regulations  referred to in this paragraph  have not been issued,  it is not possible to predict what effect these  regulations  might have on the tax treatment of a REMIC
Regular Certificate purchased at a discount in the secondary market.

         To the extent that REMIC Regular  Certificates  provide for monthly or other periodic  distributions  throughout  their term, the effect of these rules may be to require  market  discount to be includible in income at a rate that is not  significantly  slower than the rate at which  the  discount  would  accrue if it were  original  issue  discount.  Moreover,  in any  event a holder  of a REMIC  Regular
Certificate  generally will be required to treat a portion of any gain on the sale or exchange of the  certificate  as ordinary  income to the extent of the  market  discount  accrued to the date of  disposition  under one of the  foregoing  methods,  less any  accrued  market discount previously reported as ordinary income.

         Further,  under  Section  1277 of the Code a holder of a REMIC  Regular  Certificate  may be  required  to defer a portion of its interest  deductions  for the taxable year  attributable  to any  indebtedness  incurred or continued to purchase or carry a REMIC Regular
Certificate  purchased  with market  discount.  For these  purposes,  the de minimis rule  referred to above  applies.  Any such  deferred interest  expense  would not exceed the market  discount that accrues  during the taxable year and is, in general,  allowed as a deduction not later than the year in which the market  discount is includible in income.  If a holder  elects to include  market  discount in income currently  as it accrues on all market  discount  instruments  acquired by the holder in that  taxable  year or  thereafter,  the interest deferral rule described above will not apply.

         Premium.  A REMIC Regular  Certificate  purchased at a cost (excluding any portion of the cost  attributable to accrued qualified stated  interest)  greater than its remaining  stated  redemption  price will be considered to be purchased at a premium.  The holder of a
REMIC Regular  Certificate  may elect under Section 171 of the Code to amortize the premium under the constant  yield method over the life of the  certificate.  If made, the election will apply to all debt  instruments  having  amortizable  bond premium that the holder owns or subsequently  acquires.  Amortizable  premium will be treated as an offset to interest income on the related debt instrument,  rather than as a separate  interest  deduction.  The OID Regulations  also permit  certificateholders  to elect to include all interest,  discount and premium in income  based on a constant  yield  method,  further  treating  the  certificateholder  as having made the election to amortize premium generally. See "REMICS—Taxation of Owners of REMIC Regular  Certificates—Market  Discount" above. The Committee Report states that the same rules that apply to accrual of market  discount  (which  rules will  require use of a Prepayment  Assumption  in accruing  market discount with respect to REMIC Regular  Certificates  without regard to whether the  certificates  have original issue discount) will also apply in  amortizing  bond premium  under  Section 171 of the Code.  The use of an  assumption  that there will be no  prepayments  may be required.

         Realized  Losses.  Under Section 166 of the Code,  both corporate  holders of the REMIC Regular  Certificates  and  non-corporate holders of the REMIC  Regular  Certificates  that acquire the  certificates  in connection  with a trade or business  should be allowed to deduct, as ordinary losses,  any losses sustained during a taxable year in which their certificates  become wholly or partially  worthless as the result of one or more  realized  losses on the  mortgage  loans.  However,  it appears  that a  non-corporate  holder that does not acquire a REMIC  Regular  Certificate  in  connection  with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until the holder's  certificate  becomes wholly  worthless  (i.e.,  until its outstanding  principal  balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

         Each holder of a REMIC Regular  Certificate  will be required to accrue  interest and original issue discount with respect to the certificate,  without giving effect to any reductions in distributions  attributable to defaults or delinquencies on the mortgage loans or the certificate  underlying the REMIC  Certificates,  as the case may be, until it can be established  that the reduction  ultimately will not be recoverable.  As a result,  the amount of taxable income reported in any period by the holder of a REMIC Regular  Certificate could exceed the amount of economic income actually  realized by that holder in the period.  Although the holder of a REMIC Regular  Certificate eventually  will recognize a loss or reduction in income  attributable  to previously  accrued and included income that as the result of a realized loss  ultimately  will not be realized,  the law is unclear with respect to the timing and character of this loss or reduction in income.

         Taxation of Owners of REMIC Residual Certificates

         General.  Although  a REMIC is a  separate  entity  for  federal  income  tax  purposes,  a REMIC  generally  is not  subject  to entity-level  taxation,  except with regard to prohibited  transactions and some other  transactions.  See  "—Prohibited  Transactions and
Other Possible  REMIC Taxes" below.  Rather,  the taxable  income or net loss of a REMIC is generally  taken into account by the holder of the REMIC Residual  Certificates.  Accordingly,  the REMIC Residual  Certificates  will be subject to tax rules that differ  significantly from those that would  apply if the REMIC  Residual  Certificates  were  treated  for  federal  income tax  purposes  as direct  ownership interests in the mortgage loans or as debt instruments issued by the REMIC.

         A holder of a REMIC  Residual  Certificate  generally  will be  required to report its daily  portion of the  taxable  income or, subject to the  limitations  noted in this  discussion,  the net loss of the REMIC for each day during a calendar  quarter that the holder owned the REMIC Residual  Certificate.  For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year"  convention  unless otherwise  disclosed in the related  prospectus  supplement.  The daily amounts so allocated  will then be allocated  among the REMIC Residual  Certificateholders  in proportion  to their  respective  ownership  interests  on that day.  Any amount  included in the gross income or allowed as a loss of any
REMIC Residual  Certificateholder  by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be  determined  under  the rules  described  below in  "Taxable  Income  of the  REMIC"  and will be  taxable  to the REMIC  Residual
Certificateholders  without  regard to the  timing or amount of cash  distributions  by the  REMIC.  Ordinary  income  derived  from REMIC
Residual  Certificates  will be "portfolio  income" for purposes of the taxation of taxpayers  subject to limitations under Section 469 of the Code on the deductibility of "passive losses."

         A holder of a REMIC Residual  Certificate  that purchased the certificate  from a prior holder of that  certificate  also will be required to report on its  federal  income tax return  amounts  representing  its daily  share of the taxable  income (or net loss) of the
REMIC for each day that it holds the REMIC Residual  Certificate.  Those daily amounts  generally will equal the amounts of taxable income or net loss determined as described above.  The Committee  Report  indicates that some  modifications of the general rules may be made, by regulations,  legislation or otherwise to reduce (or increase) the income of a REMIC Residual  Certificateholder  that purchased the REMIC
Residual  Certificate  from a prior holder of the certificate at a price greater than (or less than) the adjusted basis (as defined below)
the REMIC Residual  Certificate would have had in the hands of an original holder of the certificate.  The REMIC Regulations,  however, do not provide for any such modifications.

         Any payments  received by a holder of a REMIC  Residual  Certificate  in connection  with the  acquisition  of the REMIC Residual
Certificate  will be taken into  account in  determining  the income of the holder for federal  income tax  purposes.  Although it appears likely that any of these payments  would be includible in income  immediately  upon its receipt,  the IRS might assert that these payments should be  included  in income  over time  according  to an  amortization  schedule  or  according  to some other  method.  Because of the uncertainty  concerning  the treatment of these  payments,  holders of REMIC  Residual  Certificates  are  encouraged to consult their tax advisors concerning the treatment of these payments for income tax purposes.

         The amount of income REMIC  Residual  Certificateholders  will be required to report (or the tax  liability  associated  with the income) may exceed the amount of cash distributions  received from the REMIC for the corresponding  period.  Consequently,  REMIC Residual
Certificateholders  should have other sources of funds  sufficient to pay any federal  income taxes due as a result of their  ownership of
REMIC  Residual  Certificates  or  unrelated  deductions  against  which  income may be offset,  subject to the rules  relating to "excess inclusions" and "noneconomic"  residual  interests  discussed below. The fact that the tax liability  associated with the income allocated to REMIC  Residual  Certificateholders  may  exceed the cash  distributions  received  by the REMIC  Residual  Certificateholders  for the
corresponding period may significantly  adversely affect the REMIC Residual  Certificateholders'  after-tax rate of return. This disparity between income and  distributions  may not be offset by  corresponding  losses or reductions of income  attributable to the REMIC Residual
Certificateholder  until  subsequent tax years and, then, may not be completely  offset due to changes in the Code, tax rates or character of the income or loss.

         Taxable  Income of the REMIC.  The taxable  income of the REMIC will equal the income from the mortgage loans and other assets of the REMIC plus any cancellation of indebtedness  income due to the allocation of realized losses to REMIC Regular  Certificates,  less the deductions  allowed to the REMIC for interest  (including  original  issue discount and reduced by any income from premium on issuance) on the REMIC Regular  Certificates (and any other class of REMIC Certificates  constituting  "regular  interests" in the REMIC not offered by the  prospectus),  amortization  of any premium on the mortgage  loans,  bad debt losses with respect to the mortgage loans and, except as described below, for servicing, administrative and other expenses.

         For purposes of determining  its taxable  income,  the REMIC will have an initial  aggregate basis in its assets equal to the sum of the issue prices of all REMIC  Certificates  (or, if a class of REMIC  Certificates is not sold  initially,  their fair market values).
The aggregate  basis will be allocated  among the mortgage loans and the other assets of the REMIC in proportion to their  respective fair market values.  The issue price of any offered REMIC  Certificates  will be determined in the manner  described above under  "—Taxation of
Owners of REMIC  Regular  Certificates—Original  Issue  Discount."  The issue price of a REMIC  Certificate  received  in exchange  for an interest in the  mortgage  loans or other  property  will equal the fair market  value of the  interests  in the  mortgage  loans or other property.  Accordingly,  if one or more classes of REMIC Certificates are retained initially rather than sold, the REMIC Administrator may be required to estimate the fair market value of the  interests  in order to  determine  the basis of the REMIC in the mortgage  loans and other property held by the REMIC.

         Subject to possible  application  of the de minimis rules,  the method of accrual by the REMIC of original issue discount  income and market  discount  income with respect to mortgage  loans that it holds will be  equivalent to the method for accruing  original  issue discount  income for holders of REMIC Regular  Certificates  (that is, under the constant  yield method taking into account the Prepayment
Assumption).  However,  a REMIC that acquires  loans at a market  discount  must include the market  discount in income  currently,  as it accrues, on a constant yield basis. See "—Taxation of Owners of REMIC Regular  Certificates"  above, which describes a method for accruing discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

         A mortgage loan will be deemed to have been  acquired  with  discount (or premium) to the extent that the REMIC's basis  therein, determined as described in the preceding  paragraph,  is less than (or greater than) its stated  redemption  price. Any such discount will be  includible  in the income of the REMIC as it accrues,  in advance of receipt of the cash  attributable  to the income,  under a method similar to the method  described  above for accruing  original issue discount on the REMIC Regular  Certificates.  It is anticipated  that each REMIC will elect under Section 171 of the Code to amortize any premium on the mortgage  loans.  Premium on any mortgage loan to which the election  applies may be amortized under a constant yield method,  presumably  taking into account a Prepayment  Assumption.  Further, such an election  would not apply to any mortgage loan  originated on or before  September 27, 1985.  Instead,  premium on such a mortgage loan should be allocated  among the principal  payments  thereon and be deductible by the REMIC as those  payments  become due or upon the prepayment of the mortgage loan.

         A REMIC  will be  allowed  deductions  for  interest  (including  original  issue  discount)  on the REMIC  Regular  Certificates
(including any other class of REMIC Certificates  constituting  "regular  interests" in the REMIC not offered by this prospectus) equal to the  deductions  that would be allowed if the REMIC Regular  Certificates  (including any other class of REMIC  Certificates  constituting
"regular  interests"  in the REMIC not offered by this  prospectus)  were  indebtedness  of the REMIC.  Original  issue  discount  will be considered  to accrue for this  purpose as  described  above  under  "—Taxation  of Owners of REMIC  Regular  certificates—Original  Issue
Discount," except that the de minimis rule and the adjustments for subsequent holders of REMIC Regular  Certificates  (including any other class of REMIC  Certificates  constituting  "regular  interests" in the REMIC not offered by this prospectus)  described  therein will not apply.

         If a class of REMIC Regular  Certificates  is issued with Issue Premium,  the net amount of interest  deductions that are allowed the REMIC in each  taxable  year with respect to the REMIC  Regular  Certificates  of that class will be reduced by an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year.  Although the matter is not entirely  clear, it is likely that Issue  Premium  would be  amortized  under a constant  yield method in a manner  analogous to the method of accruing  original issue discount described above under "—Taxation of Owners of REMIC Regular certificates—Original Issue Discount."

         As a general  rule,  the  taxable  income of a REMIC will be  determined  in the same  manner as if the REMIC were an  individual having the  calendar  year as its taxable year and using the accrual  method of  accounting.  However,  no item of income,  gain,  loss or deduction allocable to a prohibited  transaction will betaken into account. See "—Prohibited  Transactions and Other Possible REMIC Taxes"
below.  Further, the limitation on miscellaneous  itemized deductions imposed on individuals by Section 67 of the Code (which allows these deductions  only to the extent they exceed in the aggregate two percent of the  taxpayer's  adjusted  gross income) will not be applied at the  REMIC  level so that the  REMIC  will be  allowed  deductions  for  servicing,  administrative  and other  non-interest  expenses  in determining its taxable income.  All such expenses will be allocated as a separate item to the holders of REMIC  Certificates,  subject to the limitation of Section 67 of the Code. See "—Possible  Pass-Through  of  Miscellaneous  Itemized  Deductions"  below. If the deductions allowed to the REMIC  exceed its gross  income for a calendar  quarter,  the excess  will be the net loss for the REMIC for that  calendar quarter.

         Basis Rules, Net Losses and  Distributions.  The adjusted basis of a REMIC Residual  Certificate will be equal to the amount paid for the REMIC Residual  Certificate,  increased by amounts  included in the income of the REMIC Residual  Certificateholder  and decreased
(but not below zero) by distributions made, and by net losses allocated, to the REMIC Residual Certificateholder.

         A REMIC Residual  Certificateholder  is not allowed to take into account any net loss for any calendar  quarter to the extent the net loss exceeds the REMIC Residual  Certificateholder's  adjusted basis in its REMIC Residual Certificate as of the close of the calendar quarter  (determined  without  regard to the net loss).  Any loss that is not  currently  deductible by reason of this  limitation  may be carried forward  indefinitely to future calendar quarters and, subject to the same limitation,  may be used only to offset income from the
REMIC  Residual  Certificate.  The  ability of REMIC  Residual  Certificateholders  to deduct  net  losses  may be  subject to  additional limitations under the Code, as to which REMIC Residual Certificateholders are encouraged to consult their tax advisors.

         Any  distribution  on a REMIC Residual  Certificate  will be treated as a nontaxable  return of capital to the extent it does not exceed the holder's  adjusted  basis in the REMIC Residual  Certificate.  To the extent a  distribution  on a REMIC  Residual  Certificate exceeds  the  adjusted  basis,  it will be  treated as gain from the sale of the REMIC  Residual  Certificate.  Holders of REMIC  Residual
Certificates  may be entitled to  distributions  early in the term of the related  REMIC under  circumstances  in which their bases in the
REMIC Residual  Certificates  will not be  sufficiently  large that the  distributions  will be treated as nontaxable  returns of capital.
Their bases in the REMIC Residual  Certificates  will  initially  equal the amount paid for the REMIC  Residual  Certificates  and will be increased by their  allocable  shares of taxable income of the REMIC.  However,  these bases  increases may not occur until the end of the calendar  quarter,  or perhaps the end of the  calendar  year,  with respect to which the REMIC  taxable  income is allocated to the REMIC
Residual  Certificateholders.  To the extent the REMIC Residual  Certificateholders'  initial bases are less than the distributions to the
REMIC Residual  Certificateholders,  and increases in initial bases either occur after the  distributions  or (together with their initial bases)  are less than the  amount of the  distributions,  gain  will be  recognized  to the  REMIC  Residual  Certificateholders  on these distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

         The  effect  of  these  rules  is that a REMIC  Residual  Certificateholder  may  not  amortize  its  basis  in a REMIC  Residual
Certificate,  but may only recover its basis through distributions,  through the deduction of any net losses of the REMIC or upon the sale of its REMIC Residual  Certificate.  See "—Sales of REMIC Certificates"  below. For a discussion of possible  modifications of these rules that may require  adjustments to income of a holder of a REMIC Residual  Certificate other than an original holder in order to reflect any difference  between the cost of the REMIC Residual  Certificate to the REMIC Residual  Certificateholder  and the adjusted basis the REMIC
Residual  Certificate  would have in the hands of an original  holder,  see "—Taxation of Owners of REMIC  Residual  Certificates—General"
above.

         Excess  Inclusions.  Any "excess  inclusions" with respect to a REMIC Residual  Certificate will be subject to federal income tax in all events.  In general,  the "excess  inclusions"  with respect to a REMIC Residual  Certificate for any calendar  quarter will be the excess,  if any, of (1) the daily portions of REMIC taxable income  allocable to the REMIC  Residual  Certificate  over (2) the sum of the
"daily  accruals" (as defined  below) for each day during the quarter that the REMIC Residual  Certificate  was held by the REMIC Residual
Certificateholder.  The daily  accruals of a REMIC  Residual  Certificateholder  will be  determined  by  allocating  to each day during a calendar  quarter its ratable portion of the product of the "adjusted  issue price" of the REMIC Residual  Certificate at the beginning of the calendar  quarter and 120% of the "long-term  Federal rate" in effect on the Closing Date. For this purpose,  the adjusted issue price of a REMIC  Residual  Certificate  as of the  beginning  of any calendar  quarter  will be equal to the issue price of the REMIC  Residual
Certificate,  increased by the sum of the daily accruals for all prior  quarters and decreased  (but not below zero) by any  distributions made with  respect  to the REMIC  Residual  Certificate  before  the  beginning  of that  quarter.  The  issue  price of a REMIC  Residual
Certificate is the initial  offering price to the public  (excluding  bond houses and brokers) at which a substantial  amount of the REMIC
Residual  Certificates  were sold. The "long-term  Federal rate" is an average of current yields on Treasury  securities  with a remaining term of greater than nine years,  computed and  published  monthly by the IRS.  Although it has not done so, the Treasury has authority to issue  regulations  that would treat the entire amount of income  accruing on a REMIC Residual  Certificate as an excess  inclusion if the
REMIC Residual Certificates are not considered to have "significant value."

         For REMIC Residual Certificateholders,  an excess inclusion (1) will not be permitted to be offset by deductions,  losses or loss carryovers from other activities,  (2) will be treated as "unrelated business taxable income" to an otherwise tax-exempt  organization and
(3) will not be eligible for any rate  reduction  or  exemption  under any  applicable  tax treaty with  respect to the 30% United  States withholding  tax imposed on  distributions  to REMIC Residual  Certificateholders  that are foreign  investors.  See,  however,  "—Foreign investors in REMIC Certificates," below.

         Furthermore,  for  purposes  of the  alternative  minimum  tax,  excess  inclusions  will not be  permitted  to be  offset by the alternative  tax net  operating  loss  deduction  and  alternative  minimum  taxable  income  may not be less than the  taxpayer's  excess inclusions.  The latter rule has the effect of preventing  nonrefundable  tax credits from reducing the taxpayer's income tax to an amount lower than the tentative minimum tax on excess inclusions.

         In the case of any REMIC Residual  Certificates  held by a real estate  investment  trust, the aggregate  excess  inclusions with respect to the REMIC Residual  Certificates,  reduced (but not below zero) by the real estate  investment trust taxable income (within the meaning of Section  857(b)(2) of the Code,  excluding any net capital  gain),  will be allocated  among the  shareholders  of the trust in proportion  to the  dividends  received  by the  shareholders  from the trust,  and any amount so  allocated  will be treated as an excess inclusion  with respect to a REMIC Residual  Certificate as if held directly by the  shareholder.  Treasury  regulations  yet to be issued could apply a similar rule to regulated  investment  companies,  common trust funds and cooperatives;  the REMIC Regulations  currently do not address this subject.

         Noneconomic REMIC Residual  Certificates.  Under the REMIC Regulations,  transfers of "noneconomic"  REMIC Residual  Certificates will be disregarded  for all federal income tax purposes if "a significant  purpose of the transfer was to enable the transferor to impede the  assessment or collection of tax." If the transfer is  disregarded,  the purported  transferor  will continue to remain liable for any taxes due with  respect  to the income on the  "noneconomic"  REMIC  Residual  Certificate.  The REMIC  Regulations  provide  that a REMIC
Residual  Certificate is  non-economic  unless,  based on the Prepayment  Assumption and on any required or permitted  clean up calls,  or required  liquidation  provided for in the REMIC's  organizational  documents,  (1) the present value of the expected future distributions
(discounted  using the  "applicable  Federal  rate" for  obligations  whose  term ends on the close of the last  quarter  in which  excess inclusions  are expected to accrue with respect to the REMIC  Residual  Certificate,  which rate is computed and published  monthly by the
IRS) on the REMIC Residual  Certificate equals at least the present value of the expected tax on the anticipated  excess  inclusions,  and
(2) the transferor  reasonably expects that the transferee will receive  distributions  with respect to the REMIC Residual  Certificate at or after the time the  taxes  accrue on the  anticipated  excess  inclusions  in an  amount  sufficient  to  satisfy  the  accrued  taxes.
Accordingly,  all  transfers  of REMIC  Residual  Certificates  that may  constitute  noneconomic  residual  interests  will be subject to restrictions  under the terms of the related  pooling and  servicing  agreement  that are intended to reduce the  possibility  of any such transfer  being  disregarded.  These  restrictions  will require  each party to a transfer to provide an affidavit  that no purpose of the transfer is to impede the assessment or collection of tax,  including  representations  as to the financial  condition of the  prospective transferee,  as to which the  transferor  is also  required to make a reasonable  investigation  to determine  the  transferee's  historic payment of its debts and ability to continue to pay its debts as they come due in the future.  The IRS has issued final REMIC  regulations that add to the  conditions  necessary to assure that a transfer of a noneconomic  residual  interest  would be respected.  The additional conditions require that in order to qualify as a safe harbor transfer of a residual,  the transferee  represent that it will not cause the income "to be attributable to a foreign  permanent  establishment or fixed base (within the meaning of an applicable income tax treaty) of the  transferee or another U.S.  taxpayer" and either (i) the amount  received by the  transferee be no less on a present value basis than the present value of the net tax detriment  attributable  to holding the residual  interest  reduced by the present value of the projected payments to be received on the residual  interest or (ii) the transfer is to a domestic  taxable  corporation with specified large amounts of gross and net assets and that meets certain other  requirements  where  agreement is made that all future  transfers will be to taxable domestic corporations in transactions that qualify for the same "safe harbor" provision.  Eligibility for the safe harbor requires,  among other things,  that the facts and  circumstances  known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the residual  interest will not be paid, with an unreasonably low cost for the transfer  specifically  mentioned as negating  eligibility.  The  regulations  generally  apply to transfers of residual  interests  occurring on or after February 4, 2000.
Prior to purchasing a REMIC Residual  Certificate,  prospective  purchasers are  encouraged to consider the  possibility  that a purported transfer of the REMIC Residual  Certificate  by such a purchaser to another  purchaser at some future day may be disregarded in accordance with the above described rules which would result in the retention of tax liability by that purchaser.

         The related  prospectus  supplement will disclose  whether offered REMIC Residual  Certificates  may be considered  "noneconomic"
residual  interests under the REMIC  Regulations;  provided,  however,  that any disclosure that a REMIC Residual  Certificate will not be considered  "noneconomic" will be based upon assumptions,  and the depositor will make no representation that a REMIC Residual Certificate will not be considered  "noneconomic"  for purposes of the  above-described  rules.  See "—Foreign  Investors in REMIC  Certificates—REMIC
Residual Certificates" below for additional restrictions applicable to transfers of REMIC Residual Certificates to foreign persons.

         On May 11, 2004, the IRS issued final  regulations  relating to the federal income tax treatment of "inducement fees" received by transferees of noneconomic  REMIC  residual  interests.  The  regulations  provide tax accounting  rules for the inclusion of such fees in income over an appropriate  period,  and clarify that inducement fees represent income from sources within the United States.  These rules apply to  taxable  years  ending on or after May 11,  2004.  On the same date,  the IRS  issued  administrative  guidance  addressing  the procedures  by which  transferees  of such REMIC  residual  interests  may obtain  consent  to change the method of  accounting  for REMIC inducement  fee income to one of the methods  provided in the  regulations.  Prospective  purchasers of REMIC  Residual  Certificates  are encouraged to consult with their tax advisors regarding the effect of these regulations and the related administrative guidance.

         Mark-to-Market  Rules.  In general,  all  securities  owned by a dealer,  except to the extent  that the dealer has  specifically identified a security as held for  investment,  must be marked to market in accordance  with the applicable Code provision and the related regulations.  However,  the IRS has issued  regulations  which  provide  that for  purposes of this  mark-to-market  requirement,  a REMIC
Residual Certificate is not treated as a security and thus may not be marked to market.

         Possible  Pass-Through  of  Miscellaneous  Itemized  Deductions.  Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC Residual  Certificates.  The applicable Treasury regulations  indicate,  however, that in the case of a REMIC that is similar to a single class  grantor  trust,  all or a portion of these fees and expenses  should be allocated to the holders of the related REMIC Regular Certificates.  Except as stated in the related prospectus  supplement,  these fees and expenses will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

         With respect to REMIC  Residual  Certificates  or REMIC Regular  Certificates  the holders of which receive an allocation of fees and expenses in accordance  with the preceding  discussion,  if any holder thereof is an individual,  estate or trust,  or a "pass-through entity"  beneficially owned by one or more individuals,  estates or trusts,  (1) an amount equal to the individual's,  estate's or trust's share of the fees and expenses  will be added to the gross  income of the holder and (2) the  individual's,  estate's or trust's  share of the fees and expenses will be treated as a  miscellaneous  itemized  deduction  allowable  subject to the  limitation of Section 67 of the
Code, which permits these deductions only to the extent they exceed in the aggregate two percent of taxpayer's  adjusted gross income.  In addition,  Section 68 of the Code provides that the amount of itemized  deductions  otherwise  allowable for an individual  whose adjusted gross income exceeds a specified  amount will be reduced by the lesser of (1) 3% of the excess of the  individual's  adjusted gross income over the amount or (2) 80% of the amount of itemized  deductions  otherwise  allowable  for the  taxable  year.  The amount of  additional taxable income reportable by REMIC  Certificateholders  that are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial.  Furthermore,  in determining the alternative  minimum taxable income of such a holder of a REMIC  Certificate that is an  individual,  estate or trust,  or a  "pass-through  entity"  beneficially  owned by one or more  individuals,  estates or  trusts,  no deduction will be allowed for the holder's allocable portion of servicing fees and other  miscellaneous  itemized deductions of the REMIC, even though an amount equal to the amount of the fees and other  deductions  will be included in the holder's  gross income.  Accordingly, these REMIC Certificates may not be appropriate  investments for individuals,  estates, or trusts, or pass-through  entities  beneficially owned by one or more  individuals,  estates or trusts.  Prospective  investors are  encouraged to consult with their tax advisors prior to making an investment in the certificates.

         Sales of REMIC Certificates.  If a REMIC Certificate is sold, the selling  Certificateholder will recognize gain or loss equal to the  difference  between the amount  realized on the sale and its adjusted basis in the REMIC  Certificate.  The adjusted basis of a REMIC
Regular  Certificate  generally  will  equal the cost of the REMIC  Regular  Certificate  to the  certificateholder,  increased  by income reported by the  certificateholder  with respect to the REMIC Regular  Certificate  (including original issue discount and market discount income) and reduced (but not below zero) by distributions on the REMIC Regular Certificate  received by the  certificateholder  and by any amortized  premium.  The adjusted  basis of a REMIC Residual  Certificate  will be determined as described  under  "—Taxation of Owners of
REMIC Residual  Certificates—Basis  Rules,  Net Losses and  Distributions"  in this  prospectus.  Except as provided in the following four paragraphs,  any such gain or loss will be capital gain or loss,  provided the REMIC  Certificate  is held as a capital asset  (generally, property held for investment) within the meaning of Section 1221 of the Code.

         Gain from the sale of a REMIC  Regular  Certificate  that might  otherwise be capital gain will be treated as ordinary  income to the extent the gain does not exceed the excess,  if any, of (1) the amount that would have been  includible  in the  seller's  income with respect to the REMIC Regular  Certificate  assuming  that income had accrued  thereon at a rate equal to 110% of the  "applicable  Federal rate"  (generally,  a rate based on an average  of current  yields on  Treasury  securities  having a maturity  comparable  to that of the certificate  based on the application of the Prepayment  Assumption  applicable to the  certificate,  which rate is computed and published monthly by the IRS),  determined  as of the date of  purchase of the REMIC  Regular  Certificate,  over (2) the amount of ordinary  income actually  includible in the seller's income prior to the sale. In addition,  gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased the REMIC Regular  Certificate at a market  discount will be taxable as ordinary  income in an amount not exceeding the portion of the discount that accrued during the period the REMIC  Certificate  was held by the holder,  reduced by any market discount included  in  income  under the  rules  described  above  under  "—Taxation  of  Owners  of REMIC  Regular  Certificates—Market  Discount"
and"—Premium."

         REMIC  Certificates  will be "evidences  of  indebtedness"  within the meaning of Section  582(c)(1) of the Code, so that gain or loss  recognized  from the sale of a REMIC  Certificate  by a bank or thrift  institution  to which this section  applies will be ordinary income or loss.

         A portion of any gain from the sale of a REMIC  Regular  Certificate  that  might  otherwise  be  capital  gain may be treated as ordinary  income to the extent that the  certificate is held as part of a "conversion  transaction"  within the meaning of Section 1258 of the Code.  A  conversion  transaction  generally  is one in which the  taxpayer  has taken two or more  positions  in the same or  similar property that reduce or eliminate  market risk, if  substantially  all of the taxpayer's  return is  attributable to the time value of the taxpayer's  net investment in the  transaction.  The amount of gain so realized in a conversion  transaction  that is  recharacterized  as ordinary  income  generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate  "applicable  Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion  transaction,  subject to  appropriate  reduction  for prior  inclusion  of interest and other  ordinary  income items from the transaction.

         Finally,  a taxpayer may elect to have net capital gain taxed at ordinary  income rates rather than capital  gains rates in order to include the net capital gain in total net  investment  income for the taxable year,  for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.
         Except as may be provided in Treasury  regulations  yet to be issued,  if the seller of a REMIC Residual  Certificate  reacquires the REMIC Residual  Certificate,  or acquires any other residual  interest in a REMIC or any similar interest in a "taxable mortgage pool"
(as defined in Section 7701(i) of the Code) during the period  beginning six months before,  and ending six months after,  the date of the sale,  such sale will be subject to the "wash  sale" rules of Section  1091 of the Code.  In that  event,  any loss  realized by the REMIC
Residual  Certificateholder  on the sale will not be  deductible,  but  instead  will be added to the REMIC  Residual  Certificateholder's adjusted basis in the newly-acquired asset.

         Losses on the sale of a REMIC  Residual  Certificate  in excess of a threshold  amount  (which amount could need to be aggregated with  similar or previous  losses) may require  disclosure  of such loss on an IRS Form 8886.  Investors  are  encouraged  to consult with their tax advisors as to the need to file such form.

         Prohibited  Transactions  and Other  Possible  REMIC Taxes.  In the event a REMIC engages in a prohibited  transaction,  the Code imposes a 100% tax on the income derived by the REMIC from the prohibited  transaction.  In general,  subject to specified  exceptions,  a prohibited  transaction  means the disposition of a mortgage loan, the receipt of income from a source other than a mortgage loan or other permitted  investments,  the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary  investment  pending  distribution on the REMIC  Certificates.  It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

         In addition,  a  contribution  to a REMIC made after the day on which the REMIC issues all of its  interests  could result in the imposition  on the REMIC of a tax equal to 100% of the value of the  contributed  property.  Each  pooling and  servicing  agreement  will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

         REMICs  also are  subject  to federal  income tax at the  highest  corporate  rate on "net  income  from  foreclosure  property,"
determined by reference to the rules applicable to real estate investment trusts.  "Net income from foreclosure  property" generally means gain from the sale of a foreclosure  property that is inventory property and gross income from foreclosure  property other than qualifying rents and other  qualifying  income for a real estate  investment  trust. It is not anticipated  that any REMIC will recognize "net income from foreclosure property" subject to federal income tax.

         To the extent  permitted  by then  applicable  laws,  any tax  resulting  from a prohibited  transaction,  tax  resulting  from a contribution  made after the Closing Date,  tax on "net income from  foreclosure  property" or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related  master  servicer or trustee in either case out of its own funds,  provided  that the master servicer or the trustee,  as the case may be, has sufficient  assets to do so, and provided  further that the tax arises out of a breach of the master  servicer's or the trustee's  obligations,  as the case may be, under the related  pooling and servicing  agreement and in respect of compliance with applicable  laws and  regulations.  Any such tax not borne by the master servicer or the trustee will be charged against the related trust fund resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

         Tax and Restrictions on Transfers of REMIC Residual  Certificates to Certain  Organizations.  If a REMIC Residual  Certificate is
transferred  to a  "disqualified  organization"  (as  defined  below),  a tax would be  imposed in an amount  (determined  under the REMIC
Regulations)  equal to the product of (1) the present value  (discounted  using the "applicable  Federal rate" for obligations  whose term ends on the close of the last quarter in which excess  inclusions are expected to accrue with respect to the REMIC  Residual  Certificate, which rate is computed and published  monthly by the IRS) of the total  anticipated  excess  inclusions with respect to the REMIC Residual
Certificate  for periods  after the  transfer  and (2) the highest  marginal  federal  income tax rate  applicable  to  corporations.  The anticipated  excess  inclusions must be determined as of the date that the REMIC Residual  Certificate is transferred and must be based on events that have  occurred up to the time of the  transfer,  the  Prepayment  Assumption  and any required or permitted  clean up calls or required  liquidation  provided for in the REMIC's  organizational  documents.  Such a tax generally would be imposed on the transferor of the REMIC  Residual  Certificate,  except  that where the  transfer  is through an agent for a  disqualified  organization,  the tax would instead be imposed on the agent.  However,  a  transferor  of a REMIC  Residual  Certificate  would in no event be liable for the tax with respect to a transfer if the transferee  furnishes to the  transferor an affidavit that the transferee is not a disqualified  organization and, as of the time of the transfer,  the transferor does not have actual knowledge that the affidavit is false.  Moreover, an entity will not qualify as a REMIC  unless there are  reasonable  arrangements  designed to ensure that (1)  residual  interests in the entity are not held by  disqualified  organizations  and (2)  information  necessary for the  application of the tax described in this prospectus will be made  available.  Restrictions  on the  transfer  of REMIC  Residual  Certificates  and other  provisions  that are  intended to meet this requirement  will be included in the pooling and  servicing  agreement,  and will be  discussed  more fully in any  prospectus  supplement relating to the offering of any REMIC Residual Certificate.

         In  addition,  if a  "pass-through  entity" (as defined  below)  includes in income  excess  inclusions  with  respect to a REMIC
Residual  Certificate,  and a disqualified  organization is the record holder of an interest in the entity,  then a tax will be imposed on the entity  equal to the product of (1) the amount of excess  inclusions  on the REMIC  Residual  Certificate  that are  allocable  to the interest in the  pass-through  entity held by the  disqualified  organization and (2) the highest marginal federal income tax rate imposed on corporations.  A pass-through  entity will not be subject to this tax for any period,  however, if each record holder of an interest in the pass-through  entity  furnishes to the pass-through  entity (1) the holder's social security number and a statement under penalties of perjury that the social security  number is that of the  recordholder or (2) a statement under penalties of perjury that the record holder is not a disqualified  organization.  For taxable years beginning after December 31,1997,  notwithstanding the preceding two sentences, in the case of a REMIC Residual  Certificate held by an "electing large  partnership,"  all interests in the partnership  shall be treated as held by disqualified  organizations  (without regard to whether the record holders of the partnership furnish statements  described in the preceding  sentence)  and the amount that is subject to tax under the second  preceding  sentence is excluded from the gross income of the partnership allocated to the partners (in lieu of allocating to the partners a deduction for the tax paid by the partnership).

         For these purposes, a "disqualified organization" means:

1.       the United States, any State or political  subdivision thereof, any foreign government,  any international  organization,  or any agency or  instrumentality  of the foregoing (but would not include  instrumentalities  described in Section  168(h)(2)(D)  of the Code or
Freddie Mac),

2.       any organization  (other than a cooperative  described in Section 521 of the Code) that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code,

3.       any organization described in Section 1381(a)(2)(C) of the Code, or

4.       an electing large partnership within the meaning of Section 775 of the Code.

For these purposes, a "pass-through  entity" means any regulated investment company,  real estate investment trust, trust,  partnership or certain other entities  described in Section  860E(e)(6) of the Code. In addition,  a person holding an interest in a pass-through  entity as a nominee for another person will, with respect to the interest, be treated as a pass-through entity.

         Termination.  A REMIC will terminate  immediately after the distribution date following receipt by the REMIC of the final payment in  respect  of the  mortgage  loans or upon a sale of the  REMIC's  assets  following  the  adoption  by the REMIC of a plan of  complete liquidation.  The last  distribution on a REMIC Regular  Certificate will be treated as a payment in retirement of a debt  instrument.  In the case of a REMIC Residual  Certificate,  if the last  distribution  on the REMIC  Residual  Certificate is less than the REMIC Residual
Certificateholder's  adjusted basis in the certificate,  the REMIC Residual Certificateholder should (but may not) be treated as realizing a loss equal to the amount of the difference, and the loss may be treated as a capital loss.

         Reporting and Other Administrative Matters.  Solely for purposes of the administrative  provisions of the Code, the REMIC will be treated as a partnership  and REMIC  Residual  Certificateholders  will be treated as partners.  The REMIC  Administrator  (or other party described in the related  prospectus  supplement) will file REMIC federal income tax returns on behalf of the related REMIC, and under the terms of the related Agreement will either (1) be irrevocably  appointed by the holders of the largest percentage  interest in the related
REMIC  Residual  Certificates  as their agent to perform all of the duties of the "tax  matters  person"  with respect to the REMIC in all respects or (2) will be  designated  as and will act as the "tax matters  person"  with  respect to the related  REMIC in all respects and will hold at least a nominal amount of REMIC Residual Certificates.

         The REMIC  Administrator,  as the tax matters person or as agent for the tax matters person,  subject to notice  requirements and various  restrictions  and  limitations,  generally  will  have the  authority  to act on  behalf  of the  REMIC  and the  REMIC  Residual
Certificateholders  in connection with the  administrative and judicial review of items of income,  deduction,  gain or loss of the REMIC, as well as the  REMIC's  classification.  REMIC  Residual  Certificateholders  generally  will be  required  to report  these  REMIC items consistently with their treatment on the REMIC's tax return and may in some  circumstances be bound by a settlement  agreement between the
REMIC  Administrator,  as either tax matters  person or as agent for the tax matters  person,  and the IRS concerning any such REMIC item.
Adjustments made to the REMIC tax return may require a REMIC Residual  Certificateholder to make corresponding  adjustments on its return, and an audit of the REMIC's tax return,  or the  adjustments  resulting  from such an audit,  could result in an audit of a REMIC Residual
Certificateholder's  return.  Any person  that holds a REMIC  Residual  Certificate  as a nominee  for  another  person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of the person and other information.

         Reporting of interest  income,  including any original issue  discount,  with respect to REMIC Regular  Certificates  is required annually,  and may be required more frequently under Treasury regulations.  These information reports generally are required to be sent to individual  holders of REMIC  Regular  Interests  and the IRS;  holders  of REMIC  Regular  Certificates  that are  corporations,  trusts, securities  dealers and some other  non-individuals  will be provided  interest and original issue  discount  income  information  and the information set forth in the following  paragraph upon request in accordance  with the  requirements  of the applicable  regulations.  The information  must be provided by the later of 30 days after the end of the quarter for which the information  was requested,  or two weeks after the receipt of the request.  The REMIC must also comply with rules requiring a REMIC Regular  Certificate issued with original issue discount to disclose the  information to the IRS.  Reporting with respect to the REMIC Residual  Certificates,  including  income,  excess inclusions,  investment  expenses and relevant  information  regarding  qualification of the REMIC's assets will be made as required under the Treasury regulations, generally on a quarterly basis.

         As  applicable,  the REMIC Regular  Certificate  information  reports will include a statement of the adjusted issue price of the
REMIC  Regular  Certificate  at the  beginning  of each accrual  period.  In addition,  the reports will include  information  required by regulations with respect to computing the accrual of any market discount.  Because exact  computation of the accrual of market discount on a constant  yield  method  would  require  information  relating  to the  holder's  purchase  price that the REMIC may not have,  Treasury regulations  only require that  information  pertaining to the appropriate  proportionate  method of accruing market discount be provided.
See "REMICS—Taxation of Owners of REMIC Regular certificates—Market Discount" in this prospectus.

         The  responsibility  for complying with the foregoing  reporting  rules will be borne by the REMIC  Administrator  or other party designated in the related prospectus supplement.

         Backup Withholding With Respect to REMIC Certificates.  Payments of interest and principal,  as well as payments of proceeds from the sale of REMIC  Certificates,  may be subject to the "backup  withholding  tax" under  Section  3406 of the Code if  recipients  of the payments  fail to furnish to the payor  certain  information,  including  their  taxpayer  identification  numbers,  or otherwise  fail to establish an exemption from the backup  withholding  tax. Any amounts  deducted and withheld from a distribution  to a recipient  would be allowed as a credit  against the  recipient's  federal  income tax.  Furthermore,  penalties  may be imposed by the IRS on a recipient  of payments that is required to supply information but that does not do so in the proper manner.

         Foreign  Investors  in REMIC  Certificates.  A REMIC  Regular  Certificateholder  that is not a United  States  person and is not subject to federal  income tax as a result of any direct or indirect  connection  to the United  States in addition to its  ownership of a
REMIC Regular  Certificate  will not be subject to United States federal income or withholding tax in respect of a distribution on a REMIC
Regular Certificate,  provided that the holder complies to the extent necessary with identification requirements,  including delivery of a statement,  signed by the  certificateholder  under  penalties of perjury,  certifying that the  certificateholder  is not a United States person and  providing  the name and address of the  certificateholder.  This  statement is  generally  made on IRS Form W-8BEN and must be updated whenever required  information has changed or within 3 calendar years after the statement is first delivered.  It is possible that the IRS may assert  that the  foregoing  tax  exemption  should not apply with  respect  to a REMIC  Regular  Certificate  held by a REMIC
Residual  Certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual  Certificates.  If the holder does not qualify for exemption,  distributions of interest,  including distributions in respect of accrued original issue discount, to the holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

         Special rules apply to partnerships,  estates and trusts,  and in certain  circumstances  certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

         In addition,  in certain  circumstances the foregoing rules will not apply to exempt a United States  shareholder of a controlled foreign corporation from taxation on the United States  shareholder's  allocable portion of the interest income received by the controlled foreign corporation.

         Further,  it appears that a REMIC Regular  Certificate  would not be included in the estate of a non- resident  alien  individual and would not be  subject  to United  States  estate  taxes.  However,  certificateholders  who are  non-resident  alien  individuals  are encouraged to consult their tax advisors concerning this question.

         Except as stated in the related  prospectus  supplement,  transfers of REMIC  Residual  Certificates  to  investors  that are not
United States persons will be prohibited under the related pooling and servicing agreement.

Notes

         On or prior to the date of the related  prospectus  supplement with respect to the proposed issuance of each series of notes, any of Thacher Proffitt & Wood llp, Orrick,  Herrington & Sutcliffe LLP or Greenberg  Traurig LLP as counsel to the depositor,  or another law firm  identified  in the related  prospectus  supplement,  will  deliver  its opinion to the effect  that,  assuming  compliance  with all provisions of the  indenture,  owner trust  agreement and other related  documents,  for federal income tax purposes (1) the notes will be treated as indebtedness and (2) the Issuing Entity,  as created  pursuant to the terms and conditions of the owner trust  agreement,  will not be  characterized  as an association  (or publicly  traded  partnership)  taxable as a corporation or as a taxable  mortgage pool. For purposes of this tax discussion, references to a "noteholder" or a "holder" are to the beneficial owner of a note.

         Status as Real Property Loans

         Notes  held by a domestic  building  and loan  association  will not  constitute  "loans . . .  secured  by an  interest  in real property"  within the meaning of Code section  7701(a)(19)(C)(v);  notes held by a real estate  investment trust will not constitute "real estate  assets"  within the meaning of Code section  856(c)(4)(A),  and interest on notes will not be considered  "interest on obligations secured by mortgages on real property" within the meaning of Code section 856(c)(3)(B).

         Taxation of Noteholders

         Notes  generally  will be subject to the same rules of taxation as REMIC  Regular  Certificates  issued by a REMIC,  as described above,  except that (1) income  reportable on any notes issued  without  original  issue discount is not required to be reported under the accrual  method  unless the holder  otherwise  uses the accrual  method and (2) the special rule treating a portion of the gain on sale or exchange of a REMIC Regular  Certificate  that does not exceed a specified  amount as ordinary income is  inapplicable  to the notes.  See
"REMICS—Taxation of Owners of REMIC Regular Certificates" and "—Sales of REMIC Certificates" in this prospectus.

Grantor Trust Funds

         Classification  of  Grantor  Trust  Funds.  On or prior to the date of the  related  prospectus  supplement  with  respect to the proposed  issuance of each series of Grantor Trust  Certificates,  any of Thacher Proffitt & Wood llp, Orrick,  Herrington & Sutcliffe LLP
or Greenberg Traurig LLP, as counsel to the depositor,  or another law firm identified in the related prospectus supplement,  will deliver its opinion  generally to the effect that,  assuming  compliance with all provisions of the related pooling and servicing  agreement,  the related  Grantor  Trust Fund will be  classified  as a grantor  trust under subpart E, part I of subchapter J of Chapter 1 of the Code and not as a partnership or an association taxable as a corporation.

         Characterization of Investments in Grantor Trust Certificates.

         Grantor  Trust  Fractional  Interest  Certificates.  In the case of Grantor Trust  Fractional  Interest  Certificates,  except as disclosed  in the related  prospectus  supplement,  counsel to the  depositor  will deliver an opinion  that,  in general,  Grantor  Trust
Fractional  Interest  Certificates  will  represent  interests  in (1) "loans . . . secured by an  interest in real  property"  within the meaning of Section  7701(a)(19)(C)(v) of the Code; (2) "obligation[s]  (including any participation or Certificate of beneficial ownership therein) which [are]  principally  secured by an interest in real property" within the meaning of Section  860G(a)(3) of the Code; and (3)
"real estate  assets"  within the meaning of Section  856(c)(4)(A)  of the Code.  In addition,  counsel to the  depositor  will deliver an opinion that interest on Grantor Trust Fractional  Interest  Certificates  will to the same extent be considered  "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code.

         Grantor  Trust Strip  Certificates.  Even if Grantor  Trust  Strip  Certificates  evidence  an  interest in a Grantor  Trust Fund consisting  of  mortgage  loans  that  are  "loans  . . .  secured  by an  interest  in real  property"  within  the  meaning  of  Section
7701(a)(19)(C)(v)  of the Code,  and "real estate  assets"  within the meaning of Section  856(c)(4)(A)  of the Code,  and the interest on which is "interest on obligations  secured by mortgages on real property"  within the meaning of Section  856(c)(3)(B)  of the Code, it is unclear  whether the Grantor  Trust  Strip  Certificates,  and the income  therefrom,  will be so  characterized.  However,  the  policies underlying  these  sections  (namely,  to  encourage  or require  investments  in mortgage  loans by thrift  institutions  and real estate investment trusts) may suggest that this  characterization is appropriate.  Counsel to the depositor will not deliver any opinion on these questions.  Prospective  purchasers to which the  characterization  of an investment in Grantor Trust Strip  Certificates  is material are encouraged to consult their tax advisors  regarding whether the Grantor Trust Strip  Certificates,  and the income  therefrom,  will be so characterized.

         The Grantor Trust Strip Certificates will be "obligation[s]  (including any participation or Certificate of beneficial  ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3)(A) of the Code.

         Taxation  of Owners of  Grantor  Trust  Fractional  Interest  Certificates.  Holders  of a  particular  series of  Grantor  Trust
Fractional  Interest  Certificates  generally  will be required to report on their  federal  income tax returns their shares of the entire income from the mortgage  loans  (including  amounts used to pay  reasonable  servicing  fees and other  expenses) and will be entitled to deduct their shares of any such reasonable  servicing fees and other  expenses.  Because of stripped  interests,  market or original issue discount,  or  premium,  the  amount  includible  in income on account  of a Grantor  Trust  Fractional  Interest  Certificate  may differ significantly  from the amount  distributable  thereon  representing  interest on the mortgage  loans.  Under  Section 67 of the Code,  an individual,  estate or trust holding a Grantor Trust Fractional Interest Certificate  directly or through some pass-through  entities will be  allowed  a  deduction  for the  reasonable  servicing  fees and  expenses  only to the  extent  that  the  aggregate  of the  holder's miscellaneous  itemized  deductions  exceeds two percent of the  holder's  adjusted  gross  income.  In  addition,  Section 68 of the Code provides that the amount of itemized  deductions  otherwise  allowable for an individual  whose  adjusted gross income exceeds a specified amount will be reduced by the lesser of (1) 3% of the excess of the  individual's  adjusted gross income over the amount or (2) 80% of the amount of itemized  deductions  otherwise allowable for the taxable year. The amount of additional taxable income reportable by holders of
Grantor Trust  Fractional  Interest  Certificates who are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial.  Further,  certificateholders  (other than corporations)  subject to the alternative minimum tax may not deduct miscellaneous itemized  deductions in determining the holder's  alternative  minimum taxable income.  Although it is not entirely clear, it appears that in transactions in which multiple classes of Grantor Trust  Certificates  (including  Grantor Trust Strip  Certificates)  are issued,  the fees and expenses  should be allocated  among the classes of Grantor  Trust  Certificates  using a method that  recognizes  that each such class benefits from the related  services.  In the absence of statutory or  administrative  clarification  as to the method to be used, it currently is intended to base  information  returns or reports to the IRS and  certificateholders  on a method that allocates the expenses among classes of Grantor Trust  Certificates  with respect to each period based on the  distributions  made to each such class during that period.

         The federal  income tax treatment of Grantor Trust  Fractional  Interest  Certificates  of any series will depend on whether they are subject to the "stripped bond" rules of Section 1286 of the Code.  Grantor Trust  Fractional  Interest  Certificates may be subject to those rules if (1) a class of Grantor Trust Strip  Certificates  is issued as part of the same series of certificates or (2) the depositor or any of its  affiliates  retains (for its own account or for purposes of resale) a right to receive a specified  portion of the interest payable on the mortgage loans.  Further,  the IRS has ruled that an unreasonably  high servicing fee retained by a seller or servicer will be treated as a retained  ownership  interest  in  mortgages  that  constitutes  a stripped  coupon.  For  purposes  of  determining  what constitutes  reasonable  servicing  fees for various types of mortgages the IRS has  established  "safe  harbors." The servicing fees paid with respect to the mortgage  loans for a series of Grantor Trust  Certificates  may be higher than the "safe  harbors" and,  accordingly, may not constitute  reasonable  servicing  compensation.  The related prospectus  supplement will include information  regarding servicing fees paid to the master  servicer,  any  subservicer or their  respective  affiliates  necessary to determine  whether the preceding "safe harbor" rules apply.

         If Stripped  Bond Rules Apply.  If the stripped bond rules apply,  each Grantor Trust  Fractional  Interest  Certificate  will be treated as having been issued with "original issue discount" within the meaning of Section 1273(a) of the Code,  subject,  however, to the discussion  below regarding the treatment of some stripped bonds as market  discount bonds and the discussion  regarding de minimis market discount.  See  "REMICS—Taxation  of Owners of Grantor Trust Fractional Interest  Certificates—Market  Discount" below. Under the stripped bond rules, the holder of a Grantor Trust  Fractional  Interest  Certificate  (whether a cash or accrual method taxpayer) will be required to report  interest  income from its Grantor Trust  Fractional  Interest  Certificate for each month in an amount equal to the income that accrues on the certificate in that month  calculated  under a constant yield method,  in accordance with the rules of the Code relating to original issue discount.

         The original issue discount on a Grantor Trust Fractional  Interest  Certificate will be the excess of the  certificate's  stated
redemption  price over its issue price.  The issue price of a Grantor Trust  Fractional  Interest  Certificate as to any purchaser will be equal to the price paid by the purchaser for the Grantor Trust Fractional Interest  Certificate.  The stated redemption price of a Grantor
Trust  Fractional  Interest  Certificate  will be the sum of all  payments to be made on the  certificate,  other than  "qualified  stated
interest," if any, as well as the certificate's share of reasonable  servicing fees and other expenses.  See "REMICS—Taxation of Owners of
Grantor Trust  Fractional  Interest  Certificates—If  Stripped Bond Rules Do Not Apply" in this  prospectus for a definition of "qualified stated  interest." In general,  the amount of the income that accrues in any month would equal the product of the holder's  adjusted basis in the Grantor Trust  Fractional  Interest  Certificate at the beginning of the month (see "Sales of Grantor Trust  Certificates"  in this prospectus) and the yield of the Grantor Trust  Fractional  Interest  Certificate to the holder.  This yield would be computed at the rate
(compounded based on the regular interval between  distribution  dates) that, if used to discount the holder's share of future payments on the  mortgage  loans,  would  cause the  present  value of those  future  payments  to equal the price at which the holder  purchased  the certificate.  In computing yield under the stripped bond rules, a certificateholder's  share of future payments on the mortgage loans will not include any payments made in respect of any ownership  interest in the mortgage loans retained by the depositor,  the master servicer, any  subservicer or their  respective  affiliates,  but will include the  certificateholder's  share of any reasonable  servicing fees and other expenses.

         To the extent the Grantor  Trust  Fractional  Interest  Certificates  represent an interest in any pool of debt  instruments  the yield on which may be affected by reason of  prepayments,  for taxable years  beginning  after August 5, 1997,  Section  1272(a)(6) of the
Code requires (1) the use of a reasonable  prepayment  assumption in accruing  original issue discount and (2)  adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment  assumption.  It is uncertain,  if a prepayment assumption is used,  whether the assumed  prepayment  rate would be  determined  based on  conditions at the time of the first sale of the Grantor Trust
Fractional  Interest  Certificate  or, with  respect to any holder,  at the time of purchase  of the  Grantor  Trust  Fractional  Interest
Certificate  by that  holder.  Certificateholders  are advised to consult  their own tax  advisors  concerning  reporting  original  issue discount with respect to Grantor Trust Fractional  Interest  Certificates  and, in particular,  whether a prepayment  assumption should be used in reporting original issue discount.

         In the case of a  Grantor  Trust  Fractional  Interest  Certificate  acquired  at a price  equal to the  principal  amount of the mortgage loans allocable to the certificate,  the use of a prepayment  assumption  generally would not have any significant  effect on the yield used in  calculating  accruals  of interest  income.  In the case,  however,  of a Grantor  Trust  Fractional  Interest  Certificate
acquired  at a discount  or premium  (that is, at a price less than or greater  than the  principal  amount,  respectively),  the use of a reasonable prepayment assumption would increase or decrease the yield, and thus accelerate or decelerate,  respectively,  the reporting of income.

         If a prepayment  assumption  is not used,  then when a mortgage loan prepays in full,  the holder of a Grantor  Trust  Fractional
Interest  Certificate  acquired  at a discount or a premium  generally  will  recognize  ordinary  income or loss equal to the  difference between the portion of the prepaid  principal  amount of the mortgage  loan that is allocable  to the  certificate  and the portion of the adjusted basis of the certificate that is allocable to the  certificateholder's  interest in the mortgage loan. If a prepayment assumption is used, it appears that no separate  item of income or loss should be  recognized  upon a  prepayment.  Instead,  a prepayment  should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional  Interest  Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular  Certificates.  See  "REMICS—Taxation of
Owners of REMIC Regular  Certificates—Original  Issue Discount" in this prospectus.  It is unclear whether any other  adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

         It is currently  intended to base information  reports or returns to the IRS and  certificateholders  in transactions  subject to the stripped bond rules on a Prepayment  Assumption  that will be disclosed in the related  prospectus  supplement and on a constant yield computed  using a  representative  initial  offering price for each class of  certificates.  However,  none of the  depositor,  the master servicer or the trustee will make any  representation  that the mortgage loans will in fact prepay at a rate  conforming to the Prepayment
Assumption or any other rate and  certificateholders  should bear in mind that the use of a  representative  initial  offering  price will mean that the  information  returns or reports,  even if otherwise  accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

         Under Treasury  regulation  Section  1.1286-1,  some stripped bonds are to be treated as market discount bonds and,  accordingly, any purchaser of such a bond is to account for any discount on the bond as market  discount  rather than  original  issue  discount.  This treatment only applies,  however,  if immediately after the most recent  disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon (1) there is no original  issue  discount (or only a de minimis amount of original issue discount) or (2) the annual  stated rate of interest  payable on the  original  bond is no more than one  percentage  point lower than the gross  interest rate payable on the original  mortgage loan (before  subtracting  any servicing fee or any stripped  coupon).  If interest payable on a Grantor Trust  Fractional  Interest  Certificate is more than one percentage point lower than the gross interest rate payable on the mortgage  loans,  the related  prospectus  supplement will disclose that fact. If the original issue discount or market discount on a Grantor Trust  Fractional  Interest  Certificate  determined  under the stripped bond rules is less than 0.25% of the stated  redemption price  multiplied by the weighted  average  maturity of the mortgage  loans,  then that original issue discount or market discount will be considered to be de minimis.  Original  issue  discount or market  discount of only a de minimis  amount will be included in income in the same  manner  as de  minimis  original  issue  and  market  discount  described  in  "Characteristics  of  Investments  in  Grantor  Trust
Certificates—If Stripped Bond Rules Do Not Apply" and"—Market Discount" below.

         If Stripped Bond Rules Do Not Apply.  Subject to the discussion  below on original issue discount,  if the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate,  the certificateholder  will be required to report its share of the interest income on the mortgage loans in accordance  with the  certificateholder's  normal method of accounting.  The original issue discount rules will apply to a Grantor  Trust  Fractional  Interest  Certificate  to the extent it  evidences  an interest in mortgage  loans issued with original issue discount.

         The original issue discount,  if any, on the mortgage loans will equal the difference  between the stated redemption price of the mortgage loans and their issue price.  Under the OID Regulations,  the stated redemption price is equal to the total of all payments to be made on the mortgage  loan other than  "qualified  stated  interest."  "Qualified  stated  interest" is interest  that is  unconditionally payable at least  annually at a single fixed rate,  or at a "qualified  floating  rate," an "objective  rate," a  combination  of a single fixed rate and one or more "qualified  floating rates" or one "qualified  inverse floating rate," or a combination of "qualified  floating rates" that does not operate in a manner that  accelerates or defers interest  payments on the mortgage loan. In general,  the issue price of a mortgage  loan will be the amount  received by the borrower from the lender under the terms of the mortgage  loan,  less any "points"
paid by the  borrower,  and the stated  redemption  price of a mortgage  loan will equal its  principal  amount,  unless the mortgage loan provides for an initial  below-market rate of interest or the acceleration or the deferral of interest  payments.  The determination as to whether  original  issue  discount  will be  considered  to be de minimis will be  calculated  using the same test  described in the REMIC discussion. See "—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount" above.

         In the case of mortgage loans bearing  adjustable or variable  interest rates,  the related  prospectus  supplement will describe the manner in which the rules will be applied  with  respect to those  mortgage  loans by the master  servicer or the trustee in preparing information returns to the certificateholders and the IRS.

         If original  issue  discount is in excess of a de minimis  amount,  all original  issue  discount with respect to a mortgage loan will be required to be accrued and reported in income each month,  based on a constant  yield.  Section  1272(a)(6)  of the Code  requires that a prepayment  assumption be made in computing  yield with respect to any pool of debt  instruments the yield on which may be affected by reason of prepayments.  Accordingly,  for certificates or notes backed by these pools, it is intended to base  information  reports and returns to the IRS and  certificateholders  for taxable  years  beginning  after August 5, 1997,  on the use of a  prepayment  assumption.
Certificateholders  are advised to consult their own tax advisors  concerning whether a prepayment  assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional  Interest  Certificates.  Certificateholders  should refer to the related prospectus  supplement  with respect to each series to determine  whether and in what manner the original  issue discount rules will apply to mortgage loans in the series.

         A purchaser of a Grantor Trust Fractional Interest  Certificate that purchases the Grantor Trust Fractional Interest  Certificate at a cost less than the certificate's  allocable portion of the aggregate  remaining stated redemption price of the mortgage loans held in the related trust fund will also be required to include in gross income the  certificate's  daily  portions of any original issue discount with  respect to the  mortgage  loans.  However,  each such daily  portion will be reduced,  if the cost of the Grantor  Trust  Fractional
Interest  Certificate to the purchaser is in excess of the  certificate's  allocable  portion of the aggregate  "adjusted issue prices" of the  mortgage  loans held in the related  trust fund,  approximately  in  proportion  to the ratio the excess  bears to the  certificate's allocable  portion of the aggregate  original issue discount  remaining to be accrued on the mortgage loans. The adjusted issue price of a mortgage  loan on any given day equals the sum of (1) the adjusted  issue price (or, in the case of the first  accrual  period,  the issue price) of the mortgage loan at the  beginning of the accrual  period that  includes the day and (2) the daily  portions of original  issue discount for all days during the accrual  period prior to the day. The  adjusted  issue price of a mortgage  loan at the  beginning of any accrual  period will equal the issue price of the mortgage  loan,  increased  by the  aggregate  amount of original  issue  discount  with respect to the mortgage  loan that accrued in prior accrual  periods,  and reduced by the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

         In  addition  to its  regular  reports,  the master  servicer  or the  trustee,  except as  provided  in the  related  prospectus supplement,  will provide to any holder of a Grantor Trust Fractional  Interest  Certificate such information as the holder may reasonably request  from time to time with respect to original  issue  discount  accruing on Grantor  Trust  Fractional  Interest  Certificates.  See
"Grantor Trust Reporting" below.

         Market  Discount.  If  the  stripped  bond  rules  do  not  apply  to  the  Grantor  Trust  Fractional  Interest  Certificate,  a
certificateholder  may be subject to the market  discount  rules of Sections  1276 through 1278 of the Code to the extent an interest in a mortgage  loan is  considered  to have been  purchased  at a "market  discount,"  that is, in the case of a mortgage  loan issued  without original issue discount,  at a purchase price less than its remaining  stated  redemption  price (as defined  above),  or in the case of a mortgage loan issued with original issue discount,  at a purchase price less than its adjusted issue price (as defined  above).  If market discount is in excess of a de minimis  amount (as described  below),  the holder  generally  will be required to include in income in each month the amount of the  discount  that has  accrued  (under the rules  described  in the next  paragraph)  through the month that has not previously  been included in income,  but limited,  in the case of the portion of the discount that is allocable to any mortgage  loan, to the payment of stated  redemption  price on the mortgage loan that is received by the trust fund in that month.  A  certificateholder  may elect to include market  discount in income  currently as it accrues (under a constant yield method based on the yield of the  certificate to the holder)  rather than including it on a deferred basis in accordance  with the foregoing  under rules similar to those  described in
"—Taxation of Owners of REMIC Regular Certificates—Market Discount" above.

         Section  1276(b)(3) of the Code  authorized the Treasury  Department to issue  regulations  providing for the method for accruing market discount on debt  instruments,  the principal of which is payable in more than one installment.  Until such time as regulations are issued by the Treasury  Department,  some rules  described in the Committee  Report will apply.  Under those rules, in each accrual period market discount on the mortgage loans should accrue, at the  certificateholder's  option: (1) on the basis of a constant yield method, (2)
in the case of a mortgage loan issued  without  original  issue  discount,  in an amount that bears the same ratio to the total  remaining market  discount  as the stated  interest  paid in the accrual  period  bears to the total  stated  interest  remaining  to be paid on the mortgage loan as of the beginning of the accrual  period,  or (3) in the case of a mortgage loan issued with original issue  discount,  in an amount that bears the same ratio to the total remaining  market  discount as the original issue discount  accrued in the accrual period bears to the total original issue discount  remaining at the beginning of the accrual period. The prepayment  assumption,  if any, used in calculating  the accrual of original  issue discount is to be used in calculating  the accrual of market  discount.  The effect of using a prepayment assumption could be to accelerate the reporting of the discount income.

         Because the mortgage loans will provide for periodic  payments of stated  redemption  price,  the market discount may be required to be included in income at a rate that is not  significantly  slower than the rate at which the  discount  would be included in income if it were original issue discount.

         Market  discount  with respect to mortgage  loans may be  considered  to be de minimis and, if so, will be  includible  in income under de minimis rules similar to those  described  above in  "—REMICs—Taxation  of Owners of REMIC  Regular  Certificates—Original  Issue
Discount"  with the exception  that it is less likely that a prepayment  assumption  will be used for purposes of these rules with respect to the mortgage loans.

         Further,  under the rules described in  "—REMICs—Taxation  of Owners of REMIC Regular  Certificates—Market  Discount," above, any discount  that is not original  issue  discount and exceeds a de minimis  amount may require the deferral of interest  expense  deductions attributable  to accrued  market  discount  not yet  includible  in income,  unless an election  has been made to report  market  discount currently as it accrues. This rule applies without regard to the origination dates of the mortgage loans.

         Premium.  If a  certificateholder  is treated as acquiring the  underlying  mortgage  loans at a premium,  that is, at a price in excess of their remaining  stated  redemption  price,  the  certificateholder  may elect under Section 171 of the Code to amortize using a constant yield method the portion of the premium allocable to mortgage loans originated after September 27, 1985.  Amortizable  premium is treated as an offset to interest income on the related debt instrument,  rather than as a separate interest  deduction.  However,  premium allocable to mortgage loans  originated  before  September 28, 1985 or to mortgage loans for which an  amortization  election is not made, should be allocated  among the payments of stated  redemption  price on the mortgage loan and be allowed as a deduction as these  payments are made (or, for a certificateholder using the accrual method of accounting, when the payments of stated redemption price are due).

         It is unclear whether a prepayment  assumption  should be used in computing  amortization of premium  allowable under Section 171 of the Code. If premium is not subject to  amortization  using a prepayment  assumption and a mortgage loan prepays in full, the holder of a Grantor Trust  Fractional  Interest  Certificate  acquired at a premium should  recognize a loss,  equal to the  difference  between the portion of the prepaid  principal  amount of the mortgage loan that is allocable to the  certificate and the portion of the adjusted basis of the certificate that is allocable to the mortgage loan. If a prepayment  assumption is used to amortize  premium,  it appears that such a loss would be  unavailable.  Instead,  if a prepayment  assumption is used, a prepayment  should be treated as a partial  payment of the stated  redemption price of the Grantor Trust Fractional  Interest  Certificate and accounted for under a method similar to that described for  taking  account  of  original  issue  discount  on REMIC  Regular  Certificates.  See  "REMICS—Taxation  of Owners  of REMIC  Regular
Certificates—Original  Issue  discount"  in this  prospectus.  It is unclear  whether any other  adjustments  would be required to reflect differences between the prepayment assumption used, and the actual rate of prepayments.

         Taxation of Owners of Grantor Trust Strip  Certificates.  The  "stripped  coupon" rules of Section 1286 of the Code will apply to the Grantor Trust Strip  Certificates.  Except as described  above in  "Characterization  of Investments in Grantor Trust  Certificates—If
Stripped  Bond Rules Apply," no  regulations  or published  rulings  under Section 1286 of the Code have been issued and some  uncertainty exists as to how it will be applied to securities  such as the Grantor  Trust Strip  Certificates.  Accordingly,  holders of Grantor Trust
Strip  Certificates  are encouraged to consult their own tax advisors  concerning  the method to be used in reporting  income or loss with respect to the certificates.

         The OID  Regulations  do not apply to "stripped  coupons,"  although they provide  general  guidance as to how the original issue discount  sections  of the Code will be  applied.  In  addition,  the  discussion  below is subject  to the  discussion  under  "—Possible
Application of Contingent  Payment Rules" and assumes that the holder of a Grantor Trust Strip  Certificate will not own any Grantor Trust
Fractional Interest Certificates.

         Under the stripped  coupon  rules,  it appears that original  issue  discount will be required to be accrued in each month on the
Grantor Trust Strip  Certificates  based on a constant  yield method.  In effect,  each holder of Grantor Trust Strip  Certificates  would include as  interest  income in each month an amount  equal to the  product of the  holder's  adjusted  basis in the  Grantor  Trust Strip
Certificate  at the  beginning  of that month and the yield of the Grantor  Trust  Strip  Certificate  to the  holder.  The yield would be calculated  based on the price paid for that Grantor Trust Strip  Certificate by its holder and the payments  remaining to be made thereon at the time of the purchase,  plus an allocable  portion of the servicing fees and expenses to be paid with respect to the mortgage loans.
See "Characterization of Investments in Grantor Trust Certificates—If Stripped Bond Rules Apply" above.

         As noted above,  Section  1272(a)(6)  of the Code  requires  that a  prepayment  assumption  be used in computing  the accrual of original  issue  discount with respect to some  categories of debt  instruments,  and that  adjustments  be made in the amount and rate of accrual of the discount when prepayments do not conform to the prepayment  assumption.  To the extent the Grantor Trust Strip Certificates represent an interest in any pool of debt  instruments the yield on which may be affected by reason of prepayments,  those provisions will apply to the Grantor  Trust Strip  Certificates  for taxable  years  beginning  after  August 5, 1997.  It is  uncertain,  if a prepayment assumption  is used,  whether the assumed  prepayment  rate would be  determined  based on conditions at the time of the first sale of the
Grantor  Trust  Strip  Certificate  or,  with  respect to any  subsequent  holder,  at the time of  purchase  of the  Grantor  Trust Strip
Certificate by that holder.

         The  accrual of income on the Grantor  Trust Strip  Certificates  will be  significantly  slower if a  prepayment  assumption  is permitted to be made than if yield is computed  assuming no prepayments.  It currently is intended to base information  returns or reports to the IRS and  certificateholders  on the Prepayment  Assumption  disclosed in the related prospectus  supplement and on a constant yield computed  using a  representative  initial  offering price for each class of  certificates.  However,  none of the  depositor,  the master servicer or the trustee will make any  representation  that the mortgage loans will in fact prepay at a rate  conforming to the Prepayment
Assumption or at any other rate, and  certificateholders  should bear in mind that the use of a representative initial offering price will mean that the  information  returns or reports,  even if otherwise  accepted as accurate by the IRS, will in any event be accurate only as to the  initial  certificateholders  of each  series  who  bought  at that  price.  Prospective  purchasers  of the  Grantor  Trust  Strip
Certificates are encouraged to consult their own tax advisors regarding the use of the Prepayment Assumption.

         It is unclear  under what  circumstances,  if any, the  prepayment of a mortgage loan will give rise to a loss to the holder of a
Grantor  Trust Strip  Certificate.  If a Grantor Trust Strip  Certificate  is treated as a single  instrument  (rather than an interest in discrete  mortgage  loans) and the effect of prepayments is taken into account in computing  yield with respect to the Grantor Trust Strip
Certificate,  it appears that no loss may be available as a result of any particular  prepayment,  except possibly if prepayments occur at a rate faster  than the  Prepayment  Assumption.  However,  if a Grantor  Trust  Strip  Certificate  is treated as an interest in discrete mortgage  loans, or if the Prepayment  Assumption is not used,  then when a mortgage loan is prepaid,  the holder of a Grantor Trust Strip
Certificate  should be able to recognize a loss equal to the portion of the adjusted  issue price of the Grantor  Trust Strip  Certificate that is allocable to the mortgage loan.

         Possible  Application of Contingent  Payment Rules.  The coupon  stripping  rules'  general  treatment of stripped  coupons is to regard them as newly  issued debt  instruments  in the hands of each  purchaser.  To the extent that  payments on the Grantor  Trust Strip
Certificates  would cease if the mortgage loans were prepaid in full, the Grantor Trust Strip  Certificates could be considered to be debt instruments  providing for contingent  payments.  Under the OID Regulations,  debt instruments  providing for contingent  payments are not subject to the same rules as debt  instruments  providing for  noncontingent  payments.  Regulations  were  promulgated  on June 14, 1996, regarding  contingent  payment  debt  instruments  (the  "Contingent  Payment  Regulations"),  but it appears  that  Grantor  Trust  Strip
Certificates,  to the  extent  subject to  Section  1272(a)(6)  of the Code,  as  described  above,  or due to their  similarity  to other mortgage-backed  securities(such  as REMIC regular  interests  and debt  instruments  subject to Section  1272(a)(6) of the Code) that are expressly excepted from the application of the Contingent  Payment  Regulations,  are or may be excepted from these regulations.  Like the
OID  Regulations,  the  Contingent  Payment  Regulations  do not  specifically  address  securities,  such  as  the  Grantor  Trust  Strip
Certificates, that are subject to the stripped bond rules of Section 1286 of the Code.

         If the  contingent  payment rules under the Contingent  Payment  Regulations  were to apply,  the holder of a Grantor Trust Strip
Certificate would be required to apply the  "noncontingent  bond method." Under the  "noncontingent  bond method," the issuing entity of a
Grantor Trust Strip  Certificate  determines a projected  payment  schedule on which interest will accrue.  Holders of Grantor Trust Strip
Certificates are bound by the issuing entity's  projected payment  schedule.  The projected payment schedule consists of all noncontingent payments and a projected  amount for each contingent  payment based on the projected yield (as described below) of the Grantor Trust Strip
Certificate.  The projected amount of each payment is determined so that the projected  payment schedule reflects the projected yield. The projected  amount of each payment must reasonably  reflect the relative  expected values of the payments to be received by the holder of a
Grantor Trust Strip Certificate.  The projected yield referred to above is a reasonable rate, not less than the "applicable  Federal rate"
that, as of the issue date, reflects general market conditions,  the credit quality of the Depositor,  and the terms and conditions of the mortgage  loans.  The holder of a Grantor  Trust Strip  Certificate  would be  required  to include as  interest  income in each month the adjusted issue price of the Grantor Trust Strip  Certificate at the beginning of the period  multiplied by the projected  yield, and would add to, or  subtract  from,  the income any  variation  between  the payment  actually  received in that month and the payment  originally projected to be made in that month.

         Assuming that a prepayment  assumption  were used, if the  Contingent  Payment  Regulations or their  principles  were applied to
Grantor Trust Strip  Certificates,  the amount of income  reported with respect thereto would be  substantially  similar to that described under "Taxation of Owners of Grantor Trust Strip  Certificates"  in this  prospectus.  Certificateholders  are encouraged to consult their tax advisors concerning the possible application of the contingent payment rules to the Grantor Trust Strip Certificates.

         Sales of Grantor  Trust  Certificates.  Any gain or loss equal to the  difference  between  the  amount  realized  on the sale or exchange of a Grantor Trust  Certificate and its adjusted basis,  recognized on the sale or exchange of a Grantor Trust  Certificate by an investor who holds the Grantor Trust  Certificate  as a capital asset,  will be capital gain or loss,  except to the extent of accrued and unrecognized  market  discount,  which will be treated as ordinary  income,  and (in the case of banks and other  financial  institutions)
except as provided  under Section 582(c) of the Code.  The adjusted  basis of a Grantor Trust  Certificate  generally will equal its cost, increased by any income reported by the seller  (including  original issue discount and market discount income) and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions with respect to the Grantor Trust Certificate.

         Gain or loss  from the sale of a  Grantor  Trust  Certificate  may be  partially  or  wholly  ordinary  and not  capital  in some circumstances.  Gain  attributable to accrued and unrecognized  market discount will be treated as ordinary  income,  as will gain or loss recognized by banks and other financial  institutions  subject Section 582(c) of the Code.  Furthermore,  a portion of any gain that might otherwise  be capital  gain may be treated as  ordinary  income to the extent  that the  Grantor  Trust  Certificate  is held as part of a
"conversion  transaction" within the meaning of Section 1258 of the Code. A conversion  transaction generally is one in which the taxpayer has taken two or more  positions  in the same or similar  property  that reduce or  eliminate  market risk,  if  substantially  all of the taxpayer's  return is attributable to the time value of the taxpayer's net investment in the  transaction.  The amount of gain realized in a conversion  transaction  that is  recharacterized  as ordinary  income  generally will not exceed the amount of interest that would have accrued on the  taxpayer's  net  investment  at 120% of the  appropriate  "applicable  Federal rate" (which rate is computed and published monthly  by the IRS) at the time the  taxpayer  enters  into the  conversion  transaction,  subject  to  appropriate  reduction  for prior inclusion of interest and other ordinary income items from the transaction.  Finally,  a taxpayer may elect to have net capital gain taxed at ordinary  income  rates rather than capital  gains rates in order to include the net capital  gain in total net  investment  income for that taxable year, for purposes of the rule that limits the deduction of interest on  indebtedness  incurred to purchase or carry property held for investment to a taxpayer's net investment income.

         Grantor Trust Reporting.  The master servicer or the trustee will furnish to each holder of a Grantor Trust  Fractional  Interest
Certificate  with each  distribution  a statement  setting forth the amount of the  distribution  allocable to principal on the underlying mortgage loans and to interest  thereon at the related  pass-through  rate. In addition,  the master servicer or the trustee will furnish, within a reasonable  time after the end of each calendar year, to each holder of a Grantor Trust  Certificate who was a holder at any time during that year,  information  regarding the amount of servicing  compensation  received by the master  servicer and subservicer (if any)
and any other  customary  factual  information  as the master  servicer or the trustee deems  necessary or desirable to enable  holders of
Grantor Trust  Certificates  to prepare their tax returns and will furnish  comparable  information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing  premium with respect to the Grantor Trust  Certificates are uncertain in various  respects,  there is no  assurance  the IRS will  agree with the trust  fund's  information  reports of these  items of income and expense.  Moreover,  these information  reports,  even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial  certificateholders  that bought their  certificates  at the  representative  initial  offering price used in preparing the reports.

         Except as disclosed in the related prospectus  supplement,  the  responsibility for complying with the foregoing  reporting rules will be borne by the master servicer or the trustee.

         Backup Withholding.  In general,  the rules described in "—REMICS—Backup  Withholding with Respect to REMIC Certificates" in this prospectus will also apply to Grantor Trust Certificates.

         Foreign Investors.  In general, the discussion with respect to REMIC Regular  certificates in "REMICS—Foreign  Investors in REMIC
Certificates" in this prospectus  applies to Grantor Trust  Certificates  except that Grantor Trust Certificates will, except as disclosed in the related  prospectus  supplement,  be eligible for exemption from U.S.  withholding tax, subject to the conditions  described in the discussion, only to the extent the related mortgage loans were originated after July 18, 1984.

         To the extent that interest on a Grantor Trust Certificate  would be exempt under Sections  871(h)(1) and 881(c) of the Code from
United States  withholding tax, and the Grantor Trust Certificate is not held in connection with a  certificateholder's  trade or business in the United  States,  the Grantor Trust  Certificate  will not be subject to United States estate taxes in the estate of a  non-resident alien individual.

Taxation of Classes of Exchangeable Securities

         General

         The arrangement  pursuant to which the ES Classes of a series are created,  sold and administered will be classified as a grantor trust under subpart E, part I of subchapter J of the Code.  The  interests in the classes of  securities  that have been  exchanged for ES
Classes will be the assets of the exchangeable  security trust fund, and the ES Classes represent  beneficial ownership of these interests in the classes of securities.

         Tax Status

         The ES Classes will  represent  "real estate  assets"  within the meaning of Code Section  856(c)(4)(A)  and assets  described in
Section  7701(a)(19)(C)  of the Code,  and  original  issue  discount  and interest  accruing on ES Classes  will  represent  "interest on obligations  secured by mortgages on real property"  within the meaning of Section  856(c)(3)(B)  of the Code, in each case, to the extent the  securities or income on the  securities  would be qualifying if held directly  (although the matter is not entirely clear for Strips, defined below).  ES Classes will be "qualified  mortgages"  under Section 860G(a) (3) of the Code for a REMIC to the extent the securities the interest in which is represented by such classes would be qualifying if held directly.

         Tax Accounting for Exchangeable Securities

         An ES Class  represents  beneficial  ownership of an interest in one or more classes of securities on deposit in an  exchangeable security  trust fund,  as  specified in the  applicable  prospectus  supplement.  If it  represents  an interest in more than one class of securities,  a purchaser  must allocate its basis in the ES Class among the  interests in the classes of  securities  in  accordance  with their  relative fair market values as of the time of  acquisition.  Similarly,  on the sale of such an ES Class,  the holder must allocate the amount  received on the sale among the interests in the classes of securities in accordance  with their relative fair market values as of the time of sale.

         The  holder of an ES Class  must  account  separately  for each  interest  in a class of  securities  (there may be only one such interest).  Where the interest  represents a pro rata portion of a class of securities  that are REMIC regular  securities,  the holder of the ES Class should account for such interest as described under  "REMICS—Taxation of Owners of REMIC Regular  Certificates"  above. Where the interest represents  beneficial  ownership of a disproportionate  part of the principal and interest payments on a class of securities
(a  "Strip"),  the holder is  treated as owning,  pursuant  to Section  1286 of the Code,  "stripped  bonds" to the extent of its share of principal  payments  and  "stripped  coupons" to the extent of its share of interest  payments on such class of  securities.  We intend to treat each Strip as a single debt instrument for purposes of information  reporting.  The IRS, however,  could take a different  position.
For example,  the IRS could  contend that a Strip should be treated as a pro rata part of the class of  securities  to the extent that the
Strip represents a pro rata portion  thereof,  and "stripped  bonds" or "stripped  coupons" with respect to the remainder.  An investor is encouraged to consult its tax advisor regarding this matter.
         A holder of an ES Class should  calculate  original issue  discount with respect to each Strip and include it in ordinary  income as it accrues,  which may be before the receipt of cash  attributable to such income,  in accordance with a constant  interest method that takes into account the  compounding of interest.  The holder should  determine its yield to maturity based on its purchase price allocated to the Strip and on a schedule of payments  projected  using a prepayment  assumption,  and then make  periodic  adjustments  to take into account actual prepayment  experience.  With respect to a particular  holder,  Treasury  regulations do not address whether the prepayment assumption  used to calculate  original  issue  discount would be determined at the time of purchase of the Strip or would be the original prepayment  assumption  with  respect to the related  class of  securities.  Further,  if the related  class of  securities  is subject to redemption as described in the applicable prospectus  supplement,  Treasury regulations do not address the extent to which such prepayment assumption  should take into account the  possibility  of the  retirement of the Strip  concurrently  with the redemption of such class of securities.  An investor is  encouraged  to consult its tax  advisor  regarding  these  matters.  For  purposes of  information  reporting relating to original issue  discount,  the original  yield to maturity of the Strip,  determined as of the date of issuance of the series, will be calculated based on the original prepayment assumption.

         If original  issue  discount  accruing  with respect to a Strip,  computed as described  above,  is negative for any period,  the holder may be entitled to offset such amount only against future  positive  original issue discount  accruing from such Strip (or possibly also against  original issue  discount from prior  periods).  We intend to report by offsetting  negative OID accruals only against future positive  accruals of OID.  Although not entirely  free from doubt,  such a holder may be entitled to deduct a loss to the extent that its remaining  basis would exceed the maximum amount of future  payments to which the holder is entitled with respect to such Strip,  assuming no further prepayments of the Mortgages (or, perhaps,  assuming  prepayments at a rate equal to the prepayment  assumption).  Although the issue is not free from  doubt,  all or a portion  of such loss may be  treated  as a capital  loss if the Strip is a capital  asset in the hands of the holder.

         A holder  realizes gain or loss on the sale of a Strip in an amount equal to the difference  between the amount  realized and its adjusted basis in such Strip.  The holder's  adjusted basis generally is equal to the holder's  allocated cost of the Strip,  increased by income previously included,  and reduced (but not below zero) by distributions  previously  received.  Except as described below, any gain or loss on such sale  generally  is capital  gain or loss if the holder has held its  interest as a capital  asset and is long-term if the interest has been held for the long-term  capital gain holding period (more than one year).  Such gain or loss will be ordinary  income or loss (1) for a bank or thrift  institution or (2) if the securities  are REMIC regular  securities to the extent income  recognized by the holder is less than the income that would have been  recognized  if the yield on such interest  were 110% of the  applicable  federal rate under Section 1274(d) of the Code.

         If a holder exchanges a single ES Class, an "Exchanged ES Class",  for several ES Classes,  each, a "Received ES Class," and then sells one of the  Received ES Classes,  the sale may be subject the  investor to the coupon  stripping  rules of Section 1286 of the Code.
The holder must  allocate its basis in the  Exchanged ES Class  between the part of such class  underlying  the Received ES Class that was sold and the part of the Exchanged ES Class  underlying the Received ES Classes that were  retained,  in proportion to their relative fair market values as of the date of such sale.  The holder is treated as purchasing  the interest  retained for the amount of basis  allocated to such interest.  The holder must calculate original issue discount with respect to the retained interest as described above.

         Although the matter is not free from doubt,  a holder that acquires in one  transaction  a combination  of ES Classes that may be exchanged for a single ES Class that is identical to a class of securities that is on deposit in the related  exchangeable  security trust fund should be treated as owning the relevant class of securities.

         Exchanges of Exchangeable Securities

         An exchange of an  interest  in one or more ES Classes for an interest in one or more other  related ES Classes  that are part of the same combination,  or vice versa, will not be a taxable exchange.  After the exchange,  the holder is treated as continuing to own the interests in the class or classes of exchangeable securities that it owned immediately before the exchange.

         Tax Treatment of Foreign Investors

         A foreign  holder of an ES Class is subject to  taxation  in the same manner as foreign  holders of REMIC  Regular  Certificates.
Such manner of taxation is discussed under the heading in this prospectus "—REMICS —Foreign Investors in REMIC Certificates."

         Backup Withholding

         A holder of an ES Class is subject to backup  withholding rules similar to those applicable to REMIC Regular  Certificates.  Such manner of taxation is discussed under the heading in this prospectus "—REMICS —Backup Withholding With Respect to REMIC Certificates."

         Reporting and Administrative Matters

         Reports will be made to the IRS and to holders of record of ES Classes that are not excepted from the reporting requirements.

Callable Classes

         The tax consequences of holding or selling a Callable Class will be discussed in the related Prospectus Supplement.

                                                            PENALTY AVOIDANCE

         The summary of tax  considerations  contained  in this  prospectus  was written to support the  promotion  and  marketing  of the securities,  and was not  intended or written to be used,  and cannot be used,  by a taxpayer  for the purpose of avoiding  United  States
Federal  income tax  penalties  that may be  imposed.  Each  taxpayer is  encouraged  to seek advice  based on the  taxpayer's  particular circumstances from an independent tax advisor.

                                                     STATE AND OTHER TAX CONSEQUENCES

         In addition to the federal income tax consequences  described in this prospectus in "Federal Income Tax Consequences",  potential investors should consider the state and local tax consequences of the acquisition,  ownership,  and disposition of the securities  offered under this prospectus and the prospectus  supplement.  State and local law may differ  substantially  from the  corresponding  federal tax law,  and the  discussion  above does not purport to describe  any aspect of the tax laws of any state or other  jurisdiction.  Therefore, prospective  investors are  encouraged to consult their own tax advisors with respect to the various state and other tax  consequences  of investments in the securities offered under this prospectus and the prospectus supplement.

                                                           ERISA CONSIDERATIONS

         Sections 404 and 406 of ERISA impose  fiduciary  and  prohibited  transaction  restrictions  on ERISA Plans and on various  other retirement  plans and  arrangements,  including bank collective  investment funds and insurance  company general and separate  accounts in which ERISA Plans are invested.  Section 4975 of the Code imposes essentially the same prohibited transaction  restrictions on Tax Favored
Plans.  ERISA and the Code  prohibit a broad  range of  transactions  involving  assets of Plans and  persons  having  obtained  specified relationships to a Plan,  called "Parties in Interest",  unless a statutory or  administrative  exemption is available with respect to any such transaction.

         Some employee benefit plans,  including  governmental plans (as defined in Section 3(32) of ERISA),  and, if no election has been made under  Section  410(d) of the Code,  church plans (as defined in Section  3(33) of ERISA) are not subject to the ERISA  requirements.
Accordingly,  assets of these plans may be invested in the securities without regard to the ERISA considerations  described below, subject to the  provisions of other  applicable  federal,  state and local law. Any such plan which is qualified  and exempt from  taxation  under
Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

         ERISA  generally  imposes on Plan  fiduciaries  general  fiduciary  requirements,  including  those of  investment  prudence  and diversification  and the  requirement  that a  Plan's  investments  be made for the  exclusive  benefit  of Plan  participants  and  their beneficiaries  and in  accordance  with the  documents  governing  the Plan.  Any person who has  discretionary  authority or control with respect to the management or disposition  of Plan Assets and any person who provides  investment  advice with respect to Plan Assets for a fee is a fiduciary of the  investing  Plan.  If the mortgage  loans and other assets  included in the trust fund were to  constitute  Plan
Assets,  then any party  exercising  management  or  discretionary  control  with  respect to those Plan Assets may be deemed to be a Plan
"fiduciary," and thus subject to the fiduciary  responsibility  provisions of ERISA and the prohibited transaction provisions of ERISA and
Section 4975 of the Code with respect to any investing  Plan. In addition,  the  acquisition or holding of securities by or on behalf of a
Plan or with Plan Assets,  as well as the operation of the trust fund, may constitute or involve a prohibited  transaction under ERISA and the Code unless a statutory or administrative  exemption is available.  Further, ERISA and the Code prohibit a broad range of transactions involving Plan Assets and persons,  called Parties in Interest unless a statutory or administrative  exemption is available.  Some Parties in Interest that  participate in a prohibited  transaction  may be subject to a penalty (or an excise tax) imposed under Section 502(i) of
ERISA or Section 4975 of the Code,  unless a statutory or  administrative  exemption is available with respect to any  transaction of this sort.

         Some transactions  involving the trust fund might be deemed to constitute  prohibited  transactions under ERISA and the Code with respect to a Plan that purchases the  securities,  if the mortgage loans and other assets included in a trust fund are deemed to be assets of the Plan. The DOL has promulgated the DOL Regulations  concerning  whether or not a Plan's assets,  or "Plan Assets" would be deemed to include an  interest  in the  underlying  assets of an entity,  including a trust fund,  for  purposes of applying  the general  fiduciary responsibility  provisions  of ERISA  and the  prohibited  transaction  provisions  of ERISA  and the  Code.  Under  the DOL  Regulations,
generally,  when a Plan acquires an "equity  interest" in another entity (such as the trust fund),  the  underlying  assets of that entity may be  considered  to be Plan Assets  unless an exception  applies.  Exceptions  contained in the DOL  Regulations  provide that a Plan's assets will not include an undivided  interest in each asset of an entity in which the Plan makes an equity  investment if: (1) the entity is an operating company;  (2) the equity investment made by the Plan is either a  "publicly-offered  security" that is "widely held," both as defined in the DOL Regulations,  or a security issued by an investment  company registered under the Investment Company Act of 1940, as amended;  or (3)  Benefit  Plan  Investors  do not own 25% or more in value of any class of equity  securities  issued by the  entity.  In addition,  the DOL Regulations  provide that the term "equity  interest" means any interest in an entity other than an instrument which is treated as indebtedness  under  applicable  local law and which has no "substantial  equity  features."  Under the DOL  Regulations,  Plan
Assets  will be deemed to include  an  interest  in the  instrument  evidencing  the equity  interest  of a Plan (such as a security  with
"substantial equity features"), and, because of the factual nature of some of the rules set forth in the DOL Regulations,  Plan Assets may be deemed to include an interest in the  underlying  assets of the entity in which a Plan  acquires an interest  (such as the trust fund).
Without regard to whether the securities are  characterized  as equity  interests,  the purchase,  sale and holding of securities by or on behalf of a Plan  could be  considered  to give rise to a  prohibited  transaction  if the  Issuing  Entity,  the  trustee or any of their respective  affiliates is or becomes a Party in Interest with respect to the Plan.  The  depositor,  Bear,  Stearns & Co. Inc., the master servicer or other  servicer,  any pool  insurer,  any special  hazard  insurer,  the  trustee,  and certain of their  affiliates  might be considered  "parties in interest" or  "disqualified  persons" with respect to a Plan. If so, the  acquisition,  holding or  disposition of securities by or on behalf of such Plan could be considered  to give rise to a  "prohibited  transaction"  within the meaning of ERISA and the Code unless an exemption is available.  Neither Plans nor persons  investing Plan Assets should acquire or hold securities in reliance upon the availability of any exception under the DOL Regulations.

Class Exemptions

         The DOL has  issued  Prohibited  Transaction  Class  Exemptions  ("PTCEs")  which  provide  exemptive  relief to  parties  to any transaction  which  satisfies the conditions of the exemption.  A partial  listing of the PTCEs which may be available for  investments in securities  follows.  Each of these  exemptions is available  only if specified  conditions are satisfied and may provide relief for some, but not all, of the  prohibited  transactions  that a  particular  transaction  may cause.  The  prospectus  supplement  for a  particular offering of securities  may tell you whether the securities  themselves  satisfy the  conditions of these  exemptions.  You should consult with your  advisors  regarding  the specific  scope,  terms and  conditions  of an exemption as it applies to you, as an investor,  before relying on that exemption's availability.

         Class exemptions for purchases and sales of securities.

         The  following  exemptions  may  apply to a  purchase  or sale of  securities  between a Plan,  on the one  hand,  and a Party in
Interest, on the other hand:

         o        PTCE  84-14,  which  exempts  certain  transactions  approved on behalf of the Plan by a  qualified  professional  asset manager.

         o        PTCE 86-128, which exempts certain transactions between a Plan and certain broker-dealers.

         o        PTCE 90-1,  which exempts  certain  transactions  entered into by insurance  company pooled  separate  accounts in which
                  Plans have made investments.

         o        PTCE 91-38,  which exempts certain  transactions  entered into by bank collective  investment  funds in which Plans have made investments.

         o        PTCE 96-23, which exempts certain transactions approved on behalf of a Plan by an in-house investment manager.

         These  exemptions  do not  expressly  address  prohibited  transactions  that might result from  transactions  incidental  to the operation of a trust.  The issuing  entity cannot assure you that a purchase or sale of securities in reliance on one of these  exemptions will not give rise to indirect, non-exempt prohibited transactions.

         Class exemptions for purchases and sales of securities and transactions incidental to the operation of the Issuing Entity.

         The  following  exemptions  may  apply to a  purchase  or sale of  securities  between a Plan,  on the one  hand,  and a Party in
Interest,  on the other hand, and may also apply to prohibited  transactions that may result from  transactions  incident to the operation of the Issuing Entity:

         o        PTCE 95-60, which exempts certain transactions involving insurance company general accounts.

         o        PTCE 83-1,  which exempts  certain  transactions  involving the purchase of  pass-through  certificates in mortgage pool investment  trusts from, and the sale of such  certificates to, the pool sponsor,  as well as transactions in connection with the servicing and operation of the pool.

         Prohibited  Transaction  Class Exemption 83-1. The U.S.  Department of Labor has issued an administrative  exemption,  Prohibited
Transaction  Class  Exemption  83-1 ("PTCE  83-1"),  which,  under certain  conditions,  exempts from the  application  of the  prohibited transaction  rules of ERISA and the excise tax  provisions of Section 4975 of the Code  transactions  involving a Plan in connection  with the operation of a "mortgage pool" and the purchase,  sale and holding of "mortgage pool pass-through  certificates." A "mortgage pool" is defined as an investment pool,  consisting solely of interest bearing  obligations  secured by first or second mortgages or deeds of trust on  single-family  residential  property,  property  acquired  in  foreclosure  and  undistributed  cash.  A "mortgage  pool  pass-through certificate" is defined as a certificate which represents a beneficial  undivided interest in a mortgage pool which entitles the holder to pass-through payments of principal and interest from the mortgage loans.

         For the exemption to apply, PTCE 83-1 requires that:

         o        the  depositor  and the trustee  maintain a system of  insurance  or other  protection  for the  mortgage  loans and the property securing such mortgage loans, and for indemnifying  holders of certificates  against reductions in pass-through payments  due to  defaults in loan  payments or property  damage in an amount at least equal to the greater of 1% of the aggregate  principal  balance of the  mortgage  loans,  or 1% of the  principal  balance of the largest  covered  pooled mortgage loan;

         o        the trustee may not be an affiliate of the depositor;

         o        and the payments made and retained by the depositor in connection  with the trust fund,  together with all funds inuring to the  depositor's  benefit for  administering  the trust fund,  represent no more than  "adequate  consideration"  for selling the mortgage loans, plus reasonable compensation for services provided to the trust fund.

         In  addition,  if it is  applicable,  PTCE 83-1  exempts the initial  sale of  certificates  to a Plan with  respect to which the depositor,  the special hazard insurer,  the pool insurer,  the master  servicer,  or other servicer,  or the trustee are or is a party in interest  if the Plan does not pay more than fair  market  value for such  certificate  and the rights  and  interests  evidenced  by such certificate  are not  subordinated  to the rights and interests  evidenced by other  certificates of the same pool. PTCE 83-1 also exempts from the prohibited  transaction  rules any  transactions  in connection  with the servicing and operation of the mortgage pool,  provided that any payments  made to the master  servicer in connection  with the servicing of the trust fund are made in accordance  with a binding agreement, copies of which must be made available to prospective investors.

         In the case of any Plan with respect to which the depositor,  the master servicer,  the special hazard insurer, the pool insurer, or the trustee is a fiduciary, PTCE 83-1 will only apply if, in addition to the other requirements:

         o        the initial  sale,  exchange or transfer of  certificates  is expressly  approved by an  independent  fiduciary  who has authority to manage and control those plan assets being invested in certificates;

         o        the Plan pays no more for the certificates than would be paid in an arm's length transaction;

         o        no  investment  management,  advisory or  underwriting  fee, sale  commission,  or similar  compensation  is paid to the depositor with regard to the sale, exchange or transfer of certificates or notes to the Plan;

         o        the total value of the certificates purchased by such Plan does not exceed 25% of the amount issued; and

         o        at least 50% of the aggregate amount of certificates is acquired by persons  independent of the depositor,  the trustee, the master servicer, and the special hazard insurer or pool insurer.

         Before  purchasing  certificates,  a  fiduciary  of a Plan  should  confirm  that the trust fund is a  "mortgage  pool," that the certificates  constitute "mortgage pool pass-through  certificates," and that the conditions set forth in PTCE 83-1 would be satisfied. In addition to making its own  determination  as to the availability of the exemptive relief provided in PTCE 83-1, the Plan fiduciary should consider the availability of any other prohibited  transaction  exemptions.  The Plan fiduciary also should consider its general fiduciary obligations under ERISA in determining whether to purchase any certificates on behalf of a Plan.

Underwriter Exemption

         The DOL has issued  Exemptions to some  underwriters,  which generally exempt from the application of the prohibited  transaction provisions of Section 406 of ERISA, and the excise taxes imposed on those prohibited  transactions  pursuant to Section 4975(a) and (b) of the Code, some  transactions,  among others,  relating to the servicing and operation of mortgage pools and the initial purchase,  holding and subsequent resale of  mortgage-backed  securities or other  "securities"  underwritten by an Underwriter,  as defined below,  provided that  the  conditions  set  forth  in the  Exemption  are  satisfied.  For  purposes  of this  section  "ERISA  Considerations",  the term
"Underwriter" shall include (1) the underwriter, (2) any person directly or indirectly,  through one or more intermediaries,  controlling, controlled by or under common control with the  underwriter and (3) any member of the  underwriting  syndicate or selling group of which a person described in (1) or (2) is a manager or co-manager with respect to a class of securities.

         The Exemption sets forth seven general conditions which must be satisfied for the Exemption to apply.

         First,  the  acquisition  of securities by a Plan or with Plan Assets must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party.

         Second,  the Exemption only applies to securities  evidencing  rights and interests that are not  subordinated  to the rights and interests  evidenced  by other  securities  of the same trust,  unless none of the mortgage  loans has a loan-to-  value ratio or combined loan-to-value ratio at the date of issuance of the securities that exceeds 100%.

         Third,  the securities at the time of acquisition by a Plan or with Plan Assets must be rated in one of the four highest  generic rating  categories by an Exemption Rating Agency.  However,  the securities must be rated in one of the two highest generic  categories by an Exemption Rating Agency if the loan-to-value  ratio or combined  loan-to-value  ratio of any one- to four-family  residential  mortgage loan or home equity loan held in the trust  exceeds 100% but does not exceed 125% at the date of issuance of the  securities,  and in that case the Exemption  will not apply:  (1) to any of the securities if any mortgage loan or other asset held in the trust (other than a one-
to four-family  residential  mortgage loan or home equity loan) has a  loan-to-value  ratio or combined  loan-to-value  ratio that exceeds
100% at the Closing Date or (2) to any subordinate securities.

         Fourth,  the trustee cannot be an affiliate of any member of the Restricted Group (which consists of any Underwriter,  the master servicer,  the special  servicer,  any  subservicer,  the depositor,  any  counterparty to an "eligible swap" (as described below) and any officer with respect to assets included in the trust fund  consisting of more than 5% of the aggregate  unamortized  principal  balance of the assets in the trust fund as of the date of initial issuance of the securities) other than the underwriter.

         Fifth, the sum of all payments made to and retained by the  Underwriter(s)  must represent not more than reasonable  compensation for  underwriting the securities;  the sum of all payments made to and retained by the depositor  pursuant to the assignment of the assets to the related trust fund must represent not more than the fair market value of the  obligations;  and the sum of all payments made to and retained by the master servicer,  the special  servicer and any subservicer  must represent not more than reasonable  compensation for the person's services under the related Agreement and reimbursement of the person's reasonable expenses in connection therewith.

         Sixth,  the investing Plan or Plan Asset investor must be an accredited  investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act.

         Seventh,  for Issuing  Entities  other than certain  trusts,  the  documents  establishing  the Issuing  Entity and governing the transaction  must contain  certain  provisions  as described in the  Exemption  intended to protect the assets of the Issuing  Entity from creditors of the Depositor.

         Permitted  trust  funds  include  owner-trusts,  as well as  grantor-trusts  and  REMICs.  Owner-trusts  are  subject  to certain restrictions  in their  governing  documents to ensure that their assets may not be reached by creditors of the  depositor in the event of bankruptcy or other insolvency and must provide certain legal opinions.

         The Exemption  permits interest rate swaps,  interest rate caps and yield  supplement  agreements to be assets of a trust fund if certain conditions are satisfied.

         An interest-rate  swap or (if purchased by or on behalf of the Issuing Entity) an  interest-rate  cap contract  (collectively,  a
"swap" or "swap  agreement")  is a permitted  trust fund asset if it: (a) is an "eligible  swap;" (b) is with an "eligible  counterparty;"
(c) meets  certain  additional  specific  conditions  which  depend on whether the swap is a "ratings  dependent  swap" or a  "non-ratings dependent swap" and (d) permits the Issuing Entity to make termination  payments to the swap counterparty  (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer,  depositor,  sponsor or any other seller.  Securities to which one or more swap agreements apply may be acquired or held by only "qualified plan investors."

         An  "eligible  swap" is one which:  (a) is  denominated  in U.S.  dollars;  (b)  pursuant  to which the  Issuing  Entity  pays or receives,  on or immediately  prior to the respective  payment or distribution date for the class of securities to which the swap relates, a fixed rate of interest or a floating rate of interest based on a publicly  available index (e.g.,  LIBOR or the U.S.  Federal  Reserve's
Cost of Funds Index  (COFI)),  with the Issuing  Entity  receiving  such  payments on at least a  quarterly  basis and  obligated  to make separate payments no more frequently than the counterparty,  with all simultaneous  payments being netted ("allowable interest rate"); (c)
has a notional  amount that does not exceed  either:  (i) the principal  balance of the class of securities to which the swap relates,  or
(ii) the portion of the principal balance of such class represented by obligations  ("allowable  notional  amount");  (d) is not leveraged
(i.e.,  payments are based on the applicable  notional amount,  the day count fractions,  the fixed or floating rates permitted above, and the difference between the products thereof,  calculated on a one-to-one ratio and not on a multiplier of such difference)  ("leveraged");
(e) has a final  termination  date that is  either  the  earlier  of the date on which  the  issuer  terminates  or the  related  class of securities  are fully repaid and (f) does not  incorporate  any provision  which could cause a unilateral  alteration in the  requirements described  in (a) through (d) of this paragraph.

         An  "eligible  counterparty"  means a bank or other  financial  institution  which  has a rating at the date of  issuance  of the securities,  which is in one of the three  highest long term credit  rating  categories or one of the two highest short term credit rating categories,  utilized by at least one of the exemption rating agencies rating the securities;  provided that, if a counterparty is relying on its short term rating to establish  eligibility  under the Exemption,  such  counterparty must either have a long term rating in one of the three highest long term rating categories or not have a long term rating from the applicable exemption rating agency.

         A  "qualified  plan  investor"  is a plan where the  decision  to buy a class of  securities  is made on behalf of the plan by an independent  fiduciary  qualified to understand  the swap  transaction  and the effect the swap would have on the rating of the securities and such fiduciary is either (a) a "qualified  professional  asset manager"  ("QPAM")  under PTCE 84-14,  (b) an "in-house  asset manager"
under PTCE 96-23 or (c) has total assets (both plan and non-plan)  under  management  of at least $100 million at the time the  securities are acquired by the plan.

         In "ratings  dependent  swaps" (where the rating of a class of securities is dependent on the terms and  conditions of the swap), the swap  agreement  must provide that if the credit rating of the  counterparty  is withdrawn or reduced by any  exemption  rating agency below a level specified by the exemption  rating agency,  the servicer must,  within the period  specified under the Pooling and Servicing
Agreement:  (a) obtain a replacement swap agreement with an eligible  counterparty  which is acceptable to the exemption rating agency and the terms of which are  substantially  the same as the current swap agreement (at which time the earlier swap  agreement must  terminate);
or (b) cause the swap counterparty to establish any  collateralization  or other  arrangement  satisfactory to the exemption rating agency such that the then current rating by the exemption  rating agency of the particular  class of securities  will not be withdrawn or reduced
(and the terms of the swap  agreement  must  specifically  obligate the  counterparty  to perform these duties for any class of securities with a term of more than one year).  In the event that the servicer fails to meet these  obligations,  holders of the securities  that are employee benefit plans or other retirement  arrangements must be notified in the immediately  following  periodic report which is provided to the holders of the securities but in no event later than the end of the second month  beginning  after the date of such failure.  Sixty days after the receipt of such report,  the exemptive  relief  provided under the  underwriter  exemption will  prospectively  cease to be applicable  to any class of  securities  held by an employee  benefit plan or other  retirement  arrangement  which  involves such ratings dependent swap.

         "Non-ratings  dependent  swaps"  (those where the rating of the  securities  does not depend on the terms and  conditions  of the swap) are subject to the following  conditions.  If the credit rating of the  counterparty  is withdrawn or reduced below the lowest level permitted above, the servicer will,  within a specified  period after such rating  withdrawal or reduction:  (a) obtain a replacement swap agreement with an eligible  counterparty,  the terms of which are  substantially the same as the current swap agreement (at which time the earlier swap agreement must  terminate);  (b) cause the  counterparty to post collateral with the Issuing Entity in an amount equal to all payments owed by the  counterparty if the swap  transaction  were  terminated;  or (c) terminate the swap agreement in accordance with its terms.

         An "eligible  yield  supplement  agreement" is any yield  supplement  agreement or similar  arrangement or (if purchased by or on behalf of the Issuing  Entity) an interest rate cap contract to supplement the interest  rates  otherwise  payable on obligations  held by the trust fund ("EYS  Agreement").  If the EYS Agreement has a notional  principal amount and/or is written on an International  Swaps and
Derivatives  Association,  Inc.  (ISDA) form,  the EYS  Agreement may only be held as an asset of the trust fund if it meets the following conditions:  (a) it is  denominated in U.S.  dollars;  (b) it pays an allowable  interest  rate; (c) it is not leveraged;  (d) it does not allow any of these three  preceding  requirements to be  unilaterally  altered without the consent of the trustee;  (e) it is entered into between the Issuing Entity and an eligible counterparty and (f) it has an allowable notional amount.

         The  Exemption  also  requires that the trust fund meet the  following  requirements:  (1) the trust fund must consist  solely of assets of the type that have been included in other investment  pools; (2) securities  evidencing  interests in the other investment pools must have been rated in one of the four highest  generic  categories of one of the Exemption  Rating  Agencies for at least one year prior to the  acquisition  of securities by or on behalf of a Plan or with Plan Assets;  and (3)  securities  evidencing  interests in the other investment  pools must have been purchased by investors  other than Plans for at least one year prior to any  acquisition of securities by or on behalf of a Plan or with Plan Assets.

         A  fiduciary  of a Plan or any person  investing  Plan  Assets to purchase a security  must make its own  determination  that the conditions set forth above will be satisfied with respect to the security.

         If the general  conditions of the Exemption are satisfied,  the Exemption may provide an exemption from the restrictions  imposed by  Sections  406(a) and 407(a) of ERISA,  and the excise  taxes  imposed by  Sections  4975(a)  and (b) of the Code by reason of Sections
4975(c)(1)(A)  through (D) of the Code, in connection with the direct or indirect sale,  exchange or transfer of securities in the initial issuance of the securities or the direct or indirect  acquisition  or disposition in the secondary  market of securities by a Plan or with
Plan Assets or the continued  holding of securities  acquired by a Plan or with Plan Assets pursuant to either of the foregoing.  However, no exemption is provided from the  restrictions of Sections  406(a)(1)(E),  406(a)(2) and 407 of ERISA for the acquisition or holding of a security on behalf of an "Excluded Plan" by any person who has  discretionary  authority or renders  investment advice with respect to the assets of an Excluded Plan. For purposes of the securities, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

                  If the specific  conditions  of the  Exemption  are also  satisfied,  the  Exemption  may provide an exemption  from the restrictions  imposed by Sections  406(b)(1) and (b)(2) of ERISA,  and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code, in connection with:

         1.       The direct or indirect  sale,  exchange or transfer of  securities  in the initial  issuance of  securities  between the depositor or an Underwriter  and a Plan when the person who has  discretionary  authority or renders  investment  advice with respect to the  investment of Plan Assets in the  securities  is (a) a mortgagor  with respect to 5% or less of the fair market value of the trust fund assets or (b) an affiliate of such a person, provided that:

                           i.       The Plan is not an Excluded Plan,

                           ii.      Each Plan's  investment in each class of securities does not exceed 25% of the outstanding  securities in the class,

                           iii.     After the  Plan's  acquisition  of the  securities,  no more  than 25% of the  assets  over  which the fiduciary has investment  authority are invested in securities of a trust fund containing assets which are sold or serviced by the same entity, and

                           iv.      In the case of initial  issuance (but not secondary market  transactions),  at least 50% of each class of securities  and at least 50% of the  aggregate  interests in the trust fund are acquired by persons independent of the Restricted Group;

         2.       The direct or indirect  acquisition or  disposition in the secondary  market of securities by a Plan or with Plan assets provided that the conditions in (i), (iii) and (iv) of 1 above are met; and

         3.       The continued holding of securities acquired by a Plan or with Plan Assets pursuant to sections 1 or 2 above.

         Further,  if the  specific  conditions  of the  Exemption  are  satisfied,  the  Exemption  may  provide  an  exemption  from the restrictions  imposed by Sections  406(a),  406(b) and 407 of ERISA,  and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for  transactions  in connection with the servicing,  management and operation of the trust fund.
The  depositor  expects that the specific  conditions  of the  Exemption  required for this purpose will be satisfied  with respect to the securities so that the Exemption  would provide an exemption from the  restrictions  imposed by Sections  406(a) and (b) of ERISA (as well as the excise  taxes  imposed  by  Sections  4975(a)  and (b) of the Code by reason of Section  4975(c) of the Code) for  transactions  in connection  with the  servicing,  management  and operation of the trust fund,  provided that the general  conditions of the Exemption are satisfied.

         The Exemption also may provide an exemption from the  application of the  prohibited  transaction  provisions of Sections  406(a)
and 407(a) of ERISA, and the excise taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections  4975(c)(1)(A)  through (D)
of the Code if the  restrictions  are deemed to otherwise  apply merely  because a person is deemed to be a Party in Interest with respect to an  investing  Plan by virtue of  providing  services  to the Plan (or by virtue of having a specified  relationship  to such a person)
solely as a result of the Plan's ownership of securities.

         The Exemption  generally extends exemptive relief to mortgage-backed and asset-backed  securities  transactions using pre-funding accounts for trusts issuing  securities.  With respect to the  securities,  the Exemption will generally  allow mortgage loans  supporting payments to  securityholders,  and having a value equal to no more than 25% of the total principal  amount of the securities being offered by the trust fund, to be  transferred  to the trust fund within the  Pre-Funding  Period (as defined  below) instead of requiring that all the mortgage  loans be either  identified or  transferred  on or before the Closing Date. In general,  the relief applies to the purchase, sale and holding of securities which otherwise qualify for the Exemption, provided that the following general conditions are met:

         o        the ratio of the amount  allocated to the  pre-funding  account to the total  principal  amount of the securities  being offered must be less than or equal to 25%;

         o        all  additional  mortgage  loans  transferred  to the related trust fund after the Closing Date must meet the same terms and  conditions  for  eligibility  as the  original  mortgage  loans  used to create  the trust  fund,  which  terms and conditions have been approved by one of the Exemption Rating Agencies;

         o        the transfer of the  additional  mortgage loans to the trust fund during the  Pre-Funding  Period must not result in the securities  to be covered by the  Exemption  receiving  a lower  credit  rating  from an  Exemption  Rating  Agency upon termination  of the  Pre-Funding  Period  than the rating that was  obtained at the time of the initial  issuance of the securities by the trust fund;

         o        solely as a result of the use of  pre-funding,  the weighted  average annual  percentage  interest rate for the mortgage loans  included in the related  trust fund on the Closing Date and all  additional  mortgage  loans  transferred  to the related  trust fund after the Closing Date at the end of the Pre- Funding  Period must not be more than 100 basis points lower than the rate for the mortgage loans which were transferred to the trust fund on the Closing Date;

         o        either:

                  (1)      the  characteristics  of the additional  mortgage loans transferred to the related trust fund after the Closing
                           Date must be monitored by an insurer or other credit support provider which is independent of the depositor; or

                  (2)      an  independent  accountant  retained by the depositor  must provide the  depositor  with a letter (with copies provided to the  Exemption  Rating Agency  rating the  securities,  the  Underwriter  and the trustee)  stating whether or not the  characteristics  of the  additional  mortgage  loans  transferred to the related trust fund after the Closing Date conform to the  characteristics  described in the  prospectus or  prospectus  supplement and/or agreement.  In preparing the letter, the independent  accountant must use the same type of procedures as were applicable to the mortgage loans which were transferred to the trust fund as of the Closing Date;

         o        the  Pre-Funding  Period  must end no later  than  three  months or 90 days  after the  Closing  Date or earlier in some circumstances  if the  pre-funding  accounts  falls below the minimum  level  specified in the  Agreement or an event of default occurs;

         o        amounts  transferred  to any  pre-funding  accounts  and/or  capitalized  interest  account used in connection  with the pre-funding  may be invested  only in  investments  which are  permitted by the  Exemption  Rating  Agencies  rating the securities and must:

                  (1)      be direct  obligations of, or obligations  fully  guaranteed as to timely payment of principal and interest by, the United States or any agency or  instrumentality  thereof  (provided that the  obligations are backed by the full faith and credit of the United States); or

                  (2)      have been rated (or the obligor has been rated) in one of the three highest  generic  rating  categories by one of the Exemption Rating Agencies ("ERISA Permitted Investments");

         o        the prospectus or prospectus supplement must describe the duration of the Pre-Funding Period;

         o        the trustee (or any agent with which the trustee  contracts to provide trust  services) must be a substantial  financial institution  or trust  company  experienced  in trust  activities  and familiar  with its duties,  responsibilities  and liabilities with ERISA.  The trustee,  as legal owner of the trust fund, must enforce all the rights created in favor of securityholders of the trust fund, including employee benefit plans subject to ERISA.

Insurance company general accounts

         o        In the event that  securities  which are  certificates,  but not notes,  do not meet the  requirements  of the Exemption solely because they are  subordinate  certificates  or fail to meet a minimum rating  requirements  under the Exemption, certain  Plans may be  eligible  to purchase  certificates  pursuant  to Sections I and III of PTCE 95-60 which  permits insurance  company  general  accounts as defined in PTCE 95-60 to purchase such  certificates if they otherwise meet all of the other requirements of the Exemption.

         o         Insurance  companies  contemplating  the  investment of general  account  assets in the  securities  are  encouraged to consult with their legal advisors with respect to the  applicability  of Section  401(c) of ERISA.  The DOL issued final regulations under Section 401(c) which became effective on July 5, 2001.

Revolving pool features

         The Exemption  only covers  certificates  backed by a "fixed" pool of loans which requires that all the loans must be transferred to the trust fund or  identified  at closing (or  transferred  within the  Pre-Funding  Period,  if  pre-funding  meeting  the  conditions described above is used).  Accordingly,  certificates  issued by trust funds which feature  revolving pools of assets will not be eligible for a purchase by Plans.  However,  securities  which are notes backed by revolving  pools of assets may be eligible for purchase by Plans pursuant to certain other prohibited transaction exemptions.  See discussion below in "ERISA Considerations Relating to Notes."

ERISA Considerations Relating to Notes

         Under the DOL  Regulations,  the assets of the trust fund would be treated as "plan  assets" of a Plan for the  purposes of ERISA and the Code  only if the  Plan  acquires  an  "equity  interest"  in the  trust  fund and  none of the  exceptions  contained  in the DOL
Regulations  is applicable.  An equity  interest is defined under the DOL  Regulations  as an interest  other than an instrument  which is treated as indebtedness  under applicable local law and which has no substantial  equity features.  Assuming that the notes are treated as indebtedness  without  substantial  equity features for purposes of the DOL Regulations,  then such notes will be eligible for purchase by
Plans. However,  without regard to whether the notes are treated as an "equity interest" for such purposes,  the acquisition or holding of notes by or on behalf of a Plan could be considered to give rise to a prohibited  transaction  if the trust fund or any of its  affiliates is or becomes a party in interest  or  disqualified  person with  respect to such Plan,  or in the event that a note is  purchased  in the secondary  market and such purchase  constitutes  a sale or exchange  between a Plan and a party in interest or  disqualified  person with respect to such Plan.  There can be no assurance  that the trust fund or any of its  affiliates  will not be or become a party in interest or a disqualified person with respect to a Plan that acquires notes.

         The Exemption  permits trust funds which are grantor  trusts,  owner-trusts  or REMICs to issue notes,  as well as  certificates, provided a legal opinion is received to the effect that the  noteholders  have a perfected  security  interest in the trust fund's assets.
The exemptive  relief  provided  under the Exemption for any prohibited  transactions  which could be caused as a result of the operation, management  or  servicing  of the trust fund and its assets  would not be  necessary  with  respect  to notes with no  substantial  equity features which are issued as obligations of the trust fund.  Nevertheless,  because other prohibited  transactions might be involved,  the
Exemption would provide  prohibited  transaction  exemptive  relief,  provided that the same  conditions of the Exemption  described above relating to  certificates  are met with respect to the notes.  The same  limitations of such exemptive  relief relating to acquisitions of certificates by fiduciaries with respect to Excluded Plans would also be applicable to the notes as described in this prospectus.

         In the event that the Exemption is not  applicable to the notes,  one or more other  prohibited  transactions  exemptions  may be available to Plans  purchasing or transferring  the notes depending in part upon the type of Plan fiduciary making the decision to acquire the notes and the circumstances under which such decision is made. These exemptions  include,  but are not limited to, PTCE Exemption 90-1
(regarding  investments by insurance company pooled separate accounts),  PTCE 91-38 (regarding  investments by bank collective investments funds), PTCE 84-14 (regarding  transactions  effected by "qualified  professional asset managers"),  PTCE 95-60 (regarding  investments by insurance  company general  accounts) and PTCE 96-23 (regarding  transactions  effected by "in-house asset managers")  (collectively,  the
"Investor-Based  Exemptions").  However,  even if the conditions  specified in these  Investor-Based  Exemptions are met, the scope of the relief provided under such Exemptions might or might not cover all acts which might be construed as prohibited transactions.

         In the event that the  Exemption  is not  applicable  to the  notes,  there can be no  assurance  that any class of notes will be treated as  indebtedness  without  substantial  equity  features  for  purposes of the DOL  Regulations.  There is  increased  uncertainty regarding  the  characterization  of debt  instruments  that do not carry an  investment  grade  rating.  Consequently,  in the event of a withdrawal  or  downgrade  to below  investment  grade of the rating of a class of notes,  the  subsequent  transfer  of such notes or any interest  therein to a Plan  trustee or other person  acting on behalf of a Plan,  or using Plan Assets to effect such  transfer,  will be restricted.  Unless  otherwise  stated in the related  prospectus  supplement,  by  acquiring  a note,  each  purchaser  will be deemed to represent that either (1) it is not acquiring the note with Plan Assets;  or (2) (A) either (i) none of the issuing entity,  the depositor any underwriter,  the trustee,  the master servicer,  any other servicer or any of their affiliates is a party in interest with respect to such purchaser that is a Plan or (ii) PTCE 90-1,  PTCE 91-38,  PTCE 84-14,  PTCE 95-60,  PTCE 96-23 or some other  prohibited  transaction exemption is applicable to the  acquisition  and holding of the note by such  purchaser  and (B) the notes are rated  investment  grade or better and such person believes that the notes are properly treated as indebtedness  without  substantial  equity features for purposes of the DOL Regulations,  and agrees to so treat the notes. Alternatively,  regardless of the rating of the notes, such person may provide the trustee  with an opinion of counsel,  which  opinion of counsel  will not be at the  expense of the issuing  entity,  the  depositor,  the trustee,  the master  servicer or any other  servicer,  which  opines  that the  purchase,  holding and  transfer of such note or interest therein is permissible under applicable law, will not constitute or result in a non-exempt  prohibited  transaction under ERISA or Section
4975 of the Code and will not subject the issuing  entity,  the depositor,  the trustee,  the master servicer or any other servicer to any obligation in addition to those undertaken in the indenture.

         EACH  PROSPECTUS  SUPPLEMENT  WILL  CONTAIN  INFORMATION  CONCERNING  CONSIDERATIONS  RELATING  TO ERISA  AND THE  CODE  THAT ARE
APPLICABLE TO THE RELATED  SECURITIES.  BEFORE PURCHASING  SECURITIES IN RELIANCE ON THE EXEMPTION,  THE INVESTOR-BASED  EXEMPTIONS OR ANY
OTHER EXEMPTION, A FIDUCIARY OF A PLAN SHOULD ITSELF CONFIRM THAT REQUIREMENTS SET FORTH IN SUCH EXEMPTION WOULD BE SATISFIED.

         ANY PLAN INVESTOR WHO PROPOSES TO USE "PLAN ASSETS" OF ANY PLAN TO PURCHASE  SECURITIES OF ANY SERIES OR CLASS ARE  ENCOURAGED TO
CONSULT WITH ITS COUNSEL WITH  RESPECT TO THE  POTENTIAL  CONSEQUENCES  UNDER ERISA AND SECTION  4975 OF THE CODE OF THE  ACQUISITION  AND
OWNERSHIP OF SUCH SECURITIES.

Exchangeable Securities

         With respect to those  classes of  exchangeable  securities  which were eligible for  exemptive  relief under the Exemption  when purchased,  the Exemption  would also cover the  acquisition  or  disposition  of such  exchangeable  securities  when the  securityholder exercises its exchange rights.  However,  with respect to classes of exchangeable  securities which were not eligible for exemptive relief under the Exemption when  purchased,  the exchange,  purchase or sale of such  securities  pursuant to the exercise of exchange  rights or call rights may give rise to  prohibited  transactions  if a Plan and a Party in Interest  with  respect to such Plan are  involved in the transaction.  However, one or more Investor-Based Exemptions discussed above may be applicable to these transactions.

Tax Exempt Investors

         A Plan that is exempt from federal income  taxation  pursuant to Section 501 of the Code  nonetheless  will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" within the meaning of Section 512 of the Code.

Consultation with Counsel

         There can be no assurance  that the  Exemption or any other DOL  exemption  will apply with respect to any  particular  Plan that acquires  the  securities  or, even if all the  conditions  specified  therein  were  satisfied,  that any such  exemption  would apply to transactions  involving  the trust fund.  In addition,  the  recently  enacted  Pension  Protection  Act of 2006  modified the ERISA rules relating to prohibited  transactions and Plan Assets.  Prospective  Plan investors should consult with their legal counsel  concerning the impact of ERISA and the Code and the  potential  consequences  to their  specific  circumstances  prior to  making  an  investment  in the securities.  Neither the depositor,  the trustees, the master servicer nor any of their respective affiliates will make any representation to the effect that the  securities  satisfy all legal  requirements  with  respect to the  investment  therein by Plans  generally  or any particular Plan or to the effect that the securities are an appropriate investment for Plans generally or any particular Plan.

         Before purchasing a security in reliance on the Exemption,  or an Investor-Based  Exemption,  or any other exemption, a fiduciary of a Plan or other  Plan  Asset  Investor  should  itself  confirm  that (a) all the  specific  and  general  conditions  set forth in the
Exemption,  an  Investor-Based  Exemption or other  exemption  would be satisfied  and (b) in the case of a security  purchased  under the
Exemption,  the security  constitutes a "security" for purposes of the Exemption.  In addition to making its own  determination  as to the availability

of the exemptive relief provided in the Exemption,  and  Investor-Based  Exemption or other exemption,  the Plan fiduciary should consider its general fiduciary obligations under ERISA in determining whether to purchase the securities on behalf of a Plan.

         A  governmental  plan as  defined  in Section  3(32) of ERISA is not  subject  to ERISA,  or Code  Section  4975.  However,  such governmental  plan may be subject to federal,  state and local law, which is, to a material extent,  similar to the provisions of ERISA or a Code Section 4975. A fiduciary of a governmental  plan should make its own  determination  as to the propriety of such investment  under applicable fiduciary or other investment standards, and the need for the availability of any exemptive relief under any similar law.

                                                         LEGAL INVESTMENT MATTERS

         Each class of  certificates  or notes offered by this  prospectus and by the related  prospectus  supplement will be rated at the date of issuance in one of the four highest  rating  categories by at least one Rating Agency.  If so specified in the related  prospectus supplement,  each such class that is rated in one of the two highest  rating  categories  by at least one Rating  Agency  will  constitute
"mortgage  related  securities"  for  purposes of SMMEA,  and, as such,  will be legal  investments  for  persons,  trusts,  corporations, partnerships,  associations,  business trusts and business  entities  (including  depository  institutions,  life insurance  companies and pension  funds)  created  pursuant to or existing  under the laws of the United States or of any State whose  authorized  investments  are subject to state  regulation  to the same extent that,  under  applicable  law,  obligations  issued by or  guaranteed as to principal and interest by the United States or any agency or instrumentality  thereof  constitute legal investments for the entities.  Under SMMEA, if a
State enacted  legislation on or prior to October 3, 1991 specifically  limiting the legal investment  authority of any such entities with respect to "mortgage  related  securities," such securities will constitute legal investments for entities subject to the legislation only to the extent provided therein.  Some States have enacted legislation which overrides the preemption  provisions of SMMEA. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual  commitment to purchase,  hold or invest in "mortgage  related  securities,"  or require the sale or other  disposition  of the  securities,  so long as the  contractual commitment was made or the securities acquired prior to the enactment of the legislation.

         SMMEA also amended the legal investment  authority of  federally-chartered  depository  institutions as follows:  federal savings and loan  associations  and federal  savings  banks may invest in, sell or  otherwise  deal with  "mortgage  related  securities"  without limitation as to the percentage of their assets  represented  thereby,  federal credit unions may invest in the  securities,  and national banks may purchase the securities for their own account without regard to the limitations  generally  applicable to investment  securities set forth in 12 U.S.C.  24  (Seventh),  subject in each case to such  regulations  as the  applicable  federal  regulatory  authority  may prescribe.

         The Federal Financial  Institutions  Examination  Council has issued a supervisory policy statement  applicable to all depository institutions,  setting forth  guidelines for and significant  restrictions on investments in "high-risk  mortgage  securities." The policy statement has been adopted by the Federal  Reserve  Board,  the Office of the  Comptroller  of the Currency,  the FDIC and the OTS with an effective date of February 10, 1992. The policy  statement  generally  indicates that a mortgage  derivative  product will be deemed to be high risk if it exhibits  greater price  volatility  than a standard fixed rate  thirty-year  mortgage  security.  According to the policy statement,  prior to purchase,  a depository  institution will be required to determine whether a mortgage  derivative  product that it is considering  acquiring is high-risk,  and if so that the proposed  acquisition would reduce the institution's  overall interest rate risk.
Reliance on analysis  and  documentation  obtained  from a securities  dealer or other  outside  party  without  internal  analysis by the institution  would be  unacceptable.  There can be no assurance  as to which  classes of offered  securities  will be treated as high-risk under the policy statement.

         The predecessor to the OTS issued a bulletin,  entitled,  "Mortgage  Derivative Products and Mortgage Swaps", which is applicable to thrift institutions  regulated by the OTS. The bulletin  established  guidelines for the investment by savings  institutions in certain
"high-risk"  mortgage  derivative  securities and  limitations on the use of the  securities by insolvent,  undercapitalized  or otherwise
"troubled"  institutions.  According to the bulletin,  such "high-risk" mortgage derivative securities include securities having specified characteristics,  which may include some classes of offered securities.  In addition,  the National Credit Union Administration has issued regulations  governing  federal credit union  investments  which prohibit  investment in specified types of securities,  which may include some classes of offered  securities.  Similar policy  statements have been issued by regulators  having  jurisdiction  over other types of depository institutions.

         Any class of securities  that is not rated in one of the two highest  rating  categories by at least one Rating  Agency,  and any other class of securities specified in the related prospectus  supplement,  will not constitute "mortgage related securities" for purposes of SMMEA.  Prospective  investors in these classes of securities,  in particular,  should consider the matters  discussed in the following paragraph.

         There may be other  restrictions  on the  ability of  investors  either to  purchase  some  classes of offered  securities  or to purchase any class of offered securities  representing more than a specified  percentage of the investors' assets. The depositor will make no representations as to the proper  characterization of any class of offered securities for legal investment or other purposes,  or as to the ability of particular investors to purchase any class of certificates or notes under applicable legal investment  restrictions.  These uncertainties  may adversely  affect the liquidity of any class of certificates  or notes.  Accordingly,  all investors  whose  investment activities are subject to legal  investment laws and  regulations,  regulatory  capital  requirements or review by regulatory  authorities should  consult  with their own legal  advisors in  determining  whether and to what extent the offered  securities  of any class  thereof constitute  legal  investments or are subject to investment,  capital or other  restrictions,  and, if applicable,  whether SMMEA has been overridden in any jurisdiction relevant to the investor.

                                                             USE OF PROCEEDS

         Substantially  all of the net proceeds to be received from the sale of  certificates or notes will be applied by the depositor to finance the purchase of, or to repay short-term  loans incurred to finance the purchase of, the mortgage loans and/or mortgage  securities in the  respective  mortgage  pools and to pay other  expenses.  The depositor  expects that it will make  additional  sales of securities similar to the offered  securities from time to time, but the timing and amount of any such additional  offerings will be dependent upon a number of factors,  including the volume of mortgage loans purchased by the depositor,  prevailing  interest rates,  availability of funds and general market conditions.

                                                         METHODS OF DISTRIBUTION

         The depositor will offer the securities in series.  The  distribution  of the securities may be effected from time to time in one or more transactions,  including  negotiated  transactions,  at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment  therefor.  If so specified in the related prospectus  supplement,  Bear, Stearns & Co. Inc., an affiliate of the depositor,  acting as underwriter with other  underwriters,  if any, named in such prospectus  supplement will distribute the securities in a firm commitment  underwriting,  subject to the terms and conditions of the underwriting  agreement. In such event, the related  prospectus  supplement  may also specify that the  underwriters  will not be  obligated  to pay for any  securities  agreed to be purchased by purchasers  pursuant to purchase  agreements  acceptable to the  depositor.  In connection  with the sale of the  securities, underwriters  may receive  compensation  from the depositor or from purchasers of the securities in the form of discounts,  concessions or commissions.  The related prospectus supplement will describe any such compensation that is paid by the depositor.

         As to any offering of securities,  in addition to the method of distribution  as described in the prospectus  supplement and this base  prospectus,  the  distribution  of any  class  of the  offered  securities  may be  effected  through  one or more  resecuritization transactions, in accordance with Rule 190(b).

         Alternatively,  the related  prospectus  supplement may specify that Bear, Stearns & Co. Inc. acting as agent or in some cases as principal with respect to securities that it has previously  purchased or agreed to purchase,  will  distribute the  securities.  If Bear,
Stearns & Co. Inc. acts as agent in the sale of securities,  Bear,  Stearns & Co. Inc. will receive a selling  commission  with respect to each  series of  securities,  depending  on market  conditions,  expressed  as a  percentage  of the  aggregate  principal  balance of the securities  sold  hereunder as of the closing date. The exact  percentage  for each series of securities  will be disclosed in the related prospectus  supplement.  To the extent that Bear, Stearns & Co. Inc. elects to purchase securities as principal,  Bear, Stearns & Co. Inc.
may  realize  losses or profits  based upon the  difference  between  its  purchase  price and the sales  price.  The  related  prospectus supplement  with respect to any series  offered  other than through  underwriters  will contain  information  regarding the nature of such offering and any agreements to be entered into between the depositor and purchasers of securities of such series.

         The  depositor  will  indemnify  Bear,  Stearns & Co. Inc. and any  underwriters  against  certain civil  liabilities,  including liabilities  under the  Securities  Act of 1933,  or will  contribute to payments  Bear,  Stearns & Co. Inc. and any  underwriters  may be required to make in respect thereof.

         In the ordinary  course of business,  the depositor and Bear,  Stearns & Co. Inc. may engage in various  securities and financing transactions,  including  repurchase  agreements to provide interim  financing of the depositor's  mortgage loans pending the sale of such mortgage loans or interests in such mortgage loans, including the securities.

         Bear,  Stearns & Co. Inc. may use this  prospectus  and the related  prospectus  supplement in  connection  with offers and sales related to  market-making  transactions in the securities.  Bear,  Stearns & Co. Inc. may act as principal or agent in such  transactions.
Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

         The  depositor   anticipates  that  the  securities  will  be  sold  primarily  to   institutional   investors  or  sophisticated
non-institutional  investors.  Purchasers  of  securities,  including  dealers,  may,  depending  on the facts and  circumstances  of such purchases,  be deemed to be "underwriters"  within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of securities. Securityholders should consult with their legal advisors in this regard before any such reoffer or sale.

                                                              LEGAL MATTERS

         Legal matters in connection  with the  securities of each series,  including  both federal income tax matters and the legality of the  securities  being  offered,  will be passed  upon for the  depositor  by Thacher  Proffitt & Wood llp,  New York,  New York,  Orrick,
Herrington & Sutcliffe LLP, New York, New York, or Greenberg Traurig LLP, New York, New York.

                                                          FINANCIAL INFORMATION

         With respect to each series,  a new trust fund will be formed,  and no trust fund will engage in any business  activities or have any assets or obligations  prior to the issuance of the related  series.  Accordingly,  no financial  statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                                                                 RATINGS

         It is a condition to the issuance of any class of offered  securities  that they shall have been rated not lower than  investment grade, that is, in one of the four highest rating categories, by at least one Rating Agency.

         Ratings on  mortgage  pass-through  certificates  and  mortgage-backed  notes  address the  likelihood  of receipt by the holders thereof of all  collections on the underlying  mortgage  assets to which the holders are entitled.  These ratings  address the structural, legal and issuer-related  aspects associated with the certificates and notes, the nature of the underlying  mortgage assets and the credit quality  of the  guarantor,  if any.  Ratings on  mortgage  pass-through  certificates  and  mortgage-backed  notes do not  represent  any assessment  of the  likelihood of principal  prepayments  by borrowers or of the degree by which the  prepayments  might differ from those originally anticipated.  As a result,  securityholders might suffer a lower than anticipated yield, and, in addition,  holders of stripped interest securities in extreme cases might fail to recoup their initial investments.

         A security  rating is not a  recommendation  to buy, sell or hold  securities and may be subject to revision or withdrawal at any time by the assigning rating organization.

                                                          AVAILABLE INFORMATION

         The depositor is subject to the  informational  requirements  of the Exchange Act and in accordance  therewith  files reports and other  information  with the Commission.  Reports and other  information  filed by the depositor can be inspected and copied at the Public
Reference  Room  maintained by the  Commission at 100 F Street NE,  Washington,  DC 20549,  and its Regional  Offices  located as follows:
Chicago Regional Office, 500 West Madison,  14th Floor,  Chicago,  Illinois 60661; New York Regional Office,  233 Broadway,  New York, New
York  10279.  Copies of the  material  can also be  obtained  from the  Public  Reference  Section  of the  Commission,  100 F Street  NE,
Washington,  DC 20549, at prescribed rates and electronically through the Commission's  Electronic Data Gathering,  Analysis and Retrieval
system at the Commission's Website  (http://www.sec.gov).  Information about the operation of the Public Reference Room may be obtained by calling the Securities and Exchange  Commission at (800)  SEC-0330.  Exchange Act reports as to any series filed with the Commission  will be filed under the issuing entity's name. The depositor does not intend to send any financial reports to security holders.

         The issuing entity's annual reports on Form 10-K (including  reports of assessment of compliance with the AB Servicing  Criteria, attestation  reports,  and statements of compliance,  discussed in "Servicing of Mortgage  Loans—Evidence as to Compliance" in the related prospectus  supplement and "Description of the Securities — Reports to  Securityholders"  in this  prospectus,  required to be filed under
Regulation AB), periodic  distribution  reports on Form 10-D,  current reports on Form 8-K and amendments to those reports,  together with such other reports to security  holders or information  about the  securities as shall have been filed with the Commission  will be posted on the trustee's or the securities  administrator's internet web site, as applicable,  as soon as reasonably practicable after it has been electronically  filed with,  or  furnished  to, the  Commission.  The address of the  website  will be provided in the related  Prospectus
Supplement.

         This prospectus does not contain all of the information set forth in the  registration  statement (of which this prospectus forms a part) and exhibits  thereto which the depositor has filed with the Commission  under the Securities Act and to which reference is hereby made.

                                                        REPORTS TO SECURITYHOLDERS

         The master servicer or another  designated person will be required to provide periodic  unaudited  reports  concerning each trust fund to all  registered  holders of offered  securities  of the related  series with respect to each trust fund as are required  under the
Exchange Act and the Commission's related rules and regulations, and under the terms of the applicable agreements.

         As to each  issuing  entity,  so long as it is required to file  reports  under the  Exchange  Act,  those  reports  will be made available as described above under "Available Information".

         As to each issuing entity that is no longer required to file reports under the Exchange Act, periodic  distribution  reports will be posted on the website of the sponsor,  depositor,  master servicer or securities administrator,  as applicable,  referenced above under
"Available  Information" as soon as practicable.  Annual reports of assessment of compliance with the AB Servicing  Criteria,  attestation reports,  and statements of compliance will be provided to registered  holders of the related  securities upon request free of charge. See
"Servicing of Mortgage  Loans—Evidence  as to  Compliance"  in the related  prospectus  supplement  and  "Description  of the Securities —
Reports to Securityholders" in this prospectus.

                                                INCORPORATION OF INFORMATION BY REFERENCE

         There are incorporated into this prospectus and in the related  prospectus  supplement by reference all documents,  including but not limited to the  financial  statements  and reports  filed or caused to be filed or  incorporated  by reference by the  depositor  with respect to a trust fund pursuant to the  requirements  of Sections  13(a) or 15(d) of the Exchange Act,  prior to the  termination  of the offering of the offered  securities of the related series; provided, however, this prospectus and any related prospectus supplement do not incorporate by reference any of the issuing entity's annual reports filed on Form 10-K with respect to a trust fund.

         The  depositor  will  provide or cause to be provided  without  charge to each person to whom this  prospectus  is  delivered  in connection with the offering of one or more classes of offered  securities,  upon written or oral request of the person,  a copy of any or all the reports  incorporated  in this  prospectus  by  reference,  in each case to the extent the  reports  relate to one or more of such classes of the offered  securities,  other than the  exhibits to the  documents,  unless the  exhibits are  specifically  incorporated  by reference in the documents.  Requests should be directed in writing to Structured Asset Mortgage  Investments II Inc., 383 Madison Avenue,
New York,  New York 10179,  Attention:  Secretary,  or by telephone at (212)  272-2000.  The depositor has  determined  that its financial statements will not be material to the offering of any offered securities.

                                                                 GLOSSARY

         Accrual  Security — A security with respect to which some or all of its accrued  interest will not be distributed as interest but rather  an amount  equal to that  interest  will be added to the  principal  balance  thereof  on each  distribution  date for the  period described in the related prospectus supplement.

         Affiliated Seller — Banks,  savings and loan  associations,  mortgage bankers,  mortgage brokers,  investment  banking firms, and other mortgage loan originators or sellers affiliated with the depositor, which may include EMC.

         Agreement — An owner trust agreement, servicing agreement, indenture or pooling and servicing agreement.

         ARM Loan — A mortgage loan with an adjustable interest rate.

         Assumption Fee — The fee paid to the mortgagee upon the assumption of the primary liability for payment of the mortgage.

         Bankruptcy Amount — The amount of Bankruptcy Losses that may be allocated to the credit enhancement of the related series.

         Bankruptcy Code — Title 11 of the United States Code, as amended from time to time.

         Bankruptcy Loss — A Realized Loss  attributable to certain actions which may be taken by a bankruptcy  court in connection with a mortgage  loan,  including a reduction by a bankruptcy  court of the  principal  balance of or the mortgage  rate on a mortgage loan or an extension of its maturity.

         Beneficial Owner — A person acquiring an interest in any DTC Registered Security.

         Benefit  Plan  Investors  — Plans  subject  to Part 4 of Title I of  ERISA in  Section  4975 of the  Code  and any  entity  whose underlying assets include Plan Assets by reason of such Plan's investment in the entity.

         Buydown Account — With respect to a buydown mortgage loan, the custodial account where the Buydown Funds are placed.

         Buydown Funds — With respect a buydown mortgage loan, the amount  contributed by the seller of the mortgaged  property or another source and placed in the Buydown Account.

         Buydown Period — The period during which funds on a buydown mortgage loan are made up for from the Buydown Account.

         Call Class — A class of  securities  which  entitles  the holder  thereof  to direct  the  trustee to redeem a Callable  class of securities.

         Callable  Class — A class of securities of a series which is redeemable,  directly or indirectly,  at the direction of the holder of the related Call Class, as provided in the related  prospectus  supplement.  A Callable Class may have a "lock-out period" during which such  securities  cannot be called and generally will be called only if the market value of the assets in the trust fund for such Callable
Class exceeds the outstanding principal balance of such assets.

         CERCLA — The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

         Class  Factor — For any  exchangeable  security  and any  month,  will be a  truncated  seven  digit  decimal  which,  which when multiplied by the original principal amount of that class, will equal its remaining  principal amount,  after giving effect to any payment of (or addition to) principal to be made on the distribution date in the following month.

         Clearstream — Clearstream Banking, société anonyme, formerly known as Cedelbank SA.

         Closing Date — With respect to any series of securities, the date on which the securities are issued.

         Code — The Internal Revenue Code of 1986.

         Commission — The Securities and Exchange Commission.

         Committee Report — The Conference Committee Report accompanying the Tax Reform Act of 1986.

         Conservation Act — The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996.

         Contract — Manufactured housing conditional sales contracts and installment loan agreements each secured by a Manufactured Home.

         Contributions  Tax — With respect to specific  contributions  to a REMIC made after the Closing Date, a tax on the REMIC equal to
100% of the value of the contributed property.

         Cooperative — With respect to a cooperative mortgage loan, the corporation that owns the related apartment building.

         Crime Control Act — The Comprehensive Crime Control Act of 1984.

         Defaulted  Mortgage Loss — A Realized Loss other than a Special Hazard Loss,  Extraordinary  Loss or other losses  resulting from damage to a mortgaged property, Bankruptcy Loss or Fraud Loss.

         Deferred  Interest — If an adjustment  to the mortgage  rate on a mortgage loan has caused the amount of accrued  interest on the mortgage  loan in any month to exceed the  scheduled  monthly  payment on the mortgage  loan,  the  resulting  amount of interest that has accrued but is not then payable;

         Deleted Mortgage Loan — A mortgage loan which has been removed from the related trust fund.

         Designated  Seller  Transaction  — A series of  securities  where the related  mortgage  loans are  provided  either  directly or indirectly to the depositor by one or more Sellers identified in the related prospectus supplement.

         Determination  Date — The close of  business  on the date on which the amount of each  distribution  to  securityholders  will be determined, which shall be stated in each prospectus supplement.

         Distribution  Account — One or more  separate  accounts  for the  collection  of payments on the related  mortgage  loans  and/or mortgage securities constituting the related trust fund, which may be a Master Servicer Collection Account.

         DIDMC — The Depository Institutions Deregulation and Monetary Control Act of 1980.

         DOL — The U.S. Department of Labor.

         DOL Regulations — Regulations by the DOL promulgated at 29 C.F.R. § 2510.3-101.

         DTC — The Depository Trust Company.

         DTC Registered Security — Any security initially issued through the book-entry facilities of the DTC.

         Eligible  Account  — An  account  maintained  with a  federal  or  state  chartered  depository  institution  (i) the  short-term obligations of which are rated by each of the Rating  Agencies in its highest rating at the time of any deposit  therein,  or (ii) insured by the FDIC (to the limits  established  by the FDIC),  the  uninsured  deposits in which  account are  otherwise  secured  such that,  as evidenced by an opinion of counsel  (obtained  by and at the expense of the person  requesting  that the account be held  pursuant to this clause (ii)) delivered to the trustee prior to the  establishment of the account,  the  securityholders  will have a claim with respect to the funds in the account and a perfected  first priority  security  interest  against any collateral  (which shall be limited to Permitted
Instruments)  securing the funds that is superior to claims of any other  depositors or general  creditors of the  depository  institution with which the  account is  maintained  or (iii) a trust  account or  accounts  maintained  with a federal or state  chartered  depository institution  or trust  company  with  trust  powers  acting in its  fiduciary  capacity  or (iv) an account or  accounts  of a  depository institution  acceptable  to the Rating  Agencies  (as  evidenced  in writing by the Rating  Agencies  that use of any such  account as the
Distribution  Account will not have an adverse effect on the then-current  ratings assigned to the classes of the securities then rated by the Rating Agencies). Eligible Accounts may or may not bear interest.

         Equity  Certificates — With respect to any series of notes, the certificate or certificates  representing a beneficial  ownership interest in the related issuing entity.

         ERISA — The Employee Retirement Income Security Act of 1974, as amended.

         ERISA Plans — Employee pension and welfare benefit plans subject to ERISA.

         ES Class — A class of exchangeable securities, as described under "Description of the Certificates — Exchangeable Securities."

         Exemption — An  individual  prohibited  transactions  exemption  issued by the DOL to an  underwriter,  as amended by  Prohibited
Transaction  Exemption  ("PTE") 97-34, 62 Fed. Reg. 39021 (July 21, 1997),  PTE 2000-58,  65 Fed. Reg. 67765 (November 13, 2000),  and PTE
2002-41, 67 Fed. Reg. 54487 (August 22, 2002).

         Exemption Rating Agency — Standard & Poor's, a division of The McGraw-Hill  Companies,  Inc., Moody's Investors Service, Inc., or
Fitch, Inc.

         Exchange Act — The Securities Exchange Act of 1934, as amended.

         Extraordinary Loss — Any Realized Loss occasioned by war, civil  insurrection,  certain  governmental  actions,  nuclear reaction and certain other risks.

         Fraud Loss — A Realized  Loss  incurred  on a  defaulted  mortgage  loan as to which  there was fraud in the  origination  of the mortgage loan.

         Fraud Loss Amount — The amount of Fraud Losses that may be allocated to the credit enhancement of the related series.

         FTC Rule — The so-called "Holder-in-Due-Course" Rule of the Federal Trade Commission.

         Garn-St Germain Act — The Garn-St Germain Depository Institutions Act of 1982.

         Ginnie Mae — The Government National Mortgage Association.

         Global Securities — The certificated  securities  registered in the name of DTC, its nominee or another  depository  representing interests in the class or classes specified in the related prospectus supplement which are held in book-entry form.

         Grantor Trust Certificate — A certificate representing an interest in a Grantor Trust Fund.

         Grantor Trust  Fractional  Interest  Certificate — A Grantor Trust  Certificate  representing  an undivided  equitable  ownership interest in the principal of the mortgage loans  constituting the related Grantor Trust Fund,  together with interest on the Grantor Trust
Certificates at a pass-through rate.

         Grantor Trust Strip  Certificate — A certificate  representing  ownership of all or a portion of the difference  between interest paid on the mortgage loans  constituting the related Grantor Trust Fund (net of normal  administration  fees and any retained  interest of the  depositor)  and interest paid to the holders of Grantor Trust  Fractional  Interest  Certificates  issued with respect to the Grantor
Trust Fund. A Grantor Trust Strip  Certificate  may also  evidence a nominal  ownership  interest in the  principal of the mortgage  loans constituting the related Grantor Trust Fund.

         Grantor  Trust Fund — A trust fund as to which no REMIC  election  will be made and which  qualifies as a "grantor  trust" within the meaning of Subpart E, part I of subchapter J of the Code.

         High Cost Loans — Mortgage loans subject to the Homeownership  Act, which amended TILA to provide new requirements  applicable to loans that exceed certain interest rate and/or points and fees thresholds.

         High LTV Loans — Mortgage  loans with  Loan-to-Value  Ratios in excess of 80% and as high as 150% and which are not be insured by a Primary Insurance Policy.

         Homeownership Act —The Home Ownership and Equity Protection Act of 1994.

         Housing Act — The National Housing Act of 1934, as amended.

         Index — With  respect to an ARM Loan,  the related  index will be specified in the related  prospectus  supplement,  will be of a type that are  customarily  used in the debt and fixed income  markets to measure the cost of borrowed  funds,  and may include one of the following indexes:  (1) the weekly average yield on U.S. Treasury  securities  adjusted to a constant maturity of either six months or one year, (2) the weekly  auction  average  investment  yield of U.S.  Treasury  bills of six months,  (3) the daily Bank Prime Loan rate made available by the Federal  Reserve  Board,  (4) the cost of funds of member  institutions  for the Federal Home Loan Bank of San Francisco,
(5) the interbank  offered rates for U.S.  dollar  deposits in the London  market,  each  calculated as of a date prior to each  scheduled interest  rate  adjustment  date which will be  specified in the related  prospectus  supplement  or (6) any other index  described in the related prospectus supplement.

         Insurance  Proceeds — Proceeds received under any hazard,  title,  primary mortgage,  FHA or other insurance policy that provides coverage with respect to a particular  mortgaged  property or the related mortgage loan (other than proceeds applied to the restoration of the property or released to the related  borrower in accordance  with the  customary  servicing  practices of the master  servicer (or, if applicable, a special servicer) and/or the terms and conditions of the related mortgage.

         Intermediary  — An  institution  that is not a participant  in the DTC but clears  through or maintains a custodial  relationship with a participant.

         IRS — The Internal Revenue Service.

         Issue Premium — The excess of the issue price of a REMIC Regular Certificate over its stated redemption price.

         Issuing Entity — With respect to a series of notes,  the Delaware  statutory trust or other trust,  created pursuant to the owner trust agreement, that issues the notes.

         Liquidation  Proceeds — (1) All amounts,  other than Insurance  Proceeds received and retained in connection with the liquidation of defaulted mortgage loans or property acquired in respect thereof,  by foreclosure or otherwise,  together with the net operating income
(less reasonable  reserves for future expenses) derived from the operation of any mortgaged  properties acquired by the trust fund through foreclosure  or otherwise and (2) all proceeds of any mortgage loan or mortgage  security  purchased  (or, in the case of a  substitution, amounts  representing a principal  adjustment) by the master servicer,  the depositor,  a Seller or any other person pursuant to the terms of the related  pooling and  servicing  agreement  or  servicing  agreement  as described  under "The  Mortgage  Pools—Representations  by
Sellers,"  "Servicing of Mortgage  Loans—Realization  Upon and Sale of Defaulted Mortgage Loans," "—Assignment of Trust Fund Assets" above and "The Agreements—Termination."

         Loan-to-Value  Ratio — With respect to any mortgage loan at any given time is the ratio  (expressed as a percentage)  of the then outstanding  principal  balance of the mortgage  loan plus the principal  balance of any senior  mortgage loan to the Value of the related mortgaged property.

         Manufactured  Home —  Manufactured  homes  within  the  meaning  of 42 United  States  Code,  Section  5402(6),  which  defines a
"manufactured  home" as "a structure,  transportable  in one or more sections,  which in the traveling mode, is eight body feet or more in width or forty body feet or more in length,  or, when erected on site, is three hundred  twenty or more square feet, and which is built on a permanent  chassis  and  designed  to be used as a dwelling  with or without a  permanent  foundation  when  connected  to the  required utilities,  and includes the plumbing,  heating,  air conditioning,  and electrical systems contained therein;  except that the term shall include any structure  which meets all the  requirements  of this  paragraph  except the size  requirements  and with respect to which the manufacturer  voluntarily  files a  certification  required  by the  Secretary  of Housing and Urban  Development  and  complies  with the standards established under this chapter."

         Master Servicer  Collection  Account — One or more separate  accounts  established by a master  servicer,  into which each of the related servicers are required to remit collections of payments on the related mortgage loans included in the related trust fund.

         Net Mortgage  Rate — With respect to a mortgage  loan,  the mortgage  rate net of the per annum rate or rates  applicable  to the calculation of servicing and administrative fees and any retained interest of the depositor.

         Nonrecoverable  Advance — An advance which, in the good faith judgment of the master servicer or a servicer, as applicable,  will not be recoverable from recoveries on the related mortgage loan or another specifically identified source.

         Note Margin — With respect to an ARM Loan, the fixed  percentage set forth in the related  mortgage note, which when added to the related Index, provides the mortgage rate for the ARM Loan.

         OID Regulations — The rules governing  original issue discount that are set forth in Sections  1271-1273 and 1275 of the Code and in the related Treasury regulations.

         OTS — The Office of Thrift Supervision.

         Parity Act — The Alternative Mortgage Transaction Parity Act of 1982.

         Parties in  Interest — With  respect to a Plan,  persons  who have  specified  relationships  to the Plans,  either  "Parties  in
Interest" within the meaning of ERISA or "Disqualified Persons" within the meaning of Section 4975 of the Code.

         Percentage  Interest — With  respect to a security of a  particular  class,  the  percentage  obtained  by  dividing  the initial principal  balance or notional  amount of the security by the aggregate  initial  amount or notional  balance of all the securities of the class.

         Permitted  Investments — United States  government  securities and other  investment grade  obligations  specified in the related pooling and servicing agreement or the related servicing agreement and indenture.
         Piggyback  Loan — A second lien  mortgage  loan  originated  by the same  originator to the same borrower at the same time as the first lien mortgage loan, each secured by the same mortgaged property.

         Plan Assets — "Plan assets" of a Plan, within the meaning of the DOL Regulations.

         Plans — ERISA Plans and Tax Favored Plans.

         Prepayment  Assumption — With respect to a REMIC Regular  Certificate or a Grantor Trust Certificate,  the prepayment  assumption used in pricing the initial offering of that security.

         Prepayment  Interest  Shortfall — With respect to any mortgage loan with a prepayment  in part or in full the excess,  if any, of interest  accrued and  otherwise  payable on the related  mortgage  loan over the interest  charged to the borrower  (net of servicing and administrative fees and any retained interest of the depositor).

         Primary  Insurance  Covered  Loss — With  respect to a mortgage  loan covered by a Primary  Insurance  Policy,  the amount of the related loss covered pursuant to the terms of the Primary  Insurance  Policy,  which will generally consist of the unpaid principal amount of the mortgage  loan and accrued and unpaid  interest on the mortgage  loan and  reimbursement  of specific  expenses,  less (1) rents or other  payments  collected  or received by the insured  (other than the  proceeds of hazard  insurance)  that are derived from the related mortgaged  property,  (2) hazard insurance  proceeds in excess of the amount required to restore the related mortgaged  property and which have not been applied to the payment of the  mortgage  loan,  (3) amounts  expended  but not  approved by the primary  insurer,  (4) claim payments previously made on the mortgage loan and (5) unpaid premiums and other specific amounts.

         Primary Insurance Policy — A primary mortgage guaranty insurance policy.

         Primary Insurer — An issuer of a Primary Insurance Policy.

         Protected Account — One or more separate accounts  established by each servicer  servicing the mortgage loans, for the collection of payments on the related mortgage loans included in the related trust fund.

         PTCE — Prohibited Transaction Class Exemption.

         Qualified  Substitute  Mortgage  Loan — A mortgage  loan  substituted  for a Deleted  Mortgage  Loan,  meeting  the  requirements described under "The Mortgage Pools— Representations by Sellers" in this prospectus.

         Rating  Agency — A  "nationally  recognized  statistical  rating  organization"  within the  meaning of Section  3(a)(41)  of the
Exchange Act.

         Realized  Loss — Any loss on a mortgage  loan  attributable  to the  mortgagor's  failure to make any  payment  of  principal  or interest as required under the mortgage note.

         Record  Date — The  close of  business  on the last  business  day of the  month  preceding  the  month in which  the  applicable distribution date occurs.

         Relief Act — The Servicemembers Civil Relief Act..

         REMIC — A real estate mortgage investment conduit as defined in Sections 860A through 860G of the Code.

         REMIC Administrator — The trustee, the master servicer or another specified party who administers the related REMIC.

         REMIC Certificates — Certificates evidencing interests in a trust fund as to which a REMIC election has been made.

         REMIC Provisions — Sections 860A through 860G of the Code.

         REMIC Regular Certificate — A REMIC Certificate designated as a "regular interest" in the related REMIC.

         REMIC Regular Certificateholder — A holder of a REMIC Regular Certificate.

         REMIC Residual Certificate — A REMIC Certificate designated as a "residual interest" in the related REMIC.

         REMIC Residual Certificateholder — A holder of a REMIC Residual Certificate.

         REMIC Regulations — The REMIC Provisions and the related Treasury regulations.

         REO Mortgage  Loan — A mortgage  loan where title to the related  mortgaged  property has been  obtained by the trustee or to its nominee on behalf of securityholders of the related series.

         RICO — The Racketeer Influenced and Corrupt Organizations statute.

         Securities Act — The Securities Act of 1933, as amended.

         Seller — The seller of the  mortgage  loans or mortgage  securities  included  in a trust fund to the  depositor  with  respect a series of securities, who shall be an Affiliated Seller or an Unaffiliated Seller.

         Single Family  Property — An attached or detached  one-family  dwelling unit,  two-to  four-family  dwelling  unit,  condominium, townhouse, row house, individual unit in a planned-unit development and other individual dwelling units.

         SMMEA — The Secondary Mortgage Market Enhancement Act of 1984.

         Special  Hazard  Amount — The amount of Special  Hazard  Losses that may be  allocated to the credit  enhancement  of the related series.

         Special Hazard Loss — (1) losses due to direct physical  damage to a mortgaged  property other than any loss of a type covered by a hazard  insurance  policy or a flood  insurance  policy,  if  applicable,  and (2) losses from  partial  damage  caused by reason of the application of the co-insurance clauses contained in hazard insurance policies.

         Strip  Security  — A security  which will be  entitled  to (1)  principal  distributions,  with  disproportionate,  nominal or no interest distributions or (2) interest distributions, with disproportionate, nominal or no principal distributions.

         Tax  Favored  Plans — Plans  that meet the  definition  of "plan" in  Section  4975(e)(1)  of the Code,  including  tax-qualified retirement  plans  described in Section 401(a) of the Code and individual  retirement  accounts and annuities  described in Section 408 of the Code.

         TILA — The Federal Truth-in-Lending Act.

         Title V — Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980.

         Title VIII — Title VIII of the Garn-St Germain Act.

         Unaffiliated Sellers — Banks, savings and loan associations,  mortgage bankers,  mortgage brokers,  investment banking firms, the
Resolution Trust Corporation, the FDIC and other mortgage loan originators or sellers not affiliated with the depositor.

         United States Person — A citizen or resident of the United States,  a corporation or partnership  (including an entity treated as a corporation  or  partnership  for federal  income tax purposes)  created or organized in, or under the laws of, the United States or any state thereof or the District of Columbia  (except,  in the case of a partnership,  to the extent  provided in  regulations),or  an estate whose income is subject to United States federal  income tax  regardless of its source,  or a trust if a court within the United States is able to exercise  primary  supervision  over the  administration  of the trust and one or more United States persons have the authority to control all substantial  decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury,  which have not yet been issued,  a trust which was in existence on August 20, 1996 (other than a trust  treated as owned by the grantor  under  subpart E of part I of  subchapter  J of chapter 1 of the Code),  and which was  treated as a United  States  person on August 20, 1996 may elect to continue to be treated as a United States person notwithstanding the previous sentence.

         Value — With respect to a mortgaged property securing a single family,  multifamily,  commercial or mixed-use loan, the lesser of
(x) the appraised  value  determined in an appraisal  obtained at origination  of the mortgage loan, if any, or, if the related  mortgaged property has been appraised  subsequent to origination,  the value determined in the subsequent  appraisal and (y) the sales price for the related mortgaged property (except in circumstances in which there has been a subsequent  appraisal).  However, in the case of refinanced, modified or converted single family,  multifamily,  commercial or mixed-use loans, the "Value" of the related  mortgaged  property will be equal to the lesser of (x) the appraised value of the related  mortgaged  property  determined at origination or in an appraisal,  if any, obtained at the time of  refinancing,  modification  or conversion  and (y) the sales price of the related  mortgaged  property or, if the mortgage loan is not a rate and term  refinance  mortgage loan and if the  mortgaged  property was owned for a relatively  short period of time prior to refinancing,  modification or conversion,  the sum of the sales price of the related mortgaged property plus the added value of any  improvements.  With respect to a new  Manufactured  Home, the "Value" is no greater than the sum of a fixed percentage of the list price of the unit actually billed by the  manufacturer to the dealer  (exclusive of freight to the dealer site),  including  "accessories"
identified in the invoice, plus the actual cost of any accessories  purchased from the dealer, a delivery and set-up allowance,  depending on the size of the unit,  and the cost of state and local taxes,  filing fees and up to three years  prepaid  hazard  insurance  premiums.
With respect to a used  Manufactured  Home, the "Value" is the least of the sale price, the appraised  value, and the National  Automobile
Dealer's  Association book value plus prepaid taxes and hazard  insurance  premiums.  The appraised value of a Manufactured  Home is based upon the age and  condition  of the  manufactured  housing  unit and the  quality  and  condition  of the mobile  home park in which it is situated, if applicable.  An appraisal for purposes of determining the Value of a mortgaged property may include an automated valuation.

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                                          $1,252,719,000 (Approximate)

                                  Structured Asset Mortgage Investments II Inc.
                                                    Depositor

                                            Bear Stearns ALT-A Trust
                                       Mortgage Pass-Through Certificates,
                                                  Series 2006-7

__________________________________________________________________________________________________________________

                                              Prospectus Supplement
__________________________________________________________________________________________________________________

                                            Bear, Stearns & Co. Inc.
                                                   Underwriter

You should rely only on the information  contained or incorporated by reference in this prospectus supplement and the accompanying prospectus.  We have not authorized anyone to provide you with different information.

We are not offering the offered certificates in any state where offer is not permitted.

Dealers will be required to deliver a prospectus  supplement and prospectus  when acting as  underwriters  of the
certificates   offered  by  this  prospectus   supplement  and  with  respect  to  their  unsold   allotments  or
subscriptions.  In addition,  all dealers selling the offered certificates,  whether or not participating in this offering,  may be required to deliver a prospectus  supplement  and prospectus for 90 days after the date of this prospectus  supplement,  such delivery obligation generally may be satisfied through the filing of the prospectus supplement and prospectus with the Securities and Exchange Commission.

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